As filed with the Securities and Exchange Commission on March 11, 2026.

Registration No. 333-292712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 2 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boost Run Inc.

(Exact name of registrant as specified in its charter)

Delaware	7374	39-4824850
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrant, see “Table of Co-Registrant” on the following page.

5 Revere Drive, Suite 200

Northbrook, IL 60062

Telephone: (847) 489-3367

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Karos

5 Revere Drive, Suite 200

Northbrook, IL 60062

Telephone: (847) 489-3367

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Blankenship, Esq. Beniamin Smolij, Esq. Winston & Strawn LLP 800 Capitol St Suite 2400 Houston, TX 77002 (713) 651-2600	Douglas S. Ellenoff, Esq. Jessica Yuan, Esq. David H. Landau, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant and co-registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANT

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Boost Run Holdings, LLC(1)(2)	Delaware	7374	93-2933651

(1) The co-registrant has the following principal executive offices: 5 Revere Drive, Suite 200, Northbrook, IL 60062.

(2) The agent for service for the co-registrant is: Andrew Karos.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell or issue these securities offered by this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This preliminary proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS, SUBJECT TO COMPLETION,
DATED March 11, 2026

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
WILLOW LANE ACQUISITION CORP.
AND
PROSPECTUS FOR UP TO 80,774,396 SHARES OF CLASS A COMMON STOCK AND 11,470,722 WARRANTS OF BOOST RUN INC.

To the Shareholders of Willow Lane Acquisition Corp.:

You are cordially invited to attend the extraordinary general meeting (the “Meeting”) of the shareholders of Willow Lane Acquisition Corp., a Cayman Islands exempted company (“Willow Lane”), which will be held at 10:00 a.m., Eastern Time, on April 8, 2026. The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually over the Internet by means of a live audio webcast. You or your proxyholder will be able to attend and vote at the Meeting in person or by visiting https://www.cstproxy.com/willowspac/2026 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the Meeting, registered shareholders and beneficial owners (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus. This proxy statement/prospectus includes additional instructions on how to access the Meeting and how to listen, vote and submit questions from home or any remote location with Internet connectivity.

Willow Lane is a Cayman Islands exempted company incorporated as a blank check company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as an “acquisition target.”

On September 15, 2025, Willow Lane entered into a Business Combination Agreement, as amended on January 13, 2026 (the “Business Combination Agreement”), with Boost Run Holdings, LLC, a Delaware limited liability company (“Boost Run”), Boost Run Inc., a Delaware corporation (“Pubco”), Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and, together with SPAC Merger Sub, the “Merger Subs”), George Peng, solely in his capacity as the representative (the “SPAC Representative”), from and after the Effective Time (as defined below), of the Willow Lane shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Business Combination Agreement, and Andrew Karos, solely in his capacity as the representative (the “Seller Representative”), from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Business Combination Agreement.

Prior to the consummation (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Transactions” and, considered as a whole, the “Business Combination”), Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation. At the Closing, (i) SPAC Merger Sub shall merge with and into Willow Lane, with Willow Lane continuing as the surviving entity (the “SPAC Merger”), as a result of which the securities of Willow Lane immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the consideration described below; (ii) Company Merger Sub will merge with and into Boost Run, with Boost Run continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the securities of Boost Run immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the consideration described below; and (iii) as a result of the Mergers, Willow Lane and Boost Run will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company. As used herein, “Effective Time” means 5:00 p.m. New York City time on the date of the Closing (or such other date and/or time as may be agreed in writing by Boost Run and Willow Lane), at which time each of the Mergers shall be consummated simultaneously by the filing of appropriate certificates of merger with the Secretary of State of the State of Delaware.

In exchange for the cancellation of the securities of Willow Lane, the holders of those securities will receive substantially equivalent securities of Pubco. In exchange for the cancellation of the securities of Boost Run, the following persons shall receive the following consideration: (i) Andrew Karos, Chief Executive Officer of Boost Run and one of the Sellers, shall receive an installment note in the initial principal amount of $8,500,000 (the “Note”) to be paid by Pubco, plus (ii) the Sellers shall receive their specified portions of an aggregate number of newly issued shares of Pubco common stock equal to $441,500,000 divided by $10.00, with the Sellers other than Mr. Karos receiving shares of Class A Common Stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) and Mr. Karos receiving shares of Class B Common Stock, par value $0.0001 per share, of Pubco (“Pubco Class B Common Stock”); plus (iii) 7,875,000 newly issued shares of Pubco Class A Common Stock (the “Karos Earnout Shares”) may be earned by Mr. Karos based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing (the “Earnout Period”), as follows: in the event the volume-weighted average price (“VWAP”) of the Pubco Class A Common Stock equals or exceeds the prices below for any 20 trading days within any consecutive 30 trading days during the Earnout Period, Mr. Karos shall be entitled to receive the following amounts of Karos Earnout Shares: (x) $12.50 per share – 2,625,000 Karos Earnout Shares, (y) $15.00 per share – 2,625,000 Karos Earnout Shares and (z) $17.50 per share – 2,625,000 Karos Earnout Shares.

Simultaneously with the execution of the Business Combination Agreement, each Seller entered into a seller support agreement (each, a “Seller Support Agreement”), pursuant to which, among other things, such Seller has agreed to vote its membership interests in favor of the adoption of the Business Combination Agreement, the documents ancillary thereto, the approval of the Business Combination and any amendments to Boost Run’s organizational documents in connection therewith, subject to certain customary conditions. Each Seller also agreed to take certain other actions in support of the Business Combination Agreement and the Business Combination (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect their ability to perform such Seller’s obligations under the Seller Support Agreement. Each Seller also agreed not to transfer their membership interests in Boost Run during the period from and including the date of the Seller Support Agreement to the date on which the Seller Support Agreement is terminated in accordance with its terms.

Simultaneously with the execution of the Business Combination Agreement, each Seller entered into a lock-up agreement (each, a “Lock-Up Agreement”), pursuant to which such Seller agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pubco common stock to be received by such Seller in the Business Combination, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Pubco common stock, or (iii) publicly disclose the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is six (6) months after the Closing; provided, however, that the lock-up period shall not apply to 10% of each Seller’s shares of such Pubco common stock and is subject to early release on the earlier of (x) the date after the Closing on which the closing price of Pubco common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco common stock for cash, securities or other property; subject in each case to certain customary transfer exceptions.

Simultaneously with the execution of the Business Combination Agreement, Willow Lane, Pubco, Boost Run and the underwriter of the Willow Lane IPO, on the one hand, and Willow Lane Sponsor, LLC (the “Sponsor”) and Willow Lane’s directors and officers, on the other hand, entered into an amendment (each an “Insider Letter Amendment”) to the letter agreement (the “Insider Letter”) that was entered into in connection with Willow Lane’s IPO to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the contemplated Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described above, and (iv) release from lock-up restrictions 10% of the 4,628,674 shares of Pubco common stock to be issued upon conversion of the Willow Lane Class B ordinary shares (the “Founder Shares”) pursuant to the Business Combination, subject to and contingent upon the Closing and upon approval of the Insider Letter Amendment Proposal by Willow Lane Shareholders at the Meeting.

Simultaneously with the execution of the Business Combination Agreement, Willow Lane, Pubco and Boost Run entered into a Non-Competition and Non-Solicitation Agreement with Andrew Karos in favor of Pubco and Boost Run, which agreement will be effective as of the Closing and will provide for a restricted period from the Closing until the third anniversary of the Closing Date.

Prior to the Closing, Willow Lane, Pubco, the Sponsor and the Sellers will enter into an Amended and Restated Registration Rights Agreement that will amend and restate the registration rights agreement entered into at the time of the Willow Lane IPO, pursuant to which (i) Pubco will assume the registration obligations of Willow Lane under such registration rights agreement, with such rights to apply to the Pubco securities, and (ii) the Sellers will be granted registration rights thereunder.

Simultaneously with the execution of the Business Combination Agreement, and in connection with the execution of the Transfer Agreement described below, Pubco, the Sponsor and Goodrich ILMJS LLC (the “SPV”) entered into an earnout agreement, as amended on January 13, 2026 (the “Earnout Agreement”), providing that the Sponsor may earn up to 1,125,000 newly issued shares of Pubco Class A Common Stock (the “Sponsor Earnout Shares”) and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A Common Stock (the “SPV Earnout Shares”) (or 3,093,750 shares in total) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 20 trading days within any consecutive 30 trading days during the specified earnout period, the Sponsor and the SPV shall be entitled to receive the following amounts of such shares: (i) $12.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; (ii) $15.00 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; and (iii) $17.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV.

Simultaneously with the execution of the Business Combination Agreement, and in connection with the execution of the Earnout Agreement, the Sponsor and the SPV entered into a Transfer Agreement providing that the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Shares held by the Sponsor and 27.5% of the 4,007,222 warrants to purchase Willow Lane ordinary shares held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased.

Pursuant to a consulting agreement, dated January 13, 2026 (the “Weil Consulting Agreement”), Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

Upon the completion of the Business Combination, and assuming, among other things, that no Public Shareholders (as defined below) of Willow Lane exercise redemption rights with respect to their Public Shares (as defined below) upon completion of the Business Combination and that no shares of Pubco common stock are issued pursuant to the Boost Run 2025 Incentive Award Incentive Plan, as amended from time to time, to become effective upon the Closing (the “Incentive Plan”), (i) the Public Shareholders, (ii) the Sponsor, (iii) the Sellers, and (iv) other Boost Run shareholders including the SPV, in each case, will own approximately 20.6%, 5.5%, 71.9%, and 2.1% of the issued and outstanding shares of Pubco common stock, respectively. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants (as defined below) held by it in connection with applicable stock exchange listing requirements.

This proxy statement/prospectus relates to the registration of (i) 80,774,396 shares of Pubco common stock, which consists of (a) 4,628,674 shares of Pubco Class A Common Stock issuable to the Sponsor upon the Closing of the Business Combination, (b) 29,533,018 shares of Pubco Class A Common Stock issuable upon the conversion of 29,533,018 shares of Pubco Class B Common Stock issuable to certain securities holders of Boost Run upon the Closing of the Business Combination, (c) 14,616,982 shares of Pubco Class A Common Stock issuable to certain securities holders of Boost Run upon the Closing of the Business Combination, and (d) 7,875,000 shares of Pubco Class A Common Stock issuable to Andrew Karos upon the Closing of the Business Combination, subject to certain conditions, after the Closing of the Business Combination, (e) 6,325,000 shares of Pubco Class A Common Stock issuable upon exercise of Pubco public warrants, and (f) 5,145,722 shares of Pubco Class A Common Stock issuable upon exercise of Pubco private warrants, and (ii) 6,325,000 Pubco public warrants and 5,145,722 Pubco private warrants.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the Meeting scheduled to be held on April 8, 2026.

The Willow Lane Class A ordinary shares, par value $0.0001 per share (the “Willow Lane Class A Ordinary Shares”) and the public warrants of Willow Lane (the “Willow Lane Public Warrants”) are currently listed on The Global Market tier of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “WLAC” and “WLACW,” respectively. Pubco intends to apply for listing, to be effective at the time of the Closing, of its shares of Pubco common stock on Nasdaq under the symbol “BRUN” and “BRUNW,” respectively. The Willow Lane Class A Ordinary Shares and Warrants will not trade after the Closing.

Each of Willow Lane and Pubco is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements. Pubco is, and will be, after the consummation of the Business Combination, considered a “controlled company” under the Nasdaq Rules, and may be exempt from certain corporate governance requirements thereunder.

The existence of financial and personal interests of the Sponsor, its affiliates and Willow Lane’s directors and executive officers, promoters, and Pubco’s directors or officers may result in conflicts of interest, including a conflict between what may be in the best interests of Willow Lane and Willow Lane shareholders (“Willow Lane Shareholders”) and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals set forth in the accompanying proxy statement/prospectus. Please see the discussion below and the sections entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus.

Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination

When holders (the “Public Shareholders”) of Willow Lane Class A Ordinary Shares issued in the initial public offering of Willow Lane (such shares, the “Public Shares”) consider the recommendation of the board of directors of Willow Lane (the “Willow Lane Board”) in favor of approval of the Business Combination and the other proposals discussed in this proxy statement/prospectus (the “Proposals”), Public Shareholders should keep in mind that the Sponsor and Willow Lane’s directors and officers have interests in the Proposals that are different from, or in addition to (and which may conflict with), the interests of a Public Shareholder as a Willow Lane Shareholder. These interests include, among other things:

●	As of the date hereof, the Sponsor is the record holder of 4,628,674 Class B ordinary shares, par value $0.0001 per share, of Willow Lane (the “Willow Lane Class B Ordinary Shares,” together with Willow Lane Class A Ordinary Shares, the “Willow Lane Ordinary Shares”) and 4,007,222 private placement warrants of Willow Lane (the “Willow Lane Private Warrants”), each Willow Lane Private Warrant entitling the holder thereof to purchase one Willow Lane Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The following persons have material interests in the Sponsor: B. Luke Weil, Chief Executive Officer and Chairman of Willow Lane, is the sole managing member of the Sponsor and holds voting and investment discretion with respect to the Willow Lane Ordinary Shares held of record by the Sponsor; directors and officers of Willow Lane hold indirect interests in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements;

●	The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. As of the date hereof, the aggregate value of such securities is estimated to be approximately $_____million, assuming (i) the per share value of the 4,628,674 Founder Shares is the same as the $_____closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date, and (ii) the per warrant value of the 4,007,222 Willow Lane Private Warrants is the same as the $_____closing price of the Willow Lane Public Warrants on Nasdaq on March 12, 2026, the Record Date. The Sponsor is a party to the Transfer Agreement. Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Shares held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased. As a result, the Sponsor is likely to be able to recoup its investment in Willow Lane, through its sale of such securities to SPV or otherwise, and make a substantial profit on that investment, even if shares of Pubco common stock lose significant value after the Closing. This means that the Sponsor could earn a positive rate of return on its investment, even if the Public Shareholders experience a negative rate of return in Pubco;

●	Pursuant to terms of the Insider Letter, the Founder Shares, the Willow Lane Private Warrants and the Willow Lane Class A Ordinary Shares underlying the Willow Lane Private Warrants are subject to certain lock-up restrictions whereby, subject to certain limited exceptions, such securities are not transferable or saleable (i) in the case of the Founder Shares, until the earlier of (A) six months after the completion of a business combination or earlier if, subsequent to a business combination, the closing price of the Willow Lane Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the business combination and (B) subsequent to a business combination, the date on which Willow Lane completes a subsequent liquidation, merger, share exchange or other similar transaction that results in all Willow Lane Shareholders having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property and (ii) in the case of the Willow Lane Private Warrants and any Willow Lane Class A Ordinary Shares issuable upon conversion or exercise thereof, until 30 days after the completion of a business combination; provided, however, that if the Insider Letter Amendments Proposal is approved by Willow Lane Shareholders when presented at the Meeting, the foregoing lock-up terms will be amended as set forth in such proposal, upon the effectiveness of the Insider Letter Amendments at the Closing, and 10% of the Founder Shares will be released from the lock-up restrictions. Pursuant to the Insider Letter, the Sponsor may, on or before the Closing of the Business Combination, transfer some or all of the Founder Shares and Willow Lane Private Warrants held by it, subject to certain restrictions set forth in the Insider Letter, and such 10% of such transferred Founder Shares may be released from lock-up restrictions pursuant to the Insider Letter Amendments. In this regard, while the Founder Shares are not the same as the Willow Lane Class A Ordinary Shares, are subject to certain restrictions that are not applicable to the Willow Lane Class A Ordinary Shares, and may become worthless if Willow Lane does not complete a business combination by the end of the Combination Period (as defined below), the aggregate value of the 4,628,674 Founder Shares owned by the Sponsor is estimated to be approximately $_____million, assuming the per share value of the Founder Shares is the same as the $_____closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date;

●	Willow Lane has until November 12, 2026, or until such earlier liquidation date as the Willow Lane Board may approve or such later date as the Willow Lane Shareholders may approve in accordance with the Amended and Restated Memorandum and Articles of Association of Willow Lane (the “Willow Lane Memorandum and Articles”), to consummate a business combination (the “Combination Period”). If the Business Combination with Boost Run is not consummated and Willow Lane does not consummate another business combination by the end of the Combination Period, Willow Lane will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Willow Lane Board, liquidating and dissolving, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 4,628,674 Founder Shares and 4,007,222 Willow Lane Private Warrants held by the Sponsor would be worthless because the Sponsor has waived its right to participate in any redemption or distribution with respect to such Willow Lane Ordinary Shares;

●	The Sponsor and Willow Lane’s directors and officers have agreed not to redeem any Willow Lane Ordinary Shares held by them in connection with a shareholder vote to approve a proposed business combination, including the Business Combination;

●	The Willow Lane Memorandum and Articles provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Willow Lane, and (ii) Willow Lane renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for the Sponsor or any director or officer, on the one hand, and Willow Lane, on the other or (b) the presentation of which would breach an existing legal obligation of the Sponsor or a director or officer to any other entity. In the course of their other business activities, Willow Lane’s directors and officers may have, or may become aware of, other investment and business opportunities which may be appropriate for presentation to Willow Lane as well as the other entities with which they are affiliated. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Willow Lane’s directors and officers shall have no duty to communicate or offer any such corporate opportunity to Willow Lane and shall not be liable to Willow Lane or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to Willow Lane. Willow Lane’s management has pre-existing fiduciary duties and contractual obligations and if there is a conflict of interest in determining to which entity a particular business combination opportunity should be presented, any pre-existing fiduciary obligation will be presented the business combination opportunity before Willow Lane is presented with it. Willow Lane does not believe that the pre-existing fiduciary duties or contractual obligations of its directors and officers materially impacted its search for an acquisition target;

●	The Sponsor is a party to the Earnout Agreement. Pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing;

●	Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing;

●	Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will have the right to require Pubco, at Pubco’s expense, to register Pubco common stock that it holds on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Amended and Restated Registration Rights Agreement will also provide that Pubco will pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act;

●	The Sponsor, its affiliates or Willow Lane’s directors and officers may make working capital loans to Willow Lane to finance transaction costs in connection with an intended initial business combination (such loans, “Working Capital Loans”). Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender (such warrants, the “Working Capital Warrants”). The warrants would be identical to the Willow Lane Private Warrants. As of the date of this proxy statement/prospectus, there are no outstanding Working Capital Loans;

●	The Sponsor, Willow Lane’s directors and officers and their affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor, Willow Lane’s directors and officers or their affiliates has incurred any such expenses which would be reimbursed at the Closing;

●	Willow Lane’s directors and officers will be eligible for continued indemnification and continued coverage under a tail policy for Willow Lane’s directors’ and officers’ liability insurance policy for up to a six-year period from and after the Closing for events occurring prior to the Closing, which tail policy is to be fully paid for by Pubco pursuant to the Business Combination Agreement. If the Business Combination does not close, Willow Lane’s directors and officers may not receive this tail insurance coverage;

●	Pursuant to the terms of the administrative services agreement entered in connection with the Willow Lane IPO (the “Administrative Services Agreement”), BLW Office LLC, an affiliate of the Sponsor, is entitled to $10,000 per month for office space, utilities, and secretarial and administrative support until the earlier of the completion of an initial business combination or Willow Lane’s liquidation; and

●	The anticipated election of B. Luke Weil and Rayne Steinberg as directors of Pubco in connection with the consummation of the Business Combination. As such, in the future, Messrs. Weil and Steinberg may receive any cash or equity compensation that Pubco’s board of directors (the “Pubco Board”) determines to pay to Messrs. Weil and Steinberg.

Boost Run and its officers and directors have financial interests that are different from, or in addition to, the interests of unaffiliated Public Shareholders, which could cause the Boost Run to pursue terms in the Business Combination that are less favorable to non-redeeming shareholders; Boost Run’s directors and officers do not owe a fiduciary duty to Willow Lane Shareholders. The anticipated continuation of Boost Run’s existing directors and officers, Andrew Karos, Erik Guckel, and Harry Georgakopoulos, as directors and officers of Pubco, may entitle such directors and officers to receive cash fees, stock options, stock awards, or other renumeration that the Pubco Board determines to pay them for their services as directors and officers. The directors, director nominees and executive officers of Boost Run, upon the consummation of the Business Combination, will hold Pubco common stock, representing, assuming a No Redemption Scenario, approximately 71.24% of Pubco common stock post-Closing, representing approximately 94.60% of the voting power of all outstanding shares of Pubco common stock. See “Post-Business Combination Beneficial Ownership Table of Pubco.” In addition, upon Closing, Andrew Karos will be entitled to receive Karos Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing. See “The Business Combination Agreement — Consideration.”

In addition, Pubco’s controlling shareholder will be Andrew Karos. Accordingly, Public Shareholders will be subject to the decisions of Pubco’s controlling stockholder and if they are unhappy with any decisions made, will only be able to sell their shares of Pubco Class A Common Stock, potentially at a loss. At Closing, Andrew Karos’ shares of Pubco Class B Common Stock will represent approximately 48.1% of the outstanding shares of Pubco Common Stock, with dual class voting rights entitling such shares to ten votes per share, representing over 90% of the voting power of all outstanding Pubco Common Stock immediately following the Closing, based on the assumptions set forth elsewhere in this proxy statement/prospectus.

Consideration Received or to be Received by, and Securities Issued or to be Issued to, the Sponsor, its Affiliates and Promoters

Set forth below is a summary of the terms and amount of the consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination, the amount of securities issued or to be issued by Pubco to the Sponsor and its affiliates and the price paid or to be paid for such securities or any related financing transaction.

Entity	Interest in Securities	Other Consideration
Sponsor	At Closing, the Sponsor will hold a total of 4,628,674 shares of Pubco Class A Common Stock, which will be issued in exchange for the Founder Shares purchased by the Sponsor prior to the Willow Lane IPO for an aggregate price of $25,000 (or $0.005 per share), assuming the SPV does not exercise its right to purchase 27.5% of the 4,628,674 Founder Shares at $1.75 per Founder Share. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements.	Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Share held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased.

At Closing, the Sponsor will hold a total of 4,007,222 Pubco Private Warrants to purchase shares of Pubco Class A Common Stock, which will be issued in exchange for Willow Lane Private Warrants purchased by the Sponsor at the time of the Willow Lane IPO for an aggregate price of $4,007,222 (or $1.00 per warrant), assuming the SPV does not exercise its rights to purchase 27.5% of the 4,007,222 Willow Lane Private Warrants.

If any Working Capital Loans have been issued by the Sponsor and remain unpaid prior to Closing, up to $1,500,000 of such Working Capital Loans may be convertible into Pubco Private Warrants at the Closing, would, if not so converted, be repaid at the Closing; provided that, as of the date of this proxy statement/prospectus, there are no such Working Capital Loans outstanding.

The Sponsor and its affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor or its affiliates has incurred any such expenses which would be reimbursed at the Closing.

Assuming (x) the SPV does not exercise its right to purchase 27.5% of the Founder Shares or Willow Lane Private Warrants held by the Sponsor, upon the Closing, and (y) all $1,500,000 of Working Capital Loans are drawn down and converted into Working Capital Warrants of Pubco, the Sponsor will hold an aggregate of 10,135,896 shares of Pubco Class A Common Stock, consisting of (i) 4,628,674 shares of Pubco Class A Common Stock, which will be issued in exchange for the Founder Shares purchased by the Sponsor prior to the Willow Lane IPO; (ii) 4,007,222 shares of Pubco Class A Common Stock underlying the Pubco Private Warrants, which will be issued in exchange for Willow Lane Private Warrants purchased by the Sponsor at the time of the Willow Lane IPO; and (iii) 1,500,000 shares of Pubco Class A Common Stock underlying the Working Capital Warrants issuable upon conversion of the Working Capital Loans. The issuances of all of such shares of Pubco Class A Common Stock to the Sponsor are being registered pursuant to the registration statement of which this proxy statement/prospectus forms a part.

Additionally, pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing. Such shares have not been registered and will be subject to certain registration rights. For more information about holders of Pubco common stock that are entitled to registration rights, see “Securities Eligible for Future Sale – Registration Rights.”

Willow Lane Directors and Officers

Directors and officers of Willow Lane hold indirect interest in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor.

Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

Each of B. Luke Weil and Rayne Steinberg of Willow Lane is expected to serve as a director of Pubco after the Closing. As such, in the future, Messrs. Weil and Steinberg may receive cash or equity compensation for their services as directors of Pubco.

Because the Sponsor acquired the 4,628,674 Founder Shares at a nominal price per share, the Public Shareholders will incur substantial and immediate dilution upon the Closing of the Business Combination. See the sections titled “Summary of the Proxy Statement/Prospectus — Dilution,” “Risk Factors — Risks Related to the Business Combination —The Sponsor paid nominal consideration for the Founder Shares it holds. As a result, the Sponsor may make a substantial profit if the Business Combination is consummated, even if the shares held by the Sponsor lose substantial value and even if the Business Combination arguably may not be in the best interests of Willow Lane’s public shareholders.” and “Risk Factors — Risks Related to the Business Combination — Public Shareholders who do not redeem their Public Shares will experience substantial and immediate dilution upon Closing of the Business Combination as a result of the Founder Shares held by the Sponsor, since the value of the Willow Lane Class B Ordinary Shares is likely to be substantially higher than the nominal price paid for them, as well as a result of the issuance of the shares of Pubco common stock in the Business Combination.”

Compensation Received or to be Received by, and Securities Issued or to be Issued to, Willow Lane’s Underwriters

Set forth below is a summary of the terms and amount of the consideration received or to be received by the underwriters of the Willow Lane IPO (the “Underwriters”) in connection with the Business Combination, the amount of securities issued or to be issued by Pubco to the Underwriters and the price paid or to be paid for such securities or any related financing transaction.

Entity	Interest in Securities/Other Consideration to be Received	Other Consideration
Willow Lane’s Underwriters	At Closing, BTIG, LLC, the sole book-running manager for and representative of the Underwriters (“BTIG”), and Craig-Hallum Capital Group LLC, co-manager of the Willow Lane IPO (“Craig-Hallum”), together will hold a total of 1,138,500 Pubco Private Warrants to purchase shares of Pubco Class A Common Stock, which will be issued in exchange for Willow Lane Private Warrants purchased by BTIG and Craig-Hallum at the time of the Willow Lane IPO for an aggregate price of $1,138,500 (or $1.00 per warrant).

3.5% of the gross proceeds of the Willow Lane IPO (the “IPO Proceeds”), or $4,427,500, to which the Underwriters are entitled to upon completion of the initial business combination of Willow Lane (the “Deferred Underwriting Commission”), are expected to be payable to the Underwriters at Closing in cash in accordance with the terms of that certain Underwriting Agreement, dated November 7, 2024, as amended on October 17, 2025, which Willow Lane entered into with BTIG (the “Underwriting Agreement”). The Deferred Underwriting Commission would be comprised of the following components: (i) 2.25% of the IPO Proceeds would be payable to the Underwriters in cash, (ii) 0.75% of the IPO Proceeds would be payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account of Willow Lane after redemptions of Public Shares, and (iii) a gross spread of 0.5% of the IPO Proceeds (the “Allocable Amount”) would be payable to BTIG in cash, provided that Willow Lane or the Sponsor shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by Willow Lane in consummating an initial business combination. Each Underwriter may, prior to the Specified Event and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Underwriting Commission by giving written notice to Willow Lane.

On October 30, 2025, Willow Lane engaged BTIG to provide capital markets advisory services. BTIG has waived retainer fees in connection with such engagement, but has been granted the exclusive right of first refusal to serve as a placement agent in the case of a private placement of Willow Lane’s equity, debt or equity-linked securities for a period of 12 months from October 30, 2025 and will be entitled for reimbursement by Willow Lane for all of BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its activities as the capital market advisor.

Additionally, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for a right of participation in any subsequent financing by Pubco (the “Pubco Subsequent Financings”) after the Closing where a bank or agent is paid commissions or fees (the “Right of Participation”). The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, The Right of Participation will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

The Willow Lane Board obtained a fairness opinion from Newbridge Securities Corporation (“Newbridge”), dated September 15, 2025, which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by Willow Lane in the Business Combination was fair, from a financial point of view, to Willow Lane and the Public Shareholders. Willow Lane obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Opinion of Willow Lane’s Financial Advisor” for additional information. The independent directors of the Willow Lane Board did not separately retain an unaffiliated representative to act solely on behalf of the unaffiliated Willow Lane Shareholders to negotiate the terms of the Business Combination and/or prepare a report concerning the approval of the Business Combination.

After careful consideration, the Willow Lane Board has unanimously approved the Business Combination Agreement and the other Proposals described in the accompanying proxy statement/prospectus and the Willow Lane Board has determined that it is advisable to consummate the Business Combination. The Willow Lane Board recommends that you vote “FOR” the Proposals described in the accompanying proxy statement/prospectus (including each of the sub-proposals).

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Meeting. Willow Lane encourages you to carefully read this entire document and the documents incorporated by reference. You should also carefully consider the risk factors described in “Risk Factors” on page 58 of this proxy statement/prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated _________, 2026, and is first being mailed to Willow Lane Shareholders on or about _________, 2026.

WILLOW LANE ACQUISITION CORP.
250 West 57th Street, Suite 415
New York, New York 10107

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 8, 2026

TO THE SHAREHOLDERS OF WILLOW LANE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Meeting”) of the shareholders of Willow Lane Acquisition Corp., a Cayman Islands exempted company (“Willow Lane”), will be held at which will be held at 10 :00 a.m., Eastern Time, on April 8, 2026. The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually over the Internet by means of a live audio webcast. You can participate in the Meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/willowspac/2026 and using a control number assigned by Continental Stock Transfer & Trust Company. You will not be required to attend the Meeting in person in order to vote, and Willow Lane encourages virtual participation. You are cordially invited to attend the Meeting in person at the location noted above or via the live webcast noted above, and will be asked to consider and vote upon the following proposals (the “Proposals”):

(1)	The Business Combination Proposal — to consider and vote on a proposal to approve, by ordinary resolution of holders of Willow Lane ordinary shares (the “Willow Lane Shareholders”), the Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), dated as of September 15, 2025 and as amended on January 13, 2026, by and among Willow Lane, Boost Run Holdings, LLC, a Delaware limited liability company (“Boost Run”), Boost Run Inc., a Delaware corporation (“Pubco”), Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and, together with SPAC Merger Sub, the “Merger Subs”), George Peng, solely in his capacity as the representative (the “SPAC Representative”), from and after the Effective Time (as defined below), of the Willow Lane Shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Business Combination Agreement, and Andrew Karos, solely in his capacity as the representative (the “Seller Representative”), from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Business Combination Agreement. Pursuant to the Business Combination Agreement, (a) Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Domestication”), (b) SPAC Merger Sub shall merge into Willow Lane, with Willow Lane continuing as the surviving entity (the “SPAC Merger”), and (c) Company Merger Sub shall merge with and into Boost Run, with Boost Run continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers,” and together with the Domestication and each other transaction contemplated by the Business Combination Agreement and the Ancillary Agreements (as defined below), the “Business Combination”). We refer to this proposal as the “Business Combination Proposal.” The Business Combination Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Business Combination Proposal,” and a copy of the Business Combination Agreement (along with any amendments thereto) is attached to the accompanying proxy statement/prospectus as Annex A.

(2)	The Domestication Proposal — to consider and vote upon a proposal to approve, by special resolution of the holders of Willow Lane Class B ordinary shares (the “Willow Lane Class B Shareholders”), the change of the domicile of Willow Lane pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Willow Lane as an exempted company in the Cayman Islands pursuant to the Amended and Restated Memorandum and Articles of Association of Willow Lane (the “Willow Lane Memorandum and Articles”) and Part 12 of the Companies Act (Revised) of the Cayman Islands; and conditional upon, and with effect from the registration of Willow Lane in the State of Delaware as a corporation under the laws of the State of Delaware. We refer to this proposal as the “Domestication Proposal.” The Domestication Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Domestication Proposal.”

(3)	The Charter Proposal — to consider and vote upon a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the adoption by Pubco of the Amended and Restated Certificate of Incorporation of Pubco, a copy of which is attached as Annex B (the “Pubco Charter”), and the Bylaws of Pubco, a copy of which is attached as Annex C (the “Pubco Bylaws” and, collectively with the Pubco Charter, the “Pubco Organizational Documents”). We refer to this proposal as the “Charter Proposal.” The Charter Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Charter Proposal.”

(4)	The Organizational Documents Proposals — to consider and vote, on a non-binding advisory basis, seven separate proposals to approve, by ordinary resolution of Willow Lane Shareholders, the material differences between the Willow Lane Memorandum and Articles and the Pubco Charter and Pubco Bylaws, specifically:

●

Advisory Proposal A — to approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share (“Pubco Class A Common Stock”), 200,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share (“Pubco Class B Common Stock” and, together with the Pubco Class A Common Stock, the “Pubco common stock”), and 300,000,000 shares of preferred stock, par value $0.0001 per share (“Pubco Preferred Stock”).

●	Advisory Proposal B — to approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

●	Advisory Proposal C — to approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

●	Advisory Proposal D — to approve a provision that amendment of the Pubco Charter generally requires the approval of the board of directors of Pubco (the “Pubco Board”) and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

●	Advisory Proposal E — to approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

●	Advisory Proposal F — to approve the removal of all of the provisions applicable only to blank check companies.

●	Advisory Proposal G — to approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A common stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a permitted transfer of such Pubco Class B Common Stock or any legal or beneficial interest in such shares.

We refer to these proposals as the “Organizational Documents Proposals.” The Organizational Documents Proposals are described in more detail in the accompanying proxy statement/prospectus under the heading “The Organizational Documents Proposals.”

(5)	The Director Election Proposal — to consider and vote on a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the election of seven (7) directors, effective upon the Closing, to serve on the Pubco Board until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal.” The Director Election Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Director Election Proposal.”

(6)	The Nasdaq Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco common stock in connection with the Business Combination, (ii) Karos Earnout Shares and earnout shares to the Sponsor and SPV, (ii) additional shares of Pubco common stock (a) upon conversion of the Working Capital Loans (as defined herein) and (b) pursuant to the Incentive Plan (as defined below). We refer to this proposal as the “Nasdaq Proposal.” The Nasdaq Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Nasdaq Proposal.”

(7)

The Incentive Plan Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the Pubco 2026 Omnibus Incentive Plan, as amended from time to time, to become effective upon the Closing (the “Incentive Plan”) in the form attached to the accompanying proxy statement/prospectus as Annex D, which, if approved by the Willow Lane Shareholders and adopted by Pubco, will be available to Pubco on a go-forward basis from the Closing. We refer to this proposal as the “Incentive Plan Proposal.” The Incentive Plan Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Incentive Plan Proposal.”

(8)

The Insider Letter Amendment Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, amendments (the “Insider Letter Amendments”) to the letter agreement, dated as of November 7, 2024, by and among Willow Lane, the Sponsor and the other parties thereto (the “Insider Letter”), attached to the accompanying proxy statement/prospectus as Annex E, to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described herein, and (iv) release 10% of the Founder Shares from lock-up restrictions, subject to and contingent upon the Closing. We refer to this proposal as the “Insider Letter Amendment Proposal.” The Insider Letter Amendment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Insider Letter Amendment Proposal.”

(9)

The Adjournment Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the adjournment of the Meeting to a later date or dates, if it is determined by Willow Lane additional time is necessary or appropriate to complete the Business Combination or for any other reason. We refer to this proposal as the “Adjournment Proposal.” The Adjournment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Adjournment Proposal.”

Only holders of record of Class A ordinary shares, par value US$0.0001 each, and Class B ordinary shares, par value US$0.0001 each, of Willow Lane at the close of business on March 12, 2026 (the “Record Date”) are entitled to notice of the Meeting and to vote and have their votes counted at the Meeting and any adjournments of the Meeting.

After careful consideration, the board of directors of Willow Lane (the “Willow Lane Board”) has determined that the Business Combination Proposal, the Domestication Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Adjournment Proposal are fair, advisable and in the best interests of Willow Lane and the Willow Lane Shareholders and unanimously recommends you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal (in the case of the Willow Lane Class B Shareholders), “FOR” the Charter Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Insider Letter Amendment Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the Willow Lane Board’s recommendation of the Proposals, you should keep in mind that the directors and officers of Willow Lane have interests in the Business Combination that may conflict with the interests of holders (the “Public Shareholders”) of Willow Lane Class A ordinary shares, par value $0.0001 per share (the “Willow Lane Class A Ordinary Shares”), issued in the initial public offering of Willow Lane (the “Willow Lane IPO” and such shares, the “Public Shares”). For a more complete descriptions of these interests, see the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination.”

The Willow Lane Board obtained a fairness opinion from Newbridge Securities Corporation (“Newbridge”), dated September 15, 2025, which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by Willow Lane in the Business Combination was fair, from a financial point of view, to Willow Lane. Willow Lane obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Opinion of Willow Lane’s Financial Advisor” for additional information. The independent directors of the Willow Lane Board did not separately retain an unaffiliated representative to act solely on behalf of the unaffiliated Willow Lane Shareholders to negotiate the terms of the Business Combination and/or prepare a report concerning the approval of the Business Combination.

To pass, each of the Business Combination Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Adjournment Proposal requires an ordinary resolution of the Willow Lane Shareholders, which requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Willow Lane Shareholders are also being asked to approve, on a non-binding advisory basis, the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal. Although the Willow Lane Board is asking Willow Lane Shareholders to approve the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal on a non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal, the Pubco Charter and Pubco Bylaws and the director elections to the Pubco Board will take effect upon the Closing if the Business Combination Proposal is approved.

Additionally, Willow Lane Class B Shareholders are being asked to approve the Domestication Proposal by a special resolution. Under the Willow Lane Memorandum and Articles, the Domestication must be approved by a special resolution passed by Willow Lane Class B Shareholders.

Under the Business Combination Agreement, the approval by Willow Lane Shareholders of the Business Combination Proposal, the Domestication Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Insider Letter Amendment Proposal are conditions to the consummation of the Business Combination. If any of those Proposals are not approved by the Willow Lane Shareholders, the Business Combination will not be consummated, unless the required approval of any Proposals that are not approved is waived by the parties. The Domestication Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Insider Letter Amendment Proposal are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal.

The Sponsor currently holds 4,628,674 Class B ordinary shares of Willow Lane, par value $0.0001 per share (the “Willow Lane Class B Ordinary Shares” and, together with the Willow Lane Class A Ordinary Shares, the “Willow Lane Ordinary Shares”). The Sponsor has agreed to vote its 4,628,674 Class B Ordinary Shares, representing 26.79% of the issued and outstanding Willow Lane Ordinary Shares, in favor of each of the Proposals. As a result, with respect to each Proposal that require approval of Willow Lane Shareholders by an ordinary resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 4,010,664, or 31.70%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and would not need any Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved. With respect to each Proposal that requires approval of Willow Lane Shareholders by a special resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 6,890,443, or 54.47%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and only 1,130,886, or 8.94%, of the 12,650,000 Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved.

Upon the completion of the Business Combination, and assuming, among other things, that no Public Shareholders (as defined below) of Willow Lane exercise redemption rights with respect to their Public Shares (as defined below) upon completion of the Business Combination and that no shares of Pubco common stock are issued pursuant to the Boost Run 2025 Incentive Award Incentive Plan, as amended from time to time, to become effective upon the Closing (the “Incentive Plan”), (i) the Public Shareholders, (ii) the Sponsor, (iii) the Sellers, and (iv) other Boost Run shareholders including the SPV, in each case, will own approximately 20.6%, 5.5%, 71.9%,and 2.1% of the issued and outstanding shares of Pubco common stock, respectively.

The price per share of Pubco common stock is $10.00 per share for (i) Public Shareholders, (ii) the Sponsor, (iii) the Sellers and (iv) other Boost Run shareholders including the SPV.

The value of the consideration that the Public Shareholders are each receiving in connection with the Business Combination is thus $10.00 per share.

The aggregate value of the consideration that the Sponsor and its affiliates will receive at Closing, comprising 4,628,674 shares of Pubco common stock valued at $10.00 per share, is $46,286,740, assuming, among other things, that $1,500,000 of working capital loans extended by the Sponsor, its affiliates and Willow Lane’s directors or officers to finance transaction costs in connection with a Willow Lane business combination (the “Working Capital Loans”) are drawn and converted into Pubco common stock, and that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination. In addition, up to 1,125,000 newly issued shares of Pubco Class A Common Stock (“Sponsor Earnout Shares”) may be earned by the Sponsor based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing.

Pursuant to a consulting agreement, dated January 13, 2026 (the “Weil Consulting Agreement”), Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

The value of the consideration that Sellers will each receive, totalling $450,000,000, is comprised of a cash payment of $8,500,000, and 44,150,000 shares of Pubco common stock, valued at $10.00 per share. In addition, up to 7,875,000 newly issued shares of Pubco Class A Common Stock (the “Karos Earnout Shares”) may be earned by Mr. Karos based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing. Please see “The Business Combination — Merger Consideration” for more details.

Pursuant to the Willow Lane Memorandum and Articles, Willow Lane is providing the Public Shareholders with the opportunity to elect to redeem, in connection with the vote to approve the Business Combination, Public Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two (2) business days prior to the Closing) in Willow Lane’s trust account (the “Trust Account”) that holds the proceeds (including interest but less taxes payable) of the Willow Lane IPO. For illustrative purposes, based on funds in the Trust Account of approximately $____ million as of March 12, 2026, the estimated per share redemption price would have been approximately $____ per share (inclusive of $____ per share to be funded pursuant to the Working Capital Loans and which amount takes into account Willow Lane’s estimate of the amount that may be withdrawn to pay applicable taxes). Willow Lane Shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their Public Shares for cash. This means that Willow Lane Shareholders who hold Public Shares on or before April 6, 2026 (two (2) business days before the Meeting) will be eligible to elect to have their Public Shares redeemed for cash in connection with the Meeting, whether or not they are holders as of the Record Date, and whether or not such Public Shares are voted at the Meeting.

Notwithstanding the foregoing, the Willow Lane Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than 15% of the Public Shares in the aggregate, without the prior consent of Willow Lane.

The Sponsor and Willow Lane’s executive officers and directors have agreed to waive their redemption rights with respect to any Willow Lane Ordinary Shares they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

All Willow Lane Shareholders are cordially invited to attend the Meeting. Your vote is important regardless of the number of shares you own. Whether you plan to attend the Meeting or not, to ensure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible and in any event no later than March 1, 2026. If you are a holder of record of Willow Lane Ordinary Shares, you may also cast your vote via Internet or in person. If your Willow Lane Ordinary Shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Meeting and vote yourself, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have no effect on any of the Proposals.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, you may call Sodali & Co, Willow Lane’s proxy solicitor, at (203) 658-9400 (banks and brokers) or email at WLAC@info.sodali.com.

By Order of the Willow Lane Board

B. Luke Weil
Chairman and Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED AT THE DISCRETION OF YOUR PROXY.

IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST, NO LATER THAN 5:00 P.M. EASTERN TIME ON APRIL 6, 2026 (TWO BUSINESS DAYS PRIOR TO THE MEETING), DEMAND THAT WILLOW LANE REDEEM YOUR PUBLIC SHARES FOR CASH BY (A) DELIVERING A NOTICE TO WILLOW LANE’S TRANSFER AGENT AND (B) TENDERING YOUR PUBLIC SHARES TO WILLOW LANE’S TRANSFER AGENT. YOU MAY TENDER YOUR PUBLIC SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR PUBLIC SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. WHETHER OR NOT, OR HOW, YOU VOTE ON ANY PROPOSAL WILL NOT AFFECT YOUR ELIGIBILITY FOR EXERCISING REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN YOUR PUBLIC SHARES WILL NOT BE REDEEMED IN CONNECTION WITH THE BUSINESS COMBINATION. IF YOU HOLD YOUR PUBLIC SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE PUBLIC SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF WILLOW LANE SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Willow Lane filed with the Securities and Exchange Commission (the “SEC”) that is not included in or delivered with this document. You can obtain any of the documents filed with the SEC by Willow Lane at no cost from the SEC’s website at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this document, at no cost, by contacting Willow Lane. Please see “Where You Can Find More Information” for more details. In order to receive timely delivery of the documents in advance of the Meeting, you should make your request to

Willow Lane Acquisition Corp.
250 West 57th Street, Suite 415
New York, New York 10107
Email: info@willowac.com
or
Sodali & Co

430 Park Ave

14th Fl

New York, NY 10022

Telephone: (800) 662-9400
Bank and Brokers can call at (203) 658-9400
Email: WLAC@info.sodali.com

To obtain timely delivery, you must request the information no later than five (5) business days before the date you must make their investment decision.

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Willow Lane, Pubco or Boost Run. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Willow Lane, Pubco or Boost Run since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

You will not be charged for any of these documents that you request. To obtain timely delivery of requested materials, you must request the documents no later than five (5) business days prior to the date of the Meeting.

About This Proxy Statement/Prospectus

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Pubco (File No. 333-292712), constitutes a prospectus of Pubco under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Pubco common stock to be issued if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Meeting of Willow Lane Shareholders at which Willow Lane Shareholders will be asked to consider and vote upon the approval of the Business Combination Proposal, among other matters, as described below:

(1)	The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt, by ordinary resolution of Willow Lane Shareholders, the Business Combination Agreement and the Business Combination. See the section entitled “The Business Combination Proposal.”

(2)	The Domestication Proposal — to consider and vote upon a proposal to approve, by special resolution of Willow Lane Class B Shareholders, the Domestication. See the section entitled “The Domestication Proposal.”

(3)	The Charter Proposal — to consider and vote upon a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the adoption by Pubco of the Pubco Charter and the Pubco Bylaws. See the section entitled “The Charter Proposal.”

(4)	The Organizational Documents Proposals — to consider and vote, on a non-binding advisory basis, seven separate proposals to approve, by ordinary resolution of Willow Lane Shareholders, the material differences between the Willow Lane Memorandum and Articles and the Pubco Charter and Pubco Bylaws, specifically:

●

Advisory Proposal A — to approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, 200,000,000 shares of Pubco Class B Common Stock, and 300,000,000 shares of preferred stock, par value $0.0001 per share (“Pubco Preferred Stock”).

●	Advisory Proposal B — to approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

●	Advisory Proposal C — to approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

●	Advisory Proposal D — to approve a provision that amendment of the Pubco Charter generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

●	Advisory Proposal E — to approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

●	Advisory Proposal F — to approve the removal of all of the provisions applicable only to blank check companies.

●	Advisory Proposal G — to approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such Pubco Class B Common Stock or any legal or beneficial interest in such shares.

(5)	The Director Election Proposal — to consider and vote on a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the election of seven (7) directors, effective upon the Closing, to serve on the Pubco Board until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal. See the section entitled “The Director Election Proposal.”

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(6)	The Nasdaq Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, approve a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco common stock in connection with the Business Combination, (ii) Karos Earnout Shares, Sponsor Earnout Shares (as defined below) and SPV Earnout Shares (as defined below), (ii) additional shares of Pubco common stock (a) upon conversion of the Working Capital Loans and (b) pursuant to the Incentive Plan (as defined below). See the section entitled “The Nasdaq Proposal.”

(7)	The Incentive Plan Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex D, which, if approved by the Willow Lane shareholders and adopted by Pubco, will be available to Pubco on a go-forward basis from the Closing. See the section entitled “The Incentive Plan Proposal.”

(8)	The Insider Letter Amendment Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the Insider Letter Amendments, attached to the accompanying proxy statement/prospectus as Annex E, to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described herein, and (iv) release 10% of the Founder Shares from lock-up restrictions, subject to and contingent upon the Closing. See the section entitled “The Insider Letter Amendment Proposal.”

(9)	The Adjournment Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the adjournment of the Meeting to a later date or dates, if it is determined by Willow Lane additional time is necessary or appropriate to complete the Business Combination or for any other reason. See the section entitled “The Adjournment Proposal.”

Willow Lane files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You can read Willow Lane’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

You may request copies of this proxy statement/prospectus, without charge, by written or oral request to Willow Lane’s proxy solicitor at:

Sodali & Co

430 Park Ave

14th Fl

New York, NY 10022
Telephone: (800) 662-5200
Bank and Brokers can call at (203) 658-9400
Email: WLAC@info.sodali.com

To obtain timely delivery of requested materials, you must request the documents no later than five (5) business days prior to the date of the Meeting.

You may also obtain additional information about Willow Lane from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption (which includes the name of the beneficial owner of the shares) and deliver your Public Shares electronically to Willow Lane’s transfer agent at least two (2) business days prior to the Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” in the section entitled “Questions and Answers About the Proposals.” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Email: spacredemptions@continentalstock.com

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FINANCIAL STATEMENT PRESENTATION

Pubco

The audited financial statements of Pubco as of December 31, 2025 and for the period from September 5, 2025 (inception) through December 31, 2025 included in this proxy statement/prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Willow Lane

The financial statements of Willow Lane included in this proxy statement/prospectus have been prepared in accordance with U.S. GAAP.

Boost Run

Boost Run was formed in Delaware on March 21, 2024. The financial statements of Boost Run included in this proxy statement/prospectus have been prepared in accordance with U.S. GAAP.

This proxy statement/prospectus contains:

●	the audited financial statements of Willow Lane as of December 31, 2025 and December 31, 2024, and for the year ended December 31, 2025, and the period from July 3, 2024 (Inception) to December 31, 2024;

●	the audited financial statements of Boost Run as of and for the years ended December 31, 2025 and 2024.

Unless indicated otherwise, financial data presented in this proxy statement/prospectus has been taken from the audited financial statements of Willow Lane, Boost Run and Pubco, as applicable, included in this proxy statement/prospectus.

In this proxy statement/prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars.

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INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, Pubco, Willow Lane and Boost Run rely on and refer to industry data, information and statistics regarding the markets in which Boost Run competes that have been extracted from publicly available information, industry and general publications and research and studies conducted by third parties. Each of Pubco, Willow Lane and Boost Run has taken such care as it considers reasonable in the extraction and reproduction of such data, information and statistics.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The industry in which Pubco will operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this proxy statement/prospectus entitled “Risk Factors.” Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of data, the voluntary nature of the data gathering process and other limitations and uncertainties. Finally, while each of Pubco, Willow Lane and Boost Run believes its own internal estimates and research are reliable, and is not aware of any misstatements regarding such information and data presented in this proxy statement/prospectus, such research has not been verified by any independent source. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section of this proxy statement/prospectus entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Notwithstanding anything in this proxy statement/prospectus to the contrary, Pubco, Willow Lane and Boost Run are responsible for all disclosures in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This proxy statement/prospectus contains references to trademarks and service marks belonging to other entities.

Each of Willow Lane and Boost Run and its affiliates own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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DEFINED TERMS

In this document the following terms, when capitalized, have the following meanings.

“$,” “USD,” “US$” and “U.S. dollar” each refer to the legal currency of the United States.

“Administrative Services Agreement” means the administrative services agreement between Willow Lane and BLW Office LLC, an affiliate of the Sponsor.

“API” means application programming interface.

“Boost Run” means Boost Run Holdings, LLC, a Delaware limited liability company.

“BTIG” means BTIG, LLC, the sole book-running manager for and representative of the Underwriters.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Domestication and Mergers.

“Business Combination Agreement” means the Business Combination Agreement, dated September 15, 2025 and as amended on January 13, 2026, and as may be further amended from time to time, by and among Willow Lane, Boost Run, Pubco, SPAC Merger Sub, Company Merger Sub, SPAC Representative and Seller Representative. A current copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

“Clawback Policy” means the Executive Compensation Clawback Policy of Willow Lane.

“Closing” means the consummation of the transactions contemplated in the Business Combination Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code of Ethics” means the Code of Business Conduct and Ethics of Willow Lane.

“Combination Period” means the period ended November 12, 2026, or such later date as the shareholders may approve in accordance with the Willow Lane Memorandum and Articles.

“Company” means Boost Run.

“Company Merger” means the merger of Company Merger Sub with and into Boost Run, with Boost Run continuing as the surviving entity, as part of the Business Combination.

“Company Merger Sub” means Benchmark Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco.

“Compensation Committee” means the compensation committee of Willow Lane.

“Craig-Hallum” means Craig-Hallum Capital Group LLC, co-manager for the Willow Lane IPO.

“CST” means Continental Stock & Transfer Company.

“Earnout Agreement” means the earnout agreement entered into September 15, 2025, as amended on January 13, 2026, by and among the Sponsor, Pubco and SPV.

“Earnout Period” means the time period beginning on the date of the Closing ending on the three-year anniversary of the Closing.

“EGS” means Ellenoff Grossman & Schole LLP.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“FINRA” means Financial Industry Regulatory Authority, Inc.

“Founder Shares” means 4,628,674 Willow Lane Class B Ordinary Shares held by the Sponsor.

“GPU” means Graphics Processing Unit.

“HPC” means high-performance compute.

“Incentive Plan” means the Pubco 2026 Omnibus Incentive Plan, as amended from time to time, to become effective upon the Closing.

“Insider Letter” means the letter agreement dated November 7, 2024, by and among Willow Lane, its officers, directors and the Sponsor.

“Insider Letter Amendment” means the amendment to the letter agreement, dated as of September 15, 2025, by and among Willow Lane Acquisition Corp., Willow Lane Sponsor, LLC, BTIG, LLC, Boost Run Inc., Boost Run Holdings, LLC and the members of the board of directors or management team of Willow Lane Acquisition Corp. who are signatories thereto.

“Lock-Up Agreement” means the lock-up agreements dated September 17, 2025 and entered into by and among the Sellers, Boost Run, and Willow Lane.

“Meeting” means the extraordinary general meeting of Willow Lane Shareholders, to be held at 10:00 a.m. Eastern Time, on April 8, 2026 at offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually via live webcast on the Internet at https://www.cstproxy.com/willowspac/2026, and any adjournments or postponements of such extraordinary general meeting.

“Merger Subs” means SPAC Merger Sub together with Company Merger Sub.

“Mergers” means the SPAC Merger, together with the Company Merger.

“Nasdaq Rules” means the rules of the Global Market tier of the Nasdaq Stock Market.

“Newbridge” means Newbridge Securities Corporation.

“Note” means the installment note in the initial principal amount of $8,500,000, to be paid by Pubco to Andrew Karos.

“NTBV” means net tangible book value.

“Private Placement Warrants” means the warrants to purchase Willow Lane Class A Ordinary Shares purchased as part of the private placement that occurred simultaneously with the Willow Lane IPO. Following the Domestication, references to “Private Placement Warrants” mean the private placement warrants of Willow Lane, each of which is exercisable for one Pubco Class A Common Share. Following the Closing, references to “Private Placement Warrants” mean the “Pubco Private Warrants.”

“Pubco” means Boost Run Inc., a Delaware corporation.

“Pubco Board” means the board of directors of Pubco.

“Pubco Bylaws” means the bylaws of Pubco.

“Pubco Charter” means the amended and restated certificate of incorporation of Pubco.

“Pubco Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Pubco.

“Pubco Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Pubco.

“Pubco common stock” means the Pubco Class A Common Stock and Pubco Class B Common Stock.

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“Pubco Preferred Stock” means the preferred stock, par value $0.0001 per share, of Pubco.

“Pubco Organizational Documents” means the Pubco Charter and the Pubco Bylaws.

“Pubco Public Warrants” the equivalent warrants of Pubco issued in exchange for the Willow Lane Public Warrants (as defined below) upon consummation of the Merger.

“Public Shares” means the Willow Lane Class A Ordinary Shares issued in the Willow Lane IPO.

“Public Shareholders” means the holders of Willow Lane Class A Ordinary Shares.

“Proposals” means the proposals included in this proxy statement/prospectus.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPAC Representative” means George Peng, solely in his capacity as the representative from and after the Effective Time, of the Willow Lane shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the Sellers).

“Seller Support Agreement” means the support agreement dated September 15, 2025 by and among the Sellers, Willow Lane and Boost Run.

“Sellers” means the holders of Boost Run’s issued and outstanding membership interests prior to the Closing.

“Sellers Representative” means Andrew Karos solely in his capacity as the representative, from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Business Combination Agreement.

“SPAC Insiders” means the Sponsor and to the officers and directors of Willow Lane, collectively.

“SPAC Merger Sub” means Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco.

“SPAC Merger” means the merger of SPAC Merger Sub merges into Willow Lane, with Willow Lane continuing as the surviving entity, as part of the Business Combination.

“SPV” means Goodrich ILMJS LLC, a Delaware limited liability company.

“Sponsor” means Willow Lane Sponsor, LLC, a Delaware limited liability company.

“Transfer Agreement” means the transfer agreement entered into on September 15, 2025, between the Sponsor and SPV.

“Transactions” means the transactions contemplated by the Business Combination Agreement.

“Underwriters” means Willow Lane’s underwriters of the Willow Lane IPO.

“Underwriting Agreement” means the underwriting agreement between Willow Lane and BTIG entered into on November 7, 2024, as amended on October 17, 2025.

“U.S. GAAP” means U.S. generally accepted accounting principles.

“VWAP” means volume-weighted average price.

“Weil Consulting Agreement” means the consulting agreement entered into January 13, 2026, by and between Pubco and B. Luke Weil.

“Willow Lane” means Willow Lane Acquisition Corp., a Cayman Islands exempted company.

“Willow Lane Board” means the board of directors of Willow Lane.

“Willow Lane Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Willow Lane.

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“Willow Lane Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001, of Willow Lane.

“Willow Lane Class B Shareholders” means holders of Willow Lane Class B Ordinary Shares.

“Willow Lane IPO” or “Initial Public Offering” means the Willow Lane initial public offering of units consummated on November 12, 2024.

“Willow Lane Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of Willow Lane.

“Willow Lane Ordinary Shares” means the Willow Lane Class A Ordinary Shares and the Willow Lane Class B Ordinary Shares.

“Willow Lane Public Warrants” means the warrants issued in the Willow Lane IPO.

“Willow Lane Shareholders” means holders of Willow Lane Ordinary Shares.

“Winston” means Winston & Strawn LLP.

“Working Capital Loans” means the working capital loans to Willow Lane to finance the transaction costs in connection with an intended initial business combination.

“Working Capital Warrants” means the warrants of Pubco that the Working Capital Loans may convert into, at the option of the lender.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Pubco, Willow Lane and Boost Run and their respective management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

●	financial results or strategies regarding Pubco,

●	Boost Run, the Business Combination and statements regarding the anticipated benefits and timing of the completion of the Business Combination,

●	Pubco’s listing on any securities exchange,

●	future financial condition and performance and expected financial impacts of the Business Combination and

●	the satisfaction of closing conditions to the Business Combination.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of Pubco, Willow Lane and Boost Run as of any subsequent date, and neither Pubco, Willow Lane nor Boost Run undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or to instruct how your vote should be cast or how you should vote your shares on the Proposals. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Pubco may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of securities of Willow Lane or Pubco;

●	the risk that the Business Combination may not be completed by the period specified in the Business Combination Agreement;

●	the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Willow Lane Shareholders;

●	failure to realize the anticipated benefits of the Business Combination;

●	the level of redemptions of the Public Shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing or trading of the Public Shares or the shares of Pubco common stock;

●	the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after the Closing;

●	costs related to the Business Combination and as a result of Pubco becoming a public company;

●	changes in business, market, financial, political and regulatory conditions;

●	Boost Run’s ability to execute its business model, including market acceptance of its products;

●	risks related to Boost Run’s future growth;

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●	risks related to the Boost Rune’s limited number of suppliers and any disruption in the availability of components;

●	Boost Run’s access to power and any increased costs to procure power;

●	Boost Run’s reliance on third-party partners;

●	any failure of Boost Run’s data center providers to meet the requirements of Boost Run’s business, or any damage, interruption or security breach to data center facilities;

●	risks related to equipment loss, damage, theft, or inability to recover or access Boost Run’s assets;

●	Boost Run’s limited control over third-party owned and operated data centers;

●	risks related to Boost Run’s pricing competitiveness, availability of colocation capacity, and constraints on partners’ willingness to expand;

●	any strategic investments, combinations, joint-ventures, acquisitions or alliances consummated by Boost Run;

●	Boost Run’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

●	Boost Run’s ability to efficiently enhance its platform, develop and sell new solutions and services, and respond effectively to rapidly changing technology;

●	uncertainties related to the broader adoption, use and commercialization of AI technology, in addition to the rapid pace of developments in the AI field;

●	Boost Run’s future capital requirements and sources and uses of cash;

●	uncertainties surrounding Boost Run’s business model;

●	Boost Run’s lack of business interruption insurance;

●	data protection or cybersecurity incidents and related regulations;

●	risks related to any failure to maintain high-quality customer support and cloud operations services;

●	the risk that Boost Run’s technology and infrastructure may not operate as expected, including but not limited to as a result of significant coding, manufacturing or configuration errors, and any failure of IT service providers, business partners, vendors, suppliers, or other third-party services providers to provide services;

●	Boost Run’s limited operating history;

●	Boost Run’s ability to attract and retain a diverse and balanced customer base;

●	Boost Run’s ability to attract and retain key personnel;

●	uncertainty or changes with respect to laws and regulations, including with respect to AI, machine learning, automated decision making, data privacy, data protection and information security;

●	Boost Run’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	Boost Run’s use of “open-source” software;

●	expenses associated with defending intellectual property infringement claims or other future litigation, claims or investigations;

●	risks related to adverse global macroeconomic conditions, geopolitical risks, or reduced spending on AI and machine learning or cloud infrastructure;

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●	risks related to natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war and regional geopolitical conflicts around the world;

●	risks associated with the initial concentrated ownership and the dual-class structure with Andrew Karos, the founder of Boost Run and Pubco’s Chief Executive Officer;

●	risks related to increased competition in the industries in which Pubco will operate;

●	risks that after the Closing, Pubco experiences difficulties managing its growth and expanding operations;

●	the outcome of any potential legal proceedings that may be instituted against Pubco, Willow Lane or others following the announcement of the Business Combination, and

●	other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors.”

While forward-looking statements reflect Pubco’s, Willow Lane’s and Boost Run’s good faith beliefs, as applicable, they are not guarantees of future performance. Except as otherwise required by applicable law, Pubco, Willow Lane and Boost Run disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement/prospectus. For a further discussion of these and other factors that could cause Pubco’s, Willow Lane’s and Boost Run’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Pubco, Willow Lane and Boost Run.

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Questions and Answers About the Proposals

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the Meeting and the Proposals. The following questions and answers do not include all the information that is important to Willow Lane Shareholders. Willow Lane Shareholders are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Meeting.

Q:	Why am I receiving this proxy statement/prospectus?

A:	On September 15, 2025, Willow Lane entered into the Business Combination Agreement.

This proxy statement/prospectus and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.

Q:	What is being voted on at the Meeting?

A:	Willow Lane Shareholders are being asked to vote to approve the following Proposals:

(1)	The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt, by ordinary resolution of Willow Lane Shareholders, the Business Combination Agreement and the Business Combination. See the section entitled “The Business Combination Proposal.”

(2)	The Domestication Proposal — to consider and vote upon a proposal to approve, by special resolution of Willow Lane Class B Shareholders, the Domestication. See the section entitled “The Domestication Proposal.”

(3)	The Charter Proposal — to consider and vote upon a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the adoption by Pubco of the Pubco Charter and the Pubco Bylaws. See the section entitled “The Charter Proposal.”

(4)	The Organizational Documents Proposals — to consider and vote, on a non-binding advisory basis, seven separate proposals to approve, by ordinary resolution of Willow Lane Shareholders, the material differences between the Willow Lane Memorandum and Articles and the Pubco Charter and Pubco Bylaws, specifically:

●

Advisory Proposal A — to approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, 200,000,000 shares of Pubco Class B Common Stock, and 300,000,000 shares of Pubco Preferred Stock.

●	Advisory Proposal B — to approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

●	Advisory Proposal C — to approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

●	Advisory Proposal D — to approve a provision that amendment of the Pubco Charter generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

●	Advisory Proposal E — to approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

●	Advisory Proposal F — to approve the removal of all of the provisions applicable only to blank check companies.

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●	Advisory Proposal G — to approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such Pubco Class B Common Stock or any legal or beneficial interest in such shares.

(5)	The Director Election Proposal — to consider and vote on a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the election of seven (7) directors, effective upon the Closing, to serve on the Pubco Board until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal. See the section entitled “The Director Election Proposal.”

(6)	The Nasdaq Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco common stock in connection with the Business Combination, (ii) Karos Earnout Shares, Sponsor Earnout Shares and SPV Earnout Shares, (ii) additional shares of Pubco common stock (a) upon conversion of the Working Capital Loans and (b) pursuant to the Incentive Plan (as defined below). See the section entitled “The Nasdaq Proposal.”

(7)	The Incentive Plan Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex D, which, if approved by the Willow Lane shareholders and adopted by Pubco, will be available to Pubco on a go-forward basis from the Closing. See the section entitled “The Incentive Plan Proposal.”

(8)	The Insider Letter Amendment Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the Insider Letter Amendments, attached to the accompanying proxy statement/prospectus as Annex E, to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described herein, and (iv) release 10% of the Founder Shares from lock-up restrictions, subject to and contingent upon the Closing. See the section entitled “The Insider Letter Amendment Proposal.”

(9)	The Adjournment Proposal — to consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the adjournment the Meeting to a later date or dates, if it is determined by Willow Lane additional time is necessary or appropriate to complete the Business Combination or for any other reason. See the section entitled “The Adjournment Proposal.”

Willow Lane will hold the Meeting to consider and vote upon these Proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. Willow Lane Shareholders should read it carefully.

The vote of Willow Lane Shareholders is important. Willow Lane Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:	What will happen to the Willow Lane Class A Ordinary Shares in connection with the Closing?

A:

Willow Lane Class A Ordinary Shares are currently listed on Nasdaq under the symbol “WLAC.” In connection with the Closing, holders of Willow Lane Class A Ordinary Shares will receive one share of Pubco common stock for each Willow Lane Class A Ordinary Share they hold immediately prior to the Effective Time at Closing. Pubco intends to apply for listing, to be effective at the time of the Closing, of its shares of Pubco Class A Common Stock and Pubco Public Warrants on Nasdaq under the symbols “BRUN” and “BRUNW.”

Q:	What equity stake will current Public Shareholders, the Sponsor, the Sellers, other Boost Run shareholders including the SPV) hold in Pubco immediately after the completion of the Business Combination?

A:	Upon the completion of the Business Combination, assuming no Public Shareholders of Willow Lane exercise redemption rights with respect to their Public Shares upon completion of the Business Combination and that no shares of Pubco common stock are issued pursuant to the Incentive Plan, (i) the Public Shareholders, (ii) the Sponsor, (iii) the Sellers, and (iv) other Boost Run shareholders including the SPV, in each case, will own approximately 20.6%, 5.5%, 71.9%,and 2.1% of the issued and outstanding shares of Pubco common stock, respectively.

If any of the Public Shareholders exercise their redemption rights, the percentage of the issued and outstanding shares of Pubco common stock held by the Public Shareholders will decrease and the percentages of issued and outstanding shares of Pubco common stock held by the Sponsor, the Sellers, and other Boost Run shareholders including the SPV, will each increase, in each case relative to the percentage held if none of the Public Shares are redeemed. Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience dilution upon the issuance of any shares of Pubco common stock pursuant to the Incentive Plan and other future equity issuances by Pubco that are unanticipated as of the date of this proxy statement/prospectus.

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The tables below illustrate varying beneficial ownership levels in Pubco immediately upon Closing, assuming No Redemptions by Public Shareholders, 25% Redemptions by Public Shareholders (3,162,500 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders), 50% Redemptions by Public Shareholders (6,325,000 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders), 75% Redemptions by Public Shareholders (9,487,500 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders) and 100% Redemptions by Public Shareholders (12,650,000 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders). If any of these assumptions are not correct, these percentages will be different.

Potential ownership of issued and outstanding shares of Pubco common stock upon Closing:

	Pro Forma Combined Share Ownership
	Assuming		Assuming		Assuming		Assuming		Assuming
	No Redemption		25% Redemption		50% Redemption		75% Redemption		100% Redemption
	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage

Pubco Class A Common Stock issued to Sponsor and SPAC Insiders	4,628,674	8%	4,628,674	8%	4,628,674	8%	4,628,674	9%	4,628,674	9%
Pubco Class A Common Stock issued to Willow Lane Public Shareholders	12,650,000	21%	9,487,500	16%	6,325,000	11%	3,162,500	6%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders	29,533,018	48%	29,533,018	51%	29,533,018	54%	29,533,018	57%	29,533,018	61%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	23%	14,616,982	25%	14,616,982	27%	14,616,982	28%	14,616,982	30%
Total outstanding shares of Pubco Common Stock	61,428,674	100%	58,266,174	100%	55,103,674	100%	51,941,174	100%	48,778,674	100%

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Potential ownership of fully diluted shares of Pubco common stock upon Closing:

	Pro Forma Combined Share Ownership
	Assuming		Assuming		Assuming		Assuming		Assuming
	No Redemption		25% Redemption		50% Redemption		75% Redemption		100% Redemption
	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage

Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	5%	4,628,674	6%	4,628,674	6%	4,628,674	6%	4,628,674	6%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	15%	9,487,500	12%	6,325,000	8%	3,162,500	4%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders	29,533,018	35%	29,533,018	36%	29,533,018	38%	29,533,018	39%	29,533,018	41%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	18%	14,616,982	18%	14,616,982	19%	14,616,982	20%	14,616,982	20%
Pubco Class A Common Stock issued to WLAC Public Warrants	6,325,000	8%	6,325,000	8%	6,325,000	8%	6,325,000	8%	6,325,000	9%
Pubco Class A Common Stock issued to WLAC Private Warrants	5,145,722	6%	5,145,722	6%	5,145,722	7%	5,145,722	7%	5,145,722	7%
Earnout Shares payable to Mr. Karos in three tranches subject to achievement of specified share price milestones	7,875,000	9%	7,875,000	10%	7,875,000	10%	7,875,000	11%	7,875,000	11%
Earnout Shares payable to Sponsor in three tranches subject to achievement of specified share price milestones	1,125,000	1%	1,125,000	1%	1,125,000	1%	1,125,000	1%	1,125,000	2%
Earnout Shares payable to SPV in three tranches subject to achievement of specified share price milestones	1,968,750	2%	1,968,750	2%	1,968,750	2%	1,968,750	3%	1,968,750	3%
Deferred Shares payable to Mr. Weil in three tranches subject to achievement of specified share price milestones	336,000	1%	336,000	1%	336,000	1%	336,000	1%	336,000	1%
Total fully diluted shares of PubCo Common Stock	84,204,146	100%	81,041,646	100%	77,879,146	100%	74,716,646	100%	71,554,146	100%

Dilution

Dilution per share to Public Shareholders is determined by Willow Lane’s net tangible book value (“NTBV”) per share, as adjusted, while excluding the Business Combination, while giving effect to material probable or consummated transactions and other material effects on Willow Lane’s NTBV per share, from the Public Shareholders as set forth as follows under five redemption scenarios.

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The following table illustrates Willow Lane’s NTBV per share and the change in Willow Lane’s NTBV per share, as adjusted, following the Closing, but excluding the other effects of the Business Combination, while giving effect to probable or consummated transactions that are material and other material effects on Willow Lane’s NTBV per share. These are presented in relation to the offering price per Public Share in the Willow Lane IPO as set forth as follows under the five redemption scenarios:

	Assuming	Assuming	Assuming	Assuming	Assuming
	No	25%	50%	75%	Maximum
	Redemption	Redemption	Redemption	Redemption	Redemption

Offering price of the securities in the initial registered offering price per share	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value, as adjusted(1)	$125,179,847	$92,033,847	$58,887,847	$25,741,847	$(7,403,974)
As adjusted shares(2)	20,708,424	17,545,924	14,383,424	11,220,924	8,058,424
Net tangible book value per share, as adjusted, as of December 31, 2025	$6.04	$5.25	$4.09	$2.29	$(0.92)
Dilution per share to Willow Lane Public Shareholders	$3.96	$4.75	$5.91	$7.71	$10.92

(1)	See table below for reconciliation of net tangible book value, as adjusted.
(2)	See table below for reconciliation of as adjusted shares.

	Assuming	Assuming	Assuming	Assuming	Assuming
	No	25%	50%	75%	Maximum
	Redemption (1)	Redemption (2)	Redemption (3)	Redemption (4)	Redemption (5)

Net tangible book value per share, as adjusted, as of December 31, 2025	$6.04	$5.25	$4.09	$2.29	$(0.92)

Numerator adjustments
Willow Lane’s net tangible book value	$(4,895,873)	$(4,895,873)	$(4,895,873)	$(4,895,873)	$(4,895,873)
Transaction expenses to be incurred by Willow Lane	(2,508,101)	(2,508,101)	(2,508,101)	(2,508,101)	(2,508,101)
Reclassification of shares subject to redemption to equity	132,583,821	99,437,821	66,291,821	33,145,821	-
As adjusted net tangible book value	$125,179,847	$92,033,847	$58,887,847	$25,741,847	$(7,403,974)

Denominator adjustments (6)
Willow Lane’s Public Shareholders	12,650,000	9,487,500	6,325,000	3,162,500	-
Willow Lane’s Sponsor	4,628,674	4,628,674	4,628,674	4,628,674	4,628,674
Willow Lane’s Sponsor Earnout Shares	1,125,000	1,125,000	1,125,000	1,125,000	1,125,000
Willow Lane’s SPV Earnout Shares	1,968,750	1,968,750	1,968,750	1,968,750	1,968,750
Mr Weil’s Deferred Shares	336,000	336,000	336,000	336,000	336,000
As adjusted Willow Lane’s shares outstanding	20,708,424	17,545,924	14,383,424	11,220,924	8,058,424

(1)	Reclassification of shares subject to redemption assumes that no Public Shareholders exercise their redemption rights with respect to their Willow Lane Class A ordinary shares for a pro rata share of the funds in the Trust Account.
(2)	Assumes that 25% of Public Shareholders, holding 3,162,500 Willow Lane Class A ordinary shares, exercise their redemption rights for an aggregate payment of approximately $33.1 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. The remaining amount held in the Trust Account of approximately $99.4 million is reclassified to equity.
(3)	Assumes that 50% of Public Shareholders, holding 6,325,000 Willow Lane Class A ordinary shares, exercise their redemption rights for an aggregate payment of approximately $66.3 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. The remaining amount held in the Trust Account of approximately $66.3 million is reclassified to equity.
(4)	Assumes that 75% of Public Shareholders, holding 9,487,500 Willow Lane Class A ordinary shares, exercise their redemption rights for an aggregate payment of approximately $99.4 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. The remaining amount held in the Trust Account of approximately $33.1 million is reclassified to equity.
(5)	Assumes that Public Shareholders, holding 12,650,000 Willow Lane Class A ordinary shares, exercise their redemption rights for an aggregate payment of approximately $132.6 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. There is no remaining amount held in the Trust Account to be reclassified to equity.
(6)	The earnout shares issuable to Mr. Karos are not included in the denominator because these dilutive shares have no impacts to Willow Lane’s NTBV per share.

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For purposes of Item 1604(c)(1) of Regulation S-K, Pubco would have 64,858,424 total shares of Pubco common stock outstanding immediately after giving effect to the Business Combination under the “No Redemptions” scenario based on the assumptions set forth in the preceding paragraph and as further described above. Where there are no redemptions of Public Shares prior to the Closing, Willow Lane valuation is based on the $10.00 issuance price per Public Share in the Willow Lane IPO and is therefore calculated as: $10.00 (Willow Lane per share Willow Lane IPO price) multiplied by 64,858,424 shares, or $648,584,240. The following table illustrates the valuation at the $10.00 issuance price per share in the Willow Lane IPO for each redemption scenario:

	Assuming	Assuming	Assuming	Assuming	Assuming
	No	25%	50%	75%	Maximum
	Redemption	Redemption	Redemption	Redemption	Redemption
Offering price of the securities in the initial registered offering price per share	$10.00	$10.00	$10.00	$10.00	$10.00
As adjusted Willow Lane’s shares outstanding	20,708,424	17,545,924	14,383,424	11,220,924	8,058,424
Shares issued to Boost Run shareholders in Business Combination	44,150,000	44,150,000	44,150,000	44,150,000	44,150,000
Number of shares after giving effect to the Business Combination	64,858,424	61,695,924	58,533,424	55,370,924	52,208,424
The Company valuation at or above which the non-redeeming shareholders’ interest per share being at least the IPO price per share	$648,584,240	$616,959,240	$585,334,240	$553,709,240	$522,084,240

The foregoing required disclosure is not a guarantee that the trading price of Pubco common stock will not be below the offering price in the Willow Lane IPO, nor is the required disclosure a guarantee that Pubco will attain any of the levels of valuation presented.

The above discussion and table are based on 17,278,674 Willow Lane Ordinary Shares outstanding on December 31, 2025.

The above discussion and table also exclude potential dilutive effects associated with future issuances or grants of equity or equity-linked securities by Pubco pursuant to the Incentive Plan expected to be adopted in connection with the Closing.

The aforementioned equity issuances are not the only sources of potential dilution to the relative ownership percentage associated with shares of Pubco common stock held by non-redeeming Public Shareholders after the Closing; any additional equity and equity-linked issuances by Pubco may result in additional dilution to Public Shareholders’ percentage ownership in Pubco, potentially significantly, and may have other effects, as described above and as further described in the “Risk Factors” section of this proxy statement/prospectus.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Summary of the Proxy Statement/Prospectus — Ownership of Pubco After the Transactions” and “Summary of the Proxy Statement/Prospectus — Dilution” as described above. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:	What conditions must be satisfied or waived to complete the Business Combination?

A:	Under the Business Combination Agreement, the obligations of the parties to consummate the Transactions are subject to a number of conditions customary in transactions undertaken by special purpose acquisition companies, including, among others: (i) the receipt of the approval of Willow Lane’s shareholders of the Business Combination Agreement; (ii) the consummation of the Business Combination not being prohibited by applicable law; (iii) the effectiveness of the Registration Statement; and (iv) the shares of Pubco Class A Common Stock and the Pubco Public Warrants having been approved for listing on Nasdaq. In addition, unless waived by Willow Lane, the obligations of Willow Lane to consummate the Transactions are also subject to the satisfaction of customary closing conditions, including that there has been no occurrence of a material adverse effect with respect to Boost Run or Pubco since the date of the Business Combination Agreement. In addition, unless waived by Boost Run, the obligations of Boost Run, Pubco, SPAC Merger Sub and Company Merger Sub to consummate the Transactions are also subject to the satisfaction of customary closing conditions.

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For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination — The Business Combination Agreement” and “The Business Combination — Ancillary Documents.”

Q:	Why is Willow Lane providing Willow Lane Shareholders with the opportunity to vote on the Business Combination?

A:	Under the Willow Lane Memorandum and Articles, Willow Lane must provide all Public Shareholders with the opportunity to have their Public Shares redeemed either in conjunction with a tender offer or in conjunction with a shareholder vote to approve the initial business combination. For business reasons, Willow Lane has elected to structure the Business Combination in such a way as to provide Public Shareholders with the opportunity to have their Public Shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, Willow Lane is seeking to obtain the approval of the Willow Lane Shareholders of the Business Combination Proposal, among the other Proposals, in order to allow the Public Shareholders to effectuate redemptions of their Public Shares in connection with the vote to approve the Business Combination.

Q:	How many votes do I have at the Meeting?

A:	Willow Lane Shareholders are entitled to one vote at the Meeting for each Willow Lane Ordinary Share held of record as of March 12, 2026, the Record Date for the Meeting. As of the close of business on the Record Date, there were 17,278,674 Willow Lane Ordinary Shares issued and outstanding.

Q:	What vote is required to approve the proposals presented at the Meeting?

A:

To pass, each of the Business Combination Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Adjournment Proposal Proposals requires an ordinary resolution of the Willow Lane Shareholders, which requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum).

Willow Lane Shareholders are also being asked to approve, on a non-binding advisory basis, the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal. Although the Willow Lane Board is asking Willow Lane Shareholders to approve the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal on a non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal, the Pubco Charter and Pubco Bylaws will take effect upon the Closing if the Business Combination Proposal is approved.

Willow Lane Class B Shareholders are being asked to approve the Domestication Proposal by a special resolution. Under the Willow Lane Memorandum and Articles, the Domestication must be approved by a special resolution passed by Willow Lane Class B Shareholders.

Assuming a quorum is established, a Willow Lane Shareholder’s failure to vote by proxy or to vote at the Meeting will have no effect on the Proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on any of the Proposals. The Sponsor currently holds 4,628,674 Willow Lane Class B Ordinary Shares, representing 26.79% of the issued and outstanding Willow Lane Ordinary Shares, in favor of each of the Proposals. As a result, with respect to each Proposal that require approval of Willow Lane Shareholders by an ordinary resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 4,010,664, or 31.70%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and would not need any Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved. With respect to each Proposal that requires approval of Willow Lane Shareholders by a special resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 6,890,443, or 54.47%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and only 1,130,886, or 8.94%, of the 12,650,000 Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved.

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Q:	Are the Proposals conditioned on one another?

A:	Under the Business Combination Agreement, the approval by Willow Lane Shareholders of the Business Combination Proposal, the Domestication Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Insider Letter Amendment Proposal are conditions to the consummation of the Business Combination. If any of those Proposals are not approved by Willow Lane Shareholders, the Business Combination will not be consummated, unless the required approval of any Proposals that are not approved is waived by the parties. The Domestication Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Insider Letter Amendment Proposal are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal.

Q:	What constitutes a quorum at the Meeting?

A:	A quorum of Willow Lane Shareholders is necessary to hold a valid meeting. The holders of at least one-third of the Willow Lane Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum. As of the Record Date, Willow Lane Shareholders holding 8,639,338 Willow Lane Ordinary Shares would be required to achieve a quorum at the Meeting. In addition to the Willow Lane Ordinary Shares held by the Sponsor, which represent approximately 26.79% of the issued and outstanding Willow Lane Ordinary Shares and which will count towards this quorum, Willow Lane will need only Public Shareholders holding 4,010,664 Willow Lane Ordinary Shares, or 31.70%, of the 12,650,000 Public Shares represented in person (including via the virtual meeting platform) or by proxy at the Meeting to have a valid quorum.

Q:	How will the Sponsor and Willow Lane’s directors and officers vote?

A:	The Sponsor has agreed to vote its 4,628,674 Willow Lane Ordinary Shares, representing 26.79% of the issued and outstanding Willow Lane Ordinary Shares, in favor of each of the Proposals. While none of Willow Lane’s executive officers or directors directly own any Willow Lane Ordinary Shares, pursuant to the Insider Letter, each of Willow Lane’s executive officers and directors have agreed to vote any Willow Lane Ordinary Shares held by them in favor of the initial business combination, including the Business Combination. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if the Sponsor and Willow Lane’s officers and directors had agreed to vote their Willow Lane Ordinary Shares in accordance with the majority of the votes cast by Public Shareholders.

As a result, with respect to each Proposal that require approval of Willow Lane Shareholders by an ordinary resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 4,010,664, or 31.70%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and would not need any Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved. With respect to each Proposal that requires approval of Willow Lane Shareholders by a special resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 6,890,443, or 54.47%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and only 1,130,886, or 8.94%, of the 12,650,000 Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved.

Q:	What interests do the Sponsor, Willow Lane’s directors and executive officers and their affiliates have in the Business Combination?

A:

When Public Shareholders consider the recommendation of the Willow Lane Board in favor of approval of the Business Combination and other Proposals, Public Shareholders should keep in mind that the Sponsor and Willow Lane’s directors and officers have interests in the Proposals that are different from or in addition to (and which may conflict with), the interests of a Public Shareholder as a Willow Lane Shareholder. These interests include, among other things:

●	As of the date hereof, the Sponsor is the record holder of 4,628,674 Willow Lane Class B Ordinary Shares and 4,007,222 Willow Lane Private Warrants, each Willow Lane Private Warrant entitling the holder thereof to purchase one Willow Lane Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The following persons have material interests in the Sponsor: B. Luke Weil, Chief Executive Officer and Chairman of Willow Lane, is the sole managing member of the Sponsor and holds voting and investment discretion with respect to the Willow Lane Ordinary Shares held of record by the Sponsor; directors and officers of Willow Lane hold indirect interest in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements.;

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●	The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. As of the date hereof, the aggregate value of such securities is estimated to be approximately $______ million, assuming (i) the per share value of the 4,628,674 Founder Shares is the same as the $_____ closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date, and (ii) the per warrant value of the 4,007,222 Willow Lane Private Warrants is the same as the $_____ closing price of the Willow Lane Public Warrants on Nasdaq on March 12, 2026, the Record Date. The Sponsor is a party to the Transfer Agreement. Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Share held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased. As a result, the Sponsor is likely to be able to recoup its investment in Willow Lane, through its sale of such securities to SPV or otherwise, and make a substantial profit on that investment, even if shares of Pubco common stock loses significant value after the Closing. This means that the Sponsor could earn a positive rate of return on its investment, even if the Public Shareholders experience a negative rate of return in Pubco;

●	Pursuant to terms of the Insider Letter, the Founder Shares, the Willow Lane Private Warrants and the Willow Lane Class A Ordinary Shares underlying the Willow Lane Private Warrants are subject to certain lock-up restrictions whereby, subject to certain limited exceptions, such securities are not transferable or saleable (i) in the case of the Founder Shares, until the earlier of (A) six months after the completion of an initial business combination or earlier if, subsequent to an initial business combination, the closing price of the Willow Lane Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after an initial business combination and (B) the date following the completion of an initial business combination on which Willow Lane completes a liquidation, merger, share exchange or other similar transaction that results in all of Willow Lane Shareholders having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property and (ii) in the case of the Willow Lane Private Warrants and any Willow Lane Class A Ordinary Shares issuable upon conversion or exercise thereof, until 30 days after the completion of an initial business combination; provided, however, that if the Insider Letter Amendments Proposal is approved by Willow Lane Shareholders when presented at the Meeting, the foregoing lock-up terms will be amended as set forth in such proposal, upon the effectiveness of the Insider Letter Amendments at the Closing, and 10% of the Founder Shares will be released from the lock-up restrictions. Pursuant to the Insider Letter, the Sponsor may, on or before the Closing of the Business Combination, transfer some or all of the Founder Shares and Willow Lane Private Warrants held by it, subject to certain restrictions set forth in the Insider Letter, and such 10% of such transferred Founder Shares may be released from lock-up restrictions pursuant to the Insider Letter Amendments. In this regard, while the Founder Shares are not the same as the Willow Lane Class A Ordinary Shares, are subject to certain restrictions that are not applicable to the Willow Lane Class A Ordinary Shares, and may become worthless if Willow Lane does not complete a business combination by the end of Combination Period (as defined below), the aggregate value of the 4,628,674 Founder Shares owned by the Sponsor is estimated to be approximately $_____ million, assuming the per share value of the Founder Shares is the same as the $_____closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date;

●	Willow Lane has until November 12, 2026, or until such earlier liquidation date as the Willow Lane Board may approve or such later date as the Willow Lane Shareholders may approve in accordance with the Willow Lane Memorandum and Articles, to consummate a business combination. If the Business Combination with Boost Run is not consummated and Willow Lane does not consummate another business combination by the end of the Combination Period, Willow Lane will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Willow Lane Board, liquidating and dissolving, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 4,628,674 Founder Shares and 4,007,222 Willow Lane Private Warrants held by the Sponsor would be worthless because the Sponsor has waived its right to participate in any redemption or distribution with respect to such Willow Lane Ordinary Shares;

●	The Sponsor and Willow Lane’s directors and officers have agreed not to redeem any Willow Lane Ordinary Shares held by them in connection with a shareholder vote to approve a proposed business combination, including the Business Combination;

●	The Willow Lane Memorandum and Articles provide that, to the fullest extent permitted by applicable law: (i) none of the Sponsor or any individual serving as a director or an officer of Willow Lane, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Willow Lane, and (ii) Willow Lane renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for the Sponsor or any director or officer, on the one hand, and Willow Lane, on the other or (b) the presentation of which would breach an existing legal obligation of the Sponsor or a director or officer to any other entity. In the course of their other business activities, Willow Lane’s directors and officers may have, or may become aware of, other investment and business opportunities which may be appropriate for presentation to Willow Lane as well as the other entities with which they are affiliated. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Willow Lane’s directors and officers shall have no duty to communicate or offer any such corporate opportunity to Willow Lane and shall not be liable to Willow Lane or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to Willow Lane. Willow Lane’s management has pre-existing fiduciary duties and contractual obligations and if there is a conflict of interest in determining to which entity a particular business combination opportunity should be presented, any pre-existing fiduciary obligation will be presented the business combination opportunity before Willow Lane is presented with it. Willow Lane does not believe that the pre-existing fiduciary duties or contractual obligations of its directors and officers materially impacted its search for an acquisition target;

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●	The Sponsor is a party to the Earnout Agreement. Pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing;

●	Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing;

●	Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will have the right to require Pubco, at Pubco’s expense, to register Pubco common stock that it holds on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Amended and Restated Registration Rights Agreement will also provide that Pubco will pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act;

●	The Sponsor, its affiliates or Willow Lane’s directors and officers may make Working Capital Loans to Willow Lane to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Willow Lane Private Warrants. As of the date of this proxy statement/prospectus, there are no outstanding Working Capital Loans;

●	The Sponsor, Willow Lane’s directors and officers and their affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor, Willow Lane’s directors and officers or their affiliates has incurred any such expenses which would be reimbursed at the Closing;

●	Willow Lane’s directors and officers will be eligible for continued indemnification and continued coverage under a tail policy for Willow Lane’s directors’ and officers’ liability insurance policy for up to a six-year period from and after the Closing for events occurring prior to the Closing, which tail policy is to be fully paid for by Pubco pursuant to the Business Combination Agreement. If the Business Combination does not close, Willow Lane’s directors and officers may not receive this tail insurance coverage;

●	Pursuant to the terms of the Administrative Services Agreement, BLW Office LLC, an affiliate of the Sponsor, is entitled to $10,000 per month for office space, utilities, and secretarial and administrative support until the earlier of the completion of an initial business combination or Willow Lane’s liquidation; and

●	The anticipated election of B. Luke Weil and Rayne Steinberg as directors of Pubco in connection with the consummation of the Business Combination. As such, in the future, Messrs. Weil and Steinberg may receive any cash or equity compensation that the Pubco Board determines to pay to Messrs. Weil and Steinberg

For more information, see “Certain Relationships and Related Party Transactions.”

Q:	When will the Sponsor and the Sellers be entitled to transfer their Pubco securities?

A:	Each of the Sponsor, Boost Run, Pubco has agreed to restrictions on such person’s ability to transfer, assign or sell their Pubco securities as set forth in the Insider Letter Amendments and as summarized in the table below. In addition, each of the Sellers has agreed to restrictions on such person’s ability to transfer, assign or sell their Pubco securities as set forth in the Lock-Up Agreements and as summarized in the table below Such transfer restrictions will apply until their applicable expiration dates, unless earlier waived by the applicable contracting parties.

Subject Securities	Persons Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
Shares of Pubco common stock received in exchange for Founder Shares	Sponsor Underwriters	6 months after the Closing	The lock-up period shall not apply to 10% of Sponsor’s shares of Pubco common stock and is subject to early release on the earlier of (x) the date after the Closing on which the closing price of Pubco common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco common stock for cash, securities or other property.

Pubco Private Warrants received in exchange for Willow Lane Private Placement Warrants and Working Capital Warrants	Sponsor	30 days after the Closing

Shares of Pubco common stock received in exchange for Boost Run securities	Sellers	6 months after the Closing	The lock-up period shall not apply to 10% of each Seller’s shares of Pubco common stock and is subject to early release on the earlier of (x) the date after the Closing on which the closing price of Pubco common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco common stock for cash, securities or other property

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Q:	Did the Willow Lane Board obtain a fairness opinion (or any similar report or appraisal) in determining whether or not to proceed with the Business Combination?

A:	Yes. The Willow Lane Board obtained a fairness opinion from Newbridge, dated September 15, 2025, which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by Willow Lane in the Business Combination was fair, from a financial point of view, to Willow Lane. Willow Lane obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Opinion of Willow Lane’s Financial Advisor” for additional information. The independent directors of the Willow Lane Board did not separately retain an unaffiliated representative to act solely on behalf of the unaffiliated Willow Lane Shareholders to negotiate the terms of the Business Combination and/or prepare a report concerning the approval of the Business Combination.

Q:	What factors did the Willow Lane Board consider in connection with its decision to recommend voting in favor of the Business Combination?

A:	The Willow Lane Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Willow Lane Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Willow Lane Board may have given different weight to different factors. Certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Before reaching its decision, the Willow Lane Board reviewed the information provided to it by its management, representatives of the Sponsor legal and financial advisors, including the analyses prepared by Newbridge, in its capacity as financial advisor to Willow Lane, as further described in the section entitled “The Business Combination Proposal — Opinion of Willow Lane’s Financial Advisor” below.

Among other items, the Willow Lane Board reviewed the fairness opinion prepared by Newbridge utilizing information provided by Boost Run and publicly available information, as further described below, all of which helped form the basis for Newbridge’s analysis and which the Willow Lane Board used in its review and approval of the terms of the Business Combination (including the consideration to be received by Willow Lane Shareholders and members of Boost Run).

The Willow Lane Board determined that pursuing a potential business combination with Boost Run would be an attractive opportunity for Willow Lane and the Willow Lane Shareholders, which determination was based on a number of factors. See the section titled “The Business Combination Proposal — Willow Lane Board’s Reasons for Approval of the Business Combination.”

Q:	What are the U.S. federal income tax consequences of the Business Combination to me?

A:	It is the opinion of Willow Lane’s counsel, Ellenoff Grossman & Schole LLP, that the Business Combination will qualify as an exchange described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

For additional discussion of the U.S. federal income tax treatment of the Business Combination, see the section entitled “U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of the Business Combination to U.S. Holders of Willow Lane Ordinary Shares” and “U.S. Federal Income Tax Considerations — Non-U.S. Holders.”

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Q:	What amendments will be made to the Willow Lane Memorandum and Articles?

A:	For a summary of the key differences between the Willow Lane Memorandum and Articles and the Pubco Organizational Documents, please see “The Organizational Documents Proposals” and “Comparison of Shareholder Rights.”

Q:	How will the Business Combination affect my Willow Lane Class A Ordinary Shares?

A:	Pursuant to the Business Combination Agreement, (a) prior to Closing, Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation; and (b) upon the Closing, (i) SPAC Merger Sub will merge with and into Willow Lane, with Willow Lane continuing as the surviving entity, as a result of which holders of Willow Lane Class A Ordinary Shares will receive one share of Pubco common stock for each Willow Lane Class A Ordinary Share held by such holder. For more information on the rights of shares of Pubco common stock, see “Description of Pubco Securities.”

Q:	How many votes per share is each class of Pubco common stock entitled?

A:	Upon Closing, the voting rights for each class of Pubco common stock will be as follows:

●	Each holder of Pubco Class A Common Stock will be entitled to one vote for each share of Pubco Class A Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote; and

●	Each holder of Pubco Class B Common Stock will be entitled to ten votes for each share of Pubco Class B Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote.

Q:	What are the risks associated with the multiple class share structure?

A:	Pubco will have two classes of shares after Closing, with holders of Pubco Class A Common Stock being entitled to one vote for each share and holders of Pubco Class B Common Stock being entitled to ten votes per share. As a result, Pubco will be a controlled company under Nasdaq listing standards after Closing, with decisions of Pubco being controlled by Andrew Karos. Accordingly, Public Shareholders will be subject to the decisions of Pubco’s controlling shareholder and if they are unhappy with any decisions made, will only be able to sell their shares of Pubco Class A Common Stock, potentially at a loss. At Closing, Andrew Karos’ shares of Pubco Class B Common Stock will represent approximately 48.1% of the outstanding shares of Pubco common stock, with dual class voting rights entitling such shares to ten votes per share, representing over 90% of the voting power of all outstanding Pubco common stock immediately following the Closing, based on the assumptions set forth elsewhere in this proxy statement/prospectus.

This concentrated control could delay, defer or prevent a change of control, merger, consolidation or sale of all or substantially all of Pubco’s assets, or conversely this concentrated control could result in the consummation of such a transaction that the holders of Pubco Class A Common Stock do not support. See “Risk Factors” for a more detailed discussion of these risks.

Q:	Why is Willow Lane proposing the Business Combination Proposal?

A:	Willow Lane is a Cayman Islands exempted company structured as a blank check company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Willow Lane Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Willow Lane Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Willow Lane Board may have given different weight to different factors. The Willow Lane Board determined that pursuing a potential business combination with Boost Run would be an attractive opportunity for Willow Lane and the Willow Lane Shareholders, which determination was based on a number of factors. For further details, see “The Business Combination Proposal.”

Q:	Why is Willow Lane proposing the Domestication Proposal?

A:

Willow Lane is intending to undertake a change of Willow Lane’s jurisdiction of incorporation by de-registering as an exempted company in the Cayman Islands and re-registering as a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a transfer by way of continuation of Willow Lane under the laws of the Cayman Islands and the State of Delaware in accordance with the Willow Lane Memorandum and Articles, Section 388 of the DGCL, and Part 12 of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”). To effect the Domestication, Willow Lane will (i) file, among other things, an application of de-registration with the Cayman Registrar of Companies (the “Cayman Registrar”), together with the necessary accompanying documents, (ii) file a Certificate of Domestication with the Secretary of State of the State of Delaware in accordance with the provisions thereof and Section 388 of the DGCL, and (iii) obtain a certificate of de-registration from the Cayman Registrar, pursuant to which Willow Lane will be deregistered as an exempted company in the Cayman Islands.

In accordance with applicable law, the Certificate of Domestication and the terms of the Business Combination Agreement, following the effective time of the Domestication and in connection with the Closing, and without any action on the part of any shareholder, each then issued and outstanding Willow Lane Class A Ordinary Share or Willow Lane Class B Ordinary Share (as the case may be) will ultimately convert automatically, on a one-for-one basis, into one share of Pubco Class A Common Stock. For further details, see “The Domestication Proposal.”

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Q:	Why is Willow Lane proposing the Charter Proposal?

A:

Willow Lane Shareholders are being asked to adopt the Pubco Charter and the Pubco Bylaws in the form attached hereto as Annex B and Annex C, respectively, which, in the judgment of the Willow Lane Board, is necessary to adequately address the needs of Willow Lane following the consummation of the Business Combination. For further details, see “The Charter Proposal.”

Q:	Why is Willow Lane proposing the Organizational Documents Proposals?

A:	The Organizational Documents were negotiated in connection with the Business Combination Agreement. The principal purpose of this proposal is to enable Pubco to effect the transactions contemplated by the Business Combination and successfully operate as a combined company after the Closing. For further details, see “The Organizational Documents Proposals.”

Q:	Why is Willow Lane proposing the Director Election Proposal?

A:

Pursuant to the Business Combination Agreement, Willow Lane has agreed to take all necessary action, including causing the members of the Willow Lane Board to resign, so that effective at the Closing, the entire Pubco Board will consist of seven (7) individuals, with each director having a term that expires at the first annual meeting of stockholders of Pubco to be held following the date of Closing, or in each case until their respective successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal. For further details, see “The Director Election Proposal.”

Q:	Why is Willow Lane proposing the Nasdaq Proposal?

A:

Under Nasdaq Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (ii) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the share or securities.

Under Nasdaq Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the ordinary shares (or securities convertible into or exercisable for ordinary shares) or voting power of an issuer could constitute a change of control.

Under Nasdaq Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the Minimum Price, which is the lower of: (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Upon the consummation of the Business Combination, Pubco expects to issue, in the aggregate, up to an estimated 61,428,674 shares of Pubco common stock. For further details, see “The Business Combination — The Business Combination Agreement.”

Accordingly, the aggregate number of 3,455,735 shares of Pubco common stock will exceed 20% of both the voting power and the number of Willow Lane Ordinary Shares outstanding before such issuance and will result in a change of control of Willow Lane. For these reasons, Willow Lane is seeking the approval of Willow Lane Shareholders for the issuance of the shares of Pubco common stock in connection with the Business Combination pursuant to Nasdaq Rules 5635(a), (b) and (d).

For further details, see “The Business Combination — The Business Combination Agreement.” In addition, in the future, Pubco may issue additional shares of Pubco common stock reserved for issuance as Escrow Shares and under the Incentive Plan (assuming the Incentive Plan is adopted in connection with the Closing). For further details, see “The Business Combination — The Business Combination Agreement.”

For further details, see “The Nasdaq Proposal.”

Q:	Why is Willow Lane proposing the Incentive Plan Proposal?

A:	The Pubco Board intends to adopt the Plan prior to the Closing, subject to its approval by Willow Lane shareholders. If the shareholders approve the Plan, it will become effective upon the closing of the Business Combination. After careful consideration, the Pubco Board believes that approving the Plan is in the best interests of Pubco. The Plan promotes ownership in Pubco by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and shareholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, Pubco. For further details, see “The Incentive Plan Proposal.”

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Q:	Why is Willow Lane proposing the Insider Letter Amendment Proposal?

A:	Willow Lane Shareholders are being asked to approve and adopt the Insider Letter Amendment, which would (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described herein, and (iv) release 10% of the Founder Shares from lock-up restrictions, subject to and contingent upon the Closing. Willow Lane is seeking shareholder approval to enter into and consummate the Insider Letter Amendments to facilitate the consummation of the Business Combination. For further details, see “The Insider Letter Amendment Proposal.”

Q:	Why is Willow Lane proposing the Adjournment Proposal?

A:	The Adjournment Proposal, if adopted, will allow the Chairman of the Meeting to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will be presented to Willow Lane Shareholders in the event that it is determined by Willow Lane that additional time is necessary or appropriate to complete the Business Combination or for any other reason. In no event will the Willow Lane Board adjourn the Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Willow Lane Memorandum and Articles and Cayman Islands law. For further details, see “The Adjournment Proposal.”

Q:	What happens if I sell my Public Shares before the Meeting?

A:	The Record Date is earlier than the date of the Meeting. If you transfer your Public Shares after the Record Date but before the date of the Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Meeting. However, you will not be able to seek redemption of your Public Shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your Public Shares prior to the Record Date, you will have no right to vote those shares at the Meeting.

Q:	What happens if Willow Lane Shareholders vote against the Business Combination Proposal?

A:	Pursuant to the Willow Lane Memorandum and Articles, if the Business Combination Proposal is not approved and Willow Lane does not otherwise consummate an alternative business combination by the end of the Combination Period, Willow Lane will be required (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of income taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (c) as promptly as reasonably possible following such redemption, subject to the approval of Willow Lane’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Q:	Do I have redemption rights?

A:	Pursuant to the Willow Lane Memorandum and Articles, in connection with the right of the holders of Public Shares to vote on the Business Combination at the Meeting, holders of Public Shares (other than the Sponsor and Willow Lanes’ officers and directors) may elect to have their Public Shares redeemed for cash at the then-applicable redemption price calculated as of two business days prior to the Closing. As of the date of this proxy statement/prospectus, based on funds in the Trust Account of approximately $132.58 million as of December 31, 2025, this would have amounted to approximately $10.48 per share. If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to CST prior to the Meeting. See the section titled “Extraordinary General Meeting of Willow Lane Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash. In connection with the Willow Lane IPO, the Sponsor and Willow Lane’s executive officers and directors agreed to waive any redemption rights with respect to any Willow Lane Ordinary Shares held by them in connection with the completion of the Business Combination. Such waivers are standard in transactions of this type and the Sponsor and Willow Lane’s executive officers and directors did not receive separate consideration for the waiver.

Further, pursuant to the Willow Lane Memorandum and Articles, Public Shareholders are provided with the opportunity to redeem his, her or its Public Shares for cash upon the effectiveness of any amendment to the Willow Lane Memorandum and Articles, not for the purposes of approving, or in conjunction with the consummation of, a business combination, to modify the substance or timing of Willow Lane’s obligation to allow redemption in connection with a business combination or to redeem 100% of the Public Shares if Willow Lane has not consummated a business combination within the Combination Period or with respect to any other material provisions relating to the rights of holders of Willow Lane Class A Ordinary Shares or pre-initial business combination activity. This is a separate redemption right that is separate and in addition to the right of a Public Shareholder to redeem its Public Shares in connection with the Business Combination.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether or not you are a holder of Public Shares on the Record Date (so long as you are a holder at the time of exercise), or whether or not you are a holder and vote your Public Shares on the Business Combination Proposal (for or against) or any other Proposal. As a result, the Business Combination Agreement can be approved by Public Shareholders who will redeem their Public Shares, leaving Public Shareholders who choose not to redeem their Public Shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

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Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time, on April 6, 2026 (two (2) business days before the Meeting), tender your Public Shares physically or electronically and submit a request in writing that Willow Lane redeem your Public Shares for cash to CST, Willow Lane’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

If you hold Public Shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DTC’s DWAC system.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Willow Lane’s consent. If you delivered your Public Shares for redemption to CST and decide within the required timeframe not to exercise your redemption rights, you may request that CST return the shares (physically or electronically). You may make such request by contacting CST at the phone number or address listed under the question “Who can help answer my questions?” below.

Any holder of Public Shares (whether or not they are a holder on the Record Date) other than the Sponsor or Willow Lane officer or director will be entitled to demand that their Public Shares be redeemed at a per-share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (which interest shall be net of income taxes payable), divided by the number of then issued Public Shares (which was approximately $132.58 million as of December 31, 2025, or approximately $10.48 per share). Such amount will be paid promptly upon consummation of the Business Combination. Your vote on any Proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

If a holder of Public Shares properly makes a demand for redemption as described above, then, if the Business Combination is consummated, Willow Lane will redeem these shares at a per-share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (which interest shall be net of income taxes payable), divided by the number of then issued Public Shares. If you exercise your redemption rights, then you will be redeeming your Public Shares for cash and will not be entitled to shares of Pubco common stock upon consummation of the Business Combination. If the Business Combination is not approved or completed for any reason, then holders of Public Shares who elected to exercise their redemption rights would not be entitled to redeem their Public Shares for the applicable pro rata share of the Trust Account. In such case, Willow Lane will promptly return any Public Shares delivered by Public Shareholders and such holders may only share in the assets of the Trust Account upon the consummation of another business combination or the liquidation of Willow Lane. This may result in holders receiving less than they would have received if the Business Combination was completed and they exercised redemption rights in connection therewith.

Notwithstanding the foregoing, the Willow Lane Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than 15% of the Public Shares in the aggregate, without the prior consent of Willow Lane.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	Holders of Public Shares who exercise their redemption rights to receive cash will be considered for U.S. federal income tax purposes to have made a sale or exchange of the tendered shares, or will be considered for U.S. federal income tax purposes to have received a distribution with respect to such shares that may be treated as: (i) dividend income, (ii) a non-taxable recovery of basis, or (iii) gain. See the section entitled “U.S. Federal Income Tax Considerations — U.S. Holders” and “U.S. Federal Income Tax Considerations — Non-U.S. Holders.”

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No appraisal or dissenters’ rights are available to Willow Lane Shareholders in connection with the ordinary resolution to approve the Business Combination Proposal.

In addition, Public Shareholders (other than the Sponsor and Willow Lane’s officer and directors) are still entitled to exercise the rights of redemption as detailed in this proxy statement/prospectus and the redemption proceeds payable to Public Shareholders who exercise such redemption rights will represent the fair value of those shares. For a discussion about the Public Shareholders’ redemption rights, please see “Extraordinary General Meeting of Willow Lane Shareholders — Redemption Rights.”

Q:	What happens to the funds deposited in the Trust Account after the consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the Trust Account will be used to pay Willow Lane Shareholders who properly exercise their redemption rights. The remaining amount will be released to Willow Lane and used to:

●	pay certain fees, costs and expenses (including taxes, regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by Willow Lane and Pubco in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement; and

●	provide for general corporate purposes of Pubco.

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Q:	What happens if a substantial number of Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:	Unlike some other blank check companies which require Public Shareholders to vote against a business combination in order to exercise their redemption rights, Public Shareholders may vote in favor of the Business Combination and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are substantially reduced as a result of redemption by Public Shareholders. With fewer Public Shares and Public Shareholders, the trading market for shares of Pubco common stock may be less liquid than the market for Public Shares was prior to the Business Combination, and Pubco may not be able to meet the listing standards for Nasdaq or another national securities exchange. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into Pubco’s business will be reduced.

Q:	What happens if the Business Combination is not consummated?

A:	If Willow Lane does not complete the Business Combination with Boost Run or another business combination by the end of the Combination Period, Willow Lane must: (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of income taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue (which was approximately $132.58 million as of December 31, 2025, or approximately $10.48 per share), which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (c) as promptly as reasonably possible following such redemption, subject to the approval of Willow Lane’s remaining shareholders and the Directors, liquidate and dissolve, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law. For more information about the liquidation process, see “Information About Willow Lane — Redemption Rights for Public Shareholders upon Completion of the Business Combination — Redemption of Public Shares and Liquidation if no Initial Business Combination.”

Q:	When do you expect the Business Combination to be completed?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the Meeting, which is set for April 8, 2026. However, the Meeting could be adjourned, as described above. In addition, the Business Combination Agreement may be terminated by the parties upon the occurrence of certain events. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination — Conditions to the Parties’ Obligations to the Closing.”

Q:	When and where is the Meeting?

A:	The Meeting will be held on April 8, 2026 at 10:00 a.m., Eastern Time, on April 8, 2026. The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually via live webcast on the Internet at https://www.cstproxy.com/willowspac/2026. You will be able to attend, vote your shares and submit questions during the Meeting via a live webcast available at https://www.cstproxy.com/willowspac/2026.

Q:	Can I attend the Meeting in person?

A:	Yes. Willow Lane Shareholders will be able to attend the Meeting in person at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 or virtually. You will not be required to attend the Meeting in person in order to vote, and Willow Lane encourages virtual participation.

Q:	How can I attend the Meeting virtually?

A:	Willow Lane is pleased to provide access to the Meeting virtually via the Internet through a live webcast and online shareholder tools. Willow Lane believes a virtual format facilitates shareholder attendance and participation by leveraging technology to allow Willow Lane to communicate more effectively and efficiently with its shareholders. This format empowers Willow Lane Shareholders around the world to participate at no cost. Willow Lane will use the virtual format to enhance shareholder access and participation and protect shareholder rights.

You or your proxyholder will be able to attend and vote at the Meeting by visiting https://www.cstproxy.com/willowspac/2026 and using a control number assigned by CST. To register and receive access to the Meeting, registered shareholders and beneficial owners (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus. You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Meeting. If you do not have a voter control number, you will be able to listen to the Meeting only and you will not be able to vote or submit questions during the Meeting.

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Q:	What do I need to do now?

A:	Willow Lane urges you to carefully read and consider the information contained in this proxy statement/prospectus, including the Annexes, and to consider how the Business Combination will affect you as a Willow Lane Shareholder. Willow Lane Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your Public Shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you are a holder of record of Willow Lane Ordinary Shares on the Record Date, you may vote by submitting your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. In addition, you may be able to vote in person or, over the Internet by visiting with the voter control number included on your proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. However, broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on any of the Proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Willow Lane Shareholders may (i) enter a new vote in person or by Internet during the meeting, (ii) send a later dated, signed proxy card to Willow Lane at the address set forth below so that it is received by Willow Lane prior to the vote at the Meeting or (iii) attend the Meeting in person or via live webcast and vote at such Meeting. Willow Lane Shareholders also may revoke their proxy by sending a notice of revocation to Willow Lane at 250 West 57th Street, Suite 415, New York, New York 10107, which notice must be received by Willow Lane prior to the vote at the Meeting.

Q:	What will happen if I abstain from voting or fail to vote at the Meeting?

A:	Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the Proposals.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by Willow Lane without an indication of how the Willow Lane Shareholder intends to vote on a proposal will be voted at the discretion of your proxy for each Proposal presented to the Willow Lane Shareholders at the Meeting.

Q:	If I am not going to attend the Meeting, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the Meeting or not, please read the enclosed proxy statement carefully and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

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Q:	What happens if I fail to take any action with respect to the Meeting?

A:	If you fail to take any action with respect to the Meeting and the Business Combination is approved by Willow Lane Shareholders and consummated, you will become a shareholder of Pubco. If you fail to take any action with respect to the Meeting and the Business Combination is not approved, you will continue to be a shareholder of Willow Lane.

Q:	What should I do if I receive more than one set of voting materials?

A:	Willow Lane Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Public Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Public Shares

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Willow Lane will pay the cost of soliciting proxies for the Meeting. Willow Lane has engaged Sodali & Co to assist in the solicitation of proxies for the Meeting. Willow Lane has agreed to pay a fee of $20,000, plus disbursements. Willow Lane will reimburse Sodali & Co for reasonable out-of-pocket expenses and will indemnify Sodali & Co and its affiliates against certain claims, liabilities, losses, damages and expenses. Willow Lane will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Public Shares for their expenses in forwarding soliciting materials to beneficial owners of Public Shares and in obtaining voting instructions from those owners. Willow Lane’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Willow Lane Acquisition Corp.
250 West 57th Street, Suite 415
New York, New York 10107
Email: info@willowac.com
or

Sodali & Co

430 Park Ave, 14th Fl

New York, NY 10022

Telephone: (800) 662-5200

Bank and Brokers can call at (203) 658-9400

Email: WLAC@info.sodali.com

You may also obtain additional information about Willow Lane from documents filed with the SEC by following the instructions in the section of this proxy statement/prospectus entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your shares (either physically or electronically) to CST at the address below at least two (2) business days prior to the Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

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Summary of the Proxy Statement/Prospectus

This summary highlights selected information from this proxy statement/prospectus and does not contain all the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus as well as the other Annexes attached to the proxy statement/prospectus.

The Parties

Willow Lane

Willow Lane is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability on July 3, 2024. Willow Lane was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Willow Lane Class A Ordinary Shares and Willow Lane Public Warrants are currently listed on the Global Market tier of The Nasdaq Stock Market under the symbols “WLAC” and “WLACW,” respectively.

Willow Lane completed the Willow Lane IPO of 12,650,000 units on November 12, 2024, generating gross proceeds to Willow Lane of $126,500,000. Simultaneously with the closing of the Willow Lane IPO, Willow Lane completed the sale of 5,145,722 Willow Lane Private Warrants at a purchase price of $1.00 per Willow Lane Private Warrant in the a private placement, generating gross proceeds to Willow Lane of $5,145,722. Following the closing of the Willow Lane IPO, a total of $126,879,500, comprised of the net proceeds from the Willow Lane IPO and the private placement, was placed in the Trust Account. As of December 31, 2025, the Trust Account balance was approximately $132.58 million. Since the Willow Lane IPO, Willow Lane’s activity has been limited to efforts toward locating and completing a suitable business combination.

The mailing address of Willow Lane’s principal executive office is 250 West 57th Street, Suite 415, New York, New York 10107 and its telephone number is (646) 565-3861. After the consummation of the Business Combination, SPAC Merger Sub will merge with and into Willow Lane and Willow Lane will become a wholly owned subsidiary of Pubco.

Pubco

Pubco is a Delaware corporation formed solely for the purpose of effectuating the Business Combination. Pubco was incorporated in Delaware on September 5, 2025. Pubco’s only material assets are its Equity Securities constituting 100% ownership of each of SPAC Merger Sub and Company Merger Sub. Pubco does not operate any business. Immediately after and as a result of the Mergers, Pubco will own 100% of each of Willow Lane and Boost Run as the surviving entities of the SPAC Merger and Company Merger, respectively. Assuming approval for listing of its securities on Nasdaq following the Closing, Pubco will be the listed company whose Pubco Common stock is initially held by persons who held Equity Securities of Willow Lane and Boost Run, respectively, prior to the Business Combination.

The mailing address of Pubco is 5 Revere Drive, Suite 200 Northbrook, IL 60062 and its telephone number is (847) 489-3367. It is expected that upon consummation of the Business Combination the mailing address and telephone number of Pubco will be that of Boost Run.

SPAC Merger Sub

SPAC Merger Sub is a wholly-owned subsidiary of Pubco formed solely for the purpose of effectuating the SPAC Merger as part of the Business Combination. SPAC Merger Sub was incorporated in Delaware on September 3, 2025. SPAC Merger Sub does not own any material assets and does not operate any business. Immediately after and as a result of the SPAC Merger, SPAC Merger Sub will cease to exist as a separate legal entity.

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The mailing address of SPAC Merger Sub is 5 Revere Drive, Suite 200 Northbrook, IL 60062 and its telephone number is (847) 489-3367.

Company Merger Sub

Company Merger Sub is a wholly-owned subsidiary of Pubco formed solely for the purpose of effectuating the Company Merger as part of the Business Combination. Company Merger Sub was incorporated in Delaware on September 3, 2025. Company Merger Sub does not own any material assets and does not operate any business. Immediately after and as a result of the Company Merger, Company Merger Sub will cease to exist as a separate legal entity.

The mailing address of Merger Sub is 5 Revere Drive, Suite 200 Northbrook, IL 60062 and its telephone number is (847) 489-3367.

Boost Run

Boost Run is a Delaware corporation which owns and operates bare-metal GPU servers within top-tier data centers used to run AI and HPC workloads. Boost Run was incorporated in Delaware on March 21, 2024. The mailing address of Boost Run is 5 Revere Drive, Suite 200 Northbrook, IL 60062 and its telephone number is (847) 489-3367.

For more information about Boost Run, see “Information About Boost Run.”

The Transactions

The Business Combination Agreement

On September 15, 2025, Willow Lane entered into the Business Combination Agreement, as amended on January 13, 2026, with Boost Run, Pubco, SPAC Merger Sub, Company Merger Sub, George Peng, solely in his capacity as the SPAC Representative, and Andrew Karos, solely in his capacity as the Seller Representative.

Prior to the Closing under the Business Combination Agreement, Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation. At the Closing under the Business Combination Agreement, (i) SPAC Merger Sub shall merge into Willow Lane, with Willow Lane continuing as the surviving entity, as a result of which the securities of Willow Lane shall automatically be cancelled in exchange for the merger consideration described below; (ii) Company Merger Sub will merge into Boost Run, with Boost Run continuing as the surviving entity, as a result of which the securities of Boost Run shall automatically be cancelled in exchange for the merger consideration described below; and (iii) as a result of the Mergers, Willow Lane and Boost Run will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

Ancillary Documents

In conjunction with the execution of the Business Combination Agreement and the completion of the transactions contemplated therein, the following ancillary documents (the “Ancillary Documents”) have been or will be entered into:

●	Seller Support Agreements. Simultaneously with the execution of the Business Combination Agreement, each Seller entered into a Seller Support Agreement pursuant to which, among other things, such Seller has agreed to vote its membership interests in favor of the adoption of the Business Combination Agreement, the ancillary documents, the approval of the Transactions and any amendments to Boost Run’s organizational documents in connection therewith, take certain other actions in support of the Business Combination Agreement and the Transactions and refrain from taking actions that would adversely affect their ability to perform such Seller’s obligations under the Seller Support Agreement. Each Seller also agreed not to transfer their membership interests in Boost Run during the period from and including the date of the Seller Support Agreement and the first to occur of the date of Closing or the date on which the Seller Support Agreement is terminated in accordance with its terms.

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●	Lock-Up Agreements. Simultaneously with the execution of the Business Combination Agreement, each Seller entered into a Lock-Up Agreement pursuant to which such Seller agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pubco common stock to be received by such Seller in the Transactions, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Pubco common stock, or (iii) publicly disclose the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is six (6) months after the Closing; provided, however, that the lock-up period shall not apply to 10% of each Seller’s shares of such Pubco common stock and is subject to early release on the earlier of (x) the date after the Closing on which the closing price of Pubco common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco common stock for cash, securities or other property; subject in each case to certain customary transfer exceptions.

●	Insider Letter Amendment. Simultaneously with the execution of the Business Combination Agreement, Willow Lane, Pubco, Boost Run and the underwriter of the Willow Lane IPO, on the one hand, and the Sponsor and Willow Lane’s directors and officers, on the other hand, entered into the Insider Letter Amendment to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Transactions, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described above, and (iv) release 10% of the Willow Lane Founder Shares from lock-up restrictions, subject to and contingent upon the Closing.

●	Non-Competition and Non-Solicitation Agreement. Simultaneously with the execution of the Business Combination Agreement, Willow Lane, Pubco and Boost Run entered into a Non-Competition and Non-Solicitation Agreement in favor of Pubco and Boost Run with Andrew Karos, which will be effective as of the Closing and will provide for a restricted period from the Closing until the third anniversary of the Closing Date.

●	Amended and Restated Registration Rights Agreement. Prior to the Closing, Willow Lane, Pubco, the Sponsor and the Sellers will enter into an Amended and Restated Registration Rights Agreement that will amend and restate the registration rights agreement entered into at the time of the Willow Lane IPO, pursuant to which (i) Pubco will assume the registration obligations of Willow Lane under such registration rights agreement, with such rights to apply to the shares of Pubco common stock, and (ii) the Sellers will be granted registration rights thereunder.

●	Transfer Agreement, Earnout Agreement and Weil Consulting Agreement. Simultaneously with the execution of the Business Combination Agreement, and in connection with the execution of the Earnout Agreement described below, the Sponsor and the SPV entered into a Transfer Agreement providing that the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Class B ordinary shares of Willow held by the Sponsor and 27.5% of the 4,007,222 warrants to purchase Willow Lane held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased.

Simultaneously with the execution of the Business Combination Agreement, and in connection with the execution of the Transfer Agreement described above, Pubco, the Sponsor and the SPV entered into an Earnout Agreement providing that the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A Common Stock (the “SPV Earnout Shares”) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 20 trading days within any consecutive 30 trading days during the specified earnout period, the Sponsor and the SPV shall be entitled to receive the following amounts of such shares: (i) $12.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; (ii) $15.00 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; and (iii) $17.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV.

Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing;

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Merger Consideration

In exchange for the cancellation of the securities of Willow Lane, the holders of those securities will receive substantially equivalent securities of Pubco. In exchange for the cancellation of the securities of Boost Run, the following persons shall receive the following consideration: (i) Andrew Karos, Chief Executive Officer of Boost Run and one of the Sellers, shall receive the Note in the initial principal amount of $8,500,000 to be paid by Pubco, plus (ii) the Sellers shall receive their specified portions of an aggregate number of newly issued shares of Pubco common stock equal to $441,500,000 divided by $10.00, with the Sellers other than Mr. Karos receiving shares of Pubco Class A Common Stock and Mr. Karos receiving shares of Pubco Class B Common Stock; plus (iii) 7,875,000 newly issued shares of Pubco Class A Common Stock (the “Karos Earnout Shares”) may be earned by Mr. Karos based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing (the “Earnout Period”), as follows: in the event the VWAP of the Pubco Class A Common Stock equals or exceeds the prices below for any 20 trading days within any consecutive 30 trading days during the Earnout Period, Mr. Karos shall be entitled to receive the following amounts of Karos Earnout Shares: (x) $12.50 per share – 2,625,000 Karos Earnout Shares, (y) $15.00 per share – 2,625,000 Karos Earnout Shares and (z) $17.50 per share – 2,625,000 Karos Earnout Shares.

Ownership of Pubco After the Transactions

Upon the completion of the Business Combination, assuming no Public Shareholders of Willow Lane exercise redemption rights with respect to their Public Shares upon completion of the Business Combination and that no shares of Pubco common stock are issued pursuant to the Incentive Plan, (i) Public Shareholders, (ii) the Sponsor, (iii) the Sellers, and (iv) other Boost Run shareholders including the SPV, in each case, will own approximately 20.6%, 5.5%, 71.9%, and 2.1% of the issued and outstanding shares of Pubco common stock, respectively.

If any of the Public Shareholders exercise their redemption rights, the percentage of the issued and outstanding shares of Pubco common stock held by the Public Shareholders will decrease and the percentages of issued and outstanding shares of Pubco common stock held by the Sponsor, the Sellers, and other Boost Run shareholders including the SPV, will each increase, in each case relative to the percentage held if none of the Public Shares are redeemed. Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience dilution upon the issuance of any shares of Pubco common stock pursuant to the Incentive Plan and other future equity issuances by Pubco that are unanticipated as of the date of this proxy statement/prospectus.

The tables below illustrate varying beneficial ownership levels in Pubco immediately upon Closing, assuming no redemptions by Public Shareholders, 25% Redemptions by Public Shareholders (3,162,500 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders), 50% Redemptions by Public Shareholders (6,325,000 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders), 75% Redemptions by Public Shareholders (9,487,500 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders) and 100% Redemptions by Public Shareholders (12,650,000 Willow Lane Class A Ordinary Shares are redeemed by Public Shareholders). If any of these assumptions are not correct, these percentages will be different.

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Potential ownership of issued and outstanding shares of Pubco common stock upon Closing:

	Pro Forma Combined Share Ownership
	Assuming		Assuming		Assuming		Assuming		Assuming
	No Redemption		25% Redemption		50% Redemption		75% Redemption		100% Redemption
	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage

Pubco Class A Common Stock issued to Sponsor and SPAC Insiders	4,628,674	8%	4,628,674	8%	4,628,674	8%	4,628,674	9%	4,628,674	9%
Pubco Class A Common Stock issued to Willow Lane Public Shareholders	12,650,000	21%	9,487,500	16%	6,325,000	11%	3,162,500	6%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders	29,533,018	48%	29,533,018	51%	29,533,018	54%	29,533,018	57%	29,533,018	61%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	23%	14,616,982	25%	14,616,982	27%	14,616,982	28%	14,616,982	30%
Total outstanding shares of Pubco Common Stock	61,428,674	100%	58,266,174	100%	55,103,674	100%	51,941,174	100%	48,778,674	100%

Potential ownership of fully diluted shares of Pubco common stock upon Closing:

	Pro Forma Combined Share Ownership
	Assuming		Assuming		Assuming		Assuming		Assuming
	No Redemption		25% Redemption		50% Redemption		75% Redemption		100% Redemption
	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage	Shares	Percentage

Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	5%	4,628,674	6%	4,628,674	6%	4,628,674	6%	4,628,674	6%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	15%	9,487,500	12%	6,325,000	8%	3,162,500	4%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders	29,533,018	35%	29,533,018	36%	29,533,018	38%	29,533,018	39%	29,533,018	41%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	18%	14,616,982	18%	14,616,982	19%	14,616,982	20%	14,616,982	20%
Pubco Class A Common Stock issued to WLAC Public Warrants	6,325,000	8%	6,325,000	8%	6,325,000	8%	6,325,000	8%	6,325,000	9%
Pubco Class A Common Stock issued to WLAC Private Warrants	5,145,722	6%	5,145,722	6%	5,145,722	7%	5,145,722	7%	5,145,722	7%
Earnout Shares payable to Mr. Karos in three tranches subject to achievement of specified share price milestones	7,875,000	9%	7,875,000	10%	7,875,000	10%	7,875,000	11%	7,875,000	11%
Earnout Shares payable to Sponsor in three tranches subject to achievement of specified share price milestones	1,125,000	1%	1,125,000	1%	1,125,000	1%	1,125,000	1%	1,125,000	2%
Earnout Shares payable to SPV in three tranches subject to achievement of specified share price milestones	1,968,750	2%	1,968,750	2%	1,968,750	2%	1,968,750	3%	1,968,750	3%
Deferred Shares payable to Mr. Weil in three tranches subject to achievement of specified share price milestones	336,000	1%	336,000	1%	336,000	1%	336,000	1%	336,000	1%
Total fully diluted shares of PubCo Common Stock	84,204,146	100%	81,041,646	100%	77,879,146	100%	74,716,646	100%	71,554,146	100%

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Dilution

Dilution per share to Public Shareholders is determined by Willow Lane’s NTBV per share, as adjusted, while excluding the Business Combination, while giving effect to material probable or consummated transactions and other material effects on Willow Lane’s NTBV per share, from the Public Shareholders as set forth as follows under five redemption scenarios.

The following table illustrates Willow Lane’s NTBV per share and the change in Willow Lane’s NTBV per share, as adjusted, following the Closing, but excluding the other effects of the Business Combination, while giving effect to probable or consummated transactions that are material and other material effects on Willow Lane’s NTBV per share. These are presented in relation to the offering price per Public Share in the Willow Lane IPO as set forth as follows under the five redemption scenarios:

	Assuming	Assuming	Assuming	Assuming	Assuming
	No	25%	50%	75%	Maximum
	Redemption	Redemption	Redemption	Redemption	Redemption

Offering price of the securities in the initial registered offering price per share	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value, as adjusted(1)	$125,179,847	$92,033,847	$58,887,847	$25,741,847	$(7,403,974)
As adjusted shares(2)	20,708,424	17,545,924	14,383,424	11,220,924	8,058,424
Net tangible book value per share, as adjusted, as of December 31, 2025	$6.04	$5.25	$4.09	$2.29	$(0.92)
Dilution per share to Willow Lane Public Shareholders	$3.96	$4.75	$5.91	$7.71	$10.92

(1)	See table below for reconciliation of net tangible book value, as adjusted.
(2)	See table below for reconciliation of as adjusted shares.

	Assuming	Assuming	Assuming	Assuming	Assuming
	No	25%	50%	75%	Maximum
	Redemption (1)	Redemption (2)	Redemption (3)	Redemption (4)	Redemption (5)

Net tangible book value per share, as adjusted, as of December 31, 2025	$6.04	$5.25	$4.09	$2.29	$(0.92)

Numerator adjustments
Willow Lane’s net tangible book value	$(4,895,873)	$(4,895,873)	$(4,895,873)	$(4,895,873)	$(4,895,873)
Transaction expenses to be incurred by Willow Lane	(2,508,101)	(2,508,101)	(2,508,101)	(2,508,101)	(2,508,101)
Reclassification of shares subject to redemption to equity	132,583,821	99,437,821	66,291,821	33,145,821	-
As adjusted net tangible book value	$125,179,847	$92,033,847	$58,887,847	$25,741,847	$(7,403,974)

Denominator adjustments (6)
Willow Lane’s Public Shareholders	12,650,000	9,487,500	6,325,000	3,162,500	-
Willow Lane’s Sponsor	4,628,674	4,628,674	4,628,674	4,628,674	4,628,674
Willow Lane’s Sponsor Earnout Shares	1,125,000	1,125,000	1,125,000	1,125,000	1,125,000
Willow Lane’s SPV Earnout Shares	1,968,750	1,968,750	1,968,750	1,968,750	1,968,750
Mr Weil’s Deferred Shares	336,000	336,000	336,000	336,000	336,000
As adjusted Willow Lane’s shares outstanding	20,708,424	17,545,924	14,383,424	11,220,924	8,058,424

(1)	Reclassification of shares subject to redemption assumes that no Public Shareholders exercise their redemption rights with respect to their Willow Lane Class A Ordinary Shares for a pro rata share of the funds in the Trust Account.
(2)	Assumes that 25% of Public Shareholders, holding 3,162,500 Willow Lane Class A Ordinary Shares, exercise their redemption rights for an aggregate payment of approximately $33.1 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. The remaining amount held in the Trust Account of approximately $99.4 million is reclassified to equity.
(3)	Assumes that 50% of Public Shareholders, holding 6,325,000 Willow Lane Class A Ordinary Shares, exercise their redemption rights for an aggregate payment of approximately $66.3 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. The remaining amount held in the Trust Account of approximately $66.3 million is reclassified to equity.
(4)	Assumes that 75% of Public Shareholders, holding 9,487,500 Willow Lane Class A Ordinary Shares, exercise their redemption rights for an aggregate payment of approximately $99.4 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. The remaining amount held in the Trust Account of approximately $33.1 million is reclassified to equity.
(5)	Assumes that Public Shareholders, holding 12,650,000 Willow Lane Class A Ordinary Shares, exercise their redemption rights for an aggregate payment of approximately $132.6 million (based on the estimated per-share redemption price of approximately $10.48 per share) from the Trust Account. There is no remaining amount held in the Trust Account to be reclassified to equity.
(6)	The Earnout Shares issuable to Mr. Karos are not included in the denominator because these dilutive shares have no impacts to Willow Lane’s NTBV per share.

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For purposes of Item 1604(c)(1) of Regulation S-K, Pubco would have 64,858,424 total shares of Pubco common stock outstanding immediately after giving effect to the Business Combination under the “No Redemption” scenario based on the assumptions set forth in the preceding paragraph and as further described above. Where there are no redemptions of Public Shares prior to the Closing, Willow Lane valuation is based on the $10.00 issuance price per Public Share in the Willow Lane IPO and is therefore calculated as: $10.00 (Willow Lane per share Willow Lane IPO price) multiplied by 64,858,424 shares, or $648,584,240. The following table illustrates the valuation at the $10.00 issuance price per share in the Willow Lane IPO for each redemption scenario:

	Assuming	Assuming	Assuming	Assuming	Assuming
	No	25%	50%	75%	Maximum
	Redemption	Redemption	Redemption	Redemption	Redemption
Offering price of the securities in the initial registered offering price per share	$10.00	$10.00	$10.00	$10.00	$10.00
As adjusted Willow Lane’s shares outstanding	20,708,424	17,545,924	14,383,424	11,220,924	8,058,424
Shares issued to Boost Run shareholders in Business Combination	44,150,000	44,150,000	44,150,000	44,150,000	44,150,000
Number of shares after giving effect to the Business Combination	64,858,424	61,695,924	58,533,424	55,370,924	52,208,424
The Company valuation at or above which the non-redeeming shareholders’ interest per share being at least the IPO price per share	$648,584,240	$616,959,240	$585,334,240	$553,709,240	$522,084,240

The foregoing required disclosure is not a guarantee that the trading price of Pubco common stock will not be below the offering price in the Willow Lane IPO, nor is the required disclosure a guarantee that Pubco will attain any of the levels of valuation presented.

The above discussion and table are based on 17,278,674 Willow Lane Ordinary Shares outstanding on December 31, 2025.

The above discussion and table also exclude potential dilutive effects associated with future issuances or grants of equity or equity-linked securities by Pubco pursuant to the Incentive Plan expected to be adopted in connection with the Closing.

The aforementioned equity issuances are not the only sources of potential dilution to the relative ownership percentage associated with shares of Pubco common stock held by non-redeeming Public Shareholders after the Closing; any additional equity and equity-linked issuances by Pubco may result in additional dilution to Public Shareholders’ percentage ownership in Pubco, potentially significantly, and may have other effects, as described above and as further described in the “Risk Factors” section of this proxy statement/prospectus.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described above. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Organizational Structure

Prior to the Transactions

The following simplified diagrams illustrate the ownership structures of Willow Lane and Boost Run before the consummation of the Transactions:

Willow Lane

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Boost Run

Following the Transactions

The following simplified diagram illustrates the ownership structure of Pubco immediately following the consummation of the Transactions. The percentage ownerships of shares of Pubco common stock are presented assuming, among other things, that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination, and that no shares of Pubco common stock are issued pursuant to the Incentive Plan.

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Board of Directors and Executive Officers of Pubco Following the Transactions

Name	Age	Position
Executive Officers
Andrew Karos	49	Chief Executive Officer, Chair and Director nominee
Erik Guckel	55	Chief Financial Officer
Harry Georgakopoulos	48	Chief Operating Officer, Secretary and Director nominee

Directors
Sean Goodrich	49	Director nominee
B. Luke Weil	46	Director nominee
Ryan Burke	52	Director nominee
Rayne Steinberg	47	Director nominee
Jeffrey Kleinops	43	Director nominee

For more information, see the section of this proxy statement/prospectus entitled “Management of Pubco Following the Business Combination.”

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Date, Time and Place of the Extraordinary General Meeting of Willow Lane Shareholders

The Meeting will be held on April 8, 2026 at 10:00 a.m., Eastern Time. The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually via live webcast on the Internet at https://www.cstproxy.com/willowspac/2026. You will be able to attend, vote your shares and submit questions during the Meeting via a live webcast available at https://www.cstproxy.com/willowspac/2026.

You or your proxyholder will be able to attend and vote at the Meeting by visiting https://www.cstproxy.com/willowspac/2026 and using a control number assigned by CST. To register and receive access to the Meeting, registered shareholders and beneficial owners (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus. You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Meeting. If you do not have a voter control number, you will be able to listen to the Meeting only and you will not be able to vote or submit questions during the Meeting.

Voting Power; Record Date

Willow Lane Shareholders will be entitled to vote or direct votes to be cast at the Meeting if they owned Willow Lane Ordinary Shares at the close of business on March 12, 2026, which is the Record Date for the Meeting. Willow Lane Shareholders are entitled to one vote at the Meeting for each Willow Lane Ordinary Share held as of the Record Date. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Meeting and vote, obtain a proxy from your broker, bank or nominee.

As of the close of business on the Record Date, there were 17,278,674 Willow Lane Ordinary Shares issued and outstanding, consisting of 12,650,000 Willow Lane Class A Ordinary Shares and 4,628,674 Willow Lane Class B Ordinary Shares. Of these shares, 12,650,000 were Public Shares, with the rest being held by the Sponsor.

Quorum and Vote of Willow Lane Shareholders

A quorum of Willow Lane Shareholders is necessary to hold a valid meeting. The holders of at least one-third of the Willow Lane Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum. As of the Record Date, Willow Lane Shareholders holding 8,639,338 Willow Lane Ordinary Shares would be required to achieve a quorum at the Meeting. In addition to the Willow Lane Ordinary Shares held by the Sponsor, which represent approximately 26.79% of the issued and outstanding Willow Lane Ordinary Shares and which will count towards this quorum, Willow Lane will need only Public Shareholders holding 4,010,664 Willow Lane Ordinary Shares, or 31.70%, of the 12,650,000 Public Shares represented in person (including via the virtual meeting platform) or by proxy at the Meeting to have a valid quorum.

To pass, each of the Business Combination Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Adjournment Proposal Proposals requires an ordinary resolution of the Willow Lane Shareholders, which requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum).

Willow Lane Shareholders are also being asked to approve, on a non-binding advisory basis, the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal. Although the Willow Lane Board is asking Willow Lane Shareholders to approve the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal on a non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on the Charter Proposal, the Organizational Documents Proposals and the Director Election Proposal, the Pubco Charter and Pubco Bylaws will take effect upon the Closing if the Business Combination Proposal is approved.

Additionally, Willow Lane Class B Shareholders are being asked to approve the Domestication Proposal by a special resolution. Under the Willow Lane Memorandum and Articles, the Domestication must be approved by a special resolution passed by Willow Lane Class B Shareholders.

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Assuming a quorum is established, a Willow Lane Shareholder’s failure to vote by proxy or to vote at the Meeting will have no effect on the Proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on any of the Proposals. The Sponsor currently holds 4,628,674 Willow Lane Class B Ordinary Shares, representing 26.79% of the issued and outstanding Willow Lane Ordinary Shares, in favor of each of the Proposals. As a result, with respect to each Proposal that require approval of Willow Lane Shareholders by an ordinary resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 4,010,664, or 31.70%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and would not need any Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved. With respect to each Proposal that requires approval of Willow Lane Shareholders by a special resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 6,890,443, or 54.47%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and only 1,130,886, or 8.94%, of the 12,650,000 Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved.

Redemption Rights

Pursuant to the Willow Lane Memorandum and Articles, Public Shareholders (other than the Sponsor and Willow Lane Officer and directors) may elect to have their Public Shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two (2) business days prior to the Closing, including interest (net of income taxes payable), by (b) the total number of the then issued and outstanding Public Shares. As of the date of this proxy statement/prospectus, based on funds in the Trust Account of approximately $132.58 million as of December 31, 2025, this would have amounted to approximately $10.48 per share. Public Shareholders may exercise redemption rights whether or not they are holders as of the Record Date and whether or not such shares are voted at the Meeting and whether they vote for or against the Business Combination Proposal. Notwithstanding the foregoing, the Willow Lane Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than 15% of the Public Shares in the aggregate, without the prior consent of Willow Lane.

If a Public Shareholder exercises its redemption rights, then such Public Shareholder will be redeeming its Public Shares for cash and will not hold shares of Pubco common stock upon consummation of the Business Combination. Such a Public Shareholder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to CST in accordance with the procedures described herein. See the section titled “Extraordinary General Meeting of Willow Lane Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

In connection with the Willow Lane IPO, the Sponsor and Willow Lane’s executive officers and directors agreed to waive any redemption rights with respect to any Willow Lane Ordinary Shares held by them in connection with the completion of the Business Combination. Such waivers are standard in transactions of this type and the Sponsor and Willow Lane’s executive officers and directors did not receive separate consideration for the waiver.

Further, pursuant to the Willow Lane Memorandum and Articles, Public Shareholders are provided with the opportunity to redeem his, her or its Public Shares for cash upon the effectiveness of any amendment to the Willow Lane Memorandum and Articles not for the purposes of approving, or in conjunction with the consummation of, a business combination, to modify the substance or timing of Willow Lane’s obligation to allow redemption in connection with a business combination or to redeem 100% of the Public Shares if Willow Lane has not consummated a business combination within the Combination Period or with respect to any other material provisions relating to the rights of holders of Willow Lane Class A Ordinary Shares or pre-initial business combination activity. This is a separate redemption right that is separate and in addition to the right of a Public Shareholder to redeem its Public Shares in connection with the Business Combination.

Appraisal Rights

Willow Lane shareholders do not have appraisal or dissenters’ rights in connection with the Business Combination under the Companies Act (Revised) of the Cayman Islands.

In addition, Public Shareholders are still entitled to exercise the rights of redemption as detailed in this proxy statement/prospectus and the redemption proceeds payable to Public Shareholders who exercise such redemption rights will represent the fair value of those shares. For a discussion about the Public Shareholders’ redemption rights, please see “Extraordinary General Meeting of Willow Lane Shareholders — Redemption Rights.”

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Willow Lane has engaged Sodali & Co as the proxy solicitor to assist in the solicitation of proxies. If a Willow Lane Shareholder grants a proxy, it may still vote its shares itself if it revokes its proxy before the Meeting. A Willow Lane Shareholder may also change its vote by entering a new vote submitting a later-dated proxy or attending and voting, virtually via the live webcast or in person, during the Meeting as described in the section of this proxy statement/prospectus entitled “Extraordinary General Meeting of Willow Lane Shareholders — Revoking Your Proxy.”

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Interests of the Sponsor and Willow Lane’s Directors and Executive Officers, and affiliates or promoters and Pubco’s Directors and Officers in the Business Combination

When Public Shareholders consider the recommendation of the Willow Lane Board in favor of approval of the Business Combination and other Proposals, Public Shareholders should keep in mind that the Sponsor and Willow Lane’s directors and officers have interests in the Proposals that are different from or in addition to (and which may conflict with), the interests of a Public Shareholder as a Willow Lane Shareholder. These interests include, among other things:

●	As of the date hereof, the Sponsor is the record holder of 4,628,674 Willow Lane Class B Ordinary Shares and 4,007,222 Willow Lane Private Warrants, each Willow Lane Private Warrant entitling the holder thereof to purchase one Willow Lane Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The following persons have material interests in the Sponsor: B. Luke Weil, Chief Executive Officer and Chairman of Willow Lane, is the sole managing member of the Sponsor and holds voting and investment discretion with respect to the Willow Lane Ordinary Shares held of record by the Sponsor; directors and officers of Willow Lane hold indirect interest in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements;

●

The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. As of the date hereof, the aggregate value of such securities is estimated to be approximately $________ million, assuming (i) the per share value of the 4,628,674 Founder Shares is the same as the $_____ closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date, and (ii) the per warrant value of the 4,007,222 Willow Lane Private Warrants is the same as the $_____ closing price of the Willow Lane Public Warrants on Nasdaq on March 12, 2026, the Record Date. The Sponsor is a party to the Transfer Agreement. Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Share held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased. As a result, the Sponsor is likely to be able to recoup its investment in Willow Lane, through its sale of such securities to SPV or otherwise, and make a substantial profit on that investment, even if shares of Pubco common stock loses significant value after the Closing. This means that the Sponsor could earn a positive rate of return on its investment, even if the Public Shareholders experience a negative rate of return in Pubco;

●	Pursuant to terms of the Insider Letter, the Founder Shares, the Willow Lane Private Warrants and the Willow Lane Class A Ordinary Shares underlying the Willow Lane Private Warrants are subject to certain lock-up restrictions whereby, subject to certain limited exceptions, such securities are not transferable or saleable (i) in the case of the Founder Shares, until the earlier of (A) six months after the completion of an initial business combination or earlier if, subsequent to an initial business combination, the closing price of the Willow Lane Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after an initial business combination and (B) the date following the completion of an initial business combination on which Willow Lane completes a liquidation, merger, share exchange or other similar transaction that results in all of Willow Lane Shareholders having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property and (ii) in the case of the Willow Lane Private Warrants and any Willow Lane Class A Ordinary Shares issuable upon conversion or exercise thereof, until 30 days after the completion of an initial business combination; provided, however, that if the Insider Letter Amendments Proposal is approved by Willow Lane Shareholders when presented at the Meeting, the foregoing lock-up terms will be amended as set forth in such proposal, upon the effectiveness of the Insider Letter Amendments at the Closing, and 10% of the Founder Shares will be released from the lock-up restrictions. Pursuant to the Insider Letter, the Sponsor may, on or before the Closing of the Business Combination, transfer some or all of the Founder Shares and Willow Lane Private Warrants held by it, subject to certain restrictions set forth in the Insider Letter, and such 10% of such transferred Founder Shares may be released from lock-up restrictions pursuant to the Insider Letter Amendments. In this regard, while the Founder Shares are not the same as the Willow Lane Class A Ordinary Shares, are subject to certain restrictions that are not applicable to the Willow Lane Class A Ordinary Shares, and may become worthless if Willow Lane does not complete a business combination by the end of Combination Period (as defined below), the aggregate value of the 4,628,674 Founder Shares owned by the Sponsor is estimated to be approximately $_____ million, assuming the per share value of the Founder Shares is the same as the $________ closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date;

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●	Willow Lane has until November 12, 2026, or until such earlier liquidation date as the Willow Lane Board may approve or such later date as the Willow Lane Shareholders may approve in accordance with the Willow Lane Memorandum and Articles, to consummate a business combination. If the Business Combination with Boost Run is not consummated and Willow Lane does not consummate another business combination by the end of the Combination Period, Willow Lane will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Willow Lane Board, liquidating and dissolving, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 4,628,674 Founder Shares and 4,007,222 Willow Lane Private Warrants held by the Sponsor would be worthless because the Sponsor has waived its right to participate in any redemption or distribution with respect to such Willow Lane Ordinary Shares;

●	The Sponsor and Willow Lane’s directors and officers have agreed not to redeem any Willow Lane Ordinary Shares held by them in connection with a shareholder vote to approve a proposed business combination, including the Business Combination;

●	The Willow Lane Memorandum and Articles provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Willow Lane, and (ii) Willow Lane renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for the Sponsor any director or officer, on the one hand, and Willow Lane, on the other or (b) the presentation of which would breach an existing legal obligation of the Sponsor or a director or officer to any other entity. In the course of their other business activities, Willow Lane’s directors and officers may have, or may become aware of, other investment and business opportunities which may be appropriate for presentation to Willow Lane as well as the other entities with which they are affiliated. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Willow Lane’s directors and officers shall have no duty to communicate or offer any such corporate opportunity to Willow Lane and shall not be liable to Willow Lane or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to Willow Lane. Willow Lane’s management has pre-existing fiduciary duties and contractual obligations and if there is a conflict of interest in determining to which entity a particular business combination opportunity should be presented, any pre-existing fiduciary obligation will be presented the business combination opportunity before Willow Lane is presented with it. Willow Lane does not believe that the pre-existing fiduciary duties or contractual obligations of its directors and officers materially impacted its search for an acquisition target;

●	The Sponsor is a party to the Earnout Agreement. Pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing;

●	Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing;

●	Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will have the right to require Pubco, at Pubco’s expense, to register Pubco common stock that it holds on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Amended and Restated Registration Rights Agreement will also provide that Pubco will pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act;

●	The Sponsor, its affiliates or Willow Lane’s directors and officers may make Working Capital Loans to Willow Lane to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Willow Lane Private Warrants. As of the date of this proxy statement/prospectus, there are no outstanding Working Capital Loans;

●	The Sponsor, Willow Lane’s directors and officers and their affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor, Willow Lane’s directors and officers or their affiliates has incurred any such expenses which would be reimbursed at the Closing;

●	Willow Lane’s directors and officers will be eligible for continued indemnification and continued coverage under a tail policy for Willow Lane’s directors’ and officers’ liability insurance policy for up to a six-year period from and after the Closing for events occurring prior to the Closing, which tail policy is to be fully paid for by Pubco pursuant to the Business Combination Agreement. If the Business Combination does not close, Willow Lane’s directors and officers may not receive this tail insurance coverage;

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●	Pursuant to the terms of the Administrative Services Agreement, BLW Office LLC, an affiliate of the Sponsor, is entitled to $10,000 per month for office space, utilities, and secretarial and administrative support until the earlier of the completion of an initial business combination or Willow Lane’s liquidation; and

●	The anticipated election of B. Luke Weil and Rayne Steinberg as directors of Pubco in connection with the consummation of the Business Combination. As such, in the future, Messrs. Weil and Steinberg may receive any cash or equity compensation that the Pubco Board determines to pay to Messrs. Weil and Steinberg.

Agreement, Arrangement, or Understanding Regarding Restrictions on Sale of Securities of Willow Lane by Sponsor and its Affiliates

The Sponsor and Willow Lane’s directors and officers have agreed to restrictions on such person’s ability to transfer, assign or sell their Willow Lane securities as set forth in the Insider Letter and as summarized in the table below.

Subject Securities	Persons Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
Founder Shares

●      Sponsor as a director holder of the Willow Lane securities

●      B. Luke Weil, George Peng, Marjorie Hernandez, Robert Stevens, Rayne Steinberg and Mauricio Orellana as indirect holders of the Willow Lane securities through membership interests in the Sponsor

		The earlier of (A) six months after the completion of an initial business combination or earlier if, subsequent to an initial business combination, the closing price of the Willow Lane Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after an initial business combination and (B) the date following the completion of an initial business combination on which Willow Lane completes a liquidation, merger, share exchange or other similar transaction that results in all of Willow Lane Shareholders having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property.	None.

Willow Lane Private Warrants and any Working Capital Warrants

●      Sponsor as a director holder of the Willow Lane securities

●      B. Luke Weil, George Peng, Marjorie Hernandez, Robert Stevens, Rayne Steinberg and Mauricio Orellana as indirect holders of the Willow Lane securities through membership interests in the Sponsor

		30 days after the completion of an initial business combination.	None.

Willow Lane Class A Ordinary Shares underlying the Willow Lane Private Warrants and any Working Capital Warrants

●      Sponsor as a director holder of the Willow Lane securities

●      B. Luke Weil, George Peng, Marjorie Hernandez, Robert Stevens, Rayne Steinberg and Mauricio Orellana as indirect holders of the Willow Lane securities through membership interests in the Sponsor

		30 days after the completion of an initial business combination.	None.

Boost Run and its officers and directors have financial interests that are different from, or in addition to, the interests of unaffiliated Public Shareholders, which could cause the Boost Run to pursue terms in the Business Combination that are less favorable to non-redeeming shareholders; Boost Run’s directors and officers do not owe a fiduciary duty to Willow Lane Shareholders. The anticipated continuation of Boost Run’s existing directors and officers, Andrew Karos, Erik Guckel, and Harry Georgakopoulos, as directors and officers of Pubco, may entitle such directors and officers to receive cash fees, stock options, stock awards, or other renumeration that the Pubco Board determines to pay them for their services as directors and officers. The directors, director nominees and executive officers of Boost Run, upon the consummation of the Business Combination, will hold Pubco common stock, representing, assuming a No Redemption Scenario, approximately 71.24% of Pubco common stock post-Closing, representing approximately 94.60% of the voting power of all outstanding shares of Pubco common stock. See “Post-Business Combination Beneficial Ownership Table of Pubco.” In addition, upon Closing, Andrew Karos will be entitled to receive Karos Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing. See “The Business Combination Agreement — Consideration.”

In addition, Pubco’s controlling shareholder will be Andrew Karos. Accordingly, Public Shareholders will be subject to the decisions of Pubco’s controlling stockholder and if they are unhappy with any decisions made, will only be able to sell their shares of Pubco Class A Common Stock, potentially at a loss. At Closing, Andrew Karos’ shares of Pubco Class B Common Stock will represent approximately 48.1% of the outstanding shares of Pubco Common Stock, with dual class voting rights entitling such shares to ten votes per share, representing over 90% of the voting power of all outstanding Pubco Common Stock immediately following the Closing, based on the assumptions set forth elsewhere in this proxy statement/prospectus.

Consideration Received or to be Received by, and Securities Issued or to be Issued to, the Sponsor, its Affiliates and Promoters

Set forth below is a summary of the terms and amount of the consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination, the amount of securities issued or to be issued by Pubco to the Sponsor and its affiliates and the price paid or to be paid for such securities or any related financing transaction.

Entity	Interest in Securities	Other Consideration
Sponsor	At Closing, the Sponsor will hold a total of 4,628,674 shares of Pubco Class A Common Stock, which will be issued in exchange for the Founder Shares purchased by the Sponsor prior to the Willow Lane IPO for an aggregate price of $25,000 (or $0.005 per share), assuming the SPV does not exercise its right to purchase 27.5% of the 4,628,674 Founder Shares at $1.75 per Founder Share.

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	At Closing, the Sponsor will hold a total of 4,007,222 Pubco Private Warrants to purchase shares of Pubco Class A Common Stock, which will be issued in exchange for Willow Lane Private Warrants purchased by the Sponsor at the time of the Willow Lane IPO for an aggregate price of $4,007,222 (or $1.00 per warrant), assuming the SPV does not exercise its rights to purchase 27.5% of the 4,007,222 Willow Lane Private Warrants.	The Sponsor and its affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor or its affiliates has incurred any such expenses which would be reimbursed at the Closing.

If any such Working Capital Loans have been issued by the Sponsor and remain unpaid prior to Closing, up to $1,500,000 of such Working Capital Loans may be convertible into Pubco Private Warrants at the Closing, would, if not so converted, be repaid at the Closing; provided that, as of the date of this proxy statement/prospectus, there are no such Working Capital Loans outstanding.

Assuming (x) the SPV does not exercise its right to purchase 27.5% of the Founder Shares or Willow Lane Private Warrants held by the Sponsor, upon the Closing, and (y) all $1,500,000 of Working Capital Loans are drawn down and converted into warrants of Pubco, the Sponsor will hold an aggregate of 10,135,896 shares of Pubco Class A Common Stock, consisting of (i) 4,628,674 shares of Pubco Class A Common Stock, which will be issued in exchange for the Founder Shares purchased by the Sponsor prior to the Willow Lane IPO; (ii) 4,007,222 shares of Pubco Class A Common Stock underlying the Pubco Private Warrants, which will be issued in exchange for Willow Lane Private Warrants purchased by the Sponsor at the time of the Willow Lane IPO; and (iii) 1,500,000 shares of Pubco Class A Common Stock underlying the warrants issuable upon conversion of the Working Capital Loans. The issuances of all of such shares of Pubco Class A Common Stock to the Sponsor are being registered pursuant to the registration statement of which this proxy statement/prospectus forms a part. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements.

Additionally, pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing. Such shares have not been registered and will be subject to certain registration rights. For more information about holders of Pubco common stock that are entitled to registration rights, see “Securities Eligible for Future Sale – Registration Rights.”

Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Share held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased.

Willow Lane Directors and Officers	Directors and officers of Willow Lane hold indirect interests in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements.	Each of B. Luke Weil and Rayne Steinberg of Willow Lane is expected to serve as a director of Pubco after the Closing. As such, in the future, B. Luke Weil and Rayne Steinberg may receive cash or equity compensation for their services as directors of Pubco.

Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

Because the Sponsor acquired the 4,628,674 Founder Shares at a nominal price, the Public Shareholders will incur substantial and immediate dilution upon the Closing of the Business Combination. See the sections titled “Summary of the Proxy Statement/Prospectus — Dilution,” “Risk Factors — Risks Related to the Business Combination — The Sponsor paid nominal consideration for the Founder Shares it holds. As a result, the Sponsor may make a substantial profit if the Business Combination is consummated, even if the shares held by the Sponsor lose substantial value and even if the Business Combination arguably may not be in the best interests of Willow Lane’s public shareholders” and “Risk Factors — Risks Related to the Business Combination — Public Shareholders who do not redeem their Public Shares will experience substantial and immediate dilution upon Closing of the Business Combination as a result of the Founder Shares held by the Sponsor, since the value of the Willow Lane Class B Ordinary Shares is likely to be substantially higher than the nominal price paid for them, as well as a result of the issuance of the shares of Pubco common stock in the Business Combination.”

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Compensation Received or to be Received by, and Securities Issued or to be Issued to, Willow Lane’s Underwriters

Set forth below is a summary of the terms and amount of the consideration received or to be received by Willow Lane’s Underwriters in connection with the Business Combination, the amount of securities issued or to be issued by Pubco to Willow Lane’s underwriters and the price paid or to be paid for such securities or any related financing transaction.

Entity	Interest in Securities/Other Consideration to be Received	Other Consideration
Willow Lane’s Underwriters	At Closing, BTIG and Craig-Hallum, together will hold a total of 1,138,500 Pubco Private Warrants to purchase shares of Pubco Class A Common Stock, which will be issued in exchange for Willow Lane Private Warrants purchased by BTIG and Craig-Hallum at the time of Willow Lane IPO for an aggregate price of $1,138,500 (or $1.00 per warrant).

3.5% of the IPO Proceeds, or $4,427,500, are expected to be payable to the Underwriters at Closing in cash in accordance with the terms of the Underwriting Agreement. The Deferred Underwriting Commission would be comprised of the following components: (i) 2.25% of the IPO Proceeds would be payable to the Underwriters in cash, (ii) 0.75% of the IPO Proceeds would be payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account of Willow Lane after redemptions of Public Shares, and (iii) a gross spread of 0.5% of the IPO Proceeds would be payable to BTIG in cash, provided that Willow Lane or the Sponsor shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by Willow Lane in consummating an initial business combination. each Underwriter may, prior to the Specified Event and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Underwriting Commission by giving written notice to Willow Lane.

On October 30, 2025, Willow Lane engaged BTIG to provide capital markets advisory services. BTIG has waived retainer fees in connection with such engagement, but has been granted the exclusive right of first refusal to serve as a placement agent in the case of a private placement of Willow Lane’s equity, debt or equity-linked securities for a period of 12 months from October 30, 2025 and will be entitled for reimbursement by Willow Lane for all of BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its activities as the capital market advisor.

Additionally, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

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The Willow Lane Board obtained a fairness opinion from Newbridge, dated September 15, 2025, which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by Willow Lane in the Business Combination was fair, from a financial point of view, to Willow Lane and the Willow Lane Public Shareholders. Willow Lane obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Opinion of Willow Lane’s Financial Advisor” for additional information. The independent directors of the Willow Lane Board did not separately retain an unaffiliated representative to act solely on behalf of the unaffiliated Willow Lane Shareholders to negotiate the terms of the Business Combination and/or prepare a report concerning the approval of the Business Combination.

Unaudited Prospective Financial Information

The following unaudited prospective financial information (“forecasts and projections”) with respect to Boost Run was prepared by Boost Run management and was provided to the Willow Lane Board, BTIG and Newbridge in connection with their evaluation of the proposed Business Combination.

Basis of Presentation

Boost Run reports its financial results in accordance with U.S. GAAP. However, in the view of Boost Run’s management, non-GAAP measures, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”), provide meaningful insight into Boost Run’s performance and a supplemental perspective of its results of operations. Boost Run calculates EBITDA as net income (loss), adjusted to exclude: (1) taxes, (2) interest expense, (3) depreciation and amortization and (4) lease expenses. Therefore, this non-GAAP measure has been forecasted and included in the financial projections. EBITDA is most closely related to the GAAP measure of net income or loss, however EBITDA excludes expenses related to interest, taxes, depreciation and amortization. This non-GAAP measure is commonly utilized by business managers and the investors. The forecasts and projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants regarding prospective financial information, or U.S. GAAP. Neither Elliott Davis, PLLC nor WithumSmith+Brown have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying forecasts and projections and, accordingly, neither Elliott Davis, PLLC nor WithumSmith+Brown express an opinion or any other form of assurance with respect thereto.

Forward-Looking Nature

The forecasts and projections constitute forward-looking statements that were based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Boost Run’s control. All projections are innately and necessarily speculative, and Boost Run management believes that the project forecasts and projections covering periods including and beyond 2025 carries high levels of uncertainty and should be read in that context. Because of these assumptions and uncertainties, Boost Run anticipates that there is a possibility that its actual results will be materially different from those contained in the forecasts and projections, including the potential to be materially lower. The inclusion of the forecasts and projections should not be regarded as an indication that Boost Run, Willow Lane, the Willow Lane Board, or any of their respective representatives considered, or now considers, it to be necessarily predictive of actual future results. The forecasts and projections cover calendar 2025 and 2026 and such information by its nature becomes less predictive with each successive year.

The forecasts and projections were, and in general, prospective financial information is, subject to significant economic, competitive and other uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Boost Run’s control. The forecasts and projections reflect numerous variables, assumptions and estimates as to future events made by Boost Run management that management believed were reasonable at the time the forecasts and projections were prepared, including assumptions with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions and matters specific to Boost Run’s business, all of which are difficult to predict, subject to uncertainty and some or all of which may not be realized.

Important factors that may affect actual results and cause the prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Boost Run’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, competition and the other risk factors described under “Risk Factors” beginning on page 58. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change.

Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the forecasts and projections not to be achieved are described in this proxy statement. The inclusion of the forecasts and projections in this proxy statement should not be regarded as an indication that any of Boost Run, Willow Lane, BTIG or their respective affiliates, advisors, officers, directors or representatives considered or consider the forecasts and projections to be a reliable prediction of future events, and this information should not be relied upon as such. None of Boost Run, Willow Lane or their respective affiliates, advisors, officers, directors or representatives can give you any assurance that actual results will not differ from the forecasts and projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the forecasts and projections to reflect circumstances existing after the date the forecasts and projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the forecasts and projections are shown to be in error. Boost Run does not intend to make publicly available any update or other revision to the forecasts and projections. None of Boost Run, Willow Lane or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Boost Run compared to the information contained in the forecasts and projections or that forecasted results will be achieved. Boost Run has made no representation to Willow Lane, in the merger agreement or otherwise, concerning the forecasts and projections.

BY INCLUDING THE FORECASTS AND PROJECTIONS IN THIS PROXY STATEMENT/PROSPECTUS, NEITHER BOOST RUN NOR WILLOW LANE UNDERTAKES ANY OBLIGATION, AND EACH OF THEM EXPRESSLY DISCLAIMS ANY RESPONSIBILITY, TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THE FORECASTS AND PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THE FORECASTS AND PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS AND PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE, IN EACH CASE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO RELY ON THE FORECASTS AND PROJECTIONS SET FORTH BELOW IN MAKING A DECISION REGARDING THE BUSINESS COMBINATION PROPOSAL, AS ACTUAL RESULTS ARE LIKELY TO DIFFER MATERIALLY FROM THE FORECASTS AND PROJECTIONS. NONE OF BOOST RUN, WILLOW LANE OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY WILLOW LANE SHAREHOLDER OR ANY OTHER PERSON THAT THE RESULTS ANTICIPATED BY THE FORECASTS AND PROJECTIONS, OR ANY OTHER RESULTS, WILL BE ACHIEVED. BOOST RUN DOES NOT INTEND TO REFERENCE THE FORECASTS AND PROJECTIONS IN ITS FUTURE PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT.

Use in Financial Analysis

In connection with the evaluation of the Business Combination, Newbridge was provided with and used the forecasts and projections as described in the section entitled “The Business Combination Proposal—Opinion of Willow Lane’s Company’s Financial Advisor” beginning on page 128.

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Certain Forecasts and Projections Regarding Boost Run

The following table presents full-year actuals (A) and certain mean unaudited forecasts (E) and projections for Boost Run as of, and for the years ending, as applicable, December 31, 2025 and 2026, regarding revenue and adjusted EBITDA:

	Year Ending December 31
(in millions, except per share data)	2025A	2026E
Revenue	$26.9	$175.0
Lease Adjusted EBITDA (1)	18.1	142.1
Adjusted EBITDA (2)	12.9	115.5

(1)	This amount represents EBITDA adjusted for and unit-based compensation impacts and general business expenses
(2)	This amount represents lease-adjusted EBITDA inclusive of colocation, electricity and bandwidth

Certain Assumptions Regarding Boost Run’s Forecasts and Projections

Boost Run has updated its adjusted EBITDA to include colocation/electricity and bandwidth to provide additional cost detail. On this basis, Boost Run’s 2026E Adjusted EBITDA is $115.5 million. This is a reflection of Boost Run management refining its definition of Adjusted EBITDA to reflect colocation costs, which were not deducted in the prior definition resulting in a previously reported $144.2 million. Willow Lane’s management and Board do not believe that this change indicate a fundamental change to the valuation of Boost Run, as the downward revision affects the definition of this key performance indicator, and not a fundamental change to Boost Run’s growth prospects, access to GPUs, prevailing market rates, or other factors considered by Willow Lane in approving the Business Combination. Willow Lane’s management also noted that Boost Run has been making strong progress towards its 2026E revenue and deployment goals. Therefore, the Willow Lane Board does not believe that such revision change its assessment of the Transactions.

The management of Boost Run developed the above forecasts and projections based on several underlying assumptions using the best information and estimates currently available, including a) that the Business Combination would close by the first half of 2026; b) that the Business Combination would yield approximately $125 million in net proceeds for general corporate use; and c) that Boost Run will continue to be able to access NVIDIA GPUs or technical equivalents. Boost Run is targeting 2026 full year revenues in a range of $170 million – $180 million. In making this estimate, contract duration and pricing have been key inputs for each hardware deployment. The revenue forecast is underpinned by unit economics of each deployment (e.g. node/GPU-type, site specific variable costs, and capital/lease structure (hardware, colocation)) as these determine pricing ranges and durations that can be offered to stay within margin targets. Consistent with prior forecasts, Boost Run management intends to deploy a minimum of $400 million of new hardware in 2026 and believes that Boost Run is ahead of schedule and may exceed a total of $400 million in 2026, further supporting the higher end of the revenue range above.

Management’s projected adjusted EBITDA is based on assumptions regarding expected revenue growth and the related cost structure required to deploy and operate computing hardware to support hosting and managed-services contracts. The Company operates a variety of computing hardware (including, among others, RTXPro, H200, B200 and B300 configurations), and the economics of each hardware type may vary depending on server acquisition cost, deployment location, power and bandwidth costs, financing terms, and other deployment and operating costs.

For purposes of the Company’s 2026 projections, management assumed that its deployed hardware portfolio would consist of approximately RTXPro (10%), B200 (5%), and B300 (85%), based on the latest available information regarding expected equipment availability and anticipated customer demand.

The projected 2026 Adjusted EBITDA is derived from the midpoint of the projected revenue range of $170 million to $180 million, or $175 million. The expense assumptions used in this projection are based on a scaled version of the Company’s 2026 operating budget and reflect the expected cost structure associated with the anticipated level of operations at that revenue level.

The following table reconciles projected revenues to projected Adjusted EBITDA and provides the underlying expense assumptions in dollar amounts.

	Year Ending December 31
	2026E(1)	2026E	2026E
Item	(millions)	(millions)	% of Revenue
Projected Revenues	$180	$175
Cost of Goods Sold		$(18)	10.1%
Gross Margin		$157	89.9%

Operating Expenses:
Personnel Expense		$(4)	2.1%
Contract Labor		$(0.2)	0.1%
Software		$(2)	1.1%
Insurance		$(1.7)	0.9%
Other Fixed Costs		$(8)	4.5%
Total Selling, General, and Administrative Expenses		$(15.3)
Lease Adjusted EBITDA(2)	$144.2	$142.1
Lease Adjusted EBITDA Margin	80.1%	81.2%

Colocation/Electricity		$(21.6)	12.3%
Bandwidth		$(5)	2.8%
Projected Adjusted EBITDA		$115.5
Projected Adjusted EBITDA Margin		66.0%

(1)	Reflecting projections consistent with the Company’s original draft registration statement submission on October 31, 2025, estimating revenues at the high end of the range, of $170-180 million.
(2)	This amount represents EBITDA adjusted for and unit-based compensation impacts and general business expenses.

These assumptions are intended to reflect the expected direct and indirect operating costs required to deliver computing services under customer arrangements and support the Company’s projected adjusted EBITDA. The percentages of total projected costs correspond to the expense categories summarized above. More specifically:

●	Power / Colocation represents the largest component of operating costs and reflects expected electricity consumption and colocation facility costs required to support the Company’s infrastructure at the projected revenue level.
●	Bandwidth / Network Connectivity reflects contracted network capacity and expected usage required to support customer operations.
●	Personnel and Contract Labor reflect projected headcount and support staffing required to operate the Company’s corporate activities and infrastructure.
●	Software and Technology includes licensing and platform costs associated with operating the Company’s infrastructure and customer environment.
●	Insurance and Other Operating Costs include general administrative expenses and fixed operating costs necessary to support operations.

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Depreciation, amortization and financing costs are excluded from the calculation of Adjusted EBITDA because Adjusted EBITDA is a non-GAAP financial measure that excludes interest, taxes, depreciation, amortization, finance lease and unit-based compensation impacts. These costs are included in the Company’s projected GAAP financial results but are not reflected in the Adjusted EBITDA projection.

Actual results may differ materially from these projections due to changes in a number of factors, including, but not limited to, changes in equipment mix, customer contract pricing and structure (including on-demand versus long-term arrangements and payment terms), power cost fluctuations, colocation availability, and changes in financing conditions. Management monitors these assumptions through sensitivity analysis and updates its projections as market conditions evolve.

Although Boost Run is expecting minimal (0%) redemptions, management has considered a range of potential valuation impacts for both the transaction and the company. Consistent with the pro-formas, a 0% redemption and 100% scenario have been the primary focus, however, intermediate cases have also been considered. Boost Run management estimates that total valuation will align with % redemption in a roughly linear manner with any reductions in funds raised tying directly to post-transaction valuation. Boost Run management’s belief today is that the total proceeds from the transaction have increased to approximately $125 million depending on final transaction/closing costs. Below are more specific assumptions regarding revenue and adjusted EBITDA as shown above. See above in this section for further information regarding the uncertainties underlying the projection assumptions as well as the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” of this proxy statement/prospectus for further information regarding the uncertainties and factors associated with realizing the projections associated with this Business Combination.

GPU Assumptions:

●	Boost Run’s assumptions are grounded in its executive team’s extensive track record of successfully deploying large-scale infrastructure, supported by engineering teams that have already deployed thousands of GPUs across enterprise environments and established supplier relationships that ensure reliable access to critical components including servers and networking equipment. Additionally, Boost Run’s enterprise-grade certifications, such as SOC2, ISO27001, ISO27701, and HIPAA, are already in place, demonstrating operational readiness and reducing execution risk.

●	Boost Run has modeled the delivery of 11,700 GPUs, through fiscal year 2026, delivered and deployed quarterly. Boost Run believes that its ability to operationalize GPUs quickly (within several weeks) is reflective of its historical efficiency.

●	Boost Run’s projected delivery of 11,700 GPUs through fiscal year 2026 is supported by its direct collaboration with NVIDIA deployment teams, strategic partnerships with third-party deployment specialists to augment its engineering and networking capabilities, and secured colocation and power arrangements with capacity sufficient to support the deployment of thousands of GPUs. These established relationships and infrastructure commitments provide the operational foundation necessary to scale from Boost Run’s 2024 actuals to our 2025 and 2026 assumptions.

●	Boost Run has assumed a mixture of Nvidia B300, B200, and RTX Pro GPUs in this projected delivery of 11,700 GPUs, at 85%, 5% and 10%, respectively, of the newly delivered GPUs. There is no guarantee that the composition of the GPU acquisitions will be this, as management may make adjustments based on market conditions.

●	Acquisition pricing for B300, B200, and RTX Pro GPUs is assumed, based on listed pricing and Boost Run experience, at a range of $91,000 to $450,000. Total capital expenditure associated with GPUs is assumed to be $400 million, reflecting the net proceeds from the Business Combination, and financing from Boost Run’s historical debt financing sources, including lease financing, referenced herein.

●	Rental rates for the B300, B200, and RTX Pro GPUs begin at $5.10, $3.65, and $1.09, respectively, per hour, and are forecasted to decline on a quarterly basis by 2.5% during fiscal year 2026. Additionally, GPU rental prices are significantly discounted in the range of 10% to 40% when GPUs are reserved for long term duration contracts, which typically range from 1 to 3 years.

●	Overall revenue for fiscal year 2026 is expected to be approximately $180 million, reflecting Boost Run’s current revenue base, the above assumptions regarding decline in rental rate through 2026, and the continuing acquisition of the next generation GPUs.

Power/Colocation Assumptions:

●	For the fiscal year 2026, colocation costs are forecasted to comprise approximately 12.3% of revenue, reflecting a blend of a) historical colocation costs for existing GPU assets, and b) higher revenue and higher efficiency for the chips to be delivered in 2026 and a diversity of power pricing around the United States.

Other Operating Assumptions:

●	While Boost Run has historically operated as a private company, it has projected that as newly-public company, it will experience increases in general and administrative expenses, reflecting new staff in multiple areas, including sales, finance, technical support, and technical development. This additional corporate overhead is reflected in increases in research and development, sales and marketing, and general overhead

Financing Assumptions:

●	Boost Run expects to acquire the new GPUs under historical lease terms, based on its relationships with current leasing partners, under three-year operating lease terms that include an implied interest rate of 8.0%.

Depreciation Assumptions:

●	Boost Run generally depreciates its acquired GPU assets on a straight-line basis over 48 months from time of acceptance.

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General

By including in this proxy statement/prospectus a summary of the forecasts and projections, neither Boost Run nor Willow Lane nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of Boost Run compared to the information contained in the forecasts and projections. Neither Boost Run nor Willow Lane, after completion of the Business Combination, the combined company, undertakes any obligation to update or otherwise revise the forecasts and projections to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, or to reflect changes in general economic or industry conditions. None of Boost Run, Willow Lane, or their respective advisors or other representatives has made, makes, or is authorized in the future to make any representation to any Willow Lane shareholder or other person regarding Boost Run’s ultimate performance compared to the information contained in the forecasts and projections or that the results reflected in the forecasts and projections will be achieved. The forecasts and projections included above are provided because it was made available to and considered or used by Willow Lane and its respective boards of directors and financial advisors in connection with the merger.

The Willow Lane Board’s Reasons for Approval of the Transactions

The Willow Lane Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Willow Lane Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Willow Lane Board may have given different weight to different factors. Certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Before reaching its decision, the Willow Lane Board reviewed the information provided to it by its management, representatives of the Sponsor legal and financial advisors, including the analyses prepared by Newbridge, in its capacity as financial advisor to Willow Lane, as further described in the section entitled “The Business Combination Proposal — Willow Lane Board’s Reasons for Approval of the Business Combination — Comparable Company Analysis” below.

The Willow Lane Board, before reaching its unanimous decision to recommend the Business Combination to the Willow Lane shareholders, reviewed in detail information and analyses provided to the Willow Lane Board by the Willow Lane management team and advisors engaged by Willow Lane, as further described below. Additionally, the Willow Lane management team and the members of the Willow Lane Board have extensive experience evaluating the financial merits of companies across a variety of industries, including gaming, technology, cryptocurrency, Latin America, consumer products and other companies and the Willow Lane Board concluded that this experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination and its terms. The factors and information considered by Willow Lane Board, as further described under the heading “— Certain Assumptions Regarding Boost Run’s Forecasts and Projections,” included financial and operating forecasts prepared by Boost Run and provided to Willow Lane, as well as certain financial analyses carried out by the Willow Lane management team based on such forecasts, each as further described below, and other relevant information selected based on the business experience and professional judgment of the Willow Lane management team and the Willow Lane Board. The due diligence and analyses conducted by the Willow Lane management team and Willow Lane’s advisors included:

●	meetings, including on-site visits to two data centers, containing Boost Run equipment, in Durham, North Carolina and Fort Worth, Texas;
●	in-person and telephonic in-depth discussions with Boost Run management regarding its technology base, financing strategies, deployment strategy, management talent, and key industry relationships, including with NVIDIA, Lenovo, and Tierpoint;
●	financial, tax, legal, intellectual property, technical, IT infrastructure, accounting, operational, business and other due diligence;
●	analysis of trends in the industry, including competitors in the neocloud space, investment in AI infrastructure overall, and key risks in the space, including technological obsolescence, supply chain dependencies, and significant capital needs;
●	review of key contracts, including with Tierpoint, its co-location provider, and other key suppliers; and
●	review of the fairness opinion of Newbridge.

The Willow Lane Board determined that pursuing a potential business combination with Boost Run would be an attractive opportunity for Willow Lane and the Willow Lane Shareholders, which determination was based on a number of factors. See the section titled “The Business Combination Proposal — Willow Lane Board’s Reasons for Approval of the Business Combination.”

Recommendation to Willow Lane Shareholders

The Willow Lane Board has determined that the Business Combination Proposal and each of the other Proposals are in the best interests of Willow Lane and the Willow Lane Shareholders and unanimously recommends that Willow Lane Shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal (in the case of the Willow Lane Class B Shareholders), “FOR” the Charter Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Insider Letter Amendment Proposal and “FOR” the Adjournment Proposal, if presented.

For more information about the Willow Lane Board’s recommendation and the Proposals, see the sections titled “Extraordinary General Meeting of Willow Lane Shareholders — Recommendation of the Willow Lane Board” and “The Business Combination Proposal — Willow Lane Board’s Reasons for Approval of the Business Combination.”

Certain Material U.S. Federal Income Tax Considerations

For a description of certain material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of Public Shares and the ownership and disposition of shares of Pubco common stock, see the section entitled “U.S. Federal Income Tax Considerations.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Willow Lane will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current members of Boost Run having a majority of the voting power of Pubco upon the Closing, Boost Run senior management comprising all of the senior management of Pubco, and Boost Run’s operations comprising the ongoing operations of Pubco. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Boost Run issuing shares for the net assets of Willow Lane, accompanied by a recapitalization. The net assets of Willow Lane will be stated at historical cost, with no goodwill or other intangible assets recorded. As a result, any transaction costs incurred to effect the recapitalization represent costs related to issuing equity and raising capital that are recognized as a reduction to the total amount of equity raised rather than an expense recorded as incurred. Operations prior to the Business Combination will be those of Boost Run.

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Emerging Growth Company

Upon consummation of the Business Combination, Pubco will be an “emerging growth company” as defined in the JOBS Act. Pubco will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing of the Business Combination, (b) in which Pubco has total annual gross revenue of at least $1.235 billion or (c) in which Pubco is deemed to be a large accelerated filer, which means the market value of shares of Pubco common stock held by non-affiliates exceeds $700 million as of the last business day of Pubco’s prior second fiscal quarter, and (ii) the date on which Pubco issued more than $1.0 billion in non-convertible debt during the prior three-year period. Pubco intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies that are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that Pubco’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pubco has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used. See “Risk Factors — Risks Related to Being a Public Company — Pubco will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make shares of Pubco common stock less attractive to investors, which could have a material and adverse effect on Pubco, including its growth prospects.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the Registrar of Companies of the Cayman Islands necessary to effectuate the SPAC Merger, which will be filed on behalf of Willow Lane and SPAC Merger Sub with the Registrar of Companies of the Cayman Islands and (ii) filings with the Delaware Secretary of State necessary to effectuate the Company Merger, which will be filed on behalf of Boost Run and Company Merger Sub with the Delaware Secretary of State upon the approval of the Business Combination Proposal and satisfaction of all other conditions not waived by the applicable parties under the Business Combination Agreement.

Conditions to the Closing of the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate the Transactions are subject to a number of conditions customary in transactions undertaken by special purpose acquisition companies, including, among others: (i) the receipt of the approval of Willow Lane’s shareholders of the Business Combination Agreement; (ii) the consummation of the Business Combination not being prohibited by applicable law; (iii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; and (iv) the shares of Pubco Class A Common Stock and the Pubco Warrants having been approved for listing on Nasdaq.

Unless waived by Willow Lane, the obligations of Willow Lane to consummate the Transactions are also subject to the satisfaction of the following closing conditions, in addition to customary closing certificates and other closing deliveries: (1) the representations and warranties of Boost Run, Pubco, SPAC Merger Sub and Company Merger Sub being true and correct, subject where applicable to materiality standards contained in the Business Combination Agreement; (2) compliance by Boost Run, Pubco, SPAC Merger Sub and Company Merger Sub with their respective pre-closing covenants, subject where applicable to materiality standards contained in the Business Combination Agreement; (3) no occurrence of a Material Adverse Effect (as defined below) with respect to Boost Run or Pubco since the date of the Business Combination Agreement; and (4) certain specified ancillary documents, including employment agreements between Pubco and Andrew Karos and Erik Guckel, respectively, being in full force and effect.

Unless waived by Boost Run, the obligations of Boost Run, Pubco, SPAC Merger Sub and Company Merger Sub to consummate the Transactions are also subject to the satisfaction of the following closing conditions, in addition to customary closing certificates and other closing deliveries: (i) the representations and warranties of Willow Lane being true and correct, subject where applicable to materiality standards contained in the Business Combination Agreement; (ii) compliance by Willow Lane with its pre-closing covenants, subject where applicable to materiality standards contained in the Business Combination Agreement; and (iii) certain specified ancillary documents being in full force and effect.

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Representations and Warranties

The Business Combination Agreement contains representations and warranties of the parties, which will not survive the Closing. These representations and warranties are reasonably customary for similar transactions, made by the parties as of the date of the Business Combination Agreement or other specified dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and qualifications, such as materiality, the absence of a Material Adverse Effect (as defined below), knowledge and other exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. As used in the Business Combination Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.

Covenants

The Business Combination Agreement contains certain covenants and agreements of the parties. Many of these covenants and agreements will not survive the Closing, except for those that are to be performed after the Closing, which will survive until fully performed. Each party to the Business Combination Agreement has agreed to use its reasonable best efforts to consummate the Transactions. In addition, the parties have agreed to certain customary covenants that apply during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), including (i) the provision of access to the applicable party’s properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) Willow Lane’s public filings; (iv) no insider trading; (v) notifications to the other parties of certain breaches, consent requirements and other matters; (vi) obtaining third party and regulatory approvals; (vii) tax matters; (viii) further assurances; (ix) public announcements; (x) confidentiality; and other covenants. The Business Combination Agreement also contains certain customary post-Closing covenants, including in regard to (1) tax matters; (2) the maintenance of books and records; (3) the indemnification of directors and officers; (4) the use of proceeds from Willow Lane’s trust account; and other covenants. Additionally:

Each of Willow Lane and Boost Run will not solicit or enter into a competing alternative transaction, in accordance with customary terms and provisions set forth in the Business Combination Agreement.

Willow Lane will not change, withdraw, withhold, qualify or modify its recommendation to its shareholders for approval of the Business Combination Agreement and the Transactions (a “Change in Recommendation”); provided, however, that if at any time prior to (but not after) obtaining the approval of the Willow Lane Shareholders, the Willow Lane board determines in good faith, in response to an “Intervening Event” (including any material event or development following the date of the Business Combination that was not reasonably foreseeable to, or the consequences or magnitude of which were reasonably foreseeable to, the board of Willow Lane, except for changes relating to the Transactions, changes in the price or trading volume the Willow Lane Class A Ordinary Shares, certain changes specified in the definition of Material Adverse Effect and certain other changes) after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law, then the board may make a Change in Recommendation, provided that Willow Lane delivers, pursuant to procedures set forth in the Business Combination Agreement, written notice advising Boost Run that the Willow Lane board proposes to take such action and containing the material facts underlying the board’s determination. If requested by Boost Run, Willow Lane will use its reasonable best efforts to engage in good faith negotiations with Boost Run to make adjustments in the terms and conditions of the Business Combination Agreement that obviate the need for a Change in Recommendation.

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Boost Run will deliver to Willow Lane financial statements audited by a PCAOB-qualified auditor in accordance with PCAOB auditing standards for its fiscal years ended December 31, 2023 and December 31, 2024, accompanied by an unqualified opinion of the auditor thereon, as soon as practicable after the date of the Business Combination Agreement but no later than 45 days from the date of the Business Combination Agreement. In addition, Boost Run will deliver to Willow Lane unaudited monthly and quarterly financial information through the Closing.

Boost Run will call a meeting of its members in order to obtain the requisite vote of its members to approve the Business Combination Agreement and each of the ancillary documents to which Boost Run is or is required to be a party or bound and the consummation of the transactions contemplated thereby (the “Boost Run Member Approval”) and use its reasonable best efforts to solicit proxies from its members prior to such meeting and to take all other actions necessary or advisable to secure the Boost Run Member Approval, including enforcing the Seller Support Agreement. At the request of Willow Lane, Boost Run shall make the members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of Willow Lane shareholders, any “share recycling” efforts by Willow Lane and the obtaining of any debt or equity financing, ratings or governmental or other third-party approvals.

The parties shall take all action necessary so that, effective at the Closing, the post-Closing Pubco Board will consist of seven (7) individuals, two (2) of whose members will be designated by Willow Lane and five (5) of whose members will be designated by Boost Run. The parties shall also take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of Boost Run immediately prior to the Closing (unless, at its sole discretion, Boost Run desires to appoint another qualified person to either such role, in which case, such other person(s) identified by Boost Run shall serve in such role or roles).

During the Interim Period, Willow Lane may, but shall not be required to, enter into financing agreements for one or more transaction financings, on such terms and structuring, and using such strategy, placement agents and approach, as Willow Lane and Boost Run shall reasonably agree (with Boost Run’s agreement thereto not to be unreasonably withheld, conditioned or delayed). These financings may be structured as one, or a combination of, common equity, preferred equity, convertible equity or debt, non-redemption or backstop arrangements with respect to Willow Lane’s trust account, a committed equity facility, debt facility and/or other sources of cash or cash equivalents, in each case, whether such investment is into Willow Lane, Boost Run or Pubco.

Summary Risk Factors

In evaluating the proposals to be presented at the Meeting, Willow Lane Shareholders should carefully read this proxy statement/prospectus and consider all of the information herein, and especially consider the factors discussed in the section entitled “Risk Factors.” These risks are summarized below.

Risks Related to Boost Run

●	Boost Run’s recent growth may not be indicative of its future growth, and if it does not effectively manage its future growth, its business, operating results, financial condition, and prospects may be adversely affected.

●	Boost Run has a limited number of suppliers for significant components of the equipment it uses to build and operate its platform and provide its solutions and services. Any disruption in the availability of these components could delay Boost Run’s ability to expand or increase the capacity of its infrastructure or replace defective equipment.

●	Boost Run’s business would be harmed if it were not able to access sufficient power or by increased costs to procure power, prolonged power outages, shortages, or capacity constraints.

●	Boost Run depends entirely on third-party partners, including data center operators, to host Boost Run’s GPU infrastructure and provide various services in support of its business, and any disruption to these relationships or the performance of these partners could materially harm Boost Run’s business, financial condition, and results of operations.

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●	If Boost Run’s data center providers fail to meet the requirements of its business, or if the data center facilities experience damage, interruption, or a security breach, its ability to provide access to its infrastructure and maintain the performance of its network could be negatively impacted.

●	Boost Run’s ability to grow its business and serve customer demand is dependent on the availability of suitable colocation capacity from third-party partners, and constraints on partner capacity or partners’ willingness to expand could significantly limit Boost Run’s growth prospects.

●	Boost Run’s platform may become less competitive if it fails (i) to efficiently enhance its platform, (ii) develop and sell new solutions and services and (iii) respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences.

●	The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by Boost Run’s customers to continue to use its Boost Run Cloud Platform to support AI use cases in their systems, or Boost Run’s ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on its business, operating results, financial condition, and prospects.

●	Boost Run’s operations require substantial capital expenditures, and it will require additional capital to fund its business and support its growth, and any inability to generate or obtain such capital on acceptable terms, if at all, or to lower its total cost of capital, may adversely affect its business, operating results, financial condition, and prospects. Prior to the Business Combination, our history of losses and negative cash flows from operations and need for substantial capital raise substantial doubt about our ability to continue as a going concern.

Risks Related to Being a Public Company

●	If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.

●	Pubco may fail to realize any or all of the anticipated benefits of the Business Combination.

●	Our management team has limited experience managing a public company.

●	The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what Pubco’s actual financial position or results of operations would have been.

●	A market for Pubco’s Shares may not develop, which would adversely affect the liquidity and price of Pubco’s Shares.

Risks Related to Ownership of Pubco Common Stock Following the Business Combination

●	Securities of companies formed through mergers with SPACs such as Pubco may experience a material decline in price relative to the share price of the SPACs prior to such merger.

●	Volatility in Pubco’s share price could subject Pubco to securities class action litigation.

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●	Currently, there is no public market for the shares of Pubco common stock. Public Shareholders cannot be sure about whether the shares of Pubco common stock will develop an active trading market or whether Pubco will successfully obtain authorization for and maintain listing on Nasdaq or another national securities exchange.

●	A significant portion of Pubco’s outstanding shares after the Closing of the Business Combination will be restricted from immediate resale, but may be sold into the market into the future. This could cause the market price of Pubco Common Stock to drop significantly, even if Pubco’s business is doing well.

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, Pubco will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If Pubco elects to rely on some of these exemptions, Pubco stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Risks Related to the Business Combination and Willow Lane

●	You may be unable to ascertain the merits or risks of Boost Run’s operations.

●	Willow Lane’s non-redeeming shareholder and Boost Run Sellers may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

●	Willow Lane’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.

Risks Related to the Redemption

●	There is no guarantee that a Public Shareholder’s decision whether to redeem his, her or its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

Risks Related to Taxation

●	If Willow Lane is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders and warrant holders may suffer adverse tax consequences.

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WILLOW LANE SUMMARY FINANCIAL INFORMATION

The following table sets forth selected historical financial information derived from Willow Lane’s audited financial statements as of December 31, 2025 and December 31, 2024, and for the year ended December 31, 2025 and the period from July 3, 2024 to December 31, 2024, included elsewhere in this proxy statement. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Willow Lane” and the financial statements and the related notes appearing elsewhere in this proxy statement.

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (Inception) Through December 31, 2024
Income Statement Data:
Loss from operations	$(2,017,653)	$(167,031)
Net income	$3,438,450	$116,890
Weighted average number of ordinary shares outstanding Class A Ordinary Shares	12,650,000	3,424,586
Basic and diluted net loss per share, Class A Ordinary Shares	$0.20	$0.02
Weighted average number of ordinary shares outstanding Class B Ordinary Shares	4,628,674	3,877,057
Basic and diluted net loss per share, Class B Ordinary Shares	$0.20	$0.02

	December 31, 2025	December 31, 2024
Balance Sheet Data:
Total assets	$133,038,605	$128,753,770
Total liabilities	$5,350,657	$4,504,272
Total shareholders’ deficit	$(4,895,873)	$(2,913,923)

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BOOST RUN SUMMARY FINANCIAL INFORMATION

The following table sets forth selected historical financial information derived from Boost Run’s audited financial statements as of and for the years ended December 31, 2025 and 2024, included elsewhere in this proxy statement. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Boost Run” and the financial statements and the related notes appearing elsewhere in this proxy statement.

	For the Year Ended December 31,
	2025	2024
	(in thousands, except share and per share data)
Income Statement Data:
Loss from operations	$(11,053)	$(69)
Net loss	$(16,274)	$(212)
Net loss attributable to Class A unit holders - basic & dilutive	$(16,274)	$(212)
Weighted average units outstanding - Class A - basic & dilutive	8,500	8,500
Net loss per unit - Class A - basic & dilutive	$(1,914.59)	$(24.94)

	December 31, 2025	December 31, 2024
	(in thousands)
Balance Sheet Data:
Total assets	$77,434	$13,317
Total liabilities	$69,298	$5,824
Accumulated deficit	$(17,039)	$(765)

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Comparative Historical and Unaudited Pro Forma Combined Per Share Financial Information

The following table sets forth selected historical comparative share information for Willow Lane and Boost Run and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming two redemption scenarios as follows:

●	No Redemption Scenario: As of December 31, 2025, there were 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption. This presentation assumes that no public shareholders of Willow Lane will exercise their right to have their Willow Lane Class A Ordinary Shares subject to possible redemption converted into their pro rata share of the Trust Account and thus the full amount held in the Trust Account as of the Closing is available for the Business Combination; and

●	100% Redemption Scenario: This scenario assumes that 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed, resulting in an aggregate cash payment of approximately $132.6 million out of the Trust Account based on an assumed redemption price of $10.48 per share. The 100% Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the 100% Redemption Scenario.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2025. The weighted average shares outstanding and net income (loss) per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2025.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement/ prospectus and the historical financial statements of Willow Lane and Boost Run and related notes that are included elsewhere in this proxy statement/ prospectus. The unaudited pro forma combined per share information of Willow Lane and Boost Run is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/ prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Willow Lane and Boost Run would have been had the companies been combined during the periods presented.

	Year Ended December 31, 2025
	Willow Lane	Boost Run	Pro Forma Combined (No Redemption)	Pro Forma Combined (100% Redemption)
	(in thousands, except share and per share data)
As of and for the Year Ended December 31, 2025 (2)
Net income (loss)	$3,438	$(16,274)	$(26,076)	$(26,076)
Book value per share (1)	$(0.28)	$957.18	$2.00	$(0.20)
Weighted average shares outstanding of Class A Common Stock—basic and diluted	12,650,000	n/a	31,895,656	19,245,656
Weighted average shares outstanding of Class B Common Stock—basic and diluted	4,628,674	n/a	29,533,018	29,533,018
Weighted average units outstanding - Class A —basic and diluted	n/a	8,500	n/a	n/a
Net income (loss) per share of Class A Common Stock—basic and diluted	$0.20	n/a	$(0.42)	$(0.53)
Net income (loss) per share of Class B Common Stock—basic and diluted	$0.20	n/a	$(0.42)	$(0.53)
Net income (loss) per unit - Class A - basic & dilutive	n/a	$(1,914.59)	n/a	n/a

(1) Book value per share = Total equity/shares or units outstanding.

(2) There were no cash dividends declared in the periods presented.

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Risk Factors

The following risk factors may have a material adverse effect on the business, financial condition and results of operations of Pubco, Boost Run and Willow Lane following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of Pubco’s business, prospects, financial condition and operating results following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your Willow Lane Ordinary Shares. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus. Pubco, Boost Run and Willow Lane may face additional risks and uncertainties that are not presently known to them or that they currently deem immaterial, which may also impair Pubco’s business, prospects, financial condition or operating results. The following discussion should be read in conjunction with the consolidated financial statements of Boost Run and the financial statements of Willow Lane and notes thereto included elsewhere in this proxy statement/prospectus. Throughout this section, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” and other similar terms refer to Pubco prior to and/or after giving effect to the Business Combination.

Risks Related to Boost Run

General Risks Related to Boost Run’s Business and Industry

Boost Run’s recent growth may not be indicative of its future growth, and if it does not effectively manage its future growth, its business, operating results, financial condition, and prospects may be adversely affected.

Boost Run was founded in 2023 and launched its Cloud Services Platform at the end of 2024 and has experienced significant growth in a short period of time. Investors should not rely on the revenue growth of any prior quarterly or annual period as an indication of Boost Run’s future performance. Even if Boost Run’s revenue continues to increase, its revenue growth rate is expected to decline in the future as a result of a variety of factors, including the maturation of its business. Overall growth of Boost Run’s revenue will depend on a number of factors, including but not limited to its ability to:

●	operate its cloud infrastructure, including due to supply chain limitations and data center or power availability;

●	compete with other companies in its industry, including those with greater financial, technical, marketing, sales, and other resources;

●	continue to develop new solutions and services and new functionality for its platform and successfully further optimize its existing infrastructure, solutions, and services;

●	retain existing customers and increase sales to existing customers, as well as attract new customers and grow its customer base;

●	successfully expand its business domestically and internationally;

●	generate sufficient cash flow from operations and raise additional capital, including through indebtedness, to support continued investments in its platform to maintain its technological leadership and the security of its platform;

●	strategically expand its direct sales force and leverage its existing sales capacity;

●	introduce and sell its solutions and services to new markets and verticals;

●	recruit, hire, train, and manage additional qualified personnel for its research and development activities;

●	maintain its existing, and enter into new, more cost-efficient, financing structures; and

●	successfully identify and acquire or invest in businesses, products, or technologies that it believes could complement or expand its platform.

In addition to the factors discussed above, Boost Run’s revenue growth may also be impacted by industry-specific factors, particularly the continued development of AI (including advancements in AI technology that may lead to further compute efficiencies), the broader adoption, use, and commercialization of AI and any impacts of the developing AI regulatory environment.

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As many of these factors are beyond Boost Run’s control, it is difficult for it to accurately forecast its future operating results. If the assumptions that Boost Run uses to plan its business are incorrect or change in reaction to changes in its market, it may be unable to maintain consistent revenue or revenue growth, the value of its stock could be volatile, and it may be difficult to achieve and, if achieved, maintain profitability. In addition, changes in the macroeconomic environment, including actual or perceived global banking and finance related issues, domestic and foreign regulatory uncertainty, changes in trade policies (including the imposition of tariffs, trade controls and other trade barriers), labor shortages, supply chain disruptions, volatile interest rates and inflation, spending environments, geopolitical instability, warfare and uncertainty, including the effects of the conflicts in the Middle East and Ukraine and tensions between China and Taiwan, weak economic conditions in certain regions, or a reduction in AI spending regardless of macroeconomic conditions may impact Boost Run’s growth.

In addition, as Boost Run has grown, its number of customers has also increased, and it has increasingly managed more complex deployments of its infrastructure in more complex computing environments. The rapid growth and expansion of Boost Run’s business places a significant strain on its management, operational, engineering, and financial resources. To manage any future growth effectively, Boost Run must continue to improve and expand its infrastructure, including information technology (“IT”) and financial infrastructure, its operating and administrative systems and controls, and its ability to manage headcount, capital, and processes in an efficient manner.

If Boost Run does not manage future growth effectively, its business, operating results, financial condition, and prospects would be harmed. If Boost Run continues to experience rapid growth, it may not be able to successfully implement or scale improvements to its systems, processes, and controls in an efficient, timely, or cost-effective manner. As Boost Run grows, its existing systems, processes, and controls may not prevent or detect all errors, omissions, or fraud. Any future growth will continue to add complexity to Boost Run’s organization and require effective coordination throughout its organization. Failure to manage any future growth effectively could result in increased costs, cause difficulty or delays in deploying Boost Run’s platform to new and existing customers, reduce demand for its platform, and cause difficulties in introducing new solutions and services or other operational difficulties, and any of these difficulties would adversely affect its business, operating results, financial condition, and prospects.

Boost Run has a limited number of suppliers for significant components of the equipment it uses to build and operate its platform and provide its solutions and services. Any disruption in the availability of these components could delay Boost Run’s ability to expand or increase the capacity of its infrastructure or replace defective equipment.

Boost Run does not manufacture the components it uses to build the technology infrastructure underlying its platform. Boost Run has a limited number of suppliers that it uses to procure and configure significant components of the technology infrastructure that it uses to operate its platform and provide its solutions and services to its customers. Utilizing a limited number of suppliers of the components for Boost Run’s technology infrastructure exposes it to risks, including:

●	asymmetry between component availability and contractual performance obligations, including where specified components are required;

●	shifts in market-leading technologies away from those offered by its current suppliers that could impact its ability to offer its customers the solutions and services that they are seeking;

●	reduced control over production costs and constraints based on the then current availability, terms, and pricing of these components, including any delays in its supply chain;

●	limited ability to control aspects of the quality, performance, quantity, and cost of its infrastructure or of its components;

●	the potential for binding price or purchase commitments with its suppliers at higher than market rates;

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●	reliance on its suppliers to keep up with technological advancements at the same pace as its business and customer demands, including their ability to continue to deliver next generation components that are substantially better than the prior generation;

●	consolidation among suppliers in its industry, which may harm its ability to negotiate and obtain favorable terms from its suppliers and the third-party suppliers that its suppliers rely on;

●	labor and political unrest at facilities it does not operate or own;

●	geopolitical disputes disrupting its or any of its suppliers’ supply chains;

●	business, legal compliance, litigation, and financial concerns affecting its suppliers or their ability to manufacture and ship components in the quantities, quality, and manner Boost Run requires;

●	impacts on its supply chain from adverse public health developments, including outbreaks of contagious diseases or pandemics; and

●	disruptions due to floods, earthquakes, storms, and other natural disasters, particularly in countries with limited infrastructure and disaster recovery resources, or regional conflicts.

Boost Run’s technology infrastructure components suppliers fulfill its supply requirements on the basis of individual purchase orders, which it often places on a just-in-time basis. Boost Run currently has no long-term contracts or arrangements with its suppliers that guarantee capacity or the continuation of any particular payment terms. Accordingly, Boost Run’s suppliers are not obligated to continue to fulfill its supply requirements, and the prices it is charged for its products and, if applicable, services could be increased on short notice. Further, because Boost Run often submits purchase orders to its suppliers on a just-in-time basis, any delay from its suppliers may result in its inability to provide its infrastructure and platform to its customers on a timely basis and fulfill its contractual requirements under its customer contracts. If Boost Run is required to change suppliers, its ability to meet its obligations to its customers, including scheduled compute access, could be adversely affected and its solutions may not be as performant, which could cause the loss of sales from existing or potential customers, delayed revenue, or an increase in its costs, which could adversely affect its margins. Any production or shipping interruptions for any reason, such as a natural disaster, epidemics, pandemics, capacity shortages, quality problems, or strike or other labor disruption at one of Boost Run’s supplier locations or at shipping ports or locations, could adversely affect sales of its solution and services offerings.

In addition, Boost Run is continually working to expand and enhance its infrastructure features, technology, and network and other technologies to accommodate substantial increases in the computing power required by more compute-intensive workloads on its platform, the amount of data it hosts, and its overall number of total customers. Boost Run may be unable to project accurately the rate or timing of these increases or to allocate resources successfully to address such increases and may underestimate the data center capacity needed to address such increases. Boost Run’s limited number of suppliers, in turn, may not be able to quickly respond to its needs, which would have a negative impact on customer experience and contractual performance. In the future, Boost Run may be required to allocate additional resources, including spending substantial amounts, to build, purchase, or lease or license data centers and equipment and upgrade its technology and network infrastructure in order to handle increased customer usage, and its suppliers may not be able to satisfy such requirements. In addition, Boost Run’s network or its suppliers’ networks might be unable to achieve or maintain data transmission capacity high enough to effectively deliver its services. Boost Run may also face constraints on its ability to deliver its platform, solutions, and services if there is limited power supply. Boost Run’s failure, or its suppliers’ failure, to achieve or maintain high data transmission capacity and sufficient electrical services would impact its ability to meet customer needs and could significantly reduce consumer demand for its services. Such reduced demand and resulting loss of compute, cost increases, or failure to upgrade its equipment or adapt to new technologies would harm its business, operating results, financial condition, and prospects.

Moreover, Boost Run’s suppliers themselves rely on a complex network of third-party suppliers for semiconductor manufacturing, hardware components, and other critical inputs, which introduces additional risks to its supply chain. For example, NVIDIA relies on suppliers such as Taiwan Semiconductor Manufacturing Company for semiconductor fabrication and other manufacturers for compute and networking components. Any disruption in the operations of these upstream suppliers, whether due to equipment failures, geopolitical factors such as the potential for military conflict between China and Taiwan, or supply chain constraints, could affect Boost Run’s suppliers’ ability to supply the significant components of the equipment it uses to operate its platform and provide its solutions and services to its customers, which would, in turn, affect the availability of its solutions and services, as well as lead times.

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In addition, to the extent any of Boost Run’s suppliers’ businesses are impacted by business, legal compliance, litigation, and financial concerns, including regulatory scrutiny and export controls, its business, operating results, financial condition, and prospects may be adversely affected. For example, increasing use of tariffs, economic sanctions and export controls has impacted and may in the future impact the availability and cost of GPUs and other components of Boost Run’s platform. The current U.S. presidential administration has discussed imposing broadbased tariffs on imported goods, which, if implemented on components of Boost Run’s infrastructure and other products it uses, could increase its costs. Further, the former U.S. presidential administration had recently released new export controls targeting semiconductor manufacturing equipment and other items related to advanced integrated circuits. It is possible that these and additional restrictions could impede the supply chain in this industry. Additional export restrictions imposed on components of Boost Run’s technologies by the U.S. government may also provoke responses from foreign governments that negatively impact its supply chain, increase the costs for affected imported goods, or limit its ability to obtain additional hardware components, which would also substantially reduce its ability to provide or develop its platform, solutions, and services.

In the event of a supplier unavailability, component shortage, or supply interruption, Boost Run may not be able to secure alternate sources in a timely manner. Securing alternate sources of supply for these components or services may be time-consuming, difficult, and costly and Boost Run may not be able to source these components or services on terms that are acceptable to it, or at all, which may undermine its ability to fill its orders in a timely manner. Any interruption or delay in the supply of any of these components or services, or the inability to obtain these components or services from alternate sources at acceptable prices and within a reasonable amount of time, would harm Boost Run’s ability to meet the demand of its customers, which in turn would have an adverse effect on its business, operating results, financial condition, and prospects.

Boost Run’s business would be harmed if it were not able to access sufficient power or by increased costs to procure power, prolonged power outages, shortages, or capacity constraints.

Boost Run depends on being able to secure power, which powers its data center facilities, in a cost-effective manner. Boost Run’s inability to secure sufficient power or any power outages, shortages, supply chain issues, capacity constraints, or significant increases in the cost of securing power could have an adverse effect on its business, operating results, financial condition, and prospects.

Boost Run relies on third parties to provide enough power to maintain its leased data center facilities and meet the needs of its current and future customers. Boost Run has in the past experienced, and it may in the future experience, insufficient power to service a customer’s project. Any limitation on the delivered energy supply would limit Boost Run’s ability to operate its platform. These limitations would have a negative impact on a given data center or limit Boost Run’s ability to grow its business which could negatively affect its business, operating results, financial condition, and prospects. Limitations on generation, transmission, and distribution may also limit its ability to obtain sufficient power capacity for potential expansion sites in new or existing markets. Power providers, other participants in the power market, and those entities that regulate it may impose onerous operating conditions to any approval or provision of power or Boost Run may experience significant delays and substantial increased costs to provide the level of electrical service required by its current or future leased or licensed data centers, or any data centers it may choose to construct in the future. Boost Run’s ability to find appropriate sites for expansion, including existing sites to lease, will also be limited by access to power.

Boost Run’s leased data center facilities are affected by problems accessing electricity sources, such as planned or unplanned power outages and limitations on transmission or distribution of power. Unplanned power outages, including, but not limited to those relating to large storms, earthquakes, fires, tsunamis, cyberattacks, physical attacks on utility infrastructure, war, and any failures of electrical power grids more generally, and planned power outages by public utilities, could harm Boost Run’s customers and its business. Further, Boost Run’s leased data center facilities are located in leased buildings where, depending upon the lease requirements and number of tenants involved, it may or may not control some or all of the infrastructure, including generators and fuel tanks. As a result, in the event of a power outage, Boost Run could be dependent upon the landlord, as well as the utility company, to restore the power. Even if Boost Run attempts to limit its exposure to system downtime by using backup generators, which are in turn supported by onsite fuel storage and through contracts with fuel suppliers, these measures may not always prevent downtime or solve for long-term or large-scale outages. Any outage or supply disruption could adversely affect Boost Run’s customer experience, as well as its business, operating results, financial condition, and prospects.

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The global energy market is currently experiencing inflation and volatility pressures. Various macroeconomic and geopolitical factors are contributing to the instability and global power shortage, including the war in Ukraine, severe weather events, governmental regulations, government relations, and inflation. Boost Run expects the cost for power to continue to be volatile and unpredictable and subject to inflationary pressures, which could materially affect its financial forecasting, business, operating results, financial condition, and prospects.

Boost Run depends entirely on third-party partners, including data center operators, to host Boost Run’s GPU infrastructure and provide various services in support of its business, and any disruption to these relationships or the performance of these partners could materially harm Boost Run’s business, financial condition, and results of operations.

Boost Run does not own or operate data centers. Instead, Boost Run relies exclusively on third-party colocation providers to house, power, cool, and provide connectivity to Boost Run’s GPU servers and infrastructure. Boost Run also relies on third-party partners to provide various services in support of its business, including hardware delivery, installation, service and technical support, as well as the provision of equipment and personnel. If a local partner is unwilling or unable to deliver its services for any reason including, but not limited to, a dispute with Boost Run, the deterioration of its financial condition or a loss of personnel, Boost Run may be unable to engage an alternative partner or subcontractors to perform the same services, or on terms substantially similar to those with its existing partners. The failure to do so may cause Boost Run to breach the terms of existing contracts, impede its ability to complete orders, and/or result in damage to its customer relationships, any of which may damage Boost Run’s reputation and have a material adverse effect on its business and results of operations.

Boost Run’s business model requires Boost Run to deploy significant capital investment in GPU equipment that Boost Run installs in facilities controlled by third parties. If any of Boost Run’s colocation partners experience financial distress, operational difficulties, or elects to terminate or not renew their agreements with Boost Run, Boost Run could lose access to the facilities housing Boost Run’s equipment. Such a loss of access could result in:

●	Immediate service disruptions to Boost Run’s customers;

●	Breach of Boost Run’s customer service level agreements and contractual obligations;

●	Significant costs to relocate equipment to alternative facilities;

●	Extended downtime during equipment migration, resulting in lost revenue;

●	Physical damage to equipment during relocation;

●	Inability to recover equipment if colocation partner enters bankruptcy or receivership;

●	Stranded capital if equipment cannot be economically relocated;

●	Customer attrition and reputational damage; and

●	Litigation from customers whose services are disrupted.

The number of data center facilities with sufficient power capacity, cooling capabilities, and network infrastructure to support high-density GPU deployments is limited, particularly as demand for AI infrastructure has increased substantially. Boost Run may rely on a concentrated number of colocation partners, and the loss of any single major partner relationship could have a disproportionate impact on Boost Run’s business. If Boost Run is unable to secure alternative colocation capacity on acceptable terms, or at all, Boost Run may be unable to fulfill commitments to existing customers or pursue new business opportunities.

Furthermore, colocation providers serve multiple customers, including some that may compete directly with Boost Run. Boost Run’s partners may prioritize other customers over Boost Run for capacity allocation, customer service, facility improvements, or access to new capacity. During periods of high demand or capacity constraints, Boost Run may face difficulty securing adequate space, power, or cooling to support Boost Run’s growth plans. Partners may also increase pricing, impose less favorable terms, or require longer-term commitments as a condition of providing or expanding capacity for Boost Run.

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Boost Run’s agreements with colocation partners typically have defined terms and are subject to renewal. There can be no assurance that Boost Run will be able to renew these agreements on commercially reasonable terms, or at all. Upon expiration of an agreement, a colocation partner may elect not to renew, may demand substantially higher fees, may reduce the scope of services provided, or may impose operational restrictions that adversely affect Boost Run’s ability to serve customers. The terms of Boost Run’s colocation agreements may be shorter than the terms of Boost Run’s customer contracts, creating a mismatch that exposes Boost Run to significant risk if Boost Run is unable to maintain uninterrupted access to facilities necessary to serve long-term customer commitments.

Additionally, changes in ownership or control of Boost Run’s colocation partners—whether through acquisition, merger, restructuring, or other transactions—could adversely affect Boost Run’s relationships with these partners. New ownership may seek to renegotiate terms, terminate agreements, redirect capacity to other uses, or implement operational changes that negatively impact Boost Run. Boost Run may have limited contractual protections in the event of a change in control of a colocation partner.

Boost Run’s ability to expand Boost Run’s business and enter new markets is also constrained by the availability of suitable colocation partners in desired geographic locations. If Boost Run is unable to establish relationships with colocation providers in strategic markets, Boost Run’s growth may be limited, and Boost Run may be unable to meet customer requirements for geographic diversity or data sovereignty. Given Boost Run’s complete dependence on third-party colocation providers, any adverse developments affecting these critical partnerships could have a material adverse effect on Boost Run’s business, results of operations, financial condition, and future prospects.

If Boost Run’s data center providers fail to meet the requirements of its business, or if the data center facilities experience damage, interruption, or a security breach, its ability to provide access to its infrastructure and maintain the performance of its network could be negatively impacted.

Boost Run leases space in or otherwise licenses use of third-party data centers located in the U.S. Boost Run’s business is reliant on these data center facilities. Given that Boost Run leases or licenses use of this data center space, it does not control the operation of these third-party facilities. Consequently, Boost Run could be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of its direct control. Boost Run’s data center facilities and network infrastructure are vulnerable to damage or interruption from a variety of sources including earthquakes, floods, fires, power loss, system failures, computer and other cybersecurity vulnerabilities, physical or electronic break-ins, human error, malfeasance or interference, including by employees, former employees, or contractors, as well terrorist acts and other catastrophic events. Boost Run and the data center facilities it leases space in or license use of have experienced, and may in the future experience, disruptions, outages, and other performance problems due to a variety of factors, including availability or sufficiency of power, infrastructure changes, and capacity constraints, occasionally due to an overwhelming number of customers accessing its infrastructure simultaneously. Boost Run’s third-party data centers and network infrastructure may also be subject to cybersecurity attacks, including supply chain attacks, due to the actions of outside parties or human error, malfeasance, insider threats, system errors or vulnerabilities, insufficient cybersecurity controls, a combination of these, or otherwise, which may cause service outages and otherwise impact its ability to provide its solutions and services. While Boost Run reviews the security measures of its third-party data centers, it cannot ensure that these measures will be sufficient to prevent a cybersecurity attack or to protect the continued operation of its platform in the event of a cybersecurity attack, and any impact to its solutions and services may also impact its business, operating results, financial condition, and prospects. Data center facilities housing Boost Run’s network infrastructure may also be subject to local administrative actions, changes to legal or permitting requirements, labor disputes, litigation to stop, limit, or delay operations, and other legal challenges, including local government agencies seeking to gain access to customer accounts for law enforcement or other reasons. In addition, while Boost Run has entered into various agreements for the lease of data center space, equipment, maintenance, and other services, those third parties could fail to deliver on their contractual obligations under those agreements, including agreements to provide it with certain data, equipment, and utilities information required to run its business. Furthermore, Boost Run may require the data centers it leases to have certain highly specific attributes in order to effectively run its business. For example, Boost Run’s state-of-the art data centers may also require networking equipment, high-speed interconnects, enhanced access to power, and liquid cooling infrastructure. In some cases, these third-party data centers are required to undergo extensive retrofitting and improvement efforts, including to incorporate novel developments in Boost Run’s industry, which are time consuming, expensive, and less efficient than if it were to lease from spaces already designed for its operations, and which may not ultimately be successful in meeting all of its requirements.

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If third parties fail to successfully deliver on such performance requirements, Boost Run’s ability to maintain the performance of its network would be negatively impacted. Other factors, many of which are beyond Boost Run’s control, that can affect the delivery, performance, and availability of its platform include:

●	the development, maintenance, and functioning of the infrastructure of the internet as a whole;

●	the performance and availability of third-party telecommunications services with the necessary speed, data capacity, and security for providing reliable internet access and services;

●	the success or failure of its redundancy systems;

●	the success or failure of its disaster recovery and business continuity plans;

●	decisions by the owners and operators of the data center facilities where its infrastructure is installed or by global telecommunications service provider partners who provide it with network bandwidth to terminate its contracts, discontinue services to it, shut down operations or facilities, increase prices, change service levels, limit bandwidth, declare bankruptcy, breach their contracts with it, or prioritize the traffic of other parties;

●	its ability to enter into data center agreements and leases according to its business needs and on terms and with counterparties acceptable to it; and

●	changing sentiment by government regulators relating to data center development, including in response to public concerns regarding environmental impact and development, which may result in restrictive government regulation or otherwise impact the future construction of additional data centers.

In addition, many of the leases Boost Run has entered into for third-party data centers have multi-year terms and fixed capacity. If Boost Run does not accurately anticipate the data center capacity required by its customers, including if they use less or more of its infrastructure than expected, it would incur additional costs due to leasing more capacity than is used and paid for by its customers or, alternatively, in seeking additional data center capacity to fulfill unexpected demand on terms that may not be economically reasonable or acceptable to it, if it are able to lease additional capacity at all. Boost Run may also need to seek additional data center capacity in the event any leases with third parties are terminated or not renewed, which it may be unable to do on reasonable terms or at all.

The occurrence of any of these factors, or Boost Run’s inability to efficiently and cost-effectively fix such errors or other problems that may be identified, could damage its reputation, negatively impact its relationship with its customers, or otherwise materially harm its business, operating results, financial condition, and prospects.

In the future, Boost Run may develop its own data centers, rather than relying on third parties and, because of its limited experience in this area, it could experience unforeseen difficulties. For example, any potential expansion of Boost Run’s data center infrastructure would be complex, and unanticipated delays in the completion of those projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of its platform. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after Boost Run has started to fully utilize the underlying equipment, that could further degrade its platform or increase its costs.

Boost Run deploys substantial capital in GPU equipment and other infrastructure housed in facilities that Boost Run does not own or control, exposing Boost Run to significant risks of equipment loss, damage, theft, or inability to access or recover Boost Run’s assets.

Boost Run’s business model involves purchasing and owning high-value GPU servers, networking equipment, and other infrastructure that Boost Run deploys in data centers operated by third parties. These assets represent a substantial portion of Boost Run’s total capital investment and are critical to Boost Run’s ability to generate revenue. However, because these assets are located in facilities controlled by others, Boost Run faces unique risks related to the security, protection, and recoverability of this equipment.

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Boost Run’s equipment may be vulnerable to physical theft, damage, or loss while housed in third-party facilities. Although colocation providers typically implement physical security measures, Boost Run has limited ability to directly oversee or control these security protocols. Security incidents at partner facilities—including unauthorized access, theft, sabotage, or insider threats from partner employees or other customers—could result in the loss or damage of Boost Run’s equipment. The specialized nature of Boost Run’s GPU equipment makes it a particularly attractive target for theft, as these assets have high resale value and are in substantial demand.

In addition to theft and physical damage, Boost Run’s equipment may be at risk if a colocation partner experiences financial distress or enters bankruptcy. In such scenarios, Boost Run may face significant difficulties recovering Boost Run’s equipment. Although Boost Run owns the equipment, the partner may assert liens, may commingle Boost Run’s equipment with assets of other parties, or may restrict access to the facility during bankruptcy proceedings. Boost Run may be required to engage in costly and time-consuming litigation to establish Boost Run’s ownership rights and recover Boost Run’s property. During this period, Boost Run would be unable to use the equipment to serve customers, resulting in lost revenue and potential breach of customer contracts. In some cases, Boost Run may be unable to recover equipment at all, resulting in a complete loss of the capital invested in that equipment.

Equipment deployed in third-party facilities may also be damaged by events affecting the facility itself, including fire, flood, power surges, cooling system failures, natural disasters, or other casualties. While colocation providers may maintain insurance coverage for their facilities, such coverage may not extend to customer-owned equipment, or may provide inadequate compensation for Boost Run’s losses. Boost Run’s own insurance coverage may be insufficient to fully compensate Boost Run for equipment losses, particularly if multiple assets are damaged in a single incident. Moreover, even if Boost Run receives insurance proceeds, the time required to procure and deploy replacement equipment—particularly for high-demand GPUs with extended lead times—could result in prolonged service disruptions and customer attrition.

The physical location of Boost Run’s equipment in third-party facilities also creates complications for Boost Run’s financing arrangements. Lenders providing equipment financing or other secured debt may have concerns about perfecting security interests in equipment located at third-party sites. Collateral verification, equipment inspections, and recovery of collateral in default scenarios may be more complex and costly when equipment is dispersed across multiple third-party locations. These complications may limit Boost Run’s ability to obtain favorable financing terms or may require Boost Run to provide additional collateral or guarantees, increasing Boost Run’s cost of capital.

Boost Run may also face disputes with colocation partners regarding responsibility for equipment damage or loss. Partner agreements may contain limitations of liability that prevent Boost Run from recovering the full value of damaged or lost equipment from the partner. Determining causation and liability when equipment failures occur in third-party facilities can be complex and contentious, particularly when multiple parties (the colocation provider, equipment vendors, network providers, and others) may share responsibility for the incident.

Finally, Boost Run may have limited ability to monitor and verify the physical condition and location of Boost Run’s equipment on an ongoing basis. While colocation partners may provide periodic reports, Boost Run may lack real-time visibility into equipment status, maintenance activities, or physical security incidents. This limited visibility could delay Boost Run’s detection of equipment problems or security breaches, increasing potential losses. The concentration of high-value assets in facilities that Boost Run does not control represents a significant vulnerability in Boost Run’s business model. Any material loss, damage, theft, or inability to access or recover Boost Run’s equipment could have a material adverse effect on Boost Run’s business, results of operations, financial condition, and cash flows.

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Because Boost Run does not own or operate the data centers in which Boost Run’s equipment is deployed, Boost Run has limited control over critical operational factors including power reliability, cooling efficiency, physical security, network connectivity, and maintenance activities, which could adversely affect service quality and customer satisfaction.

Boost Run’s reliance on third-party colocation providers means that Boost Run does not have direct control over aspects of the infrastructure and operations that are critical to delivering reliable, high-performance GPU cloud services to Boost Run’s customers. This lack of operational control exposes Boost Run to risks that could impair service quality, increase costs, and damage Boost Run’s reputation.

Boost Run depends entirely on colocation partners to provide adequate and reliable power and cooling for Boost Run’s high-density GPU deployments. Modern AI accelerators such as NVIDIA B300, B200 and H200 servers consume substantial power and generate significant heat, requiring robust electrical distribution and cooling systems. If colocation partners have inadequate or inefficient cooling systems, Boost Run’s GPU equipment may experience thermal throttling, reduced performance, accelerated hardware degradation, or unexpected failures. These issues directly impact the service quality Boost Run can deliver to customers and may result in SLA breaches, service credits, or customer churn.

Boost Run’s ability to deliver high-performance cloud services depends on robust, low-latency network connectivity. However, network architecture, routing, interconnections, and bandwidth within and between facilities are controlled by colocation partners and their network providers. Network limitations imposed by colocation infrastructure may constrain Boost Run’s ability to support certain customer use cases or may result in suboptimal performance compared to competitors with owned infrastructure and custom-designed networks.

Colocation partners periodically perform scheduled maintenance on facility systems including electrical distribution, cooling systems, fire suppression, networking equipment, and building infrastructure. During these maintenance windows, Boost Run’s equipment may need to be powered down or may experience service disruptions. Boost Run must schedule around partner maintenance windows rather than optimizing maintenance timing for Boost Run’s own operational needs or customer requirements. Frequent or poorly timed maintenance windows may force Boost Run to breach customer SLAs or limit Boost Run’s ability to offer high-availability services.

When operational incidents occur—whether power failures, cooling problems, physical security breaches, network outages, or other issues—Boost Run is dependent on colocation partner staff to detect, diagnose, and resolve the problem. This dependency may result in extended outages, inadequate root cause analysis, recurring problems, or insufficient remediation that continues to affect service quality.

Without direct control of facility infrastructure, Boost Run may have incomplete visibility into operational conditions affecting Boost Run’s equipment. Limited visibility impairs Boost Run’s ability to proactively identify and address issues before they impact customers, to optimize operations, or to provide customers with detailed operational transparency and reporting.

As the AI and GPU computing market evolves rapidly, new infrastructure technologies, architectures, and operational practices may emerge that improve performance, efficiency, or cost-effectiveness. Boost Run’s ability to adopt these innovations is constrained by colocation partners’ infrastructure, policies, and willingness to accommodate Boost Run’s requests. Vertically integrated competitors that control their own facilities can rapidly implement infrastructure innovations to gain competitive advantages, while Boost Run may be limited to the capabilities that colocation partners offer to all customers.

The cumulative effect of these operational control limitations is that Boost Run may deliver inferior service quality, experience higher operational costs, respond more slowly to problems, or be unable to support certain customer requirements compared to competitors with owned infrastructure and direct operational control. These disadvantages could materially harm Boost Run’s business, financial condition and results of operation.

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Boost Run’s business model involves paying colocation fees to third-party data center operators in addition to the costs of acquiring and maintaining GPU equipment, creating a layered cost structure that may limit Boost Run’s profitability and pricing competitiveness relative to vertically integrated competitors.

Unlike vertically integrated competitors that own and operate their own data centers, Boost Run must pay ongoing fees to third-party colocation providers for rack space, power, cooling, connectivity, and related services in addition to bearing the full cost of purchasing, deploying, and maintaining GPU equipment. This dual cost structure creates significant pressure on Boost Run’s gross margins and may place Boost Run at a competitive disadvantage.

Because Boost Run must pass through or absorb colocation provider margins in addition to covering Boost Run’s own operating costs and desired profit margins, Boost Run may have less pricing flexibility than competitors who own their facilities. Colocation providers have substantial pricing power, particularly in markets where suitable data center capacity is constrained or where providers face their own increasing costs for power, cooling, labor, and regulatory compliance. If colocation costs increase faster than Boost Run can raise prices to customers, Boost Run’s gross margins will compress, potentially leading to unprofitable operations. Boost Run may face resistance from customers if Boost Run attempts to pass through colocation fee increases, particularly in a competitive market or if customers have alternative providers or the option to build their own infrastructure.

The competitive dynamics of the GPU cloud services market may also limit Boost Run’s pricing power. Large cloud service providers (“hyperscalers”) such as Amazon Web Services, Microsoft Azure, and Google Cloud Platform have massive scale advantages, vertical integration, and the ability to subsidize GPU offerings with profits from other services. These competitors may price services at levels that Boost Run cannot profitably match given Boost Run’s layered cost structure. Similarly, other GPU cloud providers with owned infrastructure may enjoy cost advantages that allow them to underprice Boost Run while maintaining profitability.

Boost Run’s gross margins may also be negatively impacted by utilization rates. While colocation fees and equipment depreciation represent largely fixed costs, revenue is variable based on customer demand. During periods of low utilization, Boost Run must continue paying full colocation fees while generating reduced revenue, substantially compressing margins or resulting in losses. Unlike data center owners who may have more flexibility to reduce certain operating costs during low utilization periods, Boost Run has limited ability to reduce colocation expenses without terminating agreements and removing equipment from facilities.

The combination of equipment capital costs, equipment depreciation, and ongoing colocation fees creates a high break-even point for Boost Run’s operations. If Boost Run is unable to maintain adequate utilization rates and pricing levels, Boost Run may be unable to achieve or sustain profitability. The challenging unit economics of Boost Run’s business model may also make it difficult to attract investment capital, secure favorable debt financing, or achieve the scale necessary to compete effectively with better-capitalized and vertically integrated competitors.

Any sustained pressure on Boost Run’s pricing, increases in colocation costs, or inability to achieve and maintain high utilization rates could result in material margin compression that adversely affects Boost Run’s business, financial condition and results of operation.

Boost Run’s ability to grow its business and serve customer demand is dependent on the availability of suitable colocation capacity from third-party partners, and constraints on partner capacity or partners’ willingness to expand could significantly limit Boost Run’s growth prospects.

Unlike vertically integrated data center operators that can plan and build capacity to meet their growth projections, Boost Run’s expansion is constrained by the availability of suitable colocation capacity from third-party partners. Boost Run cannot independently develop new capacity and must instead rely on partners’ existing available capacity or partners’ willingness to expand their facilities to accommodate Boost Run’s needs. This dependency creates significant limitations on Boost Run’s growth trajectory and competitive positioning.

The market for high-density colocation space suitable for GPU deployments has become increasingly constrained due to surging demand for AI infrastructure. Many data centers were not originally designed to support the power densities required by modern GPU servers, which can consume 10-20x more power per rack than traditional enterprise IT equipment. If suitable colocation capacity is unavailable in markets where Boost Run has customer demand or strategic objectives, Boost Run may be unable to pursue these opportunities, allowing competitors to capture market share that Boost Run cannot address.

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Even when existing capacity is constrained, Boost Run’s ability to grow depends on partners’ decisions about whether and how to expand their facilities. Partners must balance capacity allocation among multiple customers and strategic priorities.

Even when partners are willing to expand, the timeline from decision to available capacity can be substantial. Data center construction or retrofit projects typically require 12-24 months or longer, depending on project complexity, permitting requirements, utility infrastructure, and equipment availability. Boost Run’s dependence on partner capacity expansion timelines means Boost Run cannot respond agilely to market opportunities or rapidly scale to meet demand spikes, placing Boost Run at a disadvantage relative to competitors that control their own development pipelines.

To secure access to expanded capacity, colocation partners may require Boost Run to commit to minimum capacity levels, make substantial deposits or pre-payments, or enter into take-or-pay arrangements where Boost Run must pay for contracted capacity regardless of actual utilization.

Boost Run’s geographic expansion and market coverage is limited to locations where suitable colocation partners exist. If Boost Run wishes to enter new markets to serve customer needs for data sovereignty, geographic diversity, low latency, or local presence, Boost Run must first identify and establish relationships with appropriate colocation providers. These geographic limitations may prevent Boost Run from serving certain customer segments or competing effectively in global markets.

During periods of severe capacity constraints, colocation partners must decide how to allocate limited available capacity among existing and prospective customers. As a relatively smaller GPU cloud provider dependent on third-party infrastructure, Boost Run may receive lower priority than competitors, hyperscalers, or other customers that partners view as more valuable. This could result in Boost Run being unable to secure needed capacity even when partners have capacity available, or being offered capacity only on unfavorable terms.

The fundamental constraint that Boost Run cannot independently create the data center capacity needed to support Boost Run’s growth represents a structural limitation on Boost Run’s business model. If suitable colocation capacity is unavailable, delayed, or offered only on unfavorable terms, Boost Run’s growth may be severely limited, customer demand may go unmet, competitive position may erode, and financial results may be materially adversely affected. Any sustained inability to secure adequate colocation capacity to support Boost Run’s business plan could have a material adverse effect on Boost Run’s business, results of operations, and financial condition.

From time to time, Boost Run evaluates and potentially consummates strategic investments, combinations, joint-ventures, acquisitions or alliances, which could require significant management attention, disrupt Boost Run’s business and adversely affect Boost Run’s financial results.

Boost Run evaluates and considers strategic investments, combinations, joint-ventures, acquisitions or alliances in cloud services or related businesses around the globe in order to grow Boost Run’s business. These transactions could be material to Boost Run’s financial condition and results of operations if consummated. If Boost Run is able to identify an appropriate business opportunity, Boost Run may not be able to successfully consummate the transaction and, even if Boost Run does consummate such a transaction, Boost Run may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from Boost Run’s normal daily operations;

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●	difficulties in successfully incorporating licensed or acquired technology and rights into Boost Run’s businesses;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets, in parts of the U.S., Canada and/or abroad, in which Boost Run has limited or no prior experience;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to Boost Run’s ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

Boost Run may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit Boost Run’s business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, Boost Run cannot assure you that any future investment in or acquisition of new businesses or technology will achieve market acceptance or prove to be profitable.

Any future acquisitions also could result in the issuance of shares, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on Boost Run’s cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding Boost Run’s existing business. Boost Run may experience losses related to potential investments in other companies, which could harm Boost Run’s financial condition and results of operations. Further, Boost Run may not realize the anticipated benefits of any acquisition or strategic alliance if such investments do not materialize.

To finance any acquisitions or strategic alliance, Boost Run may choose to issue shares of common stock, preference shares or a combination of debt and equity as consideration, which could significantly dilute the ownership of Boost Run’s existing shareholders. Additional funds may not be available on terms that are favorable to Boost Run, or at all. If the price of Boost Run’s common stock is low or volatile, Boost Run may not be able to acquire other companies or fund strategic alliance project using shares as consideration.

If Boost Run is unable to obtain the anticipated benefits from these transactions, or if Boost Run encounters difficulties in integrating any acquired operations with Boost Run’s business, Boost Run’s financial condition and results of operations could be materially harmed.

Boost Run’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which it competes achieve the forecasted growth, its business could fail to grow at similar rates, if at all.

Boost Run’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate. Market opportunity estimates and growth forecasts, including those Boost Run has generated itself, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, including the risks described herein. Even if the markets in which Boost Run competes achieve the forecasted growth, its business could fail to grow at similar rates, if at all. Further, if AI is not broadly adopted by enterprises to the extent Boost Run expects, or if new use cases do not arise, then its opportunity may be smaller than it expects.

The variables that go into the calculation of Boost Run’s market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable customers covered by its market opportunity estimates will purchase its platform at all or generate any particular level of revenue for it. Any expansion in the markets in which Boost Run operates depends on a number of factors, including the cost, performance, and perceived value associated with its platform and those of its competitors. Even if the markets in which Boost Run competes meet the size estimates and growth forecast, its business could fail to grow at similar rates, if at all. Boost Run’s growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties. Accordingly, Boost Run’s forecasts for market growth should not be taken as indicative of its future growth.

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Boost Run’s platform may become less competitive if it fails (i) to efficiently enhance its platform, (ii) develop and sell new solutions and services and (iii) respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences.

The market in which Boost Run competes is relatively new and subject to rapid technological change, evolving industry standards and regulatory changes, as well as changing customer needs, requirements, and preferences. The success of Boost Run’s business will depend, in part, on its ability to predict, to adapt, and to respond effectively to these changes on a timely basis. If Boost Run is unable to develop and sell new solutions and services that satisfy and are adopted by new and existing customers and provide enhancements, new features, and capabilities to its infrastructure that keep pace with rapid technological and industry change, its business, operating results, financial condition, and prospects could be adversely affected. Further, prospective or existing customers may influence Boost Run’s product roadmap by requiring features optimal for their particular use case. If Boost Run is unable to adapt to meet customers’ requirements, they may use competitive offerings or internal solutions that eliminate reliance on third-party providers, and its business, operating results, financial condition, and prospects could be adversely affected. Moreover, prioritizing development of such features may require significant engineering resources and may not be compatible with the requirements of other customers, which could impact overall adoption of Boost Run’s platform. If new technologies emerge that limit or eliminate reliance on AI cloud platform providers like Boost Run, or that enable its competitors to deliver competitive services at lower prices, more efficiently, more conveniently, or more securely, such technologies could adversely impact its ability to compete. If Boost Run’s solutions do not allow it or its customers to comply with the latest regulatory requirements, sales of its platform, solutions, and services to existing customers may decrease and new customers will be less likely to adopt its platform.

Boost Run’s future growth depends on its ability to continue to meet the needs of new customers and the expanding needs of its existing customers as their use of its platform, solutions, and services grows. As sales of its platform grow, Boost Run will need to devote additional resources to expanding, improving, and maintaining its infrastructure and integrating with third-party applications. In addition, Boost Run will need to appropriately scale its internal business systems and its services organization, including customer support, to serve its growing customer base, and to improve its IT and financial infrastructure, operating and administrative systems, and its ability to effectively manage headcount, capital and processes, including by reducing costs and inefficiencies. Any failure of, or delay in, these efforts could result in impaired system performance and reduced customer satisfaction, which would negatively impact Boost Run’s revenue growth and its reputation. Boost Run may not be successful in developing or implementing these technologies. In addition, it takes a significant amount of time to plan, develop, and test improvements to Boost Run’s technologies and infrastructure, and it may not be able to accurately forecast demand or predict the results it will realize from such improvements. In some circumstances, Boost Run may also determine to scale its technology through the acquisition of complementary businesses and technologies rather than through internal development, which may divert management’s time and resources. To the extent that Boost Run does not effectively scale its operations to meet the needs of its growing customer base and to maintain performance as its customers expand their use of its services, Boost Run will not be able to grow as quickly as it anticipates, its customers may reduce or terminate use of its platform and it will be unable to compete as effectively and its business, operating results, financial condition, and prospects will be adversely affected.

Boost Run continually works to upgrade and enhance its platform, solutions, and services in response to customer demand and to keep up with technological changes. Part of this process entails cycling out outdated components of Boost Run’s infrastructure and replacing them with the latest technology available. This requires Boost Run to make certain estimates with respect to the useful life of the components of its infrastructure and to maximize the value of the components of its infrastructure, including its GPUs, to the fullest extent possible. Boost Run cannot guarantee that its estimates will be accurate or that its attempts at maximizing value will be successful. Any changes to the significant assumptions underlying Boost Run’s estimates or to the estimates of its components’ useful lives, or any inability to redeploy components of its existing infrastructure to extend past their contracted life could significantly affect its business, operating results, financial condition, and prospects.

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Boost Run’s platform must also integrate with a variety of network, hardware, storage, and software technologies, and it needs to continuously modify and enhance the capabilities of its platform to adapt to changes and innovation in these technologies. If Boost Run’s customers widely adopt new technologies, it may need to redesign parts of its platform to work with those new technologies. These development efforts may require significant engineering, marketing, and sales resources, all of which would affect Boost Run’s business, operating results, financial condition, and prospects. Any failure of Boost Run’s infrastructure’s capabilities to operate effectively with future technologies and software platforms could reduce the demand for its platform. If Boost Run is unable to respond to these changes in a cost-effective manner, its platform may become less marketable and less competitive or obsolete, and its business may be harmed.

In addition, Boost Run must also continue to effectively manage its capital expenditures by maintaining and expanding its data center capacity, servers and equipment, grow in geographies where it currently have limited or no presence, and ensure that the performance, features, and reliability of its services and its customer service remain competitive in a rapidly changing technological environment. If Boost Run fails to manage its growth, the quality of its platform may suffer, which could negatively affect its brand and reputation and harm its ability to retain and attract customers and employees.

The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by Boost Run’s customers to continue to use its Boost Run Cloud Platform to support AI use cases in their systems, or Boost Run’s ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on its business, operating results, financial condition, and prospects.

As part of its growth strategy, Boost Run seeks to attract and acquire customers requiring high-performance computing, such as AI, machine learning, and automated decision-making technologies, including proprietary AI algorithms and models (collectively, “AI Technologies”).

AI has been developing at a rapid pace and continues to evolve and change. As demand continues for AI services, AI providers, including Boost Run’s customers, have sought increased compute capacity to enable advancements in their AI models and service the demands of end users. Boost Run cannot predict whether additional computing power will continue to be required to develop larger, more powerful AI models, or if the practical limits of AI technology will plateau in the future regardless of available compute capacity. Further, there have been recent advancements in AI technology, including open-source AI models, that may lead to compute and other efficiencies that may impact the demand for AI services, including Boost Run’s platform, solutions, and services, which may adversely impact its revenue and profitability. In the event that existing scaling laws do not continue to apply as they have in the past, demand by Boost Run’s customers for compute resources, including its solutions and services, may not continue to increase over time, or may decrease if overall demand for AI is impacted by a lack of further technological development. If Boost Run is unable to keep up with the changing AI landscape or in developing services to meet its customers’ evolving AI needs, or if the AI landscape does not develop to the extent it or its customers expect, its business, operating results, financial condition, and prospects may be adversely impacted.

Additionally, Boost Run may incur significant costs and experience significant delays in developing new solutions and services or enhancing its current platform to adapt to the changing AI landscape, and may not achieve a return on investment or capitalize on the opportunities presented by demand for AI solutions. Moreover, while AI adoption is likely to continue and may accelerate, the long-term trajectory of this technological trend is uncertain. Further, market acceptance, understanding, and valuation of solutions and services that incorporate AI Technologies are uncertain and the perceived value of AI Technologies used and/or provided by its customers could be inaccurate. If AI is not broadly adopted by enterprises to the extent Boost Run expects, or if new use cases do not arise, then its opportunity may be smaller than it expects. Further, if the consumer perception and perceived value of AI Technologies is inaccurate this could have a material adverse effect on Boost Run’s customers, which in turn could have a material adverse effect on its business, operating results, financial condition, and prospects.

Concerns relating to the responsible use by Boost Run’s customers of new and evolving technologies, such as AI, which are supported by its platform, may result in collateral reputational harm to it. AI may pose emerging ethical issues and if Boost Run’s platform enables customer solutions that draw controversy due to their perceived or actual impact on society, it may experience brand or reputational harm, competitive harm, or legal liability.

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Furthermore, the rapid pace of innovation in the field of AI has led to developing and evolving regulatory frameworks globally, which are expected to become increasingly complex as AI continues to evolve. Regulators and lawmakers around the world have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Regulations related to AI Technologies have been introduced in the U.S. at the federal level and are also enacted and advancing at the state level. Additional regulations may impact Boost Run’s customers’ ability to develop, use and commercialize AI Technologies, which would impact demand for its platform, solutions, and services and may affect its business, operating results, financial condition, and prospects.

AI and related industries, including cloud services, are under increasing scrutiny from regulators due to their concerns about market concentration, anti-competitive practices, and the pace of partnerships and acquisitions involving generative AI startups. As the industry continues to grow, transactions and business conduct will likely continue to draw scrutiny from regulators. Boost Run’s customers may become subject to further AI regulations, including any restrictions on the total consumption of compute technology, which could cause a delay or impediment to the commercialization of AI technology and could lead to a decrease in demand for its customers’ AI infrastructure, and may adversely affect its business, operating results, financial condition, and prospects.

Boost Run’s operations require substantial capital expenditures, and it will require additional capital to fund its business and support its growth, and any inability to generate or obtain such capital on acceptable terms, if at all, or to lower its total cost of capital, may adversely affect its business, operating results, financial condition, and prospects. Prior to the Business Combination, our history of losses and negative cash flows from operations and need for substantial capital raise substantial doubt about our ability to continue as a going concern.

Boost Run requires substantial capital expenditures to support its growth and respond to business challenges. Boost Run has made significant financial investments in its business, and it intends to continue to make such investments in the future, including expenditures to procure components for, maintain, upgrade, and enhance its platform, including costs related to obtaining third-party chips and leasing and maintaining, enhancing, and expanding its data centers.

Additional financing may not be available on terms favorable to Boost Run, if at all. If adequate financing is not available on acceptable terms, Boost Run may be unable to invest in future growth opportunities, which could harm its business, operating results, financial condition, and prospects. If Boost Run raises additional equity financing, Boost Run’s shareholders may experience significant dilution of their ownership interests, and the per share value of Boost Run’s shares of common stock could decline. Furthermore, if Boost Run engages in debt financing, Boost Run may not be able to obtain such financing on terms favorable to it and the holders of debt will have priority over the holders of Boost Run common stock on order of payment preference. Further, the current global macroeconomic environment could make it more difficult to raise additional capital on favorable terms, if at all. Such terms may involve restrictive covenants making it difficult to engage in capital raising activities and pursue business opportunities, including potential acquisitions. The trading prices of recently-public companies have been highly volatile as a result of multiple factors including, the conflicts in the Middle East and Ukraine and tensions between China and Taiwan, inflation, interest rate volatility, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers, actual or perceived instability in the banking system, and market downturns, which may reduce its ability to access capital on favorable terms or at all. In addition, a recession, depression, or other sustained adverse market event could adversely affect Boost Run’s business and financial results. If Boost Run is unable to obtain adequate financing or financing on terms satisfactory to it when it requires, its ability to continue to support its business growth and to respond to business challenges could be significantly impaired and its business may be adversely affected, requiring it to delay, reduce, or eliminate some or all of its operations. Even if Boost Run is able to raise such capital, it cannot guarantee that it will deploy it in such a fashion that allows it to achieve better operating results or grow its business.

Moreover, in order to fund investments in Boost Run’s infrastructure, it has pioneered and scaled innovative financing structures that have enabled it to grow its business through timely and flexible access to capital. While Boost Run expects its cost of capital to continue declining as it benefits from economies of scale and access new forms of financing, including asset-backed securitizations and rated parent-level debt, its ability to lower its cost of capital depends upon a number of factors, many of which are beyond its control, including broader macroeconomic conditions. If Boost Run is unable to continue lowering its cost of capital, its ability to effectively compete, especially with larger competitors that have greater financial and other resources, as well as its operating results, financial condition, and business, may be adversely impacted.

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In Note 1 to Boost Run’s consolidated financial statements included in this proxy statement/prospectus, Boost Run discloses that there is substantial doubt about its ability to continue as a going concern. As a result, Boost Run’s independent registered public accounting firm issued an explanatory paragraph in its report on Boost Run’s consolidated financial statements as of December 31, 2024. If Boost Run is unable to obtain sufficient funding, Boost Run could be forced to delay, reduce or eliminate investments into its business, and Boost Run’s financial condition and results of operations will be materially and adversely affected and Boost Run may be unable to continue as a going concern. After the completion of the Business Combination, future financial statements may disclose substantial doubt about Boost Run’s ability to continue as a going concern. If Boost Run seeks additional financing to fund its business activities in the future and there remains substantial doubt about Boost Run’s ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to Boost Run on commercially reasonable terms or at all. Additionally, even if Boost Run raises sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance that the revenue or capital infusion will be sufficient to enable Boost Run to develop its business to a level where it will be profitable or generate positive cash flow. Any equity securities issued subsequent to the Business Combination and related transactions may provide for rights, preferences or privileges senior to those of holders of Pubco common stock. If Boost Run raises funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of Pubco common stock and a substantial portion of Boost Run’s operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for Boost Run’s business activities. The terms of any debt securities issued could also impose significant restrictions on Boost Run’s operations.

Boost Run has an evolving business model which is subject to various uncertainties.

As cloud services and data centers become more widely available, Boost Run expects the services and products associated with them to evolve. In order to stay current with the industry, Boost Run’s business model requires Boost Run to evolve as well. Boost Run cannot offer any assurance that these or any other modifications will be successful or will not result in harm to Boost Run’s business. Boost Run may not be able to manage growth effectively, which could damage Boost Run’s reputation, limit Boost Run’s growth and negatively affect Boost Run’s operating results. Further, as the markets in which Boost Run operates continue to evolve, new market participants have emerged and may continue to emerge and this may require Boost Run to further evaluate Boost Run’s business model and products and services. Boost Run cannot provide any assurance that Boost Run will successfully identify all emerging trends and growth opportunities in this business sector, and Boost Run may lose out on those opportunities. Such circumstances could have a material adverse effect on Boost Run’s business, prospects or operations.

Boost Run does not have any business interruption or disruption insurance coverage.

Currently, Boost Run does not have any business liability or disruption insurance to cover Boost Run’s operations, other than director’s and officer’s liability insurance. Boost Run has determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for Boost Run to have such insurance. Any uninsured business disruptions may result in Boost Run incurring substantial costs and the diversion of resources, which could have an adverse effect on Boost Run’s results of operations and financial condition.

A network or data security incident against Boost Run, or its third-party providers, whether actual, alleged, or perceived, could harm its reputation, create liability and regulatory exposure, and adversely impact its business, operating results, financial condition, and prospects.

Companies are subject to an increasing number, and wide variety, of attacks on their networks on an ongoing basis. Traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, ransomware, account takeover, business email compromise, employee fraud or bad actors, theft or misuse, denial of service attacks, misconfigurations, bugs, or other vulnerabilities in commercial software that is integrated into Boost Run’s (or its suppliers’ or service providers’) IT systems, and sophisticated nation-state sponsored actors engage in cyber intrusions and attacks that create risks for its infrastructure and the data, including personal information, which it hosts and transmits. State-supported and geopolitical-related cyberattacks may rise in connection with regional geopolitical conflicts such as the conflicts in the Middle East and Ukraine and tensions between China and Taiwan. Moreover, the ongoing war in Ukraine and associated activities in Russia as well as in the Middle East, have increased the risk of cyberattacks on various types of infrastructure and operations. Additionally, bad actors are beginning to utilize AI-based tools to execute attacks, creating unprecedented cybersecurity challenges. Boost Run may be a valuable target for cyberattacks given the critical data which it hosts and transmits.

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Although Boost Run has developed systems and processes designed to protect its information systems and the data it manages, prevent cybersecurity incidents, data loss and other security breaches; effectively respond to known and manage; prevent cybersecurity incidents, data loss and other security breaches; effectively respond to known and potential risks; and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Boost Run has experienced from time to time, and may experience in the future, breaches of its security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and Boost Run expects that they will continue to attempt, to gain access to its systems and facilities, as well as those of its customers, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and Boost Run’s customers) into disclosing usernames, passwords, payment card information, or other sensitive information, which may, in turn, be used to access Boost Run’s cloud services. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect.

Protecting its own assets has become more expensive and these costs may increase as the threat landscape increases, including as a result of use by bad actors of AI. Boost Run may face difficulties or delays in identifying or otherwise responding to any attacks or actual or potential security breaches or threats. These risks are exacerbated by developments in generative AI. A breach in Boost Run’s or its third-party providers’ data security or an attack against its platform could and have impacted its infrastructure and systems, creating system disruptions or slowdowns and providing access to malicious parties to information hosted and transmitted by its infrastructure, resulting in data, including the data of its customers, being publicly disclosed, misused, altered, lost, or stolen, which could subject it to liability and reputational harm and adversely affect its financial condition. While to date no incidents have had a material impact on Boost Run’s operations or financial results, it cannot guarantee that material incidents will not occur in the future. If compromised, Boost Run’s own systems could be used to facilitate or magnify an attack. Further, the increase in remote work by companies and individuals in recent years has generally increased the attack surface available to bad actors for exploitation, and as such, the risk of a cybersecurity incident potentially occurring has increased.

Any actual, alleged, or perceived security breach in Boost Run’s third-party providers’ or partners’ systems or networks, or any other actual, alleged or perceived data security breach that it or its third-party providers or partners suffer, could result in damage to its reputation, negative publicity, loss of customers and sales, loss of competitive advantages over its competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, fines and penalties, costly litigation (including class actions), and other liability. Boost Run would also be exposed to a risk of loss or litigation and potential liability under laws, regulations, and contracts that protect the privacy and security of personal information.

Due to concerns about data security and integrity, a growing number of legislative and regulatory bodies have adopted breach notification and other requirements in the event that information subject to such laws is accessed by unauthorized persons and additional regulations regarding security of such data are possible. Boost Run may need to notify governmental authorities and affected individuals with respect to such incidents. For example, laws in the European Union, the United Kingdom, and the U.S. may require businesses to provide notice to individuals whose personal information has been disclosed as a result of a data security breach. Complying with such numerous and complex regulations in the event of a data security breach can be expensive and difficult, and failure to comply with these regulations could subject Boost Run to regulatory scrutiny and additional liability. In addition, certain of Boost Run’s customer agreements, as well as privacy laws, may require it to promptly report security incidents involving its systems or those of its third-party partners that compromise the security, confidentiality, or integrity of certain processed customer data. Regardless of Boost Run’s contractual protections, these mandatory disclosures could be costly, result in litigation, harm its reputation, erode customer trust, and require significant resources to mitigate issues stemming from actual or perceived security breaches.

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Boost Run may also incur significant financial and operational costs to investigate, remediate, eliminate, and put in place additional tools and devices designed to prevent actual or perceived security breaches and other security incidents, as well as costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely affect the market perception of infrastructure and customer and investor confidence in Boost Run company, and would adversely affect its business, operating results, financial condition, and prospects.

Further, from time to time, government entities (including law enforcement bodies) may in the future seek Boost Run’s assistance with obtaining access to its customers’ data. Although Boost Run strives to protect the privacy of its customers, it may be required from time to time to provide access to customer data to government entities. In light of Boost Run’s privacy commitments, although it may legally challenge law enforcement requests to provide access to its systems or other customer content, it may nevertheless face complaints that it has provided information improperly to law enforcement or in response to non-meritorious third-party complaints. Boost Run may experience adverse political, business, and reputational consequences, to the extent that it does not provide assistance to or comply with requests from government entities in the manner requested or challenge those requests publicly or in court or provide, or are perceived as providing, assistance to government entities that exceeds its legal obligations. Any such disclosure could significantly and adversely impact Boost Run’s business and reputation.

Boost Run’s ability to maintain customer satisfaction depends in part on the quality of Boost Run’s customer support and cloud operations services. Boost Run’s failure to maintain high-quality customer support and cloud operations services could have an adverse effect on Boost Run’s business, operating results, financial condition, and future prospects.

Boost Run believes that the successful use of Boost Run’s platform requires a high level of support and engagement for many of Boost Run’s customers. In order to deliver appropriate customer support and engagement, Boost Run must successfully assist Boost Run’s customers in deploying and continuing to use Boost Run’s platform, resolve performance issues, address interoperability challenges with the customers’ existing IT infrastructure, and respond to security threats and cyber-attacks and performance and reliability problems that may arise from time to time. Increased demand for customer support and cloud operations services, without corresponding increases in revenue, could increase Boost Run’s costs and adversely affect Boost Run’s business, operating results, financial condition, and future prospects.

Furthermore, there can be no assurance that Boost Run will be able to hire sufficient support personnel as and when needed, particularly if Boost Run’s sales exceed Boost Run’s internal forecasts. Boost Run expects to increase the number of its customers, and that growth may put additional pressure on Boost Run’s customer support and cloud operations services teams. Boost Run’s customer support and cloud operations services teams may need additional personnel to respond to customer demand. Boost Run may be unable to respond quickly enough to accommodate short-term increases in customer demand for services. To the extent that Boost Run is unsuccessful in hiring, training, and retaining adequate support resources, Boost Run’s ability to provide high-quality and timely support to Boost Run’s customers will be negatively impacted, and Boost Run’s customers’ satisfaction and their purchase of Boost Run’s infrastructure could be adversely affected.

In addition, as Boost Run continues to grow Boost Run’s operations and expand outside of the U.S., Boost Run needs to be able to provide efficient services that meet Boost Run’s customers’ needs globally at scale, and Boost Run’s customer support and cloud operations services teams may face additional challenges, including those associated with operating the platforms and delivering support, training, and documentation in languages other than English and providing services across expanded time-zones. If Boost Run is unable to provide efficient customer support services globally at scale, Boost Run’s ability to grow Boost Run’s operations may be harmed, and Boost Run may need to hire additional services personnel which could increase Boost Run’s expenses, and negatively impact Boost Run’s business, financial condition, operating results, and future prospects.

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Boost Run’s platform is complex and performance problems or defects associated with its platform may adversely affect its business, operating results, financial condition, and prospects.

It may become increasingly difficult to maintain and improve Boost Run’s platform performance, especially during peak demand spikes and as its customer base grows and its platform becomes more complex. If Boost Run’s platform is unavailable or if its customers are unable to access its platform within a reasonable amount of time or at all, it could experience a loss of customers, lost or delayed market acceptance of its platform, delays in payment to it by customers or issuance of credits to impacted customers, injury to its reputation and brand, warranty and legal claims against it, significant cost of remedying these problems, and the diversion of its resources. For example, in the past, Boost Run has experienced, and it may in the future experience, insufficient power to service a customer’s project and have been required to provide service credits to that customer due to resulting performance issues. In addition, to the extent that it does not effectively address capacity constraints, upgrade its systems as needed, and continually develop its technology and network architecture to accommodate actual and anticipated changes in technology, its business, operating results, financial condition, and prospects, as well as its reputation, may be adversely affected.

Further, the hardware and software technology underlying Boost Run’s platform is inherently complex and may contain material defects or errors, particularly when new solutions and services are first introduced or when new features or capabilities are released. Boost Run has, from time to time, found defects or errors in its platform, and new defects or errors may be detected in the future by it or its customers. Boost Run cannot ensure that its platform, including any new solutions and services that it releases, will not contain defects. Any real or perceived errors, failures, vulnerabilities, or bugs in Boost Run’s platform could result in negative publicity or lead to data security access, retention, or other performance issues, all of which could harm its business. Boost Run also relies on third-party suppliers for the most significant components of the equipment it uses to operate its infrastructure. These third-party suppliers may also experience defects or errors in the products that Boost Run utilizes in its platform, which would impact its platform and may result in performance problems or service interruptions. The costs incurred in correcting any such defects or errors, including those in third-party components, may be substantial and could harm Boost Run’s business. Moreover, the harm to Boost Run’s reputation and legal liability related to such defects or errors may be substantial and could similarly harm its business.

In addition, most of Boost Run’s customer agreements and terms of service contain service level commitments. If Boost Run is unable to meet the stated service level commitments due to performance problems or defects, it may be contractually obligated to provide the affected customers with service credits or refunds, which could significantly affect its revenue in the periods in which any issues occur and the credits or refunds are applied. As a result of degradation of service and interruptions to its platform, Boost Run has provided, and may continue to provide, service credits and/or refunds to certain of its affected customers with whom it had service level commitments. Boost Run could also face customer terminations with refunds of prepaid amounts, which could significantly affect both its current and future revenues. Any service level failures could harm Boost Run’s business.

Any failure of Boost Run’s IT systems or those of one or more of its IT service providers, business partners, vendors, suppliers, or other third-party service providers, or any other failure by such third parties to provide services to it may negatively impact its relationships with customers and harm its business.

Boost Run’s business depends on various IT systems and outsourced IT services. Boost Run relies on third-party IT service providers, business partners, vendors, and suppliers to provide critical IT systems, corporate infrastructure, and other services and are, by necessity, dependent on them to adequately address cybersecurity threats to, and other vulnerabilities, defects, or deficiencies of or in their own systems. This includes infrastructure such as electronic communications, finance, marketing, and recruiting platforms and services such as IT network development and network monitoring, and third-party data center hosting of its systems for Boost Run’s internal and customer use. Boost Run does not own or control the operation of the third-party facilities or equipment used to provide such services. Boost Run’s third-party vendors and service providers have no obligation to renew their agreements with it on commercially reasonable terms or at all. If Boost Run is unable to renew these agreements on commercially reasonable terms, including with respect to service levels and cost, or at all, it may be required to transition to a new provider, and it may incur significant costs and possible service interruption in connection with doing so. In addition, such service providers could decide to close their facilities or change or suspend their service offerings without adequate notice to it. Moreover, any financial difficulties, such as bankruptcy, faced by such vendors, the nature and extent of which are difficult to predict, may harm Boost Run’s business. Since Boost Run cannot easily switch vendors without making other business trade-offs, any disruption with respect to its current providers would impact its operations and its business may be harmed. Furthermore, Boost Run’s disaster recovery systems and those of such third parties may not function as intended or may fail to adequately protect its business information in the event of a significant business interruption, Any termination, failure, or other disruption of any of such systems or services of Boost Run’s third-party IT providers, business partners, vendors, and suppliers could lead to operating inefficiencies or disruptions, which could harm its business, operating results, financial condition, and prospects.

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Boost Run has a limited operating history at its current scale, which makes it difficult to evaluate its current business and prospects.

Boost Run has a relatively short history operating its business at its current scale and have grown rapidly during that time. Boost Run was founded in 2023 and launched its Cloud Services Platform in late 2024. Boost Run’s limited operating history, including its limited history of selling its cloud infrastructure offering, the dynamic and rapidly evolving market in which it sells its platform, and the concentration of its revenue from a limited number of customers, as well as numerous other factors beyond its control, may make it difficult to evaluate its current business, prospects and other trends. Boost Run has encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries and sectors, such as the risks and uncertainties described herein. Any predictions about Boost Run’s future revenue and expenses may not be as accurate as they would be if it had a longer operating history or operated in a more predictable or established market. If Boost Run’s assumptions regarding these risks and uncertainties are incorrect or change due to fluctuations in its markets, any material reduction in AI or machine learning spending, changes in demand for specialized AI cloud infrastructure, or otherwise, or if it does not address these risks successfully, its operating and financial results could differ materially from its expectations and its business, operating results, financial condition, and prospects would be adversely affected. Boost Run cannot ensure that it will be successful in addressing these and other challenges it may face in the future. The risks associated with having a limited operating history may be exacerbated by current macroeconomic and geopolitical conditions discussed herein.

Failure to attract, grow and retain a diverse and balanced customer base could adversely affect Boost Run’s business and operating results.

Boost Run’s ability to attract, grow and retain a diverse and balanced customer base, consisting of enterprises, cloud service providers, network service providers, and digital economy customers, may affect Boost Run’s ability to grow its business. Boost Run’s ability to attract customers will depend on a variety of factors, including Boost Run’s product offerings, the presence of carriers, the overall mix of customers, the presence of key customers attracting business through ecosystems, the data center’s operating reliability and security and its ability to effectively market its product offerings. Boost Run’s inability to develop, provide or effectively execute any of these factors may adversely affect the development, growth and retention of a diverse and balanced customer base and adversely affect its business, financial condition and results of operations.

A substantial portion of Boost Run’s revenue is driven by a limited number of its customers, and the loss of, or a significant reduction in, spend from one or a few of its top customers would adversely affect its business, operating results, financial condition, and prospects.

A substantial portion of Boost Run’s revenue is driven by a limited number of customers.

For the year ended December 31, 2024, three customers accounted for approximately 71.6%, 12.0%, and 10.4%, respectively, of Boost Run’s audited revenue. In addition, for the year ended December 31, 2025, three customers accounted for approximately 44.5%, 15.8%, and 15.6%, respectively, of Boost Run’s audited revenue. Any negative changes in demand from Boost Run’s top customers, in its top customers’ ability or willingness to perform under their contracts with Boost Run or in Boost Run’s broader strategic relationship with its top customers would adversely affect its business, operating results, financial condition, and prospects. In addition to risks associated with customers discontinuing use of its solutions services and products, Boost Run faces risks that customers may fail to continue usage following renewal events, or fail to place additional orders for products. Boost Run’s clients enter into master services agreements which automatically renew over three-month periods and therefore Boost Run faces renewal timing risk from its counterparties. In addition, under the applicable master services agreement, individual purchase orders are generated for Boost Run’s solutions which have varying term durations, ranging from hours to multiple years, depending on the customer’s selected commitment period. A single customer may hold multiple active orders under a single master service agreement, each with its own duration.

Boost Run anticipates that it will continue to derive a significant portion of its revenue from a limited number of customers for the foreseeable future, and in some cases, the portion of its revenue attributable to certain customers may increase in the future. The composition of Boost Run’s customer base, including its top customers, may fluctuate from period to period given that its customer composition has evolved and is expected to continue to evolve significantly as its business continues to evolve and scale and as the use cases for AI continue to develop. However, Boost Run may not be able to maintain or increase revenue from its top customers for a variety of reasons, including the following:

●	customers may develop their own infrastructure that may compete with its services;
●	some of its customers may redesign their systems to require fewer of its services with limited notice to it and may choose not to renew or increase their purchases of its platform, solutions, and services; and
●	its customers may have pre-existing or concurrent relationships with, or may be, current or potential competitors that may affect such customers’ decisions to purchase its platform, solutions, and services.

Customer relationships often require Boost Run to continually improve its platform, which may involve significant technological and design challenges, and its customers may place considerable pressure on it to meet tight development and capacity availability schedules. Accordingly, Boost Run may have to devote a substantial amount of its resources to its strategic relationships, which could detract from or delay its completion of other important development projects. Delays in making capacity or AI infrastructure available and performing to contractual specifications could impair Boost Run’s relationships with its customers and negatively impact forecasted sales of the services under development. Customer dissatisfaction with Boost Run’s products and services may materially and adversely affect its business, and a failure to continuously improve its solutions may render its technology obsolete.

Boost Run has identified material weaknesses in its internal control over financial reporting. If Boost Run’s remediation of such material weaknesses is not effective, or if it experiences additional material weaknesses in the future or otherwise fails to develop and maintain effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Boost Run are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of the Nasdaq. Boost Run expects that the requirements of these rules and regulations will continue to increase its legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on its personnel, systems, and resources.

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The Sarbanes-Oxley Act requires, among other things, that Boost Run maintain effective disclosure controls and procedures, and internal control, over financial reporting. Boost Run is continuing to develop and refine its disclosure controls, internal control over financial reporting, and other procedures that are designed to ensure information required to be disclosed by it in its financial statements and in the reports that it will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and information required to be disclosed in reports under the Exchange Act is accumulated and communicated to its principal executive and financial officers. In order to maintain and improve the effectiveness of Boost Run’s internal controls and procedures, it has expended, and anticipates that it will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Boost Run is required to maintain internal control over financial reporting and to evaluate and determine the effectiveness of its internal control over financial reporting. Beginning with Boost Run’s annual report on Form 10-K for the year ending December 31, 2029, it will be required to provide a management report on internal control over financial reporting, and it also expects its independent registered public accounting firm will be required to formally attest to the effectiveness of its internal control over financial reporting. Neither Boost Run nor its independent registered public accounting firm were required to, and therefore did not, perform an evaluation of its internal control over financial reporting as of or for any period included in its financial statements, nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. However, while preparing the financial statements that are included in the Prospectus, Boost Run identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in Boost Run’s control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified pertained to the lack of effectively designed, implemented, and maintained IT general controls over applications that support Boost Run’s financial reporting processes, insufficient segregation of duties across financially relevant functions, and lack of sufficient number of qualified personnel within its accounting, finance, and operations functions who possessed an appropriate level of expertise to provide reasonable assurance that transactions were being appropriately recorded and disclosed. Boost Run has concluded that these material weaknesses existed because it did not have the necessary business processes, systems, personnel, and related internal controls.

As of December 31, 2025, management had completed the following remedial actions to help address these material weaknesses:

● consulted with experts on technical accounting matters, internal controls, and in the preparation of its financial statements;

● performed a risk assessment over the organization and IT systems used as part of financial reporting and business processes, including the various layers of technology; and

● hired additional accounting, finance, and operations resources, including critical leadership roles with public company and internal control experience responsible for designing, implementing, and monitoring its internal controls, including the Chief Accounting Officer, Chief Operating Officer, and Chief Information Officer.

While management has made improvements to Boost Run’s control environment and business processes to support and scale with its growing operations, the identified material weaknesses remain un-remediated. Boost Run expects that its remediation efforts will continue to take place in 2026, and include the following:

● designing, developing, and deploying an enhanced IT General Controls (“ITGC”) framework, including the implementation of a number of systems, processes and tools to enable the effectiveness and consistent execution of these controls;

● continuing to implement ITGCs to manage access and program changes within its IT environment and to support the evaluation, monitoring, and ongoing effectiveness of key applications and key reports;

● continuing to implement processes and controls to better manage and monitor its segregation of duties risks, including enhancing the usage of technology and tools for segregation of duties within Boost Run’s systems, applications and tools; and

● continuing to expand its resources with the appropriate level of expertise within its accounting, finance, and operations functions; to implement, monitor, and maintain business processes and ITGCs.

Boost Run may not be able to fully remediate these material weaknesses until these steps have been completed and the internal controls have been operating effectively for a sufficient period of time. This evaluation process, including testing the effectiveness of the remediation efforts, is expected to extend into 2026. Additionally, as stated above, Boost Run has not performed an evaluation of its internal control over financial reporting; accordingly, it cannot ensure that it has identified all, or that it will not in the future have additional, material weaknesses. Further, to the extent Boost Run acquires other businesses, the acquired company may not have a sufficiently robust system of internal controls and it may uncover new deficiencies. Material weaknesses may still exist when Boost Run reports on the effectiveness of its internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, beginning with its annual report on Form 10-K for the year ending December 31, 2026.

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The process of designing and implementing internal control over financial reporting required to comply with the disclosure and attestation requirements of Section 404 of the Sarbanes-Oxley Act will be time consuming and costly. If during the evaluation and testing process Boost Run identifies additional material weaknesses in its internal control over financial reporting or determine that existing material weaknesses have not been remediated, its management will be unable to assert that its internal control over financial reporting is effective. Even if Boost Run’s management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm may conclude that there are material weaknesses with respect to its internal control over financial reporting. If Boost Run is unable to assert that its internal control over financial reporting is effective, or when required in the future, if its independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of its internal control over financial reporting, investors may lose confidence in the accuracy and completeness of its financial reports, the market price of its stock could be adversely affected and it could become subject to litigation or investigations by the stock exchange on which its securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Further, as a public company, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could harm Boost Run’s business, operating results, financial condition, and prospects.

Risks Related to Boost Run’s People

The loss of any member of Boost Run’s management team, its inability to execute an effective succession plan, or its inability to attract and retain qualified personnel could adversely affect its business.

Boost Run’s success and future growth will depend to a significant degree on the skills and services of its management team. Boost Run will need to continue to grow Boost Run’s management in order to alleviate pressure on Boost Run’s existing team and in order to continue to develop Boost Run’s business. If Boost Run’s management team fails to work together effectively and to execute Boost Run’s plans and strategies on a timely basis, its business could be harmed. Furthermore, if Boost Run fails to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt its business.

The loss of key members of management could inhibit Boost Run’s growth prospects. Boost Run’s future success also depends in large part on its ability to attract, retain and motivate key management and operating personnel. As Boost Run continues to develop and expand its operations, Boost Run may require personnel with different skills and experiences who have a sound understanding of its business. The market for highly qualified personnel in Boost Run’s industry is very competitive, and it may be unable to attract or retain such personnel. If Boost Run is unable to attract or retain such personnel, its business could be harmed.

Boost Run’s operations may be negatively affected if it is unable to obtain, develop and retain key personnel and skilled labor forces.

Boost Run must attract, develop and retain executive officers and other professional, technical and labor forces with the skills and experience necessary to successfully manage, operate and grow. In some cases, competition for these employees is on a regional, national, or global basis. At times of low unemployment, it may be difficult for Boost Run to attract and retain qualified and affordable personnel. A shortage in the supply of skilled personnel creates competitive hiring markets, increased labor expenses, decreased productivity and potentially lost business opportunities to support Boost Run’s operating and growth strategies. Additionally, if Boost Run is unable to hire employees with the requisite skills, it may be forced to incur significant training expenses. As a result, Boost Run’s ability to maintain productivity, relationships with customers, competitive costs, and quality services is limited by the ability to employ, retain and train the necessary skilled personnel and could negatively affect its results of operations, financial position and cash flows.

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Regulatory Risks

Boost Run’s cloud services business is subject to complex and evolving U.S. and foreign laws and regulations regarding AI, machine learning, and automated decision making.

In recent years, the use of machine learning, AI and automated decision making has come under increased regulatory scrutiny, and governments and regulators in the U.S., European Union and other places have announced the need for greater regulation regarding the use of machine learning and AI generally. New laws, guidance and decisions in this area may limit Boost Run’s cloud services business, or require Boost Run to make changes to its cloud service technology and infrastructure and Boost Run’s operations that may adversely affect Boost Run’s business, financial condition and results of operations.

For example, certain global privacy laws regulate the use of automated decision making and may require that the existence of automated decision making be disclosed to the data subject with a meaningful explanation of the logic used in such decision making in certain circumstances, and that safeguards must be implemented to safeguard individual rights, including the right to obtain human intervention and to contest any decision. Other global privacy laws allow individuals the right to opt out of certain automated processing of personal data and create other requirements that impact automated decision-making.

A number of states have issued or proposed laws that require developers and deployers of high-risk AI tools and systems to conduct risk assessments and take steps to avoid algorithmic discrimination. In addition, these laws provide consumers with the right to pre-use notice and certain rights to opt-out of use of such tools for certain kinds of automated decisions and to seek human review for adverse decisions. These laws could impose additional obligations on Boost Run to comply with such requirements and limit Boost Run’s ability to use AI and automated decision making. Violations of such laws could expose Boost Run to fines and sanctions and consumer class actions.

In the European Union, the EU AI Act establishes a comprehensive, risk-based governance framework for AI in the EU market. The EU AI Act entered in force on August 1, 2024, and the majority of the substantive requirements will apply two years later (beginning 2026). The EU AI Act will apply to companies that develop, use and/or provide AI in the European Union and includes requirements around transparency, conformity assessments and monitoring, risk assessments, human oversight, security, accuracy, general purpose AI and foundation models, and proposes fines for breach of up to 7% of worldwide annual turnover (revenue). Additionally, in September of 2022, the European Commission proposed two Directives seeking to establish a harmonized civil liability regime for AI in the European Union, in order to facilitate civil claims in respect of harm caused by AI and to include AI-enabled products within the scope of the European Union’s existing strict liability regime. Once fully applicable, the EU AI Act will have a material impact on the way AI is regulated in the European Union, and together with developing guidance and/or decisions in this area may affect Boost Run’s use of AI and Boost Run’s ability to provide, improve, or commercialize Boost Run’s cloud services, and could require additional compliance measures that could materially adversely affect Boost Run’s business, results of operations, and financial condition.

Export restrictions that target AI may have a material adverse impact on Boost Run’s operations.

The increasing focus on the strategic importance of AI technologies has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI, including semiconductors and related critical technologies, and may in the future result in additional restrictions impacting some or all of Boost Run’s service offerings. Such restrictions could include additional unilateral or multilateral export controls on certain products or technology, including, but not limited to, cloud service technologies. As geopolitical tensions have increased, semiconductors associated with AI, including GPUs and associated products, are increasingly the focus of export control restrictions implemented by the U.S. and its allies, and it is likely that additional unilateral or multilateral controls will be adopted. Such controls may be very broad in scope and application, require Boost Run to obtain export licenses from government regulators, prohibit Boost Run from exporting Boost Run’s services to any or all customers in one or more markets or could impose other conditions that limit Boost Run’s ability to provide cloud services from or serve demand abroad and could negatively and materially impact Boost Run’s business, revenue, and financial results.

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Export controls targeting GPUs and semiconductors associated with AI could restrict Boost Run’s ability to export Boost Run’s technology or services, even though competitors may not be subject to similar restrictions, creating a competitive disadvantage for Boost Run and negatively impacting Boost Run’s business and financial results. For example, the U.S. government has implemented various export control measures that restrict the export of advanced semiconductors and chip-making equipment to certain countries, particularly China. These restrictions have been expanded over time and may continue to be expanded in the future. The Biden administration implemented rules in October 2022 and updated them in October 2023 that impose significant restrictions on exports of advanced AI chips, semiconductor manufacturing equipment, and supercomputing items to China and other countries of concern. In January 2025, the U.S. Department of Commerce announced additional export control measures targeting AI chips and related technologies, further tightening restrictions on the transfer of advanced computing capabilities to certain countries and end-users. The Trump administration subsequently rescinded that rule in 2025, while continuing to modify export controls through other actions, including additional Entity List designations and new licensing requirements for certain chip exports to China.

These export controls could impact Boost Run in several ways. First, Boost Run’s ability to acquire GPUs and other hardware necessary for Boost Run’s operations may be affected if suppliers face restrictions on their ability to manufacture or sell such equipment. Second, if Boost Run has customers or potential customers in restricted countries or regions, Boost Run may be prohibited from providing cloud services to such customers, which could limit Boost Run’s addressable market and revenue potential. Third, Boost Run may face restrictions on where Boost Run can deploy Boost Run’s infrastructure or provide Boost Run’s services, potentially forcing Boost Run to forgo certain geographic markets or customer segments entirely.

Increasing use of economic sanctions may also impact demand for Boost Run’s services, negatively impacting Boost Run’s business and financial results. Additional unilateral or multilateral controls are also likely to include deemed export control limitations that negatively impact the ability of Boost Run’s research and development teams to execute Boost Run’s roadmap or other objectives in a timely manner. Under deemed export rules, the sharing of controlled technology or source code with foreign nationals within the U.S. may be treated as an export to that person’s country or countries of nationality, potentially requiring export licenses even for domestic activities. This could restrict Boost Run’s ability to hire talented engineers and researchers from certain countries, limit collaboration within Boost Run’s teams, and slow Boost Run’s pace of innovation.

Additional export restrictions may not only impact Boost Run’s ability to serve overseas markets, but also provoke responses from foreign governments, including China, that negatively impact Boost Run’s ability to provide Boost Run’s services to customers in all markets worldwide, which could also substantially reduce Boost Run’s revenue. For example, foreign governments may impose retaliatory measures that restrict access to critical components, materials, or technologies that Boost Run needs for Boost Run’s operations, or may impose restrictions on companies that comply with U.S. export controls, creating a difficult regulatory environment for Boost Run to navigate.

The regulatory landscape for AI and related technologies is rapidly evolving, and new restrictions or modifications to existing restrictions could be implemented with little advance notice. The complexity and breadth of these regulations make compliance challenging, and inadvertent violations could result in significant penalties, including fines, denial of export privileges, and reputational harm. Management of the requirements of the supply chain is complicated and time consuming. Boost Run’s results and competitive position may be harmed if Boost Run is restricted in offering Boost Run’s services, if customers purchase services from competitors who are not subject to the same restrictions, if customers develop their own cloud services to avoid export control complications, or if Boost Run is unable to provide contractual warranty or other extended service obligations due to export control limitations.

Furthermore, the uncertainty created by evolving export control regulations may cause customers to delay purchasing decisions, diversify their suppliers to include non-U.S. providers, or seek alternative solutions that are not subject to the same regulatory restrictions. This could result in Boost Run losing business to foreign competitors who are not subject to U.S. export controls, even if Boost Run’s technology and services are superior. The long-term impact of export controls on the competitiveness of U.S. technology companies in the global AI market remains uncertain, but there is a risk that such controls could accelerate the development of competing AI ecosystems in other countries that do not rely on U.S. technology, ultimately reducing demand for Boost Run’s services over time.

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Boost Run is subject to governmental regulation and other legal obligations related to data privacy, data protection and information security. If Boost Run is unable to comply with these, Boost Run may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.

Boost Run collects and processes data, including personal, financial and confidential information about individuals, including Boost Run’s employees, business partners, and in connection with Boost Run’s cloud services operations, potentially data that Boost Run’s customers store or process on Boost Run’s infrastructure. The collection, use and processing of such data about individuals are governed by data privacy laws and regulations enacted in the U.S. (federal and state), European Union, and other jurisdictions around the world. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws and it is possible that these laws, regulations and requirements may be interpreted and applied in a manner that is inconsistent with Boost Run’s existing information processing practices. Many of these laws are significantly litigated and/or subject to regulatory enforcement. The implication of this includes that various federal, state and foreign legislative or regulatory bodies may enact or adopt new or additional laws and regulations concerning data privacy, data retention, data transfer, and data protection. Such laws may continue to restrict or dictate how Boost Run collects, maintains, combines and disseminates information and could have a material adverse effect on Boost Run’s business, results of operations, financial condition and prospects.

In the U.S., there are numerous federal and state laws and regulations that could apply to Boost Run’s operations or the operations of Boost Run’s partners, including data breach notification laws, financial information and other data privacy laws, and consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of personal information. Although Boost Run primarily provides infrastructure services and may not directly collect consumer data in the same manner as consumer-facing businesses, Boost Run may be deemed a “service provider” or “processor” under various privacy laws, which imposes specific obligations regarding the handling of personal information on behalf of Boost Run’s customers.

For example, California has enacted the California Consumer Privacy Act (“CCPA”) and the California Privacy Rights Act (“CPRA”), which, among other things, allows California consumers to request that certain companies disclose the types of personal information collected by such companies, to correct that information, to delete that information and to opt-out of the sale or sharing of personal information for cross-context behavioral advertising. Several other states have enacted privacy and data protection laws in recent years that are currently in effect and grant similar rights and impose similar obligations as the CCPA, and new privacy laws enacted in Maryland, Minnesota, Rhode Island, and Tennessee will take effect over the next couple years. Other states in the U.S. are also separately proposing laws to regulate privacy and security of personal data. The proliferation of state privacy laws creates a complex compliance environment, particularly as these laws may have different definitions, requirements, and exemptions. Boost Run’s failure, and/or the failure by the various third party vendors and service providers with which Boost Run does business, to comply with applicable privacy policies or federal or state laws or changes in applicable laws and regulations, or any compromise of security that results in the unauthorized release of personal information or other user data could damage Boost Run’s reputation and the reputation of Boost Run’s third party vendors and service providers, discourage potential users from trying Boost Run’s products and services and/or result in fines and/or proceedings by governmental agencies and/or consumers, any one or all of which could adversely affect Boost Run’s business, financial condition and results of operations and, as a result, Boost Run’s company. In addition, Boost Run, Boost Run’s subsidiaries or Boost Run’s business affiliates may not have adequate insurance coverage to compensate for losses resulting from privacy or data security incidents.

Foreign data privacy laws, such as the General Data Protection Regulation (“GDPR”) in the European Union and the United Kingdom Data Protection Act (“UK GDPR”) impose stringent data privacy and security requirements that may impact Boost Run’s ability to collect and process personal information of residents of the EU and the UK. Although Boost Run’s primary operations may be U.S.-based, to the extent Boost Run has customers, employees, or business partners in the European Union or United Kingdom, or processes data of EU or UK residents, Boost Run may be subject to GDPR and UK GDPR requirements.

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The transfer of personal information from the European Union and United Kingdom to the U.S. and other jurisdictions may be subject to additional restrictions and require the use of transfer mechanisms recognized by GDPR and UK GDPR, such as the use of Standard Contractual Clauses, which impose numerous obligations on data importers and exporters. The legal landscape for international data transfers continues to evolve, particularly following the invalidation of the EU-U.S. Privacy Shield framework and subsequent challenges to Standard Contractual Clauses. Boost Run may need to implement additional safeguards or modify its data handling practices to ensure compliance with evolving international data transfer requirements, which could increase costs and operational complexity.

To the extent Boost Run processes certain types of sensitive data on behalf of customers (such as health information, financial information, or data subject to specific regulatory regimes), Boost Run may be subject to additional compliance requirements under laws such as the Health Insurance Portability and Accountability Act (“HIPAA”), the Gramm-Leach-Bliley Act (“GLBA”), or regulations promulgated by financial services regulators. While Boost Run provides infrastructure rather than direct services in these regulated sectors, Boost Run may be deemed a “business associate” under HIPAA or a “service provider” under other regulatory frameworks, which would impose specific contractual and operational obligations on Boost Run regarding data security and privacy.

In addition to substantive privacy requirements, Boost Run is subject to various cybersecurity and data breach notification laws. All 50 U.S. states, the District of Columbia, and multiple U.S. territories have enacted data breach notification laws that require companies to notify affected individuals and, in some cases, state regulators and credit reporting agencies, when personal information is subject to unauthorized access or acquisition. The requirements of these laws vary by state, including in terms of the definition of personal information, the timing of notification, and the entities that must be notified. Compliance with multiple state breach notification laws following a security incident could be costly and operationally complex.

The legal and regulatory landscape for data privacy and security is rapidly evolving, with new laws and regulations being proposed and enacted at federal, state, and international levels. The interpretation and enforcement of these laws is also developing, creating uncertainty about compliance requirements. Boost Run may be required to expend significant financial and operational resources to ensure ongoing compliance with privacy and security laws, including by implementing new technical and organizational measures, updating contracts with customers and vendors, providing training to employees, and engaging privacy and security consultants and legal counsel.

Moreover, as Boost Run’s business grows and evolves, particularly if Boost Run expands into new geographic markets or offers new services, Boost Run may become subject to additional privacy and security laws and regulations. The failure to anticipate or comply with new or evolving privacy and security requirements could result in regulatory investigations, enforcement actions, fines, civil litigation, injunctions requiring changes to Boost Run’s business practices, reputational harm, and loss of customer confidence, any of which could have a material adverse effect on Boost Run’s business, results of operations, financial condition, and future prospects.

Intellectual Property Risks

Boost Run does not have any patents protecting its intellectual property and may not be able to prevent others from unauthorized use of Boost Run’s intellectual property, which could harm Boost Run’s business and competitive position.

Boost Run regards trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to Boost Run’s success, and Boost Run relies on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with Boost Run’s directors, officers and executive employees, to protect Boost Run’s proprietary rights. However, Boost Run does not have any non-compete agreements with Boost Run’s non-executive employees, nor does Boost Run have any patents protecting Boost Run’s intellectual property. Thus, Boost Run cannot assure you that any of Boost Run’s intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide Boost Run with competitive advantages. In addition, because of the rapid pace of technological change in Boost Run’s industry, parts of Boost Run’s business rely on technologies developed or licensed by third parties, and Boost Run may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

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Preventing any unauthorized use of Boost Run’s intellectual property is difficult and costly and the steps Boost Run takes may be inadequate to prevent the misappropriation of Boost Run’s intellectual property. In the event that Boost Run resorts to litigation to enforce Boost Run’s intellectual property rights, such litigation could result in substantial costs and a diversion of Boost Run’s managerial and financial resources. Boost Run can provide no assurance that Boost Run will prevail in such litigation. In addition, Boost Run’s trade secrets may be leaked or otherwise become available to, or be independently discovered by, Boost Run’s competitors. To the extent that Boost Run’s employees or consultants use intellectual property owned by others in their work for Boost Run, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing Boost Run’s intellectual property rights could have a material adverse effect on Boost Run’s business, financial condition and results of operations.

Boost Run licenses technology from third parties for the development of its solutions, and its inability to maintain those licenses could harm its business.

Boost Run currently incorporates, and will in the future incorporate, technology that it licenses from third parties, including software, into its offerings. If Boost Run is unable to continue to use or license these technologies on reasonable terms, or if these technologies become unreliable, unavailable, or fail to operate properly, it may not be able to secure adequate alternatives in a timely manner or at all, and its ability to offer its solutions and remain competitive in its market would be harmed. Further, licensing technologies from third parties exposes Boost Run to increased risk of being the subject of intellectual property infringement and vulnerabilities due to, among other things, its lower level of visibility into the development process with respect to such technology and the care taken to safeguard against risks. Boost Run cannot be certain that its licensors do not or will not infringe on the intellectual property rights of third parties or that its licensors have or will have sufficient rights to the licensed intellectual property in all jurisdictions in which it may sell its platform. Some of Boost Run’s agreements with its licensors may be terminated by them for convenience, or otherwise provide for a limited term. If Boost Run is unable to continue to license technology because of intellectual property infringement claims brought by third parties against its licensors or against it, or if it is unable to continue its license agreements or enter into new licenses on commercially reasonable terms, its ability to develop and sell its platform containing or dependent on that technology would be limited, and its business, including its financial condition, cash flows, and operating results could be harmed.

Additionally, if Boost Run is unable to license technology from third parties, it may be forced to acquire or develop alternative technology, which it may be unable to do in a commercially feasible manner, or at all, and may require it to use alternative technology of lower quality or performance standards. This could limit or delay Boost Run’s ability to offer new or competitive offerings and increase its costs. Third-party software Boost Run relies on may be updated infrequently, unsupported, or subject to vulnerabilities that may not be resolved in a timely manner, any of which may expose its solutions to vulnerabilities. Any impairment of the technologies or of Boost Run’s relationship with these third parties could harm its business, operating results, financial condition, and prospects.

Some of Boost Run’s technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect its business, results of operations, financial condition, and prospects.

Boost Run uses open-source software in its solutions and services and may continue to use open-source software in the future. Certain open-source licenses contain requirements that Boost Run make available source code for modifications or derivative works it creates. If Boost Run combines its proprietary software with open-source software in a certain manner, it could, under certain open-source licenses, be required to release the source code of its proprietary software to the public on unfavorable terms or at no cost. Any actual or claimed requirement to disclose Boost Run’s proprietary source code or pay damages for breach of contract may allow its competitors to create similar products with lower development effort and time and, ultimately, could result in a loss of sales for it.

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The use and distribution of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code, which they are not typically required to maintain and update, and they can change the license terms on which they offer the open-source software. Although Boost Run believes that it has complied with its obligations under the applicable licenses for open-source software, it is possible that it may not be aware of all instances where open-source software has been incorporated into its proprietary software or used in connection with its solutions or its corresponding obligations under open-source. Boost Run takes steps to monitor its use of open-source software in an effort both to comply with the terms of the applicable open-source licenses and to avoid subjecting its platform to conditions it does not intend, but there are risks associated with use of open-source software that cannot be eliminated and could negatively affect its business. Boost Run relies on multiple software programmers to design its proprietary software and, while it takes steps to vet software before it is incorporated into its proprietary software and monitor the software incorporated into its proprietary software, it cannot be certain that its programmers have not incorporated open-source software into its proprietary software that it intends to maintain as confidential or that they will not do so in the future. In addition, the wide availability of source code used in Boost Run’s offerings could expose it to security vulnerabilities. Such use, under certain circumstances, could materially adversely affect Boost Run’s business, operating results, financial condition, and prospects, as well as its reputation, including if it is required to take remedial action that may divert resources away from its development efforts.

On occasion, companies that use open-source software have faced claims challenging their use of open-source software or compliance with open-source license terms. There is evolving legal precedent for interpreting the terms of certain open-source licenses, including the determination of which works are subject to the terms of such licenses. The terms of many open-source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on Boost Run’s ability to commercialize any offerings incorporating such software. Moreover, Boost Run cannot ensure that its processes for controlling its use of open-source software in its platform will be effective. From time to time, Boost Run may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that it developed using such software (which could include its proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims, regardless of validity, could result in time consuming and costly litigation, divert management’s time and attention away from developing the business, expose it to customer indemnity claims, or force it to disclose source code. Litigation could be costly for it to defend, result in paying damages, entering into unfavorable licenses, have a negative effect on Boost Run’s business, operating results. financial condition, and prospects, or cause delays by requiring it to devote additional research and development resources to change its solution.

Boost Run may face claims from third parties claiming ownership of, or demanding the release of, the technology and any other intellectual property that Boost Run developed using or derived from such open-source technology.

Boost Run utilizes a combination of open-source and licensed third-party technologies in the development and operation of Boost Run’s cloud services. While open-source technologies enable rapid development and cost efficiencies, they also pose potential risks, such as security vulnerabilities, lack of long-term support, and legal risks related to licensing terms. Similarly, reliance on licensed third-party technologies may expose Boost Run to risks associated with changes in licensing terms, costs, or discontinuation of the licensed products.

Boost Run intends to continue to use open-source technology in the future. There is a risk that open-source technology licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Boost Run’s ability to offer Boost Run’s products. By the terms of certain open-source licenses, if Boost Run combines Boost Run’s proprietary software with open-source software in a certain manner, Boost Run could be required to release the source code of Boost Run’s proprietary software and make Boost Run’s proprietary software available under open-source licenses. Open-source licensors may also decide to change the conditions on which they make their open-source technology available for Boost Run’s use. Additionally, Boost Run may face claims from third parties claiming ownership of, or demanding the public release or free license of, the technology and any other intellectual property that Boost Run developed using or derived from such open-source technology. The terms of many open-source licenses have not been interpreted by U.S. courts. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on Boost Run’s ability to commercialize Boost Run’s services. These claims could result in litigation and could require that Boost Run make Boost Run’s technology freely available, purchase a costly license or cease offering the implicated products or services unless and until Boost Run can re-engineer them to avoid infringement. This re-engineering process could require significant technology and product development resources, and Boost Run may not be able to complete the process successfully. Failure to adequately manage these risks could result in operational disruptions, legal liabilities, and adverse impacts on Boost Run’s business, results of operations, and financial condition.

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Boost Run may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt Boost Run’s business and operations.

Boost Run cannot be certain that Boost Run’s operations or any aspects of Boost Run’s business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. Boost Run may be, from time to time, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by Boost Run’s products, services or other aspects of Boost Run’s business without Boost Run’s awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against Boost Run in the U.S. or other jurisdictions. If any third-party infringement claims are brought against Boost Run, Boost Run may be forced to divert management’s time and other resources from Boost Run’s business and operations to defend against these claims, regardless of their merits. If Boost Run were found to have violated the intellectual property rights of others, Boost Run may be subject to liability for Boost Run’s infringement activities or may be prohibited from using such intellectual property, and Boost Run may incur licensing fees or be forced to develop alternatives of Boost Run’s own. Moreover, intellectual property ownership and license rights, including copyright, surrounding AI technologies has not been fully addressed by courts or laws or regulations, and the use or adoption of AI technologies into Boost Run’s offerings may result in exposure to claims of copyright infringement or other intellectual property misappropriation. As a result, Boost Run’s business and results of operations may be materially and adversely affected.

General Risk Factors

Adverse global macroeconomic conditions, geopolitical risks, or reduced spending on AI and machine learning or on cloud infrastructure could adversely affect Boost Run’s business, operating results, financial condition, and prospects.

Boost Run’s business depends on the overall demand for and adoption of AI and machine learning and cloud infrastructure and on the economic health of its current and prospective customers. In addition, the purchase of Boost Run’s platform is often discretionary and may involve a significant commitment of capital and other resources. Weak global and regional economic conditions, including U.S. and global macroeconomic issues, actual or perceived global banking and finance related issues, domestic and foreign regulatory uncertainty, changes in trade policies, including the imposition of tariffs, trade controls and other trade barriers, labor shortages, supply chain disruptions, rising interest rates and inflation, spending environments, geopolitical instability, warfare and uncertainty, including the effects of the conflicts in the Middle East and Ukraine, and tensions between China and Taiwan, weak economic conditions in certain regions or a reduction in business spending, including spending on developing AI and machine learning capabilities and on cloud infrastructure, regardless of macroeconomic conditions, could adversely affect Boost Run’s business, operating results, financial condition, and prospects, including resulting in longer sales cycles, a negative impact on its ability to attract and retain new customers, increase sales of its platform, or sell additional solutions and services to its existing customers, lower prices for its solutions and services, and slower or declining growth.

Geopolitical risks, including those arising from trade tension and/or the imposition of trade tariffs, terrorist activity, or acts of civil or international hostility, are increasing. In particular, the imposition of tariffs, trade controls, border taxes, or other barriers to trade may directly or indirectly impact Boost Run’s business, operating results, financial condition, prospects, and stock price. For example, the U.S. has recently announced tariffs, certain of which have been temporarily suspended, on imported goods from most countries and select countries have announced retaliatory tariffs in response, contributing to volatility in the markets. There can be no assurance that Boost Run will be able to mitigate the impacts of the foregoing or any future changes in global trade dynamics on its business. Similarly, the potential for military conflict between China and Taiwan could have negative impacts on the global economy, including by affecting the supply of semiconductors from Taiwan, contributing to higher energy prices and creating uncertainty in the global capital markets. While Boost Run does not currently have employees or direct operations in Taiwan, its suppliers rely heavily on semiconductors supplied by Taiwan which are an important component of its platform and any reduction in that supply could materially disrupt its operations.

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Boost Run may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war and regional geopolitical conflicts around the world, that could disrupt its business operations, and its business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

Natural disasters or other catastrophic events may cause damage or disruption to Boost Run’s operations, international commerce, and the global economy, and thus could have an adverse effect on it. Boost Run’s business operations are also subject to interruption by fire, power shortages, flooding, and other events beyond its control. In addition, Boost Run’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm its business and cause its operating results to suffer. Further, acts of war, armed conflict, terrorism and other geopolitical unrest, such as the conflicts in the Middle East and Ukraine and tensions between China and Taiwan, could cause disruptions in Boost Run’s business or the businesses of its partners or the economy as a whole.

In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, cyberattack, or telecommunications failure, Boost Run may be unable to continue its operations and may endure system interruptions, reputational harm, delays in development of its platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on its future operating results. Climate change could result in an increase in the frequency or severity of such natural disasters. Moreover, any of Boost Run’s office locations or data centers may be vulnerable to the adverse effects of climate change. For example, certain of Boost Run’s corporate offices and data centers are located in California, a state that frequently experiences earthquakes, wildfires, and resultant air quality impacts and power shutoffs associated with wildfire prevention, heatwaves, and droughts. These events can, in turn, have impacts on inflation risk, food security, water security, and on Boost Run’s employees’ health and well-being. Additionally, all the aforementioned risks will be further increased if Boost Run does not implement an effective disaster recovery plan or its partners’ disaster recovery plans prove to be inadequate.

Boost Run may be negatively impacted by future litigation, claims or investigations.

Boost Run may become party to, among other things, environmental, commercial, contract, warranty, antitrust, tax, property entitlements and land use, product liability, health and safety, and employment claims. The outcome of any future lawsuits, claims, investigations or proceedings is often difficult to predict and could be adverse and material in amount. In addition to the monetary cost, litigation can divert management’s attention from Boost Run’s core business opportunities. Development of new information in these matters can often lead to changes in management’s estimated liabilities associated with these proceedings including the judge’s rulings or judgements, jury verdicts, settlements or changes in applicable law. The outcome of such matters is often difficult to predict and unfavorable outcomes could have a material impact to Boost Run’s results of operations, financial position and cash flows.

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Risks Related to Being a Public Company

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Going public through a merger rather than an underwritten offering, as Boost Run is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that might be subject to liability for any material misstatements or omissions in a registration statement. We cannot assure you that due diligence conducted in connection with this business combination has identified all material issues that may be present in Boost Run’s business prior to the completion of the Business Combination or that factors outside of Boost Run’s control will not later arise. As a result of these factors, Pubco may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in Pubco reporting losses. Even if the due diligence investigation successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis. Although these charges may be non-cash items and not have an immediate impact on Pubco’s liquidity, the fact that it reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause Pubco to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by a target business or by virtue of obtaining debt financing thereafter. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their securities.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Pubco, the price for our shares and the trading volume could decline significantly.

The trading market for Pubco’s shares will depend, in part, on the research and reports that securities or industry analysts publish about Pubco or its business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If only a limited number of securities or industry analysts maintain coverage of Pubco, or if these securities or industry analysts are not widely respected within the general investment community, the demand for Pubco’s shares could decrease, which might cause the price for Pubco’s shares and the trading volume to decline significantly. In the event that Pubco obtains securities or industry analyst coverage, if one or more of the analysts who cover Pubco downgrade their assessment of Pubco or publish inaccurate or unfavorable research about our business, the market price and liquidity for Pubco’s shares could be negatively impacted.

A market for Pubco’s Shares may not develop, which would adversely affect the liquidity and price of Pubco’s Shares.

An active trading market for Pubco’s shares may never develop or, if developed, may not be sustained. You may be unable to sell your Pubco’s shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of Willow Lane’s Public Shares in connection with the Closing of the Business Combination.

The trading prices of Pubco’s shares may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws and regulations affecting our business, our customers, suppliers, or our industry;

●	announcements of new offerings and expansions by us or our competitors;

●	our ability to continue to innovate and bring offerings to market in a timely manner;

●	our involvement in actual or potential litigation or regulatory investigations;

●	negative publicity about us, our offerings or our industry;

●	changes in our senior management or key personnel;

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●	announcements of new investments, acquisitions, strategic partnerships, or joint ventures by us or our competitors;

●	sales of our securities by us or our shareholders or, as well as the anticipation of lockup releases;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Pubco common stock available for public sale;

●	general economic, political, regulatory, industry, and market conditions;

●	natural disasters or major catastrophic events; and

●	other events or factors, including those resulting from war, incidents of terrorism, natural disasters, pandemics or responses to these events.

These and other factors may cause the market price and demand for Pubco’s shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of Pubco’s shares. Fluctuations may be even more pronounced in the trading market for Pubco’s shares shortly following the Business Combination. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of Pubco’s shares, Pubco may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from its business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline. In addition, following the Business Combination, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Boost Run’s securities. Accordingly, the valuation ascribed to Boost Run’s ordinary shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for Pubco’s securities develops and continues, the trading price of its securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Pubco’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

Broad market and industry factors may materially harm the market price of our securities irrespective of Pubco’s operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Pubco’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress Pubco’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Pubco’s securities also could adversely affect its ability to obtain additional financing in the future.

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Our issuance of additional shares in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to key employees under our equity incentive plans including without limitation the Incentive Plan. We also intend to raise capital through equity financings shortly after the consummation of the Business Combination and in the future. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of Pubco’s shares to decline.

Future resales of our outstanding securities, including the registration of securities for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well.

Pubco will have 61,428,674 shares of common stock outstanding immediately following the consummation of the Business Combination (assuming that no Public Shares are redeemed by Willow Lane’s public shareholders). Additionally, Pubco will have the obligation to register the resale of certain securities held by the SPAC Insiders and affiliates of Boost Run following consummation of the Business Combination. Accordingly, there may be a large number of ordinary shares of Pubco sold in the market following the consummation of the Business Combination, or shortly thereafter. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our common stock.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, we will incur additional legal, accounting and other expenses following completion of the Business Combination. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase our post-Business Combination costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

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Pubco will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Pubco’s Shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

Upon consummation of the Business Combination, Pubco will be an “emerging growth company” as defined in the JOBS Act. Pubco will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Pubco common stock held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

Willow Lane is currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and Pubco will continue to be one immediately after the Business Combination. As a smaller reporting company, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find the Pubco common stock less attractive as a result of our smaller reporting company status. If some investors find the Pubco common stock less attractive, there may be a less active trading market for the Pubco common stock and the share price may be more volatile.

We have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Pubco and Boost Run.

We expect to incur significant costs associated with the Business Combination. We will only pay some of these expenses if the Business Combination occurs. Other fees and expenses, including legal fees, independent auditor fees, fees to our solicitation agent, and expenses incurred in connection with the proxy solicitation for the Shareholder Meeting will be incurred regardless of whether the Business Combination occurs. These expenses will reduce the amount of cash available to be used for other corporate purposes by Pubco and Boost Run whether or not the Business Combination is completed.

In the event that a significant number of Willow Lane’s Public Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of Willow Lane’s Public Shares are redeemed, Pubco, following the Business Combination, may be left with a significantly smaller number of outstanding shares. As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. The Nasdaq may delist the Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in Pubco’s securities and subject Pubco to additional trading restrictions.

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Pubco may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on Pubco’s ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although it intends to use the cash received upon the consummation of the Business Combination for the continued development of its offerings, there can be no assurance that it will be able to achieve our intended objectives.

Pubco may be unable to maintain the listing of its securities on Nasdaq following the closing of the Business Combination.

Pubco has applied to have its securities listed on Nasdaq upon consummation of the Business Combination. Pubco must comply with listing standards immediately upon consummation of the Business Combination or face suspension or delisting, with no grace period to “cure” the deficiencies.  If Pubco is unable to meet the listing requirements immediately upon consummation of the Business Combination, Pubco’s securities may not be listed or traded on a national securities exchange.  Additionally, if Pubco is unable to continue to meet the listing requirements of Nasdaq following the closing of the Business Combination, Pubco’s securities could be delisted from trading on Nasdaq in the future. If its securities are delisted, Pubco could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its shares are a “penny stock,” which will require brokers trading in its securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

It is expected that Pubco will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that Pubco will pay any cash dividends in the foreseeable future. Following completion of the Business Combination, the Pubco Board will have discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. Accordingly, you may need to rely on sales of Pubco’s shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that the shares of Pubco common stock will appreciate in value after the Business Combination or that the market price of the shares of Pubco common stock will not decline.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited or no experience in managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and may divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We may be adversely affected by the effects of inflation and a potential recession.

Global inflation has adversely affected, and may continue to affect, our liquidity, business, financial condition, and results of operations by increasing our overall cost structure, particularly if we are unable to increase the prices we charge for our offerings. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, increased costs of labor, weakening exchange rates and other similar effects. As a result of inflation, we have experienced and may continue to experience, cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact the research and development investments and consumer spending levels and willingness, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of the inflation as well as a potential recession, our business, financial condition, and results of operations could be adversely affected.

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A decline in general economic conditions or a disruption of financial markets may affect the discretionary income of consumers, which in turn could adversely affect our profitability.

Our operations and profitability are directly or indirectly affected by general economic conditions and, in particular, conditions that have a direct impact on the demand for GPUs designed to facilitate artificial intelligence and machine learning workloads. A decline in general economic conditions could reduce the level of discretionary income that customers have to spend on our offerings, which could negatively impact our revenue. The revenue generated from a particular offering could be affected directly by declines in consumer spending more broadly, resulting in a reduction in revenue we receive through various income-sharing and/or profit-sharing arrangements. In addition, adverse economic conditions, including volatility and disruptions in financial markets, may also affect other shareholders or investors in this arena, thereby potentially affecting their ability to cooperate with us.

The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what Pubco’s actual financial position or results of operations would have been.

Willow Lane and Boost Run currently operate as separate companies and have had no prior history as a combined entity, and Willow Lane’s and Boost Run’s operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Pubco. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Willow Lane’s and Boost Run’s historical financial statements and certain adjustments and assumptions have been made regarding Boost Run after giving effect to the Business Combination. There may be differences between estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement in respect of the estimated financial position and results of operations of Boost Run. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Boost Run’s financial condition or results of operations following the closing. Any potential decline in Boost Run’s financial condition or results of operations may cause significant variations in the stock price of Pubco.

Pubco may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to holders, thereby making the Pubco Public Warrants worthless.

Pubco will have the ability to redeem outstanding Pubco Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Pubco Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met on the date Pubco gives notice of redemption. Pubco will not redeem the warrants unless an effective registration statement under the Securities Act covering the Pubco Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those Pubco Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Pubco Public Warrants become redeemable by Pubco, Pubco may exercise its redemption right even if Pubco is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Pubco Public Warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

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Risks Related to Ownership of Pubco Common Stock Following the Business Combination

Securities of companies formed through mergers with SPACs such as Pubco may experience a material decline in price relative to the share price of the SPACs prior to such merger.

Willow Lane issued Public Shares included as part of units for $10.00 per unit upon the closing of the Willow Lane IPO. As with other SPACs, each Public Share issued in the Willow Lane IPO carries a right to redeem such share for a pro rata portion of the proceeds held in the Trust Account prior to the Closing. As of December 31, 2025, the redemption price per Public Share was $10.48, which is the approximate redemption amount per Public Share based on the Trust Account balance as of December 31, 2025. Following the Closing, the shares of Pubco common stock outstanding will no longer have any such redemption right and may be dependent upon the fundamental value of Pubco, as well as other relevant factors such as market conditions and trading multiples, and the securities of other companies formed through mergers with SPACs in recent years, and may be significantly less than $10.48 per share.

Volatility in Pubco’s share price could subject Pubco to securities class action litigation.

The market price of the shares of Pubco common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Pubco may be the target of this type of litigation and investigations. Securities litigation against Pubco could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm Pubco’s business.

The financial forecasts for Pubco are based on various assumptions that may not be realized.

Any financial forecasts or projections provided in connection with the Business Combination are based on numerous assumptions regarding future events and circumstances, many of which are beyond Pubco’s control. There can be no assurance that these assumptions will prove to be accurate or that the projected results will be realized. Actual results may differ materially from those forecasted, and investors should not place undue reliance on such projections.

Currently, there is no public market for the shares of Pubco common stock. Public Shareholders cannot be sure about whether the shares of Pubco common stock will develop an active trading market or whether Pubco will successfully obtain authorization for and maintain listing on Nasdaq or another national securities exchange.

As part of the Business Combination, each outstanding Class A Ordinary Share (including the Class A Ordinary Shares issued upon conversion of the outstanding Class B Ordinary Shares) will be converted automatically into one share of Pubco common stock. Pubco is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses or its operations publicly available. Willow Lane and Pubco have agreed to cause the shares of Pubco common stock to be issued in the Business Combination to be approved for listing on Nasdaq, or any other national securities exchange, prior to the effective time of the Business Combination. However, Pubco may be unsuccessful in listing Pubco common stock on Nasdaq, or any other national securities exchange, and even if successful, Pubco may be unable to maintain the listing of Pubco common stock in the future. A successful listing also does not ensure that a market for the shares of Pubco common stock will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the shares of Pubco common stock following the Closing and the shares of Pubco common stock may trade at a price less than the current market price of the Class A Ordinary Shares.

The continued eligibility for listing of Pubco common stock may depend on, among other things, the number of Public Shares that are redeemed in connection with the Business Combination. If after the Business Combination, the shares of Pubco common stock are delisted from trading on Nasdaq, New York Stock Exchange or any other national securities exchange for failure to meet its listing rules, Pubco and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for Pubco common stock;

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●	reduced liquidity for Pubco common stock;

●	a determination that the Pubco common stock is a “penny stock” which will require brokers trading in shares of Pubco common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Even if Pubco is successful in listing Pubco common stock and developing a public market, there may not be enough liquidity in such market to enable Pubco common stockholders to sell their shares of Pubco common stock. If a public market for the shares of Pubco common stock does not develop, investors may not be able to re-sell their shares of Pubco common stock, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Pubco cannot predict the extent to which investor interest in Pubco will lead to the development of an active, liquid trading market. The trading price of and demand for the shares of Pubco common stock following completion of the Business Combination and the development and continued existence of a market and favorable price for the shares of Pubco common stock will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Pubco, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for shares of Pubco common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the shares of Pubco common stock. Many of these factors and conditions are beyond the control of Pubco or shareholders of Pubco.

Reports published by analysts, including projections in those reports that differ from Pubco’s actual results, could adversely affect the price and trading volume of Pubco common stock.

Pubco’s management currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results Pubco actually achieves. Pubco’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Pubco downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Pubco or fails to publish reports on it regularly, its share price or trading volume could decline. While Pubco’s management expects research analyst coverage, if no analysts commence coverage of Pubco, the trading price and volume for Pubco common stock could be adversely affected.

Pubco may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of the Pubco Board and will depend on, among other things, applicable law, regulations, restrictions, Pubco’s and Boost Run’s respective results of operations, financial condition, cash requirements, contractual restrictions, the future projects and plans of Pubco and Boost Run and other factors that the Pubco Board may deem relevant. In addition, Pubco’s ability to pay dividends depends significantly on the extent to which it receives dividends from Boost Run and there can be no assurance that Boost Run will pay dividends. As a result, capital appreciation, if any, of Pubco common stock will be an investor’s sole source of gain for the foreseeable future.

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The dual-class structure of Pubco’s Common Stock as will be contained in Pubco’s amended and restated certificate of incorporation has the effect of concentrating voting control with Andrew Karos, the founder of Boost Run and Pubco’s Chief Executive Officer.

Pubco Class B Common Stock has ten votes per share while Pubco Class A Common Stock has one vote per share. Andrew Karos, Pubco’s Chief Executive Officer, will hold all of Pubco’s Class B Common stock at Closing. Because of the ten-to-one voting ratio between the Pubco Class B Common stock and Pubco Class A Common Stock, Mr. Karos will control a majority of the combined voting power of Pubco common stock at Closing and therefore will be able to control all matters submitted to Pubco’s stockholders for approval. As a result, Pubco will be a controlled company under Nasdaq listing standards after Closing, with decisions of Pubco being controlled by Andrew Karos. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Willow Lane cannot predict the impact that Pubco’s dual-class structure may have on the price of Pubco Class A Common Stock.

Willow Lane cannot predict whether Pubco’s dual-class structure will result in a lower or more volatile market price of Pubco Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, Pubco’s dual-class capital structure would make it ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in Pubco’s shares. These policies are still new, and it is remains unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of Pubco’s dual-class structure, Pubco will likely be excluded from certain of these indexes and Willow Lane cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make Pubco Class A Common Stock less attractive to other investors. As a result, the market price of Pubco Class A Common Stock could be adversely affected.

As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, Pubco will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If Pubco elects to rely on some of these exemptions, Pubco stockholders will not have the same protections afforded to shareholders of companies that are subject to such requirements.

At the Closing, since Boost Run’s majority shareholder, Andrew Karos, will hold a majority of the voting power of Pubco, Pubco will be considered a “controlled company” within the meaning of the Nasdaq listing rules and may elect not to comply with certain corporate governance listing standards, including the following:

●	the requirement that a majority of its board of directors consist of independent directors;
●	the requirement to maintain a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	the requirement that director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is composed entirely of independent directors and that it adopt a written charter or bard resolution addressing the nominations process.

Pubco intends to rely on some or all of these exemptions so long as Pubco remains a “controlled company.” As a result, we may not have: (i) a majority of independent directors; (ii) a nominating and governance committee composed entirely of independent directors; and (iii) a compensation committee composed entirely of independent directors. Accordingly, Pubco stockholders may not have the same protections afforded to stockholders of companies subject to all of the corporate governance requirements of Nasdaq.

Risks Related to the Business Combination and Willow Lane

You may be unable to ascertain the merits or risks of Boost Run’s operations.

If the Business Combination is consummated, Pubco will be affected by numerous risks inherent in Boost Run’s business. See “Risks Related to Boost Run - General Risks Related to Boost Run’s Business and Industry.” Although Willow Lane’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with Boost Run, Willow Lane cannot assure you that it can adequately ascertain or assess all of the significant risk factors or that it has evaluated Boost Run’s business and prospects appropriately. Further, some of these risks may be outside of Willow Lane’s and Boost Run’s control. Willow Lane also cannot assure you that an investment in Pubco’s securities will not ultimately prove to be less favorable to investors in Willow Lane than a direct investment, if an opportunity were available, in Boost Run. In addition, if Willow Lane shareholders do not believe that the prospects for the Business Combination are promising, a greater number of shareholders may exercise their redemption rights, which may make it difficult for Willow Lane to consummate the Business Combination.

There is no assurance that Willow Lane’s diligence will reveal all material risks that may be present with regard to Boost Run. Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges, and could be exposed to other risks and liabilities not disclosed or uncovered during due diligence, that could have a significant negative effect on its post-business combination business, financial condition and its share price, which could cause you to lose some or all of your investment.

Willow Lane cannot assure you that the due diligence Willow Lane has conducted on Boost Run, and the information and documentation provided by Boost Run, will reveal all material issues that may be present with regard to Boost Run, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of Willow Lane’s and Boost Run’s control will not later arise. During negotiations, Boost Run was aware that Willow Lane was obligated to complete an initial business combination by November 12, 2026 (or such other date as approved by the Willow Lane shareholders). Consequently, Boost Run may have obtained leverage over Willow Lane, knowing that if Willow Lane does not complete the Business Combination, Willow Lane may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline.

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Boost Run operates in a highly competitive industry and, while it has been doing business since 2023, Boost Run has never before been a public company and its business and platform operations continue to change and evolve. As a result, Willow Lane has therefore made its decision to pursue a business combination with Boost Run on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all, for Boost Run, Willow Lane and their respective security holders. As a result of these factors, Pubco may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses.

Even if Willow Lane’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Willow Lane’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Willow Lane’s or Pubco’s liquidity, the fact that charges of this nature are reported could contribute to negative market perceptions about Boost Run or Willow Lane and Pubco’s securities. In addition, charges of this nature, if any, may cause Pubco to violate leverage or other covenants to which it may be (or in the future become) subject as a result of any financing that may be obtained by Pubco or Boost Run after the consummation of the proposed Business Combination transaction. Accordingly, any shareholders of Willow Lane who choose to remain shareholders of Pubco following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Willow Lane’s officers or directors of a fiduciary duty owed by them to Willow Lane, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Past performance by any member of the Willow Lane management team or Willow Lane Board, the Sponsor or any of their respective affiliates, may not be indicative of future performance of an investment in Willow Lane or Pubco.

Past performance by any member of Willow Lane’s management team or the Willow Lane Board, including Persons who are public figures, the Sponsor, or any of their respective current or former affiliates or entities related to one or more of them, is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of any member of Willow Lane’s management team or the Willow Lane Board, including any such Persons who are public figures, or any of their respective current or former affiliates or entities related to one or more of them, or any of the investment performance of any of the foregoing, as indicative of the future performance of an investment in Willow Lane or Pubco or the returns Willow Lane or Pubco may (or may not), generate going forward. Additionally, the involvement of a public figure in any business venture does not constitute a guarantee of any such success, and you should not make an investment decision regarding the Business Combination based on the involvement of such public figures. You are urged to read carefully, and consider independently, all of the information contained in this proxy statement/prospectus and in Pubco’s public filings after the Closing, including the financial statements and other information incorporated herein and therein, including, without limitation, under the headings “Risk Factors” and “The Business Combination Proposal - Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination.” You are advised, in your sole discretion, to consult with your own financial and other advisors before you make investment decisions about buying or selling Willow Lane or Pubco securities or investing in the business of Boost Run. Involvement or past performance by Persons associated with any of Boost Run, Pubco, or any other businesses, entities or Persons affiliated or associated with any of them, including public figures, does not guarantee that the Business Combination, Boost Run or Pubco will be successful, and you should be prepared to lose your entire investment.

There are risks to Willow Lane’s shareholders who are not affiliates of the Sponsor of becoming shareholders of Pubco through the Business Combination rather than acquiring interests in Boost Run directly in an underwritten public offering, including no independent due diligence review by an underwriter.

There is no independent third-party underwriter involved in the Business Combination or the issuance of Pubco securities in connection therewith. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering.

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If Boost Run became a public company through an underwritten public offering, the underwriters would be subject to liability under Section 11 of the Securities Act for material misstatements and omissions in the initial public offering registration statement. In general, an underwriter is able to avoid liability under Section 11 if it can prove that, it “had, after reasonable investigation, reasonable ground to believe and did believe, at the time the registration statement became effective, that the statements therein (other than the audited financial statements) were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.” Because Boost Run will become a public company through a business combination with Willow Lane, a special purpose acquisition company, investors in Willow Lane and Pubco may not have the same remedies available to them under U.S. federal securities laws in connection with the Business Combination as they otherwise might have had if Boost Run were to have gone public in a traditional firm commitment underwritten initial public offering.

In addition, the amount of due diligence conducted by Willow Lane and its advisors in connection with the Business Combination may not be as high as would have been undertaken by an underwriter in connection with an initial public offering of Boost Run. Accordingly, it is possible that defects in Boost Run’s business or problems with Boost Run’s management that would have been discovered if Boost Run conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of Pubco securities.

Unlike an underwritten initial public offering, the initial trading of Pubco’s securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of Pubco’s securities on Nasdaq could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for Pubco’s securities during the period immediately following the listing.

Public Shareholders who do not redeem their Public Shares will experience substantial and immediate dilution upon Closing of the Business Combination as a result of the Founder Shares held by the Sponsor, since the value of the Willow Lane Class B Ordinary Shares is likely to be substantially higher than the nominal price paid for them, as well as a result of the issuance of the shares of Pubco common stock in the Business Combination.

The issuance of a significant number of shares of Pubco common stock in the Business Combination (including shares of Pubco Class A Common Stock issuable upon conversion of the Pubco Warrants) will dilute the equity interests of Public Shareholders in Pubco following the Business Combination and may adversely affect prevailing market prices for shares of Pubco Class A Common Stock.

In addition, the Sponsor acquired the Founder Shares at a nominal price, also significantly contributing to this dilution. Further, any equity or equity-linked securities issued by Willow Lane in connection with the Business Combination (excluding shares issued pursuant to the Business Combination Agreement) would be disproportionately dilutive to Public Shareholders who do not redeem their Public Shares.

Upon the completion of the Business Combination, assuming no Public Shareholders of Willow Lane exercise redemption rights with respect to their Public Shares upon completion of the Business Combination and that no shares of Pubco common stock are issued pursuant to the Incentive Plan, (i) the Public Shareholders, (ii) the Sponsor, (iii) the Sellers, and (iv) other Boost Run shareholders including the SPV, in each case, will own approximately 20.6%, 5.5%, 71.9%, and 2.1% of the issued and outstanding shares of Pubco common stock, respectively.

These ownership percentage assume a $10.00 share price, and other assumptions set forth in the section entitled “Questions and Answers About the Proposals — What equity stake will current Public Shareholders, the Sponsor, the Sellers, other Boost Run shareholders including the SPV) hold in Pubco immediately after the completion of the Business Combination?” in this proxy statement/prospectus. As such, Public Shareholders who do not redeem their Public Shares will experience substantial and immediate dilution upon Closing.

Additionally, future issuances of Pubco Class A Common Stock, including pursuant to the Incentive Plan, may significantly dilute the equity interests of Public Shareholders who do not redeem their Public Shares and may adversely affect prevailing market prices for Pubco Class A Common Stock.

Further, Pubco may also, from time to time in the future, issue additional shares of Pubco Class A Common Stock or securities convertible into Pubco Class A Common Stock pursuant to a variety of transactions, including acquisitions or other capital markets transactions. Issuing additional shares of its capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of Public Shareholders, reduce the market price of Pubco Class A Common Stock, or both. Preference shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit Pubco’s ability to pay dividends to the holders of Pubco Class A Stock. Pubco’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing or nature of its future offerings. As a result, holders of Pubco common stock upon the Closing, including Public Shareholders who do not redeem their Public Shares, will bear the risk that future offerings may reduce the market price of Pubco Class A Common Stock and dilute their percentage ownership further.

If third parties bring claims against Willow Lane, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.48 per share (based on the Trust Account balance as of December 31, 2025).

Willow Lane’s placing of funds in the Trust Account may not protect those funds from third-party claims against Willow Lane. Although Willow Lane seeks to have vendors, service providers (other than Willow Lane’s independent registered public accounting firm), prospective target businesses and other entities with which Willow Lane does business execute agreements with Willow Lane waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Willow Lane’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Willow Lane’s management will consider whether competitive alternatives are reasonably available to Willow Lane and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of Willow Lane under the circumstances. Willow Lane’s auditor, Withum, has not and will not execute an agreement with Willow Lane waiving such claims to the monies held in the Trust Account.

Examples of possible instances where Willow Lane may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Willow Lane and will not seek recourse against the Trust Account for any reason. Upon redemption of Public Shares, if Willow Lane has not completed its initial business combination within the required time period, or upon the exercise of a redemption right in connection with its initial business combination, Willow Lane will be required to provide for payment of claims of creditors that were not waived that may be brought against Willow Lane within the ten years following redemption. Accordingly, the per share redemption amount received by Public Shareholders could be less than the $10.48 per Public Share (based on the Trust Account balance as of December 31, 2025 and net of income taxes and up to $100,000 of interest to pay dissolution expenses), due to claims of such creditors.

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The Sponsor has agreed that it will be liable to Willow Lane if and to the extent any claims by a third party for services rendered or products sold to Willow Lane, or a prospective target business with which Willow Lane has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination Agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in value of the trust assets, in each case net of income taxes (and up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Willow Lane’s indemnity of the underwriters of Willow Lane’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Willow Lane has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of Willow Lane. The Sponsor may not have sufficient funds available to satisfy those obligations. Willow Lane has not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, Willow Lane may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of Willow Lane’s directors or officers will indemnify Willow Lane for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Additionally, if Willow Lane is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Willow Lane which is not dismissed, or if Willow Lane otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Willow Lane’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Willow Lane’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, Willow Lane may not be able to return to Willow Lane Public Shareholders $10.48 per share, net of income taxes (and up to $100,000 of interest to pay dissolution expenses) (which is the approximate redemption price per Willow Lane Public Share based on the Trust Account balance as of December 31, 2025). Willow Lane has access to minimal funds held outside the Trust Account with which to pay any such potential claims. In the event that Willow Lane liquidates, and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our Trust Account received by any such shareholder.

Involvement or past performance by consultants, advisors, influencers, brand ambassadors and other Persons involved with Boost Run or Pubco, including members of their respective boards of directors, managers, consultants, advisors and other Persons, some or all of whom are public figures, may not be indicative of the future performance of Boost Run and Pubco and you should assess the merits of Boost Run’s business independently and be prepared to lose your entire investment.

Involvement or past performance by advisors, consultants, influencers, ambassadors, members of boards of directors, executive officers, managers and other Persons involved with Boost Run or Pubco, or Persons or entities affiliated, associated or otherwise related to any of the foregoing, is not a guarantee of success with respect to the Business Combination or the future results of Boost Run or trading prices of Pubco securities. You should not rely upon the involvement or past performance of any Person or Persons as indicative of whether or not you should invest in Willow Lane, Pubco or Boost Run. You are urged to read carefully, and consider independently, all of the information contained in this proxy statement/prospectus and in Pubco’s public filings after the Closing, including the financial statements and other information incorporated herein and therein, including, without limitation, under the headings “Risk Factors” and “The Business Combination Proposal - Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” You are advised, in your sole discretion, to consult with your own financial and other advisors before you make investment decisions about buying or selling Willow Lane or Pubco securities or investing in the business of Boost Run. Involvement or past performance by Persons associated with any of Boost Run, Pubco, or any other businesses, entities or Persons affiliated or associated with any of them, including public figures, does not guarantee that the Business Combination, Boost Run or Pubco will be successful, and you should be prepared to lose your entire investment.

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Willow Lane’s shareholders may be held liable for claims by third parties against Willow Lane to the extent of distributions received by them upon redemption of their shares.

If Willow Lane is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Willow Lane was unable to pay Willow Lane’s debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Willow Lane’s shareholders. Furthermore, Willow Lane’s directors may be viewed as having breached their fiduciary duties to Willow Lane or Willow Lane’s creditors or having acted in bad faith, and thereby exposing themselves and Willow Lane to claims, by paying Willow Lane Public Shareholders from the Trust Account prior to addressing the claims of creditors. Willow Lane cannot assure you that claims will not be brought against Willow Lane for these reasons. Willow Lane and its directors or any manager thereof who knowingly and willfully authorized or permitted any distribution to be paid out of Willow Lane’s share premium account while Willow Lane was unable to pay Willow Lane’s debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

Willow Lane’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.

After the completion of the Business Combination, Willow Lane’s shareholders will own a smaller percentage of Boost Run than they currently own of Willow Lane. At the Closing, existing Boost Run Members would hold approximately 71% of the issued and outstanding Pubco common stock and current shareholders of Willow Lane (including the Sponsor) would hold approximately 29% of the issued and outstanding Pubco common stock (assuming no holder of Willow Lane Class A Ordinary Shares exercises redemption rights). Consequently, Willow Lane’s shareholders, as a group, will have reduced ownership and voting power in Boost Run compared to their ownership and voting power in Willow Lane.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of Pubco’s results if the Business Combination is consummated and, accordingly, you will have limited financial information on which to evaluate the financial performance of Pubco and your investment decision.

Willow Lane and Boost Run currently operate as separate companies, and Pubco is an entity established solely to effect the proposed Business Combination and has no operations. Willow Lane has had no prior history as an operating company and its operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Pubco. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current or future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Willow Lane’s and Boost Run’s historical financial statements and certain adjustments and assumptions have been made regarding Pubco after giving effect to the Business Combination. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and Pubco’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Pubco’s financial condition or results of operations following the Closing. Any potential decline in Pubco’s financial condition or results of operations may cause significant variations in the stock price of Pubco.

Willow Lane may issue preferred stock or additional ordinary shares to complete the Business Combination, which would dilute the interest of Willow Lane shareholders and likely present other risks.

The Willow Lane Memorandum and Articles authorizes the issuance of up to 500,000,000 Willow Lane Class A Ordinary Shares, 50,000,000 Willow Lane Class B Ordinary Shares, and 5,000,000 Willow Lane Preference Shares. There are currently 487,350,000 authorized but unissued Willow Lane Class A Ordinary Shares available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 45,371,326 authorized but unissued Willow Lane Class B Ordinary Shares available for issuance. There are currently no Willow Lane Preference Shares issued and outstanding.

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Willow Lane may issue preference shares or a substantial number of additional ordinary shares to complete the initial business combination or under an employee incentive plan after completion of the Business Combination. However, the Willow Lane Memorandum and Articles provides, among other things, except in connection with the conversion of Willow Lane Class B Ordinary Shares into Willow Lane Class A Ordinary Shares where the holders of such Willow Lane Ordinary Shares have waived any right to receive fund from the Trust Account, that prior to Willow Lane’s Initial Business Combination, Willow Lane may not issue additional shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with Public Shares on any initial business combination. These provisions of the Willow Lane Memorandum and Articles may be amended with a shareholder vote. Willow Lane’s Sponsor agreed, pursuant to a written agreement with Willow Lane, that it will not propose any amendment to the Willow Lane Memorandum and Articles that would affect the substance or timing of Willow Lane’s obligation to redeem 100% of its Public Shares if Willow Lane does not complete the Initial Business Combination by November 12, 2026 (or such other date as approved by the Willow Lane shareholders), unless Willow Lane provides its Public Shareholders with the opportunity to elect to redeem their Willow Lane Class A Ordinary Shares upon effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest will be net of income taxes payable), divided by the number of then outstanding Public Shares. The issuance of additional shares:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of shareholders if preferred stock is issued with rights senior to those afforded the Willow Lane Ordinary Shares;

●	could cause a change of control if a substantial number of ordinary shares are issued, which may affect, among other things, Willow Lane’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Willow Lane’s present officers and directors; and

●	may adversely affect prevailing market prices for Willow Lane’s units, Public Shares, and/or Warrants.

Willow Lane is dependent upon its executive officers and directors and their departure could adversely affect Willow Lane’s ability to operate and to consummate the initial business combination. Additionally, Willow Lane’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on Willow Lane’s ability to complete the initial business combination.

Willow Lane’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Willow Lane believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. The unexpected loss of the services of one or more of Willow Lane’s directors or executive officers could have a detrimental effect on Willow Lane and the ability to consummate the Business Combination. In addition, Willow Lane’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of Willow Lane’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation, and Willow Lane’s directors also serve as officers and board members for other entities. If Willow Lane’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Willow Lane’s affairs, which may have a negative impact on Willow Lane’s ability to consummate the Business Combination.

Pubco’s ability to be successful following the Business Combination will depend upon the efforts of the Pubco Board and key personnel, and the loss of such persons could negatively impact the operations and profitability of Pubco’s post-Business Combination business.

Pubco’s ability to be successful following the Business Combination will be dependent upon the efforts of the Pubco Board and key personnel of Pubco. Willow Lane cannot assure you that the Pubco Board and key personnel will be effective or successful or remain with Pubco. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause Pubco’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the Business Combination Agreement, assuming no redemptions prior to or in connection with the proposed Business Combination, Willow Lane’s Public Shareholders will own approximately 20.6% of the equity interests or assets of Pubco after the Closing and Willow Lane’s management will not be engaged in the management of Pubco’s business. Accordingly, the future performance of Pubco will depend upon the quality of the post-Business Combination board of directors, management and key personnel of Pubco.

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Because Willow Lane’s Sponsor will lose its entire investment in Willow Lane if the Business Combination or an alternative business combination is not completed by November 12, 2026 (or such other date as approved by the Willow Lane shareholders), and because Willow Lane’s Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether Boost Run was appropriate for Willow Lane’s initial business combination.

The Sponsor received 4,628,674 Willow Lane Class B Ordinary Shares from Willow Lane for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing price of the Willow Lane Class A Ordinary Shares on December 31, 2025, which was $12.64, would have an aggregate value of approximately $58,506,439 as of the same date. If Willow Lane does not consummate the Business Combination or another initial business combination by November 12, 2026 (or such other date as approved by the Willow Lane shareholders), and Willow Lane is therefore required to be liquidated, these shares would be worthless, as the Sponsor is not entitled to participate in any redemption or liquidation of the Trust Account. Additionally, unless Willow Lane consummates an initial business combination, it is possible that Willow Lane’s officers, directors and the Sponsor may not receive reimbursement for out-of-pocket expenses incurred by them, to the extent that such expenses exceed the amount of available funds not deposited in the Trust Account (provided, however, that, as of the date of this proxy statement/prospectus, Willow Lane’s officers and directors have not incurred (nor are any of the forgoing expecting to occur) out-of-pocket expenses exceeding such funds available to Willow Lane for reimbursement thereof, but provided, further, that if any such expenses are incurred prior to consummation of the Business Combination, Willow Lane’s officers, directors and the Sponsor may not receive reimbursement therefor if the proposed Business Combination is not consummated).

The personal and financial interests of Willow Lane’s executive officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of Willow Lane’s initial business combination, its Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Willow Lane’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Willow Lane’s behalf. However, Willow Lane’s Sponsor, executive officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of Willow Lane’s Sponsor, executive officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination.

The Sponsor paid nominal consideration for the Founder Shares it holds. As a result, the Sponsor may make a substantial profit if the Business Combination is consummated, even if the shares held by the Sponsor lose substantial value and even if the Business Combination arguably may not be in the best interests of Willow Lane’s public shareholders.

The Sponsor has invested in Willow Lane an aggregate of $4,032,222, comprised of the $25,000 purchase price for the Founder Shares and the $4,007,222 purchase price for the Private Warrants. Additionally, the Company capitalized $26.4424 standing to the credit of our share premium account and issued to the Sponsor an additional 264,424 Founder Shares, as a result of which the Sponsor has purchased and holds an aggregate of 4,628,674 Founder Shares. Assuming a trading price of $12.64 per share of Pubco upon consummation of the Business Combination, the 4,628,674 Sponsor Shares would have an aggregate implied value of approximately $58,506,439 at that time. Even if the trading price of Pubco common stock were as low as approximately $0.8712 per share and the Private Warrants were worthless, the value of the Founder Shares would be equal to the Sponsor’s initial investment in Willow Lane. If the Business Combination is not completed, however, and if Willow Lane is forced to liquidate, the Sponsor will lose its entire investment in Willow Lane. As a result, the Sponsor is likely to be able to recoup its investment in Willow Lane, through its sale of such securities to SPV or otherwise, and make a substantial profit on that investment, even if the Public Shares have lost significant value.

102

Willow Lane’s directors and officers may have interests in the Business Combination that differ from the interests of Willow Lane’s shareholders.

Executive officers of Willow Lane negotiated the terms of the Business Combination Agreement with their counterparts at Boost Run, and the Willow Lane Board determined that the Business Combination Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of Willow Lane, and approved the Business Combination Agreement and the transactions contemplated thereby. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that Willow Lane’s executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of Willow Lane’s shareholders, including, but not limited to, the continued service as an officer or director of Pubco, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of Pubco.

The Willow Lane Board was aware of and considered these interests, among other matters, in reaching the determination that the Business Combination Agreement and the transactions contemplated thereby were fair, advisable and in the best interests of Willow Lane. For a detailed discussion of the special interests that Willow Lane’s directors and executive officers may have in the Business Combination, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal - Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination.”

You should consider the financial incentives that Willow Lane’s officers and directors may have to approve and complete the Business Combination when evaluating whether to vote for the Business Combination Proposal, as well as when considering whether to redeem your Public Shares prior to or in connection with the Business Combination.

The exercise of Willow Lane’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Willow Lane’s shareholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require Willow Lane to agree to amend the Business Combination Agreement, to consent to certain actions taken by Boost Run or to waive rights that Willow Lane is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Boost Run’s business or a request by Boost Run to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement. In any of such circumstances, it would be at Willow Lane’s discretion to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors or officers described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) or officers(s) between what he, she or they may believe is best for Willow Lane and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action.

Willow Lane and Boost Run will incur significant transaction and transition costs in connection with the Business Combination.

Willow Lane and Boost Run have incurred significant transaction and transition costs in connection with the Business Combination, and Pubco will incur significant costs in operating as a public company following the consummation of the Business Combination. Pubco may also incur additional costs to retain key employees.

These expenses will reduce the amount of cash available to be used for other corporate purposes by Pubco if the Business Combination is completed or by Willow Lane if the Business Combination is not completed. If the Business Combination is not consummated, Willow Lane may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

103

The value of the shares of Pubco common stock which are issued at Closing in consideration of the Founder Shares upon consummation would likely to be substantially higher than the nominal price paid for the Founder Shares, even if the trading price of Pubco common stock at such time is substantially less than $10.00 per share.

The Sponsor has invested in Willow Lane an aggregate of $4,032,222, comprised of the $25,000 purchase price for the Founder Shares and the $4,007,222 purchase price for the Private Warrants. Additionally, the Company capitalized $26.4424 standing to the credit of our share premium account and issued to the Sponsor an additional 264,424 Founder Shares, as a result of which the Sponsor has purchased and holds an aggregate of 4,628,674 Founder Shares. Assuming a trading price of $12.64 per share upon consummation of the Business Combination, the 4,628,674 Founder Shares would have an aggregate implied value of approximately $58,506,439. Even if the trading price of Pubco common stock were as low as approximately $0.8712 per share, and the Private Warrants were worthless, the value of the Founder Shares would be equal to the Sponsor’s initial investment in Willow Lane. As a result, the Sponsor is likely to be able to recoup its investment in Willow Lane, through its sale of such securities to SPV or otherwise, and make a substantial profit on that investment, even if the Pubco common stock has lost significant value. Accordingly, the Willow Lane management team, which owns interests in the Sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the cash in the trust to the public shareholders. For the foregoing reasons, you should consider the Willow Lane management team’s financial incentive to complete the Business Combination when evaluating whether to redeem your shares prior to or in connection with the Business Combination.

Willow Lane’s non-redeeming shareholders and Boost Run Sellers may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If Pubco is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, Willow Lane shareholders and Boost Run Sellers will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Pubco and Boost Run are able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

During the pendency of the Business Combination, Willow Lane and Boost Run may not be able to enter into a business combination with another party because of restrictions in the Business Combination Agreement, which could adversely affect their respective businesses. Further, certain provisions of the Business Combination Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.

Covenants in the Business Combination Agreement impede the ability of Willow Lane and Boost Run to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during the interim period prior to Closing. In addition, while the Business Combination Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party, which transactions, if any materialized and were pursued, could have been or could be favorable to such party’s shareholders.

If the conditions to the Merger are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the shareholders of Willow Lane (including each of the Required Proposals) and Boost Run Members, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Business Combination Agreement and, in addition to shareholder and member consent, include, among other requirements, (i) the receipt of the approval of Willow Lane’s shareholders of the Business Combination Agreement and the transactions contemplated thereby; (ii) the consummation of the Business Combination not being prohibited by applicable law; (iii) the effectiveness of the Registration Statement; and (iv) the shares of Pubco Class A Common Stock and the Pubco warrants having been approved for listing on Nasdaq. See “The Business Combination Proposal” below for a more complete summary. Willow Lane and Boost Run cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination may not occur, or may be delayed and such delay may cause Willow Lane and Boost Run to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, Willow Lane may not be able to find another potential candidate for its initial business combination prior to Willow Lane’s deadline (currently November 12, 2026, or such other date as approved by the Willow Lane shareholders), and Willow Lane will be required to liquidate.

104

If Willow Lane is deemed to be an investment company for purposes of the Investment Company Act, Willow Lane would be required to institute burdensome compliance requirements and its activities would be severely restricted. As a result, in such circumstances, unless Willow Lane is able to modify its activities so that it would not be deemed an investment company, Willow Lane may abandon its efforts to complete an initial business combination and instead liquidate.

There is currently some uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like Willow Lane. As a result, it is possible that a claim could be made that Willow Lane has been operating as an unregistered investment company.

If Willow Lane is deemed to be an investment company under the Investment Company Act, its activities would be severely restricted. In addition, Willow Lane would be subject to burdensome compliance requirements. Willow Lane does not believe that its principal activities will subject it to regulation as an investment company under the Investment Company Act. However, if Willow Lane is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, Willow Lane would be subject to additional regulatory burdens and expenses for which it has not allotted funds. As a result, unless Willow Lane is able to modify its activities so that it would not be deemed an investment company, Willow Lane may abandon its efforts to complete an initial business combination and instead liquidate. Were Willow Lane to liquidate, Willow Lane’s warrants and rights would expire worthless, and its securityholders would lose the investment opportunity associated with an investment in the combined company, including potential price appreciation of Willow Lane’s securities.

To mitigate the risk that Willow Lane might be deemed to be an investment company for purposes of the Investment Company Act, Willow Lane may, at any time, instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest-bearing demand deposit account until the earlier of the consummation of a business combination or Willow Lane’s liquidation. As a result, Willow Lane may receive less interest on the funds held in the Trust Account than the interest Willow Lane would have received pursuant to Willow Lane’s original Trust Account investments, which could reduce the dollar amount Willow Lane’s public shareholders would receive upon any redemption or Willow Lane’s liquidation.

The funds in the Trust Account have, since the Willow Lane IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of Willow Lane being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, Willow Lane may, at any time, instruct CST, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing demand deposit account at a bank until the earlier of the consummation of a business combination or the liquidation of Willow Lane. Willow Lane intends to take such steps in the event that the proposed Business Combination with Boost Run is not consummated or, in the event that Willow Lane, in its sole discretion, determines there to be a reasonable likelihood of a material delay to the consummation of the proposed Business Combination with Boost Run. However, the risks described herein exist even if no such material delay occurs or is determined to be reasonably likely to occur. Following such liquidation, Willow Lane may receive less interest on the funds held in the Trust Account than the interest Willow Lane would have received pursuant to its original Trust Account investments. However, interest previously earned on the funds held in the Trust Account still may be released to Willow Lane to pay its taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing demand deposit account could reduce the dollar amount the Public Shareholders would receive upon any redemption or Willow Lane’s liquidation.

105

The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that Willow Lane may be deemed to be an unregistered investment company, in which case Willow Lane may be required to liquidate. Accordingly, Willow Lane may determine, in its discretion, to liquidate the securities held in the Trust Account at any time and instead hold all funds in the Trust Account in an interest-bearing demand deposit account, which could further reduce the dollar amount the Public Shareholders would receive upon any redemption or Willow Lane’s liquidation, and Willow Lane expects to proceed with such steps in the event that the proposed Business Combination with Boost Run is not consummated or in the event that Willow Lane, in its sole discretion, determines there to be a reasonable likelihood of a material delay to the consummation of the proposed Business Combination with Boost Run. Were Willow Lane to liquidate, Willow Lane’s warrants would expire worthless, and Willow Lane’s securityholders would lose the investment opportunity associated with an investment in the combined company, including any potential price appreciation of Willow Lane’s securities.

Pubco’s Pubco Charter and Pubco Bylaws will contain certain provisions, including structural defenses, that limit the ability of shareholders to take certain actions and could delay or discourage certain transactions that shareholders may consider favorable.

The Pubco Charter and the Pubco Bylaws that will be in effect upon consummation of the Business Combination, contain provisions that could have the effect of rendering more difficult, delaying, or preventing certain transactions deemed undesirable by the Pubco Board and therefore depress the trading price of Pubco’s common stock. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by the current members of Boost Run or taking other corporate actions, including effecting changes in the management of Pubco. Among other things, the Pubco Charter and the Pubco Bylaws include provisions regarding or pursuant to which:

●	the ability of the Pubco Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting powers and other rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer and may include super voting, special approval, dividend or other rights or preferences superior to the rights of Pubco’s Common Stock;

●	the limitation of the liability of, and the indemnification of, Pubco’s directors and officers;

●	the ability of the Pubco Board to determine the number of directors;

●	all vacancies of the Pubco Board, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, which prevents shareholders from being able to fill vacancies and newly created directorships on the Pubco Board (unless, pursuant to the DGCL, a special meeting of the shareholders is called to fill such directorships or vacancies, or if the Pubco Board elects to wait until the next annual meeting of the shareholders to fill such directorships or vacancies);

●	shareholders representing ownership of at least a majority of the outstanding shares of capital stock of Pubco entitled to vote is required to call a special meeting of shareholders, otherwise a special meeting of shareholders may be called only by the Pubco Board, the chairperson of the Pubco Board, Pubco’s chief executive officer or Pubco’s president, which could limit or delay the ability of shareholders to force consideration of a proposal or to take action, including the removal of directors;

●	provisions that, subject to the rights of holders of any outstanding series of preferred stock, prohibit shareholders of Pubco from taking any action by consent in lieu of a meeting of shareholders unless such action is by unanimous written consent;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

●	the ability of the Pubco Board to unilaterally amend the bylaws, which may allow the Pubco Board to take additional actions to prevent certain transactions that the Pubco Board deems undesirable; and

●	advance notice procedures with which shareholders must comply to nominate candidates to the Pubco Board or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings of shareholders and delay changes in the Pubco Board and also may discourage or deter a solicitation of proxies to elect a slate of directors favorable to certain transactions or otherwise attempting to obtain control of Pubco.

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These provisions, alone or together, could delay or prevent certain transactions and changes in control or changes in the Pubco Board or management.

Any provision of the Pubco Charter, the Pubco Bylaws or Delaware law that has the effect of delaying or preventing a change of control could limit the opportunity for shareholders to receive a premium for their shares of Pubco’s capital stock and could also affect the price that some investors are willing to pay for Pubco’s common stock.

The Sponsor or Willow Lane’s directors, officers, advisors and their affiliates may elect to purchase Willow Lane Class A Ordinary Shares or the Public Warrants from Willow Lane Public Shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the Willow Lane Class A Ordinary Shares.

The Sponsor or Willow Lane’s directors, officers, advisors or their affiliates may purchase Willow Lane Class A Ordinary Shares or the Public Warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Willow Lane Class A Ordinary Shares or the Public Warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such a shareholder, although still the record holder of Willow Lane Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or Willow Lane’s directors, officers, advisors or their affiliates purchase Willow Lane Class A Ordinary Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination. Any such purchases of the Willow Lane securities may result in the completion of the initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of Willow Lane Class A Ordinary Shares or the Public Warrants and the number of beneficial holders of Willow Lane’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of the Willow Lane securities on a national securities exchange.

Willow Lane shareholders who redeem their Willow Lane Class A Ordinary Shares may continue to hold any Public Warrants that they own, which will result in dilution to non-redeeming Willow Lane shareholders upon exercise of such Public Warrants.

Willow Lane shareholders who redeem their Willow Lane Class A Ordinary Shares may continue to hold any Public Warrants that they own at such time, which will result in additional dilution to non-redeeming holders upon exercise of such warrants. Assuming (a) all redeeming Willow Lane Shareholders that acquired Willow Lane units in the Willow Lane IPO continue to hold the Public Warrants that were included in such Willow Lane units, and (b) 100% redemption of Willow Lane Class A Ordinary Shares held by the redeeming Willow Lane shareholders, 6,325,000 Public Warrants would be retained by redeeming Willow Lane Shareholders. As a result, the redeeming Willow Lane shareholders would hold Public Warrants with an aggregate market value of approximately $28.34 million, assuming a closing price of $4.48 as reported by the Nasdaq on December 31, 2025, while non-redeeming Willow Lane shareholders would suffer dilution in their percentage ownership of Pubco upon exercise of the Public Warrants held by redeeming Willow Lane shareholders.

107

You may only be able to exercise your Pubco Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Pubco common stock from such exercise than if you were to exercise such Pubco Public Warrants for cash.

The Willow Lane Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Pubco common stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Willow Lane Warrant Agreement; if Pubco has so elected and the shares of Pubco common stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if Pubco has so elected and Pubco calls the Warrants for redemption. If you exercise the Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the Warrants for that number of Pubco common stock to the quotient obtained by dividing (x) the product of the number of shares of Pubco common stock underlying the Warrants, multiplied by the excess of the “fair market value” of the Pubco common stock (as defined in the next sentence) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Pubco common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Pubco common stock from such exercise than if you were to exercise such Warrants for cash.

Pubco may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

Pubco will have the ability to redeem all of the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Pubco common stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Pubco common stock and equity-linked securities for capital raising purposes in connection with the closing of the IPO) on each of 20 trading days within a 30 trading-day period commencing once the Warrants become exercisable and ending on the third trading day prior to proper notice of such redemption. Pubco will not redeem the Warrants unless an effective registration statement under the Securities Act covering the shares of Pubco common stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Pubco common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by Pubco, Pubco may exercise its redemption right even if Pubco is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

Pubco may amend the terms of the Warrants in a manner that may be adverse to holders of the Pubco Public Warrants with the approval by the holders of at least a majority of the then outstanding Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Pubco common stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

The Public Warrants were issued in registered form under the Willow Lane Warrant Agreement, and the Private Warrants were purchased by the Sponsor pursuant to an exemption to registration, and are governed by the terms of the Willow Lane Warrant Agreement, with the exception that such Private Warrants are subject to restriction. The Willow Lane Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants. Accordingly, Pubco may amend the terms of the Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Warrants approve of such amendment. Although Pubco’s ability to amend the terms of the Warrants with the consent of at least a majority of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Pubco common stock purchasable upon exercise of a Warrant.

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The Willow Lane Warrant Agreement designates the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Public Warrants, as applicable, which will limit the ability of Public Warrant holders to obtain a favorable judicial forum for disputes with Pubco.

The Willow Lane Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Pubco arising out of or relating in any way to the Pubco Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, (ii) in each case Pubco irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Pubco will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Willow Lane Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any Warrants, as applicable, will be deemed to have notice of and to have consented to the forum provisions in the Willow Lane Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Willow Lane Warrant Agreement, as applicable, is filed in a court other than a court of the State of New York located in the County of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Warrants, as applicable, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such Warrant holder in any such action brought in such court to enforce the forum provisions by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Pubco, which may discourage such lawsuits. Warrant holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to Pubco’s choice-of-forum provisions. Alternatively, if a court were to find this provision of the Willow Lane Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Pubco may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Pubco’s business, financial condition and results of operations and result in a diversion of the time and resources of Pubco’s management and board of directors.

If Willow Lane requires Public Shareholders who wish to redeem their Public Shares to comply with the delivery requirements for redemption, such shareholders may be unable to sell their securities when they wish to if the Business Combination is not approved.

If Willow Lane requires Public Shareholders who wish to redeem their Public Shares to comply with specific delivery requirements for redemption and such proposed business combination is not consummated, Willow Lane will promptly return such certificates to the applicable Public Shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until Willow Lane has returned their securities to them. The market price for Willow Lane’s shares may decline during this time and Public Shareholders may not be able to sell their securities when they wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Investors may not have sufficient time to comply with the delivery requirements associated with exercise of their redemption rights.

Pursuant to the Willow Lane Memorandum and Articles, Willow Lane is required to give a minimum of only five clear days’ notice (meaning 5 days’ notice, excluding the day when the notice is received or deemed to be received and the day for which it is given or which it is to take effect) for an extraordinary general meeting. As a result, if Willow Lane requires Public Shareholders who wish to redeem their Public Shares into the right to receive a pro rata portion of the funds in the Trust Account to comply with specific delivery requirements for conversion, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain Willow Lane’s securities when they otherwise would not want to.

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Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Willow Lane’s business, including its ability to complete the Business Combination, and results of operations.

Willow Lane is subject to laws and regulations enacted by national, regional and local governments. In particular, Willow Lane is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Willow Lane’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Willow Lane’s business, including its ability to complete the Business Combination, and results of operations.

The Business Combination may be subject to U.S. foreign investment regulations, which may impose conditions on or prevent the consummation of the Business Combination. Such conditions or limitations could also potentially make Class A Ordinary Shares less attractive to investors or cause Willow Lane’s future investments to be subject to U.S. foreign investment regulations.

Willow Lane’s Sponsor is Willow Lane Sponsor LLC, a Delaware limited liability company. The Sponsor currently owns 4,628,674 Willow Lane Class B Ordinary Shares, initially purchased by the Sponsor in the private placement occurring prior to the IPO, and 4,007,222 Private Warrants, that were purchased by the Sponsor in a private placement which occurred simultaneously with the completion of the IPO, and a capitalization of $26.4424 standing to the credit of our share premium account and issued to the Sponsor an additional 264,424 Founder Shares on September 27, 2024. B. Luke Weil, Willow Lane’s Chief Executive Officer and the Chairman of Willow Lane’s board of directors and a U.S. citizen, is the sole managing member of the Sponsor. Other members of the Sponsor include certain officers and directors of Willow Lane and other third-party investors, who are all U.S. citizens. The Sponsor is not controlled by any non-U.S. persons on a look-through basis. To the best of Willow Lane’s knowledge, the Sponsor does not have substantial ties or substantial interests with any non-U.S. persons. The Sponsor is expected to own approximately 5.5% of Pubco following the Business Combination, assuming that the other conditions and assumptions incorporated in the sections of this proxy statement/prospectus entitled “Beneficial Ownership of Securities” and “Unaudited Pro Forma Condensed Combined Financial Information” are also accurate as of the Closing Date.

Certain acquisitions or an initial business combination may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations. In the event that such regulatory approval or clearance is not obtained, or the review process is extended beyond the period of time that would permit an initial business combination to be consummated with us, Willow Lane may not be able to consummate an initial business combination with such target. In addition, regulatory considerations may decrease the pool of potential target companies Willow Lane may be willing or able to consider.

Among other things, the U.S. Federal Communications Act prohibits foreign individuals, governments, and corporations from owning more than a specified percentage of the capital stock of a broadcast, common carrier, or aeronautical radio station licensee. In addition, U.S. law currently restricts foreign ownership of U.S. airlines. In the United States, certain mergers that may affect competition may require certain filings and review by the Department of Justice and the Federal Trade Commission, and investments or acquisitions that may affect national security are subject to review by the Committee on Foreign Investment in the United States (“CFIUS”). CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States.

Outside the United States, laws or regulations may affect Willow Lane’s ability to consummate an initial business combination with potential target companies incorporated or having business operations in jurisdictions where national security considerations, involvement in regulated industries (including telecommunications), or in businesses where a country’s culture or heritage may be implicated.

U.S. and foreign regulators generally have the power to deny the ability of the parties to consummate a transaction or to condition approval of a transaction on specified terms and conditions, which may not be acceptable to Willow Lane or a target. In such event, Willow Lane may not be able to consummate a transaction with that potential target.

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Willow Lane does not believe that the business combination with Boost Run is subject to review by CFIUS. However, if Willow Lane does not complete the business combination with Boost Run, the pool of other potential targets with whom Willow Lane could complete an initial business combination may be limited and Willow Lane may be adversely affected in competing with other special purpose acquisition companies that do not have similar ownership issues. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because Willow Lane has only a limited time to complete its initial business combination, Willow Lane’s failure to obtain any required approvals within the requisite time period may require Willow Lane to liquidate. If Willow Lane liquidates, Willow Lane’s public shareholders may only receive a pro rata amount of the funds in Willow Lane’s trust account, and Willow Lane’s warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in Pubco.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on the performance or business prospects of Pubco after the Business Combination.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our ability to complete the Business Combination.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the “tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses, including Boost Run (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of the Business Combination with Boost Run or lead to material adverse effects on Pubco following the Business Combination. Among other things, to the extent that Boost Run’s business is affected by trade policies and/or tariffs, historical financial performance of Boost Run may not provide useful guidance as to the future performance of Boost Run, because future financial performance of Boost Run may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. We have entered into the Business Combination Agreement with Boost Run, and the business prospects of a Boost Run could change prior to the consummation of the Business Combination pursuant to the Business Combination Agreement, as a result of tariffs or the threat of tariffs that may have a material impact on Boost Run’s business, and it may be costly or impractical for us to terminate the Business Combination Agreement.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete the Business Combination with Boost Run. If we complete the Business Combination with Boost Run, Pubco’s operations and financial results could be adversely affected following the Business Combination as a result of tariffs or changes to trade policies, which may cause the market value of the securities of Pubco to decline.

Risks Related to the Redemption

There is no guarantee that a Public Shareholder’s decision whether to redeem his, her or its Willow Lane Ordinary Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

Willow Lane cannot assure you as to the price at which a Pubco public shareholder may be able to sell the shares of Pubco common stock in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Merger, may cause an increase in Pubco share price, and may result in a lower value realized now than a Willow Lane shareholder might realize in the future had the shareholder not elected to redeem such shareholder’s Public Shares. Similarly, if a Public Shareholder does not redeem such shareholder’s shares, such shareholder will bear the risk of ownership of Pubco common stock after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell such shareholder’s shares of Pubco common stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Public Shareholder should consult such shareholder’s own tax or financial advisor for assistance on how this may affect its individual situation.

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If Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

Willow Lane intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Business Combination. However, despite Willow Lane’s compliance with these rules, if a Willow Lane shareholder fails to receive Willow Lane’s proxy materials, such shareholder may not become aware of the opportunity to redeem its Public Shares. In addition, this proxy statement/prospectus provides the various procedures that must be complied with in order to validly tender or redeem Public Shares. In the event that a Public Shareholder fails to comply with these or any other procedures, its Public Shares may not be redeemed.

In order to exercise their redemption rights, public shareholders are required to deliver their Public Shares, either physically or electronically using CST’s Company’s DWAC System, to Willow Lane’s transfer agent prior to the vote at the Willow Lane Extraordinary General Meeting. If a public shareholder properly seeks redemption as described in this proxy statement/prospectus and the Business Combination is consummated, Willow Lane will redeem these Public Shares for a pro rata portion of the funds deposited in the Trust Account and the public shareholder will no longer own such Public Shares following the Domestication. See the section entitled “Willow Lane Extraordinary General Meeting of Shareholders - Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of Willow Lane shareholders of which you are a part is deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, or all of the members of such group in the aggregate) will lose the ability to redeem all such Public Shares in excess of 15% of the Public Shares.

A public shareholder, together with any of such shareholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate such shareholder’s Public Shares or, if part of such a group, the group’s Public Shares, in excess of 15% of the Public Shares, without the prior consent of Willow Lane. However, Willow Lane shareholders’ ability to vote all of their Public Shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess Public Shares could result in you suffering a material loss on your investment in Willow Lane if you sell such excess Public Shares in open market transactions. Willow Lane cannot assure you that the value of such excess Public Shares will appreciate over time following the Business Combination or that the market price of the Public Shares will exceed the per share redemption price.

Risks Related to Taxation

If Willow Lane is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders and warrant holders may suffer adverse tax consequences.

If Willow Lane is characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of Public Shares or Public Warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements.

Based on the composition of its income and assets, Willow Lane believes that it will likely be considered a PFIC for the taxable year that includes the Business Combination. Please see the sections entitled “U.S. Federal Income Tax Considerations — U.S. Holders– PFIC Considerations.” U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of Public Shares or Public Warrants.

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THE BUSINESS COMBINATION

The Transactions

The Business Combination is to be effected through the completion of the series of Transactions contemplated by the Business Combination Agreement, as described below.

The Business Combination Agreement

On September 15, 2025, Willow Lane entered into the Business Combination Agreement, as amended on January 13, 2026, with Boost Run, Pubco, SPAC Merger Sub, Company Merger Sub, George Peng, solely in his capacity as the SPAC Representative, and Andrew Karos, solely in his capacity as the Seller Representative.

Prior to the Closing under the Business Combination Agreement, Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation. At the Closing under the Business Combination Agreement, (i) SPAC Merger Sub shall merge into Willow Lane, with Willow Lane continuing as the surviving entity, as a result of which the securities of Willow Lane shall automatically be cancelled in exchange for the merger consideration described below; (ii) Company Merger Sub will merge into Boost Run, with Boost Run continuing as the surviving entity, as a result of which the securities of Boost Run shall automatically be cancelled in exchange for the merger consideration described below; and (iii) as a result of the Mergers, Willow Lane and Boost Run will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

Ancillary Documents

In conjunction with the execution of the Business Combination Agreement and the completion of the transactions contemplated therein, the following Ancillary Documents have been or will be entered into:

●	Seller Support Agreements. Simultaneously with the execution of the Business Combination Agreement, each Seller entered into a Seller Support Agreement pursuant to which, among other things, such Seller has agreed to vote its membership interests in favor of the adoption of the Business Combination Agreement, the ancillary documents, the approval of the Transactions and any amendments to Boost Run’s organizational documents in connection therewith, take certain other actions in support of the Business Combination Agreement and the Transactions and refrain from taking actions that would adversely affect their ability to perform such Seller’s obligations under the Seller Support Agreement. Each Seller also agreed not to transfer their membership interests in Boost Run during the period from and including the date of the Seller Support Agreement and the first to occur of the date of Closing or the date on which the Seller Support Agreement is terminated in accordance with its terms.

●	Lock-Up Agreements. Simultaneously with the execution of the Business Combination Agreement, each Seller entered into a Lock-Up Agreement pursuant to which such Seller agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pubco common stock to be received by such Seller in the Transactions, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Pubco common stock, or (iii) publicly disclose the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is six (6) months after the Closing; provided, however, that the lock-up period shall not apply to 10% of each Seller’s shares of such Pubco common stock and is subject to early release on the earlier of (x) the date after the Closing on which the closing price of Pubco common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco common stock for cash, securities or other property; subject in each case to certain customary transfer exceptions.

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●	Insider Letter Amendment. Simultaneously with the execution of the Business Combination Agreement, Willow Lane, Pubco, Boost Run and the underwriter of the Willow Lane IPO, on the one hand, and the Sponsor and Willow Lane’s directors and officers, on the other hand, entered into the Insider Letter Amendment to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Transactions, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described above, and (iv) release 10% of the Willow Lane Founder Shares from lock-up restrictions, subject to and contingent upon the Closing.

●	Non-Competition and Non-Solicitation Agreement. Simultaneously with the execution of the Business Combination Agreement, Willow Lane, Pubco and Boost Run entered into a Non-Competition and Non-Solicitation Agreement in favor of Pubco and Boost Run with Andrew Karos, which will be effective as of the Closing and will provide for a restricted period from the Closing until the third anniversary of the Closing Date.

●	Amended and Restated Registration Rights Agreement. Prior to the Closing, Willow Lane, Pubco, the Sponsor and the Sellers will enter into an Amended and Restated Registration Rights Agreement that will amend and restate the registration rights agreement entered into at the time of the Willow Lane IPO, pursuant to which (i) Pubco will assume the registration obligations of Willow Lane under such registration rights agreement, with such rights to apply to the shares of Pubco common stock, and (ii) the Sellers will be granted registration rights thereunder.

●	Transfer Agreement, Earnout Agreement and Weil Consulting Agreement. Simultaneously with the execution of the Business Combination Agreement, and in connection with the execution of the Earnout Agreement described below, the Sponsor and the SPV entered into a Transfer Agreement providing that the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Class B ordinary shares of Willow held by the Sponsor and 27.5% of the 4,007,222 warrants to purchase Willow Lane held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased.

Simultaneously with the execution of the Business Combination Agreement, and in connection with the execution of the Transfer Agreement described above, Pubco, the Sponsor and the SPV entered into an Earnout Agreement providing that the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares and the SPV may earn up to 1,968,750 SPV Earnout Shares (or 3,093,750 shares in total) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 20 trading days within any consecutive 30 trading days during the specified earnout period, the Sponsor and the SPV shall be entitled to receive the following amounts of such shares: (i) $12.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; (ii) $15.00 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; and (iii) $17.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV.

Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing;

Merger Consideration

In exchange for the cancellation of the securities of Willow Lane, the holders of those securities will receive substantially equivalent securities of Pubco. In exchange for the cancellation of the securities of Boost Run, the following persons shall receive the following consideration: (i) Andrew Karos, Chief Executive Officer of Boost Run and one of the Sellers, shall receive the Note in the initial principal amount of $8,500,000 to be paid by Pubco, plus (ii) the Sellers shall receive their specified portions of an aggregate number of newly issued shares of Pubco common stock equal to $441,500,000 divided by $10.00, with the Sellers other than Mr. Karos receiving shares of Pubco Class A Common Stock and Mr. Karos receiving shares of Pubco Class B Common Stock; plus (iii) 7,875,000 Karos Earnout Shares may be earned by Mr. Karos based on the performance of Pubco Class A Common Stock during the Earnout Period of three-year period beginning on and following the date of the Closing, as follows: in the event the VWAP of the Pubco Class A Common Stock equals or exceeds the prices below for any 20 trading days within any consecutive 30 trading days during the Earnout Period, Mr. Karos shall be entitled to receive the following amounts of Karos Earnout Shares: (x) $12.50 per share – 2,625,000 Karos Earnout Shares, (y) $15.00 per share – 2,625,000 Karos Earnout Shares and (z) $17.50 per share – 2,625,000 Karos Earnout Shares.

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Extraordinary General Meeting of Willow lane Shareholders

General

Willow Lane is furnishing this proxy statement/prospectus to Willow Lane Shareholders as part of the solicitation of proxies by the Willow Lane Board for use at the Meeting to be held on April 8, 2026, and at any adjournment thereof. This proxy statement/prospectus provides Willow Lane Shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Meeting.

Date, Time and Place

The Meeting will be held on April 8, 2026, 10:00 a.m., Eastern Time. The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually over the Internet by means of a live audio webcast. You will be able to attend, vote your shares and submit questions during the Meeting via a live webcast available at https://www.cstproxy.com/willowspac/2026.

Purpose of the Extraordinary General Meeting of Willow Lane Shareholders

At the Meeting, Willow Lane is asking Willow Lane Shareholders to:

●	consider and vote upon the Business Combination Proposal. A copy of the Business Combination Agreement and the amendment thereto is attached to this proxy statement/prospectus as Annex A;

●	consider and vote upon the Domestication Proposal (in the case of Willow Lane Class B Shareholders);

●	consider and vote upon the Charter Proposal;

●	consider and vote upon the Organizational Documents Proposals;

●	consider and vote upon the Director Election Proposal;

●	consider and vote upon the Nasdaq Proposal;

●	consider and vote upon the Incentive Plan Proposal;

●	consider and vote upon the Insider Letter Amendment Proposal; and

●	consider and vote upon the Adjournment Proposal to adjourn the Meeting to a later date or dates, if it is determined by Willow Lane additional time is necessary or appropriate to complete the Business Combination or for any other reason.

Recommendation of the Willow Lane Board

The Willow Lane Board has unanimously determined that the Business Combination Proposal is in the best interests of Willow Lane and the Willow Lane Shareholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal (in the case of the Willow Lane Class B Shareholders), “FOR” the Charter Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Insider Letter Amendment Proposal and “FOR” the Adjournment Proposal, if presented.

Record Date; Issued and Outstanding Shares; Willow Lane Shareholders Entitled to Vote

Willow Lane Shareholders will be entitled to vote or direct votes to be cast at the Meeting if they owned Willow Lane Ordinary Shares at the close of business on March 12, 2026, which is the Record Date for the Meeting. Willow Lane Shareholders are entitled to one vote at the Meeting for each Willow Lane Ordinary Share held as of the Record Date. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Meeting and vote, obtain a proxy from your broker, bank or nominee.

As of the close of business on the Record Date, there were 17,278,674 Willow Lane Ordinary Shares issued and outstanding, consisting of 12,650,000 Willow Lane Class A Ordinary Shares and 4,628,674 Willow Lane Class B Ordinary Shares. Of these shares, 12,650,000 were Public Shares, with the rest being held by the Sponsor.

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Quorum and Vote of Willow Lane Shareholders

A quorum of Willow Lane Shareholders is necessary to hold a valid meeting. The holders of at least one-third of the Willow Lane Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum. As of the Record Date, Willow Lane Shareholders holding 8,639,338 Willow Lane Ordinary Shares would be required to achieve a quorum at the Meeting. In addition to the Willow Lane Ordinary Shares held by the Sponsor, which represent approximately 26.79% of the issued and outstanding Willow Lane Ordinary Shares and which will count towards this quorum, Willow Lane will need only Public Shareholders holding 4,010,664 Willow Lane Ordinary Shares, or 31.70%, of the 12,650,000 Public Shares represented in person (including via the virtual meeting platform) or by proxy at the Meeting to have a valid quorum.

To pass, each of the Business Combination Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Adjournment Proposal requires an ordinary resolution of the Willow Lane Shareholders, which requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Willow Lane Shareholders are also being asked to approve, on a non-binding advisory basis, the Organizational Documents Proposals, the Charter Proposal and the Director Election Proposal. Although the Willow Lane Board is asking Willow Lane Shareholders to approve the Organizational Documents Proposals, the Charter Proposal and the Director Election Proposal on a non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on the Organizational Documents Proposals, the Charter Proposal and the Director Election Proposal the Pubco Charter and Pubco Bylaws and the director elections to the Pubco Board will take effect upon the Closing if the Business Combination Proposal and the Charter Proposal are approved.

Additionally, Willow Lane Class B Shareholders are being asked to approve the Domestication Proposal by a special resolution. Under the Willow Lane Memorandum and Articles, the Domestication must be approved by a special resolution passed by Willow Lane Class B Shareholders.

Assuming a quorum is established, a Willow Lane Shareholder’s failure to vote by proxy or to vote at the Meeting will have no effect on the Proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on any of the Proposals. The Sponsor currently holds 4,628,674 Willow Lane Class B Ordinary Shares, representing 26.79% of the issued and outstanding Willow Lane Ordinary Shares, in favor of each of the Proposals. As a result, with respect to each Proposal that require approval of Willow Lane Shareholders by an ordinary resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 4,010,664, or 31.70%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and would not need any Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved. With respect to each Proposal that requires approval of Willow Lane Shareholders by a special resolution, in addition to the Sponsor’s Willow Lane Ordinary Shares, Willow Lane would need only 6,890,443, or 54.47%, of the 12,650,000 Public Shares (assuming all issued and outstanding Willow Lane Ordinary Shares are voted at the Meeting), and only 1,130,886, or 8.94%, of the 12,650,000 Public Shares (assuming a minimum number of Willow Lane Ordinary Shares to achieve a quorum are voted at the Meeting), to be voted in favor of such Proposals in order to have such Proposals approved.

Voting Your Willow Lane Ordinary Shares

Each Willow Lane Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of Willow Lane Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Willow Lane Ordinary Shares you beneficially own are properly counted.

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Voting Your Willow Lane Ordinary Shares — Shareholders of Record

There are three ways to vote your Willow Lane Ordinary Shares at the Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your Willow Lane Ordinary Shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Willow Lane Ordinary Shares will be voted at the discretion of your proxy. Votes received after a matter has been voted upon at the Meeting will not be counted.

You Can Attend Meeting and Vote.    If you attend the Meeting in person or virtually, you may submit your vote at the Meeting, in which case any proxy that you have given will be revoked and only the vote you cast at the Meeting will be counted.

Voting Your Shares — Beneficial Owners

If your Willow Lane Ordinary Shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those Willow Lane Ordinary Shares and those Willow Lane Ordinary Shares are considered as held in “street name.” If you are a beneficial owner of Willow Lane Ordinary Shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from Willow Lane. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your Willow Lane Ordinary Shares electronically over the Internet. A large number of banks and brokerage firms offer Internet voting. If your bank or brokerage firm does not offer Internet voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote yourself at the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your Willow Lane Ordinary Shares along with your name and email address to CST. Requests for registration should be directed to proxy@continentalstock.com or to facsimile number (212) 509-4000. Written requests can be mailed to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Proxy Services
Email: proxy@continentalstock.com

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 1, 2026.

You will receive a confirmation of your registration by email after Willow Lane receives your registration materials. You may attend the Meeting by visiting https://www.cstproxy.com/willowspac/2026. You will also need a voter control number included on your proxy card in order to be able to vote your Willow Lane Ordinary Shares or submit questions during the Meeting. Follow the instructions provided to vote. Willow Lane encourages you to access the Meeting prior to the start time leaving ample time for the check in.

Share Ownership of and Voting by Willow Lane Sponsor, Directors and Officers

The Sponsor has agreed to vote its 4,628,674 Willow Lane Ordinary Shares, representing 26.79% of the issued and outstanding Willow Lane Ordinary Shares, in favor of each of the Proposals. While none of Willow Lane’s executive officers or directors directly own any Willow Lane Ordinary Shares, pursuant to the Insider Letter, each of Willow Lane’s executive officers and directors have agreed to vote any Willow Lane Ordinary Shares held by them in favor of the initial business combination, including the Business Combination. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if the Sponsor and Willow Lane’s officers and directors had agreed to vote their Willow Lane Ordinary Shares in accordance with the majority of the votes cast by Public Shareholders.

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Attending the Meeting

The Meeting will be held on April 8, 2026 at 10:00 a.m., Eastern Time. The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 and virtually over the Internet by means of a live audio webcast. You will be able to attend, vote your shares and submit questions during the Meeting via a live webcast available at https://www.cstproxy.com/willowspac/2026. You or your proxyholder will be able to attend and vote at the Meeting by visiting https://www.cstproxy.com/willowspac/2026 and using a control number assigned by CST. To register and receive access to the Meeting, registered shareholders and beneficial owners (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus. You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Meeting. If you do not have a voter control number, you will be able to listen to the Meeting only and you will not be able to vote or submit questions during the Meeting.

Revoking Your Proxy

If you are a Willow Lane Shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send a later-dated, signed proxy card to Willow Lane Acquisition Corp., 250 West 57th Street, Suite 415, New York, New York 10107, Attn: Chief Executive Officer, or via the Internet, so that it is received by Willow Lane on or before the Meeting; or

●	you may attend the Meeting in person or via the live webcast noted above, revoke your proxy, and vote virtually, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a Willow Lane Shareholder and have any questions about how to vote or direct a vote in respect of your Willow Lane Ordinary Shares, you may call Willow Lane’s proxy solicitor, Sodali & Co, at (800) 662-5200 or banks and brokers can call at (203) 658-9400.

Redemption Rights

Pursuant to the Willow Lane Memorandum and Articles, any holders of Public Shares (other than the Sponsor and Willow Lane’s officers and directors) may elect to have their Public Shares redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account including interest (less income taxes payable), calculated as of two (2) business days prior to the Closing. If a demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Willow Lane IPO (calculated as of two (2) business days prior to the Closing, including interest earned on the funds held in the Trust Account and less income taxes payable). For illustrative purposes, based on funds in the Trust Account of approximately $132.58 million as of December 31, 2025, the estimated per share redemption price would have been approximately $10.48.

In order to exercise your redemption rights, you must:

●	prior to 5:00 p.m. Eastern Time on April 6, 2026 (two (2) business days before the Meeting), tender your Public Shares physically or electronically and submit a request in writing that Willow Lane redeem your Public Shares for cash to CST, Willow Lane’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

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●	In your request to CST for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other Public Shareholder; and

●	deliver your Public Shares either physically or electronically through DTC to CST at least two (2) business days before the Meeting. Public Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from CST and time to effect delivery. It is Willow Lane’s understanding that Public Shareholders should generally allot at least two weeks to obtain physical certificates from CST. However, Willow Lane does not have any control over this process and it may take longer than two weeks. Public Shareholders who hold their Public Shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your Public Shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to CST) and thereafter, with Willow Lane’s consent, until the vote is taken with respect to the Business Combination. If you delivered your Public Shares for redemption to CST and decide within the required timeframe not to exercise your redemption rights, you may request that CST return your Public Shares (physically or electronically). You may make such request by contacting CST at the phone number or address listed above.

Prior to exercising redemption rights, Public Shareholders should verify the market price of Public Shares, as they may receive greater proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. There can be no assurances that you will be able to sell your Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Willow Lane Class A Ordinary Shares when you wish to sell your Public Shares.

If you exercise your redemption rights, your Public Shares will cease to be outstanding immediately prior to the consummation of the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account (including interest and less income taxes payable). You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of Pubco, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

Notwithstanding the foregoing, the Willow Lane Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than 15% of the Public Shares in the aggregate, without the prior consent of Willow Lane.

In connection with the Willow Lane IPO, the Sponsor and Willow Lane’s officers and directors agreed to waive any redemption rights with respect to any Willow Lane Ordinary Shares held by them in connection with the completion of the Business Combination. Such waivers are standard in transactions of this type and the Sponsor and Willow Lane’s officers and directors did not receive separate consideration for the waiver.

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Appraisal Rights

No appraisal or dissenters’ rights are available to Willow Lane Shareholders in connection with the ordinary resolution to approve the Business Combination Proposal.

In addition, Public Shareholders are still entitled to exercise the rights of redemption as detailed in this proxy statement/prospectus and the redemption proceeds payable to Public Shareholders who exercise such redemption rights will represent the fair value of those shares. For a discussion about the Public Shareholders’ redemption rights, please see “Extraordinary General Meeting of Willow Lane Shareholders — Redemption Rights.”

Proxy Solicitation Costs

Willow Lane is soliciting proxies on behalf of the Willow Lane Board. This solicitation is being made by mail but also may be made by telephone, on the Internet or in person. Willow Lane and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Willow Lane will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Willow Lane will bear the cost of the solicitation.

Willow Lane has hired Sodali & Co to assist in the proxy solicitation process. Willow Lane will pay Sodali & Co a fee of $20,000, plus disbursements of its expenses in connection with services relating to the Meeting.

Willow Lane will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Willow Lane will reimburse them for their reasonable expenses.

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THE BUSINESS COMBINATION PROPOSAL

General

Willow Lane Shareholders are being asked to approve the Business Combination Agreement and the Business Combination. Willow Lane Shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached hereto as Annex A. Please see the section entitled “The Business Combination — The Business Combination Agreement” and “Summary of the Proxy Statement/Prospectus — The Transactions — Related Agreements” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this Proposal.

Willow Lane may consummate the Business Combination only if (i) each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Insider Letter Amendment Proposal is approved by an ordinary resolution of Willow Lane Shareholders, being a resolution passed at the Meeting by the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum) and (ii) the Domestication Proposal is approved by a special resolution of Willow Lane Class B Shareholders, being a resolution passed at the Meeting by the affirmative vote of at least two-thirds of the votes cast by, or on behalf of, the Willow Lane Class B Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum).

Under the Business Combination Agreement, the approval by Willow Lane Shareholders of the Business Combination Proposal, the Domestication Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Insider Letter Amendment Proposal are conditions to the consummation of the Business Combination. If any of those Proposals are not approved by Willow Lane Shareholders, the Business Combination will not be consummated, unless the required approval of any Proposals that are not approved is waived by the parties. The Domestication Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Insider Letter Amendment Proposal are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal.

Organizational Structure

Prior to the Transactions

The following simplified diagrams illustrate the ownership structures of Willow Lane and Boost Run before the consummation of the Transactions:

Willow Lane

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Boost Run

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Following the Transactions

The following simplified diagram illustrates the ownership structure of Pubco following the consummation of the Transactions:

Headquarters; Listing of Securities

After completion of the transactions contemplated by the Business Combination Agreement:

●	the corporate headquarters and principal executive offices of Pubco will be located at 5 Revere Drive, Suite 200 Northbrook, IL 60062; and

●	if Pubco’s application for listing is approved, shares of Pubco Class A Common Stock and Pubco Public Warrants will be traded on the Nasdaq under the symbols “BRUN” and “BRUNW.”

Background of the Business Combination

Willow Lane is a Cayman Islands exempted company structured as a blank check company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Prior to the consummation of the Willow Lane IPO, neither Willow Lane, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a proposed transaction with Boost Run. The following is a brief description of the background of the negotiations, the Business Combination and related transactions.

Prior to entering into the Business Combination Agreement, Willow Lane’s management conducted an extensive search for a target company for a potential business combination transaction, utilizing the network and the investing and operating experience of its management team and the Willow Lane Board.

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From the date of the Willow Lane IPO through signing of the Business Combination Agreement, Willow Lane’s management and the Willow Lane Board evaluated and considered a number of potential target companies as candidates for a possible business combination transaction. Representatives of Willow Lane contacted and were contacted by a number of individuals and entities who offered to present potential acquisition opportunities to Willow Lane across a wide array of industries, including cryptocurrency, quantum computing, consumer goods, oil and gas, manufacturing, defense and alternative energy.

Willow Lane’s management and its advisors compiled a list of high priority potential targets and updated and supplemented this list from time to time. This list of potential opportunities was periodically shared with members of the Willow Lane Board.

Willow Lane and representatives of Willow Lane:

●	Identified and evaluated over 100 potential acquisition target companies;

●	Participated in in-person or telephonic discussions with representatives of more than 25 entities;

●	Signed 18 non-disclosure agreements with potential acquisition targets.

Willow Lane reviewed the potential acquisition opportunities based on certain criteria, which included, among others, the business in which each target company was engaged, the market(s) in which the potential target company operates and its competitive position and “track record” within such market(s), the experience of the potential target companies’ management teams, the potential target companies’ potential for revenue and earnings growth and strong free cash flow generation, the readiness and willingness of the potential target companies to become public and any requirement to maintain a certain level of cash at the closing of a business combination transaction. Willow Lane focused on sectors and companies that its management believed had the potential for growth and would benefit from being a publicly traded company on a stock exchange in the United States.

The following chronicle of events leading up to the signing of the Business Combination Agreement is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by Willow Lane, but sets forth the significant discussions and steps that Willow Lane took prior to the signing of the Business Combination Agreement.

Description of Target Search Process with Candidates Prior to the Signing of the Definitive Agreement

Following the completion of the Willow Lane IPO, representatives of Willow Lane engaged in extensive discussions with multiple financial advisors, consulting firms and potential target companies, based in the United States as well as South America and Europe, with respect to potential acquisition opportunities. Willow Lane’s management team initially focused Willow Lane’s search on targets operating in the energy (three potential targets), technology (eight potential targets) and consumer (seven potential targets) sectors, headquartered in the abovementioned regions. Willow Lane discussed potential terms and the possible parameters of a business combination transaction with one other party, but ultimately did not submit a letter of intent to any potential target other than Boost Run.

Description of Negotiation Process with Boost Run

On May 23, 2025, the CEO of Willow Lane, B. Luke Weil, was introduced to Sean Goodrich by BTIG. Mr. Goodrich initially expressed an interest in acquiring the sponsor entity of Willow Lane. However, after further discussions, Mr. Goodrich introduced the possibility of Willow Lane engaging in a business combination transaction with Boost Run, a company with which he had become familiar due to his prior investments in the AI cloud compute space.

On May 30, 2025, a phone call was arranged between Willow Lane’s management team, Sean Goodrich and Andrew Karos, the Chief Executive Officer and founder of Boost Run. Mr. Karos introduced the company, his background and the industry, as well as his strategy, business history and potential desire to go public via a business combination transaction with a SPAC.

This call initiated an exploratory dialogue between both parties. On June 1, 2025, during a follow-up conversation, Mr. Weil had an extensive conversation with Mr. Goodrich about the structure and investment criteria of Willow Lane. On June 3, 2025, they reconvened to discuss the preparedness of Boost Run to become a publicly-listed company, and reviewed several topics, including accounting systems and standards and procedures followed by management. Dialogue continued for two weeks, and on June 17, 2025, Willow Lane and Boost Run agreed to pursue a merger opportunity more formally.

Subsequently, a non-disclosure agreement was signed between both parties on June 21, 2025, and Boost Run’s information was exchanged for a closer review and analysis by the Willow Lane team and its financial advisors. On June 23, 2025 a virtual meeting was held to review initial materials provided by Boost Run in the virtual data room. Between June 26, 2025 and July 2, 2025, Willow Lane and Boost Run held several phone calls to advance negotiations around terms and valuation of a potential transaction. In early July 2025, Willow Lane introduced the Boost Run team to its underwriters, BTIG and Craig Hallum, to further discussions with their respective technology analysts. On July 14, 2025, Willow Lane provided Boost Run with a due diligence check list. Formal negotiations ensued shortly thereafter and were held primarily between Mr. Weil and Mr. Goodrich, acting as representative of Boost Run, on Boost Run’s behalf.

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Willow Lane sent an initial draft of a non-binding letter of intent to Boost Run on July 4, 2025. Willow Lane and Boost Run negotiated the terms of the non-binding letter of intent directly between the parties.

On July 9, 2025, Willow Lane and Boost Run entered into the non-binding letter of intent (the “Boost Run LOI”) that provided for exclusivity by Boost Run to end on the earlier of 60 days and the date of the business combination agreement Pursuant to the Boost Run LOI, Willow Lane valued Boost Run at a pre-transaction enterprise value of $450 million. The proposed valuation was determined by Willow Lane’s management, including its Chief Executive Officer and Chief Financial Officer, in consultation with its advisors at BTIG, and was based upon various comparable companies and market factors. The initial valuation was based on several qualitative and quantitative factors, and key assumptions including:

●	company financial performance. The Willow Lane Board assessed the performance of Boost Run to date, its growth and profitability and the management acumen of its founder, Mr. Karos;

●	market growth expectations. The Willow Lane Board assessed Boost Run’s focus on growth markets, including artificial intelligence training and inference, high-frequency trading systems and digital assets, and determined that they represented high-growth opportunities in which Boost Run was well-positioned;

●	competitive positioning. The Willow Lane Board considered Boost Run’s strategic strengths, including bare metal access, conservative capital expenditure accounting and focus on profitability and positive cash flow. These factors were evaluated in the context of comparable technology infrastructure companies in high growth stages; and

●	public company benchmarks. BTIG provided management with comparable public company and transaction precedent analysis. Peer companies considered included Coreweave (Nasdaq: CRWV) and Nebius (Nasdaq: NBIS). These comparables were used to assess a reasonable range for the equity valuation of a growth-stage AI cloud compute platform.

The terms of the proposed Business Combination with Boost Run were the result of thorough negotiations between the representatives of Willow Lane and Boost Run, based on diligence efforts of Willow Lane management, with the support of its advisors. These terms reflected Boost Run’s growth prospects and comparable public company valuations. The following is a brief description of the background of the negotiations and the Business Combination.

Pursuant to the Boost Run LOI, the consideration for the transaction was initially proposed to consist of 45,000,000 shares of Pubco Class A Common Stock, at a price of $10 per share. In addition, the shareholders of Boost Run would have the right to receive a contingent earnout of up to an additional 7,875,000 shares of Pubco Class A Common Stock, issuable in three tranches of 2,625,000 each upon the combined company achieving certain to-be-determined share price targets. In addition, the Sponsor and a to-be-formed special purpose vehicle controlled by Sean Goodrich would be eligible to receive a contingent earnout of up to 3,375,000 shares of Pubco Class A Common Stock, on substantially the same terms as those available to the Boost Run shareholders.

On July 13, 2025, EGS, Willow Lane’s counsel, and Winston, the Boost Run’s counsel, held an initial tax and transaction structuring call.

On July 16, 2025, Boost Run, Willow Lane, EGS, Winston and BTIG held an all hands call to discuss the transaction, timeline and roles and responsibilities. During the conference call, the parties agreed that the overall transaction consideration would be $450 million and that each share issued as transaction consideration would be valued at $10 per share. In addition, it was determined by the parties that a capital markets exercise would be undertaken, whereby potential investors would be introduced to the transaction on a confidential basis (the “Wall Crossing exercise”) and thereby restricted from trading in Willow Lane Class A Ordinary Shares until such information was disseminated to the public (the “Cleansing”), with the goal of the Wall Crossing exercise being the structing of block trades to be executed by BTIG between existing Willow Lane investors and new investors, with both groups participating in the Wall Crossing exercise. The Boost Run team also provided an update on the expected timing of the 2025 PCAOB financial audit.

On July 23-24, 2025, Willow Lane’s Chief Executive Officer, B. Luke Weil, and Chief Financial Officer, George Peng, traveled to Chicago to meet Andrew Karos, where they discussed due diligence topics, as well as plans for the business and the de-SPAC process.

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On August 3, 2025, Boost Run management sent to Willow Lane management their forecasts and projections for the remainder of 2025 and the calendar year 2026. On August 7, 2025, Boost Run management sent to Willow Lane management the assumptions underlying those forecasts and projections.

On August 4, 2025, Willow Lane management called a meeting of the Willow Lane Board to update the Willow Lane Board on their progress with the proposed transaction with Boost Run. EGS was in attendance. The Willow Lane Board was presented with materials on Boost Run, including a draft investor deck. The Willow Lane Board members discussed questions about Boost Run and its prospects, the transaction structure, the timeline and the capital markets exercise contemplated by the parties prior to the signing of the Business Combination Agreement.

On August 5, 2025, Boost Run management sent to Willow Lane management the assumptions underlying those forecasts and projections.

On August 6, 2025, Boost Run management conducted a video call with Willow Lane management, EGS and Winston to discuss the assumptions underlying the forecasts and projections.

On August 11-12, 2025, Robert Stevens, a member of the Willow Lane Board, conducted a due diligence visit of Boost Run’s data centers in Ft. Worth, Texas and Durham, NC, respectively. Mr. Stevens had the opportunity to meet local staff and learn more about Boost Run’s operations. He was able to observe Boost Run’s GPU assets, as well as security, electrical power, and fiber optics provided by the data centers.

On August 14, 2025, EGS delivered the initial draft of the Business Combination Agreement to Winston.

Between August 14, 2025 and September 14, 2025, EGS shared several versions of the Business Combination Agreement and the ancillary transaction documents with Willow Lane management, and received comments from management during this period, while exchanging draft documents and revisions thereto with Winston.

On August 21, 2025, Willow Lane engaged Newbridge to provide a fairness opinion on the Business Combination for the benefit of the Willow Lane Board.

On August 26, 2025, EGS circulated initial drafts of the Seller Support Agreement, Lock-Up Agreement, Non-Competition Agreement and Insider Letter Amendment. The initial draft of the Lock-Up Agreement circulated by EGS proposed a six-month post-Closing lock-up period for the Sellers, subject to early release based on the Pubco post-Closing share price exceeding $12 for 20 trading days within a 30-trading day period or the occurrence of a merger, acquisition, share exchange or similar change control transaction after the Closing. The proposed six-month lock-up period was the same as the lockup period applicable to the Sponsor and to the officers and directors of Willow Lane pursuant to agreements entered into at the time of the Willow Lane IPO (collectively, the “SPAC Insiders”).

On August 27, 2025, the Company proposed a two-class structure for Pubco, whereby Mr. Karos would receive shares of Pubco Class B Common Stock in consideration for his equity interests in Boost Run. These shares of Pubco Class B Common Stock would have “supervoting” rights, with each share of Pubco Class B Common Stock representing 10 votes, compared to one vote for each share of Pubco Class A Common Stock. In addition, the Pubco Class B Common Stock would not be registered with the SEC or tradeable, and would retain customary transfer rights and restrictions typical to such shares. After discussion with EGS and BTIG regarding the costs and benefits of such a structure, Willow Lane management consented to this change in Pubco’s share structure.

On September 7, 2025 and September 10, 2025, EGS delivered initial drafts of the Share Transfer Agreement and the Earnout Agreement, respectively. Between those dates and September 14, 2025, EGS and Winston exchanged comments on such drafts.

On September 14, 2025, the Willow Lane Board held a meeting by teleconference to discuss and approve the proposed business combination with Boost Run. Representatives from Newbridge and EGS were present on the call. A representative from Newbridge presented a summary of their fairness opinion. A copy of the Newbridge presentation and the draft fairness opinion was provided to the Willow Lane Board in advance of the meeting. Thereafter, Newbridge rendered its oral opinion to the Willow Lane Board, which was confirmed in writing by delivery of Newbridge’s written opinion dated September 15, 2025, that the Business Combination was fair to the shareholders of Willow Lane from a financial point of view. The full text of the written opinion of Newbridge, which describes, among other things, the assumptions, qualifications, limitations and other matters considered in connection with the preparation of its opinion is attached to this proxy statement/prospectus as Annex F. The Willow Lane Board members discussed a number of questions with the representatives of Newbridge related to the methodology and analysis included in their process and assessment. Specific questions to Newbridge included the scope of the projections and how the valuation associated with Boost Run compared to similar public companies. Newbridge informed the Willow Lane Board members that the model was built based on the projections for 2026 included below and by utilizing primarily a revenue multiple metric for Boost Run. Additionally, Newbridge noted that the valuation was reasonable, given the peer groups and market conditions.

After the Newbridge presentation, Newbridge was excused from the meeting. EGS provided a summary of the Willow Lane Board’s fiduciary duties under Cayman Islands law based on general information regarding fiduciary duties under Cayman Islands law received by EGS from Ogier (Cayman) LLP, Willow Lane’s Cayman Islands counsel, including rendering a decision based on the best interests of current and future shareholders. EGS then provided a summary of the transactions, the Business Combination Agreement and the material ancillary documents. Prior to the meeting, representatives of EGS provided the Willow Lane Board with the latest draft of the Business Combination Agreement and a summary of the key terms in the Business Combination Agreement and ancillary documents. After considering the proposed terms of the Business Combination Agreement, and the related ancillary documents (such as Sponsor Letter Agreement, the Shareholder Support Agreement, and Lock-Up Agreement), and taking into account the other factors described below under the caption “— Recommendation of the Board and Reasons for the Business Combination,” the Willow Lane Board unanimously approved the Business Combination Agreement and the Business Combination. None of the Willow Lane Board members abstained or voted against the Business Combination Agreement. In addition to the Business Combination Agreement, the Willow Lane Board specifically approved the Sponsor Letter Agreement, the Shareholder Support Agreement and the Lock-Up Agreement, each of which was attached as an exhibit to the Business Combination Agreement and each of which would be signed concurrently with the Business Combination Agreement. The Willow Lane Board also generally approved the execution of other ancillary documents that were referred to in the Business Combination Agreement, including the Pubco Organizational Documents.

On September 15, 2025, the Company and Willow Lane fully executed the Business Combination Agreement and associated ancillary documents, including the Non-Competition Agreement, Lock-up Agreement, Sponsor Letter, Insider Letter Amendment, Seller Support Agreement, Transfer Agreement and Earnout Agreement. Willow Lane filed an announcement of the execution of the Business Combination Agreement with the SEC in a Current Report on Form 8-K on September 15, 2025.

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Shortly after execution of the aforementioned agreements, the parties discovered an inadvertent error in the Earnout Agreement, which did not accurately reflect the commercial agreement of the parties as to the allocation of the earnout shares to the SPV and the Sponsor. The parties agreed in principle to amend the Earnout Agreement to memorialize the agreed terms, such that the SPV would be entitled to earn up to 1,986,750 shares and the Sponsor would earn up to 1,125,000 shares, subject to the same performance milestones as the Karos Earnout Shares. Effective January 13, 2026, in connection with the parties’ preparation of this Registration Statement, the parties executed an amendment to the Earnout Agreement Amendment, reflecting the aforementioned terms.

Since the date that the Business Combination Agreement was executed, the parties and their respective advisors have held, and expect to continue to hold, regular discussions regarding the timing of consummating the Business Combination and various preparatory efforts in connection therewith.

On December 15, 2025, Willow Lane and Boost Run issued a press release announcing certain developments in Boost Run’s business, including Boost Run’s entry into a series of commercial agreements that collectively aim to expand and diversify Boost Run’s access to next generation hardware, data center capacity power and capital, alongside new customer commitment.

From December 20, 2025 to January 6, 2026, representatives of Boost Run and Mr. Weil, CEO of Willow Lane, engaged in discussions with respect to the possibility of Mr. Weil providing certain capital markets, commercial and business strategies and corporate governance services to Boost Run following the completion of the Business Combination. The consideration for such future services would be based on price-based performance metrics, such that up to 336,000 shares of Pubco Class A Common Stock could be earned, as follows: 112,000 shares would vest in each of three tranches, upon the VWAP of Pubco Class A Common Stock equaling or exceeding $12.00, $14.50, or $17.00 for any 30 trading days within any consecutive 45 trading days. On January 6, 2026, EGS delivered an initial draft of the consulting agreement to Winston.

In late December 2025 through early January 2026, the parties identified and vetted additional candidates to comprise the post-Closing Pubco Board. The Business Combination Agreement entitled Willow Lane to designate two board nominees and Boost Run to nominate five board nominees, provided that a majority of directors on the Pubco board would qualify as independent directors under Nasdaq rules. In view of Pubco’s intention to qualify as a “controlled company” under applicable Nasdaq rules, which permits Pubco to elect not to comply with certain corporate governance listing standards, including the requirement that a majority of its board of directors consist of independent directors, the parties agreed to amend the Business Combination Agreement to eliminate such majority independence requirement. Additionally, in consideration of the current status and timeline for obtaining regulatory and shareholder approval closing the Business Combination, Willow Lane and Boost Run agreed to extend the date on which the Business Combination Agreement may be terminated by either party, if any closing conditions have not been satisfied or waived, from March 10, 2026 to June 30, 2026. On January 9, 2026, EGS delivered an initial draft of Amendment No. 1 to the Business Combination Agreement (the “Amendment to Business Combination Agreement”) to memorialize these changes.

On January 13, 2026, following consideration of the terms of the Amendment to Business Combination Agreement and consulting agreement and disclosure by Mr. Weil of his interests in the transaction, the Willow Lane Board, including all of the disinterested directors of the Willow Lane Board, unanimously approved the terms thereof. On January 13, 2026, the parties executed the Amendment to Business Combination Agreement and the consulting agreement.

Willow Lane Board’s Reasons for Approval of the Business Combination

The Willow Lane Board considered a variety of factors in connection with its evaluation of the Business Combination with Boost Run. In light of the complexity of those factors, the Willow Lane Board, as a whole, did not consider it practicable, nor did it attempt, to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Individual members of the Willow Lane Board may have given different weight to different factors. The Willow Lane Board viewed its decision as being a business judgment that was based on all of the information available to, and the factors presented to and considered by, the Willow Lane Board. Certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Willow Lane Board, before reaching its unanimous decision to recommend the Business Combination to the Willow Lane shareholders, reviewed in detail information and analyses provided to the Willow Lane Board by the Willow Lane management team and advisors engaged by Willow Lane, as further described below. Additionally, the Willow Lane management team and the members of the Willow Lane Board have extensive experience evaluating the financial merits of companies across a variety of industries, including gaming, technology, cryptocurrency, Latin America, consumer products and other companies and the Willow Lane Board concluded that this experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination and its terms. The factors and information considered by Willow Lane Board, as further described under the heading “— Certain Assumptions Regarding Boost Run’s Forecasts and Projections,” included financial and operating forecasts prepared by Boost Run and provided to Willow Lane, as well as certain financial analyses carried out by the Willow Lane management team based on such forecasts, each as further described below, and other relevant information selected based on the business experience and professional judgment of the Willow Lane management team and the Willow Lane Board. The due diligence and analyses conducted by the Willow Lane management team and Willow Lane’s advisors included:

●	meetings, including on-site visits to two data centers, containing Boost Run equipment, in Durham, North Carolina and Fort Worth, Texas;
●	in-person and telephonic in-depth discussions with Boost Run management regarding its technology base, financing strategies, deployment strategy, management talent, and key industry relationships, including with NVIDIA, Lenovo, and Tierpoint;
●	financial, tax, legal, intellectual property, technical, IT infrastructure, accounting, operational, business and other due diligence;
●	analysis of trends in the industry, including competitors in the neocloud space, investment in AI infrastructure overall, and key risks in the space, including technological obsolescence, supply chain dependencies, and significant capital needs; and
●	review of key contracts, including with Tierpoint, its co-location provider, and other key suppliers; and
●	review of the fairness opinion of Newbridge.

Among other items, the Willow Lane Board reviewed the fairness opinion prepared by Newbridge utilizing information provided by Boost Run and publicly available information, as further described below, all of which helped form the basis for Newbridge’s analysis and which the Willow Lane Board used in its review and approval of the terms of the Business Combination (including the consideration to be received by Willow Lane Shareholders and members of Boost Run).

The Willow Lane Board determined that pursuing a potential business combination with Boost Run would be an attractive opportunity for Willow Lane and the Willow Lane Shareholders, which determination was based on a number of factors, including, but not limited to, the following:

●	Pubco Management. The Willow Lane Board has noted that Boost Run’s Chief Executive Officer and founder, Andrew Karos, and his team have strong leadership experience in HPC computing, including Mr. Karos’s previous success as Chief Executive Officer and founder of Blue Fire Capital, a high-frequency securities trading firm, which was acquired by Galaxy Digital, Inc. In addition, most of Mr. Karos’ team have had significant tenures working with him at his previous ventures.

●

Large and Growing Addressable Market in AI. While the AI market is still early-stage and evolving rapidly, it continues to grow quickly, as large language models (“LLMs”), AI agents, and other enterprise-level use cases continue to emerge. According to the Stanford Institute for Human-Centered AI, global corporate investment in AI reached $252.3 billion in 2024, up from $79.6 billion in 2018. As a result, the various subsegments of AI infrastructure, including GPUs, cloud compute, and power production/co-location continue growth along similar paths. Boost Run’s position in the AI value chain is attractive, in part because its business model does not have any reliance on any particular LLM or other user, and it structures many of its GPU acquisitions as leases, reducing potential obsolescence or useful life considerations.

●	Proven Technology. Boost Run leverages the products and technologies of NVIDIA and other suppliers that have become the foundation of the HPC market. Boost Run maintains its access to this key technology, thereby ensuring that it can remain on the cutting edge of compute suppliers. In addition, several large competitors are U.S.-listed public companies, including Coreweave, Nebius, and WhiteFiber, confirming the viability of its business model and underlying technology.

●	Strategic Relationships. Boost Run’s business relies importantly on the data center capabilities of Tier Point and other data center operators, and the availability of high-performance GPUs purchased from Lenovo (an OEM partner of NVIDIA) and other suppliers. The Willow Lane Board determined that the relationships with Tier Point and Lenovo are integral to Boost Run’s continued growth.

●	Access to Capital as a Public Company. The growth of Boost Run’s business rests on its ability to access and deploy GPUs. The Willow Lane Board concluded that as a public company Boost Run would have stronger access to growth capital than as a private company.

●

Terms and Conditions of the Business Combination Agreement.    The terms and conditions of the Business Combination Agreement and the Business Combination were, in the opinion of the Willow Lane Board, the product of arm’s-length negotiations between the parties.

●	Attractive Valuation. The Willow Lane Board considered the transaction value with respect to Boost Run’s growth prospects, and concluded that versus public comparables, the value being assigned to Boost Run was fair and offered good value to Willow Lane Shareholders.

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In the course of its deliberations, in addition to the various other risks associated with the business of Pubco, as described in the section entitled “Risk Factors” in this proxy statement/prospectus, the Willow Lane Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including the following:

●	Ability to Compete against Larger, Better Capitalized Competitors. Boost Run’s current and prospective competitors may successfully compete against Boost Run due to greater access to financial resources. Competitors include the “neocloud” companies, such as Coreweave, Nebius and WhiteFiber, as well as “hyperscaler” companies, such as Google, Microsoft, Amazon Web Services and Oracle.

●

GPU Supply Chain Concentration. While Boost Run values its relationships with OEMs and NVIDIA, the largest provider of GPUs in the world, such concentration on a single supplier may subject it to procurement and price risks. In addition, geopolitical risks may impact the ability of OEMs to supply those products to Boost Run due to its own supply chain considerations, such as those around “rare earth” minerals.

●	Potential for Power Constraints. While Boost Run maintains good relationships with its suppliers, the overall market is currently limited by the ability to access data centers and electrical power necessary to run such facilities. In addition, as the data center industry grows, it may experience difficulty in expanding as some communities have expressed objections to having them built nearby.

●

Potential for Mismatch between Revenue and Financing Costs. While Boost Run believes that it has properly matched its existing equipment financing terms and the anticipated useful lives of the GPUs it acquires under such terms, there is a potential risk that market forces, including price compression/competition, technological obsolescence, and increases in other costs could adversely impact the underlying economics of its business model.

●	Potential for Slower than Anticipated Growth in Customer Demand. While current and forecasted demand for compute remain robust, there is no guarantee that such demand estimates will ultimately transpire or continue.

●	Potential for Technological Obsolescence. GPU technology continues to evolve quickly, with previous generations experiencing price erosion and requiring capital expenditure to remain economically viable. In addition, to the extent that GPUs are owned, long-term asset values may decline.

●	Requirement for Continued Financing. As Boost Run’s business is capital intensive, it requires continued access to favorable financing terms in order to continue growing.

●	Technical Execution. As Boost Run’s scales its infrastructure, it will need to grow its teams to accommodate, requiring that it properly train its new staff to efficiently execute on new deployments.

●

Concentration of Voting Shares. The Chief Executive Officer and founder of Boost Run, Andrew Karos, will own approximately 48% of the combined number of Class A and Class B common stock at the Closing of the Business Combination, assuming that no Public Shareholders redeem any of their shares. However, because Mr. Karos will be the sole holder of Pubco Class B Common Stock, which is unregistered and each share of which is entitled to ten (10) votes per share, versus one (1) vote per share of Pubco Class A Common Stock, he will have approximately 90% of the total voting stock. As a result, Mr. Karos will retain governance control of Boost Run, and public shareholders of Pubco will be subject to decisions made by Mr. Karos. For additional information relating to Pubco’s securities, please see the section of this proxy statement/prospectus entitled “Description of Pubco Securities.”

●	Redemption Option. Public Shareholders of Willow Lane have the right to redeem their Public Shares in connection with the vote to approve the Business Combination as further described herein. Their decision may be based on, among other things, the implied valuation of Pubco and the trading price of Willow Lane Class A Ordinary Shares between signing of the Business Combination Agreement and the date the election to redeem must be made.

●	Sponsor Incentives. The Sponsor and its affiliates may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to Willow Lane Shareholders, rather than to liquidate (in which case the Sponsor would lose its entire investment in Willow Lane). In addition, as described elsewhere in this proxy statement/prospectus, the Sponsor and its affiliates are entitled to consideration that will only be received if the Business Combination is completed. As a result, the Sponsor and its affiliates may have conflicts of interest in determining whether the Business Combination is an appropriate transaction to be consummated by Willow Lane and/or in evaluating the terms of the Business Combination.

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

●	Conflicts of Interest. The Sponsor paid $25,000, or approximately $0.005 per share, for 4,628,674 Founder Shares. Such Founder Shares, if unrestricted and freely tradeable, would be valued at approximately $47,675,342, based on the closing price of Willow Lane Class A Ordinary Shares of $10.30 on September 12, 2025, the business day before the Willow Lane Board approved the Business Combination. Such shares will be worthless if a business combination is not consummated. The Sponsor and its affiliates can earn a positive rate of return on their investment even if Public Shareholders experience a negative return following the consummation of the Business Combination.

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After considering the foregoing, the Willow Lane Board concluded, in its business judgment, that the potential benefits to Willow Lane and the Willow Lane Shareholders relating to the Business Combination outweighed the potentially negative factors and risks relating to the Business Combination.

Boost Run’s actual 2025 revenue was $26.9 million, versus projected $31.5 million previously, provided to Willow Lane management prior to the execution of the Business Combination Agreements. This change was due to Boost Run choosing to sign a long-term contract with one large customer, and receiving a lump sum of cash upfront, in exchange for a lower per-unit rate, while maximizing usage and revenue certainty. In addition, Boost Run determined that this contract optimized operating cash flow while reducing revenue risk versus offering computers solely on the spot market. As further discussed in the section entitled “Summary of the Proxy Statement/Prospectus— Certain Forecasts and Projections Regarding Boost Run,” Boost Run has updated its adjusted EBITDA to include colocation/electricity and bandwidth to provide additional cost detail. On this basis, Boost Run’s 2026 Adjusted EBITDA is $115.5 million. This is a reflection of Boost Run management refining its definition of Adjusted EBITDA to reflect colocation costs, which were not deducted in the prior definition resulting in a previously reported $144.2 million. Willow Lane’s management and Willow Lane Board do not believe that these changes in 2025 and 2026E revenue and Adjusted EBIDTA indicate a fundamental change to the valuation of Boost Run, as the downward revision affects the definition of this key performance indicator, and not a fundamental change to Boost Run’s growth prospects, access to GPUs, prevailing market rates, or other factors considered by Willow Lane in approving the Business Combination. Willow Lane’s management also noted that Boost Run has been making strong progress towards its 2026E revenue and deployment goals.  Therefore, the Willow Lane Board does not believe that such revision changes its assessment of the Transactions.

Opinion of Willow Lane’s Financial Advisor

Willow Lane retained Newbridge to act as its financial advisor in connection with entering into the Business Combination Agreement. Newbridge, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Willow Lane selected Newbridge to act as its financial advisor in connection with entering into the Business Combination Agreement on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community.

On September 14, 2025, at a meeting of the Willow Lane Board held to evaluate entering into the Business Combination Agreement, Newbridge delivered to the Willow Lane Board a presentation, which was subsequently confirmed by delivery of a written opinion, dated September 15, 2025, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the Total Pre-Money Merger Consideration to be received by the securityholders of Boost Run and Willow Lane is fair, from a financial point of view, to Willow Lane’s common stockholders.

The full text of Newbridge’s written opinion to the Willow Lane Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex F hereto and is incorporated by reference herein in its entirety. The following summary of Newbridge’s opinion is qualified in its entirety by reference to the full text of the opinion. Newbridge delivered its opinion to the Willow Lane Board for the benefit and use of the Willow Lane Board (in its capacity as such) in connection with and for the purposes of its evaluation of entering into the Business Combination Agreement from a financial point of view. Newbridge’s opinion also does not address the relative merits of entering into the Business Combination Agreement as compared to any alternative business strategies or transactions that might exist for Willow Lane, or the underlying business decision of Willow Lane whether to proceed with those business strategies or transactions.

In connection with rendering its opinion, Newbridge, among other things:

●	considered its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions, and business and securities valuations generally;

●	reviewed documents related to the Business Combination, including a draft of the Business Combination Agreement materially the same as the final Business Combination Agreement;

●	reviewed Willow Lane’s publicly available last four fiscal quarterly reports of historical financial results, (Q3-2024 – Q2-2025);

●	reviewed publicly available financial information of Willow Lane filed with the SEC, including its Form 10-Ks and Form 10-Qs, and certain reports on material events filed on Form 8-Ks between November 8, 2024 and September 12, 2025;

●	conducted discussions with Willow Lane’s management team to better understand Willow Lane’s recent business history and near-term acquisition strategy;

●	conducted discussions with Boost Run’s management team to better understand its business, recent business history, reviewed their corporate presentation, drivers of future growth, and near-term financials;

●	performed a Public Company Comparable analysis of companies similar to Boost Run that included variables such as companies trading on a U.S. stock exchange, and have businesses in the “AI Infrastructure” sector to attain H2-2026E Enterprise Value / Revenue multiples and H2-2026E Enterprise Value / EBITDA multiples;

●	performed an analysis of comparable M&A transactions of similar companies to Boost Run that operate globally, and operate in the “HPC / Cloud Computing” sector, to derive certain implied historical Enterprise Value / Revenue multiples; and

●	performed a Private Market transactions analysis of similar companies to Boost Run that operate globally, operate in the “HPC / Cloud Computing” sector, and have received a minority investment, to derive certain implied historical Equity Value / Revenue multiples.

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In conducting its review and arriving at its opinion, Newbridge did not independently verify any of the foregoing information and Newbridge assumed and relied upon such information being accurate and complete in all material respects, and Newbridge further relied upon the assurances of management teams of both Willow Lane and Boost Run, that they are not aware of any facts that would make any of the information reviewed by Newbridge inaccurate, incomplete or misleading in any material respect. In addition, Newbridge has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of Boost Run, nor has Newbridge been furnished with any such valuation or appraisal. In addition, Newbridge has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of Boost Run.

The issuance of Newbridge’s opinion was approved by an authorized internal committee of Newbridge. Newbridge’s opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to it on, the date thereof. Newbridge expressed no opinion as to the underlying valuation, future performance or long-term viability of Boost Run and its successors. Further, Newbridge expressed no opinion as to what the value of shares of Pubco common stock actually will be when the Business Combination is consummated or the prices at which shares of Pubco common stock will trade at any time. It should be understood that, although subsequent developments may affect Newbridge’s opinion, Newbridge does not have any obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so.

The following represents a brief summary of the material financial analyses reviewed by the Willow Lane Board and performed by Newbridge in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Newbridge, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Newbridge. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Newbridge.

Financial Analyses. Newbridge employed various methods to analyze the range of Implied Equity Values of Boost Run.

Comparable Public Company Analysis | Enterprise Value / Revenue Multiples

To calculate the implied equity value of the operating business, Newbridge first obtained the H2-2026E Enterprise Value / Revenue multiples from a total of eight (8) comparable public companies identified by Newbridge that most resembled Boost Run’s business, and applied it to Boost Run’s H2-2026 Revenue estimate.

The public company comparables were selected using the following criteria: (i) listed on a major stock exchange in the United States (ii) operates in the “AI Infrastructure” sector, and (iii) had forecasted Revenue data for FY-2025 and FY-2026.

The Median H2-2026E EV/Revenue multiple for the “AI Infrastructure” sector was 11.4x, and that was then multiplied by Boost Run’s H2-2026E Revenue estimate, to derive an Enterprise Value of $1,148.4 million.

The Net Debt (of $5.0 million) was added (+$20.0 million in cash and $15.0 million in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $1,153.4 million.

The table below summarizes certain observed historical and projected financial performance and trading multiples of the selected public companies were sourced from S&P Capital IQ data as of September 12, 2025.

Comparable Public Company Analysis	9/12/2025		Balance Sheet		Income Statement		Valuation Multiples
AI Infrastructure	Stock	Stock	Market	Enterprise	Revenue	Revenue	EV / Revenue
Company Name	Symbol	Price	Capitalization	Value	2025E	2026E	H2-2026E
Equinix, Inc.	NasdaqGS:EQIX	$788.6	$77,176.5	$95,390.5	$9,258.2	$10,032.4	9.9	x
CoreWeave, Inc.	NasdaqGS:CRWV	$112.0	$58,045.3	$72,618.3	$5,255.2	$12,022.6	9.9	x
Nebius Group N.V.	NasdaqGS:NBIS	$90.4	$21,581.6	$21,126.6	$569.0	$1,535.6	25.4	x
Core Scientific, Inc.	NasdaqGS:CORZ	$15.9	$4,843.8	$5,424.9	$425.5	$877.9	9.5	x
Applied Digital Corporation	NasdaqGS:APLD	$18.7	$5,030.8	$5,828.2	$214.6	$321.9	22.6	x
DigitalOcean Holdings, Inc.	NYSE:DOCN	$35.7	$3,249.1	$4,625.5	$890.4	$1,018.8	4.9	x
WhiteFiber, Inc.	NasdaqCM:WYFI	$20.0	$754.6	$759.2	$84.4	$126.5	7.5	x
Rackspace Technology, Inc.	NasdaqGS:RXT	$1.5	$347.1	$3,550.5	$2,673.4	$2,715.7	1.3	x
Source: S&P Capital IQ Data						MEDIAN	11.4	x

Market Capitalization, Enterprise Value, 2025E and 2026E Revenue are in Millions of USD

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Comparable Public Company Analysis | Enterprise Value / EBITDA Multiples

To calculate the implied equity value of the operating business, Newbridge first obtained the H2-2026E Enterprise Value / EBITDA multiples from a total of eight (8) comparable public companies identified by Newbridge that most resembled Boost Run’s business, and applied it to Boost Run’s H2-2026E EBITDA estimate.

The public company comparables were selected using the following criteria: (i) listed on a major stock exchange in the United States (ii) operates in the “AI Infrastructure” sector, and (iii) had forecasted EBITDA data for FY-2025 and FY-2026.

The Median H2-2026E EV/EBITDA multiple for the “AI Infrastructure” sector was 14.9x, and that was then multiplied by Boost Run’s H2-2026E EBITDA estimate, to derive an Enterprise Value of $1,188.4 million.

The Net Debt (of $5.0M 0 million) was added (+$20.0 million in cash and $15.0 million in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $1,193.4 million.

The table below summarizes certain observed historical and projected financial performance and trading multiples of the selected public companies were sourced from S&P Capital IQ data as of September 12, 2025.

Comparable Public Company Analysis	9/12/2025		Balance Sheet		Income Statement		Valuation Multiples
AI Infrastructure	Stock		Market	Enterprise	EBITDA	EBITDA	EV / EBITDA
Company Name	Symbol		Capitalization	Value	2025E	2026E	2026E
Equinix, Inc.	NasdaqGS:EQIX	$788.6	$77,176.5	$95,390.5	$4,549.7	$5,009.4	20.0	x
CoreWeave, Inc.	NasdaqGS:CRWV	$112.0	$58,045.3	$72,618.3	$3,388.6	$8,596.6	14.9	x
Nebius Group N.V.	NasdaqGS:NBIS	$90.4	$21,581.6	$21,126.6	$(46.9)	$450.0	NM
Core Scientific, Inc.	NasdaqGS:CORZ	$15.9	$4,843.8	$5,424.9	$128.5	$357.6	28.7	x
Applied Digital Corporation	NasdaqGS:APLD	$18.7	$5,030.8	$5,828.2	$53.5	$80.2	90.8	x
DigitalOcean Holdings, Inc.	NYSE:DOCN	$35.7	$3,249.1	$4,625.5	$356.0	$411.2	12.1	x
WhiteFiber, Inc.	NasdaqCM:WYFI	$20.0	$754.6	$759.2	$33.8	$106.5	14.8	x
Rackspace Technology, Inc.	NasdaqGS:RXT	$1.5	$347.1	$3,550.5	$270.3	$338.7	11.8	x
Source: S&P Capital IQ Data						MEDIAN	14.9	x

Market Capitalization, Enterprise Value, 2025E and 2026E Revenue are in Millions of USD

Precedent Transaction Company Analysis

Newbridge analyzed the last ~4 years (since November 2022) of M&A transaction data in the “HPC / Cloud Computing” sector to find similar transactions where the targets being acquired most resembled Boost Run’s business. The universe of transactions where there were similarities to Boost Run’s business, and where financial data was recorded for the transaction value was generally limited, as is usually the case versus Public Comparables.

The criteria used for the selected transactions were those in which the targets most resembled the Boost Run transaction and included (i) targets that were in the “HPC / Cloud Computing” sector, (ii) no geographical limitations to where the targets had corporate headquarters, (iii) transactions wherein the identified EV/Revenue multiple was known.

The median 2026E EV/Revenue multiple for the “HPC / Cloud Computing” sector was 7.8x, and that was then multiplied by Boost Run’s 2026E Revenue estimate, to derive an Enterprise Value of $788.9M.

The Net Debt (of $5.0 million) was added (+$20.0 million in cash and -$15.0 million in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $793.9 million.

M&A Comparables Analysis (2022 - Present) | Industry: HPC / Cloud Computing

Closed Date	Transaction Type	Target/Issuer	Transaction Value (USD Millions)	Implied Enterprise Value / Revenue (x)		Geographic Region
11/14/2022	M&A	ALBERT Inc.	$265.0	11.0	x	Japan
07/31/2023	M&A	ReeVo S.p.A.	$108.3	5.7	x	Europe
07/31/2023	M&A	InstaDeep Ltd.	$723.6	16.9	x	Europe
09/30/2023	M&A	Presight AI Holding PLC (ADX:PRESIGHT)	$318.6	3.3	x	UAE
11/22/2023	M&A	VMware LLC	$72,967.5	5.4	x	USA
12/18/2023	M&A	WinTriX DC Group	$4,485.0	7.6	x	China
02/27/2024	M&A	Beijing Si-Tech Info Technology Co., Ltd.	$48.9	8.7	x	China
03/15/2024	M&A	Verne Holdings ehf	$575.0	8.8	x	Europe
03/18/2024	M&A	Splunk Inc.	$30,998.9	7.4	x	USA
07/29/2024	M&A	Leon Technology Co., Ltd. (SZSE:300603)	$20.9	3.6	x	China
11/13/2024	M&A	Instructure Holdings, Inc.	$4,864.4	7.9	x	USA
01/30/2025	M&A	Esker SA	$1,807.3	7.7	x	Europe
02/27/2025	M&A	HashiCorp, Inc.	$7,663.6	11.0	x	USA
03/26/2025	M&A	Altair Engineering Inc.	$10,700.9	15.8	x	USA
Source: Pitchbook Data Inc. (as of September 12th, 2025)			MEDIAN	7.8	x

Private Market Transaction Company Analysis

Newbridge analyzed the last ~3 years (since February 2023) of Private Market transaction data in the “HPC / Cloud Computing” sectors to find similar transactions where the targets being acquired most resembled Boost Run’s business. The universe of transactions where there were similarities to Boost Run’s business, and where financial data was recorded for the transaction value was generally limited, as is usually the case versus Public Comparables.

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The criteria used for the selected transactions were those in which the targets most resembled the Boost Run transaction and included (i) privately-held targets that were in the “HPC / Cloud Computing” sector, (ii) targets that were headquartered in the United States or Europe, (iii) transactions that had received a minority investment, and (iv) transactions wherein the identified the Equity Value / Revenue multiple was known.

The average 2026E EV/Revenue multiple for the “HPC / Cloud Computing” sector was 8.8x, and that was then multiplied by Boost Run’s 2026E Revenue estimate, to derive an Equity Value of $881.6 million.

Private Market Comparables Analysis (2023 - Present) | Industry: HPC / Cloud Computing

Closed Date	Transaction Type	Target/Issuer	Transaction Value (USD Millions)	Equity Value / Revenue (x)		Geographic Region
02/28/2023	Later Stage VC	Sunlune	$30.0	6.8	x	USA
07/31/2023	Later Stage VC	Kao Data	$60.3	22.5	x	Europe
08/17/2023	Later Stage VC	Megh Computing, Inc.	$5.0	10.0	x	USA
08/27/2023	Later Stage VC	Crusoe	$685.7	10.1	x	USA
09/13/2023	Later Stage VC	Exostellar, Inc.	$15.0	9.5	x	USA
01/16/2024	Seed Round	Certus Core, Inc.	$1.6	6.7	x	USA
03/15/2024	Seed Round	PeakSyncer	$3.1	8.0	x	USA
03/28/2024	Later Stage VC	Fluree, PBC	$17.4	5.2	x	USA
Source: Pitchbook Data Inc. (as of September 12th, 2025)			MEDIAN	8.8	x

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Newbridge to the Willow Lane Board in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Newbridge believes that its analyses summarized above must be considered as a whole. Newbridge further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Newbridge’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

The estimates of the future performance of Boost Run in or underlying Newbridge’s analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Newbridge’s analysis. The analysis does not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the valuations resulting from, the analysis described above are inherently subject to substantial uncertainty and should not be taken to be Newbridge’s view of the actual value of the Willow Lane Ordinary Shares.

Conclusion

The values derived from the different analyses that Newbridge used show a range between $793.9 million and $1,153.4 million, with a midpoint of $993.6 million. The Total Pre-Money Merger Consideration to be received by the Boost Run members of $450.0 million is below the midpoint valuation range of the Analyses.

Based upon and subject to the foregoing, it is Newbridge’s opinion that, as of September 15, 2025, the Total Pre-Money Merger Consideration to be received by the securityholders of Boost Run and Willow Lane is fair, from a financial point of view, to Willow Lane Shareholders.

The type and amount of Total Pre-Money Merger Consideration payable in the Business Combination was determined through negotiations between Willow Lane and Boost Run, and was approved by the Willow Lane Board. The decision to enter into the Business Combination Agreement was solely that of the Willow Lane Board. As described above, Newbridge’s opinion and analyses was only one of many factors considered by the Willow Lane Board in its evaluation of entering into the Business Combination Agreement and should not be viewed as determinative of the views of the Willow Lane’s or Boost Run’s management with respect to entering into the Business Combination Agreement.

Fees and Expenses

As compensation for Newbridge’s services in connection with the rendering of its opinion to the Willow Lane Board, Willow Lane agreed to pay Newbridge a fee of $100,000. $10,000 of the fee was paid as a retainer, $80,000 shall be paid upon delivery of the opinion, with the remaining balance of $10,000 to be paid upon delivery of the “Opinion of Willow Lane’s Financial Advisor” section of this proxy statement/prospectus. No portion of Newbridge’s fee is refundable or contingent upon the conclusion reached in the opinion.

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Satisfaction of 80% Test

It is a requirement under the Willow Lane Memorandum and Articles and Nasdaq listing requirements that the business acquired in Willow Lane’s initial business combination has an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement for its initial business combination.

As of September 15, 2025, the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account was approximately $131.3 million and 80% of such amount (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) represents approximately $101.9 million. In reaching its conclusion that the Business Combination meets the 80% asset test, the Willow Lane Board considered the opinion delivered by Newbridge to the effect that, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the opinion, the valuation range for the acquired assets referenced therein, from a financial point of view, of between $793.9 million and $1,153.4 million, and from a financial point of view, that the Business Combination is a fair one, and accordingly that Boost Run has a fair market value equal to at least eighty percent (80%) of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Willow Lane Board determined that the terms of the Business Combination, which were negotiated at arm’s length, were advisable and in the best interests of Willow Lane and its shareholders.

Boost Run’s Reasons for Pursuing the Business Combination

Consideration of a Traditional IPO Versus a de-SPAC Transaction

In evaluating strategic alternatives to access the public capital markets, Boost Run considered a range of options, including a traditional initial public offering and a business combination with a special purpose acquisition company. Boost Run’s management and board of directors assessed the relative merits of a traditional initial public offering (“IPO”) and a de-SPAC transaction in light of prevailing market conditions, the company’s growth trajectory, and the desire to access capital efficiently while providing liquidity to existing stakeholders.

While a traditional IPO was considered, Boost Run ultimately determined that a de-SPAC transaction with Willow Lane offered several advantages. These included the ability to negotiate transaction terms directly with Willow Lane, greater certainty of execution and valuation, and the opportunity to partner with a sponsor team with deep industry and capital markets experience. In addition, the de-SPAC process provided a more flexible timeline and structure compared to a traditional IPO, which can be subject to market volatility and regulatory review periods. After careful consideration, Boost Run concluded that the proposed Business Combination with Willow Lane was the most suitable and efficient path to becoming a publicly traded company.

Negotiations with Other SPACs or Alternative Partners

Boost Run did not negotiate or pursue a business combination with any other SPACs or alternative merger partners during the period leading up to the execution of the Business Combination Agreement with Willow Lane. Once Boost Run began substantive discussions with Willow Lane, the parties entered into a period of exclusive negotiations, and Boost Run focused its efforts on completing a transaction with Willow Lane. This approach is consistent with market practice, as engaging in parallel negotiations with multiple SPACs can create significant execution risk, confidentiality concerns, and potential disruption to the business. In addition, Boost Run determined that Willow Lane offered a compelling combination of sponsor experience, transaction structure, and alignment with Boost Run’s strategic objectives. As a result, Boost Run did not solicit or entertain competing proposals from other SPACs or third parties during the negotiation process.

Certain Engagements in Connection with the Business Combination and Related Transactions

In connection with the Willow Lane IPO, BTIG and Craig-Hallum were engaged by Willow Lane as underwriters. The Deferred Underwriting Commission would be comprised of the following components: (i) 2.25% of the IPO Proceeds would be payable to the Underwriters in cash, (ii) 0.75% of the IPO Proceeds would be payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account of Willow Lane after redemptions of Public Shares, and (iii) a gross spread of 0.5% of the IPO Proceeds would be payable to BTIG in cash, provided that Willow Lane or the Sponsor shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by Willow Lane in consummating an initial business combination. Each Underwriter may, prior to the Specified Event and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Underwriting Commission by giving written notice to Willow Lane.

On September 15, 2025, D.A. Davidson & Co. (“Davidson”) was engaged by Willow Lane as a capital markets advisor in connection with the Business Combination (the “Advisory Agreement”). For performing the services pursuant to the Advisory Agreement, Willow Lane will pay Davidson a cash fee of $700,000, payable only upon Closing of the Business Combination, which shall become due immediately upon the Closing of the Business Combination. The Advisory Agreement will terminate upon the Closing of the Business Combination, or upon the written notice of either party.

On October 30, 2025, Willow Lane engaged BTIG to provide capital markets advisory services.

BTIG (together with its affiliates) is a full-service financial institution engaged in various activities, which may include sales and trading, investment banking, advisory, investment management, wealth management, investment research, lending, financing, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, BTIG and its affiliates may provide investment banking and other commercial dealings to Willow Lane and their respective affiliates in the future, for which they would expect to receive customary compensation. In addition, in the ordinary course of its business activities, BTIG and its affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Willow Lane or their respective affiliates. BTIG and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. BTIG has waived retainer fees in connection with such engagement, but has been granted the exclusive right of first refusal to serve as a placement agent in the case of a private placement of Willow Lane’s equity, debt or equity-linked securities for a period of 12 months from October 30, 2025 and will be entitled for reimbursement by Willow Lane for all of BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its activities as the capital market advisor.

Additionally, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

In addition to the Deferred Underwriting Commission, the aggregate fees payable to BTIG, Craig-Hallum, and Davidson or their respective affiliates upon the closing of the Business Combination is up to $3,927,500.

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Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination

When Public Shareholders consider the recommendation of the Willow Lane Board in favor of approval of the Business Combination and other Proposals, Public Shareholders should keep in mind that the Sponsor and Willow Lane’s directors and officers have interests in the Proposals that are different from or in addition to (and which may conflict with), the interests of a Public Shareholder as a Willow Lane Shareholder. These interests include, among other things:

●	As of the date hereof, the Sponsor is the record holder of 4,628,674 Willow Lane Class B Ordinary Shares and 4,007,222 Willow Lane Private Warrants, each Willow Lane Private Warrant entitling the holder thereof to purchase one Willow Lane Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The following persons have material interests in the Sponsor: B. Luke Weil, Chief Executive Officer and Chairman of Willow Lane, is the sole managing member of the Sponsor and holds voting and investment discretion with respect to the Willow Lane Ordinary Shares held of record by the Sponsor; directors and officers of Willow Lane hold indirect interest in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements;

●	The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. The Sponsor paid $25,000, or approximately $0.005 per share, for the 4,628,674 Founder Shares, and $4,007,222, or $1.00 per Willow Lane Private Warrant, for the 4,007,222 Willow Lane Private Warrants. As of the date hereof, the aggregate value of such securities is estimated to be approximately $________ million, assuming (i) the per share value of the 4,628,674 Founder Shares is the same as the $_____ closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date, and (ii) the per warrant value of the 4,007,222 Willow Lane Private Warrants is the same as the $______ closing price of the Willow Lane Public Warrants on Nasdaq on March 12, 2026, the Record Date. The Sponsor is a party to the Transfer Agreement. Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Share held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased. As a result, the Sponsor is likely to be able to recoup its investment in Willow Lane, through its sale of such securities to SPV or otherwise, and make a substantial profit on that investment, even if shares of Pubco common stock loses significant value after the Closing. This means that the Sponsor could earn a positive rate of return on its investment, even if the Public Shareholders experience a negative rate of return in Pubco;

●	Pursuant to terms of the Insider Letter, the Founder Shares, the Willow Lane Private Warrants and the Willow Lane Class A Ordinary Shares underlying the Willow Lane Private Warrants are subject to certain lock-up restrictions whereby, subject to certain limited exceptions, such securities are not transferable or saleable (i) in the case of the Founder Shares, until the earlier of (A) six months after the completion of an initial business combination or earlier if, subsequent to an initial business combination, the closing price of the Willow Lane Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after an initial business combination and (B) the date following the completion of an initial business combination on which Willow Lane completes a liquidation, merger, share exchange or other similar transaction that results in all of Willow Lane Shareholders having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property and (ii) in the case of the Willow Lane Private Warrants and any Willow Lane Class A Ordinary Shares issuable upon conversion or exercise thereof, until 30 days after the completion of an initial business combination; provided, however, that if the Insider Letter Amendments Proposal is approved by Willow Lane Shareholders when presented at the Meeting, the foregoing lock-up terms will be amended as set forth in such proposal, upon the effectiveness of the Insider Letter Amendments at the Closing, and 10% of the Founder Shares will be released from the lock-up restrictions. Pursuant to the Insider Letter, the Sponsor may, on or before the Closing of the Business Combination, transfer some or all of the Founder Shares and Willow Lane Private Warrants held by it, subject to certain restrictions set forth in the Insider Letter, and such 10% of such transferred Founder Shares may be released from lock-up restrictions pursuant to the Insider Letter Amendments. In this regard, while the Founder Shares are not the same as the Willow Lane Class A Ordinary Shares, are subject to certain restrictions that are not applicable to the Willow Lane Class A Ordinary Shares, and may become worthless if Willow Lane does not complete a business combination by the end of Combination Period (as defined below), the aggregate value of the 4,628,674 Founder Shares owned by the Sponsor is estimated to be approximately $____ million, assuming the per share value of the Founder Shares is the same as the $____ closing price of the Class A Ordinary Shares on Nasdaq on March 12, 2026, the Record Date;

●	Willow Lane has until November 12, 2026, or until such earlier liquidation date as the Willow Lane Board may approve or such later date as the Willow Lane Shareholders may approve in accordance with the Willow Lane Memorandum and Articles, to consummate a business combination. If the Business Combination with Boost Run is not consummated and Willow Lane does not consummate another business combination by the end of the Combination Period, Willow Lane will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Willow Lane Board, liquidating and dissolving, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 4,628,674 Founder Shares and 4,007,222 Willow Lane Private Warrants held by the Sponsor would be worthless because the Sponsor has waived its right to participate in any redemption or distribution with respect to such Willow Lane Ordinary Shares;

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●	The Sponsor and Willow Lane’s directors and officers have agreed not to redeem any Willow Lane Ordinary Shares held by them in connection with a shareholder vote to approve a proposed business combination, including the Business Combination;

●	The Willow Lane Memorandum and Articles provide that, to the fullest extent permitted by applicable law: (i) none of the Sponsor or any individual serving as a director or an officer of Willow Lane shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Willow Lane, and (ii) Willow Lane renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for the Sponsor or any director or officer, on the one hand, and Willow Lane, on the other or (b) the presentation of which would breach an existing legal obligation of the Sponsor or a director or officer to any other entity. In the course of their other business activities, Willow Lane’s directors and officers may have, or may become aware of, other investment and business opportunities which may be appropriate for presentation to Willow Lane as well as the other entities with which they are affiliated. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Willow Lane’s directors and officers shall have no duty to communicate or offer any such corporate opportunity to Willow Lane and shall not be liable to Willow Lane or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to Willow Lane. Willow Lane’s management has pre-existing fiduciary duties and contractual obligations and if there is a conflict of interest in determining to which entity a particular business combination opportunity should be presented, any pre-existing fiduciary obligation will be presented the business combination opportunity before Willow Lane is presented with it. Willow Lane does not believe that the pre-existing fiduciary duties or contractual obligations of its directors and officers materially impacted its search for an acquisition target;

●

The Sponsor is a party to the Earnout Agreement. Pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing;

●	Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing;

●	Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor will have the right to require Pubco, at Pubco’s expense, to register Pubco common stock that it holds on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Amended and Restated Registration Rights Agreement will also provide that Pubco will pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act;

●	The Sponsor, its affiliates or Willow Lane’s directors and officers may make Working Capital Loans to Willow Lane to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Willow Lane Private Warrants. As of the date of this proxy statement/prospectus, there are no outstanding Working Capital Loans;

●	The Sponsor, Willow Lane’s directors and officers and their affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor, Willow Lane’s directors and officers or their affiliates has incurred any such expenses which would be reimbursed at the Closing;

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●	Willow Lane’s directors and officers will be eligible for continued indemnification and continued coverage under a tail policy for Willow Lane’s directors’ and officers’ liability insurance policy for up to a six-year period from and after the Closing for events occurring prior to the Closing, which tail policy is to be fully paid for by Pubco pursuant to the Business Combination Agreement. If the Business Combination does not close, Willow Lane’s directors and officers may not receive this tail insurance coverage;

●	Pursuant to the terms of the Administrative Services Agreement, BLW Office LLC, an affiliate of the Sponsor, is entitled to $10,000 per month for office space, utilities, and secretarial and administrative support until the earlier of the completion of an initial business combination or Willow Lane’s liquidation; and

●	The anticipated election of B. Luke Weil and Rayne Steinberg as directors of Pubco in connection with the consummation of the Business Combination. As such, in the future, Messrs. Weil and Steinberg may receive any cash or equity compensation that the Pubco Board determines to pay to Messrs. Weil and Steinberg.

Boost Run and its officers and directors have financial interests that are different from, or in addition to, the interests of unaffiliated Public Shareholders, which could cause Boost Run to pursue terms in the Business Combination that are less favorable to non-redeeming shareholders; Boost Run’s directors and officers do not owe a fiduciary duty to Willow Lane Shareholders. The anticipated continuation of Boost Run’s existing directors and officers, Andrew Karos, Erik Guckel, and Harry Georgakopoulos, as directors and officers of Pubco, may entitle such directors and officers to receive cash fees, stock options, stock awards, or other renumeration that the Pubco Board determines to pay them for their services as directors and officers. The directors, director nominees and executive officers of Boost Run, upon the consummation of the Business Combination, will hold Pubco common stock, representing, assuming a No Redemption Scenario, approximately 71.24% of Pubco common stock post-Closing, representing approximately 94.60% of the voting power of all outstanding shares of Pubco common stock. See “Post-Business Combination Beneficial Ownership Table of Pubco.” In addition, upon Closing, Andrew Karos will be entitled to receive Karos Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the date of the Closing. See “The Business Combination Agreement — Consideration.”

In addition, Pubco’s controlling shareholder will be Andrew Karos. Accordingly, Public Shareholders will be subject to the decisions of Pubco’s controlling stockholder and if they are unhappy with any decisions made, will only be able to sell their shares of Pubco Class A Common Stock, potentially at a loss. At Closing, Andrew Karos’ shares of Pubco Class B Common Stock will represent approximately 48.1% of the outstanding shares of Pubco Common Stock, with dual class voting rights entitling such shares to ten votes per share, representing over 90% of the voting power of all outstanding Pubco Common Stock immediately following the Closing, based on the assumptions set forth elsewhere in this proxy statement/prospectus.

Consideration Received or to be Received by, and Securities Issued or to be Issued to, the Sponsor, its Affiliates and Promoters

Set forth below is a summary of the terms and amount of the consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination, the amount of securities issued or to be issued by Pubco to the Sponsor and its affiliates and the price paid or to be paid for such securities or any related financing transaction.

Entity	Interest in Securities	Other Consideration
Sponsor

At Closing, the Sponsor will hold a total of 4,628,674 shares of Pubco Class A Common Stock, which will be issued in exchange for the Founder Shares purchased by the Sponsor prior to the Willow Lane IPO for an aggregate price of $25,000 (or $0.005 per share), assuming the SPV does not exercise its right to purchase 27.5% of the 4,628,674 Founder Shares at $1.75 per Founder Share. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements.

At Closing, the Sponsor will hold a total of 4,007,222 Pubco Private Warrants to purchase shares of Pubco Class A Common Stock, which will be issued in exchange for Willow Lane Private Warrants purchased by the Sponsor at the time of the Willow Lane IPO for an aggregate price of $4,007,222 (or $1.00 per warrant), assuming the SPV does not exercise its rights to purchase 27.5% of the 4,007,222 Willow Lane Private Warrants.

If any such Working Capital Loans have been issued by the Sponsor and remain unpaid prior to Closing, up to $1,500,000 of such Working Capital Loans may be convertible into Pubco Private Warrants at the Closing, would, if not so converted, be repaid at the Closing; provided that, as of the date of this proxy statement/prospectus, there are no such Working Capital Loans outstanding.

The Sponsor and its affiliates are entitled to reimbursement for any out-of-pocket expenses incurred by them in connection with certain activities on Willow Lane’s behalf, such as identifying, investigating, negotiating and completing a business combination. If Willow Lane does not complete a business combination by the end of the Combination Period, Willow Lane may not have the cash necessary to reimburse these expenses. As of the date of this proxy statement/prospectus, none of the Sponsor or its affiliates has incurred any such expenses which would be reimbursed at the Closing.

Assuming (x) the SPV does not exercise its right to purchase 27.5% of the Founder Shares or Willow Lane Private Warrants held by the Sponsor, upon the Closing, and (y) all $1,500,000 of Working Capital Loans are drawn down and converted into warrants of Pubco, the Sponsor will hold an aggregate of 10,135,896 shares of Pubco Class A Common Stock, consisting of (i) 4,628,674 shares of Pubco Class A Common Stock, which will be issued in exchange for the Founder Shares purchased by the Sponsor prior to the Willow Lane IPO; (ii) 4,007,222 shares of Pubco Class A Common Stock underlying the Pubco Private Warrants, which will be issued in exchange for Willow Lane Private Warrants purchased by the Sponsor at the time of the Willow Lane IPO; and (iii) 1,500,000 shares of Pubco Class A Common Stock underlying the warrants issuable upon conversion of the Working Capital Loans. The issuances of all of such shares of Pubco Class A Common Stock to the Sponsor are being registered pursuant to the registration statement of which this proxy statement/prospectus forms a part.

Additionally, pursuant to the Earnout Agreement, the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares based on the performance of Pubco Class A Common Stock during the three-year period following the Closing. Such shares have not been registered and will be subject to certain registration rights. For more information about holders of Pubco common stock that are entitled to registration rights, see “Securities Eligible for Future Sale – Registration Rights.”

Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Share held by the Sponsor and 27.5% of the 4,007,222 Willow Lane Private Warrants held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased.

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Willow Lane Directors and Officers	Directors and officers of Willow Lane hold indirect interest in the Founder Shares held directly by the Sponsor. Willow Lane’s Chief Financial Officer, George Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and the Treasurer and Director of Business Development, Marjorie Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor: Mauricio Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Robert Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Rayne Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor.	Each of B. Luke Weil and Rayne Steinberg of Willow Lane is expected to serve as a director of Pubco after the Closing. As such, in the future, M Messrs. Weil and Steinberg may receive cash or equity compensation for their services as directors of Pubco.

Pursuant to the Weil Consulting Agreement, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

Because the Sponsor acquired the 4,628,674 Founder Shares at a nominal price, the Public Shareholders will incur substantial and immediate dilution upon the Closing of the Business Combination. See the sections titled “Summary of the Proxy Statement/Prospectus — Dilution,” “Risk Factors — Risks Related to the Business Combination — The Sponsor paid nominal consideration for the Founder Shares it holds. As a result, the Sponsor may make a substantial profit if the Business Combination is consummated, even if the shares held by the Sponsor lose substantial value and even if the Business Combination arguably may not be in the best interests of Willow Lane’s public shareholders.” and “Risk Factors — Risks Related to the Business Combination — Public Shareholders who do not redeem their Public Shares will experience substantial and immediate dilution upon Closing of the Business Combination as a result of the Founder Shares held by the Sponsor, since the value of the Willow Lane Class B Ordinary Shares is likely to be substantially higher than the nominal price paid for them, as well as a result of the issuance of the shares of Pubco common stock in the Business Combination.”

Compensation Received or to be Received by, and Securities Issued or to be Issued to, the Willow Lane’s Underwriters

Set forth below is a summary of the terms and amount of the consideration received or to be received by Willow Lane’s Underwriters in connection with the Business Combination, the amount of securities issued or to be issued by Pubco to Willow Lane’s underwriters and the price paid or to be paid for such securities or any related financing transaction.

Entity	Interest in Securities/Other Consideration to be Received	Other Consideration
Willow Lane’s Underwriters	At Closing, BTIG and Craig-Hallum, together will hold a total of 1,138,500 Pubco Private Warrants to purchase shares of Pubco Class A Common Stock, which will be issued in exchange for Willow Lane Private Warrants purchased by BTIG and Craig-Hallum at the time of Willow Lane IPO for an aggregate price of $1,138,500 (or $1.00 per warrant).

3.5% of the IPO Proceeds, or $4,427,500, are expected to be payable to the Underwriters at Closing in cash in accordance with the terms of the Underwriting Agreement. The Deferred Underwriting Commission would be comprised of the following components: (i) 2.25% of the IPO Proceeds would be payable to the Underwriters in cash, (ii) 0.75% of the IPO Proceeds would be payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account of Willow Lane after redemptions of Public Shares, and (iii) a gross spread of 0.5% of the IPO Proceeds would be payable to BTIG in cash, provided that Willow Lane or the Sponsor shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by Willow Lane in consummating an initial business combination. Each Underwriter may, prior to the Specified Event and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Underwriting Commission by giving written notice to Willow Lane.

On October 30, 2025, Willow Lane engaged BTIG to provide capital markets advisory services. BTIG has waived retainer fees in connection with such engagement, but has been granted the exclusive right of first refusal to serve as a placement agent in the case of a private placement of Willow Lane’s equity, debt or equity-linked securities for a period of 12 months from October 30, 2025 and will be entitled for reimbursement by Willow Lane for all of BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its activities as the capital market advisor.

Additionally, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

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The Willow Lane Board obtained a fairness opinion from Newbridge, dated September 15, 2025, which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by Willow Lane in the Business Combination was fair, from a financial point of view, to Willow Lane and the Willow Lane Public Shareholders. Willow Lane obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Opinion of Willow Lane’s Financial Advisor” for additional information. The independent directors of the Willow Lane Board did not separately retain an unaffiliated representative to act solely on behalf of the unaffiliated Willow Lane Shareholders to negotiate the terms of the Business Combination and/or prepare a report concerning the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the Willow Lane Shareholder vote to approve the Business Combination, the Sponsor, Willow Lane’s directors, officers, advisors or any of their respective affiliates may purchase Public Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so.

Any such purchases shall be effected at a price per share no higher than the amount per share a Public Shareholder would receive if it elected to have its Public Shares redeemed in connection with the Business Combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of Public Shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, Willow Lane’s directors and officers or any of their affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. It is intended that, if Rule 10b-18 under the Exchange Act would apply to such purchases, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. Any such purchases, together with the Willow Lane Ordinary Shares currently owned by the Sponsor, could influence the vote on the Business Combination or otherwise result in the completion of the Business Combination that may not otherwise have been possible.

Additionally, at any time at or prior to the consummation of the Business Combination, subject to applicable securities laws (including with respect to material non-public information), the Sponsor, Willow Lane’s directors and officers and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares or not to elect to have their Public Shares redeemed. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions.

In the event the Sponsor, Willow Lane’s directors and officers or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act to the extent such rule is applicable including, in pertinent part, through adherence to the following:

●	Willow Lane would disclose in this proxy statement/prospectus the possibility that the Sponsor, Willow Lane’s directors and officers or their affiliates may Public Shares from Public Shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Sponsor, Willow Lane’s directors and officers or their affiliates were to purchase Public Shares from Public Shareholders, they would do so at a price no higher than the price offered through the redemption process;

●	Willow Lane would include in this proxy statement/prospectus a representation that any of the Public Shares purchased by the Sponsor, Willow Lane’s directors and officers or their affiliates would not be voted in favor of approving the Business Combination;

●	the Sponsor, Willow Lane’s directors and officers or their affiliates would either not possess any redemption rights with respect to such Public Shares or they would waive such rights; and

●	Willow Lane would disclose in a Form 8-K filed prior to the Extraordinary General Meeting, the following items, to the extent material:

●	the amount of Public Shares purchased outside of the redemption offer by the Sponsor, Willow Lane’s directors and officers or their affiliates, along with the average purchase price;

●	the purpose of the purchases by the Sponsor, Willow Lane’s directors and officers or their affiliates;

●	the impact, if any, of the purchases by the Sponsor, Willow Lane’s directors and officers or their affiliates on the likelihood that the Business Combination will be approved at the Extraordinary General Meeting;

●	the identities of the Willow Lane Shareholders who sold Public Shares to the Sponsor, Willow Lane’s directors and officers or their affiliates (if not purchased in the open market) or the nature of the Willow Lane Shareholders (e.g., 5% shareholders) who sold Public Shares to the Sponsor, Willow Lane’s directors and officers or their affiliates; and

●	the number of Public Shares for which Willow Lane has received redemption requests pursuant to its redemption offer as of a date shortly prior to the filing date of the Form 8-K.

If such purchases are made, the public “float” of Willow Lane Class A Ordinary Shares may be reduced and the number of beneficial holders of Willow Lane Class A Ordinary Shares may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of Public Shares on Nasdaq or another securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such.

Recommendation of the Willow Lane Board

After careful consideration of the matters described above, the Willow Lane Board has determined that the Business Combination Proposal, the Domestication Proposal, the Charter Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Adjournment Proposal are fair, advisable and in the best interests of Willow Lane and the Willow Lane shareholders and unanimously recommends you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal (in the case of the Willow Lane Class B Shareholders), “FOR” the Charter Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Insider Letter Amendment Proposal and “FOR” the Adjournment Proposal, if presented.

The foregoing discussion of the information and factors considered by the Willow Lane Board is not meant to be exhaustive but includes the material information and factors considered by the Willow Lane Board as well as any other factors that the Willow Lane Board deemed relevant. The Willow Lane Board’s decision to approve the Business Combination was based on factors existing as of the date of its approval on September 14, 2025.

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The Pubco Charter

At or prior to the consummation of the Business Combination, the board of directors and stockholders of Pubco will amend and restate Pubco’s certificate of formation in the form of the Pubco Charter. The Pubco Charter will reflect the following material differences from the Willow Lane Memorandum and Articles:

●

Advisory Proposal A — to approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, 200,000,000 shares of Pubco Class B Common Stock, and 300,000,000 shares of Pubco Preferred Stock.

●	Advisory Proposal B — to approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

●	Advisory Proposal C — to approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

●	Advisory Proposal D — to approve the Pubco Charter generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

●	Advisory Proposal E — to approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

●	Advisory Proposal F — to approve the removal of all of the provisions applicable only to blank check companies.

●	Advisory Proposal G — to approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such Pubco Class B Common Stock or any legal or beneficial interest in such shares.

For more information regarding the Pubco Charter, see the section entitled “Description of Pubco Securities.”

Comparison of Corporate Governance and Shareholder Rights

There are certain differences in the rights of Pubco’s shareholders and Willow Lane Shareholders prior to the Business Combination and following the consummation of the Business Combination. Please see the sections of this proxy statement/prospectus entitled “Description of Pubco Securities” and “Comparison of Shareholder Rights.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the Registrar of Companies of the Cayman Islands necessary to effectuate the SPAC Merger, which will be filed on behalf of Willow Lane and SPAC Merger Sub with the Registrar of Companies of the Cayman Islands and (ii) filings with the Delaware Secretary of State necessary to effectuate the Company Merger, which will be filed on behalf of Boost Run and Company Merger Sub with the Delaware Secretary of State upon the approval of the Business Combination Proposal and satisfaction of all other conditions not waived by the applicable parties under the Business Combination Agreement.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Willow Lane will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current members of Boost Run having a majority of the voting power of Pubco upon the Closing, Boost Run senior management comprising all of the senior management of Pubco, and Boost Run’s operations comprising the ongoing operations of Pubco. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Boost Run issuing shares for the net assets of Willow Lane, accompanied by a recapitalization. The net assets of Willow Lane will be stated at historical cost, with no goodwill or other intangible assets recorded. As a result, any transaction costs incurred to effect the recapitalization represent costs related to issuing equity and raising capital that are recognized as a reduction to the total amount of equity raised rather than an expense recorded as incurred. Operations prior to the Business Combination will be those of Boost Run.

Required Vote and Recommendation of the Willow Lane Board

The Closing is conditioned on, among other things, the approval of the Business Combination Proposal at the Meeting. The consummation of the Business Combination will require an ordinary resolution, being a resolution passed at the Meeting by the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Business Combination Proposal.

Pursuant to the Insider Letter, the Sponsor has agreed to vote its Willow Lane Ordinary Shares, representing 21.9% of the issued and outstanding Willow Lane Ordinary Shares, in favor of the adoption and approval of the Business Combination Agreement and the Business Combination and each of the Willow Lane Shareholder Approval Matters.

If the Business Combination Proposal is not approved, then the other Proposals (other than the Adjournment Proposal) will not be presented to the Willow Lane Shareholders for a vote.

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Business Combination (as defined below) and entry by Willow Lane Acquisition Corp. (“Willow Lane” ) into the business combination agreement dated September 15, 2025 and as amended on January 13, 2026 (as may be amended or restated from time to time, the “Business Combination Agreement”) with Boost Run Holdings, LLC, a Delaware limited liability company (“Boost Run”), Boost Run Inc., a Delaware corporation (“Pubco”), Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), George Peng, solely in his capacity as the representative (the “SPAC Representative”), from and after the Effective Time (as defined in the Business Combination Agreement), of the Willow Lane shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Business Combination Agreement, and Andrew Karos, solely in his capacity as the representative (the “Seller Representative”), from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Business Combination Agreement, pursuant to which, amongst other things, (a) Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Domestication”), (b) SPAC Merger Sub shall merge into Willow Lane, with Willow Lane continuing as the surviving entity (the “SPAC Merger”), and (c) Company Merger Sub shall merge with and into Boost Run, with Boost Run continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the Domestication and each other transaction contemplated by the Business Combination Agreement and the related agreements, the “Business Combination”) are approved, confirmed, ratified and adopted in all respects.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and the Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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The Domestication Proposal

Overview

Willow Lane is asking the Willow Lane Class B Shareholders to approve, by special resolution, a change of Willow Lane’s jurisdiction of incorporation by de-registering as an exempted company in the Cayman Islands and re-registering as a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a transfer by way of continuation of Willow Lane under the laws of the Cayman Islands and the State of Delaware in accordance with the Willow Lane Memorandum and Articles, Section 388 of the DGCL, and Part 12 of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”). To effect the Domestication, Willow Lane will (i) file, among other things, an application of de-registration with the Cayman Registrar, together with the necessary accompanying documents, (ii) file a Certificate of Domestication with the Secretary of State of the State of Delaware in accordance with the provisions thereof and Section 388 of the DGCL, and (iii) obtain a certificate of de-registration from the Cayman Registrar, pursuant to which Willow Lane will be deregistered as an exempted company in the Cayman Islands.

In accordance with applicable law, the Certificate of Domestication and the terms of the Business Combination Agreement, following the effective time of the Domestication and in connection with the Closing, and without any action on the part of any shareholder, each then issued and outstanding Willow Lane Class A Ordinary Share or Willow Lane Class B Ordinary Share (as the case may be) will ultimately convert automatically, on a one-for-one basis, into one share of Pubco Class A Common Stock.

The Domestication Proposal is being presented to Willow Lane Class B Shareholders because, under the Willow Lane Memorandum and Articles, only holders of Willow Lane Class B Ordinary Shares have the right to approve the Domestication prior to Closing. Under the Willow Lane Memorandum and Articles, the Domestication must be approved by a special resolution passed by holders of Willow Lane Class B Ordinary Shares.

Willow Lane encourages shareholders to carefully consult the information in the section of this proxy statement/prospectus entitled “Comparison of Corporate Governance and Shareholder Rights.”

Reasons for the Domestication

The Willow Lane Board believes that it would be in the best interests of Willow Lane, in connection with the completion of the Business Combination, to effect the Domestication. Further, the Willow Lane Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. Because Boost Run principally operates within the United States, it was the view of the Willow Lane Board that Pubco should be structured as a corporation organized in the United States.

The Willow Lane Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of Willow Lane and its shareholders. These additional reasons can be summarized as follows:

●

Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

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●

Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. We believe such clarity would be advantageous to Pubco, the Pubco Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors and officers provides appropriate protection for Pubco shareholders from possible abuses by directors and officers.

●	Increased Ability to Attract and Retain Qualified Directors. Reregistration from the Cayman Islands to Delaware is attractive to directors, officers, and stockholders alike. Pubco’s incorporation in Delaware may make it more attractive to future candidates for the Pubco Board, because many such candidates are already familiar with Delaware corporate law from their past business experiences. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws, especially those relating to director indemnification (as discussed below), draw such qualified candidates to Delaware corporations. The Willow Lane Board therefore believes that providing the benefits afforded directors by Delaware law will enable Pubco to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman Islands law on matters regarding a company’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable Pubco to compete more effectively with other public companies in attracting and retaining new directors.

Regulatory Approvals; Third-Party Consents

Willow Lane is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication. However, because the Domestication is intended to occur prior to the Business Combination, it will not occur unless the Business Combination can be completed, which will require the approvals as described under “The Business Combination Proposal.” Willow Lane must comply with applicable United States federal and state securities laws and the laws of the Cayman Islands in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things.

The Domestication will not breach any covenants or agreements binding upon Willow Lane and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the Cayman Islands and Delaware necessary to effect the Domestication.

Required Vote and Recommendation of the Willow Lane Board

The Closing is conditioned on, among other things, the approval of the Domestication Proposal. The approval of the Domestication Proposal will require a special resolution, being a resolution passed at the Meeting by the affirmative vote of at least two-thirds of the votes cast by, or on behalf of, the Willow Lane Class B Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Domestication Proposal. The adoption of the Domestication Proposal is conditioned upon the adoption of the Business Combination Proposal.

The Domestication Proposal is being presented to Willow Lane Class B Shareholders, who have the right to approve the Domestication prior to Closing. Under the Willow Lane Memorandum and Articles, the Domestication must be approved by a special resolution passed by Willow Lane Class B Shareholders.

Pursuant to the Insider Letter, the Sponsor has agreed to vote its Willow Lane Class B Ordinary Shares in favor of the Domestication Proposal, all resolutions asked to be passed by holders of Class B Ordinary Shares to approve the Domestication and each of the Willow Lane Shareholder Approval Matters.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution of the holders of the Class B ordinary shares, that the Company de-register from the Registrar of Companies in the Cayman Islands and transfer by way of continuation from the Cayman Islands to Delaware pursuant to Part 12 of the Companies Act (Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, the Company be continued and domesticated as a corporation under the laws of the State of Delaware.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE CLASS B SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and the Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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The charter Proposal

Overview

As discussed in this proxy statement/prospectus, Willow Lane is asking the Willow Lane Shareholders to approve the Charter Proposal. Under the Business Combination Agreement, the approval of the Charter Proposal is also a condition to the consummation of the Business Combination.

Reasons for the Charter Proposal

Willow Lane Shareholders are being asked to approve the adoption by Pubco of the Pubco Charter and the Pubco Bylaws in the form attached hereto as Annex B and Annex C, respectively, which, in the judgment of the Willow Lane Board, is necessary to adequately address the needs of Willow Lane following the consummation of the Business Combination.

For a summary of the key differences between the Willow Lane Memorandum and Articles and the Pubco Charter and the Pubco Bylaws, please see “The Organizational Documents Proposals” and “Comparison of Shareholder Rights.” The summary is qualified in its entirety by reference to the full text of the Pubco Charter and the Pubco Bylaws, copies of which are included as Annex B and Annex C, respectively to this proxy statement/prospectus.

Required Vote and Recommendation of the Willow Lane Board

The Closing is conditioned on, among other things, the approval of the Charter Proposal. The approval of the Charter Proposal does not require the passing of a resolution under the Willow Lane Memorandum and Articles or Cayman Islands law. Notwithstanding this, the Willow Lane Board is asking Willow Lane Shareholders vote on the Charter Proposal on a non-binding advisory basis being a non-binding advisory ordinary resolution passed by a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Charter Proposal. The adoption of the Charter Proposal is conditioned upon the adoption of the Business Combination Proposal.

Pursuant to the Insider Letter, the Sponsor has agreed to vote its Willow Lane Ordinary Shares in favor of the adoption and approval of the Business Combination Agreement and the Business Combination and each of the Willow Lane Shareholder Approval Matters.

The full text of the resolutions to be passed is as follows:

“RESOLVED,  as an ordinary resolution, that adoption by Pubco of the (i) Pubco Charter, in the form attached to the proxy statement/prospectus as Annex B, and (ii) the Proposed Bylaws, in form attached to the proxy statement/prospectus as Annex C, each to be effective upon the consummation of the Business Combination, be confirmed, ratified and approved.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and the Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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The Organizational Documents PROPOSALS

Overview

The Organizational Documents Proposals ask shareholders of Willow Lane to approve, on a non-binding, advisory basis, the material differences between the Willow Lane Memorandum and Articles and the Pubco Charter and Pubco Bylaws attached as Annex B and Annex C to this proxy statement/prospectus, which include the following sub-proposals:

●

Advisory Proposal A — to approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, 200,000,000 shares of Pubco Class B Common Stock, and 300,000,000 shares of Pubco Preferred Stock.

●	Advisory Proposal B — to approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

●	Advisory Proposal C — to approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

●	Advisory Proposal D — to approve a provision that amendment of the Pubco Charter generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

●	Advisory Proposal E — to approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

●	Advisory Proposal F — to approve the removal of all of the provisions applicable only to blank check companies.

●	Advisory Proposal G — to approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such Pubco Class B Common Stock or any legal or beneficial interest in such shares.

Reasons for the Adoption of the Proposed Organizational Documents

The Organizational Documents were negotiated in connection with the Business Combination Agreement. The principal purpose of this proposal is to enable Pubco to effect the transactions contemplated by the Business Combination and successfully operate as a combined company after the Closing, as described further below.

Authorized Shares (Proposal 2A)

The Willow Lane Board believes that it is important for Pubco to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to facilitate the transactions contemplated by the Business Combination, to support Pubco’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

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Notwithstanding the foregoing, authorized but unissued shares of Pubco Class A Common Stock may enable the Pubco Board to render it more difficult or to discourage an attempt to obtain control of Pubco and, as a result, protect continuity of or entrench its management, which may adversely affect the market price of Pubco Class A Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Pubco Board were to determine that a takeover proposal was not in the best interests of Pubco, such shares could be issued by the Pubco Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the Pubco Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable Pubco to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Pubco currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Removal of Directors (Proposal 2B)

The Willow Lane Memorandum and Articles provides that after the consummation of a business combination, shareholders may remove directors by the affirmative vote of holders of a simple majority of the voting power of all then outstanding Willow Lane Ordinary Shares then entitled to vote at a general meeting of Willow Lane, voting together as a single class. Under the DGCL, as will apply to Pubco as a Delaware corporation, unless a company’s certificate of incorporation provides otherwise, removal of a director only for cause is automatic with a classified board. The Pubco Charter provides that directors may only be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class. The Willow Lane Board believes that such a standard will (a) increase board continuity and the likelihood that experienced board members with familiarity of Pubco’s business operations would serve on the Pubco Board at any given time and (b) make it more difficult for a potential acquiror or other person, group or entity to gain control of the Pubco Board.

DGCL 203 Opt Out (Proposal 2C)

Pubco will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an “interested stockholder,” unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

Amendment of the Charter (Proposal 2D)

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of Pubco’s then-outstanding shares of capital stock entitled to vote thereon to make any amendment to certain provisions of the Pubco Charter is intended to protect key provisions of the Pubco Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Amendment of the Bylaws (Proposal 2E)

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of Pubco’s then-outstanding shares of capital stock entitled to vote in an election of directors to make any amendment to the Pubco Bylaws not approved by the Pubco Board is intended to protect key provisions of the Pubco Bylaws from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

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Provisions Related to Status as Blank Check Company (Proposal 2F)

The elimination of all of the provisions related to Willow Lane’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, certain provisions in the Willow Lane Organizational Documents require that proceeds from the Willow Lane IPO be held in the Trust Account until a business combination or redemption of 100% of the Public Shares has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Pubco Organizational Documents.

Automatic Conversion of Class B Common stock (Proposal 2G)

Requiring the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such share or any legal or beneficial interest in such share.

Required Vote and Recommendation of the Willow Lane Board

The approval of the Organizational Documents Proposals does not require the passing of a resolution under the Willow Lane Memorandum and Articles or Cayman Islands law. Notwithstanding this, the Willow Lane Board is asking Willow Lane Shareholders vote on the Organizational Documents Proposals on a non-binding advisory basis, being a non-binding advisory ordinary resolution passed by a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Organizational Documents Proposals. The adoption of the Organizational Documents Proposals is conditioned upon the adoption of the Business Combination Proposal.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a non-binding advisory ordinary resolution, to approve each of the following proposals (Proposals A-G):

Proposal A: to approve provisions in the Pubco Charter such that the authorized share capital of Pubco will be (a) 500,000,000 shares of Pubco Class A Common Stock, (b) 200,000,000 shares of Pubco Class B Common Stock, and (c) 300,000,000 shares of Pubco Preferred Stock;

Proposal B: to approve provisions in the Pubco Charter and Bylaws such that directors may only be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class;

Proposal C: to approve provisions in the Pubco Charter such that Pubco will not be subject to Section 203 of the DGCL, an anti-takeover law;

Proposal D: to approve provisions in the Pubco Bylaws providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind certain provisions of the Pubco Charter, as described above;

Proposal E: to approve provisions in the Pubco Charter providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind the Pubco Bylaws, as described above;

Proposal F: to approve the removal of all of the provisions applicable only to blank check companies; and

Proposal G: to approve provisions in the Pubco Charter providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such share or any legal or beneficial interest in such share.

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSALS.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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The DIRECTOR ELECTION Proposal

Overview

Pursuant to the Business Combination Agreement, Willow Lane has agreed to take all necessary action, including causing the members of the Willow Lane Board to resign, so that effective at the Closing, the entire Pubco Board will consist of seven (7) individuals, with each director having a term that expires at the first annual meeting of stockholders of Pubco to be held following the date of Closing, or in each case until their respective successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal.

Willow Lane is proposing the approval on a non-binding advisory basis by ordinary resolution, of the election of the following individuals, who will take office immediately following the Closing and who will constitute all the members of the Pubco Board: Andrew Karos, Harry Georgakopoulos, Sean Goodrich, B. Luke Weil, Ryan Burke, Rayne Steinberg, and Jeffrey Kleinops.

In addition, it is anticipated that Andrew Karos will be designated as Chair of the Pubco Board. Each Rayne Steinberg, Ryan Burke, and Jeffrey Kleinops are expected to qualify as an independent director under Nasdaq listing standards.

There are no family relationships among any of Pubco’s directors and current executive officers.

Subject to other provisions in the Pubco Charter, the number of directors that constitutes the entire Pubco Board will be fixed solely by resolution of the Pubco Board.

Under the Pubco Charter, all directors shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders and until their successors shall have been elected and qualified. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders, each of the successors elected to replace a director whose term will have expired at such annual meeting will be elected to hold office until the annual meeting next succeeding his or her election and until his or her respective successor will have been duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal.

Newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Pubco Board may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

Pubco’s directors may only be removed for cause and only by the affirmative vote of holders of 66-2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The Director Election Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Director Election Proposal will have no effect, even if approved by Willow Lane Shareholders.

The Willow Lane Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the date of this proxy statement/prospectus and is based in part on information furnished by the nominees and in part from Willow Lane’s and Pubco’s records.

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Director Nominees

At Closing, in accordance with the terms of the Business Combination Agreement and assuming the election of the nominees set forth in this section, the members of the Pubco will be as follows:

Name	Age	Position
Andrew Karos	49	Chief Executive Officer, Chair and Director nominee
Harry Georgakopoulos	48	Chief Operating Officer, Secretary and Director nominee
Sean Goodrich	49	Director nominee
B. Luke Weil	46	Director nominee
Ryan Burke	52	Director nominee
Rayne Steinberg	47	Director nominee
Jeffrey Kleinops	43	Director nominee

Information regarding each nominee is set forth in the section of this proxy statement/prospectus entitled “Management of Pubco Following the Business Combination”.

Other than in connection with the Business Combination Agreement as discussed below in the section entitled “Management of Pubco Following the Business Combination”, there is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

For more information about the anticipated members of the Pubco Board and officers of Pubco following the Closing, see the sections of this proxy statement/prospectus entitled “Management of Pubco Following the Business Combination”; and for more information about the members of the Willow Lane Board and executive officers of Willow Lane prior to the Closing, see the section of this proxy statement/prospectus entitled “Information about Willow Lane - Directors and Executive Officers”.

Required Vote and Recommendation of the Willow Lane Board

The Closing is conditioned on, among other things, the approval of the Director Election Proposal. The approval of the Director Election Proposal does not require the passing of a resolution under the Willow Lane Memorandum and Articles or Cayman Islands law. Notwithstanding this, the Willow Lane Board is asking Willow Lane Shareholders vote on the Director Election Proposal on a non-binding advisory basis being a non-binding advisory ordinary resolution passed by a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Director Election Proposal. The adoption of the Director Election Proposal is conditioned upon the adoption of the Business Combination Proposal.

Pursuant to the Insider Letter, the Sponsor has agreed to vote its Willow Lane Ordinary Shares in favor of the adoption and approval of the Business Combination Agreement and the Business Combination and each of the Willow Lane Shareholder Approval Matters.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the appointment of B. Luke Weil and Sean Goodrich to serve as a Class I directors of Boost Run Inc. (“Pubco”) whose terms expire at the annual meeting of stockholders to be held in 2026 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal, Rayne Steinberg, Harry Georgakopoulos, and Jeffrey Kleinops to serve as Class II directors of Pubco whose terms expire at the annual meeting of stockholders to be held in 2027 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal, and Ryan Burke and Andrew Karos to serve as Class III directors of Pubco whose terms expire at the annual meeting of stockholders to be held in 2028 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal, be authorized, approved and confirmed in all respects.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and the Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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The Nasdaq PROPOSAL

Overview

In connection with the Business Combination, Willow Lane and Pubco intend to effect (subject to customary terms and conditions) the following:

●	The issuance of shares of Pubco common stock to Willow Lane Shareholders and the Sellers, pursuant to the Business Combination Agreement;

●	The reservation and issuance of Karos Earnout Shares, Sponsor Earnout Shares and SPV Earnout Shares;

●	The reservation and issuance of shares of Pubco common stock upon conversion of Working Capital Loans; and

●	The reservation and issuance of shares of Pubco common stock pursuant to the Incentive Plan.

Reasons for the Approval for Purposes of Nasdaq Rule 5635

Under Nasdaq Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (ii) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the share or securities.

Under Nasdaq Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the ordinary shares (or securities convertible into or exercisable for ordinary shares) or voting power of an issuer could constitute a change of control.

Under Nasdaq Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the Minimum Price, which is the lower of: (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Upon the consummation of the Business Combination, Pubco expects to issue, in the aggregate, up to an estimated 61,428,674 shares of Pubco common stock. For further details, see “The Business Combination — The Business Combination Agreement.”

Accordingly, the aggregate number of 61,428,674 shares of Pubco common stock will exceed 20% of both the voting power and the number of Willow Lane Ordinary Shares outstanding before such issuance and will result in a change of control of Willow Lane. For these reasons, Willow Lane is seeking the approval of Willow Lane Shareholders for the issuance of the shares of Pubco common stock in connection with the Business Combination pursuant to Nasdaq Rules 5635(a), (b) and (d).

For further details, see “The Business Combination — The Business Combination Agreement.” In addition, in the future, Pubco may issue additional shares of Pubco common stock reserved for issuance as Escrow Shares and under the Incentive Plan (assuming the Incentive Plan is adopted in connection with the Closing). For further details, see “The Business Combination — The Business Combination Agreement.”

Required Vote and Recommendation of the Willow Lane Board

The approval of the Nasdaq Proposal will require an ordinary resolution, being a resolution passed at the Meeting by the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Nasdaq Proposal. The adoption of the Nasdaq Proposal is conditioned upon the adoption of the Business Combination Proposal.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Rules 5635(a), 5635(b) and 5635(d), the issuance of up to (i) 61,428,674 shares of common stock of Boost Run Inc. (“Pubco Stock”) in connection with the Business Combination (assuming no Adjustment Shares are issued), and (ii)  10,968,750 additional shares of Pubco Stock that will, upon the closing of the Business Combination (the “Closing”), be reserved for issuance with respect to the Karos Earnout Shares, Sponsor Earnout Shares and SPV Earnout Shares, and (iii) 1,500,000 shares of Pubco Stock underlying the Working Capital Warrants issuable upon conversion of the Working Capital Loans, and (iv) fifteen percent (15%) of the aggregate number of shares of Pubco Stock issued and outstanding immediately after the Closing (after giving effect to redemptions) that will be reserved for issuance upon the Closing pursuant to the Pubco 2026 Omnibus Incentive Plan, as amended from time to time, to become effective upon the Closing, be approved.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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THE INCENTIVE PLAN PROPOSAL

We are seeking shareholder approval for the Pubco 2026 Omnibus Incentive Plan (the “Plan”), which is being adopted in connection with the Business Combination. The Pubco Board intends to adopt the Plan prior to Closing, 2026, subject to its approval by Willow Lane shareholders. If the shareholders approve the Plan, it will become effective upon the closing of the Business Combination. The Pubco Board unanimously recommends that the shareholders vote “for” approval of the Plan.

Overview

The Plan is described in more detail below. A copy of the Plan is attached to this proxy statement/prospectus as Annex D. If approved by Willow Lane shareholders, the Plan will become effective and will be administered by the Pubco Board or by a committee that the Pubco Board designates for this purpose (referred to below as the administrator), which will have the authority to make awards under the Plan.

After careful consideration, the Pubco Board believes that approving the Plan is in the best interests of Pubco. The Plan promotes ownership in Pubco by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and shareholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, Pubco. Therefore, the Pubco Board recommends that Willow Lane shareholders approve the Plan.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan attached as Annex D to this proxy statement/ prospectus.

Purpose; Types of Awards

The purposes of the Plan are to encourage the profitability and growth of Pubco through short-term and long-term incentives that are consistent with Pubco’s objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants, and give Pubco a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the Plan provides that Pubco may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards or any combination of the foregoing.

Shares Subject to the Plan

The initial aggregate number of shares of Pubco common stock that will be available for issuance under the Plan will be equal to fifteen percent (15%) of the aggregate number of shares of Pubco common stock issued and outstanding immediately after the Closing (after giving effect to redemptions) (the “Initial Share Reserve”). Notwithstanding anything herein to the contrary, the maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $500,000 (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

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Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by Pubco in the open market, in private transactions or otherwise.

Any shares of Pubco common stock subject to an award under the Plan that, after the date that the Plan becomes effective, are forfeited, cancelled, settled or otherwise terminated without a distribution of shares to a participant will thereafter be deemed to be available for awards with respect to shares of Pubco common stock. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any award are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the Plan and will not be available for issuance under the Plan, and (ii) any share-settled stock appreciation rights or options are exercised, the aggregate number of shares subject to such stock appreciation rights or options will be deemed issued under the Plan and will not be available for issuance under the Plan. In addition, shares tendered to exercise outstanding options or other awards, withheld to cover applicable taxes on any awards or repurchased on the open market using exercise price proceeds shall not be available for issuance under the Plan.

For the avoidance of doubt, shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve based on the target value of such awards unless and until such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.

Administration of the Plan

The Plan will be administered by the administrator, who is the Pubco Board, or, if and to the extent the Pubco Board does not administer the Plan, the committee. The administrator has the power to determine the terms of the awards granted under the Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Plan. All decisions made by the administrator pursuant to the provisions of the Plan will be final, conclusive and binding.

Participation

Participation in the Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Plan by the administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code.

As of March 11, 2026, there were approximately 18 employees and 0 non-employee directors of Pubco expected to participate in the Plan. As of March 11, 2026, there were 0 consultants expected to participate in the Plan.

Types of Awards

The types of awards that may be made under the Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the administrator, subject to the Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

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Stock Options

The Plan provides for grants of both nonqualified and incentive stock options. A nonqualified share option entitles the recipient to purchase Company Pubco common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of an ordinary share on the date of grant. Fair market value will generally be the closing price of a share of Company Pubco common stock on Nasdaq on the date of grant. Nonqualified stock options under the Plan generally must be exercised within ten (10) years from the date of grant. A nonqualified share option is an option that does not meet the qualifications of an incentive stock option as described below.

An incentive stock option is a share option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of Company Pubco common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of Pubco’s total combined voting power or that of any of Pubco’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

The maximum number of shares of Pubco common stock that may be issued pursuant to an incentive stock option may not exceed the Initial Share Reserve. For the avoidance of doubt, the share limit on incentive stock options will not be subject to the annual share adjustment.

Unless otherwise determined by the administrator, each vested and outstanding option granted under the Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.

Stock Appreciation Rights

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of Company Pubco common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Company Pubco common stock on the grant date), multiplied by the number of shares of Company Pubco common stock subject to the SAR (as determined by the administrator). Unless otherwise determined by the administrator, each vested and outstanding SAR granted under the Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.

Restricted Stock

A restricted stock award is an award of Company Pubco common stock that vests in accordance with the terms and conditions established by the administrator.

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Restricted Stock Units

A restricted stock unit is a right to receive shares or the cash equivalent of Company Pubco common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, Pubco must deliver to the holder of the restricted stock unit unrestricted Company Pubco common stock (or, in the administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares). Participants holding restricted stock units will have no voting rights.

Other Share-Based Awards

We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Company Pubco common stock, including unrestricted Company Pubco common stock under the Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Company Pubco common stock.

Other Cash-Based Awards

We may grant cash awards under the Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Performance-Based Awards

We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals

If the administrator determines that an award under the Plan will be earned subject to the achievement of performance goals, the administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of an ordinary share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, bonus share issue, share capitalization or subdivision, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of Pubco common stock reserved for issuance or with respect to which awards may be granted under the Plan will be adjusted to reflect such event, and the administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of Pubco common stock covered by outstanding awards made under the Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

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Change in Control

In the event of any proposed change in control (as defined in the Plan), the administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the participants who hold outstanding awards under the Plan, which action may include, without limitation, the following: (i) the continuation of any award, if Pubco is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be cancelled without consideration.

Amendment and Termination

The administrator may alter, amend, modify, or terminate the Plan at any time, provided that the approval of our shareholders will be obtained for any amendment to the Plan that requires shareholder approval under the rules of the stock exchange(s) on which Pubco common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of Pubco common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the administrator additional powers to amend the Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Plan, unless the administrator expressly reserved the right to do so at the time of the award.

Material U.S. Federal Income Tax Effects

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. Participants who are stationed outside the United States may be subject to foreign taxes as a result of the Plan.

Nonqualified Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified share option. Rather, at the time of exercise of the nonqualified share option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and Pubco will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified share option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

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Incentive Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and Pubco will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Plan), the optionee will not recognize any income and Pubco will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and Pubco will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, Pubco will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs

A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. Pubco will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the share is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). Pubco generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. Pubco generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and Pubco will have a corresponding deduction at that time.

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Other Share-Based and Other Cash-Based Awards

In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, Pubco will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Tax Effects for Pubco

In addition to the tax impact to Pubco described above, Pubco’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

New Plan Benefits

As of the date hereof, no awards have been granted under the Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-executive directors as a group are not yet determinable because the types and amounts of awards and selection of participants are subject to the administrator’s future determination.

Registration with the SEC

If the Plan is approved by Willow Lane shareholders and becomes effective, Pubco is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Plan as soon as reasonably practicable after becoming eligible to use such form.

Equity Compensation Plan Information

We did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2024.

Vote Required for Approval

The approval of the Incentive Plan Proposal will require an ordinary resolution, being a resolution passed at the Meeting by the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Incentive Plan Proposal. The adoption of the Incentive Plan Proposal is conditioned upon the adoption of the Business Combination Proposal.

A copy of the Plan is attached to this proxy statement/prospectus as Annex D.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that that adoption of the Boost Run Inc. 2026 Omnibus Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex D, be confirmed, ratified and approved.”

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THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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THE Insider Letter Amendment PROPOSAL

Overview

As a condition to the Willow Lane IPO, Willow Lane, Willow Lane’s officers and directors (at the time of the Willow Lane IPO) and the Sponsor entered into the Insider Letter on November 7, 2024, pursuant to which each Insider agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold (i) in the case of the Founder Shares, until the earlier of (A) six months after the completion of an initial business combination or earlier if, subsequent to an initial business combination, the closing price of the Willow Lane Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after an initial business combination and (B) the date following the completion of an initial business combination on which Willow Lane completes a liquidation, merger, share exchange or other similar transaction that results in all of Willow Lane Shareholders having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property and (ii) in the case of the Willow Lane Private Warrants and any Willow Lane Class A Ordinary Shares issuable upon conversion or exercise thereof, until 30 days after the completion of an initial business combination. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares and Willow Lane Private Warrants held by it in connection with applicable stock exchange listing requirements.

Willow Lane Shareholders are being asked to approve and adopt the Insider Letter Amendment, which would (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described herein, and (iv) release 10% of the Founder Shares from lock-up restrictions, subject to and contingent upon the Closing. Willow Lane is seeking shareholder approval to enter into and consummate the Insider Letter Amendments to facilitate the consummation of the Business Combination. A copy of the Insider Letter Amendments is attached to this proxy statement/prospectus as Annex E.

Required Vote and Recommendation of the Willow Lane Board

The approval of the Insider Letter Amendment Proposal will require an ordinary resolution, being a resolution passed at the Meeting by the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Insider Letter Amendment Proposal. The adoption of the Insider Letter Amendment Proposal is conditioned upon the adoption of the Business Combination Proposal.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Letter Agreement among the Company, Willow Lane Sponsor, LLC (the “Sponsor”) and each of the officers and directors of the Company (the “Insider Letter”) be amended (i) to add Boost Run Inc. (“Pubco”) and Boost Run Holdings, LLC as parties to the Insider Letter, (ii) to revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for securities of the Company, and to have Pubco assume and be assigned the rights and obligations of the Company under the Insider Letter, (iii) to amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms contained in the Lock-Up Agreements among Pubco, the Company and certain holders of interests in Boost Run as described in the Registration Statement of Pubco on Form S-4 which includes the proxy statement of the Company and a prospectus in connection with Business Combination, and (iv) to release 10% of the Class B ordinary shares of the Company held by the Sponsor prior to the Business Combination from lock-up restrictions, subject to and contingent upon the closing of the Business Combination.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INSIDER LETTER AMENDMENT PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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The Adjournment Proposal

Overview

The Adjournment Proposal, if adopted, will allow the Chairman of the Meeting to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will be presented to Willow Lane Shareholders in the event that it is determined by Willow Lane that additional time is necessary or appropriate to complete the Business Combination or for any other reason. In no event will the Chairman of the Meeting adjourn the Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Willow Lane Memorandum and Articles and Cayman Islands law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Meeting and is not approved by Willow Lane Shareholders, the Chairman of the Meeting will not have the power, under the Willow Lane Memorandum and Articles, to adjourn the Meeting to a later date in the event it is determined by Willow Lane that additional time is necessary or appropriate to complete the Business Combination or for any other reason. As a result, a new extraordinary general meeting would need to be called before the Willow Lane Shareholders could vote on Proposals again.

Required Vote and Recommendation of the Willow Lane Board

The approval of the Adjournment Proposal will require an ordinary resolution, being a resolution passed at the Meeting by the affirmative vote of a simple majority of the votes cast by, or on behalf of, the Willow Lane Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the Meeting (assuming the presence of a quorum). Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

“RESOLVED, as an ordinary resolution, that the adjournment of the Meeting to a later date, dates or sine die to be determined by the Chairman of the Meeting, if necessary or desirable, (i) to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Meeting, there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Meeting or (ii) if the Board determines before the Meeting or the Chairman of the Meeting determines at the Meeting that it is not necessary or no longer desirable to proceed with the proposals, be approved in all respects.”

THE WILLOW LANE BOARD UNANIMOUSLY RECOMMENDS THAT WILLOW LANE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of Willow Lane’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Willow Lane and Willow Lane Shareholders and what they may believe is best for himself, herself or themselves in determining to recommend that Willow Lane Shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and Willow Lane’s Directors and Executive Officers in the Business Combination” for a further discussion.

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U.S. Federal Income Tax Considerations

The following description sets forth the material U.S. federal income tax consequences of (i) electing, in the case of beneficial owners of Willow Lane Ordinary Shares, to have their Willow Lane Ordinary Shares redeemed for cash if the Business Combination is completed and (ii) the Business Combination. It does not address U.S. federal income tax consequences of the Business Combination on other Willow Lane securities. The following description addresses the U.S. federal income tax consequences to (i) U.S. Holders and Non-U.S. Holders (as defined below) of Willow Lane Ordinary Shares that elect to have their Willow Lane Ordinary Shares redeemed for cash if the Business Combination is completed, (ii) U.S. Holders that participate in the Business Combination, and (iii) Non-U.S. Holders of owning and disposing of Pubco common stock after the Business Combination. The following description, including without limitation the descriptions set forth below under the headings “— Tax Consequences of the Business Combination to U.S. Holders of Willow Lane Ordinary Shares” and “— Redemption of Willow Lane Ordinary Shares,” is the opinion of Ellenoff Grossman & Schole LLP. The information set forth in this section is based on the Code, its legislative history, final, temporary and proposed treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

For purposes of this description, a “U.S. Holder” means a beneficial owner of Willow Lane Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of Willow Lane Ordinary Shares that, for U.S. federal income tax purposes, is not a U.S. Holder or a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This description does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this description considers only holders that hold Willow Lane Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. This description does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

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●	broker-dealers;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	specified expatriates or former long-term residents of the United States;

●	persons that acquired Willow Lane Ordinary Shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold Willow Lane Ordinary Shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	partnerships (or other entities classified as partnership for U.S. federal income tax purposes) or partners in such partnerships or entities classified for U.S. federal income tax purposes as a “disregarded entity”;

●	persons required to accelerate the recognition of any item of gross income with respect to Willow Lane Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	persons who actually or constructively own 5 % or more of Willow Lane Ordinary Shares by vote or value (except as specifically provided below); or

●	the Sponsor or its affiliates.

This description does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as described herein, any tax reporting obligations of a holder of Willow Lane Ordinary Shares. Additionally, this description does not address the tax treatment of partnerships or other pass-through entities or entities classified for U.S. federal income tax purposes as a “disregarded entity” or persons who hold Willow Lane Ordinary Shares through such entities. If a partnership (or other entity classified as a partnership or treated as a disregarded entity for U.S. federal income tax purposes) is the beneficial owner of Willow Lane Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership or owner of the disregarded entity will generally depend on the status of the partner or owner and the activities of the partnership or disregarded entity. This description also assumes that any distribution made (or deemed made) on Willow Lane Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Willow Lane Ordinary Shares is made in U.S. dollars. Additionally, this description does not address the tax treatment of the Warrants in the Business Combination. Holders of Warrants should consult with their own tax advisors regarding the particular tax consequences to them of holding, exercising or disposing of the Warrants.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF WILLOW LANE ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DESCRIBED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WILLOW LANE URGES BENEFICIAL OWNERS OF WILLOW LANE ORDINARY SHARES WHO CHOOSE TO EXERCISE THEIR REDEMPTION RIGHTS OR WHO CHOOSE TO PARTICIPATE IN THE BUSINESS COMBINATION TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND OWNING AND DISPOSING OF WILLOW LANE ORDINARY SHARES AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

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U.S. Holders

Tax Consequences of the Business Combination to U.S. Holders of Willow Lane Ordinary Shares

Subject to the discussion under “PFIC Considerations” below, it is the opinion of Ellenoff Grossman & Schole LLP that the Business Combination qualifies as an exchange described in Section 351(a) of the Code. However, there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not successfully challenge this position, and if so then the exchange of Willow Lane Ordinary Shares for Pubco common stock will be a taxable exchange, and the tax consequences described herein will be materially different from those described below. The remainder of this discussion assumes that the transactions described above qualify as an exchange described in Section 351 of the Code. Assuming such qualification and subject to the discussion under “PFIC Considerations” below, a U.S. Holder that receives Pubco common stock in exchange for Willow Lane Ordinary Shares in the Business Combination generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Pubco common stock received in the Business Combination by a U.S. Holder should be equal to the adjusted tax basis of the Willow Lane Ordinary Shares exchanged therefor. The holding period of the Pubco common stock should include the holding period during which the Willow Lane Ordinary Shares exchanged therefor were held by such U.S. Holder (which, as discussed above, should include the holding period of any Willow Lane Ordinary Shares surrendered in the Business Combination).

PFIC Considerations

Even if the Business Combination qualifies as an exchange described in Section 351(a) of the Code, the Business Combination may still be a taxable event to U.S. Holders of Willow Lane Ordinary Shares under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies, as described below.

Effect of PFIC Rules on the Business Combination

Even if the Business Combination qualifies as an exchange described in Section 351(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a U.S. Holder with respect to its exchange of Willow Lane Ordinary Shares for Willow Lane Ordinary Shares in the Business Combination if Willow Lane were classified as a PFIC at any time during such U.S. Holder’s holding period in the Willow Lane Ordinary Shares. Any such gain would be treated as an “excess distribution” made in the year of the Business Combination and subject to the special tax and interest charge rules described below under “Definition and General Taxation of a PFIC.” The proposed Treasury Regulations under Section 1291(f) should not apply to an Electing Shareholder (as defined below) with respect to its Willow Lane Ordinary Shares for which a timely QEF election, QEF election with a purging election, or MTM election is made, as each such election is described below.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it owns or is considered to own at least 25% of the shares by value, is passive income (the “gross income test”) or (b) at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it owns or is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

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Pursuant to a “start-up exception”, a corporation will not be a PFIC for the first taxable year the corporation has gross income if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Taking into account all relevant facts and circumstances, however, there is a material risk that Willow Lane will not be eligible for the “start-up exception.” If Willow Lane is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Willow Lane Ordinary Shares and the U.S. Holder did not make either (a) a timely “qualified election fund” (QEF) election for Willow Lane’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Willow Lane Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) a “mark-to-market” (MTM) election, all of which are described further below, such U.S. Holder generally will be subject to special rules with respect to any gain recognized by the U.S. Holder on the sale or other disposition of its Willow Lane Ordinary Shares and any “excess distribution” made to the U.S. Holder. Excess distributions are generally any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Willow Lane Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Willow Lane Ordinary Shares.

Under these rules, the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Willow Lane Ordinary Shares. The amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Willow Lane’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income. The amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder. The interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Willow Lane is determined to be a PFIC, a U.S. Holder may avoid the tax consequences described above with respect to its Willow Lane Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Willow Lane Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Willow Lane as a QEF, under Section 1295 of the Code, for Willow Lane’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Willow Lane Ordinary Shares, the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as described below. A U.S. Holder of a PFIC that made either a timely and effective QEF election, a QEF election along with a purging election, or an MTM election is hereinafter referred to as an “Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to its Willow Lane Ordinary Shares is contingent upon, among other things, the provision by Willow Lane of certain information that would enable the U.S. Holder to make and maintain a QEF election. Willow Lane will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there can be no assurance that Willow Lane will timely provide such information that is required to make and maintain the QEF election.

As indicated above, if a U.S. Holder of Willow Lane Ordinary Shares has not made a timely and effective QEF election with respect to Willow Lane’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Willow Lane Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Willow Lane Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of Willow Lane’s tax year in which Willow Lane qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Willow Lane Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Willow Lane Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Willow Lane Ordinary Shares for purposes of the PFIC rules.

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Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Willow Lane Ordinary Shares and for which Willow Lane is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Willow Lane Ordinary Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Willow Lane Ordinary Shares at the end of its taxable year over the adjusted basis in its Willow Lane Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Willow Lane Ordinary Shares over the fair market value of its Willow Lane Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Willow Lane Ordinary Shares will be adjusted to reflect any such income or loss amounts and any further gain recognized on a sale or other taxable disposition of the Willow Lane Ordinary Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Willow Lane Ordinary Shares under their particular circumstances.

The rules dealing with PFICs and with the timely QEF election, the QEF election with a purging election, and the MTM election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Willow Lane Ordinary Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effects of Section 367 to U.S. Holders of Willow Lane Ordinary Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including the acquisition of a foreign corporation by a domestic corporation in an exchange described in Section 351(a) of the Code. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Willow Lane Ordinary Shares on the date of the Business Combination.

A.	U.S. Holders Whose Willow Lane Ordinary Shares Have a Fair Market Value of $50,000 or More and Who Own More Than 10% of the Voting Power or Value of Willow Lane

A U.S. Holder who, on the date of the Business Combination beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power or value of Willow Lane (a “10% U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to the Willow Lane Ordinary Shares it directly owns. A U.S. Holder’s ownership of Warrants will be taken into account in determining whether such U.S. Holder owns 10% or more of the total combined voting power or value of Willow Lane. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power or value of Willow Lane and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Willow Lane Ordinary Shares is the net positive earnings and profits of Willow Lane attributable to its shares (as determined under Treasury Regulation Section 1.367(b)-2) but without regard to any gain that would be realized on a sale or exchange of such shares.

B.	U.S. Holders Whose Willow Lane Ordinary Shares Have a Fair Market Value of $50,000 or More But Who Own Less Than 10% of the Voting Power and Value of Willow Lane

A U.S. Holder who, on the date of the Business Combination, beneficially owns (directly, indirectly or constructively) Willow Lane Ordinary Shares with a fair market value of $50,000 or more but owns less than 10% of the total combined voting power and value of Willow Lane will recognize gain (but not loss) with respect to the Business Combination unless such U.S. Holder elects to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless such a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Willow Lane Ordinary Shares received in the Business Combination in an amount equal to the excess of the fair market value of Willow Lane Ordinary Shares received over the U.S. Holder’s adjusted tax basis in the Willow Lane Ordinary Shares deemed surrendered in the Business Combination.

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As an alternative to recognizing any gain as described in the preceding paragraph, such a U.S. Holder may elect to include in income as a deemed dividend the “all earnings and profits amount” attributable to its Willow Lane Ordinary Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Business Combination is a Section 367(b) exchange;

(ii)	a complete description of the Business Combination;

(iii)	a description of any stock, securities or other consideration transferred or received in the Business Combination;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)	a statement that the U.S. Holder is making the election and that includes (A) a copy of the information that the U.S. Holder received from Willow Lane establishing and substantiating the “all earnings and profits amount” with respect to the U.S. Holder’s Willow Lane Ordinary Shares, and (B) a representation that the U.S. Holder has notified Willow Lane that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the taxable year in which the Business Combination occurs, and the U.S. Holder must send notice of making the election to Willow Lane no later than the date such tax return is filed. In connection with this election, Willow Lane may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Willow Lane’s earnings and profits upon request.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C. U.S. Holders that Own Willow Lane Ordinary Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, on the date of the Business Combination, beneficially owns (directly, indirectly, or constructively) Willow Lane Ordinary Shares with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Business Combination and generally should not be required to include any part of the “all earnings and profits amount” in income.

All U.S. Holders of Willow Lane Ordinary Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

Redemption of Willow Lane Ordinary Shares

Subject to the PFIC rules described above, in the event that a U.S. Holder of Willow Lane Ordinary Shares exercises such holder’s right to have such holder’s Willow Lane Ordinary Shares redeemed pursuant to the redemption provisions described herein, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such Willow Lane Ordinary Shares pursuant to Section 302 of the Code or whether the U.S. Holder will be treated as receiving a corporate distribution within the meaning of Section 301 of the Code. Whether that redemption qualifies for sale treatment will depend largely on the total number of Willow Lane Ordinary Shares treated as held by the U.S. Holder (including any Willow Lane Ordinary Shares constructively owned by the U.S. Holder as a result of, among other things, owning warrants) relative to all of Willow Lane Ordinary Shares both before and after the redemption. The redemption of Willow Lane Ordinary Shares generally will be treated as a sale of the shares (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. Holder, results in a “complete termination” of the U.S. Holder’s interest in Willow Lane or is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

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In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also Willow Lane Ordinary Shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which generally would include Willow Lane Ordinary Shares that could be acquired pursuant to the exercise of the Warrants. In order to meet the substantially disproportionate test, the percentage of Willow Lane’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Willow Lane Ordinary Shares must, among other requirements, be less than 80% of the percentage of Willow Lane’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either all the Willow Lane Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or all the Willow Lane Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the Willow Lane Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Willow Lane. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Willow Lane will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Willow Lane Ordinary Shares redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such holder’s Willow Lane Ordinary Shares generally will equal the cost of such shares. A U.S. Holder that purchased Units would have been required to allocate the cost between the Public Shares and the Public Warrants comprising the Units based on their relative fair market values at the time of the purchase.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Willow Lane Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Willow Lane Ordinary Shares. Special rules apply to dividends received by U.S. Holders that are taxable corporations. After the application of the foregoing rules, any remaining tax basis of the U.S. Holder in the redeemed Willow Lane Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Willow Lane Ordinary Shares, or, to the basis of Willow Lane Ordinary Shares constructively owned by such holder if the stock actually owned by the holder is completely redeemed.

Non-U.S. Holders

Tax Consequences of the Business Combination to Non-U.S. Holders

The Business Combination is not expected to result in any U.S. federal income tax consequences to a Non-U.S. Holder of Public Shares unless the Business Combination fails to qualify as an exchange described in Section 351 of the Code and such Non-U.S. Holder holds its Public Shares in connection with a conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States) or is a nonresident alien individual who is physically present in the United States for at least 183 days during that individual’s taxable year in which the Business Combination occurs and meets certain other requirements.

Non-U.S. Holders will own stock and warrants of a U.S. corporation rather than a non-U.S. corporation after the Business Combination.

All Non-U.S. Holders considering exercising redemption rights with respect to Public Shares are urged to consult with their own tax advisors with respect to the potential tax consequences to them of the Business Combination and exercise of redemption rights

Tax Consequences for Non-U.S. Holders of Owning and Disposing of Pubco Common Stock

Distributions on Pubco Common Stock

Distributions of cash or property to a Non-U.S. Holder in respect of Pubco common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from Pubco’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Pubco’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in Pubco common stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Gain on Disposition of Pubco Common Stock.”

Dividends paid to a Non-U.S. Holder of Pubco common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

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A Non-U.S. Holder of Pubco common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as described below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Pubco common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of Pubco common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim or refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Gain on Disposition of Pubco Common Stock

Subject to the description of backup withholding below, any gain realized by a Non-U.S. Holder on the taxable disposition of Pubco common stock generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	Pubco is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where shares of Pubco common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such shares, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the shares disposed of. There can be no assurance that shares of Pubco common stock will be treated as regularly traded on an established securities market for this purpose.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Pubco does not believe it is and does not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, the determination as to whether Pubco is or will become a “United States real property holding corporation” will not be made until a future tax year, and there can be no assurance that Pubco will not become such a corporation in the future.

Tax Consequences to Non-U.S. Holders That Elect to Have Their Willow Lane Ordinary Shares Redeemed for Cash

This section is addressed to Non-U.S. Holders of Willow Lane Ordinary Shares that elect to have their Willow Lane Ordinary Shares redeemed for cash. For purposes of this description, a “Redeeming Non-U.S. Holder” is a Non-U.S. Holder that so converts its Willow Lane Ordinary Shares.

Except as otherwise described in this section, a Redeeming Non-U.S. Holder who elects to have its Willow Lane Ordinary Shares redeemed for cash will generally be treated in the same manner as a Redeeming U.S. Holder for U.S. federal income tax purposes. See the description above under “— U.S. Holders—Redemption of Willow Lane Ordinary Shares.

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A Redeeming Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the exchange unless:

●	such Redeeming Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the Redemption takes place and certain other conditions are met; or

●	such Redeeming Non-U.S. Holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a United States permanent establishment of such Non-U.S. Holder), in which case the Redeeming Non-U.S. Holder will generally be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange, and a Redeeming Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any Redemption of Willow Lane Ordinary Shares for cash that is treated as a distribution rather than a sale, any amount treated as dividend income received by a Redeeming Non-U.S. Holder that is effectively connected with such holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a United States permanent establishment of the Redeeming Non-U.S. Holder), will be taxed as described above under “— U.S. Holders — Redemption of Willow Lane Ordinary Shares.” In addition, dividends received by a Redeeming Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Redeeming Non-U.S. Holders of Willow Lane Ordinary Shares considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption of their shares will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

Pubco must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Pubco common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Pubco common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of Pubco common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Pubco common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of Pubco common stock.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination. The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On September 15, 2025, Willow Lane (or “SPAC”), entered into the Business Combination Agreement, as amended on January 13, 2026, with (i) Pubco, (ii) SPAC Merger Sub, (iii) Company Merger Sub, (iv) Boost Run (or the “Company”), (v) George Peng, solely in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) for Willow Lane shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests) in accordance with the terms and conditions of the Business Combination Agreement, and (vi) Andrew Karos, solely in the capacity as the representative from and after the Effective Time for the Sellers as of immediately prior to the Effective Time (and their successors and assigns) in accordance with the terms and conditions of the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, among other things:

●	Willow Lane Conversion

Prior to the Effective Time, and subject to the required approvals, the SPAC will change of the domicile of Willow Lane pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware (the “Conversion”). Upon consummation of the Conversion, all of the issued and outstanding securities of the SPAC will remain outstanding and will automatically convert into substantially identical securities of the SPAC as a Delaware corporation.

●	The SPAC Merger

SPAC Merger Sub will merge with and into Willow Lane, with Willow Lane continuing as the surviving entity and as a result of which each issued and outstanding security of Willow Lane immediately prior to the effective time of the SPAC Merger will no longer be outstanding and will automatically be cancelled in exchange for which the security holders of Willow Lane will receive substantially equivalent securities of Pubco:

(a)	Willow Lane Public Units. At the Effective Time, each issued and outstanding Willow Lane Public Unit will be automatically detached, and the holder will be deemed to hold one Willow Lane Ordinary Share and one-half (1/2) of one Willow Lane Public Warrant.

(b)	Willow Lane Ordinary Share. At the Effective Time, each issued and outstanding Willow Lane Ordinary Shares will be converted automatically into and thereafter represent the right to receive one share of Pubco Class A Common Stock; following which, all Willow Lane Ordinary Shares will cease to be outstanding and will automatically be cancelled and will cease to exist.

(c)	Willow Lane Warrants. At the Effective Time, each issued and outstanding Willow Lane Public Warrant will be converted into one Pubco Public Warrant and each issued and outstanding Willow Lane Private Warrant will be converted into one Pubco Private Warrant. At the Effective Time, Willow Lane Warrants will cease to be outstanding and will automatically be cancelled and retired and will cease to exist. Each of the Pubco Public Warrants will have, and be subject to, substantially the same terms and conditions set forth in Willow Lane Public Warrants, and each of the Pubco Private Warrants will have, and be subject to, substantially the same terms and conditions set forth in Willow Lane Private Warrants, except that in each case they will represent the right to acquire shares of Pubco Class A Common Stock in lieu of Willow Lane Ordinary Shares.

(d)	Treasury Stock. At the Effective Time, if there are any shares of capital stock of Willow Lane that are owned by Willow Lane as treasury shares or by any direct or indirect Subsidiary of Willow Lane, such shares will be cancelled and extinguished without any conversion thereof or payment therefor.

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●	The Company Merger

The Company Merger Sub will merge with and into Boost Run, with Boost Run continuing as the surviving entity, and as a result of which each issued and outstanding security of Boost Run immediately prior to the effective time of the Company Merger will no longer be outstanding and will automatically be cancelled in exchange for which the security holders of Boost Run will receive shares of Pubco Common Stock:

(a) Company Interests. At the Effective Time, each Company Interest issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist in exchange for the right to receive (i) first, the Note (defined below) to the Seller holding the Class A Units, and then (ii) the merger consideration plus (iii) the percentage share of the Karos Earnout Shares. As of the Effective Time, each holder of Company Interests will cease to have any other rights with respect to the Company Interests.

(b) Treasury Interests. At the Effective Time, if there are any equity securities of the Company that are owned by the Company in treasury or any equity securities of the Company owned by any direct or indirect subsidiary of the Company immediately prior to the Effective Time, such equity interests (collectively, the “Excluded Interests”) will be canceled and will cease to exist without any conversion thereof or payment therefor.

(c) Company Convertible Securities. Any outstanding Company Convertible Security, if not exercised or converted prior to the Effective Time, will be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into Company Interests.

(d) Company Merger Sub Interests. At the Effective Time, each membership interest of Company Merger Sub outstanding immediately prior to the Effective Time will be converted into an equal number of membership interests of Company surviving subsidiary, with the same rights, powers and privileges as the membership interests so converted and will constitute the only equity interests in Company surviving subsidiary.

(e) SPAC Merger Sub Stock. At the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time will be converted into an equal number of shares of common stock of SPAC surviving subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of SPAC surviving subsidiary.

●	Effect of Mergers on Issued and Outstanding Securities of Pubco

At the Effective Time, all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment.

●	The Aggregate Consideration

The aggregate consideration to be paid in connection with the Company Merger will consist of: (i) a number of newly issued shares of Pubco common stock equal to $441.5 million divided by $10.00, (ii) an installment note in the initial principal amount of $8.5 million to be issued to Andrew Karos, Chief Executive Officer of Boost Run (the “Note”), and (iii) the Earnout Shares payable to Andrew Karos.

170

●	Karos Earnout Shares

Mr. Karos will have a contingent right to receive up to 7,875,000 Karos Earnout Shares, based on the performance of the Pubco Class A Common Stock (the “Share Price Targets”) during the three-year period after the Closing (the “Earnout Period”), in three equal tranches, subject to the following conditions:

(i)	one-third of the Karos Earnout Shares, if, within the Earnout Period, the VWAP of Pubco Class A Common Stock equals or exceeds $12.50 per share, subject to adjustments, for a period of at least 20 out of 30 consecutive trading days;

(ii)	one-third of the Karos Earnout Shares, if, within the Earnout Period, the VWAP of Pubco Class A Common Stock equals or exceeds $15.00 per share, subject to adjustments, for a period of at least 20 out of 30 consecutive trading days; and

(iii)	the remaining one-third of the Karos Earnout Shares, if, within the Earnout Period, the VWAP of Pubco Class A Common Stock equals or exceeds $17.50 per share, subject to adjustments, for a period of at least 20 out of 30 consecutive trading days.

●	Sponsor and SVP Earnout Shares

The Sponsor, Pubco and the SPV entered into an Earnout Agreement, dated as of September 15, 2025 and amended on January 13, 2026, providing that the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares and the SPV may earn up to 1,968,750 SPV Earnout Shares (or 3,093,750 shares in total) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 20 trading days within any consecutive 30 trading days during the specified earnout period, the Sponsor and the SPV shall be entitled to receive the following amounts of such shares: (i) $12.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; (ii) $15.00 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; and (iii) $17.50 per share –375,000 such shares for the Sponsor and 656,250 for the SPV.

Management has concluded that Karos Earnout Shares and Sponsor and SVP Earnout Shares, together “earnout shares” are equity-classified in accordance with ASC 815, Derivatives and Hedging as the arrangements are considered free-standing, indexed to Pubco’s own stock, and meet the remaining equity-classification criteria. The earnout shares are reflected within Additional paid-in capital in the unaudited pro forma financial information. As the earnout shares represent consideration transferred in a reverse recapitalization, the value of these earnout shares is recorded as a reduction to Additional paid-in capital, thus the net impact of these transactions to Additional paid-in capital is $0.

●	Weil Consulting Agreement

Pursuant to the Weil Consulting Agreement, dated January 13, 2026, Pubco has agreed to engage B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant in three equal tranches totaling 336,000 shares of Pubco Class A Common Stock, subject to vesting provided that Pubco’s  VWAP meets or exceeds $12.00, $14.50 and $17.00, respectively, for 30 out of 45 days during the earnout period following the date of the Closing (collectively, the “Deferred Shares Arrangement”). The Deferred Shares Arrangement pursuant to the Weil Consulting Agreement has been accounted for as equity under ASC 718, Compensation – Stock Compensation.

●	Craig-Hallum Letter Agreement

On January 13, 2026, Willow Lane, Boost Run and Craig-Hallum entered into a letter agreement, pursuant to which, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

171

●	February 2026 Bridge Loan

On February 27, 2026, the Company entered into a First Amendment and Waiver to its August 2025 Bridge Loan Agreement (the “Amended August 2025 Bridge Loan Agreement”), providing $11,000 in additional term loans, from which the Company received $10,000 in net proceeds, reflecting a $1,000 original issue discount. The amendment increased the aggregate commitment to $16,000 and permits up to $9,000 of additional discretionary borrowings (the “February 2026 Bridge Loans”). The February 2026 Bridge Loans mature on the earlier of April 28, 2026 or a permitted SPAC acquisition, while all other Bridge Loans continue to mature on August 11, 2028. The February 2026 Bridge Loans bear no stated interest, and the original issue discount will be amortized to the repayment amount under the effective interest method. The amendment also includes a continued reimbursement of lender expenses, preserves existing mandatory prepayment and make-whole provisions, and includes a waiver of certain existing defaults.

The table below presents the exchange of Boost Run Class A Units, Class B Units and Class C Units for Pubco Class A Common Stock and Class B Common Stock that has occurred upon the Closing:

	Boost Run Units outstanding as of December 31, 2025 and immediately prior to Closing	Estimated shares of Pubco Common Stock issued to Boost Run Unit Holders upon Closing
Class A Units	8,500	Class B (1)	29,533,018
Class B Units	4,149	Class A	14,241,982
Class C Units	128	Class A	375,000
	12,777		44,150,000

(1)	In connection with the Company Merger, Pubco will issue Note in amount of $8.5 million to Mr. Karos. The Note will be fully paid in cash by Pubco; provided that if Pubco has insufficient funds available to satisfy the Note in full at the Closing, then any remaining balance shall accrue interest at the applicable federal rate and be paid off promptly following Closing.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared based on Willow Lane’s and Boost Run’s historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives pro forma effect to the Business Combination as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of December 31, 2025 are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

Pubco was incorporated on September 5, 2025 and is deemed as a surviving entity for the sole purpose of effectuating the Business Combination. Upon closing of the SPAC Merger, SPAC Merger Sub shall merge with and into Willow Lane, with Willow Lane remaining as the surviving wholly owned subsidiary of Pubco. Upon closing of the Company Merger, Company Merger Sub will merge with and into Boost Run, with Boost Run remaining as the surviving wholly owned subsidiary of Pubco.

172

Pubco is presented as a separate column in the unaudited pro forma condensed combined balance sheet as of December 31, 2025 and unaudited pro forma condensed combined statement of operations for the period from September 5, 2025 (inception) through December 31, 2025 solely for illustrative purposes, to demonstrate that its results were not inadvertently excluded. Pubco had no revenue and only incurred minimal general and administrative expenses during the period from September 5, 2025 through December 31, 2025. As a result, its inclusion had no impact on the pro forma net loss per share for the year ended December 31, 2025.

The pro forma financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical audited financial statements of Willow Lane as of and for the year ended December 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus;

●	the historical audited consolidated financial statements of Boost Run as of and for the year ended December 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus;

●

the historical audited consolidated financial statements of Boost Run Inc., as of December 31, 2025 and for the period from September 5, 2025 through December 31, 2025, and the related notes included elsewhere in this proxy statement/prospectus;

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Willow Lane,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Boost Run,” and the other financial information relating to Willow Lane and Boost Run included elsewhere in this proxy statement/prospectus.

Redemption Scenarios

The unaudited condensed combined pro forma financial information has been prepared using the assumptions below with respect to the potential redemptions for cash of Willow Lane Ordinary Shares subject to possible redemptions:

●	No Redemption Scenario: As of December 31, 2025, there were 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption. This presentation assumes that no public shareholders of Willow Lane will exercise their right to have their Willow Lane Class A Ordinary Shares subject to possible redemption converted into their pro rata share of the Trust Account and thus the full amount held in the Trust Account as of the Closing is available for the Business Combination; and

●

100% Redemption Scenario: This scenario assumes that 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed, resulting in an aggregate cash payment of approximately $132.6 million out of the Trust Account based on an assumed redemption price of $10.48 per share. The 100% Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the 100% Redemption Scenario.

The existing governing documents do not prohibit Willow Lane from redeeming Class A Ordinary Shares if such redemption would cause Willow Lane’s net tangible assets to be less than $5.0 million following such redemption. The Business Combination Agreement does not include a condition to Closing that Willow Lane must have, after giving effect to any redemption of the Class A Ordinary Shares in connection with the transactions contemplated by the Business Combination Agreement, at least $5.0 million of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) or otherwise being exempt from the provisions of Rule 419 promulgated under the Securities Act. Accordingly, Willow Lane and Boost Run may complete the Business Combination even if Pubco common stock would be a “penny stock” upon the Closing.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

173

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2025

(in thousands)

	Historical			No Redemption Scenario			100% Redemption Scenario
	Boost Run Inc.	Willow Lane	Boost Run	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet

Assets
Current assets
Cash	$-	$323	$9,747	132,584	3(b)	$133,629	$(132,584)	3(s)	$1,045
				10,000	3(a)
				(1,400)	3(q)
				(22)	3(c)
				(3,928)	3(e)
				(200)	3(h)
				(2,954)	3(j)
				(85)	3(k)
				(8,500)	3(l)
				(1,936)	3(g)
Reimbursement receivable	-	10	-			10			10
Accounts receivable	-	-	2,607			2,607			2,607
Deferred transaction costs	-	-	1,002	(1,002)	3(j)	-			-
Prepaid expenses, current	-	122	6,187	(122)	3(f)	7,587			7,587
				1,400	3(q)
Other current assets	-	-	131	(26)	3(r)	105			105
Total current assets	-	455	19,674	123,809		143,938	(132,584)		11,354
Long Term prepaid insurance	-	-	-	-	3(f)	-			-
Investments in Trust Account	-	132,584	-	(132,584)	3(b)	-			-
Operating lease right-of-use assets	-	-	8,828			8,828			8,828
Finance lease right-of-use assets	-	-	33,774			33,774			33,774
Equipment, net	-	-	14,866			14,866			14,866
Intangible assets	-	-	16			16			16
Capitalized software	-	-	276			276			276
Total assets	$-	$133,039	$77,434	$(8,775)		$201,698	$(132,584)		$69,114

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities
Accounts payable	$-	$-	$6,405	$(216)	3(j)	6,189	$-		$6,189
Credit card payable	-	-	222			222			222
Operating lease liability, current	-	-	4,388			4,388			4,388
Finance lease liabilities, current	-	-	12,721			12,721			12,721
Accrued expenses and other current liabilities	25	923	16,661	(22)	3(c)	16,570			16,570
				250	3(d)
				(716)	3(j)
				(901)	3(g)
				350	3(m)
Debt, current	-	-	242	10,000	3(a)	10,242			10,242
Related party payable	26	-	-	(26)	3(r)	-			-
Total current liabilities	51	923	40,639	8,719		50,332	-		50,332
Operating lease liability, non-current	-	-	4,971			4,971			4,971
Finance lease liabilities, non-current	-	-	17,664			17,664			17,664
Related party loan, non-current			1,430			1,430			1,430
Debt, non-current	-	-	4,594			4,594			4,594
Deferred underwriting fee payable	-	4,428	-	(500)	3(d)	-	-		-
				(3,928)	3(e)
Total liabilities	51	5,351	69,298	4,291		78,991	-		78,991

WLAC Ordinary Shares, subject to possible redemption	-	132,584	-	(132,584)	3(i)	-			-

Shareholders’ Equity (Deficit):
Willow Lane Preference shares	-	-		-	3(i)	-			-
Willow Lane Class A Ordinary Shares	-	-		-	3(i)	-			-
Willow Lane Class B Ordinary Shares	-	-		-	3(i)	-			-
Members’ interests			11,182	(11,182)	3(l)	-			-

Pubco Class A Common Stock				2	3(i)	3			3
				1	3(l)
Pubco Class B Common Stock				3	3(l)	3	(1)	3(s)	2
Additional paid-in capital	-	-	13,993	132,582	3(i)	143,660	(132,583)	3(s)	11,077
				(3,575)	3(l)
				(3,024)	3(j)
				-	3(n)
				250	3(d)
				248	3(p)
				3,186	3(o)
Accumulated deficit	(51)	(4,896)	(17,039)	(1,035)	3(g)	(20,959)			(20,959)
				(122)	3(f)
				(200)	3(h)
				(350)	3(m)
				(248)	3(p)
				(85)	3(k)
				(3,186)	3(o)
				6,253	3(l)
Total shareholders’ equity (deficit)	(51)	(4,896)	8,136	119,518		122,707	(132,584)		(9,877)
Total liabilities and shareholders’ equity (deficit)	$-	$133,039	$77,434	(8,775)		$201,698	$(132,584)		$69,114

174

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share data)

	Historical			No Redemption Scenario				100% Redemption Scenario
	For the period from September 5, 2025 (Inception) through December 31, 2025	Year ended December 31, 2025	Year ended December 31, 2025
	Boost Run Inc.	Willow Lane	Boost Run	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations		Transaction Accounting Adjustments		Notes	Pro Forma Statement of Operations
Revenue	$-	$-	$26,887	$-		$26,887		$-			$26,887
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)	-	-	3,891			3,891		-			3,891
Selling, general and administrative (excluding depreciation and amortization)	51	2,018	4,844	1,035	4(c)	13,238					13,238
				122	4(d)
				200	4(e)
				85	4(g)
				248	4(k)
				(120)	4(f)
				1,400	4(l)
				350	4(h)
				3,005	4(i)
Unit-based compensation	-		13,425			13,425					13,425
Depreciation and amortization	-	-	10,536			10,536		-			10,536
Colocation lease cost	-	-	5,244			5,244		-			5,244
Total operating costs and expenses	51	2,018	37,940	6,325		46,334		-			46,334
Loss from operations	(51)	(2,018)	(11,053)	(6,325)		(19,447)		-			(19,447)
Other income (expense):
Gain on sale	-	-	(195)			(195)		-			(195)
Interest expense	-	-	(2,013)	(1,000)	4(a)	(3,421)					(3,421)
				(408)	4(j)
Loss in fair value of digital asset receivable	-		(70)			(70)					(70)
Loss in change in fair value of liability-classified warrants	-		(2,992)			(2,992)					(2,992)
Other income, net	-	-	49			49		-			49
Interest earned on cash in the bank account	-	36		(36)	4(b)	-					-
Interest earned on Investments in Trust Account	-	5,420	-	(5,420)	4(b)	-		-			-
Total other income (expense), net	-	5,456	(5,221)	(6,864)		(6,629)		-			(6,629)
Net income (loss)	$(51)	$3,438	$(16,274)	$(13,189)		$(26,076)	4(m)	$-			$(26,076)	4(m)

Weighted average shares outstanding of Class A Ordinary Shares		12,650,000
Basic and diluted net income per share, Class A Ordinary Shares		$0.20
Weighted average shares outstanding of Class B Ordinary Shares		4,628,674
Basic and diluted net income per share, Class B Ordinary Shares		$0.20

Net loss attributable to Class A unit holders - basic & dilutive			$(16,274)
Weighted average units outstanding - Class A - basic & dilutive			8,500
Net loss per unit - Class A - basic & dilutive			$(1,914.59)

Weighted average shares outstanding, Pubco Class A Common Stock - basic and diluted	1					31,895,656					19,245,656
Net loss per share attributable to Pubco Class A Common Stock - basic and dilutive	$(51,450.00)					$(0.42)		4	(n)		$(0.53)	4(n)
Weighted average shares outstanding, Pubco Class B Ordinary Share - basic and dilutive						29,533,018					29,533,018
Net loss per share attributable to Pubco Class B Common Stock - basic and dilutive						$(0.42)		4	(n)		$(0.53)	4(n)

175

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Pubco upon consummation of the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that both Willow Lane and Boost Run believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both Willow Lane and Boost Run believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The no redemption scenario and the 100% redemption scenario in the unaudited pro forma condensed combined financial information are for illustrative purposes as Willow Lane does not have, as of the date of this joint proxy statement/prospectus, a meaningful way of providing any certainty regarding the number of Willow Lane Public Shares that public shareholders will redeem in connection with the Business Combination. Management determined that additional redemption scenarios would not result in materially different outcomes from those presented. The estimated cash balances as of Closing under 25%, 50%, and 75% redemption scenarios would be approximately $100.5 million, $67.3 million, and $34.2 million, respectively, and Willow Lane’s Deferred Underwriting Commission payable of $3.9 million would be paid in full in each of these scenarios due to the sufficient funds following redemptions.

The following table summarizes the pro forma number of shares of Pubco common stock outstanding following the consummation of the Business Combination under a no redemption scenario and 100% redemption scenario, excluding the potential dilutive effect of 6,325,000 outstanding Pubco Public Warrants and 5,145,722 Pubco Private Warrants. The Pubco Public Warrants and Pubco Private Warrants will become exercisable upon completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon their redemption or liquidation.

	Pro Forma Combined Share Ownership
	No Redemption Scenario (1)		100% Redemption Scenario (2)
	Shares	%	Shares	%
Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	8%	4,628,674	9%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	21%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders	29,533,018	48%	29,533,018	61%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	23%	14,616,982	30%
Total Shares of PubCo Common Stock	61,428,674	100%	48,778,674	100%

(1)	This scenario assumes that no shares of WLAC Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

(2)	This scenario assumes that 12,650,000 shares of WLAC Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

176

The following table summarizes the combined voting power of Pubco under a no redemption scenario and 100% redemption scenario, excluding the potential dilutive effect of 6,325,000 outstanding Pubco Public Warrants and 5,145,722 Pubco Private Warrants. The Pubco Public Warrants and Pubco Private Warrants will become exercisable upon completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon their redemption or liquidation.

	Pro Forma Combined Share Ownership
	No Redemption Scenario (1)		100% Redemption Scenario (2)
	Votes	%	Votes	%
Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	1%	4,628,674	1%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	4%	—	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders	295,330,176	91%	295,330,176	94%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	4%	14,616,982	5%
Total votes determined based on the outstanding shares of PubCo Common Stock.	327,225,832	100%	314,575,832	100%

(1)	This scenario assumes that no Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

(2)	This scenario assumes that 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

177

Assuming that all outstanding 6,325,000 Pubco Public Warrants and 5,145,722 Pubco Private Warrants were exercisable and exercised following completion of the Business Combination (and each other assumption applicable to the table set forth above remains the same), then the pro forma number of shares of Pubco common stock outstanding following the consummation of the Business Combination will be as shown below:

	Pro Forma Combined Share Ownership
	No Redemption Scenario (1)		100% Redemption Scenario (2)
	Shares	%	Shares	%
Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	6%	4,628,674	8%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	17%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders (3)	29,533,018	41%	29,533,018	49%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	20%	14,616,982	24%
Pubco Class A Common Stock issued to WLAC Public Warrants	6,325,000	9%	6,325,000	10%
Pubco Class A Common Stock issued to WLAC Private Warrants	5,145,722	7%	5,145,722	9%
Total fully diluted shares of PubCo Common Stock (4)	72,899,396	100%	60,249,396	100%

(1)	This scenario assumes that no Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

(2)	This scenario assumes that 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

(3)	Holder of Pubco Class B Common Stock is entitled to ten votes for each share, whereas holders of Pubco Class A Common Stock are entitled to one vote per share.

(4)	Excludes the earnout shares issuable to Karos, Sponsor and SVP and deferred shares issuable to B. Luke Weil in three tranches subject to achievement of specified share price milestones.

Assuming that all outstanding 6,325,000 Pubco Public Warrants and 5,145,722 Pubco Private Warrants were exercisable and exercised following completion of the Business Combination (and each other assumption applicable to the table set forth above remains the same), then the combined voting power of Pubco will be as shown below:

	Pro Forma Combined Share Ownership
	No Redemption Scenario (1)		100% Redemption Scenario (2)
	Votes	%	Votes	%
Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	1%	4,628,674	1%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	4%	-	0%
Pubco Class B Common Stock issued to Boost Run Unit Holders (3)	295,330,176	87%	295,330,176	91%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	4%	14,616,982	4%
Pubco Class A Common Stock issued to WLAC Public Warrants	6,325,000	2%	6,325,000	2%
Pubco Class A Common Stock issued to WLAC Private Warrants	5,145,722	2%	5,145,722	2%
Total votes determined based on the fully diluted shares of PubCo Common Stock (4)	338,696,554	100%	326,046,554	100%

(1)	This scenario assumes that no Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

(2)	This scenario assumes that 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption are redeemed by current public shareholders.

(3)	Holder of Pubco Class B Common Stock is entitled to ten votes for each share, whereas holders of Pubco Class A Common Stock are entitled to one vote per share.

(4)	Excludes the earnout shares issuable to Karos, Sponsor and SVP and deferred shares issuable to B. Luke Weil in three tranches subject to achievement of specified share price milestones.

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2. Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, although Willow Lane will acquire all of the outstanding equity interests of Boost Run in the Business Combination, Willow Lane will be treated as the “acquired” company and Boost Run will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Boost Run issuing stock for net assets of Willow Lane, accompanied by a recapitalization. The net assets of Willow Lane and Boost Run will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the completion of the Business Combination, the results of operations will be those of Boost Run.

Boost Run has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Under all redemption scenarios, legacy Boost Run stockholders will have a majority of the voting interest in Pubco, with between 91% and 99% of the voting power depending on the redemption scenario.

●	Boost Run will appoint a majority of the directors to Pubco Board;

●	Boost Run’s operations will comprise the ongoing operations of Pubco; and

●	Boost Run’s existing senior management will comprise all of the senior management of Pubco.

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

a)	To reflect the issuance of the February 2026 Bridge Loan of $11.0 million in additional term loans net of debt discount of $1.0 million, from which Boost Run received $10.0 million in net proceeds. The February 2026 Bridge Loan matures on the earlier of April 28, 2026 or the consummation of the Business Combination.

b)

To reflect, in the No Redemption Scenario, the release of the marketable securities held in the Trust Account to cash, assuming no Public Shareholders exercise their right to have their Willow Lane Public Shares redeemed for their pro rata share of the Trust Account.

c)	To reflect the cash payment of accrued expenses of Willow Lane, which will be paid on the Closing.

d)	To reflect the $0.5 million reduction in the deferred underwriting fee payable pursuant to the letter agreement, under which Craig-Hallum agreed to reduce its deferred underwriting fee in exchange for a Right of Participation in any Pubco Subsequent Financings after Closing. The reduction was recorded as a decrease to deferred underwriting fee payable and a corresponding increase to additional paid-in capital. In addition, a $0.3 million current liability was recognized to be paid to Craig-Hallum, recorded as an increase to accrued expenses and other current liabilities and a corresponding decrease to additional paid-in capital.

e)	To reflect the payment of Willow Lane’s Deferred Underwriting Commission of $3.9 million, net of a $0.5 million reduction under the January 13, 2026 letter agreement described in Note 3(d), incurred in connection with Willow Lane IPO and payable upon completion of the Business Combination. This payment will be made from the funds in the Trust Account.

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f)	To reflect the derecognition of $0.1 million prepayments primarily related to the D&O insurance which will be fully utilized at Closing.

g)	To reflect preliminary estimated transaction costs of $1.0 million, not yet reflected in the historical financial statements of Willow Lane, which are expected to be incurred by Willow Lane in connection with the Business Combination, such as advisory, legal, accounting, auditing, and other professional fees as a decrease in cash of $1.9 million upon settlement and decrease of $0.9 million to accrued expenses and a corresponding increase in accumulated deficit in the unaudited pro forma condensed combined balance sheet.

h)	To reflect the payment of $0.2 million for the D&O insurance tail policies that are required to be purchased by Willow Lane before the completion of the Business Combination, pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination.

i)	To reflect No Redemption Scenario, which assumes that no public shareholders of Willow Lane Public Shares subject to possible redemption exercise their redemption rights, resulting in the reclassification of 12,650,000 Willow Lane Public Shares subject to possible redemption from temporary equity to equity upon the consummation of the Business Combination. Immediately prior to Closing, all outstanding 4,628,674 Willow Lane Class B Ordinary Shares will automatically convert into Willow Lane Class A Ordinary Shares. Upon closing of the SPAC Merger, all Willow Lane Class A Ordinary Shares will be automatically converted into Pubco Class A Common Stock on a one-to-one basis, pursuant to the Business Combination Agreement.

j)	To reflect preliminary estimated transaction costs of $3.0 million that are expected to be incurred by Boost Run in connection with the Business Combination, such as advisory, legal, accounting and auditing fees and other professional fees, as a $3.0 million reduction in cash and a $3.0 million reduction in additional paid-in capital, decrease of deferred transaction costs of $1.0 million, decrease of accounts payable of $0.2 million and decrease of accrued expenses and other current liabilities of $0.7 million in the unaudited pro forma condensed combined balance sheet. As the Business Combination will be accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets of Pubco, these direct and incremental costs of the Business Combination are treated as a reduction of the net proceeds received within additional paid-in capital.

k)	To reflect the payment of $0.1 million for the D&O insurance tail policies that are required to be purchased by Boost Run before the completion of the Business Combination, pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination.

l)	To reflect the recapitalization of Boost Run through the contribution of all outstanding Boost Run Class A units, Class B units and Class C units to Pubco, and the issuance of 14,616,982 shares of Pubco Class A Common Stock and the issuance of 29,533,018 shares of Pubco Class B Common Stock and the derecognition of the accumulated deficit of Willow Lane, the accounting acquiree. As a result of the recapitalization, Boost Run’s Members’ Interests of $11.2 million and Willow Lane’s accumulated deficit of $6.3 million, comprising the historical accumulated deficit of $4.9 million and the impact to accumulated deficit of pro forma adjustments related to the derecognition of $0.1 million of prepaid expenses which will be fully utilized at Closing, the recognition of $1.0 million of Willow Lane transaction costs and the payment of $0.2 million of D&O insurance tail policies (see adjustments 3(f), 3(g), 3(h), respectively), have been derecognized. The shares of Pubco common stock issued and payment of Note of $8.5 million in exchange for Boost Run’s Member’s Interests were recorded as an increase to Pubco common stock of $4 thousand, a decrease to cash of $8.5 million and a decrease to additional paid-in capital in amount of $3.6 million.

m)	To reflect estimated bonus expenses of $0.4 million expected to be incurred by Boost Run in connection with the Business Combination.

n)	To reflect the earnout shares issuable to Mr. Karos, the Sponsor and the SPV within equity in Additional paid-in capital as the earnout shares are classified as equity in accordance with ASC 815, Derivatives and Hedging because the arrangements are considered free-standing, indexed to Pubco’s own stock, and meet the remaining equity-classification criteria. As the earnout shares represent consideration transferred in a reverse recapitalization, the value of these earnout shares is recorded as a reduction to Additional paid-in capital, thus the net impact of these transactions to Additional paid-in capital is $0.

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o)	To reflect additional transaction costs of $3.2 million incurred in connection with the Business Combination related to the deferred shares pursuant to the Weil Consulting Agreement. The Deferred Shares Arrangement under the Weil Consulting Agreement has been accounted for as equity in accordance with ASC 718, Compensation—Stock Compensation.

p)

To reflect share-based compensation expense of $0.2 million related to the accelerated vesting of 4,022 Class B units at Closing, immediately before Boost Run Class B Units are exchanged for Pubco Class A Common Stock.

q)	To reflect the expected payment on the estimated Closing Date of a $1.4 million premium for a prepaid directors’ and officers’ insurance policy for the combined company’s directors and officers.

r)	To eliminate related party receivable and related party payable between Boost Run and Pubco.

s)

To reflect, 100% Redemption Scenario, the assumption that the public shareholders of Willow Lane exercise their redemption rights with respect to the 12,650,000 Willow Lane Class A Ordinary Shares subject to possible redemption prior to the consummation of the Business Combination at a redemption price of approximately $10.48 per share, or $132.6 million in cash.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

a)	To reflect the amortization of debt discount related to the February 2026 Bridge Loan, recorded as interest expense for the period, assuming the adjustment described in Note 3(a) was made on January 1, 2025.

b)

To reflect an adjustment to eliminate interest and dividend earned related to the cash and investments held in the Trust Account and interest earned on cash in the bank account, assuming the adjustment described in Note 3(b) was made on January 1, 2025.

c)	To reflect Willow Lane’s preliminary estimated advisory, legal, accounting, auditing, and other professional fees incurred in connection with the Business Combination, as an increase to general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, assuming that the adjustment described in Note 3(g) was made on January 1, 2025.

d)	To reflect the derecognition of $0.1 million prepayment primarily related to the D&O insurance that will be fully utilized at Closing, assuming that the adjustment described in Note 3(f) was made on January 1, 2025.

e)	To reflect an adjustment to recognize $0.2 million for the D&O insurance tail policies that are required to be purchased by Willow Lane before the completion of the Business Combination, pursuant to the Business Combination Agreement, assuming the adjustment described in Note 3(h) was made on January 1, 2025. The policy does not cover any claims incurred after the consummation of the Business Combination.

f)	To reflect an adjustment to eliminate Willow Lane’s administrative support fees, incurred under an administrative services arrangement for general and administrative services, including office space, administrative and support services, as if the Business Combination had occurred on January 1, 2025.

g)	To reflect an adjustment to recognize $0.1 million for the D&O insurance tail policies that are required to be purchased by Boost Run before the completion of the Business Combination, pursuant to the Business Combination Agreement, assuming the adjustment described in Note 3(k) was made on January 1, 2025. The policy does not cover any claims incurred after the consummation of the Business Combination.

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h)	To reflect estimated bonus expenses of $0.4 million expected to be incurred by Boost Run in connection with the Business Combination.

i)	To reflect the one year of share-based compensation expense of $3.0 million related to the vesting of the Deferred Shares pursuant to the Weil Consulting Agreement described in Note 3(o).

j)	To reflect pro forma interest expense on the Bridge Loan, assuming the Bridge Loan had been outstanding as of January 1, 2025. The adjustment reflects interest expense for the year ended December 31, 2025. The Bridge Loan bears interest at a rate equal to the prime rate plus 4.50%.

k)

To reflect share-based compensation expense of $0.2 million related to the accelerated vesting of 4,022 Class B units at Closing, immediately before Boost Run Class B Units are exchanged for Pubco Class A Common Stock in Note 3(p).

l)	To reflect one year of amortization expense for the combined company’s directors’ and officers’ insurance policy recorded in Note 3(q) for the year ended December 31, 2025.

m)	Pubco will not recognize current or deferred tax expense upon consummation of the transaction. Pubco would be in a taxable loss for the period and the U.S. deferred tax balances will be offset by a full valuation allowance. Therefore, no income tax provision impact related to the transaction accounting adjustments is reflected.

n)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Pubco common stock outstanding at the Closing of the Business Combination, as if the Business Combination occurred on January 1, 2025. The calculation of weighted-average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the period presented

Pro forma basic and diluted net loss per share attributable to ordinary shareholders is calculated as follows for the year ended December 31, 2025:

	Year ended December 31, 2025
	No Redemption Scenario		100% Redemption Scenario
	Class A	Class B	Class A	Class B
	(in thousands, except share and per share amounts)
Numerator:
Net loss	$(13,539)	$(12,537)	$(10,288)	$(15,788)
Denominator:
Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	-	4,628,674
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	-	-
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	-	14,616,982
Pubco Class B Common Stock issued to Boost Run Unit Holders	-	29,533,018	-	29,533,018
Weighted-average shares of common stock outstanding - basic	31,895,656	29,533,018	19,245,656	29,533,018

Pro forma net loss per share attributable to stockholders - basic & diluted	$(0.42)	$(0.42)	$(0.53)	$(0.53)

The computation of pro forma diluted net loss per share attributable to ordinary shareholders for the year ended December 31, 2025 and excludes the 6,325,000 outstanding Pubco Public Warrants and 5,145,722 Pubco Private Warrants, as their inclusion would have been antidilutive.

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Information About Willow Lane

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Willow Lane.

Overview

Willow Lane is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability on July 3, 2024. Willow Lane was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Willow Lane Class A Ordinary Shares and Warrants are currently listed on the Global Market tier of the Nasdaq Stock Market under the symbols “WLAC” and “WLACW,” respectively.

Initial Public Offering and Private Placement

On November 12, 2024, we consummated our Initial Public Offering 12,650,000 units, including 1,650,000 option units issued pursuant to the full exercise of the over-allotment option. Each unit consists of one Public Share and one-half of one Public Warrant, with each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $126,500,000.

Simultaneously with the closing of the Initial Public Offering and pursuant to the Willow Lane Private Warrants Purchase Agreements, we completed the private sale of an aggregate of 5,145,722 Willow Lane Private Warrants to the Sponsor and to BTIG and Craig-Hallum, the representatives of the underwriters of our Initial Public Offering, with each Willow Lane Private Warrant exercisable to purchase one Class A Ordinary Share at $11.50 per share, at a price of $1.00 per Willow Lane Private Warrant, generating gross proceeds to us of $ 5,145,722. Of those 5,145,722 Willow Lane Private Warrants, the Sponsor purchased 4,007,222 Willow Lane Private Warrants and BTIG and Craig-Hallum, together, purchased 1,138,500 Willow Lane Private Warrants in the aggregate.

A total of $126,879,500, comprised of the proceeds from the Initial Public Offering and the private placement, was placed in the Trust Account maintained by CST, acting as trustee.

It is the job of the Sponsor and management Team to complete our initial business combination. Our Management Team is led by B. Luke Weil, our Chief Executive Officer, and George Peng, our Chief Financial Officer. In addition, our Management Team is aided by Lorne Weil, our Advisor. We must complete our initial business combination by November 12, 2026, which is 24 months from the closing of our Initial Public Offering, unless we decide to pursue an amendment to Willow Lane Memorandum and Articles in order to extend the Combination Period. If our initial business combination is not consummated by the end of our Combination Period (as extended, if it has been extended), then, Willow Lane will be required to (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of income taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (c) as promptly as reasonably possible following such redemption, subject to the approval of Willow Lane’s remaining shareholders and the Directors, liquidate and dissolve, subject in each case to Willow Lane’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law.

We may seek to extend the Combination Period, consistent with applicable laws, regulations and stock exchange rules, by amending the Willow Lane Memorandum and Articles. Such an amendment would require the approval of our Public Shareholders, who will be provided the opportunity to redeem their Public Shares upon effectiveness of such amendment. Such redemptions will decrease the amount held in our Trust Account and our capitalization, and may affect our ability to maintain our listing on Nasdaq. In addition, the Nasdaq Rules currently require SPACs (such as us) to complete our initial business combination in accordance with the Nasdaq 36-Month Requirement. If we do not meet the Nasdaq 36-Month Requirement, our securities will likely be subject to a suspension of trading and delisting from Nasdaq. The Sponsor may also, in its discretion, explore transactions under which it would sell its interest in our Company to another sponsor entity, which may result in a change to our Management Team.

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Prior SPAC Experience

Below are the SPAC business combinations in which members of our management team (excluding our advisor) have participated, along with certain other information:

● Andina I (SPAC), Tecnoglass S.A. (Target). The SPAC consummated its initial public offering on March 20, 2012 for 4,000,000 units, with each unit consisting of one ordinary share and one warrant to purchase one ordinary share exercisable at $8.00 per share, generating gross proceeds of $40.0 million. There was no extension of the SPAC’s term. There were approximately 56% redemptions in connection with the business combination. Tecnoglass trades on the New York Stock Exchange under the symbol “TGLS,” and the price of the common stock has ranged from $2.15 to $90.34 following consummation of the business combination, with a closing price of $50.32 on December 31, 2025.

● Andina II (SPAC), Lazydays’ R.V. Center, Inc. (Target). The SPAC consummated its initial public offering on November 25, 2015 for 4,000,000 units, with each unit consisting of one ordinary share, one right to receive 1/7 of one ordinary share and one warrant to purchase one-half of one ordinary share exercisable at $11.50 per whole share, generating gross proceeds of $40.0 million. The SPAC’s term was extended multiple times, for a total extension of 7 months, with approximately 74% redemptions in connection with such extensions, as well as in connection with the business combination. Lazydays Holdings, Inc., the public company created as a result of the business combination, traded on Nasdaq under the symbol “GORV” from March 16, 2018 to November 28, 2025, and the price of the common stock had ranged from $0.42 to $25.10 (on a reverse-split adjusted basis, reflecting a 1:30 reverse stock split on July 14, 2025) following consummation of the business combination.

● Andina III (SPAC), Stryve Foods, LLC (Target). The SPAC consummated its initial public offering on January 29, 2019 for 10,000,000 units, with each unit consisting of one ordinary share, one right to receive 1/10 of one ordinary share and one warrant to purchase one ordinary exercisable at $11.50 per share, generating gross proceeds of $108.0 million. The SPAC’s term was extended multiple times, for a total extension of 9 months, with approximately 95% redemptions in connection such extensions, as well as in connection with the business combination. Stryve Foods trades on Nasdaq under the symbol “SNAX,” and the price of the common stock has ranged from $0.0002 to $8.86 (on a reverse-split adjusted basis, reflecting a 1:15 reverse stock split on July 14, 2023) following consummation of the business combination, with a closing price of $0.0025 on December 31, 2025.

● Hydra Industries (SPAC), Inspired Gaming Group (Target). The SPAC consummated its initial public offering on October 29, 2014 for 8,000,000 units, with each unit consisting of one share of common stock, one right to receive 1/10 of one share of common stock and one warrant to purchase one half of one share of common stock, with each warrant exercisable at $5.75 per share, generating gross proceeds of $80.0 million. The SPAC’s term was extended by three months, with approximately 66% redemptions in connection with such extension, as well as in connection with the business combination. Inspired Entertainment trades on Nasdaq under the symbol “INSE,” and the price of the common stock has ranged from $1.87 to $16.44 following consummation of the business combination, with a closing price of $9.36 on December 31, 2025.

● Leisure Acquisition (SPAC), Ensysce Biosciences, Inc. (Target). The SPAC consummated its initial public offering on December 1, 2017 for 20,000,000 units, with each unit consisting of one share of common stock and ½ of one warrant to purchase one share of common stock, with each whole warrant exercisable at $11.50 per share, generating gross proceeds of $200.0 million. The SPAC’s term was extended multiple times, for a total extension of 18 months, with approximately 94% redemptions in connection with such extensions, as well as in connection with the business combination. Ensysce trades on Nasdaq under the symbol “ENSC,” and the price of the common stock has ranged from $0.86 to $86,363.14 (on a reverse-split adjusted basis, reflecting a 1:20 reverse stock split on October 28, 2022, a 1:12 reverse stock split on March 31, 2023, and a 1:15 reverse stock split on December 6, 2024) following consummation of the business combination, with a closing price of $0.92 on December 31, 2025.

In addition, members of our management have also participated in the following SPACs:

● Willow Lane Acquisition Corp. II (“Willow Lane II”). The SPAC consummated its initial public offering on February 17, 2026 for 14,375,000 units, with each unit consisting of one Class A ordinary share and one-fourth of a redeemable warrant exercisable at $11.50 per whole share, generating gross proceeds of $143,750,000. Willow Lane II’s units currently trade on Nasdaq under the symbol “WLIIU.” On March 6, 2026, the closing price of the units was 10.18.

However, in recent years, the stock prices of many target businesses have underperformed post-business combination with a SPAC. We cannot assure our shareholders that we will properly ascertain or assess all of the significant risk factors associated with a target business or that the price of the shares of the combined entity post-business combination will increase.

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Experience and Responsibilities of the Sponsor

The Sponsor, Willow Lane Sponsor, LLC, is a Delaware limited liability company formed exclusively for the purpose of serving as a sponsor for us. The Sponsor had sole responsibility for organizing, directing and managing the business and affairs of us from its incorporation. The Sponsor’s activities in connection with the Willow Lane IPO included identifying and negotiating terms with the representative of the underwriters for the offering, other third-party service providers such as its auditors and legal counsel, and our directors and officers. The Sponsor also assisted in identifying targets and negotiating terms with them for an initial business combination, including with Boost Run.

On November 7, 2024, we entered into the Administrative Services Agreement with BLW Office LLC, an affiliate of the Sponsor. Under the Administrative Services Agreement, we pay $10,000 per month to BLW Office LLC for office space, utilities, and secretarial and administrative support. On November 7, 2024, we entered into indemnity agreements with B. Luke Weil, George Peng, Marjorie Hernandez, Robert Stevens, Rayne Steinberg and Mauricio Orellana. On July 10, 2025, we entered into an indemnity agreement with Simón Gaviria Muñoz. We will cease the monthly fees under the Administrative Services Agreement upon the earlier to occur of the completion of our initial business combination or liquidation.

B. Luke Weil, Willow Lane’s Chief Executive Officer and the Chairman of Willow Lane’s board of directors, is the sole managing member of the Sponsor. No other person has a direct or indirect material interest in the Sponsor.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our Public Shareholders (other than our sponsor and Willow Lane’s directors and officers) with the opportunity to elect to redeem all or a portion of their Public Shares, in connection with the vote to approve an initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of an initial business combination, including interest earned on the funds held in the Trust Account (less income taxes payable, if any), divided by the number of then outstanding Public Shares, subject to the limitations and on the conditions described herein. As of December 31, 2025, the amount in the Trust Account was $132,583,821.10, or approximately $10.48 per Public Share (before taxes payable, if any). The per share amount we will distribute to investors who properly redeem their Public Shares will not be reduced by the Deferred Underwriting Commission we will pay to the underwriters of the Initial Public Offering.

The Sponsor, officers and directors have entered into the Letter Agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and Public Shares they may hold in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our Public Shareholders with the opportunity to elect to redeem all or a portion of their Public Shares either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our Company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding Ordinary Shares or seek to amend Willow Lane Memorandum and Articles would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with the Nasdaq Rules.

The requirement that we provide our Public Shareholders with the opportunity to elect to redeem their Public Shares by one of the two methods listed above are contained in provisions of Willow Lane Memorandum and Articles and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, so long as we offer redemption in connection with such amendment.

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If we provide our Public Shareholders with the opportunity to elect to redeem their Public Shares in connection with a general meeting, we will, pursuant to Willow Lane Memorandum and Articles:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our Public Shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if the business combination is approved by an ordinary resolution The holders of at least one-third of the Willow Lane Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum for such meeting. The Sponsor, officers and directors will count toward this quorum and, pursuant to the Letter Agreement, the Sponsor, officers and directors have agreed to vote their Founder Shares, shares underlying the Willow Lane Private Warrants and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately-negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the business combination transaction) in favor of our initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the Founder Shares, we would need 4,010,664, or 31.70%, of the 12,650,000 Public Shares sold in the Initial Public Offering to be voted in favor of an initial business combination in order to have our initial business combination approved, and if we would require a special resolution at the meeting, we would need 6,890,443 Public Shares, or 54.47% of the 12,650,000 Public Shares sold in the Initial Public Offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding Ordinary Shares are voted, and the parties to the Letter Agreement do not acquire any Class A Ordinary Shares. If our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution.

In addition, only holders of our Class B Ordinary Shares (i) have the right to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) are entitled to vote on continuing our Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These quorum and voting thresholds, and the voting agreement of the Sponsor, officers and directors, may make it more likely that we will consummate our initial business combination. Each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a Public Shareholder on the record date for the general meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on Public Shareholders not tendering more than the number of Public Shares we are permitted to redeem. If Public Shareholders tender more Public Shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

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Upon the public announcement of our initial business combination, if we elect to conduct redemption pursuant to the tender offer rules, we or the Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Public Shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the DWAC system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a Public Shareholder seeking redemption of its Public Shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such Public Shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to our Public Shareholders in connection with our initial business combination will indicate whether we are requiring Public Shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming Public Shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by Public Shareholders who elected to redeem their Public Shares.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any Public Shares, and all Public Shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, the Willow Lane Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering (the “Excess Shares”) without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our Management to purchase their Public Shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Shareholder holding more than an aggregate of 15% of the Public Shares sold in the Initial Public Offering could threaten to exercise its redemption rights if such Public Shareholder’s Public Shares are not purchased by us, the Sponsor or our Management at a premium to the then-current market price or on other undesirable terms. By limiting our Public Shareholders’ ability to redeem no more than 15% of the Public Shares sold in the Initial Public Offering without our prior consent, we believe we are limiting the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we are not restricting our shareholders’ ability to vote all of their Public Shares (including Excess Shares) for or against our initial business combination.

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Delivering Share Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their Public Shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the DWAC system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a Public Shareholder seeking redemption of its Public Shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such Public Shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our Public Shares in connection with our initial business combination will indicate whether we are requiring Public Shareholders to satisfy such delivery requirements. Accordingly, a Public Shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its Public Shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its Public Shares may not be redeemed. Given the relatively short exercise period, it is advisable for Public Shareholders to use electronic delivery of their Public Shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the Public Shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $100 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require Public Shareholders seeking to exercise redemption rights to submit or tender their Public Shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such Public Shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a Public Shareholder delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such Public Shareholder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our Public Shares electing to redeem their Public Shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our Public Shareholders who elected to exercise their redemption rights would not be entitled to redeem their Public Shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any certificates delivered by Public Shareholders who elected to redeem their Public Shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the Combination Period, as it may be extended.

Redemption of Public Shares and Liquidation if No Initial Business Combination

The Willow Lane Memorandum and Articles provides that we will have only the duration of the Combination Period, as it may be extended, to complete our initial business combination. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Warrants, which will expire worthless if we fail to complete our initial business combination within the Combination Period, as it may be extended.

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The Sponsor, officers and directors have entered into a Letter Agreement with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial business combination within the Combination Period, although they will be entitled to liquidating distributions from assets outside the Trust Account. However, if the Sponsor or Management Team acquire Public Shares after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if we fail to complete our initial business combination within the allotted Combination Period.

The Sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to the Willow Lane Memorandum and Articles (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within the Combination Period or (y) with respect to any other material provisions relating to rights of holders of Willow Lane Class A Ordinary Shares or pre-initial business combination activity, in each case unless we provide our Public Shareholders with the opportunity to redeem their Public Shares upon effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less income taxes payable, divided by the number of then outstanding Public Shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $322,830 of proceeds held outside the Trust Account, as of December 31, 2025, although we cannot assure our shareholders that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay income taxes on interest income earned on the Trust Account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the Initial Public Offering and the sale of the Willow Lane Private Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by shareholders upon our dissolution would be the Redemption Price. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors, which would have higher priority than the claims of our Public Shareholders. We cannot assure our shareholders that the actual per-share redemption amount received by shareholders will not be substantially less than the Redemption Price. While we intend to pay such amounts, if any, we cannot assure our shareholders that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our Management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if Management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by Management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where Management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, our independent registered public accounting firm, and the underwriters of the Initial Public Offering did not execute agreements with us waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

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In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (except for our independent registered public accounting firm), or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.03 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.03 per share due to reductions in the value of the Trust Account assets, less taxes payable, if any, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are securities of our Company. Therefore, we cannot assure our shareholders that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.03 per Public Share. In such an event, we may not be able to complete our initial business combination, and our Public Shareholders would receive such lesser amount per share in connection with any redemption of their Public Shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.03 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.03 per share due to reductions in the value of the Trust Account assets, in each case less taxes payable, if any, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure our shareholders that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.03 per share.

We seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. As of December 31, 2025, we had access to up to approximately $322,830 with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure our shareholders we will be able to return $10.03 per share to our Public Shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy/insolvency laws as either a “preferential transfer” or a “fraudulent conveyance, preference or disposition.” As a result, a liquidator or bankruptcy or other court could seek to recover some or all amounts received by our shareholders. Furthermore, our Board of Directors may be viewed as having breached its fiduciary duty to us or our creditors and/or may have acted in bad faith, and thereby exposing itself and our Company to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure our shareholders that claims will not be brought against us for these reasons.

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Our Public Shareholders are entitled to receive funds from the Trust Account only (i) in the event of the redemption of our Public Shares if we do not complete our initial business combination within the Combination Period, (ii) in connection with a shareholder vote to amend the Willow Lane Memorandum and Articles (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within the Combination Period or (y) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination, subject to applicable law and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a Public Shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval in connection with our initial business combination, a Public Shareholder’s voting in connection with the business combination alone will not result in a Public Shareholder’s redeeming its Public Shares to us for an applicable pro rata share of the Trust Account. Such Public Shareholder must have also exercised its redemption rights described above. These provisions of the Willow Lane Memorandum and Articles, like all provisions of the Willow Lane Memorandum and Articles, may be amended with a shareholder vote.

Employees

We currently have three officers: Messrs. Weil and Peng and Ms. Hernandez. These individuals are not obligated to devote any specific number of hours to our matters, but they devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they devote in any time period varies based on the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

Willow Lane’s Management

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Willow Lane before the Business Combination.

Directors and Executive Officers

We have five directors. The directors and executive officers of Willow Lane are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
B. Luke Weil	46	Chief Executive Officer and Director
George Peng	55	Chief Financial Officer
Marjorie (Maya) Hernandez	45	Treasurer and Director of Business Development
Robert Stevens	72	Independent Director
Rayne Steinberg	48	Independent Director
Mauricio Orellana	61	Independent Director
Simón Gaviria Muñoz	44	Independent Director

B. Luke Weil, Willow Lane’s Chief Executive Officer and Chairman of the Board since our formation in July 2024, is the sole managing member of our sponsor, Willow Lane Sponsor LLC. Mr. Weil has been the Chief Executive Officer of Willow Lane II, since August 2025 and Chairman of Willow Lane II since December 2025. Previously, he served as the Non-Executive Chairman and a managing member of the sponsor of Andina Acquisition Corporation III (“Andina III”) from its inception on January 2019 through its business combination with Stryve Foods. (Nasdaq: SNAX) in July 2021. From July 2015 to March 2018, Mr. Weil was the non-Executive Chairman and a managing member of the sponsor of Andina Acquisition Corporation II (“Andina II”), which completed a business combination with Lazyday’s R.V. Center, Inc (Nasdaq: GORV). He served as Chief Executive Officer of Andina Acquisition Corporation (“Andina I”) from January 2013 until its merger with Tecnoglass Inc. (NYSE:TGLS) in December 2013.

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Since July 2021, Mr. Weil has served as a member of the Board of Directors of Stryve Foods. During that period, he also engaged in various philanthropic activities. He has previously served as a board member of Lazydays Holdings, Inc. from March 2018 to April 2021 and of Tecnoglass from September 2011 until March 2012. Mr. Weil also sat on the Board of All Market, Inc. (d/b/a Runa) from May 2012 to December 2018.

Earlier in his career, from 2008 to 2013, Mr. Weil headed International Business Development for Scientific Games Corporation in Latin America where, among other responsibilities, he oversaw business acquisitions in the region. From 2004 to 2006, Luke was an associate and then Junior Partner at Business, Strategies, & Insight, a government relations and business consulting firm. Luke started his career as an investment banker at Bear Stearns. From 2006 to 2008, Mr. Weil attended Columbia Business School. From September 1998 to May 2002, Mr. Weil attended Brown University. Mr. Weil received a B.A. from Brown University and an M.B.A. from Columbia Business School.

George Peng has served as Willow Lane’s Chief Financial Officer since our formation in July 2024. Mr. Peng has been the Chief Financial Officer of Willow Lane II, a SPAC, since December 2025. Additionally, Mr. Peng served as Chief Financial Officer of Leisure Acquisition Corp., a SPAC that acquired Ensysce Biosciences, Inc., from September 2017 until June 2021. Previously, he served as Vice President of Finance at Inspired Entertainment, Inc., from December 2016 to February 2022. From February 2022 until July 2024, Mr. Peng pursued various consulting activities. Prior, he was Chief Financial Officer of Hydra Industries, a SPAC that acquired Inspired Entertainment, Inc., from August 2015 until December 2016. Before that, Mr. Peng was a consultant to Scientific Games Corporation from May 2013 to April 2014, where he assisted in its integration of the acquisition of WMS Industries. Mr. Peng was focused on the financial and operational impacts of integrating the accounting and finance functions of both companies, including human resource allocation, budgeting, and cost reductions. Prior to consulting to Scientific Games, Mr. Peng was a consultant primarily focused on financial planning and analysis for various industries, including retail and financial services. Previously, he was an Associate in the Investment Banking division of Credit Suisse, focusing on private equity, high yield, and leveraged lending products. Mr. Peng holds an A.B. in Economics from the University of Michigan, Ann Arbor, as well as an M.B.A. with a concentration in Finance from the Anderson School at UCLA. Mr. Peng is a CFA Charterholder.

Marjorie (Maya) Hernandez has served as Willow Lane’s Treasurer and Director of Business Development since our formation in July 2024. Ms. Hernandez has been the Chief Operating Officer of Willow Lane II, a SPAC, since December 2025. From 2021 to 2024, Ms. Hernandez built a personal portfolio of early-stage company private investments. She also served as Board Member and Treasurer of Caring for Colombia Foundation and founded Doulas en Español, a community organization in New York City. From September 2016 to January 2021, she served as Treasurer of Andina III. Ms. Hernandez was Secretary and then Secretary and Treasurer of Andina II from August 2015 to October 2017. She was an initial investor and advisor to Andina I. Prior to this, Ms. Hernandez served as senior currency strategist for Latin America at HSBC Securities (USA) from 2008 to 2015. From 2005 to 2008, she was the lead macro-economic and political analyst for HSBC, covering the Andean region. Previously, Ms. Hernandez was a public policy associate at the Council of the Americas, a forum dedicated to contemporary political, social and economic issues in Latin America.

Robert Stevens has served on the Willow Lane Board of Directors since November 2024. Mr. Stevens has been an independent director of Willow Lane II since February 2026. Mr. Stevens has served as an independent strategy and corporate development consultant in a variety of industries from 2014 to the present, and from 2002 to 2011. In that capacity he has worked extensively in the gaming and leisure industry as well as in office furniture, apparel and music publishing. Mr. Stevens served as Vice President of Corporate Strategy at Scientific Games Corporation from 2011 to 2014 where he worked on M&A and corporate strategy in gaming and lottery. Mr. Stevens served as Executive Vice President of Bluefly, Inc., a publicly traded fashion retailer, from 1999 to 2002. Mr. Stevens served as Vice President and Partner in the New York Strategy Practice of Mercer Management Consulting (the strategy consulting arm of Marsh & McLennan) from 1992 to 1999 where he led engagements in consumer products, industrial products, business services and utilities. Prior to that he served as Senior Associate at Lorne Weil, Inc., a boutique corporate development and strategy consulting firm where he worked extensively in architectural & building products, passive electronic components, computing, printing technologies, cable television and food equipment. Mr. Stevens holds an MBA from Columbia University where he was a Lawrence Wein fellow; an M.S. in Economics from the University of Wisconsin, and a B.A. in Economics from the University of Rhode Island. Mr. Stevens served on the Board of Directors of Bluefly, Inc. and Axsys Technologies (Audit and Governance), an optoelectronics supplier which was sold to General Dynamics.

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Rayne Steinberg has served on the Willow Lane Board of Directors since November 2024. Mr. Steinberg has been an independent director of Willow Lane II since February 2026. Since November 2019, Mr. Steinberg has been Chief Executive Officer at Arca Capital Management LLC. Mr. Steinberg leads the company’s strategic direction and is responsible for securities structuring and risk management. Since February 2018, he has been the Co-Founder and Chief Executive Officer, Praesidium Partners, Inc. (parent of Arca Capital Management LLC) and of Arca Investment Management, Inc., the investment adviser. Mr. Steinberg has an extensive history of financial and entrepreneurial success with nearly two decades of experience. Prior to founding Arca, Mr. Steinberg co-founded an asset management company, WisdomTree, where he was responsible for raising capital, creating intellectual property, and building and overseeing a sales team responsible for raising $50 billion in ETF assets under management. Mr. Steinberg holds a Bachelor of Science degree in Economics from The Wharton School of the University of Pennsylvania.

Mauricio Orellana has served on the Willow Lane Board of Directors since November 2024. Mr. Orellana has been an independent director of Willow Lane II since February 2026. Since 2013, Mr. Orellana has served as a financial consultant to companies in Latin America in the media, infrastructure and services sectors. Currently he is the Managing Director of Blue Like an Orange Capital US LLC, a financial adviser to impact funds for transactions in emerging markets. Since November 2018, Mr. Orellana has served as a member of the Board of Stryve Foods. He previously served as Chief Operating Officer for Andina III from September 2016 until the consummation of the business combination with Stryve Foods. From August 2015 to March 2018, Mr. Orellana served as Chief Financial Officer and a member of the board of directors of Andina II. From 2005 to 2013, Mr. Orellana was a Managing Director at Stephens Inc., a private investment banking firm. From 2000 to 2005, Mr. Orellana was a Vice President and Managing Director at Cori Capital Partners, L.P., a financial services firm. Prior to this, he served as Investment Officer for Emerging Markets Partnership and Inter-American Investment Corporation, each private investment firms. Mr. Orellana received a degree in electrical engineering from the Universidad Central de Venezuela and an M.B.A. from the Instituto de Education Superior de Administracion.

Simón Gaviria Muñoz has served on the Willow Lane Board of Directors since July 2025, is currently a board member of the Autoregulador del Mercador de Valores (AMV), the Colombian financial oversight board for capital markets. Mr. Muñoz has been an independent director of Willow Lane II since February 2026. Since September 2020, Mr. Muñoz has served as a consultant for Federacion Nacional de Departamentos. From August 2014 to May 2017, he was a Director at Departamento Nacional de Planeachon. Prior to that position, from November 2011 to August 2014, Mr. Muñoz was the President of the Partido Liberal Colombiano, the largest political party in Colombia. From July 2006 to July 2014, Mr. Muñoz served in the Congreso de Colombia, as a Speaker of the House in 2011-2012 and a member of the committees on Economics, Budget and Planning. From September 2002 to July 2005, he was an Analyst at JP Morgan Investment Banking. Mr. Muñoz has a B.A. from the University of Pennsylvania, a master’s degree from Unversidad de Los Andes and a master’s degree in public administration from Harvard University.

Advisor

A. Lorne Weil has served as our Advisor since November 2024. Mr. Weil has served as the Executive Chairman of Inspired Entertainment, Inc. (“Inspired”) since the consummation of its business combination that created the current Inspired Entertainment, Inc. in December 2016. Mr. Weil was the co-sponsor and founder of Inspired’s predecessor, Hydra Industries, and served as its Chairman and Chief Executive Officer since its formation in 2014. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation (and its predecessor, Autotote Corporation) from October 1991 to November 2013. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation from 1992 to 2008 and from November 2010 to November 2013 and as the President from August 1997 to June 2005. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc. from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University. In 2011, Mr. Weil was the sponsor and Chairman of the Board of Andina I, and is currently the Chairman of its successor entity, Tecnoglass Inc. Mr. Weil served as Executive Chairman of Leisure Acquisition Corp., a blank check company, from September 2017 until it completed a business combination in June 2021. Mr. Weil has been an advisor to Willow Lane II since August 2025.

Our advisor (i) assists us in sourcing and negotiating with potential business combination targets, (ii) provides business insights when we assess potential business combination targets and (iii) upon our request, provides business insights as we work to create additional value in the businesses that we acquire. However, our Advisor has no written advisory agreement with us. Additionally, our Advisor has no other employment or compensation arrangements with us. Moreover, our Advisor is not under any fiduciary obligations to us nor does our Advisor perform board or committee functions, nor does our Advisor have any voting or decision-making capacity on our behalf. Our Advisor is also not required to devote any specific amount of time to our efforts. Accordingly, if our Advisor becomes aware of a business combination opportunity that is suitable for any of the entities to which our Advisor has fiduciary or contractual obligations (including other blank check companies), our Advisor will honor their fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We may modify or expand our roster of advisors as we source potential business combination targets or create value in businesses that we may acquire.

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We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist the businesses we acquire. However, our management team’s network of contacts, and its investing and operating experience, do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are involved with other businesses. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

Family Relationships

No family relationships exist between any of our directors, executive officers or Advisor other than as set for the below:

●	Lorne Weil, our Advisor, is the father of Luke Weil, our Chief Executive Officer and a member of our Board of Directors.

Involvement in Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Director Independence

Nasdaq rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the commencement of the trading of our units on Nasdaq, we expect to have four “independent directors” as defined in Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board of directors expects to determine that Messrs. Stevens, Steinberg, Orellana and Muñoz are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Subject to phase-in rules, the Nasdaq Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our Board and has the composition and responsibilities described below.

Audit Committee

We have established the Audit Committee of the Board of Directors. Mr. Stevens, Mr. Steinberg and Mr. Orellana serve as the members of our Audit Committee. Under the Nasdaq Rules and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Messrs. Stevens, Steinberg and Orellana are each independent.

Mr. Orellana serves as the chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Orellana qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

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We have adopted a charter of the Audit Committee, which details the principal functions of the Audit Committee, including:

●	assisting with Board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Willow Lane”;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities; and

●	advising the Board and any other Board committees if the clawback provisions of Rule 10D-1 under the Exchange Act (the “SEC Clawback Rule”) are triggered based upon a financial statement restatement or other financial statement change, with the assistance of Management and to the extent that our securities continue to be listed on an exchange and subject to the SEC Clawback Rule.

Compensation Committee

We have established the Compensation Committee of our Board of Directors. The members of our Compensation Committee are Mr. Stevens and Mr. Orellana. Mr. Stevens serves as chair of the Compensation Committee. Under the Nasdaq Rules and applicable SEC rules, we are required to have a Compensation Committee of at least two members, all of whom must be independent. Messrs. Stevens and Orellana are each independent.

We have adopted a charter of the Compensation Committee, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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●	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to Board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting Management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement;

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

●	advising the Board and any other Board committees if the clawback provisions of the SEC Clawback Rule are triggered based upon a financial statement restatement or other financial statement change and perform any other tasks required of it by the Clawback Policy (as defined below), with the assistance of Management and to the extent that our securities continue to be listed on an exchange and subject to the SEC Clawback Rule.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser or entity. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser or entity, including the factors required by Nasdaq and the SEC.

We have filed a copy of our Audit Committee Charter and Compensation Committee Charter as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024. Our shareholders are also able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. We intend to disclose any amendments to or waivers of certain provisions of our Audit Committee Charter and Compensation Committee Charter in a Current Report on Form 8-K.

Director Nominations

We do not have a standing nominating committee though we would form a corporate governance and nominating committee as and when required to do so by law or the Nasdaq Rules. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by our Board of Directors. Our Board of Directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are Messrs. Stevens, Steinberg, Orellana and Muñoz. In accordance with Rule 5605(e)(1)(A) of the Nasdaq Rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board of Directors also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an extraordinary general meeting). Our shareholders that wish to nominate a director for appointment to our Board of Directors should follow the procedures set forth in the Willow Lane Memorandum and Articles.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our shareholders. Prior to our initial business combination, our Public Shareholders do not have the right to recommend director candidates for nomination to our Board of Directors.

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Code of Ethics

We have adopted a Code of Business Conduct and Ethics, applicable to our directors, officers and employees (the “Code of Ethics”). A copy of the Code of Ethics and the charters of the committees of our Board of Directors will be provided without charge upon request from us. If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC rules or the Nasdaq Rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this proxy statement/prospectus or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

We have filed a copy of our Code of Ethics as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. Our shareholders are also able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Trading Policies

On November 7, 2024, we adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable Nasdaq Rules (the “Insider Trading Policy”).

We have filed a copy of our Insider Trading Policy as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. Our shareholders are also able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Compensation Recovery and Clawback Policy

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC has also adopted the SEC Clawback Rule that directs national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On November 7, 2024, our Board of Directors approved the adoption of the Executive Compensation Clawback Policy (the “Clawback Policy”), in order to comply with the SEC Clawback Rule, and the Nasdaq Rules, as set forth in Nasdaq Listing Rule 5608 (the “Nasdaq Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from our current and former executive officers as defined in the SEC Clawback Rule (“Covered Officers”) in the event that we are required to prepare an accounting restatement, in accordance with the Nasdaq Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement.

The foregoing description of the Clawback Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Clawback Policy, a copy of which is attached hereto as Exhibit 97 and is incorporated herein by reference.

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We have filed a copy of our Clawback Policy as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. Our shareholders are also able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. The Willow Lane Memorandum and Articles will provide that our officers and directors will be indemnified by us to the fullest extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Management’s Discussion and Analysis of
Financial Condition and Results of Operations of Willow LANE

References in this section of this proxy statement/prospectus to Willow Lane’s “management” or Willow Lane’s “management team” refer to Willow Lane’s officers and directors. The following discussion and analysis provides information which Willow Lane’s management believes is relevant to an assessment and understanding of its results of operations and financial condition. This discussion and analysis should be read together with the sections of the proxy statement/prospectus entitled “Information About Willow Lane” and Willow Lane’s financial statements and related notes thereto that are included elsewhere in the proxy statement/prospectus. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in the proxy statement/prospectus. Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Willow Lane.

Cautionary Note Regarding Forward-Looking Statements

All statements other than statements of historical fact included in this section including, without limitation, statements regarding our financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this section, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in our filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph.

Overview

We are a blank check company incorporated in the Cayman Islands on July 3, 2024, formed for the purpose of effecting a business combination with one or more businesses or entities. We intend to effectuate our business combination using cash from the proceeds of the Initial Public Offering and the private placement, the proceeds of the sale of our Ordinary Shares in connection with our initial business combination (including pursuant to any forward purchase agreements or backstop agreements into which we may enter), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure our shareholders that our plans to complete a business combination will be successful.

We may seek to extend the Combination Period consistent with applicable laws, regulations and stock exchange rules by amending Willow Lane Memorandum and Articles. Such an amendment would require the approval of our Public Shareholders, who will be provided the opportunity to redeem their Public Shares upon effectiveness of such amendment. Such redemptions will decrease the amount held in our Trust Account and our capitalization, and may affect our ability to maintain our listing on Nasdaq. In addition, the continued listing rules of Nasdaq, as they exist as of the date of this proxy statement/prospectus (the “Nasdaq Rules”) currently require special purpose acquisition companies (the “SPACs”) (such as us) to complete our initial business combination in accordance with the requirement pursuant to the Nasdaq Rules (as defined below) that a SPAC must complete one or more business combinations within 36 months following the effectiveness of its initial public offering registration statement (the “Nasdaq 36-Month Requirement”). If we do not meet the Nasdaq 36-Month Requirement, our securities will likely be subject to a suspension of trading and delisting from Nasdaq. The Sponsor may also, in its discretion, explore transactions under which it would sell its interest in our Company to another sponsor entity, which may result in a change to our management team.

Recent Developments

Joinder to Letter Agreement

On January 9, 2026, Simón Gaviria Muñoz, our director, executed a joinder agreement to the Letter Agreement Amendment.

Amendment to Business Combination Agreement

On January 13, 2026, we entered into an amendment to the Business Combination Agreement, which among other things, (i) extends the Outside Date (as defined in the Boost Run BCA) to June 30, 2026, and (ii) removes the covenant that the post-closing Pubco board be comprised of a majority of directors who qualify as “independent” under the Nasdaq Rules.

Earnout Agreement Amendment

On January 13, 2026, Pubco, the SPV and the Sponsor entered into an amendment to the Earnout Agreement (to amend the number of Pubco Class A Common Stock, the Sponsor and the SPV will receive.

Weil Consulting Agreement

Pursuant to the Weil Consulting Agreement, dated January 13, 2026, Pubco has engaged B. Luke Weil, our Chairman and Chief Executive Officer, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

Craig-Hallum Letter Agreement

On January 13, 2026, Willow Lane, Boost Run and Craig-Hallum entered into a letter agreement to the Underwriting Agreement, pursuant to which, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since July 3, 2024 (inception) through December 31, 2025 have been (i) organizational activities and (ii) activities relating to (x) the Initial Public Offering, (y) identifying and evaluating prospective acquisition candidates and activities in connection with the initial Business Combination and (z) consummating the Business Combination. We will not generate any operating revenues until after completion of our initial Business Combination. We have generated non-operating income in the form of interest income on investments held in the Trust Account after the Initial Public Offering. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance, among other things), as well as for due diligence expenses.

For the year ended December 31, 2025, we had a net income of $3,438,450, which consisted of interest earned on marketable securities held in the Trust Account of $5,420,400 and interest earned on funds kept in the bank account of $35,703, offset by operating expenses of $2,017,653.

For the period from July 3, 2024 (inception) through December 31, 2024, we had a net income of $116,890, which consisted of interest earned on marketable securities held in the Trust Account of $283,921, offset by operating expenses of $167,031.

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Liquidity and Capital Resources

Liquidity, Capital Resources and Going Concern

Following the Initial Public Offering, including the full exercise of the Over-Allotment Option, and sale of the Private Placement Warrants, a total of $126,879,500 was placed in the Trust Account. We incurred $7,538,114 in Initial Public Offering related costs, including $2,530,000 of cash underwriting fees, the Deferred Fee of up to $3,927,500, and $580,614 of other offering costs.

For the year ended December 31, 2025, net cash used in operating activities was $1,045,778. Net income of $3,438,450, which includes interest earned on marketable securities held in the Trust Account of $5,420,400 and changes in operating assets and liabilities, which provided $936,170 of cash from operating activities.

For the period from July 3, 2024 (inception) through December 31, 2024, net cash used in operating activities was $457,167. Net income of $116,890, which includes interest earned on marketable securities of $283,921, payment of operation costs through the IPO Promissory Note of $81,365 and changes in operating assets and liabilities, which used $208,771 of cash from operating activities.

As of December 31, 2025 and 2024, we had cash and investments held in the Trust Account of $132,583,821 and $127,163,421 (including $5,420,400 and $283,921 of interest income), respectively. We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable, if any, and exclude the Deferred Fee), to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the post-Business Combination company, to make other acquisitions and to pursue growth strategies.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the Trust Account, we may, at any time, (based on our Management Team’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest-bearing demand deposit account at a bank.

As of December 31, 2025 and 2024, we had cash held outside of the Trust Account of $322,830 and $1,368,608, respectively. We use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants, or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

Our liquidity needs through December 31, 2025 have been satisfied through (i) a contribution of $25,000 from the Sponsor in exchange for the issuance of our Founder Shares, (ii) a loan pursuant to the IPO Promissory Note, and (iii) the net proceeds from the consummation of the Initial Public Offering and the sale of the Private Placement Warrants held outside the Trust Account.

IPO Promissory Note

Prior to the closing of our Initial Public Offering, our Sponsor agreed to loan us an aggregate of up to $300,000 under the IPO Promissory Note to cover expenses related to the Initial Public Offering. Such loans and advances were non-interest bearing and were payable on the earlier of December 31, 2024, or the completion of our Initial Public Offering. The loan of $103,576 was fully repaid upon the consummation of our Initial Public Offering on November 18, 2024. As of December 31, 2025 and 2024, the IPO Promissory Note had been paid in full and borrowings under the IPO Promissory Note were no longer available.

Working Capital Loans

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us Working Capital Loans, as may be required. If we complete a Business Combination, we will repay such Working Capital Loans, except to the extent that the lender opts to convert such Working Capital Loans into warrants, as described below. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such Working Capital Loans, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be converted into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Other than as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such Working Capital Loans. As of December 31, 2025 and 2024, no such Working Capital Loans were outstanding.

Going Concern

In connection with our assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements-Going Concern”, Management has determined that we currently lack the liquidity we need to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the financial statements and the notes thereto included elsewhere in this proxy statement/prospectus are issued, as we expect to continue to incur significant costs in pursuit of our acquisition plans. In addition, Management has determined that if we are unable to complete an initial Business Combination within the Combination Period, then we will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about our ability to continue as a going concern. Management plans to consummate an initial Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after November 12, 2026. There can be no assurance that our plans to raise capital or to consummate the Business Combination will be successful.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as set forth below.

Administrative Services Agreement

Pursuant to the Administrative Services Agreement, commencing on November 8, 2024, through the earlier of consummation of the initial business combination and our liquidation we pay an affiliate of the Sponsor an aggregate of $10,000 per month for office space, utilities, and secretarial and administrative support. For the year ended December 31, 2025 and the period from July 3, 2024 (inception) through December 31, 2024, we incurred and paid $120,000 and $20,000, respectively, in fees for these services pursuant to the Administrative Services Agreement.

Underwriting Agreement

Pursuant to the Underwriting Agreement, the underwriters of the Initial Public Offering had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 1,650,000 option units to cover over-allotments, if any. On November 12, 2024, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option and purchased the additional 1,650,000 option units at a price of $10.00 per unit.

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The underwriters were entitled to a cash underwriting discount of $2,530,000 (2.0% of the gross proceeds of the units offered in the Initial Public Offering, including the proceeds from sale of the option units). This amount was paid at the closing of the Initial Public Offering. Additionally, the underwriters are entitled to the Deferred Underwriting Commission of $4,427,500 (3.50% of the IPO Proceeds held in the Trust Account, including proceeds from the sale of the option units) upon the completion of the initial business combination, subject to the terms of the Underwriting Agreement, but such Deferred Underwriting Commission shall be based partly on amounts remaining in the Trust Account following all properly submitted shareholder redemptions in connection with the consummation of the initial business combination.

On October 17, 2025, Willow Lane and BTIG, as representative of the underwriters, entered into an amendment to the Underwriting Agreement, pursuant to which Willow Lane and BTIG agreed that the 3.5% of the IPO Proceeds payable to the Underwriters under the Underwriting Agreement upon the occurrence of a business combination would be comprised of the following components: (i) 2.25% of the IPO Proceeds would be payable to the Underwriters in cash, (ii) 0.75% of the IPO Proceeds would be payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account of Willow Lane after redemptions of Public Shares, and (iii) a gross spread of 0.5% of the IPO Proceeds would be payable to BTIG in cash, provided that Willow Lane or the Sponsor shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by Willow Lane in consummating an initial business combination. In addition, this amendment provides that each Underwriter may, prior to the Business Combination and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Underwriting Commission by giving written notice to Willow Lane.

On January 13, 2026, Willow Lane, Boost Run and Craig-Hallum entered into a letter agreement, pursuant to which, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

Critical Accounting Estimates and Policies

The preparation of the financial statements and notes thereto included elsewhere in proxy statement/prospectus in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and the disclosure of contingent assets and liabilities, in our financial statements. These accounting estimates require the use of assumptions about matters, some of which are highly uncertain at the time of estimation. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments, and we evaluate these estimates on an ongoing basis. To the extent actual experience differs from the assumptions used, our financial statements and notes thereto included elsewhere in this proxy statement/prospectus could be materially affected. We believe that the following accounting policies involve a higher degree of judgment and complexity. As of December 31, 2025 and 2024, we did not have any critical accounting estimates to be disclosed.

For a detailed discussion of our significant accounting policies and related judgements, see “Note 2– Summary of Significant Accounting Policies Basis of Presentation” in the notes to the financial statements contained elsewhere in this proxy statement/prospectus.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with our liquidation, certain amendments to our articles of association, or if there is a shareholder vote or tender offer in connection with our initial business combination. In accordance with FASB ASC Topic 480-10-S99, “Distinguishing Liabilities from Equity,” we classify Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within our control. We recognize changes in redemption value immediately as they occur and adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, we recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Warrant Liabilities

We accounted for the 6,325,000 Public Warrants and the 5,145,722 Private Placement Warrants in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, we evaluated and classified the warrant instruments under equity treatment at their assigned values.

Net Income per Ordinary Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” We have two classes of Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares. Income and losses are shared pro rata between the two classes of Ordinary Shares. Net income per Ordinary Share is computed by dividing net income by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from income per Ordinary Share as the redemption value approximates fair value.

Recent Accounting Pronouncements

Management does not believe that there are any recently issued, but not yet effective, accounting standards, which, if currently adopted, would have a material effect on the financial statements and notes thereto contained elsewhere in this proxy statement/prospectus.

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Information About Boost Run

Unless otherwise specified or the context otherwise requires, all references to “Boost Run,” “we,” “our,” “us” and “our company” in this section refer to Boost Run Holdings, LLC.

Overview

Boost Run provides purpose-built infrastructure and cloud services for high-performance AI workloads by providing the latest NVIDIA graphics processing unit (“GPU”) servers within top-tier data centers allowing customers to run High-Performance Compute (“HPC”), inference and training jobs in certified, affordable and secure environments. Our company is designed to meet the operational, compliance, and performance needs of organizations deploying production AI systems, where infrastructure performance directly impacts business outcomes. As AI transforms enterprise operations, traditional cloud infrastructure often falls short for workloads requiring microsecond-level latency, continuous availability, and specialized hardware optimization.

We combine powerful GPU hardware with stringent security measures and compliance to deliver a platform for AI and HPC to maximize the value of data, models and intellectual property. We offer a diverse range of GPU servers hosted within top-tier datacenter facilities. These AI-compute solutions are designed to enable our users to maximize the value of their data, models, and intellectual property. By combining powerful GPU hardware with stringent security measures and compliance, we provide an ideal platform for running AI and other high-performance computing workloads.

We operate a distributed network of data centers through strategic partnerships with TierPoint and other parties, where Boost Run maintains four active facilities as of the third quarter of 2025; Lenovo as OEM partner; and Lumen for connectivity infrastructure. Our partnership with Carahsoft expands our reach into government contracts, enabling us to serve regulated public sector environments with stringent security and compliance requirements.

We leverage the power of Infrastructure as Code (“IaC”) to streamline the provisioning and management of networking and compute resources to rapidly deploy instances on-demand. Leveraging the power of IaC, we streamline the provisioning and management of both networking and compute resources. Our IaC approach automates the deployment of complex network configurations, ensuring consistent and secure connectivity across multiple data centers. These workflows enable us to rapidly spin up high-performance GPU compute instances on demand.

We have designed our platform from the ground up to anticipate and thrive in the regulated AI industry by being operator-certified, beyond just data center certification, enabling compliant AI solutions that our peers trust us to provide. In addition, we are audited to top standards, trusted to run sensitive AI workloads for the world’s largest companies, including governments, regulated industries and large corporations by focusing on enterprise grade compliance, security and owner-level certifications. We understand the critical importance of compliance and security when it comes to handling sensitive data and leveraging powerful AI technologies. Our unwavering commitment to industry-leading standards ensures that customers’ data, models, and intellectual property are safeguarded with the utmost care and diligence.

Our business model combines on-demand consumption with variable-term contracts, providing both revenue predictability and customer flexibility. We cater to organizations’ unique and specialized requirements through our Request for Build (“RFB”) program by enabling customers to work closely with our experts to design and deploy fully customized cluster solutions tailored to their specific needs. Customers are able to (i) choose from our extensive range of GPU options to ensure optimal performance for their AI applications; (ii) specify their storage requirements, whether they need high-performance NVMe SSDs, scalable object storage, or a combination of solutions to meet their data storage and access demands; and (iii) define their network requirements, including dedicated IP addresses, bandwidth allocation, and connectivity options, to ensure seamless data transfer and communication for their AI workloads.

The Boost Run platform integrates proprietary orchestration, automation, and monitoring with purpose-built data center infrastructure. Compliance controls are foundational, enabling automated policy enforcement across multiple regulatory frameworks. Performance is optimized through hardware-software co-optimization and intelligent workload scheduling, maximizing resource utilization. Predictive maintenance identifies potential failures before they impact production, while dynamic scaling adjusts resource allocation in response to demand fluctuations.

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Industry Background

The computing industry has undergone successive architectural transformations, each characterized by exponential improvements in price-performance ratios and fundamental shifts in deployment models. The mainframe era centralized computational capabilities in enterprises and grew the PC market to over 100 million units annually by 1999. Cloud infrastructure spending exceeded $500 billion annually, with leading providers generating $100 billion in annual revenue.

The artificial intelligence era has demonstrated unprecedented adoption velocity. ChatGPT reached 100 million users within two months of launch in late 2022, growing to 858 million unique visitors as of December 2025. The AI market expanded from $391 billion in 2025 to a projected $1.81 trillion by 2030, representing a compound annual growth rate of 27.67%. Enterprise adoption accelerated from 55% of organizations utilizing AI in 2023 to 78% in 2024.

Infrastructure investment has scaled commensurately. Technology companies have announced capital expenditures exceeding $80 billion annually for AI infrastructure, with 70% allocated to AI servers. Government commitments include China’s $47.5 billion semiconductor fund, France’s €109 billion technology investment, Saudi Arabia’s $100 billion AI initiative, and programs in Canada and India totaling several billion dollars. Computational requirements expand exponentially, with training compute doubling every five months.

This demand surge has precipitated acute infrastructure constraints. Premium GPUs command prices exceeding $40,000 per unit with extended lead times. Supply chain analysts project persistent component shortages through 2026, constraining availability for traditional enterprise buyers.

The competitive landscape has concentrated dramatically. 90% of notable 2024 AI models originated from industry participants versus 60% in 2023. The U.S. produced 40 notable models compared to China’s 15 and Europe’s three, with U.S. private investment reaching $109.1 billion versus China’s $9.3 billion. Model performance convergence at the frontier suggests infrastructure efficiency increasingly determines competitive advantage, as the performance gap among top-10 models narrowed from 11.9% to 5.4%.

Enterprise value creation has shifted to operational deployment. 85% of organizations integrated AI agents by 2025, with companies reporting 20-30% productivity gains and 65% utilizing generative AI in production environments. The infrastructure layer has emerged as a critical value capture point, with enterprises requiring integrated platforms combining hardware acceleration, model serving, data pipelines, and operational tooling to deploy AI at scale.

Against this backdrop, Boost Run has positioned itself as an infrastructure enabler operating GPU compute across multiple tier-one data centers with enterprise certifications including SOC2, HIPAA, ISO27701 and ISO27001 compliance. Our IaC approach automates deployment of complex network configurations, enabling rapid provisioning of GPU compute instances while maintaining enterprise-grade security. The platform provides both graphical interfaces and comprehensive API access, enabling customers to configure and manage GPU servers programmatically while maintaining control over system configurations.

The convergence of unprecedented demand, severe supply constraints, and the requirement for specialized infrastructure expertise creates opportunity for providers capable of bridging the gap between compute availability and enterprise AI deployment requirements. We offer operational capabilities, security compliance, and flexible deployment models through its variable term structure and on-demand consumption options, addressing market needs beyond raw hardware access to enable organizations to deploy AI workloads in production environments.

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Market Dynamics Driving Infrastructure Evolution

Computational Scale Imperatives

The advancement of AI capabilities directly correlates with computational resources deployed. Training modern large language models can require thousands of petaflop/s-days. If training compute continues to increase 4x per year, the industry would encounter significant data constraints within five years. The relationship between compute and capability follows predictable patterns. When larger models are fed with more data, overall performance improves. However, achieving these theoretical improvements requires overcoming significant infrastructure challenges.

Hardware Evolution and Limitations

The GPU landscape continues evolving rapidly. Modern GPUs excel in large-scale AI training. However, hardware alone cannot solve the infrastructure challenge. Key constraints in high-performance AI infrastructure include memory bandwidth bottlenecks, where limited data transfer rates can significantly constrain training speeds. Interconnect latency also poses a challenge, as communication overhead between components can have a substantial impact on overall efficiency. Additionally, power and thermal limits become increasingly important in high-density deployments, necessitating sophisticated cooling solutions to maintain optimal performance. Finally, as cluster sizes grow, component reliability becomes a critical concern, with failure rates increasing exponentially and posing risks to system stability and uptime.

Software Architecture for Regulated Environments

Purpose-built software stacks are designed to maximize resource utilization while ensuring ongoing compliance with regulatory requirements. These platforms achieve this by incorporating automated compliance monitoring that operates across multiple jurisdictions, enabling organizations to adapt to varying legal and regulatory landscapes. Secure multi-tenancy is implemented with robust data protection standards, ensuring that each tenant’s data remains isolated and protected. Comprehensive audit trail generation is built into the system, providing detailed records of all activities for transparency and accountability. Additionally, policy enforcement engines are integrated to uphold governance rules, ensuring that organizational policies and regulatory mandates are consistently applied throughout the infrastructure.

Operational Complexity in Regulated AI

AI infrastructure is shifting from an unregulated frontier to a highly governed environment. 2025 marks a pivotal year as U.S. state laws and the EU AI Act take effect. Organizations face complex requirements spanning data governance, algorithmic transparency, and operational accountability. Operating AI infrastructure at scale introduces unique complexities that traditional platforms cannot adequately address. These multiply in regulated environments where non-compliance can result in fines up to €10 million or 2% of worldwide turnover.

Key operational challenges include workload orchestration respecting regulatory boundaries, dynamic resource allocation with data residency requirements, real-time performance and compliance monitoring, and rapid incident response minimizing regulatory exposure.

The intersection of AI infrastructure and regulatory compliance creates significant talent challenges, requiring expertise spanning deep learning frameworks, distributed systems, compliance frameworks, security engineering, and data privacy standards.

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Economic Considerations

The financial implications of the cost of compliance extend beyond the initial infrastructure investments and encompass a range of ongoing costs and risks. Organizations must account for recurring audit and certification expenses, as maintaining compliance with industry standards requires regular assessments and documentation. Additionally, there is a continuous need to adapt to evolving regulatory requirements, which can necessitate updates to systems, processes, and controls. Compliance processes themselves may introduce delays in deployment timelines, as new solutions or updates must be validated before going live. Finally, the risk of potential fines and reputational damage remains ever-present, as non-compliance or security breaches can result in significant financial penalties and harm to an organization’s public image.

Value Creation Through Compliant Infrastructure

Properly architected infrastructure creates competitive advantages through market access to regulated industries, enhanced customer trust, streamlined compliance processes, and faster capability deployment within governance frameworks.

Organizations deploying production AI workloads require infrastructure platforms that address four critical operational domains through integrated architectural design rather than point solutions.

●	Regulatory Compliance and Governance. Enterprise platforms must incorporate compliance controls as foundational architectural elements rather than supplementary features. This regulatory-first approach embeds policy enforcement mechanisms at each infrastructure layer, enabling automated compliance validation across multiple regulatory frameworks simultaneously. Comprehensive audit capabilities provide the evidentiary documentation required for regulatory examinations, internal controls assessments, and third-party certifications. Such architecture reduces compliance risk while enabling organizations to demonstrate adherence to evolving regulatory requirements across jurisdictions.

●	Performance and Resource Optimization. Effective platforms achieve operational efficiency through hardware-software co-optimization that maximizes utilization of underlying compute resources. Intelligent workload scheduling algorithms allocate resources based on job characteristics, priority hierarchies, and real-time availability. Predictive maintenance capabilities leverage telemetry data to identify potential failures before they impact production workloads. Dynamic scaling mechanisms adjust resource allocation in response to demand fluctuations, ensuring service level objectives are met without sustained over-provisioning.

●	Operational Management and Reliability. Self-service provisioning capabilities accelerate development cycles while maintaining governance through integrated compliance verification at the point of resource allocation. Automated configuration management reduces operational overhead and minimizes configuration drift across distributed infrastructure. Unified monitoring systems provide centralized observability across the infrastructure stack, while simplified disaster recovery mechanisms ensure business continuity without extensive manual intervention or complex operational runbooks.

●	Economic Model and Cost Transparency. Consumption-based pricing models align infrastructure costs with actual resource utilization, eliminating capital expenditure associated with capacity planning uncertainty. Transparent cost allocation mechanisms enable precise chargeback to business units or projects, facilitating accurate financial planning and accountability. Integrated optimization recommendations identify efficiency opportunities, while predictable pricing structures support reliable budget forecasting across planning cycles.

The regulated AI infrastructure market represents a significant growth opportunity. IDC expects AI Infrastructure spending to reach $223 billion by 2028. Key drivers include enterprise AI adoption, expanding regulatory requirements, growing model complexity, and edge AI proliferation.

The AI infrastructure market has reached a juncture where technical capability alone no longer ensures success. Organizations must navigate complex regulatory requirements while delivering performance and reliability. This creates compelling opportunities for purpose-built platforms integrating compliance, performance, and operational excellence from the ground up. Success requires fundamental reimagining of how AI systems are built, deployed, and managed in regulated environments.

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Our Solution

Boost Run delivers advanced GPU server solutions for mission-critical sectors including government, aerospace and defense, healthcare, financial services, energy, higher education, and scientific research. We address the need for enterprise-grade, compliant GPU resources that can be provisioned rapidly without long-term capital commitments.

Primary Features and Customer Benefits

Boost Run offers enterprise-grade security and compliance, with SOC2 Type 1 & 2, HIPAA, ISO27701 and ISO27001 certifications. Our infrastructure utilizes both SXM and PCIe connectivity along with NVLink, Ethernet, RoCE and InfiniBand technologies to provision bare metal servers, which delivers maximum performance without virtualization overhead, direct hardware access for optimal GPU utilization and support for the latest NVIDIA GPUs. Leveraging IaC, we streamline the provisioning and management of networking and compute resources, automate deployment of complex network configurations and enable rapid spin-up of GPU compute instances on demand. The platform is designed with an API-first approach, offering comprehensive documentation and programmatic access for all operations. Customers benefit from flexible deployment and pricing options, including both GUI and API access, customer cluster solutions and dynamic resource allocation. Time-based resource rental is available, with flexible pricing and customized rental durations.

Key Differentiators

1.	Compliance-first approach for regulated industries. Unlike many GPU cloud providers, Boost Run prioritizes regulatory compliance, making it suitable for healthcare, financial services, and government sectors.

2.	Bare metal performance for latency-sensitive workloads. Direct hardware access ensures maximum performance for latency-sensitive and compute-intensive workloads.

3.	Flexible consumption models. From hourly rentals to multi-month commitments, the platform adapts to diverse budgetary and operational requirements.

4.	Expert support for custom cluster design and deployment. Team of experts work closely throughout the RFB process, providing guidance to ensure custom clusters meet or exceed performance, scalability, and security requirements.

This architecture enables organizations to leverage GPU compute as a utility service, paying only for what they use while maintaining the performance characteristics of dedicated infrastructure. The composable nature ensures that whether customers need a single GPU for a few hours or a multi-thousand GPU cluster for months, the platform can accommodate their requirements without forcing them into rigid, one-size-fits-all solutions.

Competitive Strengths

The Triple Crown of Certifications. While competitors chase raw compute capacity, we’ve invested in what enterprises actually need: trust and compliance. Our SOC2 Type 1 & 2, HIPAA, ISO27701 and ISO27001 certifications represent years of rigorous process development and millions in compliance investments that create formidable barriers to entry.

Battle-Tested Team with Unparalleled Domain Expertise. The Company’s senior leadership team possesses specialized expertise across infrastructure deployment, quantitative systems architecture, and enterprise financial operations, with demonstrated experience managing mission-critical, performance-sensitive computational environments where operational failures result in material financial consequences.

The leadership team has collectively deployed production infrastructure across multiple jurisdictions and data center facilities, achieving microsecond-level latency optimization in environments where execution speed directly correlates to business outcomes. This experience encompasses the operational complexities of multi-geography deployments, including regulatory compliance across jurisdictions and the technical challenges of maintaining performance consistency across distributed infrastructure. The team’s background spans high-frequency trading platforms requiring continuous availability, where downtime measured in microseconds translated to quantifiable financial losses, providing foundational expertise in designing systems where availability, performance predictability, and rapid fault recovery constitute business-critical requirements.

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The team combines technical infrastructure expertise with deep domain knowledge in quantitative modeling and financial mathematics. This interdisciplinary capability enables translation of complex computational requirements into infrastructure specifications and informs the Company’s approach to workload characterization, performance optimization, and risk management. Security and compliance capabilities draw from experience implementing military-grade security protocols and managing mission-critical systems subject to stringent regulatory and contractual protections—expertise increasingly relevant as AI workloads process sensitive data across regulated industries.

From a financial and operational perspective, the leadership team brings sophisticated understanding of high-performance computational economics, combining financial acumen with technical knowledge of compute cluster deployment and operation. This expertise enables rigorous analysis of infrastructure economics, capital allocation decisions, and the financial modeling required to scale operations while maintaining predictable unit economics. The team’s academic credentials include advanced degrees in financial mathematics, engineering, and business from leading institutions, complemented by practical experience authoring technical literature and deploying capital-intensive infrastructure at scale.

Revolutionary Infrastructure Automation – Speed at Scale. We’ve engineered every layer of our infrastructure for speed and reliability:

Innovative Networking Architecture

●	Custom Software-Defined Networking implementation
●	Dynamic routing algorithms adapted from HFT systems
●	RoCE and NVLink optimization for maximum GPU-to-GPU throughput
●	Automated network configuration that eliminates manual errors

Bare Metal Automation Excellence

●	Sub 1-hour deployment: From bare metal to production-ready GPU server
●	Infrastructure as Code: 100% reproducible deployments using Ansible and Terraform
●	Zero-touch provisioning: Automated OS installation, driver configuration, and security hardening
●	API-driven everything: Full programmability for DevOps integration

Financial Services Mastery

●	Ultra-low latency networking: Low microsecond latency between nodes
●	Tick data processing: Optimized for time-series analysis at scale
●	Risk computation frameworks: Pre-configured for VaR, Monte Carlo simulations
●	Secure multi-tenancy: Guaranteed isolation for competing trading firms

Healthcare & Life Sciences Specialization

●	DICOM-compliant storage: Medical imaging optimization
●	Clinical trial infrastructure: Secure, isolated environments for patient data

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The Bottom Line: Why Customers Choose Boost Run

When enterprises evaluate GPU infrastructure providers, the decision comes down to trust, expertise, and execution. Boost Run delivers on all three:

●	Provider that combines HIPAA compliance with high-performance GPU infrastructure
●	Our team has lived through the evolution from HFT to AI, bringing irreplaceable experience
●	Our automation delivers faster deployment than traditional providers
●	Our scale enables pricing and availability that smaller providers can’t match
●	Our focus on compliance opens doors that others can’t walk through

In a market where everyone claims to offer GPU compute, Boost Run provides something far more valuable: a trusted partner who understands that infrastructure isn’t just about hardware – it’s about enabling our customers to transform their industries through AI, with the confidence that their data is secure, their workloads will perform, and their infrastructure will scale.

Our Market Opportunity

The AI infrastructure market represents a transformative opportunity, with the potential to fundamentally reshape global economic productivity. Industry analysis suggests AI technologies could greatly contribute to global GDP by the end of this decade, driven by widespread adoption across enterprises seeking automation, enhanced decision-making, and competitive differentiation.

Market Dynamics and Evolution

The market is currently dominated by training workloads as organizations race to develop advanced models. However, we expect a gradual shift toward inference as models move into production, with inference potentially accounting for an increasing share of compute demand over the five-year horizon.

Enterprise adoption patterns suggest a bifurcation of workload requirements - cutting-edge applications requiring latest-generation infrastructure while mature workloads can operate efficiently on previous-generation hardware, creating opportunities across the infrastructure spectrum.

The geographic distribution of compute infrastructure will expand significantly, driven by data sovereignty requirements, latency considerations, and the need for resilient, distributed architectures to support mission-critical AI applications.

Growth Strategies

Boost Run stands at the intersection of two critical market forces: the explosive demand for AI infrastructure and the enterprise need for secure, compliant, and flexible compute solutions. Unlike traditional cloud providers who retrofitted AI capabilities onto existing infrastructure, we built our platform from the ground up with a singular focus: delivering GPU compute that meets the stringent requirements of regulated industries while maintaining the performance demands of cutting-edge AI workloads.

Three Pillars of Growth

Pillar 1: Deep Specialization in Regulated Markets

Our unique position as one of the few GPU infrastructure providers with HIPAA, SOC2, ISO27701, and ISO27001 certifications creates natural expansion paths into markets our competitors cannot easily serve. For example, the pharmaceutical and biotech sectors are experiencing a computational renaissance. Drug discovery timelines that once spanned decades are collapsing to years through AI-powered molecular modeling. Our HIPAA-compliant infrastructure removes the primary barrier these organizations face: securely processing patient data and proprietary research.

Further, our founding team’s DNA in high-frequency trading gives us unique credibility in financial services. We understand that microseconds matter in trading, but so does regulatory compliance. We’re developing specialized offerings for real-time risk computation for derivatives trading, anti-money laundering pattern detection at scale, and quantitative research environments with guaranteed data isolation.

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Pillar 2: The Platform-as-a-Product Evolution

Rather than simply renting GPUs, we’re transforming how enterprises consume AI infrastructure by developing a comprehensive abstraction layer that allows enterprises to focus on their AI applications rather than infrastructure management. This includes:

●	Automated workload orchestration that matches job requirements to optimal hardware configurations
●	Intelligent cost optimization that automatically shifts between reserved and spot instances
●	Built-in MLOps capabilities for experiment tracking, model versioning, and deployment pipelines

Our API-first philosophy extends beyond basic provisioning. We’re building:

●	Native integrations with popular ML frameworks (e.g., PyTorch, TensorFlow, JAX)
●	One-click deployment from Jupyter notebooks to production
●	Automatic performance profiling and optimization recommendations

Pillar 3: Strategic Infrastructure Expansion

Unlike competitors pursuing purely centralized mega-clusters, we’re implementing a distributed infrastructure strategy:

●	Metro Edge Deployments: Placing smaller clusters in multiple metropolitan areas for latency-sensitive inference
●	Private Cluster Options: On-premises management for organizations that cannot use public cloud

Our Product Offerings and Platform

Boost Run provides the latest NVIDIA GPU servers within top-tier data centers allowing customers to run HPC, inference and training jobs in certified, affordable and secure environments.

We combine powerful GPU hardware with stringent security measures and compliance to deliver a platform for AI and HPC to maximize the value of data, models and IP. We offer a diverse range of GPU servers hosted within top-tier datacenter facilities. These AI-compute solutions are designed to enable our users to maximize the value of their data, models, and intellectual property. By combining powerful GPU hardware with stringent security measures and compliance, we provide an ideal platform for running AI and other high-performance computing workloads.

GPU Compute Capabilities

Boost Run operates a diversified portfolio of enterprise-grade NVIDIA GPUs specifically designed to facilitate heavy artificial intelligence and machine learning workloads. Our current portfolio of diversified GPU servers includes, among others: the NVIDIA Hopper series and the latest generation Blackwell series, which represent high-performance compute platforms capable of handling the most demanding AI applications. These GPU systems enable our customers to execute both inference workloads for real-time AI model deployment, as well as training workloads for large-scale model development and fine-tuning. Our GPU infrastructure is geographically distributed across multiple regions in the United States, providing customers with low-latency access to computational resources regardless of their location. This multi-region GPU deployment strategy ensures high availability, geographic redundancy, and compliance with data residency requirements for customers operating in regulated industries. As an NVIDIA Preferred Partner, Boost Run maintains newly released GPU architectures, enabling us to offer our customers the latest generation compute capabilities as they become available from NVIDIA. This partnership status positions us to integrate cutting-edge GPU technology into our infrastructure ahead of general market availability, providing our enterprise customers with competitive advantages in deploying state-of-the-art AI solutions.

Quarterly Capacity Expansion

We intend to deploy approximately 3,000 GPUs per quarter through fiscal year 2026, subject to continued supply chain accessibility, timely data center delivery, and ongoing access to NVIDIA’s latest GPU releases. This additional capacity will be strategically deployed to facilitate the diverse needs of our expanding customer base, including enterprise accounts requiring dedicated compute resources for mission-critical AI applications, as well as customers seeking flexible access to GPU infrastructure.

Capital Requirements for GPU Deployment

The planned 2026 GPU deployment is expected to require total gross capital investment in the range of approximately $1.0 to $1.2 billion, depending on final hardware mix, server configuration, and pricing at the time of procurement. The Company expects to deploy a variety of server types during 2026, including RTXPro, B200, and B300 configurations, each of which has different capital costs, power requirements, and performance characteristics.

This total capital requirement reflects the aggregate hardware cost for the full-year deployment and does not represent a single upfront cash outlay.

Deployment Structure and Funding Strategy

Capital is deployed in project-based tranches, typically consisting of 150 to 300 GPU nodes per project. The capital cost of each project is determined based on negotiated pricing with original equipment manufacturers and technology partners, including strategic OEM and technical relationships.

The Company does not expect to fund the full deployment through balance sheet cash. Instead, deployments are funded through a combination of:

●	Customer prepayments and operating revenues, and
●	Equipment lease financing, which is structured to optimize pricing flexibility, cash flow, and financial performance, and generally includes a buyout option at the end of the lease term.

As a result, only a portion of the total project capital cost is funded with near-term cash, with the remainder financed over the lease term.

Liquidity and 12-Month Capital Needs

The previously disclosed $40.31 million represents the Company’s estimated near-term liquidity required to fund operations for the next 12 months, including working capital needs, operating expenses, and financing-related obligations. This amount does not represent the full capital required for the 2026 GPU deployment, which is primarily funded through project-level lease financing and customer prepayments as described above.

Operating Cost Profile

Including operating expenses and financing impacts, the Company estimates that total operating costs will represent approximately 55%–65% of revenues. Based on projected 2026 revenues of approximately $170–180 million, total operating costs are estimated to range from approximately $102–108 million.

Infrastructure Capabilities

Compute. Our compute is delivered through GPU nodes interconnected with state-of-the-art, high-performance networking technology such as NVLink and Ethernet/RoCE that provides extensive scalability for AI workloads. GPU nodes are the sole engines for our AI compute and are supported by the latest generation of memory and NVMe SSDs. These components help to extract maximum performance out of GPUs. We continuously monitor the health and performance of GPU nodes to ensure improved resilience and rapid recovery.

GPU Compute. We provide our customers with access to a portfolio of high-performance GPUs that are purpose-built for AI. This includes the NVIDIA B300, B200, H200, H100, A100 RTX Pro 6000, RTX L40s, and RTX 6000 Ada.

Networking. Our networking architecture is highly specialized and uniquely designed to meet the complex needs of AI use cases. It includes our high-performance technology such as RoCEv2 based cluster networking, NVLink, and Ethernet, provides for extensive scalability for AI workloads and efficient offloading of certain processing tasks. The ultra-fast connection and superior throughput enabled by our networking architecture ensures faster training and inference times for our customers at the speeds that they need.

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Boost Run Virtual Private Cloud (“VPC”) Network Architecture

Our VPC service provides customers with completely isolated, private cloud environments within our distributed GPU infrastructure, delivering enterprise-grade network security and performance for mission-critical AI workloads. Built on a sophisticated EVPN-VXLAN fabric architecture, our network design implements spine-leaf topologies optimized for high-bandwidth, low-latency computing with predictable performance characteristics across all customer deployments.

Each customer VPC operates within a dedicated network domain using advanced segmentation technologies that ensure complete control plane and data plane isolation. VXLAN overlay networks provide comprehensive Layer 2 and Layer 3 segmentation with distributed access control lists enforced at every network endpoint, guaranteeing zero cross-tenant data exposure even under high-traffic conditions. Our implementation leverages cryptographically enforced separation through unique network identifiers, route target communities, and BGP route filtering to maintain strict tenant boundaries while enabling dynamic network provisioning and scaling.

Network automation is fundamental to our operations and security posture. We employ infrastructure-as-code deployment methodologies using advanced automation frameworks that manage switch configurations, VXLAN provisioning, security policy enforcement, and real-time compliance monitoring across our entire network infrastructure. This automation extends to intelligent network monitoring and self-healing capabilities, automatically detecting network anomalies, performance degradation, and security events while implementing automated remediation procedures that maintain strict adherence to customer security policies and service level agreements.

Our platform spans multiple geographically distributed data centers with high-speed interconnects and redundant network paths that provide automatic failover capabilities without service disruption. Integrated connectivity through global network providers enables secure hybrid cloud deployments with encrypted private connections, allowing customers to seamlessly extend their on-premises infrastructure into our GPU computing environment. Customer traffic benefits from hardware-accelerated packet processing at network edge points, with advanced packet forwarding engines providing microsecond-level latency performance.

The network architecture incorporates multi-path load balancing and Equal-Cost Multi-Path routing protocols that ensure optimal bandwidth utilization across all available network resources. Advanced Quality of Service mechanisms prioritize AI training and inference traffic while maintaining consistent performance isolation between customer workloads. Our implementation includes comprehensive network telemetry and analytics capabilities that provide real-time visibility into network performance, security events, and capacity utilization patterns, enabling proactive optimization and security response.

Storage

Boost Run’s GPU servers come equipped with high-performance Non-Volatile Memory Express (“NVMe”) SSDs that connect directly through the PCIe interface, delivering exceptional throughput and minimal latency critical for AI workloads. Unlike traditional local storage solutions that rely on SATA or SAS interfaces with their inherent bottlenecks, our NVMe storage provides direct CPU-to-storage communication paths that can achieve high read/write speeds, with latencies measured in microseconds rather than milliseconds. This dramatic performance improvement translates to faster model loading times, quicker checkpoint saves during training, and the ability to handle massive datasets without creating I/O bottlenecks that would otherwise throttle GPU utilization. The parallel architecture of NVMe allows multiple queues and commands to execute simultaneously, making it particularly well-suited for the parallel processing nature of AI workloads where multiple GPU threads may need to access training data concurrently.

Through our strategic partnerships, Boost Run also provisions enterprise-grade parallel file systems designed specifically for AI infrastructure, offering petabyte-scale capacity with distributed architecture that aggregates performance across hundreds or thousands of drives simultaneously. These shared storage systems deliver aggregate throughput measured in terabytes per second, enabling hundreds of GPU nodes to access shared datasets without contention, while implementing sophisticated data management features like automatic tiering between NVMe, SSD, and HDD layers based on access patterns. The distributed nature provides built-in redundancy and fault tolerance through erasure coding or replication, ensuring that hardware failures don’t interrupt critical training runs that may have been running for weeks. Most importantly, these systems enable true collaborative AI development by allowing multiple teams to share datasets, models, and checkpoints across the organization while maintaining namespace isolation and quality-of-service guarantees for different workload priorities.

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Server Organization

Customers have the ability to rent our GPU servers in various configurations, as (i) bare metal servers through our Bare Metal Instances, and (ii) as custom buildouts that cater to a wide range of AI workloads through our RFB program.

We offer multiple configurations through our Bare Metal Instances which may be scaled up or down to meet customer needs.

In addition, we cater to organizations’ unique and specialized requirements through our RFB program by enabling customers to work closely with our experts to design and deploy fully customized cluster solutions tailored to their specific needs. Customers are able to (i) choose from our extensive range of GPU options, including the latest NVIDIA offerings, to ensure optimal performance for their AI applications, (ii) specify their storage requirements, whether they need high-performance NVMe SSDs, scalable object storage, or a combination of solutions to meet their data storage and access demands, and (iii) define their network requirements, including dedicated IP addresses, bandwidth allocation, and connectivity options, to ensure seamless data transfer and communication for their AI workloads.

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Dual Certification Approach

Boost Run maintains a SOC 2 Type II certification covering Security, Availability, and Confidentiality Trust Services Categories, along with HIPAA compliance certification. This comprehensive audit, conducted by Aprio LLP, validates our robust control environment across several key control areas, including multi-factor authentication and access controls, continuous security monitoring, change management and Infrastructure as Code, data protection and encryption, physical security controls, and vendor and risk management.

Our dual certification approach provides:

1.	Comprehensive Coverage: SOC 2 demonstrates operational effectiveness of controls while ISO 27001 validates our systematic approach to information security management

2.	Healthcare Compliance: HIPAA Security Rule compliance integrated throughout our control framework, with specific controls mapped to all administrative, physical, and technical safeguards

3.	Continuous Improvement: Regular surveillance audits, annual reviews, and ongoing monitoring ensure our controls evolve with emerging threats

4.	Business Continuity: Documented and tested Business Continuity and Disaster Recovery plans for AWS production environments

This comprehensive control framework ensures that Boost Run maintains the highest standards of security, availability, and confidentiality for our GPU infrastructure services, providing enterprise clients with confidence in our ability to protect their sensitive workloads and data.

Robust Security Measures

Boost Run delivers comprehensive security across our distributed GPU computing platform, spanning multiple data centers with advanced isolation technologies, confidential computing capabilities, and enterprise-grade compliance frameworks designed specifically for AI workloads.

Our safeguards include end-to-end encryption, audit logging, role-based access controls, and executed Business Associate Agreements with healthcare customers. HIPAA-compliance physical security at our data centers is provided through TierPoint facilities with 24/7 monitoring, biometric access controls and comprehensive visitor logging. Infrastructure safeguards encompass redundant power systems, network segmentation isolating healthcare traffic, intrusion detection systems, and secure hardware disposal procedures, and is validated through annual SOC2 Type II, HIPAA, ISO27701 and SO27001 certifications.

Security is foundational to Boost Run’s AI infrastructure platform. Our comprehensive security architecture protects customer data, models, and workloads through hardware-level isolation, enterprise-grade compliance, and advanced confidential computing technologies, while delivering the performance and scalability required for production AI applications.

Data Center Footprint

Through our partnership with TierPoint and other parties, we offer enterprise-grade infrastructure optimized for high-density GPU deployments across multiple regions. Facilities support both traditional air-cooled and next-generation liquid-cooled GPU deployments, with high-density power distribution, purpose-built GPU zones with reinforced flooring for heavy equipment, and flexible rack configurations from quarter to full cabinet deployments. The modular data center design allows us to rapidly scale from initial deployments to multi-megawatt installations without infrastructure bottlenecks.

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TierPoint operates 40+ data centers across 20 markets nationwide, providing Boost Run customers with multi-region redundancy for disaster recovery and workload distribution, sub-5ms latency to major metropolitan areas, a 200Gbps+ network backbone with direct cloud on-ramps, and dark fiber interconnects between facilities for burst capacity.

This partnership allows Boost Run to focus on GPU orchestration and platform innovation while TierPoint handles the complex physical infrastructure requirements of modern AI workloads. Together, we deliver the performance of purpose-built AI infrastructure with the reliability and compliance of enterprise data centers.

Over the next 12 months, we plan to expand our data center footprint by adding 16MW of secure capacity in the eastern and central U.S. through our partnership with TierPoint and other parties, further enhancing our geographic resiliency. Our current data centers are located in Seattle, Washington; Durham, North Carolina; Dallas, Texas; and Richardson, Texas. Additional capacity will be brought online in phases quarterly beginning in the first quarter of 2026, with potential new expansions in Charlotte, North Carolina; St. Louis, Missouri; and Breinigsville, Pennsylvania.

Our Culture and Values

At Boost Run, we believe exceptional infrastructure is built by brilliant individuals who obsess over performance, reliability, and customer success. We’re a team of technical experts who thrive on solving complex problems at the intersection of AI and infrastructure.

Deep Technical Excellence. Every team member brings deep technical expertise to the table. We don’t just operate infrastructure—we understand it fundamentally. We believe that when you put smart people in a room with a hard problem, they’ll find a way to solve it. Technical depth, not organizational hierarchy, drives our innovation.

Details Matter. While we can architect at massive scale and discuss the future of AI, we know that success lives in the details: optimizing network routes, fine-tuning configurations, and eliminating bottlenecks. We dive deep because surface-level understanding leads to surface-level solutions. Getting into the weeds isn’t just encouraged—it’s essential.

Customer-First Engineering. When customers face challenges, we don’t just provide support—we become their partners. We’ll join their Slack channels at 2 AM, optimize their workloads, and go the extra mile to ensure they achieve peak performance and reliability. Their success defines ours. We measure ourselves not by tickets closed, but by customer breakthroughs enabled.

Our customer experience model delivers enterprise-grade support with the responsiveness of a boutique consultancy. Technical support is led by our CIO and CTO, with intelligent triage and automation systems for rapid issue resolution. Customers have direct Slack access to our engineering team and a unified control plane for managing their infrastructure.

Ownership & Initiative. We’re go-getters who don’t wait for permission to improve things. See a problem? Fix it. Spot an opportunity? Run with it. We value action over process, results over rhetoric. Every employee owns our platform’s success and has the autonomy to make it better.

Transparent Partnership. We communicate honestly and directly. When customers ask hard questions, we provide detailed, thoughtful answers. We share our metrics openly, learn from our mistakes publicly, and build trust through transparency. No buzzwords, no hand-waving—just straight talk about what’s possible and how to achieve it.

Our Philosophy

Put brilliant, driven people together, give them challenging problems and the freedom to solve them, and get out of their way.

We’re building something that matters—the computational foundation that will power the next generation of AI breakthroughs. We don’t have endless meetings or rigid processes. We have shared principles, mutual trust, and an unwavering commitment to excellence.

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Our Customers

Boost Run targets a diverse customer base, including financial services firms, healthcare and life sciences organizations, geospatial and earth observation companies, AI startup, infrastructure brokers, and digital asset companies. We provide specialized features, compliance certifications, and operational excellence to each sector.

Financial Services & Trading Firms. Financial institutions require GPU infrastructure that can process massive datasets quickly while maintaining ultra-low latency for algorithmic trading systems where milliseconds mean millions of dollars. Our platform targets quantitative trading desks, hedge funds, and investment banks that demand colocation capabilities with major exchanges and dark fiber connections enabling high-frequency trading strategies, regulatory compliance with comprehensive audit scales, risk modeling acceleration, and isolated compute environments with hardware-level security for proprietary trading algorithms.

Healthcare & Life Sciences. Boost Run maintains comprehensive HIPAA compliance at both the operator and data center levels, enabling healthcare organizations to leverage AI while protecting patient data. Our infrastructure provides localized compute to meet regulatory standards while offering GPU acceleration powered by NVIDIA hardware for AI/ML workloads in diagnostics, treatment, and research. Our platform supports everything from small clinical AI pilots to large-scale population health analytics, with dedicated support for FDA-submission workloads and clinical trial data processing.

Geospatial & Earth Observation. The geospatial sector requires massive parallel processing for satellite imagery analysis, climate modeling, and geographic information systems. GPU acceleration can achieve 300x speedups for raster calculations and viewshed operations compared to traditional CPU algorithms.

Government Agencies (via Carahsoft Partnership). Through our strategic partnership with Carahsoft, Boost Run provides GPU infrastructure to federal, state, and local government agencies. Carahsoft serves as our Master Government Aggregator, making our platform available through SEWP V, ITES-SW2, and other government contract vehicles.

AI Startups & Scale-ups. AI startups require access to powerful and scalable GPU infrastructure without the prohibitive capital expenditure of building private data centers.

Infrastructure Brokers & Resellers. Boost Run partners with cloud brokers and managed service providers who require reliable GPU capacity for their end customers.

Third-Party Platforms & Digital Assets. Emerging sectors including blockchain, Web3, and digital asset companies utilize our infrastructure for DeFi analytics, and blockchain infrastructure.

For the year ended December 31, 2024, three customers accounted for approximately 71.6%, 12.0%, and 10.4%, respectively, of Boost Run’s audited revenue. In addition, for year ended December 31, 2025, three customers accounted for approximately 44.5%, 15.8%, and 15.6%, respectively, of Boost Run’s audited revenue. The following tables show our top three customers for the year ended December 31, 2024, and for the year ended December 31, 2025:

Top Three Customers for the Year Ended December 31, 2024[1]
Customer	Percent of Revenue (%)
RunPod Inc.	71.6
Zillion Technologies, Inc.	12.0
Vast.ai Inc.	10.4
1. No other customers represented greater than 10% of Boost Run’s revenue for the applicable period.

Top Three Customers for the Year Ended December 31, 2025[1]
Customer	Percent of Revenue (%)
RunPod Inc.	44.5
Shadeform, Inc.	15.8
Manifold Labs, Inc.	15.6
1. No other customers represented greater than 10% of Boost Run’s revenue for the applicable period.

Customers enter into master services agreements (“MSAs”) with us, which serve as the governing agreement required to access the Boost Run platform, where bare metal server provisioning takes place. The MSA establishes the overarching terms and conditions for the customer relationship. Individual server rentals on the Boost Run platform are documented through purchase orders and invoices that are automatically generated by the Boost Run platform upon order placement. These purchase orders may have varying term durations, ranging from hours to multiple years, depending on the customer’s selected commitment period. A single customer may hold multiple active orders under a single MSA, each with its own duration. Once an order is placed on the Boost Run platform, it is non-cancelable for the specified term duration, and any fees associated with that order are non-refundable.

Our MSAs run for three-month terms and automatically renew for three-month periods. After the initial three-month term, either party may terminate for convenience by providing ninety (90) days’ written notice, with termination becoming effective at the conclusion of the then-existing term. In addition, a customer may terminate the MSA, or an applicable order, for cause if (1) we materially breach our obligations under the MSA and (2) fail to cure such breach within thirty (30) days of receiving written notice. Upon any termination, all outstanding fees become immediately due and payable. Boost Run also retains the right to suspend or terminate services immediately in circumstances such as suspected breach of the acceptable use policy, unauthorized access, or as required by law.

We believe our diversifying customer base creates a resilient business model while cross-pollination of ideas between sectors drives continuous platform innovation. Whether powering Wall Street’s fastest trades or accelerating breakthrough medical research, Boost Run delivers the computational foundation for transformative AI applications across every industry.

Go-to-Market Approach

Boost Run takes a fundamentally different approach to market penetration—we operate like a specialized AI infrastructure collective rather than a traditional cloud vendor.

Our philosophy rejects the typical enterprise sales playbook. Instead of building large sales organizations, we’ve cultivated a network of AI infrastructure experts who understand the technical nuances of GPU workloads. These advisors and advocates naturally connect us with teams hitting scaling bottlenecks, creating organic demand without aggressive outreach campaigns.

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Rather than segmenting into traditional sales/marketing/support silos, our team operates as a unified technical advisory group. Engineers handle customer conversations, technical leads drive partnership discussions, and our support interactions often evolve into strategic planning sessions.

This unconventional model works because AI infrastructure buyers are sophisticated technical practitioners who value expertise over polish. They need partners who understand distributed training, inference optimization, and GPU memory management—not scripted sales pitches.

Our “marketing” consists primarily of open-source contributions, technical documentation, and infrastructure benchmarks that demonstrate real performance advantages. We measure success not by pipeline coverage, but by customer infrastructure utilization rates.

This approach has allowed us to secure major AI workloads while maintaining a team fraction of the size of traditional cloud providers—proving that in AI infrastructure, technical depth beats sales breadth.

Competition

Boost Run operates in a dynamic AI infrastructure market facing competition from both established clouds and specialized GPU providers.

Our competitive landscape includes major cloud platforms—AWS, Azure, Google Cloud—plus dedicated AI infrastructure specialists like CoreWeave, Nebius and White Fiber. While these competitors command substantial resources, Boost Run’s purpose-built architecture delivers superior performance for AI workloads, attracting partnerships even from traditional rivals.

Boost Run’s differentiation stems from:

●	Field-proven performance handling massive AI workloads

●	Optimized infrastructure reducing compute costs

●	Intelligent orchestration minimizing downtime

●	Self-managing platform eliminating operational overhead

●	Immediate availability of latest NVIDIA GPUs

●	Industry-leading cluster scale

●	Zero-trust security architecture

●	Deep integration with AI frameworks

●	Expert AI engineering support

●	Customizable deployments for unique requirements

●	Straightforward pricing without hidden fees

Boost Run’s growth trajectory confirms our technical leadership in accelerated computing, powered by priority GPU access and proprietary orchestration software purpose-built for model development and deployment.

Intellectual Property

Our intellectual property is an important aspect of our business and helps us to maintain our competitive position. To establish and protect our rights in our proprietary technology, we rely upon a combination of trade secret and trademark laws and contractual restrictions such as confidentiality agreements, licenses and intellectual property assignment agreements.

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We control access to our intellectual property and confidential information through internal and external controls. We maintain a policy requiring our employees, contractors, consultants and other third parties to enter into confidentiality and proprietary rights agreements to control access to and non-disclosure of our proprietary information. Intellectual property laws and our procedures and restrictions provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, misappropriated or violated.

Government Regulation

We are subject to the laws and regulations of various jurisdictions and governmental agencies affecting our operations and the sale of our infrastructure and services in areas including, but not limited to: AI, AI, intellectual property; tax; import and export requirements; anti-corruption; economic and trade sanctions; national security and foreign investment; foreign exchange controls and cash repatriation restrictions; data privacy and security requirements (such as the CCPA); competition; advertising; employment; product regulations; environment, health and safety requirements; and consumer laws. To date, costs and accruals incurred to comply with these governmental regulations have not been material to our capital expenditures and results of operations. Although there is no assurance that existing or future governmental laws and regulations applicable to our operations and the sale of our infrastructure services will not have a material adverse effect on our capital expenditures, operating results, and competitive position, we do not currently anticipate material expenditures for government regulations. Nonetheless, we believe that global trade regulations could potentially have a material impact on our business.

Facilities

We are headquartered in Northbrook, Illinois. As of the date of this prospectus, 2025, we lease office space at 5 Revere Drive, Suite 200 Northbrook, IL 60062.

In addition, we sub-lease space at third-party colocation providers to house, power, cool, and provide connectivity to Boost Run’s GPU servers and infrastructure at the following locations:

●	Dallas/Fort Worth, TX
●	Research Triangle Park (RTP), NC
●	Charlotte, NC
●	Seattle, WA
●	Richardson, TX

We believe that our current facilities are adequate to meet our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Legal Proceedings

From time to time, we may be involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, cash flows or financial condition. We may in the future receive claims from third parties asserting, among other things, infringement of their intellectual property rights. Defending such proceedings is costly and can impose a significant burden on management and employees, we may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS of boost run

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Boost Run Holdings, LLC. (“Boost Run,” “we,” “us,” and “our”) included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

These statements include, among other things, statements concerning our expectations regarding:

●	continued growth and market share gains;
●	variability in sales in certain product and service categories from year to year;
●	expected impact on sales of certain products and services;
●	increasing or decreasing inflation or stagflation, and changing interest rates in many geographies and changes in currency exchange rates and currency regulations;
●	competition in our markets;
●	macroeconomic, geopolitical factors and other disruptions, including the transition in administrations, tariffs or other trade disruptions, public health issues, wars, natural disasters and economic growth;
●	government regulation, tariffs and other policies;
●	drivers of long-term growth and operating leverage, such as pricing of our products and services, sales productivity, pipeline and capacity, functionality, value and technology improvements in our service offerings;
●	growing our solution sales through channel partners to businesses / service providers, our ability to execute these sales and the complexity of providing solutions (including the increased competition and unpredictability of timing associated with sales to larger enterprises), the impact of sales to these organizations on our long-term growth, expansion and operating results, and the effectiveness of our sales organization;
●	our ability to successfully anticipate market changes, including those related to cloud-based solutions and to sell, support and meet service level agreements related to cloud-based solutions;
●	growth expectations for the secure networking market;
●	forecasts of future demand including changing market drivers and demands;
●	our ability to hire properly qualified and effective sales, support and engineering employees;
●	trends in revenue, cost of revenue and gross margin;
●	trends in our operating expense, including cost of revenue, selling, general and administrative expense, depreciation and amortization expense, colocation lease cost, and expectations regarding these expenses;
●	expected impact of plans and strategy for the acceleration of our data center footprint and our points of presence deployment;
●	expectations that our operating expense will increase year over year during 2026;
●	uncertain tax benefits and our effective domestic and global tax rates, the impact of interpretations of, or changes to tax law, and the timing of tax payments;
●	expectations regarding spending related to real estate assets, acquisitions and development, including data centers and points of presence, office building and warehouse investments, as well as other capital expenditures and related to the impact on cash flow and expenses;
●	estimates of a range of 2026 spending on capital expenditures;
●	expansions and other changes to our real property holdings and development;
●	expected outcomes and liabilities in alleged claims;
●	our intentions regarding the sufficiency of our existing cash, cash equivalents and investments to meet our cash needs, including our debt servicing requirements, for at least the next 12 months;
●	other statements regarding our future operations, financial condition and prospects and business strategies; and
●	adoption and impact of new accounting standards.

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Business Overview

We are a Delaware limited liability company formed on March 21, 2024, to serve as the parent entity of Boost Run LLC, an Illinois limited liability company originally organized on August 16, 2023. On March 22, 2024, Boost Run LLC and we entered into a contribution agreement under which we acquired 100% of the membership interests of Boost Run LLC, resulting in Boost Run LLC becoming our wholly owned subsidiary (the “Contribution”). The Contribution represents a transfer of ownership interests between entities under common control and is accounted for in accordance with ASC 805-50, Business Combinations—Subtopic 50: Transactions Between Entities Under Common Control. Under this guidance, the assets and liabilities of Boost Run LLC were transferred to us at their carrying amounts as of the date of transfer, with no recognition of goodwill or gain/loss. The Contribution also results in a change in the reporting entity under U.S. GAAP, with us now serving as the ultimate parent company for financial reporting purposes. Accordingly, the accompanying comparative consolidated financial statements have been retrospectively adjusted to reflect our financial position and results of operations as if the entities had always been combined.

We own, lease, and operate bare metal GPUs servers housed within top-tier certified data centers. Our compute offerings are, on average, 40% to 60% more affordable than those of major cloud providers, depending on contract duration and model type. Through the Infrastructure as Code (“IaC”) automation, we enable customers to access our services in a simple and secure manner. This makes our platform an ideal solution for organizations seeking to run sophisticated artificial intelligence (“AI”) models, including Large Language Models (“LLMs”), generative models, and other high-performance computing workloads. Whether training massive neural networks, running inference at scale, or executing computationally intensive scientific simulations, our GPU servers deliver the necessary performance at a cost that supports operational efficiency.

Amended and Restated LLC Agreement

In August 2025, we entered into an Amended and Restated Limited Liability Company Agreement, replacing the original agreement dated March 22, 2024. The amended agreement formalizes a multi-class equity structure, including Class A, Class B, and Class C units, each with distinct economic and governance rights. Class A units retain voting rights and priority in distributions, Class B units are structured as profits interests subject to vesting and participation thresholds, and Class C units were issued to a lender in connection with a financing arrangement and are not profits interests and are not subject to vesting but do have participation thresholds. In addition, the board of directors authorized unlimited number of Class A units, Class B units, and Class C units. As of December 31, 2025, 8,500 Class A units and 128 Class C units were issued and outstanding. The agreement also provides for the issuance of up to 179 additional Class C units under certain conditions. In August 2025, pursuant to the August 2025 Warrant Cancellation Agreement, we issued 128 newly-created Class C units. In September 2025, pursuant to the Amended and Restated LLC Agreement, the board of directors granted 506 Class B units.

Business Combination Agreement

On September 15, 2025, we entered into a Business Combination Agreement with Willow Lane, Pubco, SPAC Merger Sub, and Company Merger Sub. The Business Combination Agreement provides for a two-step merger transaction, or the Mergers, in which, first, SPAC Merger Sub will merge with and into Willow Lane, with Willow Lane surviving as a wholly-owned subsidiary of Pubco, and, immediately thereafter, Company Merger Sub will merge with and into us, with us surviving as a wholly-owned subsidiary of Pubco. By virtue of the consummation of the Mergers, Pubco will become a publicly traded company, with Willow Lane and us as its wholly owned subsidiaries. Prior to the closing of the Mergers, Willow Lane will re-domicile from the Cayman Islands to the State of Delaware.

At Closing, our equity holders will receive total consideration consisting of (i) an $8.5 million installment note, (ii) $441.5 million in Pubco Class A and Class B common stock (based on a $10.00 per share valuation), and (iii) up to 7,875,000 Karos Earnout Shares contingent upon Pubco’s stock performance over a three-year earnout period. Karos Earnout Shares will be issued in three equal tranches if Pubco’s volume-weighted average price meets or exceeds $12.50, $15.00, and $17.50, respectively, for twenty out of thirty consecutive trading days during the earnout period.

The transaction is intended to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code for U.S. federal income tax purposes. Each party to the Business Combination Agreement will be responsible for its own tax liabilities, including any adverse consequences arising from the failure of the transaction to qualify under Section 351.

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Upon Closing, Pubco will assume all outstanding Willow Lane securities, which will convert into equivalent Pubco securities.

Business Combination Agreement Amendment

On January 13, 2026, the parties to the Business Combination Agreement entered into Amendment No. 1 to the Business Combination Agreement, which, among other matters, extends the outside date to June 30, 2026 and removes the covenant that the Pubco Board be comprised of a majority of directors who qualify as “independent” under Nasdaq rules.

Simultaneously, the Pubco, the Sponsor and the SPV entered into an amendment to the earnout agreement providing that the Sponsor may earn up to 1,125,000 newly issued shares of Pubco Class A Common Stock and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A common stock (3,093,750 shares in total) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds (i) $12.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; (ii) $15.00 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; and (iii) $17.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares (in each case, measured for any 20 trading days within any consecutive 30 trading days during the earnout period).

Pursuant to the Weil Consulting Agreement, dated January 13, 2026, Pubco has agreed to engage B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant in three equal tranches totaling 336,000 shares of Pubco Class A Common Stock, subject to vesting provided that Pubco’s VWAP meets or exceeds $12.00, $14.50 and $17.00, respectively, for 30 trading days within consecutive 45 trading days following the date of the Closing.

Financial Summary for the years ended December 31, 2025 and 2024

●	Total revenue was $26.89 million for the year ended December 31, 2025, an increase of 239% compared to $7.94 million for the year ended December 31, 2024.
●	Total cost of revenue was $3.89 million for the year ended December 31, 2025, an increase of 102% compared to $1.93 million for the year ended December 31, 2024.
●	Total selling, general and administrative was $4.84 million for the year ended December 31, 2025, an increase of 312% compared to $1.18 million for the year ended December 31, 2024.
●	Total unit-based compensation was $13.43 million for the year ended December 31, 2025, an increase of 2,264% compared to $0.57 million for the year ended December 31, 2024.
●	Total depreciation and amortization was $10.54 million for the year ended December 31, 2025, an increase of 316% compared to $2.53 million for the year ended December 31, 2024.
●	Total colocation lease cost was $5.24 million for the year ended December 31, 2025, an increase of 192% compared to $1.80 million for the year ended December 31, 2024.
●	Total other expenses, net was $5.22 million for the year ended December 31, 2025, an increase of 3,551% compared to $0.14 million for the year ended December 31, 2024.
●	Net loss was $16.27 million for the year ended December 31, 2025, an increase of 7,576% compared to $0.21 million for the year ended December 31, 2024.

Financial Summary for the year ended December 31, 2024 and for the period from August 16, 2023 (date of inception) through December 31, 2023

●	Total revenue was $7.94 million for the year ended December 31, 2024, an increase of 4,076% compared to $0.19 million for the period from August 16, 2023 (date of inception) through December 31, 2023.

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●	Total cost of revenue was $1.93 million for the year ended December 31, 2024, an increase of 4,388% compared to $0.04 million for the period from August 16, 2023 (date of inception) through December 31, 2023.
●	Total selling, general and administrative was $1.18 million for the year ended December 31, 2024, an increase of 664% compared to $0.15 million for the period from August 16, 2023 (date of inception) through December 31, 2023.
●	Total unit-based compensation was $0.57 million for the year ended December 31, 2024 compared to zero for the year ended December 31, 2024.
●	Total depreciation and amortization was $2.53 million for the year ended December 31, 2024, an increase of 666% compared to $0.33 million for the period from August 16, 2023 (date of inception) through December 31, 2023.
●	Total colocation lease cost was $1.80 million for the year ended December 31, 2024, an increase of 759% compared to $0.21 million for the period from August 16, 2023 (date of inception) through December 31, 2023.
●	Total other expense, net was $0.14 million for the year ended December 31, 2024, an increase of 2,283% compared to $0.01 million for the period from August 16, 2023 (date of inception) through December 31, 2023.
●	Net loss was $0.21 million for the year ended December 31, 2024, a decrease of 62% compared to $0.55 million for the period from August 16, 2023 (date of inception) through December 31, 2023.

Impact of Macroeconomic and Geopolitical Developments

Our overall performance depends in part on worldwide economic and geopolitical conditions, such as Gross Domestic Product (“GDP”) growth, the war in Ukraine or tensions between China and Taiwan, and their impact on customer behavior. Worsening economic conditions, including inflation, changing interest rates, tariffs and other trade disruptions, slower growth, any recession, fluctuations in foreign exchange rates and other changes in economic conditions, may result in decreased sales productivity and growth and adversely affect our results of operations and financial performance. We have seen certain impacts on our business, results of operations, financial condition, cash flows, liquidity and capital and financial resources such as longer sales cycles and delayed purchases.

Worsening economic conditions may have a material negative impact on our results in future periods and may negatively impact our billings, revenue and costs, and may decrease growth and profitability. The extent of the impact of economic conditions on our operational and financial performance will depend on ongoing developments, including those discussed above and others identified in the “Risk Factors” section in this proxy statement/prospectus. Given the dynamic nature of these circumstances, the full impact of worsening economic conditions on our business and operations, results of operations, financial condition, cash flows, liquidity and capital and financial resources cannot be reasonably estimated at this time.

Business Model

We typically provide compute power via high-performance GPU servers through three primary channels:

●	Our Platform – Customers rent GPU compute directly via our proprietary platform. We also utilize excess GPU compute on our platform for blockchain rewards.
●	Third-Party Platforms – We supply GPU infrastructure to other AI platforms that lack their own hardware, earning revenue based on GPU usage.
●	Brokers – GPU brokers purchase access to our GPU capacity for resale to their customers.

We own GPU infrastructure which is housed across multiple colocation facilities in the U.S., such as Oregon, Washington; Richardson, Texas; Fort Worth, Texas; Chicago, Illinois; Charlotte, North Carolina; Seattle, Washington; and Minneapolis, Minnesota. The colocation facilities provide hosting services—including space, power, connectivity, and physical security—but do not own or supply the GPU hardware.

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Regardless of channel, our GPU rental agreements are similar in nature: once servers are provisioned, the customer assumes full control over the equipment, including GPU utilization, workloads executed, and end-user access. We do not retain operating rights after commencement. In addition to the GPU servers, the agreements require us to provide supporting services—such as preparing facilities to host the equipment, supplying reliable and continuous power and internet connectivity, maintaining physical security, configuring the operating system and automation tooling as requested by the lessee, and assisting with deployment or redeployment of the equipment in the event of failure. These ancillary responsibilities are bundled with the server rentals as part of our fulfillment of the obligations. They do not alter the lessee’s control of the GPU servers but ensure the servers remain operational and usable throughout the lease term.

Key Metrics

We monitor several key metrics, including the key financial metrics set forth below, in order to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. The following table summarizes revenue, gross profit, gross profit margin and capital expenditure on GPU acquisitions. We discuss revenue below under “Components of Operating Results,” and we discuss gross profit, gross profit margin and capital expenditure on GPU acquisitions immediately below in the following tables for the years ended December 31, 2025 and 2024, as well as for the year ended December 31, 2024 and the period from August 16, 2023 (inception) through December 31, 2023.

	For the years ended December 31,
	2025	2024
	(in thousands)
Revenue	$26,887	$7,935
Gross profit	$22,996	$6,005
Gross profit margin	85.5%	75.7%
Capital expenditure on GPU acquisitions	$11,553	$3,729

Gross profit. We define gross profit as revenue less cost of revenue. Gross profit was $23.00 million for the year ended December 31, 2025 compared to $6.01 million for the year ended December 31, 2024, an increase of $16.99 million, or 283%. The increase primarily reflects higher GPU utilization rates, expansion of customer contracts in the enterprise AI vertical, and incremental pricing adjustments. Revenue outpaced cost of revenue as we gained efficiencies in operations period over period.

Gross profit margin. Gross profit as a percentage of revenue, or gross profit margin, has been and will continue to be affected by a variety of factors, including the GPU utilization rates, the number of customer contracts, expansion/contraction of existing customer contracts, and pricing adjustments. Gross profit margin was 85.5% for the year ended December 31, 2025 compared to 75.7% for the year ended December 31, 2024, an increase of 9.8%. We attribute the increase in gross profit margin to greater efficiencies in operations.

Capital Expenditure on GPU acquisitions. We define capital expenditure as money spent to acquire, upgrade, or extend the life of our GPU equipment. Capital expenditures on GPU equipment was $11.55 million for the year ended December 31, 2025 compared to $3.73 million for the year ended December 31, 2024, an increase of $7.82 million, or 210%. We attribute the increase in capital expenditure to larger upfront purchases attributable to certain contracts for the year ended December 31, 2025 as compared to the year ended December 31, 2024.

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023
	(in thousands)
Revenue	$7,935	$190
Gross profit	$6,005	$147
Gross profit margin	75.7%	77.4%
Capital expenditure on GPU acquisitions	$3,729	$5,822

¹: Date of inception

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Gross profit. Gross profit was $6.01 million for the year ended December 31, 2024 compared to $0.15 million for the period from August 16, 2023 (date of inception) through December 31, 2023, an increase of $5.86 million, or 3,985%. The increase primarily reflects higher GPU utilization rates, expansion of customer contracts in the enterprise AI vertical, and incremental pricing adjustments. The increase is further driven by the number of days of generating revenue for the year ended December 31, 2024.

Gross profit margin. Gross profit margin was 75.7% for the year ended December 31, 2024 compared to 77.4% for the period from August 16, 2023 (date of inception) through December 31, 2023, a decrease of 1.7%. We attribute the decline in gross profit margin to higher year-over-year service fees associated with existing customers.

Capital Expenditure on GPU acquisitions. Capital expenditure on GPU equipment was $3.73 million for the year ended December 31, 2024 compared to $5.82 million for the period from August 16, 2023 (date of inception) through December 31, 2023, a decrease of $2.09 million, or 36%. We attribute the decrease in capital expenditure to more significant upfront or start-up costs during the period from August 16, 2023 (date of inception) through December 31, 2023.

Components of Operating Results

Revenue. We generate income by providing lessees with access to our high-performance GPU servers under GPU rental agreements. We enter into contracts with both end lessees and with third parties who separately contract with their own customers to use our solutions. These agreements contain lease components for the right to use specifically identified GPU servers and related hardware within dedicated data center areas, along with non-lease components for ancillary services which include the provision of power, internet connectivity, security, and lessee support.

Cost of revenue. Cost of revenue primarily consists of data center service fees and building rent, excluding depreciation and amortization, including costs associated with our facilities, such as third-party service fees, business licenses, and other related expenses. Colocation rent (which includes utilities) and depreciation and amortization are reported separately as an operating cost and expense.

Selling, general and administrative. Selling, general and administrative is primarily comprised of payroll costs, legal and accounting services, software and applications, travel, taxes paid, office expenses, and finance charges.

Unit-based compensation. Unit-based compensation is comprised of expense in connection with grants for our unit-based awards.

Depreciation and amortization. Equipment acquired is recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the respective assets.

Colocation lease cost. Colocation lease costs represent the costs we incur to rent data centers to house our GPUs. The expenses consist of costs such as operating lease expenses related to the data centers and office and equipment, as well as short-term lease cost and variable lease costs.

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Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. These principles require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, cost of revenue and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, internal-use software, unit-based compensation, debt, and income taxes. To the extent that there are material differences between these estimates and our actual results, our future consolidated financial statements will be affected. Some of the judgments that we make in applying our accounting estimates in these areas are described in Note 2 to our consolidated financial statements section included elsewhere in this proxy statement/prospectus. Since the date of our consolidated financial statements as of and for the year ended December 31, 2025, there have been no material changes to our critical accounting policies and estimates other than the items noted below:

Leases - Lessor

Revenue from GPU Rentals

We generate income by providing lessees with access to our high-performance GPU servers under GPU rental agreements. We enter into contracts with both end customers and with third parties who separately contract with their own customers to use our solutions. These agreements contain lease components for the right to use specifically identified GPU servers and related hardware within dedicated data center areas, along with non-lease components for ancillary services which include the provision of power, internet connectivity, security, and customer support. We elect the lessor practical expedient available under ASC Topic 842, Leases (“ASC Topic 842”), to combine the non-lease components that have the same pattern of transfer as the related operating lease components into a single combined component. The single combined component is accounted for under ASC Topic 842 as an operating lease if the lease components are the predominant components and is accounted for under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), if the non-lease components are the predominant components. The lease components are the predominant components in our GPU rental arrangements and the single combined component in these arrangements are accounted for under the operating lease guidance of ASC Topic 842.

Our agreements provide customers with the exclusive right to control the use of the GPU servers during the contract term, including the ability to determine workloads, GPU utilization, and end-user access. Lease terms are based on the stated noncancellable initial term of the order, commencing when servers are provisioned. The initial terms of the GPU rental agreements may be extended if mutually agreed by both parties.

We have concluded that it is probable that substantially all of the payments will be collected over the term of the arrangements and recognize the combined lease component payments on a straight-line basis over the respective lease terms. The difference between revenue recognized during the period and the contractual payments made is recorded in customer deposits on the consolidated balance sheets.

Certain agreements include variable payments related to a percentage of net revenue generated in the period or for additional capacity or ancillary services requested by customers. Variable lease payments are recognized in profit or loss when the changes in facts and circumstances on which the variable lease payments are based occur. The GPU servers remain on our consolidated balance sheet and continue to be depreciated over their estimated useful lives of approximately four years.

In certain instances, payments can be collected in USD Coin (“USDC”), a stablecoin redeemable on demand on a one-to-one basis for U.S. dollars, with revenue measured based on the total amount of USDC received. USDC received as a form of payment are quickly converted to cash such that we held zero in USDC as of December 31, 2025. We did not have this payment arrangement for the year ended December 31, 2024.

Leases - Lessee

As a lessee, we enter into operating and finance leases for office space, data center facilities, and hardware. In accordance with ASC Topic 842, we determined whether an arrangement is, or contains, a lease at the inception of the arrangement based on the unique facts and circumstances present in the arrangement, including whether we control the use of identified assets. If a lease is determined to exist, the term of such lease is assessed based on the commencement date on which the underlying asset is made available for our use by the lessor. Our assessment of the lease term reflects the non-cancellable term of the lease, inclusive of any rent-free periods and periods covered by early-termination options which we are reasonably certain of not exercising, as well as periods covered by renewal options which we are reasonably certain of exercising. We also determine lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and presentation over the lease term. The total consideration of our operating leases is recognized as lease expense on a straight-line basis. We recognize the amortization of our finance lease right-of-use assets on a straight-line basis and separately recognizes the accretion of interest on the finance lease liability using the effective interest method.

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We elected to apply the available expedient to combine lease and associated non-lease components for all classes of underlying assets. For leases with a term exceeding twelve months, lease liability is recognized on the consolidated balance sheets at lease commencement, reflecting the present value of our fixed payment obligations over the lease term. A corresponding right-of-use asset equal to the initial lease liability is also recognized, adjusted for any prepaid rent and initial direct costs incurred in connection with the execution of the lease and reduced by any lease incentives received. For purposes of measuring the present value of our fixed payment obligations for a given lease, we use an incremental borrowing rate, as the rates implicit in our leases are not readily determinable. Our incremental borrowing rate reflects the rate we would pay to borrow on a similarly secured basis and term, the economic environment of the associated lease, and other relevant information available to us.

For leases with a term of twelve months or less, at commencement, and that do not include an option to purchase the underlying assets that we are reasonably certain to exercise, we elected the expedient to not measure and recognize an associated lease liability or right-of-use asset.

For our operating leases, fixed lease payments are recognized as lease expense on a straight-line basis over the lease term. Variable lease costs are recognized as the obligation for payment is incurred and primarily consist of insurance and property tax reimbursements to the lessor for our office space lease and electrical overage costs for our colocation leases.

We address lease modifications that are not accounted for as separate leases at the effective date of the modification. If the terms and conditions of the lease are changed, the classification of the lease is reassessed, the lease payments are updated, and the lease liability is remeasured using the applicable incremental borrowing rate at the effective date of the lease modification. Any resulting changes in the lease liability are recognized in the carrying amount of the related right-of-use asset.

Revenue

We recognize revenue in accordance with ASC 606. The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer;
●	Step 2: Identify of the performance obligations in the contract;
●	Step 3: Determine of the transaction price;
●	Step 4: Allocate the transaction price to the performance obligations in the contract; and
●	Step 5: Recognize revenue when, or as, we satisfy a performance obligation.

In order to identify the performance obligations in a contract with a customer, an entity must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct); and
●	The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

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The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration
●	Constraining estimates of variable consideration
●	The existence of a significant financing component in the contract
●	Noncash consideration
●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized under the accounting contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time, as appropriate.

Blockchain Rewards

Blockchain rewards represent the revenues earned from the provision of GPU computing services to decentralized networks, Bittensor and Aethir. We contribute computing power to these networks, who meet the definition of a customer under ASC 606, in exchange for consideration in the form of TAO and ATH respectively (collectively, “digital assets”).

Our performance obligation is to provide computing services that support network operations and validation. Each arrangement consists of a single performance obligation that is satisfied over time as the customer simultaneously receives and consumes the benefits of the services provided. Contracts with customers are open-ended and can be terminated at any time without penalty. Accordingly, the contract term is limited to the period in which services are provided. For Bittensor, this period is defined as the processing of a block, or unit of data in the Bittensor blockchain, which takes approximately 72 minutes, after which rewards are calculated and distributed. For Aethir, rewards and service fees are calculated daily.

The transaction price is measured at the fair value of the digital assets earned at the end of the contract term when the consideration becomes determinable. Revenue is recognized over time as services are provided, with recognition occurring at the point where the amount earned is fixed and determinable. Digital assets received as a form of payment are converted to cash or used to fulfil expenses shortly after they are earned. We held zero in TAO and ATH as of December 31, 2025.

Accounts receivable denominated in digital assets represent rights to receive a fixed amount of digital assets and are initially measured at the fair value of the asset receivable. These receivables are accounted for as hybrid instruments, with a receivable host contract that contains an embedded derivative based on the changes in the fair value of the underlying digital asset.

Intangible Assets

Our intangible assets consist solely of IP addresses, which are recognized when acquired and measured at cost or fair value if obtained through a business combination in accordance with ASC 805, Business Combinations (“ASC 805”). Intangible assets are evaluated to determine whether they are indefinite-lived or definite-lived based on legal, regulatory, and contractual factors. Indefinite-lived intangible assets are not amortized, while definite-lived intangible assets are amortized on a straight-line basis over their estimated useful life. Our intangible assets are all indefinite-lived.

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Intangible assets are tested for impairment in accordance with ASC 350-30, Intangibles – Goodwill and Other (“ASC 350”) for indefinite-lived assets and ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”) for definite-lived assets whenever events or changes in circumstances indicate the carrying amount may not be recoverable, or annually for indefinite-lived assets. Impairment losses, if any, are recognized in our consolidated statements of operations. Costs to maintain or renew intangible assets are expensed as incurred. As of December 31, 2025, there was no impairment of our IP addresses.

Deferred transaction costs

Deferred transaction costs, consisting of legal and accounting fees and costs relating to our planned Business Combination are capitalized and recorded on the consolidated balance sheets. The deferred transaction costs will be offset against the proceeds received upon the closing of the planned Business Combination. In the event that our plans for the Business Combination are terminated, all of the deferred transaction costs will be written off within operating expenses in consolidated statements of operations. As of December 31, 2025 and 2024, there were $1.00 million and zero deferred transaction costs capitalized, respectively.

Debt

We issued a bridge loan to a lender. Our bridge loan is carried at an amortized cost basis, net of unamortized debt issuance costs and discount. Accrued interest associated with the bridge loan is included in Accrued expenses and other current liabilities within our consolidated balance sheets. The debt issuance costs and discount associated with the term loan are recorded as a reduction of the carrying value of the bridge loan and amortized to interest expense in the consolidated statements of operations using the effective interest method over the contractual terms of the bridge loan.

Known Trends and Uncertainties

We expect continued growth in demand for GPU-based computing and AI-driven infrastructure. However, market conditions remain dynamic. Component supply constraints, power availability, and changes in data-center energy regulation could influence our ability to scale operations or maintain current pricing levels. Additionally, fluctuations in interest rates or macroeconomic slowdowns in our end markets may affect our customers’ spending patterns and project timing.

Results of Operations for the years ended December 31, 2025 and 2024

The following tables set forth our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of financial results to be achieved in future periods.

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Revenue	$26,887	$7,935	$18,952	239%
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)	3,891	1,930	1,961	102%
Selling, general and administrative (excluding depreciation and amortization)	4,844	1,177	3,667	312%
Unit-based compensation	13,425	568	12,857	2,264%
Depreciation and amortization	10,536	2,534	8,002	316%
Colocation lease cost	5,244	1,795	3,449	192%
Total operating costs and expenses	37,940	8,004	29,936	374%
Loss from operations	$(11,053)	$(69)	$(10,984)	(15,919)%

Other (expense) income:
(Loss) gain on sale of fixed assets	(195)	54	(249)	(461)%
Interest expense	(2,013)	(206)	(1,807)	(877)%
Loss in fair value of digital asset receivable	(70)	—	(70)	—
Loss in change in fair value of liability-classified warrants	(2,992)	—	(2,992)	—
Other income, net	49	9	40	444%
Total other expenses, net	(5,221)	(143)	(5,078)	(3,551)%
Net loss	$(16,274)	$(212)	$(16,062)	(7,576)%

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Year ended December 31, 2025 compared to the year ended December 31, 2024

Revenue

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Revenue	$26,887	$7,935	$18,952	239%

Revenue was $26.89 million for the year ended December 31, 2025 compared to $7.94 million for the year ended December 31, 2024 an increase of $18.95 million, or 239%. The increase primarily reflects higher GPU utilization rates, expansion of customer contracts in the enterprise AI vertical, and incremental pricing adjustments. We added twelve new lessees which contributed lease income of $6.13 million and four new customers who contributed blockchain rewards of $5.66 million for the year ended December 31, 2025. Existing lessees contributed $7.16 million more revenue for the year ended December 31, 2025 compared to the year ended December 31, 2024.

Cost of revenue

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Cost of revenue (excluding depreciation and amortization)	$3,891	$1,930	$1,961	102%

Cost of revenue was $3.89 million for the year ended December 31, 2025 compared to $1.93 million for the year ended December 31, 2024. Cost of revenue increased $1.96 million, or 102%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical. The increase in cost of revenue was outpaced by the increase in revenue as we gained efficiencies in operations period over period.

Selling, general and administrative

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Selling, general and administrative (excluding depreciation and amortization)	$4,844	$1,177	$3,667	312%

Selling, general and administrative expense was $4.84 million for the year ended December 31, 2025 compared to $1.18 million for the year ended December 31, 2024. Selling, general and administrative increased $3.66 million, or 312%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical. Of the $3.66 million increase, it is primarily driven by (i) a $1.65 million increase in legal and accounting services, (ii) a $1.47 million increase in payroll expense related to eight new employees added during the year ended December 31, 2025, (iii) a $0.21 million increase in software and application expenses due to our growth, (iv) $0.09 million increase in travel expenses, and (v) $0.06 million increase in taxes paid. The remaining $0.18 million net increase in selling, general and administrative expense is mostly due to increases in office expenses, shipping, property insurance, meals and general business expenses.

Unit-based compensation

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Unit-based compensation	$13,425	$568	$12,857	2,264%

Unit-based compensation was $13.43 million for the year ended December 31, 2025 compared to $0.57 million for the year ended December 31, 2024. Unit-based compensation increased $12.86 million, or 2,264%, primarily due to unit-based awards granted to several employees during the year ended December 31, 2025.

Depreciation and amortization

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Depreciation and amortization	$10,536	$2,534	$8,002	316%

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Depreciation and amortization expense was $10.54 million for the year ended December 31, 2025 compared to $2.53 million for the year ended December 31, 2024, an increase of $8.01 million or 316%. The increase primarily reflects higher GPU utilization rates and expansion of lessee contracts in the enterprise AI vertical. The increase in depreciation and amortization expense is further attributable to the timing of GPU servers placed into service and the capital expenditures of $11.55 million made during the year ended December 31, 2025.

Colocation lease cost

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Colocation lease cost	$5,244	$1,795	$3,449	192%

Colocation lease cost was $5.24 million for the year ended December 31, 2025 compared to $1.80 million for the year ended December 31, 2024. Colocation lease cost increased $3.44 million, or 192%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical, offset in part by increased data-center operating costs. We have colocation leases in Oregon, Washington; Richardson, Texas; Fort Worth, Texas; Chicago, Illinois; Charlotte, North Carolina; Seattle, Washington; and Minneapolis, Minnesota.

Other expenses, net

	For the years ended December 31,
	2025	2024	Change	%
	(in thousands)
Total other expenses, net	$(5,221)	$(143)	$(5,078)	3,551%

Total other expenses, net was $5.22 million for the year ended December 31, 2025 compared to $0.14 million for the year ended December 31, 2024. The change of $5.08 million, or 3,551%, in total other expense, net was primarily due to the loss in change in fair value of liability-classified warrants, increase in finance lease interest expense for office and equipment leasing agreements, and loss on sale associated with the disposal of hardware equipment.

Results of Operations For the year ended December 31, 2024 and for the period from August 16, 2023 (inception) through December 31, 2023

The following tables set forth our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of financial results to be achieved in future periods.

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Revenue	$7,935	$190	$7,745	4,076%
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)	1,930	43	1,887	4,388%
Selling, general and administrative (excluding depreciation and amortization)	1,177	154	1,023	664%
Unit-based compensation	568	—	568	–
Depreciation and amortization	2,534	331	2,203	666%
Colocation lease cost	1,795	209	1,586	759%
Total operating costs and expenses	8,004	737	7,267	986%
Loss from operations	$(69)	$(547)	$478	87%

Other (expense) income:
Gain on sale of fixed assets	54	—	54	–
Interest expense	(206)	(6)	(200)	(3,333)%
Other income, net	9	—	9	–
Total other expenses, net	(143)	(6)	(137)	(2,283)%
Net loss	$(212)	$(553)	$341	62%

¹: Date of inception

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Year ended December 31, 2024 compared to period from August 16, 2023 through December 31, 2023

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Revenue	$7,935	$190	$7,745	4,076%

¹: Date of inception

Revenue was $7.94 million for the year ended December 31, 2024 compared to $0.19 million for the period from August 16, 2023 (date of inception) through December 31, 2023, an increase of $7.75 million, or 4,076%. The increase primarily reflects higher GPU utilization rates, expansion of customer contracts in the enterprise AI vertical, and incremental pricing adjustments. Existing customers contributed an increase in revenue of $6.50 million, which was primarily due to (i) an increase in the number of days of generating revenue for the year ended December 31, 2024 compared to the period from the inception date of August 16, 2023 through December 31, 2023, as well as (ii) an increase in monthly revenue earned from our existing customers. The remaining increase in revenue was primarily driven by five new customers contracted with us for the year ended December 31, 2024.

Cost of revenue

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Cost of revenue (excluding depreciation and amortization)	$1,930	$43	$1,887	4,388%

¹: Date of inception

Cost of revenue was $1.93 million for the year ended December 31, 2024 compared to $0.04 million for the period from August 16, 2023 (date of inception) through December 31, 2023. Cost of revenue increased $1.89 million, or 4,388%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical. The increase is further driven by the number of days of generating revenue for the year ended December 31, 2024.

Selling, general and administrative

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Selling, general and administrative (excluding depreciation and amortization)	$1,177	$154	$1,023	664%

¹: Date of inception

Selling, general and administrative expense was $1.18 million for the year ended December 31, 2024 compared to $0.15 million for the period from August 16, 2023 (date of inception) through December 31, 2023. Selling, general and administrative increased $1.03 million, or 664%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical. Of the $1.03 million increase, it is primarily driven by (i) a $0.40 million increase in payroll expense related to five new employees added during the year ended December 31, 2024, (ii) a $0.21 million increase in legal and accounting services expense, (iii) a $0.12 million increase in employee bonus expense related to performance-based discretionary bonuses incurred during the year ended December 31, 2024, and (iv) a $0.06 million increase in employee benefits expense associated with the new hires for the year ended December 31, 2024. The remaining increase in selling, general and administrative expense is mostly due to an increase in the number of days of operating activities for the year ended December 31, 2024 compared to the period from the inception date of August 16, 2023 through December 31, 2023.

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Unit-based compensation

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Unit-based compensation	$568	—	$568	–

¹: Date of inception

Unit-based compensation was $0.57 million for the year ended December 31, 2024 compared to zero for the period from August 16, 2023 (date of inception) through December 31, 2023, primarily due to unit-based awards granted to several employees during the year ended December 31, 2024.

Depreciation and amortization

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Depreciation and amortization	$2,534	$331	$2,203	666%

¹: Date of inception

Depreciation and amortization expense was $2.53 million for the year ended December 31, 2024 compared to $0.33 million for the period from August 16, 2023 (date of inception) through December 31, 2023, an increase of $2.20 million or 666%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical. The increase in depreciation and amortization expense is further attributable to the timing of GPU servers placed into service, the capital expenditures of $3.73 million made during the year ended December 31, 2024, and an increase in the number of days of operating activities for the year ended December 31, 2024 compared to the period from the inception date of August 16, 2023 through December 31, 2023.

Colocation lease cost

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Colocation lease cost	$1,795	$209	$1,586	759%

¹: Date of inception

Colocation lease cost was $1.80 million for the year ended December 31, 2024 compared to $0.21 million for the period from August 16, 2023 (date of inception) through December 31, 2023. Colocation lease cost increased $1.59 million, or 759%. The increase primarily reflects higher GPU utilization rates and expansion of customer contracts in the enterprise AI vertical, offset in part by increased data-center operating costs. The increase is further attributable to an increase in the number of days of operating activities for the year ended December 31, 2024 compared to the period from the inception date of August 16, 2023 through December 31, 2023. We have colocation leases in Oregon, Washington; Richardson, Texas; Fort Worth, Texas; and Chicago, Illinois.

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Other expense, net

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023	Change	%
	(in thousands)
Total other expenses, net	$(143)	$(6)	$(137)	(2,283)%

¹: Date of inception

Total other expenses, net was $0.14 million for the year ended December 31, 2024 compared to $0.01 million for the period from August 16, 2023 (date of inception) through December 31, 2023. The increase of $0.14 million, or 2,283%, in total other expense, net was primarily due to an increase in interest expense of $0.20 million associated with office and equipment finance leasing agreements in connection with an increase in the number of days of operating activities for the year ended December 31, 2024 compared to the period from the inception date of August 16, 2023 through December 31, 2023, offset by increases in (i) a gain on sale of $0.05 million related to disposals of equipment and (ii) other income of $0.01 million.

Liquidity and Capital Resources

Liquidity and capital resources are primarily impacted by our operating activities, as well as purchases of equipment and capital contributions from the owners. As of December 31, 2025 and December 31, 2024, we had cash of $9.75 million and $0.34 million, respectively.

Our future capital requirements will depend on many factors, including the timing of the consummation of the Business Combination. In order to finance these opportunities, we may need to raise additional financing. Until such time, if ever, that we can generate revenue sufficient to achieve profitability, we intend to raise such capital through issuances of additional members’ interest and/or the issuance of debt, which may or may not be needed for additional working capital, capital expenditures or other strategic investments. To the extent that Pubco raises additional capital through the sale of equity or convertible debt securities, the ownership interests of our members will be diluted, and the terms of these securities may include liquidation or other preferences for which we may need to obtain the consent of our members prior to issuance. If additional financing is required from outside sources, we may not be able to raise such capital on terms acceptable to it or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with our assessment of going concern considerations in accordance with FASB Accounting Standards Update 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, we have determined that our liquidity condition raises substantial doubt about our ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Our opinions concerning liquidity are based on currently available information. To the extent our liquidity assumptions prove to be inaccurate, or if circumstances change, future availability of credit or other sources of financing may be reduced and our liquidity could be adversely affected. Our future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section titled “Risk Factors” included elsewhere in this proxy statement/prospectus.

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Financing Arrangements

Bridge Loan

On August 11, 2025, we entered into a bridge loan agreement (the “August 2025 Bridge Loan Agreement”) providing for an initial draw of $5.00 million, with up to an additional $20.00 million available at the lender’s discretion. The loan bears interest at the prime rate plus 4.50%, with interest-only payments for the first 12 months, followed by monthly amortization of 1.25% of the principal. We incurred a total debt discount of $0.14 million and issuance costs of $0.05 million at issuance which are being amortized over the life of the loan, and were $0.12 million and $0.04 million at December 31, 2025, respectively. The carrying amount of the bridge loan at December 31, 2025 was $4.84 million. The loan matures on August 11, 2028, and is secured by substantially all of our assets. The agreement includes customary financial covenants. As of December 31, 2025, the bridge loan had an outstanding balance of $5.00 million. We have opted to pay interest due in advance, therefore, there is no accrued interest recorded in the accompanying consolidated statements of operations for the year ended December 31, 2025. Interest expense associated with the bridge loan obligation, including amortization of debt issuance costs and discounts, was $0.26 million within the consolidated statements of operations for the year ended December 31, 2025. Although, pursuant to the terms of the bridge loan, delivery of certain required administrative documents did not occur and such omission constituted an event of default under the August 2025 Bridge Loan Agreement, the event of default was subsequently remedied through the Amended August 2025 Bridge Loan Agreement (as defined below).

On February 27, 2026, we entered into a First Amendment and Waiver to our August 2025 Bridge Loan Agreement (the “Amended August 2025 Bridge Loan Agreement”), providing $11.00 million in additional term loans, from which we received $10.00 million in net proceeds, reflecting a $1.00 million original issue discount. The amendment increased the aggregate commitment to $16.00 million and permits up to $9.00 million of additional discretionary borrowings (the “February 2026 Bridge Loans”). The February 2026 Bridge Loans mature on the earlier of April 28, 2026 or a permitted SPAC acquisition, while all other Bridge Loans continue to mature on August 11, 2028. The February 2026 Bridge Loans bear no stated interest, and the original issue discount will be amortized to the repayment amount under the effective interest method. The amendment also includes a continued reimbursement of lender expenses, preserves existing mandatory prepayment and make-whole provisions, and includes a waiver of certain existing defaults.

Refer to Notes 9 and 16 to our consolidated financial statements section included elsewhere in this proxy statement/prospectus for more information related to our Bridge Loan.

Related Party Loan

During the year ended December 31, 2025, we received $1.43 million proceeds from the subordinated loan agreement with our chief executive officer, Andrew Karos (“Related Party Loan”). The loan bears interest at 4.33% per annum and is subordinated to our obligations under its Bridge Loan. The loan matures on the earlier of August 11, 2028, or 91 days after repayment of the Bridge Loan. The loan bears interest at 4.33% per annum and is subordinated to the Bridge Loan.

Post-Combination Capitalization and Liquidity Outlook

Following completion of the proposed Business Combination with Willow Lane, assuming no redemptions, Pubco is expected to have 31,895,656 shares of Pubco Class A Common Stock outstanding, 29,533,018 shares of Pubco Class B Common Stock outstanding, and 6,325,000 Public Warrants and 5,145,722 Private Warrants outstanding, each exercisable for 11,470,722 shares of Pubco Class A Common Stock. Upon the consummation of the Business Combination, Willow Lane Class A Ordinary Shares and Warrants will cease trading on The Nasdaq Global Market. Currently, there is no public market for the equity securities of Boost Run or Pubco. We intend to apply to list shares of Pubco Class A Common Stock and Pubco Public Warrants on the Global Market tier of The Nasdaq Stock Market LLC Market under the ticker symbols “BRUN” and “BRUNW”, respectively, upon Closing. Further, assuming no redemptions, we expect to receive approximately $132.58 million in gross proceeds, net of estimated transaction costs of $4.92 million at Closing. To the extent that the public shareholders of Willow Lane Public Shares exercise their redemption rights prior to the consummation of the Business Combination, the aforementioned gross proceeds of $132.58 million may be reduced. These proceeds are expected to strengthen liquidity and support the expansion of our GPU infrastructure and working-capital needs following the Business Combination. As of the date of this filing, we estimate that we have sufficient cash inflows from revenues and various investing and financing activities to sustain operations for the next twelve months. Based on our current capital resource, we expect to be able to fund planned operations for the next twelve months. Refer to the section entitled “Certain Forecasts and Projections Regarding Boost Run” on page 47 for further information.

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Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of December 31, 2025 and 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations and Other Commitments

Leases

As of December 31, 2025, we had future operating and finance lease liabilities of $9.36 million and $30.39 million, respectively. Of those amounts, an aggregate of $19.11 million is payable before December 31, 2026.

As of December 31, 2024, we had future operating and finance lease liabilities of $2.82 million and $2.03 million, respectively. Of those amounts, an aggregate of $1.97 million is payable before December 31, 2025.

Bridge Loan

We entered into a $5.0 million Bridge Loan agreement on August 11, 2025. Monthly repayments of the loan are due beginning on September 1, 2026, with a lump sum payment of $3.5 million due at the loan’s maturity on August 11, 2028. As of December 31, 2025 and 2024, we had a loan balance of $4.84 million and zero, respectively, outstanding.

Related Party Loan

We entered into a $1.43 million Related Party Loan agreement on November 25, 2025. The loan matures on the earlier of August 11, 2028, or 91 days after repayment of the Bridge Loan, and the loan bears interest at 4.33% per annum. As of December 31, 2025, the outstanding Related Party Loan principal balance was $1.43 million with accrued interest of $0.01 million. We did not have a Related Party Loan as of December 31, 2024.

Cash Flow

The following table summarizes our cash flow data for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$24,930	$2,958
Net cash used in investing activities	(10,654)	(3,787)
Net cash (used in) provided by financing activities	(4,864)	1,098
Net change in cash and cash equivalents	$9,412	$269

Operating Activities

Cash generated by operating activities is our primary source of liquidity. It is primarily comprised of net income, as adjusted for non-cash items and changes in operating assets and liabilities. Non-cash adjustments consist primarily of depreciation and amortization, unit-based compensation expense, loss (gain) on sale of fixed assets, non-cash lease expense, loss in change of fair value of digital asset receivable, loss in change in fair value of liability-classified warrants, and non-cash interest expense. Changes in operating assets and liabilities consisted of changes in accounts receivable, prepaid expenses, other current assets, accounts payable, operating lease liabilities, credit card payable, and other current liabilities.

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Net cash provided by operating activities was $24.93 million for the year ended December 31, 2025, compared to $2.96 million for the year ended December 31, 2024, or an increase of $21.97 million or 742%. The increase in operating cash flow was a result of the continued growth of our business, improved profitability and our ability to successfully manage our working capital.

Investing Activities

The changes in cash flows from investing activities primarily relate to purchases and sale of equipment. Historically, in making a lease-versus-ownership decision related to office or data center space, we have considered various factors including financial metrics, expected long-term growth rates, time to market, operating costs and changes in asset values. We may also make cash payments in connection with future business combinations.

Net cash used in investing activities of $10.65 million for the year ended December 31, 2025 was primarily related to purchases of equipment of $11.55 million and intangible assets of $0.02 million, partially offset by proceeds from the sale of equipment of $0.92 million.

Net cash used in investing activities of $3.79 million for the year ended December 31, 2024 was primarily related to purchases of equipment of $3.73 million and capitalized software of $0.37 million, partially offset by proceeds from the sale of equipment of $0.31 million.

Financing Activities

The changes in cash flows from financing activities primarily relate to capital contributions, proceeds from the Bridge Loan, net, payments toward deferred transaction costs, proceeds from related party loans, and principal payments on finance lease liabilities.

Net cash used by financing activities of $4.86 million for the year ended December 31, 2025 was primarily driven by finance lease payments of $11.53 million and payments toward deferred transaction costs of $0.07 million, partially offset by net proceeds from the Bridge Loan, net of $4.81 million, net proceeds from the Related Party Loan of $1.43 million, and capital contributions from the owners of $0.50 million.

Net cash provided by financing activities of $1.10 million for the year ended December 31, 2024 was primarily driven by capital contributions from the owners of $1.50 million, partially offset by payment of finance lease liabilities of $0.40 million.

The following table summarizes our cash flow data for the year ended December 31, 2024 and for the period from August 16, 2023 (date of inception) through December 31, 2023:

	For the Year Ended December 31, 2024	For the period from August 16, 2023¹ through December 31, 2023
	(in thousands)
Net cash provided by (used in) operating activities	$2,958	$(299)
Net cash used in investing activities	(3,787)	(5,822)
Net cash provided by financing activities	1,098	6,187
Net change in cash and cash equivalents	$269	$66

¹: Date of inception

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Operating Activities

Net cash provided by operating activities was $2.96 million for the year ended December 31, 2024, compared to net cash used in operating activities of $0.30 million for the period from August 16, 2023 (date of inception) through December 31, 2023, or an increase of $3.26 million, or 1,089%. The increase in operating cash flow was a result of the continued growth of our business, improved profitability and our ability to successfully manage our working capital.

Investing Activities

Net cash used in investing activities of $3.79 million for the year ended December 31, 2024 was primarily related to purchases of equipment of $3.73 million and capitalized software of $0.37 million, partially offset by proceeds from the sale of equipment of $0.31 million.

Net cash used in investing activities of $5.82 million for the period from August 16, 2023 (date of inception) through December 31, 2023 was related to purchases of equipment.

Financing Activities

Net cash provided by financing activities of $1.10 million for the year ended December 31, 2024 was primarily driven by capital contributions from the owners of $1.50 million, partially offset by payment of finance lease liabilities of $0.40 million.

Net cash provided by financing activities of $6.19 million for the period from August 16, 2023 (date of inception) through December 31, 2023 was primarily attributable to capital contributions from the owners.

Recent /Accounting Pronouncements

Refer to the notes to our consolidated financial statements included elsewhere in this proxy statement/prospectus in this proxy statement/prospectus for a full description of recently adopted accounting pronouncements.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the accompanying consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We had cash and cash equivalents totaling $9.75 million and $0.34 million as of December 31, 2025 and 2024, respectively. Cash equivalents were invested primarily in money market funds. Our investment policy is focused on the preservation of capital and supporting our liquidity needs. Under our investment policy, we invest in highly rated securities, issued by the U.S. government or liquid money market funds. We do not invest in financial instruments for trading or speculative purposes, nor do we use leveraged financial instruments. We utilize external investment managers who adhere to the guidelines of our investment policy. A hypothetical 10% change in interest rates would not have a material impact on the value of our cash, cash equivalents, net loss or cash flows.

As of the date of this filing, we have exposure to interest rate risk from our variable rate debt. We do not hedge our exposure to changes in interest rates. We had $4.84 million and zero in variable rate debt outstanding and $1.43 million and zero in the Related Party Loan outstanding as of December 31, 2025 and 2024, respectively. A hypothetical 10% change in interest rates would not have a material impact on annualized interest expense.

Cryptocurrency Exchange Risk

We are exposed to cryptocurrency risks that arise from normal business operations. These risks include transaction gains and losses associated with transactions denominated in currencies other than our functional currency and the remeasurement of cryptocurrencies to our U.S. dollar reporting currency. As such, we have exposure to adverse changes in cryptocurrency exchange rates associated with blockchain rewards, and network compute services offered to customers. Transaction gains or losses are included in other income (expense), net in the consolidated statements of operations, as incurred.

Our primary exposures related to cryptocurrency denominated sales and expenses are in Aethir tokens (“ATH”) and Bittensor tokens (“TAO”), however, the respective balances were zero as of December 31, 2025 and 2024.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations, other than its impact on the general economy, which includes labor costs. Nonetheless, if our costs, in particular personnel-related costs, continue to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

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Management of Pubco Following the Business Combination

Board of Directors and Executive Officers

The below sets forth certain information concerning the persons who are expected to serve as directors and/or executive officers of Pubco following the consummation of the Business Combination.

Name	Age	Position
Executive Officers
Andrew Karos	49	Chief Executive Officer, Chair and Director nominee
Erik Guckel	55	Chief Financial Officer
Harry Georgakopoulos	48	Chief Operating Officer, Secretary and Director nominee

Directors
Sean Goodrich	49	Director nominee
B. Luke Weil	46	Director nominee
Ryan Burke	52	Director nominee
Rayne Steinberg	47	Director nominee
Jeffrey Kleinops	43	Director nominee

Executive Officers

Andrew Karos – Chief Executive Officer, Chair and Director.

Andrew Karos will serve as Executive Officer and chair of the Pubco Board following the Business Combination. Mr. Karos has served as founder and Chief Executive Officer of Boost Run LLC since 2023, where he leads the company’s enterprise-grade GPU cloud infrastructure platform serving AI and high-performance computing customers. Prior to founding Boost Run LLC, Mr. Karos served as Managing Director and Head of Electronic Trading at Galaxy Digital Holdings Ltd. (Nasdaq: GLXY) (“Galaxy Digital”) from 2020 to 2023, where he was a member of the executive committee. Galaxy Digital acquired Blue Fire Capital, LLC (“Blue Fire Capital”), the quantitative trading firm Mr. Karos co-founded and led as Owner and Chief Executive Officer. At Blue Fire Capital, Mr. Karos built a sophisticated algorithmic trading operation that utilized over $500M in credit facilities for high-frequency trading strategies across multiple asset classes, with global infrastructure spanning six countries and thirteen top-tier data centers. Mr. Karos’s career has focused on building and scaling technology-driven businesses in highly regulated environments, combining expertise in quantitative finance, algorithmic trading, and infrastructure development. His track record encompasses successful company formation, capital deployment, risk management, and strategic exits in both traditional and emerging technology sectors. We believe Mr. Karos is qualified to serve as a member of the Pubco Board due to the perspective and experience he brings as our founder and Chief Executive Officer in addition to his extensive industry experience.

Erik Guckel – Chief Financial Officer

Erik Guckel will serve as Chief Financial Officer of Pubco following the Business Combination. Mr. Guckel has served as Chief Financial Officer of Boost Run since August 2025. He is a seasoned international finance executive with over 25 years of broad experience in Fortune 500 and large private firms serving the energy and industrial sectors. Prior to joining Boost Run, Mr. Guckel served as Senior Director at Key Logic Systems from September 2024 to August 2025, where he led diversification strategy and finance. Mr. Guckel also served as President and Chief Executive Officer of GEKo Consulting LLC, a technical consulting firm focused on energy and computing, from November 2016 through August 2025 and previously served as Senior Director of Strategic Development at KBR Inc. from April 2021 to February 2024 and as Director and Interim Vice President of M&A and Corporate Business Development at Honeywell from December 2016 to April 2021.

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Mr. Guckel has specialized expertise in financial planning & analysis, mergers & acquisitions, structured finance, debt capital markets and strategic management focused on the financing and deployment of proprietary technologies and strategic growth.

He has closed over $2 billion in corporate transactions, has managed a $3B debt portfolio and has secured funding for first-of-a-kind facility construction. He has also led the development of significant strategic partnerships and joint ventures in the Americas, Europe and Asia.

Mr. Guckel obtained an MBA in Finance, Accounting and Economics from the University of Chicago, a PhD in Chemical Engineering from the University of Illinois-Urbana-Champaign, and a BS in Chemical Engineering from UW-Madison, focused on computational science and engineering and applied mathematics.

Harry Georgakopoulos – Chief Operating Officer, Secretary and Director

Harilaos Georgakopoulos will serve as Chief Operating Officer and Secretary of Pubco and will serve on the Pubco Board following the Business Combination. Mr. Georgakopoulos has served as Chief Operating Officer of Boost Run since April 2024. In his role as Chief Operating Officer, Mr. Georgakopoulos oversees operations for Boost Run’s AI infrastructure and high-performance computing platform. Prior to joining Boost Run, Mr. Georgakopoulos served as a Managing Director at Galaxy Digital Holdings Ltd. (Nasdaq: GLXY) from November 2020 to March 2024, where he led the company’s on-chain activities, including researching and managing DeFi trades and working closely with the management team in driving strategic growth initiatives. Before Galaxy Digital, he held the position of Head of Digital Assets at Blue Fire Capital, LLC from June 2015 to November 2020.

Mr. Georgakopoulos began his career as an Electrical Engineer at Motorola after graduating from the University of Illinois at Urbana-Champaign, before transitioning to developing and trading high-frequency strategies in equities, futures, options, and digital assets. His expertise encompasses electrical engineering, quantitative finance, and operations management, with extensive experience implementing and deploying AI and reinforcement learning models within the engineering and financial sectors. He is also the author of “Quantitative Trading with R: Understanding Mathematical and Computational Tools from a Quant’s Perspective,” published by Palgrave Macmillan in 2015.

Mr. Georgakopoulos obtained a Master of Science degree in Financial Mathematics from the University of Chicago in 2005 and a Master’s degree in Electrical Engineering from the National Technological University in 2001. He served as an adjunct lecturer in the Financial Risk Management program at Loyola University Chicago between November 2009 and February 2016. He earned his Bachelor’s degree from the University of Illinois at Urbana-Champaign in 1999. We believe Mr. Georgakopoulos is qualified to serve as a member of the Pubco Board due to his financial and operations management expertise as well as his extensive industry experience.

Non-Employee Directors

Sean Goodrich

Sean Goodrich will serve on the Pubco Board following the completion of the Business Combination. Mr. Goodrich is a financial executive with over two decades of leadership in global capital markets. He has overseen his family office since 2019. From March 2023 until October of 2025, he served as president of Islet Capital. Previously Mr. Goodrich served as president of Foundry Works from 2020 until October 2022. Previously, Mr. Goodrich was partner at Cantor Fitzgerald (“Cantor”) from August 1998 to March 2019, where he ultimately served as Co-Head of Equities and Head of Sales, driving strategic growth and client development. In 2012, he founded Cantor’s SPAC banking franchise, building it into one of the industry’s most active platforms. Mr. Goodrich earned his Bachelor’s degree from Villanova University in 1998. We believe Mr. Goodrich is qualified to serve as a member of the Pubco Board due to his financial and capital markets expertise.

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B. Luke Weil

B. Luke Weil will serve on the Pubco Board following the completion of the Business Combination. Currently, Mr. Weil serves as the Chief Executive Officer and Chairman of the Board of Willow Lane since its formation in July 2024, and is the sole managing member of the Sponsor. Mr. Weil has been the Chief Executive Officer of Willow Lane II since August 2025 and Chairman of Willow Lane II since December 2025. Previously, he served as the Non-Executive Chairman and a managing member of the sponsor of Andina III from its inception on January 2019 through its business combination with Stryve Foods. (Nasdaq: SNAX) in July 2021. From July 2015 to March 2018, Mr. Weil was the non-Executive Chairman and a managing member of the sponsor of Andina II, which completed a business combination with Lazyday’s R.V. Center, Inc (Nasdaq: GORV). He served as Chief Executive Officer of Andina from January 2013 until its merger with Tecnoglass Inc. (NYSE:TGLS) in December 2013.

Since July 2021, Mr. Weil has served as a member of the Board of Directors of Stryve Foods. During that period, he also engaged in various philanthropic activities. He has previously served as a board member of Lazydays Holdings, Inc. from March 2018 to April 2021 and of Tecnoglass from September 2011 until March 2012. Mr. Weil also sat on the Board of All Market, Inc. (d/b/a Runa) from May 2012 to December 2018.

Earlier in his career, from 2008 to 2013, Mr. Weil headed International Business Development for Scientific Games Corporation in Latin America where, among other responsibilities, he oversaw business acquisitions in the region. From 2004 to 2006, Luke was an associate and then Junior Partner at Business, Strategies, & Insight, a government relations and business consulting firm. Luke started his career as an investment banker at Bear Stearns. From 2006 to 2008, Mr. Weil attended Columbia Business School. From September 1998 to May 2002, Mr. Weil attended Brown University. Mr. Weil received a B.A. from Brown University and an M.B.A. from Columbia Business School.

We believe Mr. Weil is well-qualified to serve as a member of the Pubco Board due to his extensive business experience in strategic planning and corporate development.

Ryan Burke

Ryan Burke will serve on the Pubco Board following the completion of the Business Combination. Mr. Burke has served as Chief Investment Officer for Rainy Partners since 2008, where he evaluates new investment opportunities and manages a portfolio of private investments, publicly traded securities, and operating businesses. Mr. Burke is also currently Chief Investment Officer of BFO, LLC; a Partner at Prime Macaya Capital Management, LP, a New York-based hedge fund; and a Director at Copperstate Farms, a vertically integrated Arizona cannabis company. From 2020 through 2023, Mr. Burke served as Chief Financial Officer of Senior Connect Acquisition Corp. I, a Nasdaq-listed SPAC. Prior to its sale to Galaxy Digital Holdings in 2020, he was a partner and director at Blue Fire Capital, a proprietary trading firm and global liquidity provider specializing in cryptocurrencies. Mr. Burke has previously served as Chief Financial Officer for various Rainy portfolio companies. Earlier in his career, he was a Portfolio Manager and Chief Risk Officer at Alpine Capital, a New York-based long-short hedge fund, and began his career as a financial analyst at Morgan Stanley Capital Partners, a $1.9 billion private equity fund. Mr. Burke holds an MBA from the Fuqua School of Business at Duke University and a BA from Duke University. We believe Mr. Burke is qualified to serve as a member of the Pubco Board due to his extensive experience in investment management, financial analysis, and executive leadership across both public and private companies.

Rayne Steinberg

Rayne Steinberg will serve on the Pubco Board following the completion of the Business Combination. Mr. Steinberg has served on the Willow Lane Board of Directors since November 2024 and has been an independent director of Willow Lane II since February 2026. Since November 2019, Mr. Steinberg has been Chief Executive Officer at Arca Capital Management LLC. Mr. Steinberg leads the company’s strategic direction and is responsible for securities structuring and risk management. Since February 2018, he has been the Co-Founder and Chief Executive Officer, Praesidium Partners, Inc. (parent of Arca Capital Management LLC) and of Arca Investment Management, Inc., the investment adviser. Mr. Steinberg has an extensive history of financial and entrepreneurial success with nearly two decades of experience. Prior to founding Arca, Mr. Steinberg co-founded an asset management company, WisdomTree, where he was responsible for raising capital, creating intellectual property, and building and overseeing a sales team responsible for raising $50 billion in ETF assets under management. Mr. Steinberg holds a Bachelor of Science degree in Economics from The Wharton School of the University of Pennsylvania. We believe that Mr. Steinberg is well-qualified to serve as a member of the Pubco Board due to his prior finance and entrepreneurial experience.

Jeffrey Kleinops

Jeffrey Kleinops will serve on the Pubco Board following the completion of the Business Combination. Kleinops is a capital market and fintech executive with experience across institutional trading, digital assets, and financial infrastructure. Mr. Kleinops has served as Head of Institutional Partnerships at Figure Markets since April 2024. Previously, Kleinops served as Head of Business Development for Trading at Galaxy Digital, where he was responsible for institutional lending, trading, and market-making services for institutional, high-net-worth, and platform clients. He brings broad experience across trading, derivatives, structured products, marketplace lending, and cryptocurrency markets. Mr. Kleinops holds a Bachelor of Business Administration (BBA) with a focus on Banking, Corporate Finance, and Securities Law, as well as a Bachelor of Science (BS) in Economics from Southern Methodist University.

Controlled Company Exemption

Upon the Closing, Boost Run’s majority shareholder, Andrew Karos, will hold a majority of the voting power of Pubco common stock and Pubco will be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. Pubco may rely on certain of these exemptions from the corporate governance requirements of Nasdaq. As a result, Willow Lane’s shareholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that Pubco ceases to be a “controlled company”, and its shares continue to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

Family Relationships

There are not expected to be any family relationships between members of the Pubco Board and any of its executive officers.

Board of Directors

Upon the completion of the Business Combination, the Pubco Board will consist of seven directors. At each succeeding annual general meeting of Pubco, all the directors of Pubco shall be elected for a term of three years, to succeed the directors whose terms expire at such annual meeting. Under the terms of the Pubco Charter, there will be no limit on the number of terms a director may serve on the Pubco Board.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Pubco’s Board has determined that, upon the consummation of the Business Combination, each of Rayne Steinberg, Ryan Burke and Jeffrey Kleinops will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, Pubco’s Board considered the current and prior relationships that each non-employee director has with Willow Lane and/or the Company and will have with Pubco and all other facts and circumstances Pubco’s Board deemed relevant in determining independence, including the beneficial ownership of Pubco common stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.” As a controlled company, Pubco will be largely exempt from the foregoing requirements.

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Committees of the Board of Directors

After the completion of the Business Combination, the Pubco Board will have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Subject to phase-in rules, the Nasdaq Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our Board and has the composition and responsibilities described below. Each committee will operate under a charter that will be approved by the Pubco Board. The committees will have the composition and responsibilities described below. Pubco intends to rely on the phase-in schedules available to companies under Nasdaq Listing Rule 5615(b)(1) with respect to certain of Nasdaq’s corporate governance requirements, including the requirements relating to a majority independent board and the independence of the audit committee, compensation committee, and nominations committee. As a result, the Company may not be in full compliance with certain of Nasdaq’s corporate governance standards at the time of the closing of the Business Combination and for up to one year following the listing date, during which time the Company may be subject to reduced independent oversight with respect to board and committee functions.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and following the Business Combination will consist of Rayne Steinberg, Ryan Burke, and Jeffrey Kleinops, each of whom are independent directors and are “financially literate” as defined under Nasdaq listing standards. Ryan Burke will serve as chairman of the Audit Committee. Pubco’s Board has determined that Ryan Burke qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties will be set forth in our Audit Committee Charter.

Compensation Committee

Following the Business Combination, our Compensation Committee will consist of Andrew Karos, Harry Georgakopoulos, and Ryan Burke, of whom Ryan Burke is an independent director. Andrew Karos will serve as chairman of the Compensation Committee. The functions of the Compensation Committee will be set forth in a Compensation Committee Charter.

Nominating and Governance Committee

Following the Business Combination, our Nominating and Corporate Governance Committee will consist of Harry Georgakopoulos, B. Luke Weil and Ryan Burke, of whom Ryan Burke is an independent director under Nasdaq’s listing standards. Ryan Burke will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Pubco Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, will be specified in the Nominating and Corporate Governance Committee Charter.

Code of Business Conduct and Ethics

Upon the consummation of the Business Combination, we will adopt a new Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates following the Business Combination in accordance with applicable federal securities laws, a copy of which will be available on Pubco’s website. The information on Pubco’s website is not incorporated by reference into this proxy statement/prospectus. Pubco will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Following the Business Combination, requests for a printed copy may be directed to Harry Georgakopoulos at hg@boostrun.com.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on Pubco’s website.

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Indemnification Agreements

The Pubco Charter contain provisions that will limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, Pubco’s directors and officers will not be personally liable to Pubco or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

●	any breach of the director’s or officer’s duty of loyalty to Pubco or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
●	any transaction from which the director or officer derived an improper personal benefit; and
●	with respect to officers, any action by or in the right of the corporation.

The Pubco Charter and Pubco Bylaws will require Pubco to indemnify its directors and officers to the maximum extent not prohibited by the DGCL and allow Pubco to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, the Pubco Bylaws also require Pubco to advance expenses incurred by its directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

Pubco has entered, and intends to continue to enter, into separate indemnification agreements with its directors, officers, and certain of its other employees. These agreements, among other things, require Pubco to indemnify its directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer, or key employee in any action or proceeding arising out of their service to Pubco or any of its subsidiaries or any other company or enterprise to which the person provides services at Pubco’s request. Subject to certain limitations, Pubco’s indemnification agreements also require Pubco to advance expenses incurred by Pubco’s directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

Pubco believes that these provisions in the Pubco Charter and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. Pubco also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Pubco Charter and Pubco Bylaws may discourage stockholders from bringing a lawsuit against Pubco’s directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against Pubco’s directors and officers, even though an action, if successful, might benefit Pubco and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that Pubco pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling Pubco, Pubco has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information regarding (i) the beneficial ownership of Willow Lane Ordinary Shares, as of _______, 2026 and (ii) expected beneficial ownership of shares of Pubco common stock immediately following completion of the Transactions, assuming both that the Public Shareholders elect to redeem no Public Shares and alternatively that the Public Shareholders elect to redeem all of the Public Shares.

This ownership information is provided in respect of:

●	each person who is the beneficial owner of more than 5% of the issued and outstanding Willow Lane Ordinary Shares;

●	each of Willow Lane’s current executive officers and directors;

●	all of Willow Lane’s current executive officers and directors as a group;

●	each person expected to be the beneficial owner of more than 5% of the issued and outstanding shares of Pubco common stock after the completion of the Business Combination;

●	each of Pubco’s current executive officers and directors;

●	each person who is expected to become an executive officer or a director of Pubco upon completion of the Business Combination; and

●	all of Pubco’s expected executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of Willow Lane Ordinary Shares prior to the completion of the Business Combination is based on 17,278,674 Willow Lane Ordinary Shares issued and outstanding as of the date of this proxy statement/prospectus.

The expected beneficial ownership of shares of Pubco common stock immediately following completion of the Business Combination assumes two scenarios:

●	No Redemptions: This scenario assumes no Public Shareholders exercise their redemption rights.

●	100% Redemptions: This scenario assumes that all Public Shareholders choose to exercise their redemption rights in respect of the Public Shares.

Both scenarios assume, among other things, that (a) none of the earnout shares are issued and that (b) no shares of Pubco common stock are issued and outstanding under the Incentive Plan.

The beneficial ownership information below also assumes that the number of outstanding securities and securities convertible or exercisable within 60 days of _______, 2026 of each of Willow Lane and Pubco are the same as the number of such securities outstanding and convertible or exercisable upon consummation of the Business Combination. Based on the foregoing assumptions, we estimate that there would be 61,428,674 shares of Pubco common stock issued and outstanding immediately following the consummation of the Business Combination in the “No Redemptions” scenario, and 48,778,674 shares of Pubco common stock issued and outstanding immediately following the consummation of the Business Combination in the “100% Redemptions” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in Pubco and the columns under “No Redemptions” and “100% Redemptions” in the table that follows will be different.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities. Except as indicated in the footnotes to the table, each of the security holders listed below has sole voting and investment power with respect to Willow Lane Ordinary Shares or shares of Pubco common stock owned by such shareholders.

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Pre-Business Combination Beneficial Ownership Table of Willow Lane

The following table sets forth information regarding the beneficial ownership of Willow Lane Ordinary Shares as of ________, 2026, based on information obtained from the persons named below, with respect to the beneficial ownership of Willow Lane Ordinary Shares, by:

●	each person known by Willow Lane to be the beneficial owner of more than 5% of outstanding Willow Lane Ordinary Shares;

●	each of Willow Lane’s executive officers and directors that beneficially owns Willow Lane Ordinary Shares; and

●	all of Willow Lane’s executive officers and directors as a group.

In the table below, percentage ownership is based on 17,278,674 Willow Lane Ordinary Shares, consisting of (i) 12,650,000 Willow Lane Class A Ordinary Shares and (ii) 4,628,674 Willow Lane Class B Ordinary Shares, issued and outstanding as of ______, 2026. On all matters to be voted upon, except for the election of directors of the Willow Lane Board or continuing Willow Lane outside of the Cayman Islands, holders of the Willow Lane Class A Ordinary Shares and Willow Lane Class B Ordinary Shares vote together as a single class, unless otherwise required by applicable law. Currently, all of the Willow Lane Class B Ordinary Shares are convertible into Willow Lane Class A Ordinary Shares on a one-for-one basis.

	Willow Lane Class A Ordinary Shares		Willow Lane Class B Ordinary Shares		Approximate Percentage of
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Outstanding Willow Lane Ordinary Shares
Directors and Officers
B. Luke Weil(2)(3)(4)	—	—	4,628,674	100%	26.79%
George Peng(4)	—	—	—	—	—
Marjorie Hernandez(4)	—	—	—	—	—
Robert Stevens(4)	—	—	—	—	—
Rayne Steinberg(4)	—	—	—	—	—
Mauricio Orellana(4)	—	—	—	—	—
Simón Gaviria Muñoz	—	—	—	—	—
All officers and directors as a group (seven individuals)	—	—	4,628,674	4,628,674	26.79%
Other 5% Shareholders
Willow Lane Sponsor, LLC(2)(3)(4)	—	—	4,628,674	100%	26.79%
Magnetar Parties(5)	1,250,000	9.88%	—	—	7.23%
Islet Parties(6)	1,153,200	8.72%	—	—	6.67%
Goldman Parties(7)	851,631	5.90%	—	—	4.93%
Hiddenite Parties(8)	750,000	5.85%	—	—	4.34%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Willow Lane Acquisition Corp., 250 West 57th Street, Suite 415, New York, NY 10107.
(2)	Interests shown consist solely of Founder Shares, classified as Class B Ordinary Shares. Such shares will (unless otherwise provided in the Business Combination Agreement) automatically convert into Willow Lane Class A Ordinary Shares concurrently with or immediately following the consummation of the Business Combination, and may be converted at any time prior to the Business Combination, at the option of the holder, on a one-for-one basis, subject to adjustment.
(3)	Willow Lane Sponsor, LLC, Willow Lane’s Sponsor, is the record holder of such Willow Lane Ordinary Shares. Mr. Weil is the sole managing member of the Sponsor and holds voting and investment discretion with respect to the Ordinary Shares held of record by the Sponsor. Mr. Weil disclaims any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The Sponsor may, on or before the Closing of the Business Combination, distribute to its constituent members some or all of the Founder Shares held by it in connection with applicable stock exchange listing requirements.
(4)	Willow Lane’s officers and directors hold indirect interest in the Founder Shares held directly by the Sponsor. Our Chief Financial Officer, Mr. Peng, holds an indirect interest in 101,250 Founder Shares through membership interests in the Sponsor and Willow Lane’s Treasurer and Director of Business Development, Ms. Hernandez, holds an indirect interest in 45,000 Founder Shares through membership interests in the Sponsor. In addition, certain independent directors of Willow Lane have received for their services as a director an indirect interest in Founder Shares through membership interests in the Sponsor. Mr. Orellana holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor, Mr. Stevens holds an indirect interest in 50,000 Founder Shares through membership interests in the Sponsor and Mr. Steinberg holds an indirect interest in 35,000 Founder Shares through membership interests in the Sponsor.
(5)	The reported position is according to a Schedule 13G filed with the SEC on January 29, 2025 by (i) Magnetar Financial LLC, a Delaware limited liability company (“Magnetar Financial”), (ii) Magnetar Capital Partners LP, a Delaware limited partnership (“Magnetar Capital Partners”), (iii) Supernova Management LLC, a Delaware limited liability company (“Supernova Management”), and (iv) David J. Snyderman, a citizen of the United States (“Mr. Snyderman,” collectively with Magnetar Financial, Magnetar Capital Partners and Supernova Management, the “Magnetar Parties”), in connection with Public Shares held for the following funds (collectively, “the Magnetar Funds”): (x) Magnetar Constellation Master Fund, Ltd, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Purpose Alternative Credit Fund Ltd, all Cayman Islands exempted companies and (y) Magnetar Structured Credit Fund, LP, a Delaware limited partnership and Magnetar Alpha Star Fund LLC, Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund-T LLC, all Delaware limited liability companies. Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the Public Shares held for the Magnetar Funds’ accounts. Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Mr. Snyderman. The principal business address of each of the Magnetar Parties is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

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(6)	The reported position is according to a Schedule 13G filed with the SEC on December 3, 2025 by (i) Islet Management, LP, a Delaware limited partnership (“Islet”) and (ii) Joseph Samuels, a citizen of the United States (“Mr. Samuels”, and together with Islet, the “Islet Parties”). Islet acts as investment manager to, and exercises investment discretion with respect to two accounts that hold Public Shares (the “Islet Accounts”). Mr. Samuels is the Chief Executive Officer and Chief Investment Officer of Islet. As investment manager to the Islet Accounts, Islet, pursuant to investment advisory agreements, has discretionary investment authority and voting power with respect to the Public Shares beneficially owned by the Accounts. As the Chief Executive Officer and Chief Investment Officer of Islet, Mr. Samuels has the ability to exercise investment discretion over the Islet Accounts. The principal business address of each of the Islet Parties is 590 Madison Avenue, 27th Floor New York, NY 10022.
(7)	The reported position is according to a Schedule 13G filed with the SEC on May 9, 2025 by (i) The Goldman Sachs Group, Inc., a Delaware corporation (“GS Group”) and (ii) Goldman Sachs & Co. LLC, a New York limited liability company (“Goldman Sachs”, and together with GS Group, the “Goldman Parties”). The Public Shares reported as being held by GS Group, as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman Sachs, a broker or dealer and an investment adviser. Goldman Sachs is a subsidiary of GS Group. The principal business address of each of the Goldman Parties is 200 West Street, New York, New York 10282.
(8)	The reported position is according to a Schedule 13G filed with the SEC on October 2, 2025 by (i) Hiddenite Capital Partners LP, a Delaware Limited Partnership and Investment Adviser (“Hiddenite Capital”), (ii) Hiddenite Capital Master Fund Ltd., a company incorporated in the Cayman Islands (“Hiddenite Master”), (iii) Hiddenite Capital Holdings LLC, a Delaware limited liability company and the General Partner of Hiddenite Capital (“Hiddenite Holdings”) and (iv) and Ryan Russell Packard, a citizen of the United States, who is the Managing Member of Hiddenite Holdings and the Managing Partner of Hiddenite Capital (“Mr. Packard”, and collectively, with Hiddenite Capital, Hiddenite Master and Hiddenite Holdings, the “Hiddenite Parties”). The principal business address of each of the Hiddenite Parties is 1345 Avenue of the Americas, 2nd Floor, New York, New York 10105.

Post-Business Combination Beneficial Ownership Table of Pubco

The following tables sets forth information regarding the expected beneficial ownership of Pubco common stock following the Closing, assuming “No Redemptions” and “100% Redemptions” of Public Shareholders exercising their redemption rights in connection with the Business Combination, based on information obtained from the persons named below, with respect to the beneficial ownership of Pubco common stock, by:

●	each person expected to be the beneficial owner of more than 5% of the issued and outstanding shares of Pubco common stock after the completion of the Business Combination;

●	each of Pubco’s current executive officers and directors;

●	each person who is expected to become an executive officer or a director of Pubco upon completion of the Business Combination; and

●	all of Pubco’s expected executive officers and directors as a group.

	(Assuming No Redemptions by Willow Lane Shareholders)						(Assuming 100% Redemptions by Willow Lane Shareholders)
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock		% of Class	Shares of Class B Common Stock	% of Class	Voting Power	Shares of Class A Common Stock		% of Class	Shares of Class B Common Stock	% of Class	Voting Power
Directors and Officers
Andrew Karos	29,533,018	(2)	48.08%	29,533,018	100%	90.25%	29,533,018	(2)	60.54%	29,533,018	100%	93.88%
Erik Guckel	-		-	-	-	-	-		-	-	-	-
Harry Georgakopoulos	8,016,095		25.13%	-	-	2.45%	8,016,095		41.65%	-	-	2.55%
Sean Goodrich(3)(5)	2,065,385		6.48%	-	-	*	2,065,385		10.73%	-	-	*
B. Luke Weil(4)	3,355,789		10.52%	-	-	1.03%	3,355,789		17.44%	-	-	1.07%
Ryan Burke	792,500		2.48%	-	-	*	792,500		4.12%	-	-	*
Jeffrey Kleinops	-		-	-	-	-	-		-	-	-	-
All directors and officers as a group (seven individuals)	43,762,787		71.24%	29,533,018	100%	94.60%	43,762,787		89.72%	29,533,018	100%	98.41%
Other 5% Shareholders
Willow Lane Sponsor, LLC(4)	3,355,789		10.52%	-	-	1.03%	3,355,789		17.44%	-	-	1.07%
Goodrich ILMJS LLC(5)	2,563,289		7.77%	-	-	*	2,563,289		13.32%	-	-	*
Magnetar Financial LLC(6)	1,250,000		3.92%	-	-	*	1,250,000		6.49%	-	-	*
Islet Management, LP(7)	1,153,200		3.62%	-	-	*	1,153,200		5.99%	-	-	*

*Less than 1%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Boost Run Inc., 5 Revere Drive, Suite 200, Northbrook, IL 60062.

(2)	Consists of 29,533,018 shares of Pubco Class A Common Stock which may be issued upon the conversion of 29,533,018 shares of Pubco Class B Common Stock.

(3)	Includes 792,500 shares of Pubco Class A Common Stock which are directly held by Mr. Goodrich.

(4)	Willow Lane Sponsor, LLC, is the record holder of such securities. Mr. Weil is the sole managing member of the Sponsor and holds voting and investment discretion with respect to the shares of Pubco Class A Common Stock held of record by the Sponsor. Mr. Weil disclaims any beneficial ownership of the securities held by Willow Lane’s Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Includes 3,355,789 shares of Pubco Class A Common Stock and excludes 2,905,236 shares of Pubco Class A Common Stock which are issuable upon the exercise of 2,905,236 Pubco Private Warrants.

(5)	Goodrich ILMJS LLC is the record hold of such securities. Mr. Goodrich is the managing member of Goodrich ILMJS LLC and holds and holds voting and investment discretion with respect to the shares of Pubco Class A Common Stock held of record by Goodrich ILMJS LLC. Mr. Goodrich disclaims any beneficial ownership of the securities held by Goodrich ILMJS LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Includes 1,272,885 shares of Pubco Class A Common Stock and excludes 1,101,986 shares of Pubco Class A Common Stocks which are issuable upon the exercise of 1,101,986 Pubco Warrants.

(6)	The reported position is according to a Schedule 13G filed with the SEC on January 29, 2025 by (i) Magnetar Financial LLC, a Delaware limited liability company (“Magnetar Financial”), (ii) Magnetar Capital Partners LP, a Delaware limited partnership (“Magnetar Capital Partners”), (iii) Supernova Management LLC, a Delaware limited liability company (“Supernova Management”), and (iv) David J. Snyderman, a citizen of the United States (“Mr. Snyderman,” collectively with Magnetar Financial, Magnetar Capital Partners and Supernova Management, the “Magnetar Parties”), in connection with Public Shares held for the following funds (collectively, the “Magnetar Funds”): (a) Magnetar Constellation Master Fund, Ltd, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Purpose Alternative Credit Fund Ltd, all Cayman Islands exempted companies and (b) Magnetar Structured Credit Fund, LP, a Delaware limited partnership and Magnetar Alpha Star Fund LLC, Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund-T LLC, all Delaware limited liability companies. Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the Public Shares held for the Magnetar Funds’ accounts. Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Mr. Snyderman. The principal business address of each of the Magnetar Parties is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(7)	The reported position is according to a Schedule 13G filed with the SEC on December 2, 2025 by (i) islet Management LP, organized under the laws of the State of Delaware (“Islet”) and (ii) Joseph Samuels, a citizen of the United States. Joseph Samuels is the Chief Executive Officer and Chief Investment Officer of Islet. The principal business address of each of the parties above is 590 Madison Avenue, 27th Floor, New York, New York 10022.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

As an emerging growth company, Pubco has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated executive officers, whom we refer to as our “Named Executive Officers” or “NEOs”. For the fiscal year ending December 31, 2025 (“Fiscal Year 2025”), our NEOs were:

●	Andrew Karos, our Chief Executive Officer;

●	Harilaos Georgakopoulos, our Chief Operating Officer; and

●	Erik Guckel, our Chief Financial Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in connection with or following the consummation of the Business Combination could vary significantly from our historical practices and currently planned programs summarized in this discussion.

Executive Compensation Program

The objective of our compensation program is to provide a total compensation package to our executives that will enable Pubco to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our shareholders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward our executives for performance.

The compensation program for our NEOs for the fiscal year ending December 31, 2024 (“Fiscal Year 2024”) and Fiscal Year 2025 consisted of a base salary, discretionary cash annual bonus eligibility, other cash bonuses, and long-term incentive compensation awards, as described below.

●	Base Salary. Mr. Georgakopoulos and Mr. Guckel are each paid a base salary commensurate with their skill set, experience, performance, role and responsibilities. Mr. Georgakopoulos had an annual salary of $250,000 for Fiscal Year 2024 and Fiscal Year 2025. Mr. Guckel’s employment commenced in 2025, and he had an annual salary of $250,000 for such year. Mr. Karos did not receive a salary for services provided in Fiscal Year 2024 or Fiscal Year 2025.

●	Short-Term Cash Incentives. Mr. Guckel received a cash annual bonus based on the achievement of company and individual performance in Fiscal Year 2025, which was pro-rated based on his August 19, 2025 start date and will be paid in the first quarter of 2026. Mr. Georgakopoulos and Mr. Karos did not receive a discretionary bonus or other cash bonus for services provided in Fiscal Year 2024 or Fiscal Year 2025.

●	Other Cash Bonuses. Mr. Guckel received a sign-on bonus equal to $80,000 in connection with the commencement of his employment with Boost Run LLC, which was paid within 30 days of his start date. The sign-on bonus is subject to clawback in the event that Mr. Guckel’s employment is terminated for any reason other than without “Cause” (as defined in his offer letter) before August 19, 2026.

●	Long-Term Equity Incentives. Mr. Georgakopoulos was granted time-vesting Class B Units in Boost Run during Fiscal Year 2024, which are intended to be treated as profits interests for federal income tax purposes. Mr. Karos and Mr. Guckel were not granted Class B Units in Fiscal Year 2024 or Fiscal Year 2025.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to the NEOs for services rendered to Boost Run (and its subsidiaries) in all capacities for the fiscal years ended December 31, 2024 and December 31, 2025.

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Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Other Compensation ($)(4)	Total ($)
Andrew Karos (1)	2025	—	—	—	—	—
Chief Executive Officer	2024	—	—	—	—	—
Harilaos Georgakopoulos	2025	250,000	—	—	—	250,000
Chief Operating Officer	2024	250,000	—	1,033,876	—	1,283,876
Erik Guckel (5)	2025	104,167	163,333	—	—	267,500
Chief Financial Officer	2024	—	—	—	—	—

(1) The amounts reported in this column represent the annual base salary earned by Mr. Georgakopoulos for Fiscal Years 2024 and 2025 and by Mr. Guckel for Fiscal Year 2025 only, given that his employment with Boost Run LLC began on August 19, 2025. Mr. Karos did not receive a salary or any other compensation for providing services to Boost Run (and its subsidiaries) in Fiscal Year 2024 or Fiscal Year 2025. For additional information, see below under “Elements of Compensation — Base Salary.”

(2) The amount reported in this column represents an annual cash bonus equal to $83,333 that was earned by Mr. Guckel for services provided in 2025, which was based on the achievement of company and individual performance metrics with respect to Fiscal Year 2025 and pro-rated based on Mr. Guckel’s August 19, 2025 start date. Mr. Guckel’s annual cash bonus will be paid in the first quarter of 2026. The amount reported in this column also represents a $80,000 sign-on bonus that Mr. Guckel received in connection with the commencement of his employment with Boost Run LLC, which was paid within 30 days of his start date. Mr. Guckel’s sign-on bonus is subject to clawback in the event that his employment is terminated for any reason other than without “Cause” (as defined in Mr. Guckel’s offer letter) before August 19, 2026. Mr. Georgakopoulos and Mr. Karos did not receive a discretionary bonus or other cash bonus for services provided in Fiscal Year 2024 or Fiscal Year 2025. For additional information, see below under “Elements of Compensation — Bonuses” and “Agreements with Our NEOs”.

(3) The amounts reported in this column relate to Class B Units of Boost Run that were granted to Mr. Georgakopoulos in Fiscal Year 2024, which are intended to constitute profits interests for federal income tax purposes. Amounts shown reflect the fair value computed as of the grant date in accordance with Financial Accounting Standards Board ASC Topic 718. For additional information, see below under “Elements of Compensation — Equity-based Compensation.” The amounts in this column do not correspond to the actual value that may be received by Mr. Georgakopoulos from his Class B Unit awards. None of our NEOs were granted incentive equity in Fiscal Year 2025. For additional information, see below under “Elements of Compensation — Equity-based Compensation.”

(4) None of our NEOs received any perquisites or special personal benefits for Fiscal Year 2024 or Fiscal Year 2025.

(5) No compensation is reported for Mr. Guckel with respect to Fiscal Year 2024 because his employment with Boost Run LLC did not commence until August 19, 2025.

Narrative Disclosure to the Summary Compensation Table

Elements of Compensation

Base Salary

Mr. Georgakopoulos and Mr. Guckel receive a base salary to compensate them for services rendered to Boost Run and its subsidiaries. The base salary payable to each such Named Executive Officer provides a fixed compensation component commensurate with the executive’s skill, experience, role and responsibilities. The base salary amounts shown in the “Summary Compensation Table” above reflect the actual amounts earned by Mr. Georgakopoulos for Fiscal Years 2024 and 2025 and by Mr. Guckel for Fiscal Year 2025 only, given that his employment with Boost Run LLC began on August 19, 2025. Mr. Karos did not receive a salary for services provided in Fiscal Year 2024 or Fiscal Year 2025.

Bonuses

As described further below in the section titled “Agreements with Our NEOs”, Mr. Georgakopoulos and Mr. Guckel are each party to an offer letter with Boost Run LLC that provides for general annual bonus eligibility as determined in the sole discretion of Boost Run LLC. Mr. Georgakopoulos did not receive an annual bonus for Fiscal Year 2024 or Fiscal Year 2025, and Mr. Guckel earned an annual cash bonus equal to $83,333 based on the achievement of company and individual performance metrics for Fiscal Year 2025, which was pro-rated based on his start date and will be paid in the first quarter of 2026.

In connection with the commencement of his employment with Boost Run LLC, Mr. Guckel received a $80,000 sign-on bonus, which was paid within 30 days of his August 19, 2025 start date. Mr. Guckel’s sign-on bonus is subject to clawback in the event that his employment is terminated for any reason other than without “Cause” (as defined in his offer letter) before August 19, 2026.

Mr. Karos did not receive a cash bonus for services provided in Fiscal Year 2024 or Fiscal Year 2025.

Equity-based Compensation

Boost Run has granted Class B Units to certain key employees to incentivize and retain such employees, including Mr. Georgakopoulos. The Class B Units are intended to qualify as profits interests for federal income tax purposes. A Class B Unit enables the grantee to participate in the long-term growth and financial success of Boost Run by providing the grantee with the right to receive distributions in Boost Run to the extent that the Class B Unit is vested as of the distribution date and the distribution amount exceeds the “participation threshold” specified in the underlying award agreement. Class B Unitholders do not have any voting rights with respect to their Class B Units.

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The Class B Units generally vest on the two-year anniversary of the grant date and accelerate in vesting upon the consummation of “Liquidity Event” (as such term is defined in the underlying award agreement), in each case subject to the grantee’s continued service through the applicable vesting date. During Fiscal Year 2024, Mr. Georgakopoulos was granted 2,153 Class B Units on April 20, 2024 and 154 Class B Units on May 24, 2024. Each such award was granted with a participation threshold of $1,000 per Class B Unit and remained outstanding as of December 31, 2025. None of our NEOs were granted Class B Units in Fiscal Year 2025, and Mr. Karos and Mr. Guckel did not hold any Class B Units as of December 31, 2025.

While unvested Class B Units are generally subject to forfeiture if an executive’s service is terminated for any reason prior to vesting, Mr. Georgakopoulos is eligible to vest in a portion of his Class B Units if his service is terminated without “Cause” (as defined in his underlying award agreements). Outstanding Class B Units, whether vested or unvested, immediately revert to Boost Run if an executive’s service is terminated for “Cause” at any time (as such term is defined in the underlying award agreement), and all of the outstanding Class B Units immediately vest and are no longer subject to forfeiture upon a “Liquidity Event” (as the term is defined in the underlying award agreement).

Immediately following an award of Class B Units in Holdings to a grantee, the grantee contributes the Class B Units to Boost Run Management LLC (“Manager LLC”) in exchange for an equal number of Class B Units in Manager LLC that mirror the rights and terms of the Class B Units in Holdings as described above.

As of December 31, 2025, there were 4,277 outstanding Class B Units, none of which were vested. If the Business Combination is consummated as expected, any Class B Units held by the NEOs and other employees that are unvested immediately prior to the consummation of the Business Combination will automatically vest upon such consummation and be paid out.

Other Benefits

Our NEOs are generally eligible to participate in the health and welfare benefit programs offered by Boost Run and its subsidiaries, including medical, dental, and vision benefit plans, on the same basis as other employees, subject to the terms and eligibility requirements of those plans. Boost Run and its subsidiaries did not offer any retirement benefits in Fiscal Year 2024 or 2025. We do not typically provide any perquisites or special personal benefits to our Named Executive Officers.

Agreements with our NEOs

As of the date of this filing, Mr. Karos is not party to an employment agreement with Boost Run (or its subsidiaries). Mr. Georgakopoulos and Mr. Guckel are each party to an offer letter with Boost Run LLC, a subsidiary of Boost Run, the material terms of which are summarized below.

Mr. Georgakopoulos

Mr. Georgakopoulos is party to an offer letter, dated April 20, 2024, with Boost Run LLC, pursuant to which he serves as its Chief Operating Officer. Mr. Georgakopoulos’s offer letter provides for an annual base salary equal to $250,000 and also provides that he may be eligible to receive an annual bonus based on company and individual performance metrics as determined by Boost Run LLC in its sole discretion. Mr. Georgakopoulos’ offer letter does not provide for any incentive equity eligibility or change in control, severance or termination benefits upon a termination of employment or change in control of Boost Run or its subsidiaries.

Mr. Guckel

Mr. Guckel is party to an offer letter, dated July 31, 2025, with Boost Run LLC, pursuant to which he serves as its Chief Financial Officer. Mr. Guckel’s offer letter provides for an annual base salary equal to $250,000, and a discretionary annual bonus with a target equal to $200,000 based on company and individual performance and prorated for Fiscal Year 2025. The offer letter further provides for a $80,000 sign-on bonus that is payable within 30 days of Mr. Guckel’s start date and subject to clawback in the event that his employment is terminated for any reason other than without “Cause” (as defined therein) before the one-year anniversary of his start date. Mr. Guckel is also eligible to receive a $350,000 transaction bonus upon Boost Run LLC’s successful closing of a de-SPAC transaction on or before December 31, 2026, which is payable within 30 days of the date that such transaction closes.

In the event that Mr. Guckel’s employment is terminated without “Cause” (as defined therein), he is eligible to receive the following “single-trigger” severance benefits: (i) 12 months of continued salary payments, payable in equal installments over the 12-month period following such termination, (ii) any earned but unpaid annual bonus for the prior fiscal year, and (iii) a pro-rated portion of the annual bonus for the fiscal year in which such termination occurred, payable at the same time that annual bonuses are ordinarily paid. Mr. Guckel will also remain eligible to receive the transaction bonus described above. Any severance benefits, including Mr. Guckel’s continued eligibility to receive the transaction bonus, are subject to Mr. Guckel’s execution and non-revocation of a release of claims in favor of Boost Run LLC.

Mr. Guckel’s offer letter does not provide for any incentive equity eligibility or, aside from the transaction bonus, change in control benefits upon a change in control of Boost Run or its subsidiaries.

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Outstanding Equity Awards at End of Fiscal Year 2025

The following table summarizes the number of outstanding Class B Units awards held by the Named Executive Officers as of December 31, 2025.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date
Andrew Karos	-	-	-	-	-
Harilaos Georgakopoulos	4/20/2024(3)	-	2,153		-
	5/24/2024(4)	-	154	-	-
Erik Guckel	-	-	-	-	-

(1)	Amounts reported in the “Option Awards” column reflect grants of Class B Units of Boost Run that were outstanding as of the end of Fiscal Year 2025. The Class B Units are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Class B Units do not require the payment of an exercise price, we believe that they are most similar economically to stock options, and as such, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature”. Each Class B Unit is granted with a specific participation threshold and will only provide value to the grantee based upon Boost Run’s growth above that participation threshold.

(2)	The Class B Unit awards are reflected as “unexercisable” because they were unvested as of December 31, 2025. None of the Named Executive Officers held vested Class B Units as of December 31, 2025.

(3)	Represents an award of Class B Units of Boost Run granted on April 20, 2024 with a participation threshold of $1,000 per Unit. The award vests on the two-year anniversary of the grant date and accelerates in vesting upon the consummation of “Liquidity Event” (as such term is defined in the underlying award agreement), in each case subject to the grantee’s continued service through the applicable vesting date. The award was unvested and outstanding as of December 31, 2025.

(4)	Represents awards of Class B Units of Boost Run granted on May 24, 2024 with a participation threshold of $1,000 per Unit. The awards vest on the two-year anniversary of the grant date and accelerate in vesting upon the consummation of “Liquidity Event” (as such term is defined in the underlying award agreement), in each case subject to the grantee’s continued service through the applicable vesting date. The award was unvested and outstanding as of December 31, 2025.

Potential Payments Upon Termination or Change in Control

Mr. Georgakopoulos has received equity incentive compensation in the form of Class B Units that immediately vest and are no longer subject to forfeiture upon the consummation of “Liquidity Event” (as such term is defined in the underlying award agreement), subject to the applicable NEO’s continued service through such consummation. In addition, Mr. Georgakopoulos is eligible to vest in a portion of his Class B Units if his service is terminated without “Cause” (as defined in his underlying award agreements). If the Business Combination is consummated as expected, any Class B Units held by Mr. Georgakopoulos and other employees that are unvested immediately prior to the consummation of the Business Combination will automatically vest upon such consummation and be paid out. For more information, see the subsection titled “Equity-based Compensation.”

Under his offer letter, Mr. Guckel is eligible to receive certain severance benefits upon a termination of employment without “Cause” (as defined therein), subject to his execution and non-revocation of a general release of claims in favor of Boost Run LLC. Mr. Guckel is also eligible to receive a transaction bonus equal to $350,000 upon Boost Run LLC’s successful closing of a de-SPAC transaction on or before December 31, 2026 pursuant to his offer letter. If the Business Combination is consummated as expected, this transaction bonus will be payable to Mr. Guckel within 30 days of the Effective Date. For more information, see the subsection titled “Agreements with our NEOs.”

Other than these Class B Unit awards, severance benefits, and Mr. Guckel’s transaction bonus, our NEOs were not eligible to receive any potential payments upon any form of termination or resignation of employment or a change in control of Boost Run (or its subsidiaries) if such event took place on December 31, 2025, or at any other point during Fiscal Year 2025.

Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the Business Combination, Pubco intends to develop an executive compensation program and a director compensation program, each of which will be designed to align compensation with Pubco’s business objectives and the creation of stockholder value, while enabling Pubco to attract, retain incentivize and reward individuals who contribute to the long-term success of Pubco. Decisions to the executive compensation and director compensation programs will be made by the compensation committee of the Board of Directors.

Director Compensation Program

No non-employee directors received any compensation for services rendered to Boost Run for Fiscal Year 2024 or Fiscal Year 2025.

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Certain Relationships and Related Party Transactions

Willow Lane

Founder Shares

On July 17, 2024, the Sponsor paid $25,000 to cover offering costs in consideration of 4,364,250 Founder Shares. Subsequently, on September 27, 2024, Willow Lane capitalized $26.4424 standing to the credit of its share premium account and issued to the Sponsor an additional 264,424 Founder Shares, as a result of which the Sponsor has purchased and holds an aggregate of 4,628,674 Founder Shares. Following and as a result of that capitalization and issuance of additional Founder Shares, the Sponsor is deemed to have purchased the Founder Shares for $0.005 per share.

The number of Founder Shares outstanding was determined based on the expectation that the total size of the Willow Lane IPO would be a maximum of 12,650,000 units if the over-allotment option was exercised in full, and therefore that such Founder Shares would represent approximately 26.79% of the issued and outstanding Willow Lane Ordinary Shares after the Willow Lane IPO. Up to 603,740 Founder Shares were to be surrendered for no consideration depending on the extent to which the over-allotment option was exercised. On November 12, 2024, the over-allotment option was exercised in full and such Founder Shares are no longer subject to forfeiture.

Pursuant to the Willow Lane Private Warrants Purchase Agreements, the Sponsor, BTIG and Craig-Hallum purchased an aggregate of 5,145,722 Willow Lane Private Warrants, at a price of $1.00 per Willow Lane Private Warrant, for an aggregate purchase price of $5,145,722 in the private placement that closed simultaneously with the Willow Lane IPO. Each Willow Lane Private Warrant entitles the holder thereof to purchase one Class A Ordinary Share at $11.50 per share. Of those 5,145,722 Willow Lane Private Warrants, the Sponsor purchased 4,007,222 Willow Lane Private Warrants, and BTIG and Craig-Hallum, together, purchased 1,138,500 Willow Lane Private Warrants. The Willow Lane Private Warrants are identical to the Public Warrants included as part of the units sold in the Willow Lane IPO, subject to certain limited exceptions as described in the Registration Statement in connection with Willow Lane IPO, including certain transfer restrictions. If Willow Lane does not complete its initial business combination within the Combination Period, the Willow Lane Private Warrants will expire worthless. The Willow Lane Private Warrants (and underlying securities) are identical to the Public Warrants sold in the Willow Lane IPO.

Prior to or in connection with the completion of the initial business combination, there may be payment by Willow Lane to the Sponsor, officers or directors, advisor, or Willow Lane’s or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of an initial business combination, which, if made prior to the completion of an initial business combination, will be paid from funds held outside the Trust Account.

Administrative Services Agreement

Pursuant to the Administrative Services Agreement, commencing on November 7, 2024, through the earlier of consummation of the initial business combination and Willow Lane’s liquidation, Willow Lane pay an affiliate of the Sponsor an aggregate of $10,000 per month for office space, utilities, and secretarial and administrative support. For the year ended December 31, 2025 and the period from July 3, 2024 (inception) through December 31, 2024, Willow Lane incurred and paid $120,000 and $20,000, respectively, in fees for these services pursuant to the Administrative Services Agreement

IPO Promissory Note

On July 18, 2024, the Sponsor agreed to loan to Willow Lane an aggregate of up to $300,000 to cover expenses related to the Willow Lane IPO pursuant to the IPO Promissory Note. This loan was non-interest-bearing and payable on the earlier of December 31, 2024, or the date on which Willow Lane consummated the Willow Lane IPO. Willow Lane repaid all the outstanding balance of the IPO Promissory Note at the closing of the Willow Lane IPO on November 18, 2024. As of December 31, 2025 and 2024, the IPO Promissory Note had been paid in full and borrowings under the IPO Promissory Note were no longer available

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Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan to Willow Lane Working Capital Loans as may be required on a non-interest basis. If Willow Lane completes an initial business combination, it would repay such Working Capital Loans unless they are converted into Working Capital Warrants. In the event that the initial business combination does not close, Willow Lane may use a portion of the working capital held outside the Trust Account to repay such Working Capital Loans, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into Working Capital Warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such Working Capital Warrant would be identical to the Willow Lane Private Warrants. Except as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such Working Capital Loans. Prior to the completion of Willow Lane’s initial business combination, Willow Lane does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. As of December 31, 2025 and 2024, no such Working Capital Loans were outstanding.

Reimbursements

The Sponsor, executive officers and directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on Willow Lane’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The audit committee of Willow Lane reviews, on a quarterly basis, all payments that were made to the Sponsor, officers and directors and to their affiliates. Any such payments prior to an initial business combination, including any of the foregoing payments to the Sponsor, repayments of loans from our sponsor or repayments of Working Capital Loans, have been and will continue to be made using funds held outside the Trust Account.

Post Business Combination

After an initial business combination, members of Willow Lane management team who remain with the combined company may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to Willow Lane Shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider Willow Lane’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the holders of the (i) Founder Shares, (ii) Willow Lane Private Warrants and (iii) warrants that may be issued upon conversion of Working Capital Loans (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of Willow Lane securities held by them and any other securities of Willow Lane acquired by them prior to the consummation of our initial business combination (in the case of the Founder Shares, only after conversion to Willow Lane Class A Ordinary Shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Willow Lane’s completion of an initial business combination. Notwithstanding anything to the contrary, BTIG and Craig-Hallum may only make a demand on one occasion and only during the five-year period beginning on the date the sales for the Willow Lane IPO commenced. In addition, BTIG and Craig-Hallum may participate in a “piggy-back” registration only during the seven-year period beginning on the date the sales for the Willow Lane IPO commenced. Willow Lane will bear the expenses incurred in connection with the filing of any such registration statements.

Letter Agreement

The Sponsor, directors and officers have also entered into the Letter Agreement, with Willow Lane, pursuant to which, they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete an initial business combination within the Combination Period. However, if the Sponsor, directors and officers acquire Public Shares in or after the Willow Lane IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if we fail to complete an initial business combination within the Combination Period.

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Additionally, pursuant to the Letter Agreement, the Sponsor, directors and officers will not propose any amendment to the Willow Lane Memorandum and Articles (i) to modify the substance or timing of Willow Lane’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of Willow Lane Public Shares if it does not complete its initial business combination within the Combination Period or (ii) with respect to any other material provisions relating to rights of holders of Willow Lane Class A Ordinary Shares or pre-initial business combination activity, in each case, unless it provides Willow Lane’s Public Shareholders with the opportunity to redeem their Public Shares upon effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less income taxes payable), divided by the number of then outstanding Public Shares.

Transfer Agreement

On September 15, 2025, the Sponsor entered into a transfer agreement the (“Transfer Agreement”) with the SPV. Pursuant to the Transfer Agreement, the SPV shall purchase from the Sponsor, immediately prior to the Closing, 27.5% of the 4,628,674 Founder Shares held by the Sponsor and 27.5% of the 4,007,222 warrants to purchase Willow Lane ordinary shares held by the Sponsor, at a purchase price for all such securities equal to $1.75 per Founder Share purchased, for an the aggregate purchase price of $2,227,548.75.

Earnout Agreement

The Sponsor, Pubco and the SPV entered into an Earnout Agreement, dated as of September 15, 2025 and amended on January 13, 2026, providing that the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares and the SPV may earn up to 1,968,750 SPV Earnout Shares (or 3,093,750 shares in total) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 20 trading days within any consecutive 30 trading days during the specified earnout period, the Sponsor and the SPV shall be entitled to receive the following amounts of such shares: (i) $12.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; (ii) $15.00 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; and (iii) $17.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV.

Insider Letter Amendment

On September 15, 2025, Willow Lane, Pubco, Boost Run and the underwriter of the Willow Lane IPO, on the one hand, and the Sponsor and Willow Lane’s directors and officers, on the other hand, entered into the Insider Letter Amendment to the Insider Letter to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Transactions, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described above, and (iv) release 10% of the Willow Lane Founder Shares from lock-up restrictions, subject to and contingent upon the Closing.

Weil Consulting Agreement

On January 13, 2026, Pubco entered into the Weil Consulting Agreement with B. Luke Weil, pursuant to which the Mr. Weil agreed to provide advice, as needed, with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors (the “Services”). Pursuant to the Weil Consulting Agreement, the Mr. Weil will provide Services to Pubco commencing on the first business day following the Closing.

In consideration for the Services, Pubco will grant the B. Luke Weil an aggregate of 336,000 shares of Pubco Class A Common Stock (the “Stock Grant”), which shall vest across three separate tranches in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 30 trading days within any consecutive 45 trading (the “Stock Grant Vesting Period”) days during the specified period (each a “Vesting Threshold”). Over the Stock Grant Vesting Period, Mr. Weil shall be entitled to receive 112,000 shares per Vesting Threshold (i) $12.00 per share; (ii) $14.50 per share; and (iii) $17.50 per share.

Mr. Weil is entitled to the same registration rights for the Stock Grant as those afforded to the Sponsor, and shall be included as a party to the Registration Rights Agreement, described above.

Boost Run

In connection with Boost Run’s inception, Mr. Karos funded Boost Run’s initial formation costs, totaling $8.5 million (the “Contribution”). In consideration for the Contribution, Boost Run and Mr. Karos entered into the Contribution Agreement on March 22, 2024, whereby the Boost Run agreed to issue 85,000 class A units of Boost Run (the “Class A Units”), each Class A Unit entitling the holder to a return of capital in the amount of $1,000 per Class A Unit, in aggregate entitling the holder to a repayment of $8.5 million (the “Class A Return of Capital”). Pursuant to the Business Combination Agreement, in connection with the Closing, Pubco will pay the Class A Return of Capital to Mr. Karos, the sole holder of Class A Units.

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Description of Pubco Securities

The following summary sets forth the material terms of Pubco’s securities following the completion of the Business Combination. This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Pubco Charter is attached as Annex B to this proxy statement/prospectus. You are encouraged to read the applicable provisions of the DGCL, the Pubco Charter, and the Pubco Bylaws, which are attached as Annexes B and C, respectively, in their entirety for a complete description of the rights and preferences of Pubco’s securities following the Business Combination.

Authorized and Outstanding Stock

The Pubco Charter authorizes the issuance of 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share, 200,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share, and 300,000,000 shares of Pubco Preferred Stock, par value $0.0001 per share.

Common stock

Voting. Holders of shares of Pubco common stock will exclusively possess all voting power with respect to Pubco and are entitled vote on all matters submitted to Pubco stockholders for their vote or approval. Each share of Pubco Class A Common Stock has the voting power of one vote, and each share of Pubco Class B Common Stock has the voting power of ten votes. As a result, Pubco will be a controlled company under Nasdaq listing standards after Closing, with decisions of Pubco being controlled by Andrew Karos. Under the terms of the Pubco Bylaws, directors will be elected by a plurality of the votes cast by Pubco’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to Pubco’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Pubco’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Pubco Charter (as further described below), the Pubco Bylaws or applicable Stock Exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. The holders of shares of Pubco common stock are entitled to receive dividends, as and if declared by the Pubco Board out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of Pubco, the holders of shares of Pubco common stock are entitled to share ratably in those of Pubco’s assets that are legally available for distribution to Pubco stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

The Pubco Charter will provide that shares of Pubco Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Pubco Preferred Stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Pubco Preferred Stock from time to time adopted by the Pubco Board pursuant to authority so to do which is expressly vested in the Pubco Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Pubco Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Pubco Board will be able to, without stockholder approval, issue Pubco Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Pubco common stock and could have anti-takeover effects. The ability of the Pubco Board to issue Pubco Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Pubco or the removal of existing management. Each series of shares of Pubco Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding-up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, Pubco, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of Pubco (or any other securities of Pubco) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of Pubco or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Pubco or any subsidiary of, any outstanding shares of Pubco, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Pubco board providing for the designation and issue of such shares of Pubco Preferred Stock.

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Pubco Public Warrants

Effective upon the consummation of the Business Combination, each whole Willow Lane Warrant outstanding for the purchase of one Willow Lane Class A Ordinary Share will be converted into a Pubco Public Warrant which will be exercisable for one share of Pubco Class A Common Stock, with all other terms of such warrants remaining unchanged. The following is a description of the Pubco Public Warrants.

Each whole Pubco Public Warrant will entitle the registered holder to subscribe for one share of Pubco Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, provided that Pubco has an effective registration statement under the Securities Act covering the shares of Pubco common stock issuable upon exercise of the Pubco Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. In the event that the foregoing conditions are not satisfied with respect to a Pubco Public Warrant, the holder of such Pubco Public Warrant will not be entitled to exercise such Pubco Public Warrant and such Pubco Public Warrant may have no value and expire worthless. In no event will Pubco be required to net cash settle any Pubco Public Warrant. Pursuant to the Warrant Agreement, a Pubco Public Warrant holder may exercise its Pubco Public Warrants only for a whole number of shares of Pubco common stock. This means only a whole Pubco Public Warrant may be exercised at a given time by a Pubco Public Warrant holder. The Pubco Public Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Pubco has agreed that as soon as practicable, but in no event later than 20 business days after the Closing Date, Pubco will use best efforts to file with the SEC a registration statement covering registration under the Securities Act of the shares of Pubco common stock issuable upon exercise of the Pubco Public Warrants. Pubco will use best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Pubco Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Pubco common stock issuable upon exercise of the Pubco Public Warrants is not effective by the sixtieth (60th) business day after the Closing Date, Pubco Public Warrant holders may, until such time as there is an effective registration statement and during any period when Pubco will have failed to maintain an effective registration statement, exercise Pubco Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of Pubco Public Warrants

Once the Pubco Public Warrants become exercisable, Pubco may call the Pubco Public Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per Pubco Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Pubco Public Warrant holder; and

●	if, and only if, the last reported sale price of the shares of Pubco Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending three trading days before Pubco sends the notice of redemption to the Pubco Public Warrant holders.

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Pubco will not redeem the Pubco Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Pubco common stock issuable upon exercise of the Pubco Public Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

Pubco does not intend to take any steps to notify holders of Pubco Public Warrants that such Pubco Public Warrants have become eligible for redemption except if it actually seeks to redeem the Pubco Public Warrants. In order to redeem the Pubco Public Warrants, Pubco must provide 30 days’ prior written notice of redemption to each Pubco Public Warrant holder and have a current registration statement in effect with respect to the shares of Pubco Class A Common Stock underlying such Pubco Public Warrant. If the foregoing conditions are satisfied and Pubco issues a notice of redemption, each Pubco Public Warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date in accordance with the above. However, the price of the shares of Pubco Class A Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.

Pubco has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Pubco Public Warrant exercise price. If the foregoing conditions are satisfied and Pubco issues a notice of redemption of the Pubco Public Warrants, each Pubco Public Warrant holder will be entitled to exercise his, her or its Pubco Public Warrant prior to the scheduled redemption date. However, the price of the shares of Pubco common stock may fall below the $18.00 redemption trigger price as well as the $11.50 exercise price after the redemption notice is issued.

If Pubco calls the Pubco Public Warrants for redemption as described above, Pubco management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Pubco management will consider, among other factors, Pubco’s cash position, the number of Pubco Public Warrants that are outstanding and the dilutive effect on Pubco’s stockholders of issuing the maximum number of shares of Pubco common stock issuable upon the exercise of the warrants. If Pubco’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Pubco common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is received by the holders of warrants. If Pubco’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Pubco common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Pubco believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination.

A holder of a Pubco Public Warrant may notify Pubco in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Pubco Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Pubco common stock outstanding immediately after giving effect to such exercise.

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Anti-dilution adjustments

If the number of issued shares of Pubco common stock is increased by a stock dividend payable in shares of Pubco Common stock, or by a split-up of shares of Pubco common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Pubco common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Pubco common stock. A rights offering to holders of Pubco common stock entitling holders to purchase shares of Pubco common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Pubco common stock equal to the product of (i) the number of shares of Pubco common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco common stock) and (ii) one (1) minus the quotient of (x) the price per share of Pubco common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Pubco common stock, in determining the price payable for Pubco common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Pubco common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Pubco common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Pubco, at any time while the Pubco Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Pubco common stock on account of such shares of Pubco common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (c) to satisfy the redemption rights of the holders of Willow Lane Ordinary Shares in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of Willow Lane Ordinary Shares in connection with a stockholder vote to amend the Certificate of Incorporation (i) to modify the substance or timing of Willow Lane’s obligation to redeem 100% of the Willow Lane Ordinary Shares if Willow Lane does not complete the Business Combination within the required time period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of the Public Shares upon failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Pubco common stock in respect of such event.

If the number of outstanding shares of Pubco common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Pubco common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Pubco common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Pubco common stock.

Whenever the number of shares of Pubco common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Pubco common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Pubco common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Pubco common stock (other than those described above or that solely affects the par value of such shares of Pubco common stock), or in the case of any merger or consolidation of Pubco with or into another corporation (other than a consolidation or merger in which Pubco is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Pubco common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pubco as an entirety or substantially as an entirety in connection with which Pubco is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Pubco common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Pubco common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Warrant Holder for the loss of the option value portion of the warrant due to the requirement that the Warrant Holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

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The Pubco Public Warrants will be issued in registered form under the Warrant Agreement by and among Continental Stock Transfer & Trust Company, the warrant agent (if other than Continental Stock Transfer & Trust Company), Willow Lane and Pubco. The Warrant Agreement will provide that the terms of the Pubco Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Pubco Public Warrants. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Pubco Public Warrants.

Exclusive Forum

The Pubco Charter will require, to the fullest extent permitted by law, that derivative actions brought in its name, actions against Pubco’s directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits Pubco by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Pubco’s directors and officers.

Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction

Anti-Takeover Effects of Provisions of the Pubco Charter and Bylaws

The provisions of the Pubco Charter and the Pubco Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Pubco common stock.

The Pubco Charter and the Pubco Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Pubco Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Pubco unless such takeover or change in control is approved by the Pubco Board.

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These provisions include:

Advance Notice Procedures. The Pubco Bylaws provide that Pubco stockholders seeking to bring business before Pubco’s annual meeting of stockholders, or to nominate candidates for election as directors at Pubco’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Pubco secretary at Pubco’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Pubco’s annual proxy statement must comply with the notice periods contained therein. The Pubco Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Pubco’s stockholders from bringing matters before Pubco’s annual meeting of stockholders or from making nominations for directors at Pubco’s annual meeting of stockholders.

Authorized but Unissued Shares. Pubco’s authorized but unissued shares of Pubco common stock and Pubco Preferred Stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Pubco common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Pubco Public Warrants and employee benefit plans. The existence of authorized but unissued shares of Pubco common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Pubco common stock by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders. The Pubco Bylaws provide that special meetings of Pubco’s stockholders may be called only by the Chairman, the Chief Executive Officer or the Pubco Board.

Business Combinations. Pubco will opt out of Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring Pubco to negotiate in advance with the Pubco Board because the stockholder approval requirement would be avoided if the Pubco Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing of Pubco Common Stock and Pubco Public Warrants

We have applied for listing of the Pubco Class A Common Stock and Pubco Public Warrants on the Global Market tier of the Nasdaq Stock Market LLC, under the symbols “BRUN” and “BRUNW”, as of immediately following the Closing. Accordingly, if Pubco’s securities are listed on Nasdaq, Pubco will be required to comply with the Nasdaq listing rules then in effect.

Dividends

The payment of cash dividends in the future will be dependent upon Pubco’s revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board at such time.

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Securities Eligible for Future Sale

Business Combination Shares

Pubco will issue 14,616,982 shares of Pubco Class A Common Stock and 29,533,018 shares of Pubco Class B Common Stock to existing equity holders of Boost Run in connection with the Business Combination and up to 17,278,674 shares of Pubco Class A Common Stock to existing shareholders of Willow Lane (assuming no holders of Public Shares exercise redemption rights). All of the Pubco common stock issued in connection with the Business Combination is expected to be freely transferable by persons other than by Willow Lane’s and Boost Run’s respective “affiliates” without restriction or further registration under the Securities Act, subject to any lock-up or other contractual restrictions. Sales of substantial amounts of the Pubco common stock in the public market could adversely affect prevailing market prices of the Pubco common stock.

Lock-up Provisions and Agreements

The holders of the Founder Shares have agreed not to transfer, assign or sell any of the Founder Shares until the earlier of (i) one year after the completion of Willow Lane’s initial business combination, such as the Business Combination would constitute, (ii) the date on which Willow Lane completes a liquidation, merger, capital stock exchange or other similar transaction after an initial business combination that results in all shareholders of Willow Lane having the right to exchange their Willow Lane Class A Ordinary Shares for cash, securities or other property or (iii) if, after an initial business combination, the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after such initial business combination.

Pursuant to and as a condition to closing the transactions contemplated by the Business Combination Agreement, Willow Lane, Boost Run and certain of their respective securityholders will enter into the Lockup Agreement. Pursuant to such Lockup Agreement, subject to certain exceptions, (i) Boost Run stockholders receiving Pubco Class A Common Stock in the Business Combination will agree not to sell, transfer or assign such shares for a period of 12 months from the Closing, (ii) certain of Boost Run’s management team members will agree not to sell, transfer or assign the shares of Pubco Class B Common Stock they receive in the Business Combination for a period of six months from the Closing and (iii) the former noteholders of Boost Run will agree not to sell, transfer or assign the shares of Pubco Class B Common Stock they receive in the Business Combination for a period of six months from the Closing.

Registration Rights

The holders of the Founder Shares are entitled to registration rights pursuant to a registration rights agreement dated November 7, 2024 requiring the Pubco to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that Pubco register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require Pubco to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that Pubco will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. Pubco will bear the expenses incurred in connection with the filing of any such registration statements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement/prospectus, there are 17,278,674 Willow Lane Ordinary Shares outstanding. Of these shares, 12,650,000 shares sold in the Willow Lane IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,628,674 shares owned collectively by the SPAC Insiders, officers and directors are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Following the consummation of the Business Combination, such shares will remain subject to the restriction to the extent they are held by one of Pubco’s affiliates within the meaning of Rule 144 under the Securities Act.

As of the date of this proxy statement/prospectus, there are a total of 11,470,722 Willow Lane Warrants outstanding, consisting of 6,325,000 Willow Lane Warrants included in the Willow Lane Units sold in the Willow Lane IPO. Such Willow Lane Warrants are freely tradable, except for any Willow Lane Warrants purchased by one of Willow Lane’s affiliates within the meaning of Rule 144 under the Securities Act.

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COMPARISON OF SHAREHOLDER RIGHTS

Certain Differences in Corporate Law

Companies incorporated under the laws of the Cayman Islands are governed by the Cayman Companies Act. The Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. A description of the differences between the laws of the Cayman Islands and Delaware law are set forth in the section entitled “The Domestication Proposal.”

Memorandum and Articles of Association

The Willow Lane Memorandum and Articles contain provisions designed to provide certain rights and protections to its shareholders prior to the completion of a Business Combination. A description of the material differences between the Willow Lane Charter and the Pubco Organizational Documents is set forth in the following summary table. This summary is qualified by reference to the complete text of the Pubco Charter and the Pubco Bylaws, copies of which are attached to this proxy statement/prospectus as Annex B and C, respectively. All Willow Lane Shareholders are encouraged to read the Pubco Organizational Documents in their entirety for a more complete description of their terms.

	Willow Lane Memorandum and Articles	Proposed Organizational Documents
Name	Willow Lane Acquisition Corp.	Boost Run Inc.

Governing Law	Laws of the Cayman Islands	Laws of the State of Delaware

Corporate Purpose	The objects for which Willow Lane is established are unrestricted and Willow Lane has full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.	The purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Duration of Existence	In the event Willow Lane does not consummate an initial business combination within the specified period of time contained in the Willow Lane Memorandum and Articles, Willow Lane shall cease all operations except for the purpose of winding up. Willow Lane has twenty-four (24) months from the closing date of its IPO to consummate an initial business combination.	The Pubco Charter retains the default of perpetual existence under the DGCL.

Blank Check Provisions	The Willow Lane Memorandum and Articles contain various provisions related to Willow Lane’s operation as a blank check company prior to the consummation of an initial business combination.	The Pubco Organizational Documents do not contain such provisions, as such provisions are not applicable to Pubco and the operation of its business.

Authorized Share Capital	Willow Lane’s authorized share capital is US$55,500 divided into 500,000,000 Class A Ordinary Shares, par value US$0.0001 per share, 50,000,000 Class B Ordinary Shares, par value US$0.0001 per share and 5,000,000 preference shares, par value US$0.0001 per share.	The total number of shares of common stock which Pubco shall have authority to issue is 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share, 200,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share, and 300,000,000 shares of Pubco preferred stock, par value $0.0001 per share.

	Preference Shares. The directors of Willow Lane may issue, allot and dispose of shares, with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise to such persons, at such times and on such terms as they think proper, and may also vary such rights (subject to Companies Act and the Willow Lane Memorandum and Articles); and grant options with respect to such shares and issue warrants or similar instruments with respect thereto, save that the directors of Willow Lane shall not allot, issue, grant options over or otherwise dispose of shares to the extent that it may affect the ability of Willow Lane to carry out a “Class B Share Conversion” as set out in the Willow Lane Memorandum and Articles.	Preferred Stock. The Pubco Board is expressly authorized to provide, out of the unissued shares of the preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions adopted by the Pubco Board providing for the issuance of such series.

Ordinary Shares. The directors of Willow Lane may generally issue, allot, and dispose of shares, in such manner, on such terms and having such rights and being subjected to such restrictions as they may from time to time determine, and may also vary such rights (subject to the Companies Act and the Willow Lane Memorandum and Articles); and grant options with respect to such shares and issue warrants or similar instruments with respect thereto, save that the directors of Willow Lane shall not allot, issue, grant options over or otherwise dispose of shares to the extent that it may affect the ability of Willow Lane to carry out a “Class B Share Conversion” as set out in the Willow Lane Memorandum and Articles.

Willow Lane’s Memorandum and Articles provide that, except in connection with the conversion of Willow Lane Class B Ordinary Shares into Willow Lane Class A Ordinary Shares where the holders of such Willow Lane Ordinary Shares have waived any right to receive fund from the Trust Account, prior to Willow Lane’s Initial Business Combination, Willow Lane may not issue additional shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with Public Shares on any initial business combination.

Common Stock. The Pubco Board is expressly authorized to provide for the issuance of shares of common stock from time to time. Except as may otherwise be provided in the Pubco Charter (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of preferred stock), each share of Pubco Class A Common Stock has the voting power of one vote, and each share of Pubco Class B Common Stock has the voting power of ten votes for each share of common stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote.

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	Willow Lane Memorandum and Articles	Proposed Organizational Documents
Directors; Classes

The directors of Willow Lane are divided into three classes: Class I, Class II and Class III. The Class I directors shall stand appointed for a term of three years expiring at Willow Lane’s first annual general meeting, the Class II directors shall stand appointed for a term of three years expiring at Willow Lane’s second annual general meeting, and the Class III directors shall stand appointed for a term of three years expiring at Willow Lane’s third annual general meeting.

At each succeeding annual general meeting, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.

The number of directors will be as set forth in the Pubco Charter. All directors shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders and until their successors shall have been elected and qualified.

Board Vacancies; Removal	Directors may be appointed either to fill a vacancy in the Willow Lane board of directors or as an additional director by the Directors Willow Lane or by ordinary resolution (being the affirmative vote of a simple majority of the holders of Shares entitled to vote, voting in person or by proxy at a general meeting of Willow Lane more a resolution passed in writing by all of the holders of Shares). Prior to the initial business combination, only holders of the Class B ordinary shares are entitled to vote on an ordinary resolutions to appoint a director. Any director appointed in accordance with the Willow Lane Memorandum and Articles shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Pubco Board may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

Pubco’s directors may only be removed for cause and only by the affirmative vote of holders of 66-2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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	Willow Lane Memorandum and Articles	Proposed Organizational Documents
Stockholder/Shareholder Voting	Subject to any rights or restrictions for the time being attached to any share, every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of Willow Lane, have one (1) vote for each share of which he or the person represented by proxy is the holder.	Subject to the rights of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, each share of Pubco Class A Common Stock has the voting power of one vote, and each share of Pubco Class B Common Stock has the voting power of ten votes for each share of common stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote.

Stockholder/Shareholder Meetings	The directors, the CEO, or the chairman may call a general meeting. If at any time there are no directors, any two shareholders (or if there is only one shareholder, then that shareholder) entitled to vote at general meetings may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the directors.

Subject to the rights of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of Pubco may be called only by the Pubco Board or the Chair of the Pubco Board, or by the secretary of Pubco, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to the terms of the Pubco Bylaws, from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of Pubco then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Any action required or permitted to be taken by the stockholders of Pubco must be taken at a duly called annual or special meeting of the stockholders and may not be taken by written consent in lieu of a meeting.

Amendments to Governing Documents

Subject to the Companies Act, Willow Lane may by special resolution alter or amend the Willow Lane Memorandum and Articles in whole or in part. Prior to the closing of a Business Combination, only the Willow Lane Class B Ordinary Shares shall carry the right to vote on a special resolution for the purposes of amending the Willow Lane Memorandum and Articles in accordance with a continuation of Willow Lane out of the Cayman Islands.

A special resolution to amend the Willow Lane Memorandum and Articles may be (a) passed by a majority of not less than two-thirds, other than with respect to amending either of Articles 30.1 or 48.2 (except where such amendment is proposed in respect of the consummation of a Business Combination) where such majority shall be at least ninety per cent (90%), of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of Willow Lane of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of Willow Lane (or such lower threshold as may be allowed under the Cayman Companies Act from time to time).

Subject to the provisions of the DGCL, any amendment, repeal or modification of the Pubco Organizational Documents will require the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of Pubco Stock entitled to vote thereon, voting together as a single class.

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	Willow Lane Memorandum and Articles	Proposed Organizational Documents
Authority of Directors	The business shall be managed by the directors who may pay all expenses incurred in setting up and registering Willow Lane and may exercise all the powers of Willow Lane as conferred upon them in the Willow Lane Memorandum and Articles and the Companies Act.	The Pubco Board is empowered to manage the business and affairs of Pubco and to adopt such rules and procedures as the Pubco Board deems proper for the conduct of its meetings and the management of Pubco, subject to the provisions of the DGCL and the Proposed Organizational Documents.

Liability of Directors	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default.	A director of Pubco shall not be liable to Pubco or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification or repeal of this provision shall not adversely affect any right or protection of a director of Pubco in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Indemnification of Directors, Officers, Employees and Others	The Willow Lane Memorandum and Articles provides for indemnification of officers and directors against any pending or threatened action or proceeding, costs, charges, expenses, losses, damages or liabilities incurred, other than by the director’s or officer’s own actual fraud, willful default or willful neglect.	To the fullest extent permitted by applicable law, Pubco shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Pubco or, while a director, officer, employee or agent of Pubco, is or was serving at the request of Pubco as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan, against all expense, liability and loss actually and reasonably incurred by such indemnitee in connection with such proceeding. Notwithstanding the foregoing, Pubco shall indemnify any person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Pubco Board.

Exclusive Forum

Without prejudice to any other rights or remedies that Willow Lane may have, each shareholder acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly Willow Lane shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

The provisions of the Willow Lane Memorandum and Articles with respect to exclusive jurisdiction shall not apply to any action or suits brought to enforce any liability or duty created by the Securities Act, as amended, the Exchange Act, or any claim for which federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Unless Pubco consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of Pubco, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of Pubco to Pubco or Pubco’s stockholders, (c) any action asserting a claim against Pubco, its current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DCGL or the Pubco Charter or Pubco Bylaws (each, as may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine. The Pubco Charter expressly provides that, notwithstanding any provision therein to the contrary, the foregoing exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder.

262

TICKER SYMBOL, MARKET PRICE AND DIVIDENDS

Ticker Symbol and Market Price

The Willow Lane Class A Ordinary Shares and Warrants are currently listed on The Nasdaq Global Market under the symbols “WLAC” and “WLACW,” respectively.

The closing prices of the Willow Lane Ordinary Shares and Warrants on September 15, 2025, the last trading day before the announcement of the execution of the Business Combination Agreement, were $10.30 and $0.25, respectively. As of March 12, 2026, the Record Date for the Meeting, there were ______ holders of record of Willow Lane Class A Ordinary Shares and ______ holders of record of Willow Lane Class B Ordinary Shares and ______ holders of record of Willow Lane Warrants. As of March 12, 2026, the Record Date for the Meeting, the closing prices of the Willow Lane Ordinary Shares and Willow Lane Warrants were $_____and $______, respectively. Holders of Willow Lane Ordinary Shares should obtain current market quotations for the securities. The market prices of Willow Lane Class A Ordinary Shares and Willow Lane Warrants could vary at any time prior to the Closing. Market price information regarding Willow Lane Class B Ordinary Shares is not provided here because there is no established public trading market for Willow Lane Class B Ordinary Shares.

There is currently no public market for the equity securities of Boost Run or Pubco. We are applying to list shares of Pubco Class A Common Stock and Pubco Public Warrants on the Global Market tier of The Nasdaq Stock Market LLC Market upon the Closing under the ticker symbols “BRUN” and “BRUNW.”

Dividends

Pubco, Willow Lane and Boost Run have not paid any cash dividends on their equity securities to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends by Pubco in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. Following the completion of the Business Combination, the Pubco Board will consider whether or not to institute a dividend policy. It is presently intended that Pubco will retain its earnings for use in business operations and, accordingly, it is not anticipated that the Pubco Board will declare dividends in the foreseeable future. Further, if Pubco incurs further indebtedness, its ability to declare dividends may be limited by restrictive covenants Pubco may agree to in connection therewith.

OTHER SHAREHOLDER COMMUNICATIONS

Willow Lane Shareholders and interested parties may communicate with the Willow Lane Board, any committee chairperson or the non-management directors as a group by writing to the Willow Lane Board or committee chairperson in care of Willow Lane Acquisition Corp., 250 West 57th Street, Suite 415, New York, New York 10107. Following the Business Combination, such communications should be sent in care of Pubco at 5 Revere Drive, Suite 200 Northbrook, IL 60062, and its telephone number is (847) 489-3367. Each communication will be forwarded, depending on the subject matter, to the Willow Lane Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The validity of the shares of Pubco common stock to be issued in connection with the Business Combination will be passed upon by Winston & Strawn LLP. The material U.S. federal income tax consequences of the Business Combination will be passed upon by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements of Willow Lane as of December 31, 2025 and December 31, 2024, and for the year ended December 31, 2025, and for the period from July 3, 2024 (Inception) to December 31, 2024 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

263

The consolidated financial statements of Boost Run Holdings, LLC as of and for the years ended December 31, 2025, and 2024 appearing in this proxy statement/prospectus have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as set forth in their report thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern, appearing elsewhere in this proxy statement/prospectus. Such consolidated financial statements are included in reliance on such report given on the authority of such firm as experts in accounting and auditing

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Willow Lane and services that it employs to deliver communications to Willow Lane Shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Willow Lane’s proxy statement to Willow Lane Shareholders. Upon written or oral request, Willow Lane will deliver a separate copy of its proxy statement to any Willow Lane Shareholder at a shared address to which a single copy of the document was delivered and who wishes to receive separate copies of such documents. Willow Lane Shareholders receiving multiple copies of such documents may request that Willow Lane deliver single copies of such documents in the future. Willow Lane Shareholders may notify Willow Lane of their requests by calling or writing Willow Lane at its principal executive offices at Willow Lane Acquisition Corp., 250 West 57th Street, Suite 415, New York, New York 10107. Following the Business Combination, such requests should be made by calling or writing to Pubco at 5 Revere Drive, Suite 200 Northbrook, IL 60062, and its telephone number is (847) 489-3367.

HOUSEHOLDING INFORMATION

Unless Willow Lane has received contrary instructions, Willow Lane may send a single copy of this proxy statement/prospectus to any household at which two or more Willow Lane Shareholders reside if Willow Lane believes the Willow Lane Shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Willow Lane’s expenses. However, if Willow Lane Shareholders prefer to receive multiple sets of Willow Lane’s disclosure documents at the same address this year or in future years, the Willow Lane Shareholders should follow the instructions described below. Similarly, if an address is shared with another Willow Lane Shareholder and together both of the Willow Lane Shareholders would like to receive only a single set of Willow Lane’s disclosure documents, the Willow Lane Shareholders should follow these instructions:

If the Willow Lane Ordinary Shares are registered in the name of the Willow Lane Shareholder, the Willow Lane Shareholder should contact Willow Lane’s offices at Willow Lane Acquisition Corp., 250 West 57th Street, Suite 415, New York, New York 10107. If a bank, broker or other nominee holds the shares, the Willow Lane Shareholder should contact the bank, broker or other nominee directly.

SOLICITATION OF PROXIES

Willow Lane will bear the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. To assist in the solicitation of proxies, Willow Lane will retain Sodali & Co as its proxy solicitor, for a fee of $20,000 plus reimbursement of out-of-pocket expenses for their services. Willow Lane and its proxy solicitor may also request banks, brokers, trustees and other intermediaries holding Willow Lane Ordinary Shares beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Willow Lane. No additional compensation will be paid to Willow Lane’s directors, officers or employees for solicitation.

SHAREHOLDER PROPOSALS

If the Business Combination is consummated and Pubco holds a 2026 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2026 annual meeting will be held.

264

Where You Can Find More Information

Willow Lane files reports, proxy statements and other information with the SEC as required by the Exchange Act. Pubco will file, upon the effectiveness of this proxy statement/prospectus, reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You can read Willow Lane’s and Pubco’s SEC filings, including this proxy statement/prospectus, on the Internet at the SEC’s website at http://www.sec.gov.

Willow Lane will also make available free of charge electronic copies of its filings upon request. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Willow Lane has been supplied by Willow Lane, and all such information relating to Pubco has been supplied by Pubco. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

Willow Lane Acquisition Corp.
250 West 57th Street, Suite 415
New York, New York 10107
Email: info@willowac.com

You may also obtain these documents by requesting them in writing or by telephone from Willow Lane’s proxy solicitor at:

Sodali & Co

430 Park Ave

14th Fl

New York, NY 10022
Telephone: (800) 662-5200
Bank and Brokers can call at (203) 658-9400
Email: WLAC@info.sodali.com

If you are a Willow Lane Shareholder and would like to request documents, please do so by March 1, 2026 to receive them before the Meeting. If you request any documents from Willow Lane, Willow Lane will mail them to you by first class mail or another equally prompt means.

Neither Pubco, Willow Lane, nor Boost Run has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Enforceability of Civil Liability

Willow Lane is a Cayman Islands exempted company. The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

If Willow Lane does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the Domestication, you may also have difficulty serving legal process within the United States upon Willow Lane. However, Willow Lane may be served with process in the United States with respect to actions against Willow Lane arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of Willow Lane’s securities by serving Willow Lane’s U.S. agent irrevocably appointed for that purpose.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Willow Lane’s securities is the Continental Stock Transfer & Trust Company. The transfer agent for Pubco’s securities will be Continental Stock Transfer Company.

265

INDEX TO FINANCIAL STATEMENTS

WILLOW LANE ACQUISITION CORP.

FINANCIAL STATEMENTS	Page
Report of Independent Registered Public Accounting Firm (PCAOB ID Number 100)	F-2
Financial Statements:
Balance Sheets as of December 31, 2025 and 2024	F-3
Statements of Operations for year ended December 31, 2025 and for the period from July 3, 2024 (Inception) through December 31, 2024	F-4
Statements of Changes in Shareholders’ Deficit for the year ended December 31, 2025 and for the period from July 3, 2024 (Inception) through December 31, 2024	F-5
Statements of Cash Flows for the year ended December 31, 2025 and for the period from July 3, 2024 (Inception) through December 31, 2024	F-6
Notes to Financial Statements	F-7 to F-21

BOOST RUN HOLDINGS, LLC

BOOST RUN INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Willow Lane Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Willow Lane Acquisition Corp. as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2025 and the period from July 3, 2024 (Inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Willow Lane Acquisition Corp. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year then ended and the period from July 3, 2024 (Inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that Willow Lane Acquisition Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, if Willow Lane Acquisition Corp. is unable to raise additional funds to alleviate liquidity needs and complete a business combination, currently by November 12, 2026, then Willow Lane Acquisition Corp. will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Willow Lane Acquisition Corp.’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Willow Lane Acquisition Corp. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Willow Lane Acquisition Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Willow Lane Acquisition Corp.’s auditor since 2024.

New York, New York

February 19, 2026

PCAOB ID Number 100

F-2

WILLOW LANE ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash	$322,830	$1,368,608
Reimbursement receivable	10,000	—
Prepaid expenses	121,954	132,158
Total current assets	454,784	1,500,766
Long-term prepaid insurance	—	89,583
Investments in Trust Account	132,583,821	127,163,421
Total Assets	$133,038,605	$128,753,770

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued expenses	$923,157	$1,772
Accrued offering costs	—	75,000
Total current liabilities	923,157	76,772
Deferred Fee payable	4,427,500	4,427,500
Total Liabilities	5,350,657	4,504,272

Commitments and Contingencies (Note 6)
Class A Ordinary Shares subject to possible redemption, 12,650,000 shares at redemption value of approximately $10.48 and $10.05 per share at December 31, 2025 and 2024, respectively	132,583,821	127,163,421

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at December 31, 2025 and 2024	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding (excluding 12,650,000 shares subject to possible redemption) at December 31, 2025 and 2024	—	—
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 4,628,674 shares issued and outstanding at December 31, 2025 and 2024	463	463
Additional paid-in capital	—	—
Accumulated deficit	(4,896,336)	(2,914,386)
Total Shareholders’ Deficit	(4,895,873)	(2,913,923)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$133,038,605	$128,753,770

The accompanying notes are an integral part of these financial statements.

F-3

WILLOW LANE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (inception) through December 31, 2024
General and administrative costs	$2,017,653	$167,031
Loss from operations	(2,017,653)	(167,031)

Other income:
Interest earned on cash in the bank account	35,703	—
Interest earned on Investments in Trust Account	5,420,400	283,921
Total other income	5,456,103	283,921

Net income	$3,438,450	$116,890

Weighted average shares outstanding of Class A Ordinary Shares	12,650,000	3,424,586
Basic and diluted net income per share, Class A Ordinary Shares	$0.20	$0.02
Weighted average shares outstanding of Class B Ordinary Shares	4,628,674	3,877,057
Basic and diluted net income per share, Class B Ordinary Shares	$0.20	$0.02

The accompanying notes are an integral part of these financial statements.

F-4

WILLOW LANE ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND

FOR THE PERIOD FROM JULY 3, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class B		Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — July 3, 2024 (inception)	—	$—	$—	$—	$—

Issuance of Class B Ordinary Shares to Sponsor	4,628,674	463	24,537	—	25,000

Allocated value of transaction costs to Public Warrants	—	—	(71,545)	—	(71,545)

Fair value of Public Warrants at issuance	—	—	822,250	—	822,250

Sale of 5,145,722 Private Placement Warrants	—	—	5,145,722	—	5,145,722

Accretion for Class A Ordinary Shares to redemption amount	—	—	(5,920,964)	(3,031,276)	(8,952,240)

Net income	—	—	—	116,890	116,890

Balance – December 31, 2024	4,628,674	463	—	(2,914,386)	(2,913,923)

Accretion for Class A Ordinary Shares to redemption amount	—	—	—	(5,420,400)	(5,420,400)

Net income	—	—	—	3,438,450	3,438,450

Balance – December 31, 2025	4,628,674	$463	$—	$(4,896,336)	$(4,895,873)

The accompanying notes are an integral part of these financial statements.

F-5

WILLOW LANE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (inception) through December 31, 2024
Cash Flows from Operating Activities:
Net income	$3,438,450	$116,890
Adjustments to reconcile net income to net cash used in operating activities:
Payment of general and administrative costs through IPO Promissory Note	—	(81,365)
Interest earned on investments in Trust Account	(5,420,400)	(283,921)
Changes in operating assets and liabilities:
Reimbursement receivable	(10,000)	—
Prepaid expenses and insurance	99,785	(210,543)
Accrued expenses	921,387	1,772
Accrued offering costs	(75,000)	—
Net cash used in operating activities	(1,045,778)	(457,167)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(126,879,500)
Net cash used in investing activities	—	(126,879,500)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	123,970,000
Proceeds from sale of Private Placement Warrants	—	5,145,722
Payments of offering costs	—	(410,447)
Net cash provided by financing activities	—	128,705,275

Net Change in Cash	(1,045,778)	1,368,608
Cash – Beginning of period	1,368,608	—
Cash – End of period	$322,830	$1,368,608

Non-cash financing activities:
Offering costs included in accrued offering costs	$—	$75,000
Deferred offering costs paid by Sponsor in exchange for issuance of Class B Ordinary Shares	$—	$14,137
Deferred offering costs paid through IPO Promissory Note - related party	$—	$81,030
Prepaid expenses paid through IPO Promissory Note - related party	$—	$335
Deferred Fee payable	$—	$4,427,500

The accompanying notes are an integral part of these financial statements.

F-6

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 1 — ORGANIZATION AND BUSINESS OPERATIONS

Willow Lane Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on July 3, 2024. The Company was incorporated for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from July 3, 2024 (inception) through December 31, 2025, relates to the Company’s formation and the Initial Public Offering (as defined below), and subsequent to the Initial Public Offering, identifying a target company for and consummating a Business Combination, including the Boost Run Business Combination (as defined and described below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Willow Lane Sponsor, LLC, a Delaware limited liability Company (the “Sponsor”).

The Registration Statement on Form S-1 for the Initial Public Offering, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2024, as amended (File No. 333-282495), was declared effective on November 7, 2024 (the “IPO Registration Statement”). On November 12, 2024, the Company consummated the initial public offering of 12,650,000 units of the Company at $10.00 per unit (the “Units”), which included the full exercise by the several underwriters of the Initial Public Offering (the “Underwriters”) of their over-allotment option (the “Over-Allotment Option”) in the amount of 1,650,000 Units (the “Option Units”), at $10.00 per Unit, generating gross proceeds of $126,500,000 (the “Initial Public Offering”, and such proceeds, the “IPO Proceeds”), which is discussed in Note 3. Each Unit consists of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares” and with respect to the Class A Ordinary Shares included in the Units, the “Public Shares”) and one-half of one redeemable warrant of the Company (the “Public Warrants”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 5,145,722 warrants (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to (i) the Sponsor, (ii) BTIG, LLC, representative of the Underwriters (“BTIG”) and (iii) Craig-Hallum Capital Group LLC, the co-manager of the Initial Public Offering (“Craig-Hallum”), generating gross proceeds of $5,145,722 (the “Private Placement”), which is described in Note 4. Each whole Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share.

The Company’s management (“Management”) has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less the Deferred Fee (as defined in Note 6) and taxes payable, if any).

Transaction costs amounted to $7,538,114, consisting of $2,530,000 of cash underwriting fees, the Deferred Fee of up to $4,427,500, and $580,614 of other offering costs.

The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of the Deferred Fee held and income taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

F-7

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Following the closing of the Initial Public Offering on November 12, 2024, the amount of $126,879,500 ($10.03 per Unit) from both the net proceeds of the Initial Public Offering and a portion of the net proceeds from the Private Placement was placed in a trust account (the “Trust Account”) located in the United States, with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee and are initially held in cash, including in demand deposit accounts at a bank, or invested in U.S. Department of the Treasury (“Treasury”) obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct Treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on Management’s ongoing assessment of all factors related to the potential status of the Company under the Investment Company Act), instruct Continental to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest-bearing demand deposit account at a bank.

Except with respect to amounts withdrawn to pay taxes, other than excise taxes if any, the proceeds from the Initial Public Offering and the portion of proceeds from the Private Placement deposited into the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination by November 12, 2026 (as may be extended by shareholder approval to amend the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Articles”) to extend the date by which the Company must consummate an initial Business Combination) or by such earlier liquidation date as the Company’s board of directors may approve (the “Combination Period”)), subject to applicable law, or (iii) the redemption of the Public Shares properly submitted in connection with a shareholder vote to amend the Amended and Restated Articles to modify (x) the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (y) any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of the Public Shares (the “Public Shareholders”).

The Company will provide the Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable, if any), divided by the number of then outstanding Public Shares, subject to the limitations of applicable law and the Amended and Restated Articles. As of December 31, 2025, the amount of the Trust Account was $10.48 per Public Share.

The Ordinary Shares (as defined in Note 5) subject to redemption were recorded at a redemption value and classified as temporary equity at the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity”.

The Company has only the duration of the Combination Period to complete the initial Business Combination. If the Company is unable to complete its initial Business Combination within the Combination Period, the Company will as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable, if any, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will constitute full and complete payment for the Public Shares and completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

F-8

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, dated November 7, 2024 (as amended, the “Letter Agreement”), pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares (as defined in Note 5) and Public Shares in connection with (x) the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination and (y) a shareholder vote to approve an amendment to the Amended and Restated Articles to modify (1) the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (2) any other material provisions relating to shareholders’ rights or pre-initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Amended and Restated Articles; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period and to liquidating distributions from assets outside the Trust Account; and (iv) vote any Founder Shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the Trust Account assets, less income taxes payable, provided that such liability will not apply to any claims by a third party (other than the Company’s independent public accountants) or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, there can be no assurance that the Sponsor will be able to satisfy those obligations.

Boost Run Business Combination

On September 15, 2025, the Company entered into a Business Combination Agreement (as amended by the Boost Run BCA Amendment (as defined and described in Note 10), the “Boost Run BCA”) with (i) Boost Run Holdings, LLC, a Delaware limited liability company (“Boost Run”), (ii) Boost Run Inc., a Delaware corporation (“Pubco”), (iii) Benchmark Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”, and together with the SPAC Merger Sub, the “Merger Subs”), (v) George Peng, solely in his capacity as the representative (the “SPAC Representative”), from and after the Effective Time (as defined below), of the Company’s shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Boost Run BCA, and (vi) Andrew Karos, solely in his capacity as the representative (the “Seller Representative”), from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Boost Run BCA.

F-9

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Prior to the Mergers (as defined below), the Company shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation. At the consummation (the “Closing”) of the transactions contemplated by the Boost Run BCA (the “Boost Run Business Combination”), (i) SPAC Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “SPAC Merger”), as a result of which the securities of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the consideration described in the Boost Run BCA; (ii) Company Merger Sub will merge with and into Boost Run, with Boost Run continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the securities of Boost Run immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the consideration described in the Boost Run BCA; and (iii) as a result of the Mergers, the Company and Boost Run will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company. As used herein, “Effective Time” means 5:00 p.m. New York City Time. on the date of the Closing (or such other date and/or time as may be agreed in writing by Boost Run and the Company), at which time each of the Mergers shall be consummated simultaneously by the filing of appropriate certificates of merger with the Secretary of State of the State of Delaware.

 For more information regarding the Boost Run BCA and the Boost Run Business Combination, see Item 1 “Business” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, of which the accompanying financial statements and these notes thereto form a part (the “Report”), as well as the registration statement on Form S-4, which includes a proxy statement/prospectus, in connection with the Boost Run Business Combination and was initially filed by Pubco with the SEC on January 13, 2026, as may be amended from time to time (File No. 333-292712), and the other filings that the Company and Pubco may make from time to time with the SEC.

Liquidity, Capital Resources and Going Concern

As of December 31, 2025, the Company had $322,830 in cash and working capital deficit of $468,373.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that it has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Management plans to address this uncertainty through a Business Combination, such as the Boost Run Business Combination. If a Business Combination is not consummated by the end of the Combination Period, currently November 12, 2026, there will be a mandatory liquidation and subsequent dissolution of the Company. If a Business Combination is not consummated by then, the Company may, however, elect to seek to extend the Combination Period consistent with applicable laws, regulations and stock exchange rules. Such an extension requires the approval of the Company’s shareholders, who will be provided the opportunity at that time to redeem all or a portion of their Public Shares (which would likely have a material adverse effect on the amount held in the Trust Account and other adverse effects on the Company). Management has determined that the liquidity condition, the date of mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities in the accompanying financial statements should the Company be required to liquidate after the Combination Period. There can be no assurance that the Company will be able to consummate any Business Combination by the end of the Combination Period.

F-10

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the accompanying financial statements with another public company that is neither an (i) emerging growth company nor (ii) emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the accompanying financial statements. Actual results could differ from those estimates.

Making estimates requires Management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the accompanying financial statements, which Management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $322,830 and $1,368,608 in cash and no cash equivalents as of December 31, 2025 and 2024, respectively.

Investments Held in Trust Account

As of December 31, 2025 and 2024, the assets held in the Trust Account, amounting to $132,583,821 and $127,163,421, respectively, were held in money market funds investing in Treasury securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in Treasury securities and generally have a readily determinable fair value, or a combination thereof. Such investments are classified as trading securities which are presented at fair value. Gains and losses resulting from the change in fair value of these securities are included in interest earned on investments in the Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. No amounts were withdrawn from the Trust Account in 2025 and 2024.

F-11

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Offering Costs

The Company complies with the requirements of the FASB ASC Topic 340-10-S99, “Accounting for Offering Costs”, and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC Topic 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applied this guidance to allocate Initial Public Offering proceeds from the Units between Public Shares and Public Warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the Public Warrants and then to the Public Shares. Offering costs allocated to the Public Shares were charged to temporary equity. Offering costs allocated to the Warrants were charged to shareholders’ deficit. After Management’s evaluation, the Warrants were accounted for under equity treatment.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to its short-term nature.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes”, which prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025 and 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the accompanying financial statements. Management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Warrant Instruments

The Company accounted for the 6,325,000 Public Warrants and the 5,145,722 Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Accordingly, the Company evaluated and classified the Warrant instruments under equity treatment at their assigned values.

F-12

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the initial Business Combination. In accordance with FASB ASC Topic 480-10-S99, “Distinguishing Liabilities from Equity,” the Company classifies Class A Ordinary Shares subject to redemption outside of permanent deficit as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A Ordinary Shares resulted in charges against additional paid-in capital (to the extent available) and an accumulated deficit. Accordingly, as of December 31, 2025 and 2024, Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the accompanying balance sheets. As of December 31, 2025 and 2024, the Class A Ordinary Shares subject to redemption reflected in the accompanying balance sheets are reconciled in the following table:

Gross proceeds	$126,500,000
Less:
Proceeds allocated to Public Warrants	(822,250)
Class A Ordinary Shares issuance costs	(7,466,569)
Plus:
Remeasurement of carrying value to redemption value	8,952,240
Class A Ordinary Shares subject to possible redemption, December 31, 2024	127,163,421
Plus:
Remeasurement of carrying value to redemption value	5,420,400
Class A Ordinary Shares subject to possible redemption, December 31, 2025	$132,583,821

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of Ordinary Shares, Class A Ordinary Shares and Class B Ordinary Shares (as defined in Note 5). Income and losses are shared pro rata between the two classes of Ordinary Shares. This presentation assumes a Business Combination as the most likely outcome. Net income per Ordinary Share is calculated by dividing the net income by the weighted average Ordinary Shares outstanding for the respective period.

The calculation of diluted net income per Ordinary Share does not consider the effect of the Warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 11,470,722 Class A Ordinary Shares in the calculation of diluted income per Ordinary Share, because their exercise is contingent upon future events. As a result, diluted net income per Ordinary Share is the same as basic net income per Ordinary Share for the year ended December 31, 2025 and for the period from July 3, 2024 (inception) through December 31, 2024. Accretion associated with the redeemable Class A Ordinary Shares is excluded from earnings per Ordinary Share as the redemption value approximates fair value.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per Ordinary Share for each class of Ordinary Shares:

	For the Year Ended December 31, 2025		For the Period from July 3, 2024 (inception) through December 31, 2024
	Class A	Class B	Class A	Class B
Basic and diluted net income per Ordinary Share:
Numerator:
Allocation of net income	$2,517,346	$921,104	$54,823	$62,067
Denominator:
Weighted-average shares outstanding	12,650,000	4,628,674	3,424,586	3,877,057
Basic and diluted net income per Ordinary Share	$0.20	$0.20	$0.02	$0.02

F-13

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3 — INITIAL PUBLIC OFFERING

In the Initial Public Offering that closed on November 12, 2024, the Company sold 12,650,000 Units, which included the full exercise of the Over-Allotment Option in the amount of 1,650,000 Option Units, at a price of $10.00 per Unit. Each Unit consists of one Class A Ordinary Share and one-half of one redeemable Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. Each Public Warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Note 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor, BTIG and Craig-Hallum purchased an aggregate of 5,145,722 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $5,145,722 in the aggregate, in the Private Placement. Of those 5,145,722 Private Placement Warrants, the Sponsor purchased 4,007,222 Private Placement Warrants and BTIG and Craig-Hallum, together, purchased an aggregate of 1,138,500 Private Placement Warrants. Each whole Private Placement Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment.

The Private Placement Warrants are identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, BTIG and Craig-Hallum, or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A Ordinary Shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) are entitled to registration rights and (iii) with respect to Private Placement Warrants held by the BTIG and Craig-Hallum and/or their designees, are not exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

Note 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On July 17, 2024, the Sponsor purchased, and the Company issued 4,364,250 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”, and together with the Class A Ordinary Shares, the “Ordinary Shares”), to the Sponsor (such shares, the “Founder Shares”) for $25,000, or approximately $0.006 per share. Subsequently, on September 27, 2024, the Company through a share capitalization issued to the Sponsor an additional 264,424 fully paid Class B Ordinary Shares; consequently, the Sponsor has purchased and holds an aggregate of 4,628,674 Class B Ordinary Shares. Following and because of that capitalization and issuance of additional Class B Ordinary Shares, the Sponsor is deemed to have purchased the Class B Ordinary Shares for $0.005 per share.

The number of Founder Shares outstanding was determined based on the expectation that the total size of the Initial Public Offering would be a maximum of 12,650,000 Units if the Over-Allotment Option was exercised in full, and therefore that such Founder Shares would represent approximately 26.79% of the issued and outstanding Ordinary Shares after the Initial Public Offering. Up to 603,740 Founder Shares were to be surrendered for no consideration depending on the extent to which the Over-Allotment Option was exercised. On November 12, 2024, the Over-Allotment Option was exercised in full and such Founder Shares are no longer subject to forfeiture.

F-14

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Pursuant to the Letter Agreement, the Sponsor and the Company’s directors and officers have agreed not to transfer, assign or sell any of their Founder Shares and any Class A Ordinary Shares issued upon conversion thereof until the earlier to occur of (i) six months after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements as the Sponsor and the Company’s directors and officers with respect to any Founder Shares (the “Lock-up”). Notwithstanding the foregoing, if (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination or (y) if the Company consummates a transaction after the initial Business Combination that results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the Lock-up.

IPO Promissory Note

The Sponsor agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering pursuant to a promissory note (the “IPO Promissory Note”). The loan was non-interest-bearing, unsecured and due at the earlier of December 31, 2024, or the closing of the Initial Public Offering. As of November 12, 2024, the Company had borrowed $103,576 under the IPO Promissory Note. Subsequently, on November 18, 2024, the Company paid the IPO Promissory Note balance of $103,576. As of December 31, 2025 and 2024, the IPO Promissory Note had been paid in full and borrowings under the IPO Promissory Note were no longer available.

Administrative Services Agreement

The Company entered into an agreement with an affiliate of the Sponsor, commencing on November 8, 2024, through the earlier of consummation of the initial Business Combination and the Company’s liquidation to pay an aggregate of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2025, the Company incurred and paid $120,000 in fees for these services. For the period from July 3, 2024 (inception) through December 31, 2024, the Company incurred and paid $20,000 in fees for these services.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Other than as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such Working Capital Loans. As of December 31, 2025 and 2024, no such Working Capital Loans were outstanding.

Note 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

F-15

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Registration Rights Agreement

The holders of the (i) Founder Shares, (ii) Private Placement Warrants and (iii) warrants that may be issued upon conversion of Working Capital Loans (and in each case holders of their underlying securities, as applicable) have registration rights to require the Company to register for resale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement, dated November 7, 2024, which the Company entered into with the Sponsor and the other signatories thereto. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to completion of the initial Business Combination. Notwithstanding anything to the contrary, BTIG and Craig-Hallum may only make a demand on one occasion and only during the five-year period beginning on the effective date of the IPO Registration Statement. In addition, BTIG and Craig-Hallum may participate in a “piggyback” registration only during the seven-year period beginning on the effective date of the IPO Registration Statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 1,650,000 Option Units to cover over-allotments, if any. On November 12, 2024, simultaneously with the closing of the Initial Public Offering, the Underwriters elected to fully exercise the Over-Allotment Option to purchase the additional 1,650,000 Option Units at a price of $10.00 per Option Unit.

The Underwriters were entitled to a cash underwriting discount of $2,530,000 (2.0% of the IPO Proceeds, including the proceeds from the Option Units). This amount was paid at the closing of the Initial Public Offering. Additionally, the Underwriters are entitled to a deferred underwriting fee of up to $4,427,500 (3.50% of the IPO Proceeds held in the Trust Account, including the proceeds from the Option Units) upon the completion of the initial Business Combination (the “Deferred Fee”), subject to the terms of the underwriting agreement, dated November 7, 2024, that the Company entered into with BTIG as the representative of the Underwriters (as amended by the Underwriting Agreement Amendment (as defined below), the “Underwriting Agreement”). The Deferred Fee shall be based partly on amounts remaining in the Trust Account following all properly submitted shareholder redemptions in connection with the consummation of the initial Business Combination. See Note 10 for more information on the Deferred Fee.

On October 17, 2025, the Company and BTIG entered into an amendment to the Underwriting Agreement (the “Underwriting Agreement Amendment”), pursuant to which the Deferred Fee of 3.5% of the IPO Proceeds payable to the Underwriters under the Underwriting Agreement upon the occurrence of the Specified Event (as defined in the Underwriting Agreement) shall be comprised of the following components: (i) a gross spread of 2.25% of the IPO Proceeds, payable to the Underwriters in cash, (ii) a gross spread of up to 0.75% of the IPO Proceeds, payable to the Underwriters in cash, such amount to be based on the funds available in the Trust Account after redemptions of Public Shares, solely in the event that the Company completes an initial Business Combination and (iii) a gross spread of 0.5% of the IPO Proceeds (the “Allocable Amount”), payable to BTIG in cash, provided that the Sponsor or the Company shall have the right to allocate (in their sole discretion) any portion of the Allocable Amount to pay for expenses incurred by the Company in consummating an initial Business Combination.

In addition, the Underwriting Agreement Amendment provides that each Underwriter may, prior to the Specified Event and at its sole discretion, forfeit all or any part of its right or claim to the Deferred Fee by giving written notice to the Company.

Advisory Agreement

On September 15, 2025, D.A. Davidson & Co. (“Davidson”) was engaged by the Company as a capital markets advisor in connection with the Boost Run Business Combination (the “Advisory Agreement”). For performing the services pursuant to the Advisory Agreement, the Company will pay Davidson a cash fee of $700,000, payable only upon closing the Boost Run Business Combination, which shall become due immediately upon the closing of the Boost Run Business Combination. The Advisory Agreement terminates upon the closing of the Boost Run Business Combination, or upon the written notice of either party.

F-16

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares

The Company is authorized to issue a total of 5,000,000 preference shares at par value of $0.0001 each. As of December 31, 2025 and 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue a total of 500,000,000 Class A Ordinary Shares at par value of $0.0001 each. As of December 31, 2025 and 2024, there were no Class A Ordinary Shares issued or outstanding, excluding 12,650,000 Class A Ordinary Shares subject to possible redemption.

Class B Ordinary Shares

The Company is authorized to issue a total of 50,000,000 Class B Ordinary Shares at par value of $0.0001 each. On July 17, 2024, the Sponsor purchased, and the Company issued to the Sponsor, 4,364,250 Class B Ordinary Shares for $25,000, or approximately $0.006 per share. Subsequently, on September 27, 2024, the Company, through a share capitalization, issued to the Sponsor an additional 264,424 fully paid Class B Ordinary Shares; consequently, the Sponsor has purchased and holds an aggregate of 4,628,674 Class B Ordinary Shares. Following and because of that capitalization and issuance of additional Class B Ordinary Shares, the Sponsor is deemed to have purchased the Class B Ordinary Shares for $0.005 per share. As of December 31, 2025 and 2024, there were 4,628,674 Class B Ordinary Shares issued and outstanding.

The Founder Shares will automatically convert into Class A Ordinary Shares concurrently with or immediately following the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Ordinary Shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B Ordinary Shares convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, 26.79% of the sum of (i) the total number of all Class A Ordinary Shares outstanding upon the completion of the Initial Public Offering (including any Class A Ordinary Shares issued pursuant to the exercises of the Over-Allotment Option and excluding the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants), plus (ii) all Class A Ordinary Shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any warrants issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of Working Capital Loans) minus (iii) any redemptions of Public Shares by Public Shareholders in connection with an initial Business Combination; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share held on all matters to be voted on by shareholders. Unless specified in the Amended and Restated Articles or as required by the Companies Act (As Revised) of the Cayman Islands or stock exchange rules, an ordinary resolution under Cayman Islands law and the Amended and Restated Articles, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Amended and Restated Articles, such actions include amending the Amended and Restated Articles and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial Business Combination, the holders of more than 50% of the Ordinary Shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B Ordinary Shares (i) have the right to vote on the appointment and removal of directors and (ii) are entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of Class A Ordinary Shares are not entitled to vote on these matters during such time. These provisions of the Amended and Restated Articles may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

F-17

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Warrants

As of December 31, 2025 and 2024, there were 11,470,722 Warrants outstanding, including 6,325,000 Public Warrants and 5,145,722 Private Placement Warrants. Each whole Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed herein. The Warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares issuable upon exercise of the Warrants is then effective and a prospectus relating thereto is current. No Warrant will be exercisable and the Company will not be obligated to issue a Class A Ordinary Share upon exercise of a Warrant unless the Class A Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the Class A Ordinary Share underlying such Unit.

Under the terms of the Warrant Agreement, dated November 7, 2024 that the Company entered into with Continental (the “Warrant Agreement”), the Company has agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of its Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the IPO Registration Statement or a new registration statement covering the registration under the Securities Act of the Class A Ordinary Shares issuable upon exercise of the Warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the initial Business Combination and to maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the Class A Ordinary Shares under applicable blue sky laws to the extent an exemption is not available.

F-18

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

If the holders exercise their Public Warrants on a cashless basis, they would pay the warrant exercise price by surrendering the Public Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares issuable upon exercise of the Public Warrants, multiplied by the excess of the “fair market value” of the Class A Ordinary Shares over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Public Warrants, as applicable.

The Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of Class A Ordinary Shares issuable upon exercise or the exercise price of a Public Warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the initial Business Combination and ending three business days before the Company sends the notice of redemption to the warrant holders.

Additionally, if the number of outstanding Class A Ordinary Shares is increased by a share capitalization payable in Class A Ordinary Shares, or by a subdivision of Ordinary Shares or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of Class A Ordinary Shares issuable upon exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

Note 8 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects Management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

F-19

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The following tables present information about the Company’s assets that are measured at fair value as of December 31, 2025 and 2024, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2025
Assets:
Investments in Trust Account	1	$132,583,821

	Level	December 31, 2024
Assets:
Investments in Trust Account	1	$127,163,421

The Company accounted for the 6,325,000 Public Warrants issued in connection with the Initial Public Offering and the 5,145,722 Private Placement Warrants issued in the Private Placement in accordance with the guidance contained in ASC 815. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values.

The fair value of Public Warrants was determined using a Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Warrants:

November 12, 2024
Estimated share price	$9.93
Exercise price	$11.50
Term (years)	7.0
Annual risk-free rate	4.16%
Annual volatility after expected Business Combination date	5.0%

The Warrants are not remeasured subsequent to the date of the Initial Public Offering.

Note 9 — SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (the “CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that the Company only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the accompanying balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2025	For the Period from July 3, 2024 (Inception) Through December 31, 2024
General and administrative costs	$2,017,653	$167,031
Interest earned on investments in Trust Account	$5,420,400	$283,921

F-20

WILLOW LANE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

	December 31, 2025	December 31, 2024
Cash	$322,830	$1,368,608
Investments in Trust Account	$132,583,821	$127,163,421

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Investment Management Trust Agreement, dated November 7, 2024, which the Company entered into with Continental, as trustee of the Trust Account. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. General and administrative costs, as reported on the statements of operations, are the significant segment expenses provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the accompanying statements of operations and described within their respective disclosures.

Note 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the accompanying balance sheets date through the date that the accompanying financial statements were issued. Based upon this review, other than as set forth below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

On January 9, 2026, Simón Gaviria Muñoz, a director of the Company, executed a joinder agreement to the amendment to the Letter Agreement that the Company entered into in connection with the Boost Run BCA, with Pubco, Boost Run and the Underwriters, on the one hand, and the Sponsor and the Company’s directors and officers, on the other hand.

On January 13, 2026, the Company entered into Amendment No. 1 to the Business Combination Agreement, dated as of January 13, 2026, with (i) Boost Run, (ii) Pubco, (iii) the Merger Subs, (iv) the SPAC Representative and (v) the Seller Representative (the “Boost Run BCA Amendment”), which amends the Boost Run BCA to, among other things, (i) extend the Outside Date (as defined in the Boost Run BCA) to June 30, 2026, and (ii) remove the covenant that the post-closing Pubco board be comprised of a majority of directors who qualify as “independent” under the continued listing rules of The Nasdaq Stock Market LLC, as they exist as of the date of the Report.

On January 13, 2026, Pubco, Goodrich ILMJS LLC (the “SPV”) and the Sponsor entered into an amendment to the earnout agreement, dated September 15, 2025, which was entered into in connection with the signing of the Boost Run BCA (the “Earnout Agreement Amendment”). The Earnout Agreement Amendment, among other things, amends the number of Pubco Class A Common Stock, par value $0.0001 (the “Pubco Class A Common Stock”) the Sponsor and the SPV will receive. Pursuant to the Earnout Agreement Amendment, the previous share allocation of 1,687,500 newly issued shares of Pubco Class A Common Stock to the Sponsor and the SPV each has been amended to reflect that the Sponsor and the SPV will now be eligible to receive up to 1,125,000 and 1,968,750 newly issued shares of Pubco Class A Common Stock, respectively.

On January 13, 2026, the Company entered into a letter agreement with Boost Run and Craig-Hallum, pursuant to which, Craig-Hallum has agreed to reduce its portion of the Deferred Fee by $500,000, in exchange for the right of participation in any in any subsequent financing by Pubco (the “Pubco Subsequent Financings”) after the Closing where a bank or agent is paid commissions or fees (the “Right of Participation”). The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings. The Right of Participation will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

Pursuant to the Weil Consulting Agreement, dated January 13, 2026, Pubco has engaged B. Luke Weil, Chairman and Chief Executive Officer of the Company, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant 336,000 shares of Pubco Class A Common Stock, subject to price-based vesting from the date of the Closing.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member of Boost Run Holdings, LLC

Opinion

We have audited the accompanying consolidated balance sheets of Boost Run Holdings, LLC (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company expects that cash outflows from operating expenses, lease commitments, finance lease and debt obligations will exceed available cash resources during the twelve months following issuance of the financial statements, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2025.

Charlotte, North Carolina

March 11, 2026

F-22

Boost Run Holdings, LLC

Consolidated Balance Sheets

(in thousands, except unit and per unit amounts)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash	$9,747	$335
Accounts receivable	2,607	253
Deferred transaction costs	1,002	-
Prepaid expenses	6,187	549
Other current assets	131	29
Total current assets	$19,674	$1,166
Operating lease right-of-use assets	8,828	2,938
Finance lease right-of-use assets	33,774	1,939
Equipment, net	14,866	6,903
Intangible assets	16	-
Capitalized software	276	371
Total assets	$77,434	$13,317

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$6,405	$77
Credit card payable	222	359
Operating lease liabilities, current	4,388	985
Finance lease liabilities, current	12,721	616
Other current liabilities	16,661	546
Debt, current	242	-
Total current liabilities	$40,639	$2,583
Operating lease liabilities, non-current	4,971	1,830
Finance lease liabilities, non-current	17,664	1,411
Related party loan, non-current	1,430	-
Debt, non-current	4,594	-
Total liabilities	$69,298	$5,824

Commitments and contingencies (Note 14)

Members’ capital:
Members’ interests	$11,182	$7,690
Additional paid-in capital	13,993	568
Accumulated deficit	(17,039)	(765)
Total members’ capital	8,136	7,493
Total liabilities and members’ capital	$77,434	$13,317

The accompanying notes are an integral part of these consolidated financial statements.

F-23

Boost Run Holdings, LLC

Consolidated Statements of Operations

(in thousands, except unit and per unit amounts)

	For the Years Ended December 31,
	2025	2024

Revenue	$26,887	$7,935
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)	3,891	1,930
Selling, general and administrative (excluding depreciation and amortization)	4,844	1,177
Unit-based compensation	13,425	568
Depreciation and amortization	10,536	2,534
Colocation lease cost	5,244	1,795
Total operating costs and expenses	37,940	8,004
Loss from operations	$(11,053)	$(69)

Other (expense) income:
(Loss) gain on sale of fixed assets	(195)	54
Interest expense	(2,013)	(206)
Loss in fair value of digital asset receivable	(70)	-
Loss in change in fair value of liability-classified warrants	(2,992)	-
Other income, net	49	9
Total other expenses, net	(5,221)	(143)
Net loss	$(16,274)	$(212)

Net loss attributable to Class A unit holders - basic & dilutive	$(16,274)	$(212.00)
Weighted average units outstanding - Class A - basic & dilutive	8,500	8,500
Net loss per unit - Class A - basic & dilutive	$(1,914.59)	$(24.94)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

Boost Run Holdings, LLC

Consolidated Statements of Changes in Members’ Capital

(in thousands, except unit and per unit amounts)

	Members’ interests			Additional		Total
	Class A Units	Class C Units	Amounts	paid-in capital	Accumulated Deficit	members’ capital
Balance at December 31, 2023	8,500	-	$6,187	$-	$(553)	$5,634
Net loss	-	-	-	-	(212)	(212)
Unit-based compensation	-	-	-	568	-	568
Contributions	-	-	1,503	-	-	1,503
Balance at December 31, 2024	8,500	-	$7,690	$568	$(765)	$7,493
Net loss	-	-	-	-	(16,274)	(16,274)
Unit-based compensation	-	-	-	13,425	-	13,425
Contributions	-	-	500	-	-	500
Issuance of Class C Units	-	128	2,992	-	-	2,992
Balance at December 31, 2025	8,500	128	$11,182	$13,993	$(17,039)	$8,136

The accompanying notes are an integral part of these consolidated financial statements.

F-25

Boost Run Holdings, LLC

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2025	2024

Cash flows from operating activities
Net loss	$(16,274)	$(212)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,536	2,534
Unit-based compensation expense	13,425	568
Loss (gain) on sale of fixed assets	195	(54)
Non-cash lease expense	3,344	400
Loss in change in fair value of digital asset receivable	70	-
Loss in change in fair value of liability-classified warrants	2,992	-
Non-cash interest expense	23	18
Changes in operating assets and liabilities:
Accounts receivable	(2,424)	(139)
Prepaid expenses	(5,638)	(743)
Other current assets	(75)	-
Accounts payable	6,086	39
Operating lease liabilities	(2,591)	(358)
Credit card payable	(138)	359
Other current liabilities	15,399	546
Net cash provided by operating activities	$24,930	$2,958
Cash flows from investing activities
Purchases of equipment	(11,553)	(3,729)
Purchase of intangible assets	(16)	-
Proceeds from sale of equipment	915	313
Capitalized software costs	-	(371)
Net cash used in investing activities	(10,654)	$(3,787)
Cash flows from financing activities
Capital contributions	500	1,503
Proceeds from Bridge Loan, net	4,812	-
Payments toward deferred transaction costs	(70)	-
Proceeds from Related Party Loan	1,430	-
Finance lease liabilities	(11,536)	(405)
Net cash (used in) provided by financing activities	(4,864)	$1,098
Net change in cash and cash equivalents	9,412	269
Cash and cash equivalents at beginning of the period	335	66
Cash and cash equivalents at end of the period	$9,747	$335
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,647	$188
Noncash investing and financing activity:
Right-of-use assets obtained in exchange for new finance lease liabilities	$37,035	$-
Right-of-use assets obtained in exchange for new operating lease liabilities	$9,135	$3,338
Purchased fixed assets included in accounts payable	$2,944	$-
Issuance of Class C Units	$2,992	$-
Deferred transaction costs in accounts payable and other current liabilities	$932	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-26

Boost Run Holdings, LLC

Notes to the Consolidated Financial Statements

(Amounts in thousands, except unit and per unit amounts)

Note 1. Description of Business and Basis of Presentation

Description and Organization

Boost Run Holdings, LLC (“Boost Run Holdings” or the “Company”) is a Delaware limited liability company formed on March 21, 2024, to serve as the parent entity of Boost Run LLC, an Illinois limited liability company originally organized on August 16, 2023. On March 22, 2024, Boost Run Holdings and Boost Run LLC entered into a contribution agreement under which Boost Run Holdings acquired 100% of the membership interests of Boost Run LLC, resulting in Boost Run LLC becoming a wholly owned subsidiary of Boost Run Holdings (the “Contribution”). This transaction represents a transfer of ownership interests between entities under common control and is accounted for in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations—Subtopic 50: Transactions Between Entities Under Common Control. Under this guidance, the assets and liabilities of Boost Run LLC were transferred to Boost Run Holdings at their carrying amounts as of the date of transfer, with no recognition of goodwill or gain/loss. The Contribution also results in a change in the reporting entity under U.S. generally accepted accounting principles (“GAAP”), with Boost Run Holdings now serving as the ultimate parent company for financial reporting purposes. Accordingly, comparative consolidated financial statements have been retrospectively adjusted to reflect the financial position and results of operations of Boost Run Holdings as if the entities had always been combined.

The Company owns and operates bare metal Graphics Processing Unit (“GPU”) servers housed within top-tier certified data centers. The Company’s compute offerings are generally more affordable than those of major cloud providers, depending on contract duration and model type. Through its Infrastructure as Code (“IaC”) automation, the Company enables customers to access its services in a simple and secure manner. This makes the Company’s platform an ideal solution for organizations seeking to run sophisticated artificial intelligence (“AI”) models, including Large Language Models (“LLMs”), generative models, and other high-performance computing workloads. Whether training massive neural networks, running inference at scale, or executing computationally intensive scientific simulations, the Company’s GPU servers deliver the necessary performance at a cost that supports operational efficiency.

Amended and Restated LLC Agreement

In August 2025, the Company entered into an Amended and Restated Limited Liability Company Agreement, replacing the original agreement dated March 22, 2024. The amended agreement formalizes a multi-class equity structure, including Class A, Class B, and Class C units, each with distinct economic and governance rights. Class A units retain voting rights and priority in distributions, Class B units are structured as profits interests subject to vesting and participation thresholds, and Class C units were issued to a lender in connection with a financing arrangement and are not profits interests and are not subject to vesting but do have participation thresholds. In August 2025, pursuant to the August 2025 Warrant Cancellation Agreement (as defined in Note 9 – Debt), the Company issued 128 newly-created Class C units. In September 2025, pursuant to the Amended and Restated LLC Agreement, the board of directors granted 506 Class B units.

Merger Agreement

On September 15, 2025, Willow Lane Acquisition Corp. (the “SPAC”) entered into a Business Combination Agreement (the “Merger Agreement”) by and among the SPAC, Boost Run Inc., (“Pubco”), Benchmark Merger Sub I Inc., a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Benchmark Merger Sub II LLC, a wholly-owned subsidiary of Pubco (“Company Merger Sub”), and the Company.

F-27

The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, SPAC Merger Sub will merge with and into the SPAC (the “SPAC Merger”), with the SPAC surviving as a wholly-owned subsidiary of Pubco, and, immediately thereafter, Company Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving as a wholly-owned subsidiary of Pubco. By virtue of the consummation of the mergers, Pubco will become a publicly traded company, with the SPAC and the Company as its wholly owned subsidiaries. Prior to the closing of the Mergers, the SPAC will re-domicile from the Cayman Islands to the State of Delaware.

At closing, Boost Run Inc’s equity holders will receive total consideration consisting of (i) an $8,500 installment note, (ii) $441,500 in Pubco Class A and Class B Common Stock (based on a $10 per share valuation), and (iii) up to 7,875,000 additional Pubco Class A Common Shares (“Karos Earnout Shares”) contingent upon Pubco’s stock performance over a three-year earnout period. Karos Earnout shares will be issued in three equal tranches if Pubco’s volume-weighted average price per share meets or exceeds $12.50, $15.00, and $17.50, respectively, for twenty out of thirty consecutive trading days during the earnout period.

The transaction is intended to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code for U.S. federal income tax purposes. Each party to the Merger Agreement will be responsible for its own tax liabilities, including any adverse consequences arising from the failure of the transaction to qualify under Section 351.

Upon closing, Pubco will assume all outstanding SPAC securities, which will convert into equivalent Pubco securities.

Going Concern and Liquidity

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. Since inception in 2023, the Company has pursued rapid growth, investing heavily in equipment, data center leases, and personnel to meet rising demand for GPU infrastructure. For year ended December 31, 2025, the Company generated $26,887 in revenue and reported net loss of $16,274. The Company ended December 31, 2025 with a working capital deficit of $20,965, cash of $9,747, and lease liabilities totaling $39,744 (current and noncurrent). As of December 31, 2025 and 2024, the Company had an accumulated deficit of $17,039 and $765, respectively. In addition, on August 11, 2025, the Company drew $5,000 under its Bridge Loan Agreement (see Note 9 – Debt). The Company is obligated to make monthly interest payments during the first twelve months.

The Company’s current financial condition raises substantial doubt about its ability to continue as a going concern for a period of twelve months from the issuance date of the consolidated financial statements. Management’s plans to address this need for capital include Boost Run’s pursuit of a proposed business combination with the SPAC, which is expected to provide significant capital through the SPAC’s cash in trust and potential financing transactions in connection with such transaction, if any. This transaction, which attributes a pre-money equity valuation of approximately $441,500 to the Company and contemplates aggregate consideration consisting of (i) an installment note in the initial principal amount of $8,500 (ii) newly issued shares of Pubco common stock equal to $441,500 divided by $10.00 per share, and (iii) up to 7,875,000 Karos Earnout Shares based on post-closing stock price performance. This transaction is expected to provide the Company with substantial liquidity to support ongoing operations and future growth initiatives; however, actual proceeds from such transaction are not certain. As the transaction has not been consummated as of the financial statement issuance date, there can be no assurance that it will be completed on the anticipated terms or timeline.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP, as found in the ASC and Accounting Standards Updates (“ASUs”) of the FASB.

Principles of Consolidation

The consolidated financial statements include the accounts of Boost Run Holdings, LLC and Boost Run LLC. In the opinion of the Company, the accompanying consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in members’ interests and cash flows. The consolidated financial statements include the consolidated financial statements of Boost Run Holdings, LLC and Boost Run LLC. All intercompany balances and transactions have been eliminated in consolidation.

F-28

Prior Period Reclassifications

Certain amounts in prior periods have been reclassified to conform with current period presentation. The reclassifications had no effect on previously reported net income or accumulated deficit.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions impact the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the recognition of revenues and expenses during the reporting period.

Estimates and judgments are based on several factors including historical experience, the facts and circumstances available at the time the estimates are made, general economic conditions and trends and the assessment of the probable future outcome. Significant estimates include the useful lives assigned to equipment and intangible assets, the fair value of blockchain awards receivable, the discount rates used for operating leases, unit-based compensation including the determination of the fair value of the Company’s Class B units (the “Profit Interest Units”) and warrants, and the determination of the fair value of the Company’s Class C units issued in conjunction with the execution of the Bridge Loan Agreement (see Note 9 – Debt), prior to the SPAC Merger.

Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of changes, if any, are reflected in the statements of operations in the period that they are determined.

Segment Information

The Company determined its operating segment after considering its organizational structure and the information regularly reviewed and evaluated by its chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its CODM is its Chief Executive Officer, who reviews the financial information on a regular basis for purposes of making operating decisions, allocation of resources, and assessing financial performance.

The CODM uses net income (loss) to measure segment profit or loss in order to identify underlying trends in the performance of the business for purposes of allocating resources and evaluating financial performance. The Company’s objective in making resource allocation decisions is to optimize the financial results. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are cost of revenue, and selling, general and administrative expenses at the level which are presented in the Company’s statements of operations.

On the basis of these factors, the Company determined that it operates and manages its business as one operating segment and, therefore, has one reportable segment. The Company’s primary source of income is from GPU rental services. All ancillary revenue sources—such as revenue generated through the Boost Run Platform, third-party platforms, or brokers—are aggregated within this segment, as they primarily support the provision of GPU rental services. All of the Company’s long-lived assets are located in the United States, and substantially all revenue is earned from providing GPU rental services to customers throughout the United States.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

F-29

Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and other current assets, accounts payable, credit card payable, and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments.

The fair values of the Class B Profit Interest Units issued in 2024 and 2025 (see Unit-Based Compensation policy within Note 2, Summary of Significant Accounting Policies and Note 12, Unit-Based Compensation) were determined using the Option Pricing Method (“OPM”), which allocates the Company’s equity value among the various classes of units based on the rights and preferences within the capital structure, assuming a future exit event.

This model incorporates Level 3 inputs and critical assumptions and it takes into account factors such as vesting conditions, liquidation preferences, and the relative seniority of each instrument. Given the absence of a public market for the Company’s units, a discount for lack of marketability (“DLOM”) was applied to arrive at the final per-unit fair value.

The OPM requires the use of significant assumptions including expected term, expected volatility, expected dividend yield, and the risk-free interest rate. The expected term represents the anticipated period the awards will remain outstanding, based on current expectations regarding a potential liquidity event. Volatility was estimated based on the historical volatilities of comparable publicly traded companies over a period consistent with the expected holding period. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant, with a maturity matching the expected term of the awards. The Company has not declared or paid dividends to date and does not anticipate doing so in the foreseeable future; accordingly, a dividend yield of zero was applied.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company places its cash with a high credit quality U.S. financial institution. At various times throughout the period, the Company’s cash deposits may exceed the amount insured by the Federal Deposit Insurance Corporation. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses of such amounts and management believes it is not exposed to any significant credit risk on its cash.

Concentration of Customers

The Company is exposed to certain inherent risks. The Company performs ongoing credit evaluations of its customers’ financial condition and requires no collateral. For each of the years ended December 31, 2025, and 2024 three customers contributed at least 10% of the Company’s revenue, representing approximately 76% and 94% of total revenue, respectively. For each of the years ended December 31, 2025 and 2024, three and one customers contributed to at least 10% of the Company’s accounts receivable, representing 95% and 89% of total accounts receivable, respectively.

F-30

Cash

As of December 31, 2025 and 2024, the Company’s cash consists of bank deposits.

Deferred transaction costs

Deferred transaction costs, consisting of legal and accounting fees and costs relating to the Company’s planned Merger are capitalized and recorded on the consolidated balance sheets. The deferred transaction costs will be offset against the proceeds received upon the closing of the planned Merger. In the event that the Company’s plans for a Merger are terminated, all of the deferred transaction costs will be written off within operating expenses in the Company’s consolidated statements of operations. As of December 31, 2025 there were $1,002 of deferred transaction costs capitalized. As of December 31, 2024, there were no deferred transaction costs capitalized.

Accounts receivable

The Company records accounts receivable at the invoiced amount, net of allowances for doubtful accounts. The allowance for doubtful accounts is established through a provision for credit losses that reflects the Company’s estimate of expected credit losses over the life of the receivable, in accordance with ASC 326, Financial Instruments – Credit Losses. In developing this estimate, the Company considers a variety of factors, including historical collection experience, the aging of receivables, current and expected future economic conditions, customer-specific information, and other relevant qualitative factors.

Accounts receivable are written off when they are deemed uncollectible and after all reasonable collection efforts have been exhausted. Recoveries of accounts previously written off are recorded when received.

Equipment, net

Equipment acquired by the Company is recorded at cost, net of accumulated depreciation. Expenditures for repairs and maintenance are expensed as incurred, if any. Depreciation is computed using the straight-line method over the estimated useful life of the respective assets as follows:

Computer hardware	4 years
Computer equipment	3 years

Intangible Assets

The Company’s intangible assets consist solely of IP addresses, which are recognized when acquired and measured at cost or fair value if obtained through a business combination in accordance with ASC 805, Business Combinations (“ASC 805”). Intangible assets are evaluated to determine whether they are indefinite-lived or definite-lived based on legal, regulatory, and contractual factors. Indefinite-lived intangible assets are not amortized, while definite-lived intangible assets are amortized on a straight-line basis over their estimated useful life. As of December 31, 2025, the Company’s intangible assets are all indefinite-lived.

Intangible assets are tested for impairment in accordance with ASC 350-30, Intangibles – Goodwill and Other (“ASC 350”) for indefinite-lived assets and ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”) for definite-lived assets whenever events or changes in circumstances indicate the carrying amount may not be recoverable, or annually for indefinite-lived assets. Impairment losses, if any, are recognized in the Consolidated Statements of Operations. Costs to maintain or renew intangible assets are expensed as incurred. As of December 31, 2025, there was no impairment of the Company’s IP addresses.

Internal-Use Software

The Company capitalizes certain costs incurred for the development and implementation of computer software for internal use. These costs generally relate to the development and implementation of the internally developed software for the Company’s use in managing business activities. The Company capitalizes these costs when it is determined that it is probable that the project will be completed and the software will be used to perform the function intended, and the preliminary project stage is completed. Capitalized internal-use software development and implementation costs are included in equipment, net within the consolidated balance sheets. Capitalized implementation costs are amortized on a straight-line basis over the estimated useful life of four years. Costs related to the preliminary project stage, post-implementation, training and maintenance are expensed as incurred. For the year ended December 31, 2025, the Company recorded $96 of amortization expense related to internal-use software, which is included in the consolidated statement of operations. No amortization expense was recognized for these assets during the year ended December 31, 2024.

F-31

Leases - Lessee

The Company, as lessee, has entered into operating and finance leases for office space, data center facilities, and hardware. In accordance with ASU 2016-02, Leases (“Topic 842”), as amended, the Company determines whether an arrangement is, or contains, a lease at the inception of the arrangement based on the unique facts and circumstances present in the arrangement, including whether the Company controls the use of identified assets. If a lease is determined to exist, the term of such lease is assessed based on the commencement date on which the underlying asset is made available for the Company’s use by the lessor. The Company’s assessment of the lease term reflects the non-cancelable term of the lease, inclusive of any rent-free periods and periods covered by early-termination options which the Company is reasonably certain of not exercising, as well as periods covered by renewal options which the Company is reasonably certain of exercising. The Company also determines lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and presentation over the lease term. The total consideration in the Company’s operating leases are recognized as lease expense on a straight-line basis. The Company recognizes the amortization of its finance lease right-of-use assets on a straight-line basis and separately recognizes the accretion of interest on the finance lease liability using the effective interest method.

The Company has elected to apply the available expedient to combine lease and associated non-lease components for all classes of underlying assets. For leases with a term exceeding twelve months, a lease liability is recognized on the Company’s consolidated balance sheets at lease commencement, reflecting the present value of its fixed payment obligations over the lease term. A corresponding right-of-use asset equal to the initial lease liability is also recognized, adjusted for any prepaid rent and initial direct costs incurred in connection with the execution of the lease and reduced by any lease incentives received. For purposes of measuring the present value of its fixed payment obligations for a given lease, the Company uses its incremental borrowing rate, as the rates implicit in the Company’s leases are not readily determinable. The Company’s incremental borrowing rate reflects the rate it would pay to borrow on a similarly secured basis and term, the economic environment of the associated lease, and other relevant information available to management.

For leases with a term of twelve months or less, at commencement, and that do not include an option to purchase the underlying assets that the Company is reasonably certain to exercise, the Company has elected the expedient to not measure and recognize an associated lease liability or right-of-use asset.

For the Company’s operating leases, fixed lease payments are recognized as lease expense on a straight-line basis over the lease term. Variable lease costs are recognized as the obligation for payment is incurred and primarily consist of insurance and property tax reimbursements to the lessor for its office space lease and electrical overage costs for its colocation leases.

The Company addresses lease modifications that are not accounted for as separate leases at the effective date of the modification. If the terms and conditions of the lease are changed, the classification of the lease is reassessed, the lease payments are updated and the lease liability is remeasured using the applicable incremental borrowing rate at the effective date of the lease modification. Any resulting changes in the lease liability are recognized in the carrying amount of the related right-of-use asset.

F-32

Leases - Lessor

Revenues from GPU Rentals

The Company generates revenue by providing customers with access to its high-performance GPU servers under GPU rental agreements. The Company enters into contracts with both end customers and with third parties who separately contract with their own customers to use Boost Run’s services. These agreements contain lease components for the right to use specifically identified GPU servers and related hardware within dedicated data center areas, along with non-lease components for ancillary services which include the provision of power, internet connectivity, security, and customer support. The company has elected the lessor practical expedient available under ASC Topic 842, Leases, to combine the non-lease components that have the same pattern of transfer as the related operating lease components into a single combined component. The single combined component is accounted for under ASC Topic 842 as an operating lease if the lease components are the predominant components and is accounted for under ASC Topic 606 if the nonlease components are the predominant components. The lease components are the predominant components in our GPU rental arrangements and the single combined components in these arrangements are accounted for under the operating lease guidance of ASC Topic 842.

The agreements provide customers with the exclusive right to control the use of the GPU servers during the contract term, including the ability to determine workloads, GPU utilization, and end-user access. Lease terms are based on the stated noncancellable initial term of the order, commencing when servers are provisioned. The initial terms of the GPU rental agreements may be extended if mutually agreed by both parties.

We have concluded that it is probable that substantially all of the payments will be collected over the term of the arrangements and recognize the combined lease component payments on a straight-line basis over the respective lease terms. The difference between revenue recognized during the period and the contractual payments made is recorded in customer deposits classified in accrued expenses and other current liabilities in the consolidated balance sheets.

Certain agreements include variable payments related to a percentage of net revenues generated in the period or for additional capacity or ancillary services requested by customers. Variable lease payments are recognized in profit or loss when the changes in facts and circumstances on which the variable lease payments are based occur. The GPU servers remain on the Company’s balance sheet and continue to be depreciated over their estimated useful lives of approximately four years.

In certain instances, payments can be collected in USDC, a stablecoin redeemable on demand on a one-to-one basis for U.S. dollars, with revenue measured based on the total amount of USDC received. USDC received as a form of payment are quickly converted to cash such that the Company held $0 in USDC as of December 31, 2025.

Debt

The Company issued a bridge loan to a lender (see Note 9 – Debt). The Company’s bridge loan is carried at an amortized cost basis, net of unamortized debt issuance costs and discount. The debt issuance costs and discount associated with the term loan are recorded as a reduction of the carrying value of the bridge loan and amortized to interest expense in the consolidated statements of operations using the effective interest method over the contractual terms of the bridge loan.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer;
●	Step 2: Identify of the performance obligations in the contract;
●	Step 3: Determine of the transaction price;
●	Step 4: Allocate the transaction price to the performance obligations in the contract; and
●	Step 5: Recognize revenue when, or as, the Company satisfies a performance obligation.

F-33

In order to identify the performance obligations in a contract with a customer, an entity must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct); and
●	The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration
●	Constraining estimates of variable consideration
●	The existence of a significant financing component in the contract
●	Noncash consideration
●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized under the accounting contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time, as appropriate.

Blockchain Rewards

Blockchain rewards represent the revenues earned from the provision of GPU computing services to decentralized networks, Bittensor and Aethir. The Company contributes computing power to these networks, who meet the definition of a customer under ASC 606, in exchange for consideration in the form of TAO and ATH respectively (collectively, “digital assets”).

The Company’s performance obligation is to provide computing services that support network operations and validation. Each arrangement consists of a single performance obligation that is satisfied over time as the customer simultaneously receives and consumes the benefits of the services provided. Contracts with customers are open-ended and can be terminated at any time without penalty. Accordingly, the contract term is limited to the period in which services are provided. For Bittensor, this period is defined as the processing of a block, or unit of data in the Bittensor blockchain, which takes approximately 72 minutes, after which rewards are calculated and distributed. For Aethir, rewards and service fees are calculated daily.

The transaction price is measured at the fair value of the digital assets earned at the end of the contract term when the consideration becomes determinable. Revenue is recognized over time as services are provided, with recognition occurring at the point the earned amount is fixed and determinable. Digital assets received as a form of payment are converted to cash or used to fulfill expenses shortly after they are earned. As such, the Company held $0 in TAO and ATH as of December 31, 2025.

Accounts receivable denominated in digital assets represent rights to receive a fixed amount of digital assets and are initially measured at the fair value of the asset receivable. These receivables are accounted for as hybrid instruments, with a receivable host contract that contains an embedded derivative based on the changes in the fair value of the underlying digital asset. The embedded derivative is accounted for at fair value.

F-34

Cost of Revenue (excluding depreciation and amortization)

Cost of revenue primarily consists of data center service fees and building rent, excluding depreciation and amortization, including costs associated with the Company’s facilities, such as third-party service fees, business licenses, personnel costs for employees involved in data center operations and customer success, including salaries, bonuses, benefits, unit-based compensation expense, and other related expenses.

Colocation rent (which includes utilities) and depreciation and amortization are reported separately as an operating cost and expense.

Selling, General and Administrative (excluding depreciation and amortization)

Selling expense consists of personnel costs associated with selling and marketing the Company’s platform, such as salaries, unit-based compensation expense, travel expenses, and other related expenses, short term and variable lease cost, and third-party professional services costs associated with marketing programs.

General and administrative expense consist of costs associated with corporate functions including the Company’s finance, legal, human resources, information technology (“IT”), and facilities. These costs include personnel costs, such as salaries, bonuses, benefits, unit-based compensation expense, and other related expenses, third-party professional services costs, such as legal, accounting, and audit services, corporate facilities, depreciation for equipment and other costs necessary to operate our corporate functions, including expenses for non-income taxes, insurance, and office rental.

Depreciation and amortization related to selling, general and administrative are reported separately as an operating cost and expense.

Advertising Expense

The Company has not incurred any advertising expenses since inception. Advertising costs are expensed as incurred.

Unit-based Compensation

The Company grants Class B units to employees in exchange for services rendered to or on behalf of the Company and represents Profits Interests. The Company measures all Class B units granted to employees, directors and non-employees in accordance with ASC 718, Compensation—Stock Compensation, based on the fair value of the awards on the date of grant. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided as if the entity had paid cash for the goods or services. The Company elected to account for forfeitures of awards as they occur.

The Company classifies unit-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of the Profit Interest Units was estimated as described in the Fair Value Measurements section above, based on third-party valuations. As a privately held company, the fair value of the common units is determined by the board of directors at each grant date.

Colocation Lease Cost

Colocation lease costs represent the costs the Company incurs to rent data centers to house their GPUs. The expenses consist of costs such as operating lease expenses related to the data centers and equipment, as well as short-term lease cost and variable lease costs.

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Income Taxes

The Company is a limited liability company. As a limited liability company, the Company has elected to be treated as a partnership for federal and state income tax reporting purposes. Accordingly, for federal and certain state income tax purposes, the Company’s income will be included in the income tax returns of its members. In most jurisdictions, income tax liabilities and/or tax benefits are passed through to the individual members. As a result, there is no income tax impact to the Company’s consolidated financial statements.

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Further, this standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation first will be required to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based upon the technical merits of the position. All related interest and penalties would be expensed as incurred. The Company has evaluated its tax positions for the years ended December 31, 2025 and 2024 and does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying consolidated financial statements.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-08, Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which provides guidance on the accounting for and disclosure of crypto assets and requires that the Company (i) subsequently remeasures crypto assets at fair value in the consolidated balance sheets and record gains and losses from remeasurement in net income (loss) in the consolidated statements of operations; (ii) present crypto assets separate from other intangible assets in the consolidated balance sheets; (iii) present the gains and losses from remeasurement of crypto assets separately in the consolidated statements of operations; and (iv) provide specific disclosures for crypto assets. The amendments in ASU 2023-08 are effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2023-08 as of January 1, 2025.

In May 2025, the FASB issued ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”), which revises the guidance in Accounting Standards Codification (“ASC”) 805, Business Combinations, on identifying the accounting acquirer in a business combination in which the legal acquiree is a variable interest entity (VIE). The amendments in ASU 2025-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company adopted ASU 2025-03 as of January 1, 2025 in conjunction with the contemplating Mergers aforementioned. There has been no impact on the Company’s financial position, results of operations or cash flows as a result of the adoption.

Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“ASC 2024-03”), which requires entities to disaggregate any relevant expense caption presented on the face of the income statement within continuing operations into the following required natural expense categories, as applicable: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities or other depletion expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact this amended guidance may have on its consolidated financial statements.

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In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASC 2025-05”), which provides a practical expedient for all entities in developing reasonable and supportable forecasts as part of estimating expected credit losses to assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset. The amendments in ASU 2025-05 are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact this amended guidance may have on its consolidated financial statements.

There are no other new accounting pronouncements that are expected to have a significant impact on the Company’s consolidated financial statements.

Note 3. Prepaid Expenses

Prepaid expenses consisted of the following:

	December 31,
	2025	2024
Operating lease prepaid	$6,050	$546
Other	137	3
Total prepaid expenses	$6,187	$549

Note 4. Equipment, Net

Equipment, net consisted of the following:

	December 31,
	2025	2024
Computer hardware	$11,025	$9,257
Fixed assets not in service	8,094	-
Computer equipment	28	28
	19,147	9,285
Less: accumulated depreciation	(4,281)	(2,382)
Equipment, net	$14,866	$6,903

All computer hardware shown above is leased to customers under operating lease arrangements.

Depreciation expense for equipment was $2,487 and $2,059 during the year ended December 31, 2025 and 2024, respectively. The net carrying value of disposals of long-lived assets for the years ended December 31, 2025 and 2024 was $1,110 and $258, respectively

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Note 5. Revenues

The following table presents the Company’s disaggregated revenues:

	For the Years Ended December 31,
	2025	2024
Lease revenue	$21,224	$7,935
Blockchain award revenue	5,663	-
Total revenue	$26,887	$7,935

Note 6. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The carrying values of the Company’s accounts receivable, prepaid expenses, other current assets, accounts payable, credit card payable, and accrued expenses and other current liabilities approximate their fair values due to the short-term nature of these instruments. The carrying value of long-term debt approximates fair value because of the market interest rate of the debt.

Financial Instruments Recorded at Fair Value on a Recurring Basis

August 2025 Warrant

As discussed in Note 9 – Debt, in August 2025, the Company issued a warrant under the Bridge Loan Agreement granting the holder rights to acquire up to 2.40% of a subsidiary’s economic interests on a fully diluted basis, subject to incremental increases tied to additional loan advances (the “August 2025 Warrant”). The issuance value of the August 2025 Warrant was $0 due to an error in the language of the agreement. The August 2025 Warrant was subsequently cancelled on August 28, 2025, pursuant to a Warrant Cancellation Agreement, and in exchange, the holder received Class C units in Boost Run Holdings, LLC. The settlement value of the August 2025 Warrant was equal to the fair value of the Class C units on the date of issuance (see below in “Financial Instruments Not Recorded at Fair Value on a Recurring Basis” and Note 11 – Members’ Capital.”

The following table provides a summary of changes in the estimated fair value of the August 2025 Warrant using significant Level 3 inputs:

Balance - January 1, 2025	$-
Issuance of August 2025 Warrant	-
Change in fair value of the August 2025 Warrant	2,992
Settlement of the August 2025 Warrant	(2,992)
Balance - December 31, 2025	$-

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The change in fair value of the August 2025 Warrant is recorded as loss in change in fair value of liability-classified warrants in the consolidated statement of operations for the year ended December 31, 2025.

Digital Asset Receivable

As part of the Company’s Blockchain Rewards revenue generating activities, the Company was required to make an initial deposit of USDC and ATH tokens with the Aethir network. These tokens are given to the network in connecting with staking services and remain with the network until the end of the company’s provision of services to the network. As tokens are held and controlled by the network, the deposit represents a receivable for the Company, accounted for as a hybrid instrument under ASC 815 with the host contract representing the underlying digital assets receivable and an embedded derivative based on the changes in fair value of the underlying digital assets. Digital assets receivable are included in accounts receivable in the consolidated balance sheets.

The Company uses active spot prices as the only key input to determine the fair value of the embedded derivative related to digital assets receivable. Fair value is measured using quoted digital asset prices at the time of measurement within the Company’s principal market. Key inputs for measuring the embedded derivative on digital assets receivable are observable and can be validated against pricing sources with reasonable price transparency. The reliance on observable inputs supports the categorization of the embedded derivative as Level 2 within the fair value hierarchy.

The following table provides a summary of changes in the estimated fair value of the digital asset receivable using Level 2 inputs:

Balance - January 1, 2025	$-
Staking deposit	98
Change in fair value	(70)
Balance - December 31, 2025	$28

The change in fair value of the digital asset receivable is recorded as loss in fair value of digital asset receivable in the consolidated statement of operations for the year ended December 31, 2025.

Financial Instruments Not Recorded at Fair Value on a Recurring Basis

Profit Interest Units and Class C units

The fair values of the Profit Interest Units and the Class C units issued in 2025 were determined using the Option Pricing Method (“OPM”), which allocates the Company’s equity value among the various classes of units based on the rights and preferences within the capital structure, assuming a future exit event.

This model incorporates Level 3 inputs and critical assumptions, and it takes into account factors such as vesting conditions, liquidation preferences, and the relative seniority of each instrument. Given the absence of a public market for the Company’s units, a discount for lack of marketability (“DLOM”) was applied to arrive at the final per-unit fair value.

The OPM requires the use of significant assumptions including expected term, expected volatility, expected dividend yield, and the risk-free interest rate. The expected term represents the anticipated period in which the awards will remain outstanding, based on current expectations regarding a potential liquidity event. Volatility was estimated based on the historical volatilities of comparable publicly traded companies over a period consistent with the expected holding period. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant, with a maturity matching the expected term of the awards. The Company has not declared or paid dividends to date and does not anticipate doing so in the foreseeable future; accordingly, a dividend yield of zero was applied.

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Based on these assumptions, the probability-weighted fair value per Class C unit was $23,414 resulting in an aggregate fair value of approximately $2,992 for 128 units issued. The fair value measurement is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. See Note 11 – Member’s Capital for additional information.

The Profit Interest Units are accounted for as unit-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Refer to Note 12 – Unit-Based Compensation for information regarding the grant date fair value of the grants during the period.

Note 7. Other Current Liabilities

Other current liabilities consisted of the following:

	December 31,
	2025	2024
Customer deposits	$15,426	$424
Accrued bonus	248	122
Taxes	6	-
Other	981	-
Total other current liabilities	$16,661	$546

Note 8. Leases

Operating Leases

GPU Sale-leaseback

In January 2024, the Company entered into a sale-leaseback agreement. Under this agreement, the Company sold GPU servers valued at $590 to a third party and simultaneously leased them back for a term of 36 months, with monthly rent payments of $16. Control was deemed to have transferred to the third party and the lease was determined to be classified as operating. The Company de-recognized the GPU servers and recognized the operating lease on its consolidated balance sheets.

Colocation and office leases

The Company enters into colocation leases in the United States for dedicated data center space where the Company keeps its GPU servers and related hardware. The colocation leases have lease terms up to three years and require fixed monthly payments to be made over the lease term. The colocation leases provide the Company with minimum amounts of power capacity and costs for overages above the established capacity thresholds are charged to the Company. These overage payments are treated as variable lease payments and are excluded from the measurement of the colocation leases. During both 2024 and 2025, the Company entered into two colocation leases with three-year lease terms in each period.

The Company leases office space in Chicago, IL, with an initial lease term of 12.5 months and the lease automatically extends for additional twelve-month renewal terms unless the Company provides advance notice of its intent to terminate the lease at the end of the then-current lease term. At lease commencement, the Company was reasonably certain to exercise the second renewal option which is scheduled to expire in February 2027.

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Finance Leases

During 2024, the Company entered into four finance lease agreements for GPU servers that commenced during the first half of 2024 and have 36-month lease terms. These leases provide the Company with an option to purchase the underlying assets at the end of the lease term for the lesser of the fair market value at that time and a specified percentage of the agreed upon cost of the asset at inception. During 2025, the Company entered into nine finance lease agreements for GPU servers that commenced in the first and second quarters of 2025 and have 30-month lease terms. The Company has the option at lease-end to purchase the equipment at fair market value, not to exceed 20% of the acquisition cost, continue leasing, or return the equipment. The Company is reasonably certain to exercise the available purchase options for the finance lease agreements that commenced in 2024 and 2025.

Short-term Leases

In October 2023, the Company entered into a twelve-month lease for dedicated colocation space and related services, whereby the Company can terminate at any time for convenience with advance notice of sixty days, with optional term extension. The lease is treated as a short-term lease and is not recognized on the consolidated balance sheets. The Company paid fees of $242 and $1,117 during the year ended December 31, 2025 and 2024, respectively. The Company terminated the lease in the first quarter of 2025.

The components of lease cost were as follows:

Lease cost:	Financial statement line item	December 31, 2025	December 31, 2024
Operating lease cost:
Operating lease expense - data centers	Colocation lease cost	$3,609	$326
Operating lease expense - office and equipment	Colocation lease cost	215	197
Finance lease cost:
Amortization of right-of-use assets	Depreciation and amortization	7,960	475
Finance lease interest expense - office and equipment	Interest expense	1,746	206

Short-term lease cost	Colocation lease cost	242	1,117
Variable lease cost	Colocation lease cost	1,178	154
Total lease cost		$14,950	$2,475

Information relating to the weighted average remaining lease term and discount rate is as follows:

	December 31, 2025	December 31, 2024
Weighted Average Remaining Lease Term (Years)
Operating leases	2.1	2.6
Finance leases	1.8	2.3
Weighted Average Discount Rate
Operating leases	6.54%	7.47%
Finance leases	6.62%	11.93%

Supplemental disclosure of cash flow information related to leases is as follows:

	December 31, 2025	December 31, 2024
Lease Payments
Operating cash flows for operating leases	$3,169	$481
Operating cash flows for finance leases	$1,647	$188
Financing cash flows for finance leases	$11,536	$405

The following table presents the maturity of the Company’s operating and finance lease liabilities as of December 31, 2025:

	Operating Leases	Finance Leases
2026	$4,838	$14,268
2027	4,295	18,323
2028	850	-
2029	-	-
2030	-	-
Thereafter	-	-
Total lease payments	9,983	32,591
Less: imputed interest	(624)	(2,206)
Present value of lease liabilities	$9,359	$30,385

The Company entered into two colocation leases that had not yet commenced as of December 31, 2025, and are therefore excluded from the consolidated financial statements and the disclosures above. These leases have three and seven-year lease terms, are expected to commence in the first quarter of 2026, and require the Company to make fixed payments totaling $6,260 and $114,907, respectively, on an undiscounted basis. The Company was required to pay $365 and $3,824, in prepayments related to these leases during the third quarter and fourth quarter of 2025, respectively. Additionally, the seven-year colocation lease required the Company to issue a standby letter of credit in the amount of $6,435 during the fourth quarter of 2025.

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During the year ended December 31, 2025, the Company made advance payments totaling $1,860 to secure leases of GPUs. The leases are expected to be executed and commence in the first quarter of 2026.

Lessor Accounting

The Company generates income by renting access to its Nvidia GPUs through its proprietary platform, third-party AI platforms, and GPU brokers, under rental agreements. The Company’s agreements with lessees are categorized as either having terms greater than one month or having month-to-month terms. For the Company’s agreements greater than one month, lessees are required to make up-front payments at the inception of the agreement. Lessees in month-to-month agreements are required to make payments in arrears after the provision of services has been rendered. Accordingly, as of December 31, 2025, lessees were not contractually obligated to make any future payments pursuant to existing agreements in place in excess of the accounts receivable balance of $2,607 presented on the Company’s consolidated balance sheets. For year ended December 31, 2025 and 2024, lease income generated for operating leases was $21,224 and $7,935, respectively.

Note 9. Debt

Bridge Loan

On August 11, 2025, the Company entered into a bridge loan agreement (the “August 2025 Bridge Loan Agreement”) providing for an initial draw of $5,000, with up to an additional $20,000 available at the lender’s discretion. The loan bears interest at the prime rate plus 4.50%, with interest-only payments for the first 12 months, followed by monthly amortization of 1.25% of the principal. The Company incurred a total debt discount of $142 and issuance costs of $46 at issuance which are being amortized over the life of the loan, and were $124 and $40 at December 31, 2025, respectively. The carrying amount of the bridge loan at December 31, 2025 was $4,836. The loan matures on August 11, 2028, and is secured by substantially all of the Company’s assets. The agreement includes customary financial covenants. As of December 31, 2025, the bridge loan had an outstanding balance of $5,000. The Company has opted to pay interest due in advance, therefore, there is no accrued interest recorded in the consolidated statements of operations for the year ended December 31, 2025. Interest expense associated with the bridge loan obligation, including amortization of debt issuance costs and discounts, was $262 within the consolidated statements of operations for the year ended December 31, 2025. Although, pursuant to the terms of the bridge loan, delivery of certain required administrative documents did not occur and such omission constituted an event of default under the August 2025 Bridge Loan Agreement, the event of default was subsequently remedied through the Amended August 2025 Bridge Loan Agreement as discussed in Note 16 - Subsequent Events.

Related Party Loan

On November 25, 2025, the Company entered into a subordinated loan agreement with its CEO, Andrew Karos, under which the Company borrowed $1,430 (the “Related Party Loan”). The loan bears interest at 4.33% per annum and is subordinated to the Company’s obligations under its Bridge Loan. The loan matures on the earlier of August 11, 2028, or 91 days after repayment of the Bridge Loan, with optional prepayment with no penalty. The proceeds of the loan are to be used for equipment and or colocation expenses.

As of December 31, 2025, the outstanding principal balance of the Related Party Loan was $1,430, and accrued, but unpaid interest was $5. Also, see Note 10 – Related Party Agreement.

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Warrant Agreement

In connection with the August 2025 Bridge Loan Agreement, on August 11, 2025, the Company issued the August 2025 Warrant (as defined in Note 5 – Fair Value Measurements), entitling the holder to purchase equity interests representing 1.00% of the Company subsidiary’s economic interests on a fully diluted basis, at an aggregate exercise price of $750. The August 2025 Warrant provided for incremental increases in the equity percentage of 0.35% for each $5,000 of additional loans advanced under the August 2025 Bridge Loan Agreement, up to a maximum of 2.40%.

On August 28, 2025, the Company and the warrant holder entered into a Warrant Cancellation Agreement (the “August 2025 Warrant Cancellation Agreement”), pursuant to which the August 2025 Warrant was cancelled in its entirety. In consideration for the cancellation, the warrant holder received Class C units in Boost Run Holdings, LLC. See Note 11 – Members’ Capital for more details related to the issuance of Class C units. See Fair Value Measurements under Note 2 – Summary of Significant Accounting Policies for the valuation methodology and assumptions used to derive the fair value of the Class C units.

Debt Maturities

The following table reflects the Company’s debt maturities:

2026	$250
2027	750
2028	5,430
2029	-
Thereafter	-
Less: Unamortized debt issuance costs and discount at December 31, 2025	(164)
$6,266

Note 10. Related Party

On November 25, 2025, the Company entered into the Related Party Loan with its CEO, Andrew Karos, under which the Company borrowed $1,430. Refer to Note 9 – Debt for more information.

Note 11. Members’ Capital

The Company has authorized an unlimited number of Class A, Class B and Class C units as of December 31, 2025, of which 8,500 Class A units 128 Class C units are issued and outstanding. The Company is entitled to make distributions to members as approved by the managing member. Class A units have priority over the Class C.

Class C Units

On August 28, 2025, the Company issued 128 Class C units in connection with the 2025 August Warrant Cancellation Agreement (see Note 9 – Debt), which entitle the holder to certain economic rights in Boost Run Holdings, LLC. These units are non-voting and are subject to a participation threshold of $6,394 per unit. Distributions to Class C unit holders are subordinate to the return of capital to Class A members and are only made after the Class A members have received distributions equal to their return of capital and certain Class C participation thresholds have been met. Additional Class C units may be issued to the holder upon the funding of subsequent draw loans under the August 2025 Bridge Loan Agreement, with up to 179 Class C units issuable in total if the full $20,000 of subsequent loans are advanced. The Class C units are also subject to customary transfer restrictions, lack voting rights except in limited circumstances, and are governed by the terms of the Holdings LLC Agreement. The Company has determined that the Class C units are recorded as permanent equity, classified in member’s interests in the consolidated balance sheet. No redemption features exist outside issuer control.

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As discussed in Note 5 – Fair Value Measurements, the Company estimated the fair value of the Class C Units using the following Black-Scholes model assumptions on the date of grant:

August 30,
2025
Weighted average expected volatility	82.5%
Risk-free interest rate	3.8%
Dividend yield	0%
M&A expected term (years)	1.0
de-SPAC scenario (years)	0.45
M&A Discount for lack of marketability (“DLOM”)	20%
deSPAC DLOM	12.5%

The fair value measurement is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

Note 12. Unit-Based Compensation

Pursuant to the Amended and Restated Limited Liability Company Agreement dated August 2025 to provide appropriate equity-based incentives to key employees, the Company issued Profit Interest Units to individuals in exchange for services rendered to or on behalf of the Company. These units, once granted, are generally subject to vesting conditions, which may vary by individual.

Profit Interest Units do not require any capital contribution and entitle holders to share in the future appreciation of the Company’s fair market value through distributions. A Profit Interest Unit becomes eligible for distributions only if: (i) the unit is vested as of the distribution date, and (ii) the total distribution amount exceeds a threshold (or “Participation Threshold”) amount established by the Board on the date of grant. Holders of Profit Interest Units, however, have no voting rights with respect to such units on matters concerning the Company’s business or affairs.

The Profit Interest Units are accounted for as unit-based compensation in accordance with ASC 718, Compensation – Stock Compensation. These units generally vest over two years and do not have a contractual expiration date. The Profit Interest Units are subject to forfeiture until the service-based vesting requirement is satisfied through continued employment or service with the Company.

The following is a summary of the Profit Interest Unit activity for the year ended December 31, 2025:

	Profit Interest Units	Weighted Average Profit Interest Unit Participation Threshold
Unvested balance as of December 31, 2023	-	$-
Granted	3,643	1,000
Vested	-	-
Forfeited	-	-
Unvested balance as of December 31, 2024	3,643	1,000
Granted	506	4,418
Vested	(126)	4,418
Forfeited	-	-
Unvested balance as of December 31, 2025	4,023	$1,322
Vested balance as of December 31, 2025	126	$4,418

During the years ended December 31, 2025, the Company granted 506 profit interest units that include post-termination restrictive covenants. The Company determined that these awards do not contain substantive service conditions for accounting purposes under ASC 718. Accordingly, compensation cost related to these awards was recognized upon grant based on the grant date fair value.

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During the years ended December 31, 2025 and 2024, the Company recorded unit-based compensation expense of $13,425 and $568, respectively, related to the Profit Interest Units to selling, general and administrative expense within the consolidated statements of operations. As of December 31, 2025, unrecognized unit-based compensation expense related to the Profit Interest Units was $248, which is expected to be recognized over a weighted-average period of approximately 0.41 years.

The weighted-average grant date fair value per Profit Interest Units granted during the year ended December 31, 2025 and 2024 were $24,921 and $448, respectively. The total fair value of vested options during December 31, 2025 and 2024 was $3,152 and $0, respectively.

The Company estimated the fair value of the Profit Interest Units using the OPM on the date of grant. The assumptions used in the OPM were as follows:

	December 31,
	2025	2024
Weighted average expected term (years)	0.59	6.00
Weighted average expected volatility	80.8%	77.5%
Risk-free interest rate	3.8%	4.2%
Dividend yield	0%	0%
Weighted average Marketability Discount	14.4%	32.5%

Note 13. Earnings (Loss) Per Unit

The Company has structured its equity interests into three classes of units: Class A, Class B and Class C. Class A consisted of 8,500 units as of December 31, 2025 and December 31, 2024. During 2025, the Company granted 506 restricted Class B and 128 Class C units. Class B Units (otherwise known as Profit Interest Units) are subject to a service-based vesting schedule and have a Participation Threshold of $1,000 or $4,418 per unit. Class C units have a Participation Threshold of $6,394 per unit.

The Company computes its basic earnings (loss) per unit (“Basic EPU”) and diluted earnings (loss) per unit (“Diluted EPU”) using the two-class method. The allocation of earnings between Class A, Profit Interest Units and Class C units is determined based on their respective economic rights and target capital accounts in relation to the Company’s undistributed earnings. Basic EPU is computed as net income (loss) divided by the weighted-average number of units outstanding for the period. Diluted EPU reflects the potential dilution that could occur using the treasury stock and if-converted methods, as applicable.

As the Company incurred a net loss for the year ended December 31, 2025 and the Profit Interest Units are not obligated to share losses, the related Participation Threshold was not met for the year ended December 31, 2025, the Profit Interest Units were not eligible for distributions for both periods presented. As such, the Profit Interest Units are excluded from the Basic EPU computation, as their income allocation would be zero.

The Profit Interest Units are not convertible into Class A units and were therefore not considered under the if-converted method for the Diluted EPU computation. In addition, inclusion of the Profit Interest Units would have no dilutive impact on the Diluted EPU, as there were no earnings allocations as discussed above and their effect would be zero per unit. Accordingly, the Profit Interest Units were excluded from the Diluted EPU computation.

The Class C units were excluded from the Basic and Diluted EPU computation because the income distribution threshold was not met for the year ended December 31, 2025, therefore the earnings per share for Class C units is zero for the period presented.

Refer to the consolidated statements of operations for the computations of Basic and Diluted EPU. There were no adjustments to the numerator or denominator for the periods presented.

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Note 14. Commitments and Contingencies

Graphics Processing Unit and Managed Services Agreement

On November 6, 2025, the Company entered into a graphics processing unit (“GPU”) and managed services agreement with a customer to provide GPU clusters and related managed services. The agreement covers 1152 B300 GPUs for a two-year term beginning upon delivery and acceptance, expected February 2026. The committed fees are approximately $63,577, including a $12,715 prepayment and remaining monthly fees of $2,649 million, except for a reduced payment of $530 in the 20th month.

From time to time, the Company may be involved in legal proceedings arising in the normal course of business. When deemed appropriate by management, the Company records reserves in its consolidated financial statements for pending litigation matters. As of December 31, 2025 and 2024, management was not aware of any pending or threatened legal actions that would require accrual or disclosure.

Note 15. Segment Information

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Years Ended December 31,
	2025	2024
Cost of revenue (excluding depreciation and amortization)	$3,891	$1,930
Selling, general and administrative (excluding depreciation and amortization)	4,844	1,177
Unit-based compensation	13,425	568
Depreciation and amortization	10,536	2,534
Colocation lease cost	5,244	1,795
Total operating expenses	$37,940	$8,004

The Company’s long-lived assets were located in the U.S. as of December 31, 2025 and 2024.

Note 16. Subsequent Events

The Company has evaluated subsequent events through March 11, 2026 the date these consolidated financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to disclosures in the consolidated financial statements other than the following.

Merger Agreement Amendment and Waiver

On January 13, 2026, the Company, Pubco, and the SPAC entered into Amendment No. 1 to the Merger Agreement, which, among other matters, confirms that the post-closing board of directors of Pubco will consist of seven directors—two designated by the SPAC and five designated by the Company—and extends the latest date for closing to June 30, 2026.

Simultaneously, and in connection with the previously announced earnout structure, the Company, Pubco, Willow Lane Sponsor, LLC (the “Sponsor”), and Goodrich ILMJS LLC (the “SPV”) entered into an amendment to the earnout agreement providing that the Sponsor may earn up to 1,125,000 newly issued shares of Pubco Class A common stock and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A common stock (3,093,750 shares in total) based on the performance of Pubco Class A common stock during the three-year period beginning on and following the closing, as follows: in the event that the volume weighted average price (“VWAP”) of Pubco Class A common stock equals or exceeds (i) $12.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; (ii) $15.00 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; and (iii) $17.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares (in each case, measured for any 20 trading days within any consecutive 30 trading days during the earnout period).

Bridge Loan Amendment

On February 27, 2026, the Company entered into a First Amendment and Waiver to its August 2025 Bridge Loan Agreement (the “Amended August 2025 Bridge Loan Agreement”), providing $11,000 in additional term loans, from which the Company received $10,000 in net proceeds, reflecting a $1,000 original issue discount. The amendment increased the aggregate commitment to $16,000 and permits up to $9,000 of additional discretionary borrowings (the “February 2026 Bridge Loans”). The February 2026 Bridge Loans mature on the earlier of April 28, 2026 or a permitted SPAC acquisition, while all other Bridge Loans continue to mature on August 11, 2028. The February 2026 Bridge Loans bear no stated interest, and the original issue discount will be amortized to the repayment amount under the effective interest method. The amendment also includes a continued reimbursement of lender expenses, preserves existing mandatory prepayment and make-whole provisions, and includes a waiver of certain existing defaults.

F-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of Boost Run Inc.

Opinion

We have audited the accompanying consolidated balance sheet of Boost Run Inc. (the “Company”) as of December 31, 2025, the related consolidated statements of operations, stockholder’s deficit, and cash flows for the period from September 5, 2025 (inception) to December 31, 2025, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from September 5, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had no operating activities other than expenses incurred for legal and accounting professional services, had no cash, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2025.

Charlotte, North Carolina

March 11, 2026

F-47

Boost Run Inc.

Consolidated Balance Sheet

December 31, 2025
Liabilities
Current liabilities:
Accrued expenses	$25,450
Related party payable	26,000
Total liabilities	$51,450

Stockholder’s deficit
Common stock (1,000,000,000 authorized, $0.0001 par value, 1 share issued and outstanding)	-
Accumulated deficit	(51,450)
Total stockholder’s deficit	(51,450)
Total liabilities and stockholder’s deficit	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-48

Boost Run Inc.

Consolidated Statement of Operations

For the period from September 5, 2025 (inception) through December 31, 2025
Operating costs and expenses:
General and administrative	$51,450
Loss from operations	(51,450)
Net Loss	$(51,450)

Weighted average common stock outstanding	1
Net loss per share - basic and dilutive	$(51,450.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-49

Boost Run Inc.

Consolidated Statement of Stockholder’s Deficit

	Common stock shares	Accumulated deficit	Total Stockholder’s deficit

Beginning balance at September 5, 2025 (date of inception)	-	$-	$-
Common stock issuance	1	-	-
Net loss	-	(51,450)	(51,450)
Ending balance at December 31, 2025	1	$(51,450)	$(51,450)

The accompanying notes are an integral part of these consolidated financial statements.

F-50

Boost Run Inc.

Consolidated Statement of Cash Flows

For the period from September 5, 2025 (inception) through December 31, 2025
Cash flows from operating activities
Net loss	$(51,450)
Changes in operating liabilities:
Accrued expenses	25,450
Related party payable	26,000
Net cash used in operating activities	$-
Net change in cash and cash equivalents	-
Cash and cash equivalents at beginning of the period	-
Cash and cash equivalents at end of the period	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-51

BOOST RUN INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECember 31, 2025 AND FOR THE Period from September 5, 2025 (INCEPTION) thROUGH DECember 31, 2025

1.	NATURE OF OPERATIONS

Boost Run Inc. (“Boost Run” or the “Company”) was incorporated on September 5, 2025 (the “Inception Date”), under the laws of the State of Delaware. The Company’s registered office is located in Wilmington, Delaware, and its registered agent at that address is The Corporation Trust Company.

On September 5, 2025, Boost Run Inc. entered into two subscription agreements to acquire ownership interests in affiliated entities formed for the purpose of facilitating a special purpose acquisition company (“SPAC”) merger transaction, as discussed in Note 6, Commitments and Contingencies – Merger (the “Merger”).

Investment in Benchmark Merger Sub I Inc.

The Company subscribed for and purchased 1,000 shares of common stock, par value $0.0001 per share, of Benchmark Merger Sub I Inc. (“SPAC Merger Sub”), a Delaware corporation, for a total consideration of $100. The shares acquired represent 100% of the issued and outstanding equity of SPAC Merger Sub. This entity is intended to serve as a merger subsidiary in connection with the Merger.

Investment in Benchmark Merger Sub II LLC

The Company also subscribed for and purchased 100% of the issued and outstanding limited liability interests of Benchmark Merger Sub II LLC (“Company Merger Sub”), a Delaware limited liability company, for a total consideration of $100. This entity is also intended to facilitate the Merger.

Management has evaluated the nature and purpose of these entities and determined that consolidation under ASC 810, Consolidation, is appropriate. Accordingly, the financial results of Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC are included in the consolidated financial statements of Boost Run Inc.

As a result of these transactions, Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC became wholly owned subsidiaries of Boost Run Inc.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP, as found in the ASC and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board. The Company has selected December 31 as its fiscal year end.

Principles of Consolidation

The financial statements include the accounts of Boost Run Inc., Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC. In the opinion of the Company, the accompanying consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in stockholder’s deficit and cash flows. The consolidated financial statements include the financial statements of Boost Run Inc., Benchmark Merger Sub I Inc. and Benchmark Merger Sub II LLC. All intercompany balances and transactions have been eliminated in consolidation.

F-52

2.	LIQUIDITY AND GOING CONCERN

As of December 31, 2025, and for the period from the Inception Date through December 31, 2025, the Company had no operating activities other than expenses incurred for legal and accounting professional services. As of December 31, 2025, the Company had no cash.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements are available to be issued.

The Company was formed for the purpose of facilitating a business combination transaction and is not intended to have independent operating activities. The Company is seeking to alleviate going concern risk through debt and equity financing in the United States (“U.S.”) capital markets to support its working capital needs and merger-related activities following the consummation of the Merger.

However, there is no guarantee that such financing will be available or sufficient to alleviate the substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the successful completion of the business combination transaction, the availability of additional financing, and the support of its shareholders and affiliates to fund its ongoing administrative and merger-related obligations.

These accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Management adjusts estimates as facts and circumstances become known. There were no significant estimates or assumptions affecting the consolidated financial statements as of December 31, 2025.

Fair Value Measurements

Fair value is defined as the price that the Company would receive to sell an investment in a timely transaction or pay to transfer a liability in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market, the most advantageous market for the investment or liability. A framework is used for measuring fair value utilizing a three-tier hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are as follows:

●	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2—Quoted prices in markets that are not considered to be active or financial instrument valuations for which all significant inputs are observable, either directly or indirectly; and,

●	Level 3—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-53

Financial instruments are categorized in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the investment.

The Company may choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.

Advertising Expense

The Company has no operating activities other than incurring professional fees and has not incurred any advertising expenses since inception.

Earnings (Loss) Per Share

The Company computes basic earnings (loss) per share (“basic EPS”) and diluted earnings (loss) per share (“diluted EPS”) for its common shares in accordance with Accounting Standards Codification (“ASC”) Topic 260, Earnings Per Share.

Basic EPS is calculated by dividing net income (loss) available to shareholders by the weighted-average number of respective shares outstanding during the period.

Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares, using the treasury stock and if-converted methods, as applicable.

Since inception, the Company has one share of common stock outstanding and has not had any potentially dilutive or other participating securities outstanding; therefore, basic and diluted net loss per share are the same for all periods presented.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, it considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, it would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations.

F-54

Segment Information

The Company determined its operating segment after considering its organizational structure and the information regularly reviewed and evaluated by its chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its CODM is its Chief Executive Officer, who reviews the financial information on a regular basis for purposes of making operating decisions, allocation of resources, and assessing financial performance.

The CODM uses net income (loss) to measure segment profit or loss in order to identify underlying trends in the performance of the business for purposes of allocating resources and evaluating financial performance. The Company’s objective in making resource allocation decisions is to optimize the financial results. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are general and administrative expenses at the level which are presented in the Company’s consolidated statement of operations.

On the basis of these factors, the Company determined that it operates and manages its business as one operating segment and, therefore, has one reportable segment.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncement

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which focuses on the rate reconciliation and income taxes paid. ASU No. 2023-09 requires a public business entity (“PBE”) to disclose, on an annual basis, a tabular rate reconciliation using both percentages and currency amounts, broken out into specified categories with certain reconciling items further broken out by nature and jurisdiction to the extent those items exceed a specified threshold. In addition, all entities are required to disclose income taxes paid, net of refunds received disaggregated by federal, state/local, and foreign and by jurisdiction if the amount is at least 5% of total income tax payments, net of refunds received. For PBEs, the new standard is effective for annual periods beginning after December 15, 2024, with early adoption permitted. For entities other than PBEs, the requirements will be effective for annual periods beginning after December 15, 2025. An entity may apply the amendments in this ASU prospectively by providing the revised disclosures for the period ending December 31, 2025 and continuing to provide the pre-ASU disclosures for the prior periods, or may apply the amendments retrospectively by providing the revised disclosures for all period presented. As of December 31, 2025, the Company adopted this new ASU and it only impacts the Company’s income tax disclosures with no impact to its operations, cash flows, or financial condition.

4.	STOCKHOLDER’S DEFICIT

Authorized Capital Stock

As of December 31, 2025, the Company was incorporated in the State of Delaware and authorized to issue up to 1,000,000,000 shares of common stock with a par value of $0.0001 per share, resulting in a total authorized par value of $100,000. On September 5, 2025, Andrew Karos, the Chief Executive Officer of Boost Run Inc., was issued one share of common stock for $0 in connection with the Company’s formation.

F-55

Equity-Based Compensation and Dividends

As of December 31, 2025, no equity-based compensation plans or dividend distributions have been authorized or declared.

5.	RELATED PARTY

During the period from September 5, 2025 (inception) through December 31, 2025, Boost Run Holdings LLC (“Boost Run Holdings”), a related party, paid $26,000 in audit fees directly to the Company’s independent registered public accounting firm on behalf of the Company. The Company and Boost Run Holdings are separate legal entities, and the Company was the beneficiary of the services provided.

As a result, the Company recorded a related party payable to Boost Run Holdings for the amount paid. The balance remained outstanding as of December 31, 2025. The payable is unsecured, non-interest bearing, and due on demand, and no formal repayment terms exist between the parties.

6.	COMMITMENTS AND CONTINGENCIES

Merger

Merger Agreement

On September 15, 2025, the Company entered into a SPAC merger agreement (the “Merger Agreement”) by and among Willow Lane Acquisition Corp. (the “SPAC”), Boost Run Holdings LLC, the Company, SPAC Merger Sub, and Company Merger Sub.

The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, SPAC Merger Sub will merge with and into the SPAC (the “SPAC Merger”), with the SPAC surviving as a wholly-owned subsidiary of the Company, and, immediately thereafter, Company Merger Sub will merge with and into Boost Run Holdings LLC. (the “Company Merger”), with Boost Run Holdings LLC. surviving as a wholly-owned subsidiary of the Company. By virtue of the consummation of the Mergers, the Company will become a publicly traded company, with the SPAC and Boost Run Holdings LLC as its wholly-owned subsidiaries. Prior to the closing of the Mergers, the SPAC will re-domicile from the Cayman Islands to the State of Delaware.

At closing, the equity holders of Boost Run Holding LLC will receive total consideration consisting of (i) an $8,500 thousand installment note, (ii) $441,500 thousand in the Company’s Class A and Class B Common Stock (based on a $10 per share valuation), and (iii) up to 7,875,000 additional Company Class A Common Shares contingent upon the Company’s stock performance over a three-year earnout period. Earnout shares will be issued in three equal tranches if the Company’s volume-weighted average price per share meets or exceeds $12.5, $15.0, and $17.5, respectively, for twenty out of thirty consecutive trading days during the earnout period.

The transaction is intended to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code for U.S. federal income tax purposes. Each party to the Merger Agreement will be responsible for its own tax liabilities, including any adverse consequences arising from the failure of the transaction to qualify under Section 351.

The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the equity holders/member of the SPAC and Boost Run Holdings LLC, effectiveness of a registration statement on Form S-4 to be filed by the Company with the SEC, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Company’s Class A Common Stock on Nasdaq, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.

Upon closing, the Company will assume all outstanding SPAC securities, which will convert into equivalent Company securities.

7.	INCOME TAXES

As of December, 31, 2025, the Company’s net loss was from domestic operations.

As of December 31, 2025, there was $0 tax provision recorded due to the Company generating tax losses and maintaining a full valuation allowance against deferred tax assets.

F-56

The reconciliation of the Company’s statutory rate and effective tax rate is as follows:

	For the period from September 5, 2025 (inception) through December 31, 2025
	Amount	Percent

Pretax Loss	$(51,450)
US Federal statutory tax rate	$(10,805)	21%
State and local income taxes, net of Federal benefit	-	-
Change in Federal valuation allowance	10,805	(21)%
Total	$-	-

The components of the Company’s deferred tax assets and liabilities are as follows:

For the period from September 5, 2025 (inception) through December 31, 2025
Deferred tax assets:
Capitalized start-up costs	$14,243
Net operating loss carryforwards	112
Total deferred tax assets before valuation allowance	$14,355
Valuation allowance	(14,355)
Total deferred tax assets after valuation allowance	$-

As of December 31, 2025, the Company had $400 of U.S. federal net operating loss carryforwards that have an unlimited carryforward period. As of December 31, 2025, the Company had $400 of state net operating loss carryforwards that have an unlimited carryforward period.

The future realization of the tax benefits from existing temporary differences and tax attributes ultimately depends on the existence of sufficient taxable income. The Company assesses the realizability of its deferred tax assets at each balance sheet date. In assessing the realization of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers the projected future taxable income, expected reversal of existing deferred tax liabilities, and tax planning strategies in making this assessment. After consideration of all available evidence, both positive and negative, the Company determined that it is not more likely than not that its net deferred tax assets will be realized in the foreseeable future. As a result, the Company increased its valuation allowance by $14,355 as of December 31, 2025.

The future realization of the Company’s net operating loss carryforwards and other tax attributes may also be limited by the change in ownership rules under the U.S. Internal Revenue Code Section 382. Under Section 382, if a corporation undergoes an ownership change (as defined), the corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset income may be limited. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes.

The Company records uncertain tax positions as liabilities in accordance with ASC 740-10 and adjusts these liabilities when judgment changes as a result of the evaluation of new information not previously available. Since there is complexity in some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. The calculation and assessment of the Company’s income tax exposures generally involves the uncertainties in the application of complex tax laws and regulations for federal, state, and foreign jurisdictions. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon local tax examination including resolutions of any related appeals or litigation on the basis of the technical merits.

F-57

The Company files income tax returns in the US where it is subject to tax examination by federal and state tax authorities. The Company is not currently under examination for income taxes, and is not aware of any issues under review that could result in significant payments, accruals or material deviation from its tax positions. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by local tax authorities to the extent utilized in a future period. The statute of limitations for the Company is open for the year ended December 31, 2025.

As of December 31, 2025, the Company has not recorded any unrecognized tax benefits.

8.	SEGMENT

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include general and administrative expenses of $51,450 for the period from September 5, 2025 (inception) through December 31, 2025.

9.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 11, 2026, the date the consolidated financial statements were available to be issued and have determined that there have been no events that have occurred that would require adjustments or disclosures in the consolidated financial statements except for the below items:

Merger Agreement Amendment

On January 13, 2026, the Company, Boost Run LLC and the SPAC entered into Amendment No. 1 to the Merger Agreement, which, among other matters, confirms that the post-closing board of directors of the Company will consist of seven directors—two designated by the SPAC and five designated by the Company—and extends the latest date for closing to June 30, 2026.

Simultaneously, and in connection with the previously announced earnout structure, the Company, Boost Run LLC, Willow Lane Sponsor, LLC (the “Sponsor”), and Goodrich ILMJS LLC (the “SPV”) entered into an amendment to the earnout agreement providing that the Sponsor may earn up to 1,125,000 newly issued shares of Pubco Class A common stock and the SPV may earn up to 1,968,750 newly issued shares of Pubco Class A common stock (3,093,750 shares in total) based on the performance of Pubco Class A common stock during the three-year period beginning on and following the closing, as follows: in the event that the volume weighted average price (“VWAP”) of Pubco Class A common stock equals or exceeds (i) $12.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; (ii) $15.00 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares; and (iii) $17.50 per share, the Sponsor will be entitled to 375,000 such shares and the SPV to 656,250 such shares (in each case, measured for any 20 trading days within any consecutive 30 trading days during the earnout period).

Consulting Agreement

On January 13, 2026, the Company entered into a consulting services agreement with B. Luke Weil, Chairman and Chief Executive Officer of the SPAC, pursuant to which Mr. Weil will provide advice on business strategy and corporate governance and use reasonable efforts to introduce the Company to clients and investors, commencing on the first business day following the closing of the Merger. In consideration for these services, the Company agreed to grant Mr. Weil 336,000 shares of the Company’s Class A common stock on the date of closing, subject to vesting based on the Company’s stock price performance during the post-closing period. Specifically, 112,000 shares will vest if the VWAP of the Company’s Class A common stock equals or exceeds $12.00 per share for any 30 trading days within any consecutive 45 trading days, an additional 112,000 shares will vest if the VWAP equals or exceeds $14.50 per share for any 30 trading days within any consecutive 45 trading days, and the remaining 112,000 shares will vest if the VWAP equals or exceeds $17.00 per share for any 30 trading days within any consecutive 45 trading days. If any price target is not met, the corresponding shares will not vest.

F-58

Annex A

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

BUSINESS COMBINATION AGREEMENT

by and among

Willow Lane Acquisition Corp.,

as SPAC,

Boost Run Inc.,

as Pubco,

Benchmark Merger Sub I Inc.,

as SPAC Merger Sub,

Benchmark Merger Sub II LLC,

as Company Merger Sub,

Andrew Karos,

as Seller Representative,

George Peng,

as SPAC Representative

and

Boost Run Holdings, LLC,

as the Company

Dated as of September 15, 2025

A-1

i

V. representations and warranties of THE COMPANY	17
5.1. Organization and Standing	17
5.2. Authorization; Binding Agreement	18
5.3. Capitalization	18
5.4. Subsidiaries	19
5.5. Governmental Approvals	19
5.6. Non-Contravention	19
5.7. Financial Statements	20
5.8. Absence of Certain Changes	21
5.9. Compliance with Laws	21
5.10. Company Permits	21
5.11. Litigation	21
5.12. Material Contracts	22
5.13. Intellectual Property	24
5.14. Taxes and Returns	26
5.15. Real Property	27
5.16. Personal Property	27
5.17. Title to and Sufficiency of Assets	28
5.18. Employee Matters	28
5.19. Benefit Plans	29
5.20. Environmental Matters	32
5.21. Transactions with Related Persons	33
5.22. Insurance	33
5.23. Books and Records	33
5.24. Top Customers and Suppliers	34
5.25 Certain Business Practices	34
5.26 Privacy and Data Security	35
5.27 Investment Company Act	36
5.28. Finders and Brokers	36
5.29. Exclusivity of Representations	36
5.30. Information Supplied	36

V. COVENANTS	37
6.1. Access and Information	37
6.2. Conduct of Business of the Company	37
6.3. Conduct of Business of SPAC	40
6.4. Additional Financial Information	42
6.5. SPAC Public Filings	43
6.6. No Solicitation; Change in Recommendation	43
6.7. No Trading	45
6.8. Notification of Certain Matters	45
6.9. Efforts	46
6.10. Tax Matters	47
6.11. Further Assurances	47
6.12. The Registration Statement	48
6.13. Company Member Meeting	49
6.14. Public Announcements	49
6.15. Confidential Information	50
6.16. Documents and Information	51
6.17. Post-Closing Board of Directors and Executive Officers	51
6.18. Indemnification of Officers and Directors; Tail Insurance	52

ii

6.19. Trust Account Proceeds	52
6.20. Transaction Financing	53

VII. Closing conditions	53
7.1. Conditions of Each Party’s Obligations	53
7.2. Conditions to Obligations of the Company	54
7.3. Conditions to Obligations of SPAC	55
7.4. Frustration of Conditions	57

VIII. TERMINATION AND EXPENSES	57
8.1. Termination	57
8.2. Effect of Termination	58
8.3. Fees and Expenses	58

IX. WAIVERS and releases	59
9.1. Waiver of Claims Against Trust	59

X. MISCELLANEOUS	60
10.1. Notices	60
10.2. Binding Effect; Assignment	61
10.3. Third Parties	61
10.4. Governing Law; Jurisdiction	61
10.5. WAIVER OF JURY TRIAL	62
10.6. Specific Performance	62
10.7. Severability	62
10.8. Amendment	62
10.9. Waiver	62
10.10. Entire Agreement	62
10.11. Interpretation	63
10.12. Counterparts	63
10.13. SPAC Representative	64
10.14. Seller Representative	65
10.15. Legal Representation	67

XI DEFINITIONS	67
11.1. Certain Definitions	67
11.2. Section References	78

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Seller Support Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Insider Letter Amendment
Exhibit D	Form of Non-Competition and Non-Solicitation Agreement
Exhibit E	Form of Amended Registration Rights Agreement
Exhibit F	Earnout Agreement

iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of September 15, 2025 by and among (i) Willow Lane Acquisition Corp., a Cayman Islands exempted company (together with its successors, including after the Conversion (as defined below), “SPAC”), (ii) Boost Run Inc., a Delaware corporation (“Pubco”), (iii) Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Pubco, the “Company Parties”), (v) Boost Run Holdings, LLC, a Delaware limited liability company (together with its successors, the “Company”), (vi) George Peng, solely in the capacity as the representative from and after the Effective Time (as defined herein) for SPAC shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the Sellers) in accordance with the terms and conditions of this Agreement (the “SPAC Representative”) and (vii) Andrew Karos, solely in the capacity as the representative from and after the Effective Time for the Sellers as of immediately prior to the Effective Time (and their successors and assigns) in accordance with the terms and conditions of this Agreement (the “Seller Representative”). SPAC, Pubco, SPAC Merger Sub, Company Merger Sub, Company, SPAC Representative and Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Company is a provider of bare metal graphics processing units servers (the “Company Business”);

B. Pubco is a newly incorporated Delaware corporation that is owned entirely by one or more managers or officers of the Company, and Pubco owns all of the issued and outstanding equity interests of SPAC Merger Sub and Company Merger Sub, each of which is a newly organized entity formed for the sole purpose of effecting the Mergers (as defined below);

C. Upon the terms and subject to the conditions set forth herein, the Parties desire and intend to effect a business combination transaction pursuant to which (i) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger”) and as a result of which each issued and outstanding security of SPAC immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of SPAC shall receive substantially equivalent securities of Pubco and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), and as a result of which each issued and outstanding security of the Company immediately prior to the effective time of the Company Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of the Company shall receive shares of common stock of Pubco and (iii) as a result of which Mergers, SPAC and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company;

D. Prior to the consummation of the Mergers, SPAC shall transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to the Companies Act (as Revised) of the Cayman Islands (as amended, the “Act”) and the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”);

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E. The boards of directors of Pubco, SPAC and SPAC Merger Sub have each (i) determined that the respective Mergers to which they are a party are fair, advisable and in the best interests of their respective companies and stockholders or shareholders (as relevant), (ii) approved this Agreement and the transactions contemplated hereby, including, with respect to Pubco, the Conversion and the respective Mergers to which they are a party, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders, shareholders or class or stockholders or shareholders (as relevant) the approval and adoption of this Agreement and the transactions contemplated hereby, including, with respect to Pubco, the Conversion and the respective Mergers to which they are a party (in case of the recommendation of the board of directors of SPAC, the “SPAC Board Recommendation”);

F. The board of managers of the Company has (i) determined that the Company Merger is fair, advisable and in the best interests of the Company and its members, (ii) approved this Agreement and the transactions contemplated hereby, including the Company Merger, upon the terms and subject to the conditions set forth herein and (iii) determined to recommend to its members the approval and adoption of this Agreement and the transactions contemplated hereby, including the Company Merger;

G. Contemporaneously with the execution and delivery of this Agreement, SPAC has received voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Seller Support Agreements”) signed by the Company and the Sellers with respect to the Company Interests (as defined herein) held by them sufficient to approve the adoption of this Agreement and approve the Company Merger and the other transactions contemplated by this Agreement;

H. Contemporaneously with the execution and delivery of this Agreement, the Sellers and the directors and officers of the Company have each entered into a Lock-Up Agreement with Pubco and the SPAC, the form of which is attached as Exhibit B hereto (each, a “Lock-Up Agreement”);

I. Contemporaneously with the execution and delivery of this Agreement, SPAC, the Company, Pubco and the IPO Underwriter have entered into an amendment to the Insider Letter Agreement with the Sponsor and SPAC’s directors and officers, a copy of which is attached as Exhibit C hereto (the “Insider Letter Amendment”), pursuant to which, among other matters, effective as of the Closing, (a) Pubco shall assume and be assigned the rights and obligations of SPAC under the Insider Letter and (b) 10% of the Founder Shares will be released from lock-up restrictions, subject to and contingent upon the Closing;

J. Contemporaneously with the execution and delivery of this Agreement, SPAC, Pubco and the Company have entered into a Non-Competition and Non-Solicitation Agreement in favor of Pubco and the Company with Andrew Karos, the form of which is attached as Exhibit D hereto (collectively, the “Non-Competition Agreements”), which will be effective as of Closing and will provide for a restricted period from the Closing until the third anniversary of the Closing Date;

K. Contemporaneously with the Closing, SPAC, Pubco, the Sponsor and the Sellers, will execute and deliver an amendment and restatement of the Founder Registration Rights Agreement, the form of which is attached as Exhibit E hereto (the “Amended Registration Rights Agreement”), to, among other matters, have Pubco assume the registration obligations of SPAC under the Founder Registration Rights Agreement, have such rights apply to the shares Pubco Common Stock, and to provide Sellers with registration rights thereunder;

L. Contemporaneously with the execution and delivery of this Agreement, Sponsor, Pubco and Goodrich ILMJS LLC, a Delaware limited liability company (“SPV”), have entered into an Earnout Agreement (the “Earnout Agreement”), the form of which is attached hereto as Exhibit F, pursuant to which, among other matters, that effective upon the Closing, Sponsor and the SPV shall have the right to receive certain earnout shares from Pubco based on the Share Price Targets as are described in Section 1.12;

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M. Promptly following the date hereof, Pubco intends to enter into employment agreements with SPAC and each of Andrew Karos and Erik Guckel (collectively, the “Employment Agreements”), in each case to be effective as of Closing;

N. The Parties hereby agree and acknowledge that for U.S. federal income Tax purposes, the Mergers are intended to qualify as an exchange described in Section 351 of the Code, and each of the Parties acknowledges and agrees that each is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Mergers do not qualify under Section 351 of the Code (as defined herein); and

O. Certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I

MERGER

1.1 The SPAC Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, and following the Conversion (as described in Section 1.7), and in accordance with the applicable provisions of the DGCL, SPAC Merger Sub and SPAC shall consummate the SPAC Merger, pursuant to which SPAC Merger Sub shall be merged with and into SPAC, following which the separate corporate existence of SPAC Merger Sub shall cease and SPAC shall continue as the surviving corporation in the SPAC Merger. The SPAC as the surviving corporation after the SPAC Merger is hereinafter sometimes referred to as “SPAC Surviving Subsidiary” (provided, that references to SPAC for periods after the Effective Time shall include SPAC Surviving Subsidiary).

1.2 The Company Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Delaware Limited Liability Company Act (“DLLCA”), Company Merger Sub and the Company shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which the separate limited liability company existence of Company Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Company Merger. The Company as the surviving limited liability company after the Company Merger is hereinafter sometimes referred to as “Company Surviving Subsidiary” (provided, that references to the Company for periods after the Effective Time shall include Company Surviving Subsidiary), and together with SPAC Surviving Subsidiary, the “Surviving Subsidiaries” (provided, that notwithstanding the Company Merger, the Company will not be included within the meaning of the term SPAC Parties for purposes of this Agreement).

1.3 Effective Time. Subject to the conditions of this Agreement, the Parties shall (i) cause the SPAC Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and SPAC (the “SPAC Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, and (ii) cause the Company Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and SPAC (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA, with each of the Mergers to be consummated and effective simultaneously at 5:00 p.m. New York City time on the Closing Date or at such other date and/or time as may be agreed in writing by the Company and SPAC and specified in each of SPAC Certificate of Merger and the Company Certificate of Merger (the “Effective Time”).

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1.4 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL, DLLCA and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, agreements, privileges, powers and franchises of SPAC Merger Sub and Company Merger Sub shall vest in SPAC Surviving Subsidiary and Company Surviving Subsidiary, respectively, and all debts, liabilities, obligations and duties of SPAC Merger Sub and Company Merger Sub shall become the debts, liabilities, obligations and duties of SPAC Surviving Subsidiary and Company Surviving Subsidiary, respectively, including in each case the rights and obligations of each such Party under this Agreement and the Ancillary Documents from and after the Effective Time.

1.5 Governing Documents. At the Effective Time, (i) each of the certificate of incorporation and bylaws of SPAC Merger Sub shall become the certificate of incorporation and bylaws of SPAC Surviving Subsidiary, respectively, (ii) the name of the SPAC Surviving Subsidiary shall be such name as reasonably determined by Pubco and (iii) each of the certificate of formation and operating agreement of Company Merger Sub shall become the certificate of formation and operating agreement of Company Surviving Subsidiary, respectively, except that the name of Company Surviving Subsidiary in such certificate of formation and operating agreement shall be “Boost Run Services LLC.”

1.6 Directors, Officers and Managers of the Surviving Subsidiaries. At the Effective Time, (i) the board of directors and executive officers of SPAC Surviving Subsidiary shall be the board of directors and executive officers of Pubco, after giving effect to Section 6.17, each to hold office in accordance with the organizational documents of SPAC Surviving Subsidiary until their successors are duly elected or appointed and qualified or their earlier death, resignation, or removal, and (ii) the board of managers and executive officers of Company Surviving Subsidiary shall be designated by the Company, each to hold office in accordance with the organizational documents of the Company Surviving Subsidiary until their successors are duly elected or appointed and qualified or their earlier death, resignation, or removal.

1.7 Conversion of SPAC. Prior to the Effective Time, and subject to (i) obtaining the approval of the holders of the SPAC Class B Ordinary Shares in accordance with the SPAC Organizational Documents and (ii) SPAC duly filing (1) the Cayman Conversion Documents with the Cayman Islands Registrar of Companies (the “Cayman Registrar”) and (2) the Delaware Conversion Documents with the State of Delaware, SPAC shall adopt Delaware Organizational Documents in a form satisfactory to SPAC (the “Conversion Organizational Documents”) (with such changes as may be agreed in writing by SPAC and the Company), SPAC shall transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to convert into and become a Delaware corporation pursuant to the Act and the applicable provisions of the DGCL (the “Conversion”). In connection with the Conversion, all of the issued and outstanding SPAC Securities shall remain outstanding and become substantially identical securities of SPAC as a Delaware corporation.

1.8 Merger Consideration. The aggregate consideration to be paid to holders of the Company Interests as of the Effective Time (collectively, the “Sellers”) pursuant to the Company Merger shall consist of (i) an installment note in the initial principal amount of Eight Million Five Hundred Thousand U.S. Dollars ($8,500,000) (the “Note”), (ii) a number of newly issued shares of Pubco Common Stock equal to Four Hundred and Forty One Million and Five Hundred Thousand U.S. Dollars ($441,500,000) divided by Ten U.S. Dollars ($10.00) (the “Merger Consideration”) and (iii) the Earnout Shares payable in respect of the Company Interests pursuant to Section 1.12. At the Effective Time, the Company Interests (excluding the Excluded Interests, if any), issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right for the respective Sellers to receive:

(i) first, to the Seller holding the Class A Units, the Note;

(ii) next, to the Sellers holding the Class A Units, Class B Units and Class C Units, their respective Percentage Merger Consideration in the form of Pubco Class A Common Stock and Pubco Class B Common Stock; and

(iii) then, to the Seller holding the Class A Units, their Percentage Share of the Earnout Shares as described in Section 1.12

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1.9 Effect of SPAC Merger on Issued and Outstanding Securities of SPAC and SPAC Merger Sub. At the Effective Time, by virtue of the SPAC Merger and following the Conversion, and without any action on the part of any Party or the holders of securities of the SPAC or any Company Party:

(a) SPAC Public Units. At the Effective Time, each issued and outstanding SPAC Public Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of SPAC Common Stock and one-half (1/2) of one SPAC Public Warrant in accordance with the terms of the applicable SPAC Public Unit, which underlying SPAC Securities shall be converted in accordance with the applicable terms of this Section 1.9 below.

(b) SPAC Common Stock. At the Effective Time, each issued and outstanding share of SPAC Common Stock (other than those described in Section 1.9(d) below, but including those described in Section 1.9(a) above) shall be converted automatically into and thereafter represent the right to receive one share of Pubco Class A Common Stock; following which, all shares of SPAC Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

(c) SPAC Warrants. At the Effective Time, each issued and outstanding SPAC Public Warrant shall be converted into one Pubco Public Warrant and each issued and outstanding SPAC Private Warrant shall be converted into one Pubco Private Warrant. At the Effective Time, SPAC Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in SPAC Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in SPAC Private Warrants, except that in each case they shall represent the right to acquire shares of Pubco Class A Common Stock in lieu of shares of SPAC Common Stock. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Public Warrants or Pubco Private Warrants remain outstanding, a sufficient number of shares of Pubco Class A Common Stock for delivery upon the exercise of such Pubco Public Warrants or Pubco Private Warrants, as applicable.

(d) Treasury Stock. At the Effective Time, if there are any shares of capital stock of SPAC that are owned by SPAC as treasury shares or by any direct or indirect Subsidiary of SPAC, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(e) SPAC Merger Sub Stock. At the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of SPAC Surviving Subsidiary.

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1.10 Effect of Company Merger on Issued Securities of the Company and Company Merger Sub. At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of securities of the SPAC or any Company Party:

(a) Company Interests. At the Effective Time, each Company Interest issued and outstanding immediately prior to the Effective Time (other than the Company Interests described in Section 1.10(b) below) will be cancelled and cease to exist in exchange for the right to receive (i) first, the Note to the Seller holding the Class A Units, and then (ii) the Merger Consideration as described in Section 1.8 plus (iii) the Percentage Share of the Earnout Shares as described in Section 1.12. As of the Effective Time, each holder of Company Interests shall cease to have any other rights with respect to the Company Interests, except as otherwise required under applicable Law.

(b) Treasury Interests. At the Effective Time, if there are any equity securities of the Company that are owned by the Company in treasury or any equity securities of the Company owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such equity interests (collectively, the “Excluded Interests”) shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

(c) Company Convertible Securities. Any outstanding Company Convertible Security, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into Company Interests.

(d) Company Merger Sub Interests. At the Effective Time, each membership interest of Company Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of membership interests of Company Surviving Subsidiary, with the same rights, powers and privileges as the membership interests so converted and shall constitute the only equity interests in Company Surviving Subsidiary.

1.11 Effect of Mergers on Issued and Outstanding Securities of Pubco. At the Effective Time, by virtue of the Mergers and without any action on the part of any Party or the holders of securities of the SPAC or any Company Party, all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

1.12 Earnout.

(a) Following the Closing, the Seller holding the Class A Units shall have the contingent right to receive their Percentage Share of Seven Million Eight Hundred Seventy-Five Thousand (7,875,000) newly issued shares of Pubco Class A Common Stock (subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, the “Earnout Shares”), based on the performance of the Pubco Class A Common Stock during the three year period after the Closing (the “Earnout Period”), in accordance with this Section 1.12 based upon the occurrence of the following events, if any, during the Earnout Period:

(i) In the event that the VWAP of the Pubco Class A Common Stock on the Trading Market equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Tier I Share Price Target”) for any twenty (20) Trading Days within any consecutive thirty (30) Trading Days during the Earnout Period, then, subject to the terms and conditions of this Agreement, the Seller holding the Class A Units shall be entitled to receive one-third of the Earnout Shares.

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(ii) In the event that the VWAP of the Pubco Class A Common Stock on the Trading Market equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Tier II Share Price Target”) for any twenty (20) Trading Days within any consecutive thirty (30) Trading Days during the Earnout Period, then, subject to the terms and conditions of this Agreement, the Seller holding the Class A Units shall be entitled to receive one-third of the Earnout Shares.

(iii) In the event that the VWAP of the Pubco Class A Common Stock on the Trading Market equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Tier III Share Price Target” and the Tier I Share Price Target or Tier II Share Price Target, a “Share Price Target) for any twenty (20) Trading Days within any consecutive thirty (30) Trading Days during the Earnout Period, then, subject to the terms and conditions of this Agreement, the Seller holding the Class A Units shall be entitled to receive one-third of the Earnout Shares.

In the event that the applicable Share Price Targets are not met during the Earnout Period, the Seller holding the Class A Units shall not be entitled to receive the applicable portion of the Earnout Shares.

(b) With respect to the achievement of the Share Price Targets, Pubco’s Chief Financial Officer (the “CFO”) shall monitor the VWAP of Pubco Class A Common Stock on each Trading Day during the Earnout Period, and as soon as practicable (and in any event within ten (10) Business Days) after the end of each monthly anniversary of the Closing during the Earnout Period, the CFO will prepare and deliver to each of the Seller Representative and SPAC Representative (each, a “Representative Party”) a written statement (each, a “Earnout Statement”) that sets forth (i) the VWAP of Pubco Class A Common Stock on each Trading Day for such monthly anniversary period then ended and the preceding monthly period and (ii) whether a Share Price Target has been achieved for any twenty (20) Trading Days within any thirty (30) Trading Day period that includes any days within such monthly anniversary period. Each Representative Party will have ten (10) Business Days after its receipt of an Earnout Statement to review it, and each Representative Party and its Representatives on its behalf may make inquiries to the CFO and related Pubco and Company personnel and advisors regarding questions concerning or disagreements with the Earnout Statement arising in the course of their review thereof, and Pubco and the Company shall provide reasonable cooperation in connection therewith. If either Representative Party has any objections to an Earnout Statement, such Representative Party shall deliver to Pubco (to the attention of the CFO) and the other Representative Party a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Representative Party within ten (10) Business Days following the date of delivery of each Earnout Statement, then such Representative Party will have waived its right to contest such Earnout Statement and the calculation of the VWAP of Pubco Class A Common Stock during the applicable portion of the Earnout Period (and whether a Share Price Target has been achieved). If such written statement is delivered by a Representative Party within such ten (10) Business Day period, then the Representative Parties shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Representative Parties do not reach a final resolution during such ten (10) Business Day period, then the final determination of the VWAP of Pubco Class A Common Stock during the applicable portion of the Earnout Period then the dispute shall be referred to the independent directors serving on the Post-Closing Pubco Board at such time that are disinterested in the Earnout Shares (i.e., such independent director is not a Seller, an Affiliate of a Seller, or an officer, director, manager, employee, trustee or beneficiary of a Seller, nor an immediate family member of any of the foregoing) (each, a “Disinterested Independent Director”), who shall determine, by vote or consent of a majority of the Disinterested Independent Directors, whether one, both, or neither Share Price Target has been achieved and whether the Sellers are entitled to receive Earnout Shares.

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(c) Following the Closing (including during the Earnout Period), Pubco and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon the business requirements of Pubco and its Subsidiaries. Each of Pubco and its Subsidiaries, including the Target Companies, will be permitted, following the Closing (including during the Earnout Period), to make changes in its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the VWAP of Pubco Class A Common Stock and the ability of the Sellers to earn the Earnout Shares.

1.13 Payment of the Note. At the Closing, the Note will be fully paid in cash by the Pubco; provided that if the Pubco has insufficient funds available to satisfy the Note in full at the Closing, then any remaining balance shall accrue interest at the AFR and be paid off promptly following Closing.

1.14 Tax Consequences. It is intended by the Parties that the Mergers shall, collectively, constitute a transaction described in Section 351 of the Code.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest SPAC Surviving Subsidiary or Company Surviving Subsidiary with full right, title and possession to all assets, property, rights, agreements, privileges, powers and franchises of SPAC Merger Sub and Company Merger Sub, respectively, the then current officers and directors of SPAC Surviving Subsidiary and Pubco, and the then officers and board of managers of Company Surviving Subsidiary shall take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article II

CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), counsel to SPAC, 1345 Avenue of the Americas, New York, NY 10105, on a date and at a time to be agreed upon by SPAC and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as SPAC and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article III

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in (i) the disclosure schedules delivered by SPAC to the Company on the date hereof (the “SPAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, SPAC represents and warrants to the Company, as follows:

3.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. SPAC has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. SPAC is not in violation of any provision of its Organizational Documents in any material respect.

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3.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform SPAC’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required SPAC Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of SPAC and (b) other than the Required SPAC Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which SPAC is a party shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. Except as otherwise described on Schedule 3.3, no Consent of or with any Governmental Authority, on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement and each Ancillary Document to which it is a party or the consummation by SPAC of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with NASDAQ or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, (e) the filing of the Conversion Organizational Documents with the Cayman Registrar and the Delaware Conversion Documents with the Delaware Secretary of State pursuant to the DGCL and (f) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on SPAC.

3.4 Non-Contravention. Except as otherwise described on Schedule 3.4, the execution and delivery by SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by SPAC of the transactions contemplated hereby and thereby, and compliance by SPAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) contravene or conflict with or constitute a violation of any provisions of Law or Order binding upon or applicable to SPAC, (c) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to SPAC or any of its properties or assets, or (d) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (c) or (d) that would not reasonably be expected to have a Material Adverse Effect on SPAC.

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3.5 Capitalization.

(a) SPAC’s authorized share capital is $55,500, comprised of: (i) 550,000,000 SPAC Ordinary Shares, consisting of 500,000,000 SPAC Class A Ordinary Shares, par value $0.0001 per share, of which 12,650,000 SPAC Class A Ordinary Shares are issued and outstanding as of the date of this Agreement, and 50,000,000 SPAC Class B Ordinary Shares, par value $0.0001 per share, of which 4,628,674 SPAC Class B Ordinary Shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 SPAC Preference Shares, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement. All outstanding SPAC Securities are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Act (prior to the Conversion), SPAC’s Organizational Documents or any Contract to which SPAC is a party. None of the outstanding SPAC Securities has been issued in violation of any applicable securities Laws.

(b) Except as set forth on Schedule 3.5(a) or Schedule 3.5(b) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of SPAC or (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating SPAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC to repurchase, redeem or otherwise acquire any shares of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Schedule 3.5(b), there are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC is a party with respect to the voting of any shares of SPAC.

(c) All Indebtedness of SPAC as of the date of this Agreement is disclosed on Schedule 3.5(c). No Indebtedness of SPAC contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by SPAC or (iii) the ability of SPAC to grant any Lien on its properties or assets.

(d) Since the date of formation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and SPAC’s board of directors has not authorized any of the foregoing.

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3.6 SEC Filings and SPAC Financials.

(a) SPAC, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by SPAC with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and SPAC has not taken any action prohibited by Section 402 of SOX regarding this Section 3.6(a). Except to the extent available on the SEC’s web site through EDGAR, SPAC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) SPAC’s annual reports on Form 10-K for each fiscal year of SPAC beginning with the first year SPAC was required to file such a form, (ii) SPAC’s quarterly reports on Form 10-Q for each fiscal quarter that SPAC filed such reports to disclose its quarterly financial results in each of the fiscal years of SPAC referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by SPAC with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). As of their respective dates, the SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, (A) SPAC Public Units, SPAC Class A Ordinary Shares, and SPAC Public Warrants are listed on NASDAQ, (B) SPAC has not received any written deficiency notice from NASDAQ relating to the continued listing requirements of such SPAC Securities, (C) there are no Actions pending or, to the Knowledge of SPAC, threatened against SPAC by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such SPAC Securities on NASDAQ and (D) such SPAC Securities are in compliance with all of the applicable corporate governance rules of NASDAQ.

(b) SPAC maintains disclosure controls and procedures required by Rules 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of SPAC’s SEC filings and other public disclosure documents.

(c) The financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of SPAC at the respective dates of and for the periods referred to in the SPAC Financials, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(d) Except to the extent reflected or reserved against in SPAC Financials, SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in SPAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since SPAC’s formation in the ordinary course of business. The SPAC has no off-sheet balance sheet arrangements.

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(e) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth on Schedule 3.7, SPAC has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since December 31, 2024 through the date of this Agreement, not been subject to a Material Adverse Effect on SPAC.

3.8 Compliance with Laws. SPAC is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on SPAC, and SPAC has not received written notice alleging any violation of applicable Law in any material respect by SPAC.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of SPAC, threatened material Action to which SPAC is subject which would reasonably be expected to have a Material Adverse Effect on SPAC. There is no material Action that SPAC has pending against any other Person. SPAC is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. SPAC holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on SPAC.

3.10 Taxes and Returns.

(a) SPAC has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in SPAC Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where SPAC files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against SPAC in respect of any Tax, and SPAC has not been notified in writing of any proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves in SPAC Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its incorporation, SPAC has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c) To the Knowledge of SPAC, there are no facts or circumstances that would reasonably be expected to prevent the Mergers from qualifying as an exchange described in Section 351 of the Code.

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3.11 Employees and Employee Benefit Plans. SPAC does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The SPAC does not own or lease any material real property or material Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which creates or imposes a Liability greater than $250,000 (each, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business, (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions),(iii) SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract, and (iv) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC and any (a) present or former director, officer or employee or Affiliate of SPAC, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than ten percent (10%) of SPAC’s outstanding capital stock as of the date hereof.

3.15 Investment Company Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.16 Finders and Brokers. Except as set forth on Schedule 3.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from SPAC, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of SPAC.

3.17 Certain Business Practices.

(a) Neither SPAC, nor, to the Knowledge of SPAC, any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

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(b) The operations of SPAC are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving SPAC with respect to the any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(c) None of SPAC or any of its directors or officers, or, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country; or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

3.18 SPAC Trust Account. As of September 9, 2025, the Trust Account had a balance of $131,283,263.50. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in material breach thereof or material default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a material breach or material default by SPAC or, to the Knowledge of SPAC, by the Trustee. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) between SPAC and the Trustee that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Shareholders who shall have elected to redeem their SPAC Class A Ordinary Shares pursuant to SPAC Organizational Documents (or in connection with an extension of SPAC’s deadline to consummate a Business Combination) or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the Trust Agreement and the IPO Prospectus. There are no Actions pending or, to the knowledge of SPAC, threatened with respect to the Trust Account.

3.19 Exclusivity of Representations.

(a) None of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to SPAC pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

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(b) Company specifically disclaims that it is relying upon or has relied upon any other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC, Pubco and the Merger Subs have specifically disclaimed any such other representations and warranties.

3.20 Information Supplied. None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, if such information is revised by any subsequently filed amendment or supplement to the Registration Statement prior to the time the Registration Statement is declared effective by the SEC, this clause (a) shall solely refer to the time of such subsequent revision or supplement). None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Target Companies or its Affiliates.

Article IV

REPRESENTATIONS AND WARRANTIES OF

COMPANY, PUBCO AND THE MERGER SUBS

Each of the Company, Pubco and the Merger Subs, jointly and severally, represents and warrants to SPAC, as follows:

4.1 Organization and Standing. Pubco and SPAC Merger Sub are each corporations duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and Company Merger Sub is a limited liability company duly organized duly organized, validly existing and in good standing under the Laws of Delaware. Each of Pubco and the Merger Subs has all requisite corporate or limited liability power, as applicable, and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and the Merger Subs is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate reasonably be expected to have a material impact on the ability of Pubco or any Merger Sub on a timely basis to consummate the Transactions. Pubco has heretofore made available to SPAC and the Company accurate and complete copies of the Organizational Documents of Pubco and the Merger Subs, each as currently in effect. Neither Pubco nor any Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

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4.2 Authorization; Binding Agreement. Subject to the adoption of the Amended Pubco Charter, each of Pubco and the Merger Subs has all requisite corporate or limited liability power, as applicable, and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The sole stockholder of Pubco, Pubco in its capacity as sole stock stockholder of SPAC Merger Sub and Pubco in its capacity as sole member and manager of Company Merger Sub has authorized the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Pubco and SPAC Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement (including the adoption of the Amended Pubco Charter and the approval by the equity holders of Pubco and each Merger Sub), on the part of Pubco or Merger Subs are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or the Merger Subs is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Governmental Approvals. Except as otherwise set forth on Schedule 4.3, no Consent of or with any Governmental Authority, on the part of Pubco or the Merger Subs is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with NASDAQ or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a material impact on the ability of Pubco on a timely basis to consummate the transactions contemplated by this Agreement.

4.4 Non-Contravention. The execution and delivery by Pubco and the Merger Subs of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the adoption of the Amended Pubco Charter, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a material impact on the ability of Pubco on a timely basis to consummate the transactions contemplated by this Agreement.

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4.5 Capitalization. As of the Closing Date, Pubco and the Merger Subs will have the capitalization stated in their respective Organizational Documents. Prior to giving effect to the transactions contemplated by this Agreement, other than the Merger Subs, Pubco does not have any Subsidiaries or own any equity interests in any other Person.

4.6 Ownership of Pubco Common Stock. (i) All shares of Pubco Common Stock to be issued and delivered in accordance with Article I to the Sellers shall be, upon issuance and delivery of such shares, duly authorized, validly issued, fully paid, non-assessable and free and clear of all Liens, and (ii) upon issuance and delivery of such shares to the Sellers, each Seller shall have good and valid title to its portion of such shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Ancillary Documents, the Amended Pubco Charter, the provisions of this Agreement and any Liens incurred by the Sellers, and (iii) the issuance and sale of such shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

4.7 Pubco and Merger Sub Activities. Since their formation, Pubco and the Merger Subs have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s one hundred percent (100%) ownership of the Merger Subs) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the transactions contemplated by this Agreement, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and the Merger Subs are not party to or bound by any Contract.

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to SPAC Parties, as follows:

5.1 Organization and Standing. The Company is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 5.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to SPAC accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

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5.2 Authorization; Binding Agreement. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Member Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of managers in accordance with the Company Operating Agreement any other applicable Law or any Contract to which the Company or any of its equity holders is a party or by which it or its securities are bound and (b) other than the Required Company Member Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of managers, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its members, (ii) approved this Agreement and the Mergers and the other transactions contemplated by this Agreement in accordance with the DLLCA, (iii) directed that this Agreement be submitted to the Company’s members for adoption and (iv) resolved to recommend that the Company’s members adopt this Agreement. The Seller Support Agreements delivered by the Company include holders of Company Interests representing at least the Required Company Member Approval, and such Seller Support Agreements are in full force and effect.

5.3 Capitalization.

(a) All of the issued and outstanding Company Interests are set forth on Schedule 5.3(a), along with the beneficial and record owners thereof, all of which Company Interests and other equity interests are owned free and clear of any Liens other than those imposed under the Company Operating Agreement. The issued and outstanding Company Interests constitute all of the outstanding equity interests of the Company. All of the outstanding Company Interests and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DLLCA, any other applicable Law, the Company Operating Agreement or any Contract to which the Company is a party or by which it or its securities are bound. The Company does not directly or indirectly hold any Company Interests or other equity interests of the Company in its treasury. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. The rights, privileges and preferences of the Company Interests are as stated in the Company Operating Agreement and as provided by the DLLCA.

(b) There are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or any of its equity holders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no issued, reserved for issuance, outstanding or authorized option, restricted unit award, restricted interest award, profits interest, profit participation, equity appreciation, phantom equity, or equity-based award or similar rights with respect to the Company. Except as set forth on Schedule 5.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Operating Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

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(c) Since January 1, 2024, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the members of the Company have not authorized any of the foregoing.

5.4 Subsidiaries. Schedule 5.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. Except as listed on Schedule 5.4, there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no issued, reserved for issuance, outstanding or authorized option, restricted unit award, restricted interest award, profits interest, equity appreciation, phantom equity, profit participation, or equity-based award or similar rights granted by any Subsidiary of the Company. No Target Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 5.4(a), the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of a Target Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.5 Governmental Approvals. Except as otherwise described on Schedule 5.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement or (b) pursuant to Antitrust Laws.

5.6 Non-Contravention. Except as otherwise described on Schedule 5.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its material properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract.

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5.7 Financial Statements.

(a) Schedule 5.7(a) contains true and correct copies of the Unaudited Financial Statements. The Unaudited Financial Statements (A) were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (B) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), and (C) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations of the Target Companies for the periods indicated.

(b) The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 5.7(b), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 5.7(b), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(c) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. To the Knowledge of the Company, no Target Company employee has engaged in any material fraud with respect to the business activities or operations of any Target Company. In the past five (5) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

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(d) Except as set forth on Schedule 5.7(d), no Target Company is subject to any Liabilities or obligations required to be reflected on a balance sheet prepared in accordance with GAAP, except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2024 and contained in the Company Financials or (ii) not material and that were incurred after December 31, 2024 in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business.

5.8 Absence of Certain Changes. Except as set forth on Schedule 5.8, since December 31, 2024, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 6.2(b) (without giving effect to Schedule 6.2) if such action were taken on or after the date hereof without the consent of SPAC.

5.9 Compliance with Laws. Since January 1, 2023, no Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2023, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

5.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to SPAC true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 5.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification, of any Company Permit.

5.11 Litigation. Except as described on Schedule 5.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, and no such Action has been brought or, to the Company’s Knowledge, threatened in the past five (5) years; or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, managers, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 5.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, none of the current or former officers, senior management, managers or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

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5.12 Material Contracts.

(a) Schedule 5.12(a) sets forth a true, correct and complete list of, and the Company has made available to SPAC (including written summaries of oral Contracts) true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 5.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture (other than the Company Operating Agreement);

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $200,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $200,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, resulted, during the twelve (12)-month period prior to the date hereof, in aggregate payments or receipts to or by the Target Companies under such Contract or Contracts of at least $100,000 or $200,000 in the aggregate;

(viii) is with any Top Customer or Top Supplier;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $200,000;

(x) is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

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(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $200,000 (including pursuant to any joint venture);

(xii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xiv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;

(xv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvi) is otherwise material to the Target Companies taken as a whole and not described in clauses (i) through (xv) above.

(b) Except as disclosed on Schedule 5.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions), (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract, (iii) no Target Company is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

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5.13 Intellectual Property.

(a) Schedule 5.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates and (ii) all material unregistered Intellectual Property owned or licensed or purported to be owned or licensed by a Target Company. Schedule 5.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $10,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 5.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP with any applicable Intellectual Property offices or Governmental Authorities.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance and/or renewal fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind other than office actions that may be issued by the applicable Intellectual Property office or governmental agency in the ordinary course of filing and prosecuting such applications. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c) Schedule 5.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

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(d) No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) All officers, directors, employees and independent contractors of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and, where applicable, all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to SPAC true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

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5.14 Taxes and Returns.

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied in all material respects with all applicable Laws relating to Tax.

(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of material Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f) No Target Company has made any change in accounting method (except as required by a change in Law) or entered into any closing agreement with any taxing authority affecting or otherwise settled or compromised any material Tax Liability or refund.

(g) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(h) No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) that is not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

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(i) No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(j) At all times since each Target Company’s date of formation, each such Target Company has been classified as either a disregarded entity or a partnership (in each case, for U.S. federal income Tax purposes or, where applicable, state and/or local income Tax purposes). No such Target Company has made an election to be treated as an association taxable as a corporation for U.S. federal income Tax purposes or, where applicable, state and/or local income Tax purposes.

(k) To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to prevent the Mergers from qualifying as an exchange described in Section 351 of the Code.

5.15 Real Property. Schedule 5.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to SPAC a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to the Enforceability Exceptions. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or, to the Knowledge of the Company, any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

5.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Fifty Thousand Dollars ($50,000) is set forth on Schedule 5.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth on Schedule 5.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to SPAC a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

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5.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the most recent balance sheet included in the Company Financials and (d) Liens set forth on Schedule 5.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.

5.18 Employee Matters

(a) Except as set forth on Schedule 5.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 5.18(a) sets forth all unresolved labor controversies (including unresolved employee, consultant or independent contractor claims, grievances and/or disputes, whether raised internally with the Company or through a representative, including any harassment, age or other discrimination, or retaliation claims, wage and hour claims, and any other claims arising under local, state or federal labor and employment laws), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

(b) Except as set forth on Schedule 5.18(b), each Target Company (i) is and for the last six (6) years has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, legally-required trainings and notices, health and safety and wages and hours, and other Laws relating to discrimination, harassment, retaliation, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

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(c) Schedule 5.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), (ii) any bonus, commission or other remuneration other than salary paid during the fiscal year ending December 31, 2024, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ended December 31, 2024. Except as set forth on Schedule 5.18(c), (A) no employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth on Schedule 5.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to SPAC by the Company.

(d) Schedule 5.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 5.18(d), all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Schedule 5.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to SPAC by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

(e) To the Knowledge of the Company, since January 1, 2025, the Company has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence written claims, if any, relating to current and/or former employees of the Company or third parties who interacted with current and/or former employees of the Company. With respect to each such written claim with potential merit, the Company has taken corrective action. Further, to the Knowledge of the Company, since January 1, 2025 no allegations of sexual harassment have been made to the Company against any individual in his or her capacity as director or an executive officer of the Company.

5.19 Benefit Plans.

(a) Set forth on Schedule 5.19(a) is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by any Target Company to any Person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan in any material respect.

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(b) Except as set forth on Schedule 5.19(b), each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. No fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan, the Company has provided to SPAC accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto) or an accurate written summary of any Company Benefit Plan which is unwritten, (ii) all summary plan descriptions and material modifications thereto, (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto, (iv) the most recent annual and periodic accounting of plan assets, (v) the three (3) most recent nondiscrimination testing reports, (vi) the most recent determination letter received from the IRS, if any, (vii) the most recent actuarial valuation, and (viii) all material communications with any Governmental Authority.

(d) Except as set forth on Schedule 5.19(d), with respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and all applicable Laws, including the Code and ERISA, (ii) no breach of fiduciary duty that could reasonably be expected to result in Liability to any Target Company has occurred, (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration), (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred that could reasonably be likely to result in Liability to any Target Company, excluding transactions effected pursuant to a statutory or administration exemption; (v) no filing has been made with respect to any Company Benefit Plan under any voluntary correction program; (vi) there has been no amendment to, written interpretation or announcement (whether or not written) by any Target Company relating to, any change in participation or coverage under, any Company Benefit Plan that would materially increase the expense of maintaining such Company Benefit Plan above the level of expense incurred with respect to such Company Benefit Plan for the most recent full fiscal year included in the Company Financials; and (vii) all contributions and premiums due through the Closing Date have been made in all material respects as required under all applicable Laws, including the Code and ERISA or have been fully accrued in all material respects on the Company Financials.

(e) During the six (6) year period preceding the Effective Time, no Target Company or any of their ERISA Affiliates has maintained, contributed to, sponsored, had an obligation to contribute to or any Liability, whether absolute or contingent, with respect to (i) a “defined benefit plan” (as defined in Section 414(j) of the Code), (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (iii) a “multiple employer plan” (as described in Section 413(c) of the Code). No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and neither the Target Company nor any ERISA Affiliate has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

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(f) There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B, 4980D, 4980H, 6721 and 6722 of the Code.

(h) Except as set forth on Schedule 5.19(h), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation, (ii) accelerate the time of payment, funding or vesting, or increase the amount of any compensation due, or in respect of, any individual, or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i) Except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(j) All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to the Surviving Subsidiaries or Pubco, or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

(k) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 5.19(k). No equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Except as set forth on Schedule 5.19(k), (i) each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder, (ii) no Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code, and (iii) no payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate, reimburse or indemnify any employee, consultant or director for any Taxes or interest imposed pursuant to Section 409A of the Code.

(l) Each Foreign Pension Plan, in form and operation, materially complies with its terms and with the requirements of all applicable Laws and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made, and no Foreign Pension Plan has any Liability which is not properly accrued on the Company Financials. No Target Company has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit Liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Target Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit Liabilities.

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5.20 Environmental Matters. Except as set forth on Schedule 5.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Company has provided to SPAC all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

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5.21 Transactions with Related Persons. Except as set forth on Schedule 5.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 5.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

5.22 Insurance.

(a) Schedule 5.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to SPAC. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past five (5) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 5.22(b) identifies each individual insurance claim in excess of $50,000 made by a Target Company in the past five (5) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

5.23 Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

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5.24 Top Customers and Suppliers. Schedule 5.24 lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2024 and (b) the from January 1, 2025 through the most recent balance sheet date, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten (10) largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Company’s Knowledge, no Top Supplier or Top Customer intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not adversely affect the relationship of any Target Company with any Top Supplier or Top Customer.

5.25 Certain Business Practices.

(a) No Target Company, nor any of the respective officers, managers or directors or, to the Company’s Knowledge, any other Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Since January 1, 2023, no Target Company, nor any of the respective officers, managers or directors or, to the Company’s Knowledge, any other Representatives acting on their behalf, has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions that govern the operations of the Target Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Target Companies, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors, managers or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country; or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and no Target Company has, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country comprehensively sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

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5.26 Privacy and Data Security.

(a) The Target Companies, and, to Knowledge of the Company, all vendors, processors, or other third parties acting for or on behalf of a Target Company in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Target Companies, comply and at all times in the past three (3) years have complied, in all material respects with all of the following: (i) Privacy Laws; (ii) the Company Privacy and Data Security Policies; and (iii) any Contract requirements or terms of use concerning the Processing of Personal Information to which a Target Company is a party or otherwise bound as of the date hereof (“Privacy Agreements”). To the Knowledge of the Company, the operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person under applicable Law.

(b) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a violation or breach of any Privacy Laws, Company Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Target Companies, or Privacy Agreements); or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information.

(c) The Company has delivered or made available to SPAC true, complete, and correct copies of all Company Privacy and Data Security Policies.

(d) To the Knowledge of the Company, no Person has obtained unauthorized access to Personal Information in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company (a “Security Incident”). The Target Companies have not notified and, to Knowledge of the Company, there have been no facts or circumstances that would require a Target Company to notify, any Governmental Authority or other Person of any Security Incident.

(e) In the past three (3) years, the Target Companies have not received any notice, request, claim, complaint, correspondence, or other communication in writing from any Governmental Authority or other Person, and there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action, (i) relating to any actual, alleged, or suspected Security Incident or violation of any Privacy Agreements, or any Person’s individual privacy rights involving Personal Information in the possession or control of the Target Companies, or held or Processed by any vendor, processor, or other third party for or on behalf of the Target Companies; (ii) prohibiting or threatening to prohibit the transfer of Personal Information to any place; or (iii) permitting or mandating any Governmental Authority to investigate, requisition information from, or enter the premises of, the Target Companies, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any of the foregoing.

(f) Each Target Company has at all times in the past three (3) years implemented and maintained, and required all vendors, processors, or other third parties that Process any Personal Information for or on behalf of the Target Companies to implement and maintain, commercially reasonable security measures, plans, procedures, controls, and programs consistent with Privacy Agreements.

(g) The Company maintains a cyber insurance policy that is adequate and suitable for the nature and volume of Personal Information Processed by or on behalf of the Target Companies and is sufficient for compliance with all applicable Laws and Contracts to which any of the Target Companies is a party or by which it is bound. The Company has delivered or made available to SPAC a true, complete, and correct copy of such cyber insurance policy.

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5.27 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act.

5.28 Finders and Brokers. Except as set forth on Schedule 5.28, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

5.29 Exclusivity of Representations.

(a) Neither SPAC nor any of its Representatives have made any representation or warranty as to any SPAC Party or this Agreement, except as expressly set forth in this Agreement (including the related portions of SPAC Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

(b) SPAC specifically disclaims that it is relying upon or has relied upon any other representations and warranties that may have been made by any Person and acknowledges and agrees that Pubco, the Merger Subs and the Company have specifically disclaimed any such other representations and warranties.

5.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC or its Affiliates.

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Article VI

COVENANTS

6.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 6.15, the Company shall give, and shall cause its Representatives to give, SPAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as SPAC or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with SPAC and its Representatives in their investigation; provided, however, that SPAC and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b) During the Interim Period, subject to Section 6.15, SPAC shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to SPAC or its Subsidiaries, as the Company or its Representatives may reasonably request regarding SPAC, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of SPAC’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC or any of its Subsidiaries.

6.2 Conduct of Business of the Company.

(a) Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 6.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 6.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents, during the Interim Period, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

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(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, reverse split, combine, subdivide, exchange, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $200,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $100,000 individually or $200,000 in the aggregate;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), fund or commit to fund any Company Benefit Plan, or make or commit to make any bonus, retention, transaction or other payment (whether in cash, property or securities) to any employee or other service provider, or materially increase other benefits of employees generally, or grant, accelerate the vesting, lapsing or restrictions or payment or in any way amend, modify or supplement the terms of any equity or equity-based or phantom equity award, or forgive any loans or issue any loans to any service provider (other than in connection with a qualified retirement plan), or hire any new employee or engage any new independent contractor (who is a natural person) with target annual cash compensation in excess of $250,000, or enter into, establish, materially amend or terminate any Company Benefit Plan (except for the Post-Closing Equity Plan) with, for or in respect of any current or former consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

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(x) fail to use commercially reasonable efforts to maintain or renew any Permits necessary for the conduct of the Company Business;

(xi) establish any Subsidiary or enter into any new line of business;

(xii) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xiii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiv) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xvi) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvii) make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $1,000,000 in the aggregate), except for those expenditures set forth on Schedule 6.2(b)(xvii);

(xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xix) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $1,000,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

(xx) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xxi) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

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(xxiii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxv) authorize or agree to do any of the foregoing actions.

6.3 Conduct of Business of SPAC.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 6.3, SPAC shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to SPAC and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 6.3, nothing in this Agreement shall prohibit or restrict SPAC from: (i) extending, in accordance with SPAC’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”); (ii) incurring costs and expenses in connection with the Extension; (iii) approving any other matters required in connection with the Extension and (iv) redeeming the Class A Ordinary Shares held by its Public Shareholders as those Public Shareholders request in connection with the Extension pursuant to SPAC Organizational Documents; and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 6.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including the Conversion or any Extension) or as set forth on Schedule 6.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, restricted stock units, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities; provided that nothing herein shall prevent SPAC from entering into any Transaction Financing pursuant to Section 6.20 or from converting any SPAC Class B Ordinary Shares to SPAC Class A Ordinary Shares;

(iii) split, reverse split, combine, subdivide, exchange, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

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(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 6.3(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Conversion, Mergers and the other transactions contemplated by this Agreement (including any Transaction Financing) and the costs and expenses necessary for an Extension);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to SPAC;

(vii) terminate, waive or assign any material right under any SPAC Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting SPAC’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in SPAC Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

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(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Conversion and the Mergers);

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) enter into any agreement, understanding or arrangement with respect to the voting of SPAC Securities;

(xviii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xix) authorize or agree to do any of the foregoing actions.

6.4 Additional Financial Information.

(a) The Company shall deliver the audited consolidated financial statements of the Company as of and for each of the twelve (12) months ended December 31, 2023 and December 31, 2024, consisting of the audited consolidated balance sheet of the Company as of December 31, 2023 and December 31, 2024, and the related audited consolidated income statement, changes in members’ equity and statement of cash flows for the twelve (12) months then ended, and the related notes thereto, audited by a PCAOB qualified auditor in accordance with PCAOB auditing standards (the “Audited Financials” and together with the Unaudited Financial Statements, the “Company Financials”) to the Purchaser as soon as practicable after the date of this Agreement but no later than forty-five (45) days from the date of this Agreement (the “Audit Delivery Date”). The Audited Financials (i) shall be prepared in accordance with GAAP, (ii) shall fairly present, in all material respects, the financial position, results of operations, members’ deficit and cash flows of the Company, (iii) shall be (A) certified as audited in accordance with GAAP and the standards of the PCAOB by a PCAOB qualified auditor upon the filing of the initial Registration Statement/Proxy, (B) shall contain an unqualified report of the Company’ auditors, and (C) shall be substantially identical in all material respects to the Unaudited Financial Statements from the same period except that such Audited Financials shall include completed going concern, lease accounting, unit base compensation, and related party transactions sections, and (iv) shall comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to SPAC an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from December 31, 2024 through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes (collectively, the “Interim Financial Information”). From the date hereof through the Closing Date, the Company will also promptly deliver to SPAC copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

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6.5 SPAC Public Filings. During the Interim Period, SPAC will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of SPAC Public Units, SPAC Class A Ordinary Shares, and SPAC Public Warrants on NASDAQ; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on NASDAQ only the Pubco Class A Common Stock and the Pubco Public Warrants.

6.6 No Solicitation; Change in Recommendation.

(a) For purposes of this Agreement:

(i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction,

(ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale or acquisition by a Person (or group of Persons) of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to SPAC and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving SPAC.

(iii) an “Intervening Event” means, with respect to the Company, a material event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Alternative Transaction) that was not known by, and was not reasonably foreseeable to, the board of directors of SPAC as of the date of this Agreement (or the consequences or magnitude of which were not known by, or reasonably foreseeable to, the relevant board of directors as of the date of this Agreement), and that becomes known to such board of directors after the date of this Agreement and prior to the time the Required SPAC Shareholder Approval is obtained, and does not relate to, and excludes, (A) the transactions contemplated hereby or this Agreement (or any actions taken pursuant to this Agreement) including clearance of the transactions by any Governmental Authority or under any other applicable Laws and any action in connection therewith taken pursuant to or required to be taken pursuant to Section 6.9; (B) any change in the price or trading volume of SPAC Class A Ordinary Shares, and (C) any change described in subsections (i) through (v) of the definition of “Material Adverse Effect”; provided, however, that any such change described in this clause (C) described in subsections (i) through (v) of the definition of “Material Adverse Effect” may be taken into account in determining whether an Intervening Event has occurred to the extent that it disproportionately affects the relevant Party, taken as a whole, relative to other participants in the industries or geographical areas in which such Party operates.

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(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and SPAC, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or otherwise change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, SPAC Board Recommendation (in the case of SPAC and Merger Sub) (a “Change in Recommendation”) (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party or (vii) agree or resolve to do any of the foregoing.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that would reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral), as applicable, and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

(d) Notwithstanding anything in this Section 6.6 or otherwise in this Agreement to the contrary, if, at any time prior to (but not after) obtaining the Required SPAC Shareholder Approval, the board of directors of SPAC determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable Law, SPAC’s board of directors may make a Change in Recommendation; provided that SPAC will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (i) SPAC delivers to the Company a written notice (a “Change in Recommendation Notice”) advising the Company that its board of directors proposes to take such action and containing the material facts underlying its board of directors’ determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which the Change in Recommendation Notice is delivered (such period from the time the Change in Recommendation Notice is delivered until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which the Change in Recommendation Notice is delivered (it being understood that any material development with respect to an Intervening Event shall require a new notice but with an additional three (3) Business Day period from the date of such notice), the “Change in Recommendation Notice Period”), the board of directors of SPAC reaffirms in good faith (after consultation with its outside legal counsel and taking into account any adjustments in the terms and conditions of this Agreement offered by the Company as described in the following sentence) that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable Law. If requested by the Company, SPAC will use its reasonable best efforts to cause its Representatives to, during the Change in Recommendation Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Change in Recommendation.

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(e) Notwithstanding anything to the contrary contained in this Agreement, during a Change in Recommendation Notice Period, the obligations of SPAC and/or SPAC Board to give notice for or to convene a meeting, to make a recommendation, or, except as required by applicable Law, to make filings with the SEC with respect to the proposals contemplated herein shall be tolled to the extent reasonably necessary until such time as SPAC has filed an update to the Registration Statement with the SEC (which SPAC shall file as promptly as practicable after the Change in Recommendation by SPAC Board), and in the event a filing and/or notice for a meeting was made prior to the Change in Recommendation Notice Period, SPAC shall be permitted to adjourn such meeting and to amend such filing as necessary in order to provide sufficient time for the shareholders to consider any revised recommendation. To the fullest extent permitted by applicable Law, SPAC’s obligations to establish a record date for, duly call, give notice of, convene and hold SPAC Extraordinary General Meeting shall not be affected by any Change in Recommendation by SPAC Board.

(f) Notwithstanding anything to the contrary herein, nothing in this Section 6.6 shall limit SPAC’s and its Representatives’ ability to (A) have discussions with third parties and provide such third parties confidential information in connection with a Transaction Financing and (B) negotiate or enter into a letter of intent, agreement in principle, term sheet or definitive agreement relating to any Transaction Financing to be consummated at Closing.

6.7 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and NASDAQ promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (other than to engage in the Mergers in accordance with Article I), communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

6.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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6.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 6.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the Transactions as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person, (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement, (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences, (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto, and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

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(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval that are required in connection with the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement as may be required. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each of Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

(e) At the request of SPAC, the Company shall make the members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of SPAC shareholders, any “share recycling” efforts by SPAC and/or the obtaining of any debt or equity financing (including Transacting Financing) or the obtaining of ratings or Governmental Authority and other third party approvals.

6.10 Tax Matters.

(a) Each of the Parties shall use its reasonable best efforts to cause the Mergers to qualify as an exchange described in Section 351 of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Mergers to fail to qualify as an exchange described in Section 351 of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for federal income tax purposes, the Mergers as an exchange described in Section 351 of the Code.

(b) Any and all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Mergers will be paid by the responsible Party when due, and the responsible Party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

6.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

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6.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, SPAC, Pubco and the Company shall prepare, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of (x) the Pubco Common Stock to be issued under this Agreement to the holders of SPAC Common Stock and to the Sellers pursuant to the Mergers and (y) the Pubco Public Warrants, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from SPAC shareholders for the matters to be acted upon at SPAC Extraordinary General Meeting and providing the Public Shareholders an opportunity in accordance with SPAC’s Organizational Documents to have their SPAC Class A Ordinary Shares redeemed (the “Redemption). The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC shareholders to vote, at an extraordinary general meeting of SPAC shareholders to be called and held for such purpose (the “SPAC Extraordinary General Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement, the Ancillary Documents and the transactions contemplated hereby or referred to herein, including the Mergers and the Conversion (and, to the extent required, the issuance of any shares in connection with Transaction Financing, if any), by the holders of SPAC Ordinary Shares in accordance with SPAC’s Organizational Documents, the Act, the DGCL and the rules and regulations of the SEC and NASDAQ, (ii) the adoption and approval of the Amended Pubco Charter (as hereinafter defined), (iii) adoption and approval of a new equity incentive plan for Pubco in a form satisfactory to SPAC and Company (the “Incentive Plan” or “Post-Closing Equity Plan”), and which will provide for awards for a number of shares of Pubco Class A Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing (after giving effect to the Redemption), as further set forth in the Incentive Plan, (iv) the appointment of the members of the Post-Closing Pubco Board in accordance with Section 6.17 hereof, (v) the approval of an amendment to the Insider Letter, effective upon the Closing, pursuant to which the 10% of the Founder Shares will be released from transfer restrictions set forth therein on the date of Closing (the “Insider Letter Amendment Approval”), (vi) such other matters (or, to the extent applicable, excluding such approval matters) as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Mergers and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (vi), collectively, the “SPAC Shareholder Approval Matters”), and (viii) the adjournment of SPAC Extraordinary General Meeting to a later date or dates, if necessary or desirable in the reasonable determination of SPAC. If on the date for which SPAC Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required SPAC Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of SPAC Extraordinary General Meeting. In connection with the Registration Statement, SPAC, Pubco and the Company will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in SPAC’s Organizational Documents, the Act, the DGCL and the rules and regulations of the SEC and NASDAQ. The Company shall promptly provide SPAC and Pubco with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

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(b) SPAC, Pubco and the Company shall take any and all reasonable and necessary actions required to satisfy the requirements of the SPAC Organizational Documents, the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, SPAC Extraordinary General Meeting and the Redemption. Each of SPAC, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, SPAC, Pubco and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC, Pubco and the Company shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to SPAC shareholders and the Sellers, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and SPAC’s Organizational Documents.

(c) Each of Pubco, SPAC and the Company shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC (the “SEC Approval Date”), SPAC and Pubco shall distribute the Registration Statement to SPAC’s shareholders and the Sellers, and, pursuant thereto, shall call SPAC Extraordinary General Meeting in accordance with SPAC’s Organizational Documents and the Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement or as otherwise agreed upon by SPAC and the Company.

(e) SPAC and Pubco shall comply with all applicable Laws, any applicable rules and regulations of NASDAQ, SPAC’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of SPAC Extraordinary General Meeting and the Redemption.

6.13 Company Member Meeting. Promptly after the Registration Statement has become effective and been distributed by Pubco, the Company will call a meeting of its members in order to obtain the Required Company Member Approval (the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the holders of the Company Interests proxies in favor of the Required Company Member Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Member Approval, including enforcing the Seller Support Agreements.

6.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, statement, filing, announcement or other public communication concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby, including the existence or status thereof, shall be issued by any Party or any of its Affiliates without the prior written consent of SPAC and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonably efforts to allow SPAC, Pubco and the Company, reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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(b) SPAC and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

6.15 Confidential Information.

(a) The Company hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Affiliates and Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of SPAC or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of SPAC Confidential Information without SPAC’s prior written consent; and (ii) in the event that the Company or any of its Affiliates or Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (A) provide SPAC to the extent legally permitted with prompt written notice of such requirement so that SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective Order or other remedy or waive compliance with this Section 6.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or SPAC waives compliance with this Section 6.15(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such SPAC Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Affiliates and Representatives to, promptly deliver to SPAC or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and its Affiliates and Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any SPAC Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

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(b) The SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 6.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 6.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, SPAC shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that SPAC and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, SPAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

6.16 Documents and Information. After the Closing Date, Pubco shall, and shall cause its Subsidiaries (including the Company) to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of SPAC and the Company in existence on the Closing Date.

6.17 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of seven (7) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) two (2) persons designated by SPAC prior to the Closing (the “SPAC Directors”) and (ii) five (5) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least four (4) of whom shall be required to qualify as an independent director under NASDAQ rules. At or prior to the Closing, Pubco will provide each member of the Post-Closing Pubco Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such SPAC Director.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person(s) identified by the Company shall serve in such role or roles).

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6.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors, managers and officers of each Target Company, SPAC and each Person who served as a director, officer, manager, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of SPAC or the Company (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and SPAC, Pubco, any Merger Sub or the Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of Pubco and the Surviving Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of SPAC to the extent permitted by applicable Law. The provisions of this Section 6.18 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of each SPAC’s directors and officers, the Pubco shall, prior to the Effective Time, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “SPAC D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

(c) For the benefit of each the Company’s managers and officers, the Company shall, prior to the Effective Time, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Company D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

(d) Pubco and the Surviving Subsidiaries shall maintain SPAC D&O Tail Insurance and the Company D&O Tail Insurance, in full force and effect, and continue to honor the obligations thereunder, and Pubco and the Surviving Subsidiaries shall timely pay or caused to be paid all premiums with respect to SPAC D&O Tail Insurance and the Company D&O Tail Insurance.

6.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds from any Transaction Financing shall first be used to pay (a) the Note, (b) SPAC’s accrued and unpaid Expenses, (c) SPAC’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO, (d) any loans owed by SPAC to the Sponsor for any Expenses (including deferred Expenses) or other administrative costs and expenses incurred by or on behalf of SPAC or Extension Expenses, and (e) any other unpaid Expenses of the Company as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Pubco Securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of Pubco and the Surviving Subsidiaries.

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6.20 Transaction Financing.

(a) Without limiting anything to the contrary contained herein, during the Interim Period, SPAC may, but shall not be required to, enter into financing agreements (“Financing Agreements”) for one or more Transaction Financings on such terms and structuring, and using such strategy, placement agents and approach as SPAC and the Company shall reasonably agree (with the Company’s agreement thereto not to be unreasonably withheld, conditioned or delayed). SPAC may also, but shall not be required to, enter into agreements and consummate other backstop, non-redemption or similar agreements to effect a Transaction Financing, as defined herein.

(b) If SPAC elects to seek Transaction Financing in any form, SPAC, the Company and Pubco shall, and shall cause their respective Representatives to cooperate with each other and their respective Representatives in connection with such Transaction Financing and Financing Agreements and the Company and Pubco will use their respective reasonable best efforts to cause such Transaction Financing to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by SPAC).

6.21 Qualification to do Business. The Company Group hereby agrees that it shall, as promptly as practicable after the date of this Agreement but no later than the Closing Date, obtain foreign qualifications to do business in each jurisdiction in which it reasonably determines it is required to do so, including such jurisdictions as set forth in Schedule 6.21.

Article VII

CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Mergers and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and SPAC of the following conditions:

(a) Required SPAC Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of SPAC at SPAC Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of SPAC at SPAC Extraordinary General Meeting in accordance with SPAC’s Organizational Documents, applicable Law and the Proxy Statement (the “Required SPAC Shareholder Approval”).

(b) Required Company Member Approval. The Company Special Meeting shall have been held in accordance with the DLLCA and the Company Operating Agreement, and at such meeting, the requisite vote of the holders of Company Interests (including any separate class or series vote that is required, whether pursuant to the Company Operating Agreement, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Company Merger (the “Required Company Member Approval”).

(c) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

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(e) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth on Schedule 7.1(e) shall have each been obtained or made.

(f) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g) Appointment to the Board. The members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 6.17.

(h) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(i) SPAC Conversion. The Conversion shall have been consummated in accordance with Section 1.7.

(j) Pubco Charter Amendment. Prior to the Closing, Pubco shall have amended and restated its certificate of incorporation in a form satisfactory to SPAC and the Company (the “Amended Pubco Charter”).

(k) NASDAQ Listing. The shares of Pubco Class A Common Stock and the Pubco Public Warrants shall have been approved for listing on Nasdaq upon the Closing.

(l) Incentive Plan. Pubco shall have adopted, on or prior to Closing, the Incentive Plan.

7.2 Conditions to Obligations of the Company Parties. In addition to the conditions specified in Section 7.1, the obligations of the Company Parties to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. (i) SPAC Fundamental Representations shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in the first sentence of Section 3.5(a) shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the other representations and warranties of SPAC in Article III (other than SPAC Fundamental Representations and the representations and warranties set forth in the first sentence of Section 3.5(a) shall be true and correct (without giving effect to any limitations as to “materiality” or any similar limitation set forth herein) in all respects on and as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a SPAC Material Adverse Effect.

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(b) Agreements and Covenants. The SPAC shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Certain Ancillary Documents. The Insider Letter Amendment, the Amended Registration Rights Agreement and the Sponsor Letter shall be in full force and effect as of the Closing.

(d) Closing Deliveries.

(i) Officer Certificate. The SPAC shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a) and 7.2(b).

(ii) Secretary Certificate. The SPAC shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of SPAC’s Organizational Documents as in effect as of the Closing Date prior to the Effective Time (after giving effect to the Conversion), (B) the resolutions of the board of directors of SPAC authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required SPAC Shareholder Approval has been obtained and (D) the incumbency of officers of SPAC authorized to execute this Agreement or any Ancillary Document to which SPAC is or is required to be a party or otherwise bound.

(iii) Good Standing. The SPAC shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for SPAC certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of SPAC’s jurisdiction of organization and from each other jurisdiction in which SPAC is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

7.3 Conditions to Obligations of SPAC. In addition to the conditions specified in Section 7.1, the obligations of SPAC to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by SPAC) of the following conditions:

(a) Representations and Warranties. (i) the Target Company Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects on and as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in the first sentence of Section 5.3(a) shall be true and correct in all respects on and as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and (iii) the representations and warranties of the Target Companies Group, as applicable, set forth in Article V (other than the Target Company Fundamental Representations and the representations and warranties set forth in the first sentence of Section 5.3(a) and the representations and warranties of the Company Parties (other than the representations and warranties of the Company) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects on and as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect.

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(b) Agreements and Covenants. The Company Parties shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies since the date of this Agreement.

(d) Certain Ancillary Documents. Each Non-Competition Agreement, each Lock-Up Agreement, the Insider Letter Amendment, the Seller Support Agreement and the Amended Registration Rights Agreement shall be in full force and effect as of the Closing.

(e) Closing Deliveries.

(i) Officer Certificate. The SPAC shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c)

(ii) Secretary Certificate. The Company shall have delivered to SPAC a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of each Company Party’s Organizational Documents as in effect as of the Closing Date prior to the Effective Time, (B) the requisite resolutions of each of the Company, Pubco, Company Merger Sub and SPAC Merger Sub and the Sellers authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company Parties are or are required to be a party or bound, and the consummation of the Mergers and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Company Subsidiary Organizational Documents, and recommending the approval and adoption of the same by the holders of Company Interests at a duly called meeting of members, (C) evidence that the Required Company Member Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which a Company Party is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to SPAC good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company and Pubco certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s or Pubco’s jurisdiction of organization and from each other jurisdiction in which the Target Company or Pubco is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Resignations. Subject to the requirements of Section 5.18, SPAC shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by SPAC prior to the Closing.

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(v) Employment Agreement. The SPAC and Pubco shall have received employment agreements, in each case effective as of the Closing, in form and substance acceptable to SPAC, between Andrew Karos and Erik Guckel and Pubco or a Target Company, as noted on Schedule 7.3(e)(v), and each such employment agreement duly executed by the parties thereto.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Seller) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VIII

TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of SPAC and the Company;

(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by March 10, 2026 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either SPAC or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to SPAC, if there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of SPAC shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the material breach or material inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such material breach or material inaccuracy is provided to SPAC or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by SPAC to the Company, if (i) there has been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by SPAC or (B) the Outside Date; provided, that SPAC shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time SPAC is in material uncured breach of this Agreement;

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(f) by written notice by SPAC to the Company, if there shall have been a Material Adverse Effect on the Target Companies following the date of this Agreement which is uncured and continuing;

(g) by written notice by either SPAC or the Company to the other, if SPAC Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, SPAC’s shareholders have duly voted, and the Required SPAC Shareholder Approval was not obtained; or

(h) By written notice by SPAC to the Company, if the Company has not delivered the Audited Financials to SPAC on or before the Audit Delivery Date.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 6.14, 6.15, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.6, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. Subject to Section 9.1, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, subject to Section 6.19; provided that (i) if the Closing occurs, all expenses incurred by SPAC will be paid or reimbursed by Pubco from the Trust Account, the Transaction Financing, or other cash sources available to Pubco or its Subsidiaries at the Closing, (ii) all fees, costs and expenses (including filing fees) paid or payable by any Party or any of its Affiliates as a result of or in connection with or arising under any applicable Antitrust Laws, including fees and expenses relating to any pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall be shared equally between the Parties, (iii) all fees, costs and expenses (including filing fees and printer costs) paid or payable by any Party or any of its Affiliates as a result of or in connection with or arising from filing the Registration Statement with the SEC shall be shared equally between the Parties, and (iv) all fees, costs and expenses (including filing fees) paid or payable by any Party or any of its Affiliates as a result of or in connection with or arising from submitting to NASDAQ a listing application for the shares of Pubco Stock (including any filing fees arising therefrom) shall be shared equally between the Parties.

8.4 Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties or their respective Representatives pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Parties or their respective Representatives with respect thereto. The covenants and agreements made by the Parties and their respective Representatives in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

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Article IX

WAIVERS AND RELEASES

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company hereby represents and warrants that it has read the IPO Prospectus and understands that SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their SPAC shares in connection with the consummation of SPAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if SPAC fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension by an amendment to SPAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes or (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to herein as, the “Released Claims”). The Company, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or any of its respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, the Company hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or any of its respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, SPAC and its Representatives, as applicable, shall be entitled to recover from the Company and its Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event SPAC or its Representatives, as applicable, prevails in such Action. This Section 9.1 shall survive termination of this Agreement for any reason and continue indefinitely.

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Article X

MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC at or prior to the Closing, to: Willow Lane Acquisition Corp. 250 West 57th Street, Suite 415 New York, New York 10107 Attn: [***] Email: [***]

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: David Landau, Esq.; Anthony Ain, Esq.

Telephone No.: [***]

Email: [***]

If to the Company or the Company Surviving Subsidiary, to: Boost Run Holdings, LLC 5 Revere Drive Northbrook, IL 60062 Attn: [***] Telephone No.: [***] Email: [***]

with a copy (which will not constitute notice) to:

Winston and Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attn: Peter Clarke

Telephone No.: [***]

Email: [***]

Winston and Strawn LLP

800 Capitol St., Suite 2400

Houston, Texas 77002-2925

Attn: Mike Blankenship; Ben Smolij

Telephone No.: [***]

Email: [***]

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If to Pubco after the Closing, to: Boost Run Inc. 5 Revere Drive Northbrook, IL 60062 Attn: [***] Telephone No.: [***] Email: [***]

with a copy (which will not constitute notice) to:

Winston and Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attn: Peter Clarke

Telephone No.: [***]

Email: [***]

Winston and Strawn LLP

800 Capitol St., Suite 2400

Houston, Texas 77002-2925

Attn: Mike Blankenship; Ben Smolij

Telephone No.: [***]

Email: [***]

10.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of SPAC, Pubco and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 6.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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10.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by SPAC, the Company and Pubco.

10.9 Waiver. The SPAC on behalf of itself and its Affiliates and the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the SPAC Representative or the Seller Representative lieu of such party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after Closing shall also require the prior written consent of the SPAC Representative and the Seller Representative.

10.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

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10.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to SPAC its shareholders or stockholders under the Act, DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to SPAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of SPAC and its Representatives and SPAC and its Representatives have been given access to the electronic folders containing such information.

10.12 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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10.13 SPAC Representative.

(a) SPAC, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints George Peng, in his capacity as SPAC Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to whether Earnout Shares are to be issued under Section 1.12; (ii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which SPAC Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “SPAC Representative Documents”); (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any SPAC Representative Documents; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as SPAC Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as SPAC Representative and to rely on their advice and counsel; (v) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction; and (vi) otherwise enforcing the rights and obligations of any such Persons under any SPAC Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that SPAC Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of SPAC Securities (other than the Sellers immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by SPAC Representative, including any agreement between SPAC Representative and the Seller Representative, shall be binding upon SPAC and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.13 are irrevocable and coupled with an interest. The SPAC Representative hereby accepts its appointment and authorization as SPAC Representative under this Agreement.

(b) The SPAC Representative shall not be liable for any act done or omitted under any SPAC Representative Document as SPAC Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The SPAC shall indemnify, defend and hold harmless SPAC Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of SPAC Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of SPAC Representative’s duties under any SPAC Representative Document, including the reasonable fees and expenses of any legal counsel retained by SPAC Representative. In no event shall SPAC Representative in such capacity be liable under or in connection with any SPAC Representative Document for any indirect, punitive, special or consequential damages. The SPAC Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on SPAC Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, SPAC Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of SPAC, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as SPAC Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to SPAC Representative under this Section 10.13 shall survive the Closing and continue indefinitely.

(c) The Person serving as SPAC Representative may resign upon ten (10) days’ prior written notice to Pubco, SPAC and the Seller Representative, provided, that SPAC Representative appoints in writing a replacement SPAC Representative. Each successor SPAC Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original SPAC Representative, and the term “SPAC Representative” as used herein shall be deemed to include any such successor SPAC Representatives.

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10.14 Seller Representative.

(a) Each Seller, by approval of the Transactions and this Agreement, on behalf of itself and its successors and assigns, irrevocably constitutes and appoints Andrew Karos, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) controlling and making any determinations with respect to whether Earnout Shares are to be issued under Section 1.12; (ii) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Sellers in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Sellers unless otherwise agreed by each Seller who is subject to any disparate treatment of a potentially material and adverse nature); (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (v) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction, whether incurred prior or subsequent to Closing; (vi) receiving all or any portion of the consideration provided to the Sellers under this Agreement and to distribute the same to the Sellers in accordance with their Percentage Share; and (vii) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and SPAC Representative, shall be binding upon each Seller and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b) Any other Person, including SPAC Representative, Pubco, SPAC and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Sellers under any Seller Representative Documents. The SPAC Representative, Pubco, SPAC and the Company shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) the settlement of any disputes with respect to Section 1.12, (ii) any payment instructions provided by the Seller Representative or (iii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Seller shall have any cause of action against SPAC Representative, SPAC, the Company for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. None of SPAC Representative, Pubco, SPAC, or the Company shall have any Liability to any Seller for any allocation or distribution among the Sellers by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Seller under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Seller, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Seller with respect thereto. All notices or other communications required to be made or delivered by a Seller shall be made by the Seller Representative (except for a notice under Section 10.1 of the replacement of the Seller Representative).

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(c) The Seller Representative will act for the Sellers on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Sellers, but the Seller Representative will not be responsible to the Sellers for any Losses that any Seller may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Sellers shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all Losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Sellers, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 11.8 shall survive the Closing and continue indefinitely.

(d) If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Sellers, then the Sellers shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Sellers holding in the aggregate a pro rata share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify SPAC Representative, Pubco and SPAC in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

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10.15 Legal Representation. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented SPAC and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented SPAC and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent one or more of the Sponsor or its respective Affiliates in connection with matters in which such Persons are adverse to Pubco, SPAC or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, who is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, SPAC, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of SPAC or any of its Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed a client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by Pubco or the Surviving Subsidiaries; provided, further, that nothing contained herein shall be deemed to be a waiver by SPAC or any of its Affiliates (including, after the Effective Time, Pubco, the Surviving Subsidiaries, and their respective Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XI

DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or SPAC prior to the Closing.

“AFR” means the applicable federal rates provided by the IRS for federal income tax purposes.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, phantom equity, option, stock appreciation right, restricted stock, restricted stock unit, equity purchase or other equity-based compensation plan, employment or consulting, severance, change in control, retention or termination pay, employee or consultant loan program, vacation, sick, or other bonus, deferred compensation plan or practice, hospitalization or other medical, life, death, disability or other insurance, fringe benefit, Section 125 cafeteria plan, welfare, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, Foreign Pension Plan, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA (including any similar plan subject to laws of a jurisdiction outside of the United States), maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or former employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

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“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Cayman Conversion Documents” means the documents required to be filed with the Cayman Registrar in order to give effect to the Conversion pursuant to SPAC Organizational Documents and the Act.

“Class A Units” means the issued and outstanding Class A Units of the Company pursuant to the Company Operating Agreement.

“Class B Units” means the issued and outstanding Class B Units of the Company pursuant to the Company Operating Agreement.

“Class C Units” means the issued and outstanding Class C Units of the Company pursuant to the Company Operating Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by SPAC or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by a Company Party or its Representatives to SPAC or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any equity securities of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of the Company (but excluding any Company Interests).

“Company Interests” means the issued and outstanding membership interests of the Company, consisting of Class A Units of the Company and Class B Units of the Company.

“Company Operating Agreement” means that certain Amended and Restated Operating Agreement of Boost Run Holdings, LLC, dated as of August 28, 2025.

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“Company Privacy and Data Security Policies” means all of the Target Companies’ past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information, including written information security policies.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, including but not limited to mask works, textual works, visual, pictorial, or graphical works, or compilations of data or other information and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Delaware Conversion Documents” means the documents required to be filed with the Delaware Secretary of State to give effect to the Conversion pursuant to the DGCL.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

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“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with any Target Company or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all fees, costs and expenses, including all out-of-pocket expenses (including all such fees, costs and expenses with respect to counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates, exchange listings, SEC filings, compliance with the Hart Scott Rodino Antitrust Improvements Act of 1976 and obtaining the D&O Tail Insurance), incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of the transactions contemplated hereby and thereby. With respect to SPAC, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any costs and expenses necessary for an Extension (such expenses, “Extension Expenses”).

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program (other than social security or social insurance) established or maintained outside of the United States by any Target Company or any one or more of its Affiliates primarily for the benefit of employees of a Target Company or one or more of its Affiliates residing outside the United States, which plan, fund or other program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 7, 2024, by and among SPAC, Sponsor and the other “Holders” named therein.

“Founder Shares” means an aggregate of 4,628,674 SPAC Class B Ordinary Shares which were issued to the Sponsor in a private placement transaction.

“Fraud Claim” means any claim based in whole or in part upon fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

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“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Insider Letter Agreement” means that certain letter agreement, dated as of November 7, 2024, by and among SPAC, its officers and directors and the Sponsor.

“Interim Balance Sheet Date” means June 30, 2025.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of SPAC Public Units (and any successor equity thereto) pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of November 7, 2024, and filed with the SEC on November 8, 2024 (File No. 333-282495).

“IPO Underwriter” means BTIG, LLC.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers, managers or directors of any Target Company, after reasonable inquiry consistent with their respective job duties and functions or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry consistent with their respective job duties and functions, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry consistent with their respective job duties and functions.

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“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Loss” means any and all losses, obligations, penalties, amounts paid in settlement, damages (including consequential damages), amounts paid in settlement, costs and expenses (including reasonable expenses of investigation, court costs and attorneys’ fees and expenses), diminution in value, Taxes, Liens and interest, in each case arising out of or related to any Action, Order or other Liability.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions, natural or man-made disasters, emergencies, calamities, epidemics, pandemics, disease outbreaks, other acts of God or other force majeure events in the United States or other political conditions or natural disasters; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to SPAC, the consummation and effects of the Redemption (or any redemption in connection with the Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

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“NASDAQ” means The Nasdaq Stock Market LLC.

“Note” means the installment note in the initial principal amount of Eight Million Five Hundred Thousand U.S. Dollars ($8,500,000) payable to the Seller holding the Class A Units in the Company.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, reexamined patents or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, divided, continued, abandoned, withdrawn, or refiled).

“Percentage Merger Consideration” means a number of shares of Pubco Common Stock equal to (a) 44,150,000, multiplied by (b) the percentage set forth opposite such Seller’s name on Schedule 1.8.

“Percentage Share” means with respect to each Seller, shall be the percentage set forth opposite such Seller’s name on Schedule 1.8.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, filings, accreditations, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit or operational expenses, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, exempted company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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“Personal Information” means any information that either directly or indirectly identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, or that relates or links to, or is reasonably linkable to an identified or identifiable individual, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural Person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural Person, or to target advertisements or other content or products or services to a natural Person.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Privacy Laws” means all applicable Laws, Orders, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the GDPR, and all other similar international, federal, state, provincial, and local Laws.

“Processing” means any operation performed on Personal Information or that relevant Privacy Laws include in the definition of processing, processes, or process, including the collection, creation, receipt, access, use, handling, recording, compilation, analysis, organizing, monitoring, maintenance, retention, storage, holding, transmission, transfer, protection, disclosure, amendment, distribution, erasure, destruction, or disposal of Personal Information.

“Pubco Class A Common Stock” means the shares of Pubco Class A Common Stock, par value $0.0001 per share.

“Pubco Class B Common Stock” means the shares of Pubco Class B Common Stock, par value $0.0001 per share.

“Pubco Common Stock” means Pubco Class A Common Stock and Pubco Class B Common Stock, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Pubco Private Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Class A Common Stock at a price of $11.50 per share.

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“Pubco Public Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Class A Common Stock at a price of $11.50 per share.

“Pubco Securities” means the Pubco Common Stock and the Pubco Warrants, collectively.

“Pubco Warrants” means Pubco Private Warrants and Pubco Public Warrants, collectively.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, libraries, repositories, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“SPAC Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SPAC prior to consummation of the Conversion.

“SPAC Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of SPAC prior to consummation of the Conversion.

“SPAC Common Stock” means the shares of common stock, par value $0.0001 per share, of SPAC following the consummation of the Conversion.

“SPAC Confidential Information” means all confidential or proprietary documents and information concerning SPAC or any of its Representatives; provided, however, that SPAC Confidential Information shall not include any information which, (i) at the time of disclosure by a Company Party or any of its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by SPAC or its Representatives to a Company Party or any of its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information. For the avoidance of doubt, from and after the Closing, SPAC Confidential Information will include the confidential or proprietary information of the Target Companies.

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“SPAC Fundamental Representations” means the representations and warranties specified in Section 3.1 (Organization and Standing), Section 3.2 (Authorization; Binding Agreement); Section 3.4 (Non-Contravention); Section 3.5(a) (other than the first sentence of Section 3.5(a)) (Capitalization); Section 3.5(b) (Capitalization); and Section 3.16 (Finders and Brokers).

“SPAC Ordinary Shares” means SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares, collectively.

“SPAC Organizational Documents” means, the Amended and Restated Memorandum and Articles of Association of SPAC, as in force and effective under the Act.

“SPAC Preference Shares” means preference shares, par value $0.0001 per share, of SPAC prior to the Conversion.

“SPAC Private Warrants” means one (1) whole warrant that was issued to the Sponsor in a private placement that closed simultaneously with the IPO, with each whole warrant entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share.

“SPAC Public Units” means the units issued in the IPO (including overallotment units acquired by SPAC’s underwriter) consisting of one SPAC Class A Ordinary Share and one-half (1/2) of one SPAC Public Warrant.

“SPAC Public Warrants” means one whole warrant that was included in as part of each SPAC Public Unit, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share.

“SPAC Securities” means SPAC Public Units, SPAC Ordinary Shares, SPAC Preference Shares and SPAC Warrants, collectively.

“SPAC Warrants” means SPAC Private Warrants and SPAC Public Warrants, collectively.

“Sponsor” means Willow Lane Sponsor, LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

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“Target Company Fundamental Representations” means the representations and warranties specified in Section 5.1 (Organization and Standing), Section 5.2 (Authorization; Binding Agreement); Section 5.3(a) (other than the first sentence of Section 5.3(a)) (Capitalization); Section 5.3(b)(Capitalization); Section 5.6 (Non-Contravention); and Section 5.28 (Finders and Brokers).

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, tax collected at source, equalization levy, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Pubco Class A Common Stock are actually traded on the principal securities exchange or securities market on which the Pubco Class A Common Stock are then traded.

“Trading Market” means from and after the Closing, at any particular time of determination, the principal United States securities exchange or securities market on which the shares of Pubco Class A Common Stock are then traded.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, including all employment, payroll, and other applicable Taxes on such payments and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on SPAC or any Target Company in connection with the Merger or the other transactions contemplated by this Agreement.

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“Transaction Financing” means a capital raising transaction in connection with the Transactions structured as one or a combination of common equity, preferred equity, convertible equity or debt, non-redemption or backstop arrangements with respect to the Trust Account, a committed equity facility, debt facility, and/or other sources of cash or cash equivalents, in each case, whether such investment is into SPAC, the Company or Pubco.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of November 7, 2024, as it may be amended, by and between SPAC and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“Unaudited Financial Statements” means the unaudited consolidated financial statements of the Target Companies, consisting of the consolidated balance sheets of the Target Companies and the related consolidated income statements, changes in shareholder equity and statements of cash flows for the years ended December 31, 2023 and December 31, 2024.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

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Term	Section
Acquisition Proposal	6.6(a)
Act	Recitals
Agreement	Preamble
Alternative Transaction	6.6(a)
Amended Pubco Charter	7.1(j)
Antitrust Laws	6.9(b)
Audit Delivery Date	6.4(a)
Audited Financials	6.4(a)
Business Combination	9.1
Cayman Registrar	1.7
CFO	1.12(b)
Change in Recommendation	6.6(b)
Change in Recommendation Notice	6.6(d)
Change in Recommendation Notice Period	6.6(d)
Closing	2.1
Closing Date	2.1
Closing Filing	6.14(b)
Closing Press Release	6.14(b)
Company	Preamble
Company Benefit Plan	5.19(a)
Company Business	Recitals
Company Certificate of Merger	1.3
Company D&O Tail Insurance	6.18(c)
Company Directors	6.17(a)
Company Disclosure Schedules	Article V
Company Financials	6.4(a)
Company IP	5.13(d)
Company IP Licenses	5.13(a)
Company Material Contracts	5.12(a)
Company Merger	Recitals
Company Merger Sub	Preamble
Company Parties	Preamble
Company Permits	5.10
Company Personal Property Leases	5.16
Company Real Property Leases	5.15
Company Registered IP	5.13(a)
Company Special Meeting	6.13
Company Surviving Subsidiary	1.2
Conversion	1.7
Conversion Organizational Documents	1.7
D&O Indemnified Persons	6.18(a)
DGCL	Recitals
Disinterested Independent Director	1.12(b)
DLLCA	1.2
Earnout Agreement	Recitals

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Term	Section
Earnout Period	1.12(a)
Earnout Shares	1.12(a)
Earnout Statement	1.12(b)
Effective Time	1.3
EGS	2.1
Employment Agreements	Recitals
Enforceability Exceptions	3.2
Environmental Permits	5.20(a)
Excluded Interests	1.10(b)
Extension	6.3(a)
Extension Expenses	11.1
Financing Agreement	6.20(a)
Federal Securities Laws	6.7
Incentive Plan	6.12(a)
Insider Letter Amendment Approval	6.12(a)
Interim Financial Information	6.4
Interim Period	6.1(a)
Investment Company Act	3.15
Lock-Up Agreement	Recitals
Merger Consideration	1.8
Merger Subs	Preamble
Mergers	Recitals
Non-Competition Agreement	Recitals
Off-the-Shelf Software	5.13(a)
Outbound IP License	5.13(c)
Outside Date	8.1(b)
Party(ies)	Preamble
Post-Closing Equity Plan	6.12(a)
Post-Closing Pubco Board	6.17(a)
Privacy Agreement	5.26(a)
Proxy Statement	6.12(a)
Pubco	Preamble
Public Certifications	3.6(a)
Public Shareholders	9.1
SPAC	Preamble
SPAC Certificate of Merger	1.3
SPAC Board Recommendation	Recitals
SPAC D&O Tail Insurance	6.18(b)
SPAC Directors	6.17(a)
SPAC Disclosure Schedules	Article III
SPAC Extraordinary General Meeting	6.12(a)
SPAC Financials	3.6(c)
SPAC Material Contract	3.13(a)
SPAC Merger	Recitals
SPAC Merger Sub	Preamble
SPAC Shareholder Approval Matters	6.12(a)

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Term	Section
SPAC Representative	Preamble
SPAC Representative Documents	10.13(a)
SPAC Surviving Subsidiary	1.1
SPV	Recitals
Redemption	6.12(a)
Registration Statement	6.12(a)
Related Person	5.21
Released Claims	9.1
Representative Party	1.12(b)
Required Company Member Approval	7.1(b)
Required SPAC Shareholder Approval	7.1(a)
SEC Approval Date	6.12(d)
SEC Reports	3.6(a)
Section 409A Plan	5.19(k)
Security Incident	5.26(d)
Sellers	1.8(a)
Seller Representative	Preamble
Seller Representative Documents	10.14(a)
Share Price Target	1.12(a)
Signing Filing	6.14(b)
Signing Press Release	6.14(b)
Specified Courts	10.4
Surviving Subsidiaries	1.2
Tier I Share Price Target	1.12(a)
Tier II Share Price Target	1.12(a)
Tier III Share Price Target	1.12(a)
Top Customers	5.24
Top Suppliers	5.24

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IN WITNESS WHEREOF, each Party hereto has caused this Business Combination Agreement to be signed and delivered as of the date first written above.

SPAC:

WILLOW LANE ACQUISITION CORP.

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Chief Executive Officer

Pubco:

BOOST RUN INC.

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Chief Executive Officer

SPAC Merger Sub:

BENCHMARK MERGER SUB I INC.

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Chief Executive Officer

Company Merger Sub:

BENCHMARK MERGER SUB II LLC

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Chief Executive Officer

The Company:

BOOST RUN HOLDINGS, LLC

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Manager

SPAC Representative:

By:	/s/ George Peng
Name:	George Peng

Seller Representative:

By:	/s/ Andrew Karos
Name:	Andrew Karos

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Annex A-1

AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT, dated as of January 13, 2026 (this “Amendment”), amends the Business Combination Agreement, dated as of September 15, 2025 (the “BCA”), by and among (i) Willow Lane Acquisition Corp., a Cayman Islands exempted company (together with its successors, including after the Conversion, “SPAC”), (ii) Boost Run Inc., a Delaware corporation (“Pubco”), (iii) Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), (v) Boost Run Holdings, LLC, a Delaware limited liability company (together with its successors, the “Company”), (vi) George Peng, solely in the capacity as the representative from and after the Effective Time for SPAC shareholders as of immediately prior to the Effective Time and their successors and assigns in accordance with the terms and conditions of this Agreement (the “SPAC Representative”) and (vii) Andrew Karos, solely in the capacity as the representative from and after the Effective Time for the Sellers as of immediately prior to the Effective Time (and their successors and assigns) in accordance with the terms and conditions of this Agreement (the “Seller Representative”, together with SPAC, Pubco, SPAC Merger Sub, Company Merger Sub, Company, SPAC Representative each, a “Party” and, collectively, the “Parties”), is made and entered into by and between the Parties.

RECITALS

WHEREAS, Section 10.8 of the BCA sets forth that the BCA may be amended, supplemented or modified only by execution of a written instrument signed by each of SPAC, the Company and Pubco; and

WHEREAS, the Parties desire to amend certain provisions of the BCA as set forth in this Amendment, in accordance with Section 10.8 of the BCA.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.	Definitions. Except as otherwise provided herein or if context otherwise requires, capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the BCA.

A-1-1

2.	Amendments to the BCA. The Parties hereby agree that the BCA shall be deemed to be amended as follows:

2.1.	The language of Section 6.17(a) of the BCA is hereby deleted in its entirety and replaced by the following:

“(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of seven (7) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) two (2) persons designated by SPAC prior to the Closing (the “SPAC Directors”) and (ii) five (5) persons that are designated by the Company prior to the Closing (the “Company Directors”). At or prior to the Closing, Pubco will provide each member of the Post-Closing Pubco Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such SPAC Director.

2.2.	The language of Section 8.1(b) of the BCA is hereby deleted in its entirety and replaced by the following:

“(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by June 30, 2026 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;”

3.	Authority Relative to Amendment. Each Party hereto represents and warrants that it has all requisite company or corporate power and authority to execute and deliver this Amendment. This Amendment constitutes, assuming due authorization, execution, and delivery by the other Parties hereto, a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to any Enforceability Exceptions.

4.	Effectiveness. All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except to the extent specifically amended hereby, all of the terms of the BCA shall remain unchanged and in full force and effect, and, to the extent applicable, such terms shall apply to this Amendment as if it formed a part of the BCA.

5.	References to the BCA. After giving effect to this Amendment, each reference in the BCA to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the BCA shall refer to the BCA as amended by this Amendment. All references in the BCA to “the date hereof” or “the date of this Agreement” shall refer to September 15, 2025.

A-1-2

6.	Entire Agreement. This Amendment, the BCA (including the Exhibits thereto) and the Ancillary Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

7.	Expenses. All Expenses incurred in connection with this Amendment and the transactions contemplated hereby will be reimbursed in accordance with Section 8.3 of the BCA.

8.	Other Provisions. The provisions of Article X (Miscellaneous) of the BCA shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the BCA as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Remainder of page intentionally left blank]

A-1-3

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to the Business Combination Agreement to be duly executed as of the date first above written.

BOOST RUN INC.

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Chief Executive Officer

A-1-4

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to the Business Combination Agreement to be duly executed as of the date first above written.

WILLOW LANE ACQUISITION CORP.

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Chief Executive Officer

A-1-5

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to the Business Combination Agreement to be duly executed as of the date first above written.

BOOST RUN HOLDINGS, LLC

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Manager

A-1-6

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOOST RUN INC.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Boost Run Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Boost Run Inc.”.

2. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 5, 2025.

3. This Amended Restated Certificate of Incorporation (this “Certificate”) restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is “Boost Run Inc.” (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington (New Castle County), Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000,000,000 of which (i) 700,000,000 shares shall be Common Stock of the par value of $0.0001 per share (“Common Stock”), representing (a) 500,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (b) 200,000,000 shares of Class B Common Stock (“Class B Common Stock”), and (ii) 300,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

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B. Rights of Class A Common Stock and Class B Common Stock.

(1) Voting. Except as otherwise required by law or this Certificate of Incorporation (including any Preferred Stock Designation), the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by the DGCL. Except as otherwise expressly provided herein or required by the DGCL, each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder and each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder.

(2) Dividend and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(3) Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(4) Liquidation, Dissolution or Winding Up of the Corporation. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

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C. Conversion of Class B Common Stock.

(1)	Automatic Conversion. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to voting control over such share by proxy or otherwise (each a “Transfer”), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock. In addition, each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the holder of such share ceasing to serve as an executive officer or director of the Company, or upon the holder owning less than forty percent (40%) of the Class B shares that he initially owned at the closing of the initial business combination transactions contemplated by that certain Business Combination Agreement, dated as of September 15, 2025, by and among Willow Lane Acquisition Corp., Boost Run Holdings, LLC, and other parties thereto, as the same may be amended, restated, supplemented or waived from time to time (the “Business Combination”). Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.

(2)	Permitted Transfers. The following shall not be considered a Transfer: (i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (ii) the existence of any proxy granted prior to the effective time of the Business Combination or the amendment or expiration of any such proxy; (iii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of shares of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iv) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer; or (v) entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a liquidation of the Company, business combination, or acquisition that has been approved by the Board of Directors.

FIFTH:

A. The number of members of the entire Board shall be fixed, from time to time, exclusively by the Board, in accordance with the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”), subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any.

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B. The Board shall consist of directors whose number shall be fixed exclusively by the Board. All directors shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders and until their successors shall have been elected and qualified. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the term and until his successor shall have been elected and qualified. Directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66-2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the Bylaws so provide.

B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws without the consent of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate. Notwithstanding anything to the contrary contained in this Certificate or any provision of law which might otherwise permit a lesser vote of the stockholders, the stockholders may adopt, amend, alter or repeal the Bylaws only with the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

C. Any action required or permitted to be taken by the stockholders of the Corporation at a annual or special meeting of the stockholders of the Corporation may be effected by written consent in lieu of a meeting.

D. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

F. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

G. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of this Certificate.

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SEVENTH:

A. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the repeal or modification of this paragraph A nor, to the fullest extent permitted by the DGCL, any modification of law shall adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C. The rights to indemnification and advancement of expenses conferred in this Article Seventh of this Certificate shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:

A. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction.

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B. If any action the subject matter of which is within the scope of paragraph A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph A immediately above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. If any provision or provisions of this Article Ninth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Ninth (including, without limitation, each portion of any sentence of this Article Ninth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ninth.

TENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ELEVENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article Eleventh. Notwithstanding any other provisions of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the stockholders may amend, alter, or repeal, or adopt any provision inconsistent with, any provision of Article Fifth, Sixth or Eleventh of this Certificate only with the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

TWELFTH: The Corporation will not be subject to Section 203 of the DGCL.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its , as of the day of       , 2025.

, Chief Executive Officer

Annex C

Adopted as of , 2025

BYLAWS

OF

BOOST RUN INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Boost Run Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at Corporation Trust Center, 1209 Orange Street, Wilmington (New Castle County), Delaware 19801 and The Corporation Trust Company. shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings.

(a) The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

(b) Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

(c) To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

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2.3 Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by the chairperson of the Board, the chief executive officer of the Corporation or the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

(b) Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Quorum. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5 Organization.

(a) The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

(b) The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote on such question. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect each director. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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2.8 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the class and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held.

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2.9 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10 Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11 Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12 Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

ARTICLE III

DIRECTORS

3.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into classes as more fully described in the Certificate of Incorporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders (or if the Board is divided in classes, the next annual meeting at which such director’s class stands for election) or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.

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3.3 Nominations. Unless otherwise provided in the Certificate of Incorporation or any Preferred Stock Designation (as defined in the Certificate of Incorporation), nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings.

(a) The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

(b) Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.

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3.8 Removal of Directors by Stockholders. Directors of the Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66-2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

3.9 Resignations. Any Director may resign at any time by submitting his or her written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11 Compensation. The Board of Directors shall have the authority to fix the compensation of directors. Without limiting the foregoing, the directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director or as a member of any committee of the Board of Directors.

3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

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ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be elected or appointed by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect or appoint one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this ARTICLE IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his, her or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

4.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

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4.7 Vice Presidents. At the request of the Chief Executive Officer or the President, or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.10 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.12 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may prescribe.

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4.13 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.14 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.15 Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.16 Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1 Form of Certificates. The shares of stock in the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board of Directors and the requirements of Delaware General Corporate Law (the “DGCL”). Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2 Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his or her residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

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5.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI

NOTICES

6.1 Form of Notice. Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Section 3.4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

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ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or her is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or her acted in good faith and in a manner he or her reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or her reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 Actions by or in Right of the Company. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or her is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or her acted in good faith and in a manner he or her reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 Success on the Merits. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Standard of Conduct Determination. Any indemnification under Sections 7.1 or 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or her has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) by the stockholders.

7.5 Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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7.6 Non-Exclusive Rights. The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8 Defined Terms.

(a) For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

(b) For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.9 Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.10 Limitation of Liability. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

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8.2 Maintenance and Inspection of Records.

(a) The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

(b) Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

(c) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.6 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

8.7 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.8 Amendments. Subject to any limitations in the Certificate of Incorporation, the original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws, subject to any limitations in the Certificate of Incorporation.

8.9 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

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Annex D

BOOST RUN INC.

2026 OMNIBUS INCENTIVE PLAN

Section 1.	General.

The purposes of the Boost Run Inc. 2026 Omnibus Incentive Plan (the “Plan”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing.

Section 2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(d) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(e) “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

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(i) “Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(k) “Change in Control” means the occurrence of any of the following:

(i) any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

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(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Class A Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(v) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(vi) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(vii) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, if required by Rule 16b-3 under the Exchange Act or the applicable stock exchange on which the Shares are traded following an IPO, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(viii) “Common Stock” means the common stock of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(ix) “Company” means Boost Run Inc. (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(x) “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.

(xi) “Director” means any individual who is a member of the Board on or after the Effective Date.

(xii) “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).

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(xiii) “Effective Date” shall have the meaning set forth in Section 22 of the Plan.

(xiv) “Eligible Recipient” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(xv) “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(xvi) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(xvii) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(xviii) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(xix) “Fair Market Value” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.

(xx) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxi) “Good Reason” means, with respect to a Participant, a resignation for “Good Reason” (or a term of similar meaning) as defined in the Participant’s Award Agreement or other applicable written agreement with the Company or an Affiliate, if any; provided that if no such agreement defines “Good Reason,” the term shall not apply for purposes of the Plan.

(xxii) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(xxiii) “IPO” means an initial public offering of, or direct or indirect public listing of, the securities of the Company, its successors and assigns, or any of its related corporate entities.

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(xxiv) “Non-Employee Director” means a Director who is not an Employee.

(xxv) “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(xxvi) “Outstanding Shares” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.

(xxvii) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(xxviii) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(xxix) “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(xxx) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(xxxi) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.

(xxxii) “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

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(xxxiii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(xxxiv) “Plan” means this Boost Run Inc. 2026 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.

(xxxv) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxxvi) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(xxxvii) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(xxxviii) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(xxxix) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(xl) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(xli) “Share” means a share of Common Stock.

(xlii) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(xliii) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

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(xliv) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3.	Administration.

(a) The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be made subject to each Award;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi) to determine Fair Market Value;

(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

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(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.

(a) Subject to this Section 4 and to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of [●]2shares of Common Stock.

(b) Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $[●]3 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).

2 Note to Draft: To be 15% of outstanding common stock as of the Closing after giving effect to redemptions.

3 Note to Draft: To be determined in consultation with an independent compensation consultant.

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(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

(f) [Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest in full earlier than the first anniversary of the applicable grant date. The foregoing restriction shall not apply to (i) Substitute Awards granted pursuant to Sections 4(d) or 4(e), (ii) Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares authorized for issuance under the Plan pursuant to Section 4(a), or (iii) the Administrator’s discretion to provide for accelerated vesting in connection with a Participant’s death, Disability, or a Change in Control. For the avoidance of doubt, nothing in this Section 4(f) shall limit the Administrator’s authority to grant Awards with time-based vesting schedules that vest in part prior to the first anniversary of the grant date, so long as such Awards do not vest in full prior to such date and the Shares underlying such Awards are not counted against the five percent (5%) exception set forth in clause (ii).]4

Section 5.	Equitable Adjustments.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

4 Note to Draft: Minimum one-year vesting requirement for Awards granted under the Plan, with carveout allowing up to 5% of the total share reserve to be used for awards not subject to the one-year vesting requirement (such as immediately vesting awards made in connection with director appointments, new hires, or special retention situations), under consideration.

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Section 6.	Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.	Options.

(a) General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is [●]5 Shares and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).

(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

5 Note to Draft: ISO share limit to be confirmed.

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(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.

(h) Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i) In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(i) In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iii) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(iv) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.

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(v) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8.	Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

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(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.

(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(h) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).

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Section 9.	Restricted Shares.

(a) General. Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c) Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.

(ii) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(iii) Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv) The rights of Participants granted Restricted Shares upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

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(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10.	Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

(e) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11.	Other Share-Based or Cash-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

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(b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12.	Change in Control.

Unless otherwise expressly provided in an Award Agreement, Awards shall not accelerate solely upon the occurrence of a Change in Control. However, if a Participant’s employment or service is terminated by the Company without Cause, or the Participant resigns for Good Reason (as defined in the applicable Award Agreement or other applicable agreement), in either case within twelve (12) months following a Change in Control, then such Award shall become fully vested (or, in the case of Performance-Based Awards, shall vest based on target or actual performance, as determined in good faith by the Administrator). If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.	Amendment and Termination.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.

(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

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(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15.	Deferrals of Payment.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16.	Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

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Section 17.	Certain Forfeitures.

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.

Section 18.	Dividends; Dividend Equivalents.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 19.	Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 20.	Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

Section 21.	No Right to Continued Employment or Service.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 22.	Effective Date.

The Plan will be effective [●] (the “Effective Date”), the date of Plan approval by the Company’s Board and stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.

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Section 23.	Code Section 409A.

The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.

Section 24.	Code Section 280G.

The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements, and arrangements of the Company, may constitute “parachute payments” that are subject to Sections 280G and 4999 of the Code. Such “parachute payments” will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater net after-tax amount than such Participant would receive absent a reduction.

Section 25.	Compliance with Laws.

(a) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

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(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.

Section 26.	Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Exchange Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 27.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 28.	Plan Document Controls.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

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Annex E

AMENDMENT TO LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of September 15, 2025, 2025, and shall be effective as of the Closing (defined below), by and among (i) Willow Lane Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“Company” or the “SPAC”), (ii) Willow Lane Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), (iii) BTIG, LLC (“BTIG”), (iv) Boost Run Inc., a Delaware corporation (“Pubco”), (v) Boost Run Holdings, LLC, a Delaware limited liability company (the “Target Company”), and (vi) the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team and who, along with the Sponsor and other transferees of the applicable Company securities, is referred to as an “Insider” pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Letter Agreement (as defined below) (and if such term is not defined in the Original Letter Agreement, then in the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, Company, the Sponsor and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of November 7, 2024 (the “Original Letter Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor and the undersigned Insiders agreed, among other matters, to (i) waive their redemption rights with respect to their Ordinary Shares that they may have in connection with the consummation of the proposed Business Combination, (ii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares (although they will be entitled to liquidating distributions from the trust account with respect to any Offering Shares), (iii) vote any Ordinary Shares owned by it, him or her in favor of any proposed Business Combination for which the Company seeks approval, and (iv) certain transfer restrictions with respect to the Founder Shares, Private Placement Warrants and Working Capital Warrants (and the Ordinary Shares underlying such Private Placement Warrants and Working Capital Warrants);

WHEREAS, on or about the date hereof, the Company, Pubco, the Target Company, Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) and Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”) entered into that certain Business Combination Agreement (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, the SPAC shall continue out of the Cayman Islands and into the State of Delaware so as to convert into and become a Delaware corporation pursuant to the Cayman Islands Companies Act (as Revised) (the “Act”) and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger”) and each issued and outstanding security of the SPAC immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent Pubco security; (b) Company Merger Sub will merge with and into the Target Company, with the Target Company continuing as the surviving entity (the “Company Merger” and together with the SPAC Merger, the “Mergers”) and each issued and outstanding security of the Target Company immediately prior to the effective time of the Company Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of shares of common stock of Pubco; and (c) as a result of the Mergers, the SPAC and the Target Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all in accordance with the applicable provisions of the DGCL and the Act;

E-1

WHEREAS, the parties hereto desire to amend the Original Letter Agreement (i) to add Pubco and the Target Company as parties to the Letter Agreement, (ii) to revise the terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including without limitation the issuance of shares of Pubco Common Stock and Pubco Warrants in exchange for the Company’s Ordinary Shares and Warrants, respectively, and (iii) to amend the terms of the lock-up set forth in Section 5 of the Original Agreement; and

WHEREAS, pursuant to Section 13 of the Original Letter Agreement, the Original Letter Agreement can be amended with the written consent of all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco and the Target Company as Parties to the Letter Agreement. The parties hereby agree to add Pubco and the Target Company as parties to the Letter Agreement. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the Company under the Letter Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to the Letter Agreement. The Parties hereby agree to the following amendments to the Letter Agreement:

(a) The defined terms in this Amendment, including without limitation in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement as if they were set forth therein.

(b) The parties hereby agree that (i) the terms “Offering Shares,” “Class A Ordinary Shares,” “Class B Ordinary Shares,” “Ordinary Shares,” and “Founder Shares”, as used in the Letter Agreement shall include without limitation any and all shares of Pubco Common Stock into which any such securities will convert in the Mergers, and (ii) the terms “Private Placement Warrants” and “Working Capital Warrants” shall include without limitation any and all Pubco Private Warrants into which such securities will convert in the Mergers. The parties further agree that from and after the Closing, any reference in the Letter Agreement to the terms “Private Placement Warrants” and “Working Capital Warrants” will instead refer to Pubco Private Warrants (and any warrants of Pubco or any successor entity issued in consideration of or in exchange for any of such warrants).

(c) Effective upon the Closing, Section 8(a) of the Original Letter Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to Transfer the shares of Pubco Common Stock issuable upon conversion of the Founder Shares held by it, him or her until the earlier of (i) six months after the completion of a Business Combination or, (ii) if, subsequent to a Business Combination, the closing price of the Pubco Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination or (iii) subsequent to a Business Combination, the date on which the Pubco consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property (each of (i), (ii) and (iii), as the case may be, the “Lock-up Period”); provided, however, that the Lock-Up Period shall not apply to 10% of the shares of Pubco Common Stock issued upon conversion of the Founder Shares pursuant to the Business Combination.”

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3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Letter Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Letter Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Letter Agreement, including without limitation Section 13 thereof.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

Sincerely,

WILLOW LANE SPONSOR, LLC By:

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Managing Member

WILLOW LANE ACQUISITION CORP.

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Chief Executive Officer

BOOST RUN INC.

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Chief Executive Officer

BOOST RUN HOLDINGS, LLC

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Manager

{Signature Page to Amendment to Letter Agreement}

E-4

/s/ Marjorie Hernandez
Name:	Marjorie Hernandez

/s/ Mauricio Orellana
Name:	Mauricio Orellana

/s/ George Peng
Name:	George Peng

/s/ Rayne Steinberg
Name:	Rayne Steinberg

/s/ Robert Stevens
Name:	Robert Stevens

/s/ B. Luke Weil
Name:	B. Luke Weil

Accepted and agreed:

BTIG, LLC

By:	/s/ Ed Kovary
Name:	Ed Kovary
Title:	Head of SPAC Capital Markets

{Signature Page to Amendment to Letter Agreement}

E-5

Annex F

September 15th, 2025

PRIVATE & CONFIDENTIAL

For the Board of Directors of Willow Lane Acquisition Corp. (NASDAQ: WLAC)

250 West 57th Street Suite 415 | New York, NY | 10107 | United States

Newbridge Securities Corporation (“Newbridge”) understands that Willow Lane Acquisition Corp. (NASDAQ: WLAC), a publicly traded Special Purpose Acquisition Company incorporated as a Cayman Islands exempted company (“WLAC”), is considering a business combination with Boost Run Holdings, LLC, a Delaware limited liability company (the “Company”).

Pursuant to the terms of that certain business combination agreement (the “Business Combination Agreement”), by and among (i) WLAC, (ii) Boost Run Inc., a Delaware corporation (“Pubco”), (iii) Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub,” and together with SPAC Merger Sub, the “Merger Subs”), (v) the Company, (vi) George Peng, solely in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) for WLAC shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of the Company’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Business Combination Agreement (the “SPAC Representative”), and (vii) Andrew Karos, solely in the capacity as the representative from and after the Effective Time for the Sellers as of immediately prior to the Effective Time (and their successors and assigns) in accordance with the terms and conditions of this Agreement (the “Seller Representative,” and together with WLAC, Pubco, Merger Subs, the Company and the SPAC Representative, the “Parties”), the Parties intend to effect a business combination transaction (together with other transactions contemplated under the Business Combination Agreement, the “Business Combination”) whereby (i) SPAC Merger Sub will merge with and into WLAC, with WLAC continuing as the surviving entity (the “SPAC Merger”) and as a result of which each issued and outstanding security of WLAC immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of WLAC shall receive substantially equivalent securities of Pubco and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger,” and together with the SPAC Merger, the “Mergers”), and as a result of which each issued and outstanding security of the Company immediately prior to the effective time of the Company Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of the Company shall receive shares of common stock of Pubco and (iii) as a result of which Mergers, WLAC and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The aggregate consideration to be paid to the Sellers shall consist of (i) an installment note in the initial principal amount of Eight Million Five Hundred Thousand U.S. Dollars ($8,500,000) (the “Note”), (ii) a number of newly issued shares of Pubco common stock equal to Four Hundred and Forty One Million and Five Hundred Thousand U.S. Dollars ($441,500,000) divided by Ten U.S. Dollars ($10.00) (the “Merger Consideration,” together with the Note, the “Total Pre-Money Merger Consideration”) plus (iii) the earnout shares payable in respect of the issued and outstanding membership interests of the Company.

The Board of Directors of WLAC has retained Newbridge to render an opinion (the “Opinion”) as to whether, on the date of September 15th, 2025, each of (i) the Total Pre-Money Merger Consideration to be paid by WLAC is fair, from a financial point of view, to WLAC and WLAC’s public shareholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of the assets held by WLAC in its trust account (the “Trust Account”) for the benefit of WLAC’s public shareholders (excluding income taxes payable and up to $100,000 of interest income earned on the Trust Account to pay dissolution expenses).

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We have not been requested to opine to, and our Opinion does not in any manner address, the underlying business decision of WLAC to enter into the Business Combination Agreement. Our Opinion does not address the relative merits of entering into the Business Combination Agreement as compared to any alternative business strategy that might exist for WLAC.

Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions (“M&As”), going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice.

Newbridge will receive a fee and reimbursement of its expenses for such services. In addition, WLAC has agreed to indemnify Newbridge for certain liabilities arising out of its engagement, including the rendering of this Opinion.

Newbridge has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Business Combination Agreement.

In the ordinary course of business, and subject to the terms of a non-disclosure agreement between Newbridge and WLAC, Newbridge, certain customer accounts held at Newbridge, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in WLAC.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

■	considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

■	reviewed documents related to the Business Combination, including a draft of the Business Combination Agreement materially the same as the final Business Combination Agreement;

■	reviewed WLAC’s publicly available last four fiscal quarterly reports of historical financial results (Q3-2024 – Q2-2025);

■	reviewed publicly available financial information of WLAC filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Form 10-K and Form 10-Qs, and certain reports on material events filed on Form 8-Ks between November 8, 2024 and September 12, 2025;

■	conducted discussions with WLAC’s management team to better understand WLAC’s recent business history and near-term acquisition strategy;

■	conducted discussions with the Company’s management team to better understand its business, recent business history, reviewed their corporate presentation, drivers of future growth, and near-term financials;

■	performed a Public Company Comparable analysis of companies similar to the Company that included variables such as companies trading on a U.S. stock exchange, and have businesses in the “AI Infrastructure” sector to attain H2-2026E Enterprise Value / Revenue multiples and H2-2026E Enterprise Value / EBITDA multiples;

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■	performed an analysis of comparable M&A transactions of similar companies to the Company that operate globally, and operate in the “HPC / Cloud Computing” sector, to derive certain implied historical Enterprise Value / Revenue multiples; and

■	performed a Private Market transactions analysis of similar companies to the Company that operate globally, operate in the “HPC / Cloud Computing” sector, and have received a minority investment, to derive certain implied historical Enterprise Value / Revenue multiples.

In forming our Opinion, we have had full access to, and full cooperation from, the management teams of both WLAC and the Company to ask questions and receive answers. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information.

With respect to certain financial information, including financial analyses and projections relating to the business and prospects of WLAC and the Company provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of management teams of WLAC and the Company as to the future financial performance of both companies without and subsequent to entering into the Business Combination Agreement.

This Opinion is solely for the use of the Board of Directors of WLAC, and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Newbridge, except that this Opinion may be reproduced in full in, and references to this Opinion and to Newbridge and its relationship with WLAC may be included in, filings made by WLAC, the Company and Pubco with the SEC, as well as any proxy statement or similar disclosure document delivered to the shareholders of WLAC and the Company.

We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation is necessarily based on some subjective interpretations of value. We understand that we are not obligated to review our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, on the date of September 15th, 2025, such Opinion, each of (i) the Total Pre-Money Merger Consideration to be paid by WLAC is fair, from a financial point of view, to WLAC and WLAC’s public shareholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of the assets held by WLAC in its Trust Account for the benefit of WLAC’s public shareholders (excluding income taxes payable and up to $100,000 of interest income earned on the Trust Account to pay dissolution expenses).

Sincerely,

Newbridge Securities Corporation

/s/ Chad D. Champion
Chad D. Champion
Senior Managing Director
Head of Equity Capital Markets & Investment Banking

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Willow Lane’s memorandum and articles of association (the “Willow Lane Memorandum and Articles”) provides that every director and officer (which for the avoidance of doubt, shall not include auditors of Willow Lane), together with every former director and former officer (each an “Indemnified Person”) shall to the fullest extent permitted by applicable law be indemnified out of the assets of Willow Lane against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to Willow Lane for any loss or damage incurred by Willow Lane as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such Indemnified Person. No person shall be found to have committed actual fraud, willful neglect or willful default under the Willow Lane Memorandum and Articles unless or until a court of competent jurisdiction shall have made a finding to that effect.

The Willow Lane Memorandum and Articles further provides that each Willow Lane shareholder specifically agrees to waive any claim or right of action such shareholder might have, whether individually or by, or in, the right of Willow Lane, against any director or officer in connection with new or competing merger bids or proposals which are proffered to the board at any time after the execution of a definitive agreement concerning a business combination provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to Willow Lane which may attach to such director or officer.

Willow Lane shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to Willow Lane if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to the Willow Lane Memorandum and Articles. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to Willow Lane (without interest) by the Indemnified Person.

The directors, on behalf of Willow Lane, may purchase and maintain insurance for the benefit of any director or other officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Willow Lane.

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Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1†#	Business Combination Agreement, as of September 15, 2025, by and among Willow Lane Acquisition Corp., Boost Run Inc., Benchmark Merger Sub I Inc., Benchmark Merger Sub II LLC, Andrew Karos as Seller Representative, George Peng as SPAC Representative, and Boost Run Holdings, LLC. (incorporated by reference to Exhibit 2.1 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025) (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).
2.2	Amendment to the Business Combination Agreement, dated January 13, 2026, by and among Willow Lane Acquisition Corp., Boost Run Inc., Benchmark Merger Sub I Inc., Benchmark Merger Sub II LLC, Andrew Karos as Seller Representative, George Peng as SPAC Representative, and Boost Run Holdings, LLC
3.1	Amended and Restated Memorandum and Articles of Association of Willow Lane (incorporated by reference to Exhibit 3.1 Willow Lane’s Registration Statement Form S-1 (File No. 333-282495), filed with the SEC on October 3, 2024).
3.2	Form of Amended and Restated Certificate of Incorporation of Pubco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B)
3.3	Form of Bylaws of Pubco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex C)
4.1	Specimen Class A Ordinary Share Certificate of Willow Lane (included as an exhibit to Exhibit 4.3) (incorporated by reference to Exhibit 4.1 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on November 12, 2024).
4.2**	Specimen Class A Common Stock Certificate of Pubco
4.3	Warrant Agreement, dated November 7, 2024, by and between the Company and Continental, as warrant agent. (incorporated by reference to Exhibit 4.1 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on November 12, 2024
5.1*	Opinion of Winston & Strawn LLP
8.1*	Form of Tax opinion of Ellenoff Grossman & Schole LLP.
10.1†	Form of Seller Support Agreement (incorporated by reference to Exhibit 10.1 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025).
10.2†	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025)
10.3	Amendment to Letter Agreement, dated as of September 15, 2025, by and among Willow Lane Acquisition Corp., Willow Lane Sponsor, LLC, BTIG, LLC, Boost Run Inc., Boost Run Holdings, LLC and the members of the board of directors or management team of Willow Lane Acquisition Corp. who are signatories thereto. (incorporated by reference to Exhibit 10.3 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025)
10.4†	Form of Non-Competition and Non-Competition Agreement by and among Willow Lane Acquisition Corp., Boost Run Inc., Boost Run Holdings, LLC and Andrew Karos. (incorporated by reference to Exhibit 10.4 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025)
10.5	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025)
10.6	Transfer Agreement, dated as of September 15, 2025, by and between Willow Lane Sponsor, LLC and Goodrich ILMJS LLC. (incorporated by reference to Exhibit 10.6 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025)
10.7†	Earnout Agreement, dated as of September 15, 2025, by and among Willow Lane Sponsor, LLC, Goodrich ILMJS LLC and Boost Run Inc. (incorporated by reference to Exhibit 10.7 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on September 19, 2025)
10.8	Amendment to the Underwriting Agreement, dated as of October 17, 2025, by and between Willow Lane Acquisition Corp. and BTIG, LLC (incorporated by reference to Exhibit 1.1 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on October 17, 2025)
10.9	Letter Agreement, dated as of January 13, 2026, by and among Willow Lane Acquisition Corp., Craig-Hallum Capital Group LLC and Roost Run Holdings, LLC (incorporated by reference to Exhibit 99.3 to Willow Lane’s Current Report on Form 8-K, filed with the SEC on January 13, 2026)
10.10	Joinder to the Amendment to Letter Agreement, dated as of January 13, 2026
10.11	Consulting Agreement, dated as of January 13, 2026, by and between Boost Run, Inc. and B. Luke Weil (incorporated by reference to Exhibit 99.2 Current Report on Form 8-K, filed with the SEC on January 13, 2026)
10.12

Amendment to the Earnout Agreement, dated as of January 13, 2026, by and among Willow Lane Sponsor, LLC, Goodrich ILMJS LLC and Boost Run Inc. (incorporated by reference to Exhibit 99.1 Current Report on Form 8-K, filed with the SEC on January 13, 2026)

10.13†††*	Master Services Agreement, dated as of August 2, 2024, by and between Boost Run LLC and RunPod Inc.
10.14†††*	Master Services Agreement, dated as of July 24, 2024, by and between Boost Run LLC and Shadeform, Inc.
10.15†††*	Master Services Agreement, dated as of March 5, 2025, by and between Boost Run LLC and Manifold Labs, Inc.
21.1*	List of Subsidiaries of Pubco Post-Business Combination.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Elliott Davis, PLLC, independent registered public accounting firm of Boost Run Holdings, LLC and Boost Run Inc.
23.3*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).
23.5*	Consent of Newbridge Securities Corporation.
24.1*	Powers of Attorney (included as part of signature pages hereto).
99.1*	Consent of B. Luke Weil to be Named as a Director.
99.2*	Consent of Harry Georgakopoulos to be Named as a Director.
99.3*	Consent of Rayne Steinberg to be Named as a Director.
99.4*	Consent of Ryan Burke to be Named as a Director.
99.5*	Consent of Sean Goodrich to be Named as a Director.
99.6**	Consent of Jeffrey Kleinops to be Named as a Director.
99.7**	Form of Proxy Card for Extraordinary General Meeting of Willow Lane Shareholders.
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing fee table.

*	Previously filed.
**	Filed herein.
†	Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.
††	Pursuant to Regulation S-K Item 601(b)(10)(iv), certain information contained in this Exhibit has been redacted as indicated therein. The Registrant has furnished, supplementally, an unredacted copy of the exhibit to the SEC upon its request.
#	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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Item 22. Undertakings.

The undersigned registrant hereby undertakes as follows:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on the 11th day of March, 2026.

Boost Run Inc.

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Sole Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated.

Signature	Title	Date

/s/ Andrew Karos	Director — Sole Director of Registrant	March 11, 2026
Andrew Karos	(Principal Executive Officer)

/s/ Erik Gukel	Chief Financial Officer	March 11, 2026
Erik Guckel	(Principal Financial and Accounting Officer)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois on the 11th day of March, 2026.

Boost Run Holdings, LLC

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Managing Member

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated.

Signature	Title	Date

/s/ Andrew Karos	Managing Member	March 11, 2026
Andrew Karos	(Principal Executive Officer)

/s/ Erik Gukel	Chief Financial Officer	March 11, 2026
Erik Guckel	(Principal Financial and Accounting Officer)

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